FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-172143-03

The information in this Free Writing Prospectus is not complete and may be amended prior to the time of sale.  This Free Writing Prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities in any jurisdiction where that offer, solicitation or sale is not permitted.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, DATED FEBRUARY 28, 2012,
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov.  Alternatively, the depositor, Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing prospectus.cpdg@db.com.

$829,492,000 (Approximate)
COMM 2012-LC4
Commercial Mortgage Pass-Through Certificates

 German American Capital Corporation
Ladder Capital Finance LLC
Guggenheim Life and Annuity Company
Sponsors and Mortgage Loan Sellers

Deutsche Mortgage & Asset Receiving Corporation
Depositor
COMM 2012-LC4 Mortgage Trust
Issuing Entity

The COMM 2012-LC4 Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in the issuing entity, COMM 2012-LC4 Mortgage Trust.  The issuing entity’s assets will primarily be 43 fixed-rate mortgage loans, secured by first liens on 67 commercial, multifamily and manufactured housing community properties.  The COMM 2012-LC4 Commercial Mortgage Pass-Through Certificates will represent interests in the issuing entity only and will not represent the obligations of Deutsche Bank AG, Deutsche Mortgage & Asset Receiving Corporation, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

Each class of certificates offered hereby will receive distributions of interest, principal or both on the fourth business day following the sixth day of each month or the following business day, commencing in April 2012.  Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described in this free writing prospectus under “Description of the Offered Certificates—Subordination.”

Certain characteristics of the certificates offered by this free writing prospectus include:
Class	Initial Certificate Balance or Notional Balance(1)	Approximate Initial Pass-Through Rate	Assumed Final Distribution Date(2)	Rated Final Distribution Date(2)	Anticipated Ratings (Fitch/Moody’s)(3)
Class A-1	$48,958,000	(4)	July 2016	December 2044	AAA(sf)/Aaa(sf)
Class A-2	$77,841,000	(4)	March 2017	December 2044	AAA(sf)/Aaa(sf)
Class A-3	$115,586,000	(4)	July 2021	December 2044	AAA(sf)/Aaa(sf)
Class A-4	$416,502,000	(4)	January 2022	December 2044	AAA(sf)/Aaa(sf)
Class A-M	$92,950,000	(4)	February 2022	December 2044	AAA(sf)/Aaa(sf)
Class B	$44,711,000	(4)	February 2022	December 2044	AA(sf)/Aa2(sf)
Class C	$32,944,000	(4)	February 2022	December 2044	A(sf)/A2(sf)

(Footnotes to table to begin on page xii)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this free writing prospectus or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Investing in the certificates offered in this free writing prospectus involves risks.  See “Risk Factors” beginning on page 33 of this free writing prospectus and page 11 of the prospectus.

With respect to this offering, Deutsche Bank Securities Inc. is acting as the sole bookrunner and lead manager with respect to each class of offered certificates.  Ladder Capital Securities LLC, Guggenheim Securities, LLC, Morgan Stanley & Co. LLC and RBS Securities Inc. are acting as co-managers.  The underwriters will offer the certificates offered by this free writing prospectus, in the amounts to be set forth in the final prospectus supplement, to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Deutsche Bank Securities Inc., Ladder Capital Securities LLC, Guggenheim Securities, LLC, Morgan Stanley & Co. LLC and RBS Securities Inc. are required to purchase the certificates offered by this free writing prospectus (in the amounts to be set forth under “Method of Distribution” in the final prospectus supplement) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions.  The underwriters expect to deliver the certificates offered in this free writing prospectus to purchasers on or about March 20, 2012.

Deutsche Bank Securities
Sole Bookrunner and Lead Manager

Ladder Capital Securities	Guggenheim Securities

Morgan Stanley	RBS

Co-Managers

March   , 2012

COMM 2012-LC4

Commercial Mortgage Pass-Through Certificates, Series COMM 2012-LC4
Geographic Overview of Mortgage Pool

Alaska
2 properties
$21,952,088
2.3% of total
Oregon
2 properties
$22,859,995
2.4% of total
California
6 properties
$125,262,187
13.3% of total
Arizona
1 property
$15,454,232
1.6% of total
Illinois
2 properties
$18,373,880
2.0% of total
Indiana
7 properties
$57,249,147
6.1% of total
Michigan
3 properties
$6,800,000
0.7% of total
Pennsylvania
3 properties
$74,947,427
8.0% of total
Ohio
3 properties
$18,558,674
2.0% of total
Massachusetts
2 properties
$110,779,556
11.8% of total
New York
4 properties
$105,145,654
11.2% of total
Virginia
1 property
$7,619,234
0.8% of total
North Carolina
2 properties
$65,783,085
7.0% of total
Georgia
1 property
$54,888,798
5.8% of total
Texas
17 properties
$106,226,989
11.3% of total
Louisiana
2 properties
$14,617,799
1.6% of total
Florida
5 properties
$56,999,272
6.1% of total
Puerto Rico
4 properties
$57,750,000
6.1% of total
>0.0% – 2.0% of Outstanding Initial Pool Balance
2.1% – 5.0% of Outstanding Initial Pool Balance
5.1% – 10.0% of Outstanding Initial Pool Balance
10.1% – 13.3% of Outstanding Initial Pool Balance

Mortgaged Properties by Property Type
Mixed Use 3.7%
Industrial 2.3%
Hospitality 5.3%
Other 1.4%
Manufactured Housing Community 7.8%
Retail 52.8%
Multifamily 11.6%
Office 15.2%

EXECUTIVE SUMMARY	xii	Some Mortgaged Properties May Not
SUMMARY	1	Be Readily Convertible to
RISK FACTORS	33	Alternative Uses	41
General Risks	33	Limitations of Appraisals	41
The Offered Certificates May Not		Property Value May Be Adversely
Be a Suitable Investment for		Affected Even When Current
You	33	Operating Income Is Not	42
Risks Related to Market Conditions	33	Risks Related to Tenants	42
The Credit Crisis and Downturn in		Tenant Concentration Entails Risk	42
the Real Estate Market Have		Mortgaged Properties Leased to
Adversely Affected the Value of		Multiple Tenants Also Have
Commercial Mortgage-Backed		Risks	43
Securities	33	Mortgaged Properties Leased to
The Volatile Economy and Credit		Borrowers or Borrower Affiliated
Crisis May Increase Loan		Entities Also Have Risks	43
Defaults and Affect the Value		Certain Additional Risks Related to
and Liquidity of Your		Tenants	44
Investment	34	Tenant Bankruptcy Entails Risks	46
Heightened Underwriting Standards		Risks Related to Mortgage Loan
May Contribute to Losses on		Concentration	46
Commercial Loans	34	Risks Related to Borrower
Global Market Disruptions and		Concentration	47
Recent U.S. Legislation May		Risks Relating to Property Type
Adversely Affect the Availability		Concentration	47
of Credit for Commercial Real		Geographic Concentration Exposes
Estate	35	Investors to Greater Risk of Default
General Conditions in the		and Loss	47
Commercial Real Estate		Certain Mortgage Loans Were Not
Mortgage Markets May		Specifically Originated for
Adversely Affect the		Securitization	49
Performance of the Offered		Seasoned Mortgage Loans Present
Certificates	36	Additional Risks of Repayment	50
RISKS RELATED TO THE MORTGAGE		Retail Properties Have Special Risks	50
LOANS	37	The Presence or Absence of an
Mortgage Loans Are Nonrecourse and		“Anchor Tenant” May Adversely
Are Not Insured or Guaranteed	37	Affect the Economic
The Offered Certificates Are Limited		Performance of a Retail
Obligations and Payments Will Be		Property	50
Primarily Derived from the Mortgage		Current Levels of Property Income
Loans	37	May Not Be Maintained Due to
Commercial Lending Is Dependent upon		Varying Tenant Occupancy	52
Net Operating Income	38	Competition May Adversely Affect
Mortgage Loans Have Not Been		the Performance of the
Reunderwritten Since Origination	40	Mortgaged Property	52
The Prospective Performance of the		Certain Risks of Restaurant
Commercial and Multifamily		Tenants	53
Mortgage Loans Included in the		Certain Risks of Health Club or
Issuing Entity Should Be Evaluated		Exercise Studio Space Tenants	53
Separately from the Performance of		Certain Risks of Movie Theater
the Mortgage Loans in Any of the		Tenants	54
Depositor’s Other Trusts	40	Office Properties Have Special Risks	54
		Multifamily Properties Have Special
		Risks	55

State Regulations and Government		Maturity Date or Anticipated
Subsidies May Affect a		Repayment Date	69
Borrower’s Ability To Repay a		Risks Relating to Borrower Organization
Multifamily Mortgage Loan	56	or Structure	70
Manufactured Housing Community		Delaware Statutory Trusts May Hinder
Properties Have Special Risks	57	Recovery	71
Hospitality Properties Have Special		Risks Related to Additional Debt	71
Risks	57	Bankruptcy Proceedings Entail Certain
The Seasonality of Business May		Risks	72
Create Shortfalls in Hospitality		Risks Related to Loan Sponsor
Revenue	58	Guaranties	73
The Inability to Maintain a Liquor		Lack of Skillful Property Management
License May Adversely Impact		Entail Risks	74
Hospitality Revenue	58	Risks of Inspections Relating to
The Performance of a Hospitality		Property	74
Property Depends in Part on		World Events and Natural (or Other)
the Performance of Its		Disasters Could Have an Adverse
Management Company	59	Impact on the Mortgaged Properties
Industrial Properties Have Special Risks	60	and Could Reduce the Cash Flow
Risks Related to Loans Secured by		Available To Make Payments on the
Mortgaged Properties Located in		Certificates	74
Puerto Rico	60	Inadequate Property Insurance
Risks of Co-Tenancy and Other Early		Coverage Could Have an Adverse
Termination Provisions in Retail and		Impact on the Mortgaged Properties	75
Office Leases	61	Certain Risks Are Not Covered
Condominium Properties Have Special		under Standard Insurance
Risks	63	Policies	75
Risks Related to Construction,		Standard Insurance May Be
Development, Redevelopment,		Inadequate Even for Types of
Renovation and Repairs at		Losses That Are Insured
Mortgaged Properties	64	Against	76
Options and Other Purchase Rights May		There Is No Assurance That
Affect Value or Hinder Recovery		Required Insurance Will Be
with Respect to the Mortgaged		Maintained	76
Properties	65	Risks Associated with Blanket Insurance
The Sellers of the Mortgage Loans Are		Policies or Self-Insurance	77
Subject to Bankruptcy or Insolvency		Availability of Terrorism Insurance	77
Laws That May Affect the Issuing		Certain Mortgage Loans Limit the
Entity’s Ownership of the Mortgage		Borrower’s Obligation to Obtain
Loans	65	Terrorism Insurance	78
Environmental Issues at the Mortgaged		There Is No Assurance That
Properties May Adversely Affect		Required Terrorism Insurance
Payments on Your Certificates	66	Will Be Maintained	79
Certain Environmental Laws May		Appraisals and Market Studies Have
Negatively Impact a Borrower’s		Certain Limitations	79
Ability to Repay a Mortgage		Increases in Real Estate Taxes Due to
Loan	66	Termination of a PILOT Program or
A Borrower May Be Required to		Other Tax Abatement Arrangements
Take Remedial Steps with		May Reduce Payments to
Respect to Environmental		Certificateholders	79
Hazards at a Property	67	Risks Related to Enforceability	80
Potential Issuing Entity Liability Related		Risks Related to Enforceability of
to a Materially Adverse		Prepayment Premiums, Yield
Environmental Condition	67	Maintenance Charges and
Borrower May Be Unable To Repay the		Defeasance Provisions	80
Remaining Principal Balance on the

The Master Servicer or the Special		RISKS RELATED TO THE OFFERED
Servicer May Experience Difficulty		CERTIFICATES	96
in Collecting Rents upon the Default		Legal and Regulatory Provisions
and/or Bankruptcy of a Borrower	80	Affecting Investors Could Adversely
Risks Related to Mortgage Loans		Affect the Liquidity of the Offered
Secured by Multiple Properties	81	Certificates	96
State Law Limitations Entail Certain		Risks Related to Prepayments and
Risks	82	Repurchases of Mortgage Loans	97
Leased Fee Properties Entail Risks that		Limited Obligations	99
May Adversely Affect Payments on		Yield Considerations	99
Your Certificates	82	Optional Early Termination of the
Mortgage Loans Secured by Leasehold		Issuing Entity May Result in an
Interests May Expose Investors to		Adverse Impact on Your Yield or
Greater Risks of Default and Loss	83	May Result in a Loss	100
Potential Absence of Attornment		A Mortgage Loan Seller May Not Be
Provisions Entails Risks	86	Able to Make a Required
Risks Related to Zoning Laws	86	Repurchase or Substitution of a
Risks Related to Litigation and		Defective Mortgage Loan	100
Condemnation	87	Any Loss of Value Payment Made by a
Prior Bankruptcies, Defaults or Other		Mortgage Loan Seller May Prove to
Proceedings May Be Relevant to		Be Insufficient to Cover All Losses
Future Performance	88	on a Defective Mortgage Loan	100
Risks Relating to Costs of Compliance		Risks Related to Borrower Default	101
with Applicable Laws and		Risks Related to Modification of
Regulations	88	Mortgage Loans with Balloon
RISKS RELATED TO CONFLICTS OF		Payments	101
INTEREST	89	Risks Related to Certain Payments	102
Potential Conflicts of Interest of the		Risks of Limited Liquidity and Market
Master Servicer and the Special		Value	102
Servicer	89	The Limited Nature of Ongoing
Special Servicer May Be Directed to		Information May Make It Difficult for
Take Actions	89	You To Resell Your Certificates	102
Potential Conflicts of Interest of the		Risks Related to Factors Unrelated to
Operating Advisor	90	the Performance of the Certificates
Potential Conflicts of Interest of the		and the Mortgage Loans, Such as
Underwriters and Their Affiliates	91	Fluctuations in Interest Rates and
Potential Conflicts of Interest in the		the Supply and Demand of CMBS
Selection of the Underlying		Generally	103
Mortgage Loans	92	Credit Support May Not Cover All Types
Related Parties May Acquire Certificates		of Losses	103
or Experience Other Conflicts	93	Disproportionate Benefits May Be Given
Related Parties’ Ownership of		to Certain Classes	103
Certificates May Impact the		The Amount of Credit Support Will Be
Servicing of the Mortgage		Limited	104
Loans and Affect Payments		REMIC Status	104
under the Certificates	93	State and Local Tax Considerations	104
Conflicts of Interest May Arise in		Certain Federal Tax Consideration
the Ordinary Course of the		Regarding Original Issue Discount	105
Servicers’ Businesses in		Tax Considerations Related to
Servicing the Mortgage Loans	93	Foreclosure	105
Conflicts of Interest May Arise Due		Changes in REMIC Restrictions on Loan
to the Activities of the Sponsors	94	Modifications May Impact an
Conflicts Between Property Managers		Investment in the Certificates	105
and the Borrowers	95	Risk of Limited Assets	106
Other Potential Conflicts of Interest	95

v

Risks Relating to Lack of		Security for the Mortgage Loans	150
Certificateholder Control over the		Significant Mortgage Loans and
Issuing Entity	106	Significant Obligors	150
Different Timing of Mortgage Loan		Certain Underwriting Matters	152
Amortization Poses Certain Risks	106	Split Loan Structures	157
Ratings of the Offered Certificates	107	The Pooled Component and the
THE SPONSORS, MORTGAGE LOAN		Non-Pooled Component of the
SELLERS AND ORIGINATORS	109	Hartman Portfolio Mortgage
German American Capital Corporation	109	Loan	157
General	109	Additional Mortgage Loan Information	162
GACC’s Securitization Program	109	Certain Terms and Conditions of the
Review of GACC Mortgage Loans	110	Mortgage Loans	167
GACC’s Underwriting Standards	112	Changes in Mortgage Pool
Compliance with Rule 15Ga-1		Characteristics	181
under the Exchange Act	115	DESCRIPTION OF THE OFFERED
Ladder Capital Finance LLC	116	CERTIFICATES	182
General	116	General	182
Ladder Capital Group’s		Distributions	183
Securitization Program	116	Fees and Expenses	189
Review of LCF Mortgage Loans	117	Distribution of Excess Interest	196
Ladder Capital Group’s		Prepayment Premiums and Yield
Underwriting Guidelines and		Maintenance Charges	196
Processes	119	Application Priority of Mortgage
Compliance with Rule 15Ga-1		Loan Collections	197
under the Exchange Act	124	Assumed Final Distribution Date;
Guggenheim Life and Annuity Company	124	Rated Final Distribution Date	199
General	124	Realized Losses	200
GLAC’s Loan Origination and		Prepayment Interest Shortfalls	201
Acquisition History	124	Subordination	202
Review of GLAC Mortgage Loans	125	Appraisal Reductions	203
GLAC’s Underwriting Standards	127	Delivery, Form and Denomination	206
Compliance with Rule 15Ga-1		Book-Entry Registration	207
under the Exchange Act	132	Definitive Certificates	209
THE DEPOSITOR	132	Certificateholder Communication	210
THE ISSUING ENTITY	132	Access to Certificateholders’
THE SERVICERS	134	Names and Addresses	210
Generally	134	Special Notices	210
The Master Servicer	134	Retention of Certain Certificates by
The Special Servicer	137	Affiliates of Transaction Parties	210
Replacement of the Special Servicer	139	YIELD AND MATURITY
THE TRUSTEE	141	CONSIDERATIONS	210
Certain Matters Regarding the Trustee	142	Yield Considerations	210
Resignation and Removal of the Trustee	143	Weighted Average Life	213
THE CERTIFICATE ADMINISTRATOR		Certain Price/Yield Tables	215
AND CUSTODIAN	144	THE POOLING AND SERVICING
Trustee and Certificate Administrator		AGREEMENT	216
Fee	146	General	216
PAYING AGENT, CERTIFICATE		Servicing of the Mortgage Loans;
REGISTRAR, CUSTODIAN AND		Collection of Payments	216
AUTHENTICATING AGENT	146	The Directing Holder	218
THE OPERATING ADVISOR	147	Limitation on Liability of Directing Holder	222
CERTAIN RELATIONSHIPS AND		The Operating Advisor	223
RELATED TRANSACTIONS	147	General	223
DESCRIPTION OF THE MORTGAGE		Role of Operating Advisor When No
POOL	148	Control Termination Event Has
General	148	Occurred and Is Continuing	223

Role of Operating Advisor Only		Taxation of Offered Certificates		271
While a Control Termination		Further Information; Taxation of Foreign
Event Has Occurred and Is		Investors		273
Continuing	223	CERTAIN STATE AND LOCAL TAX
Annual Report	225	CONSIDERATIONS		273
Replacement of the Special		ERISA CONSIDERATIONS		273
Servicer	226	LEGAL INVESTMENT		275
Operating Advisor Termination		LEGAL MATTERS		276
Events	226	RATINGS		276
Rights upon Operating Advisor		LEGAL ASPECTS OF MORTGAGE
Termination Event	227	LOANS IN CALIFORNIA,
Termination of the Operating		MASSACHUSETTS, TEXAS, NEW
Advisor Without Cause	227	YORK AND PUERTO RICO		277
Operating Advisor Compensation	228	INDEX OF DEFINED TERMS		281
Advances	228
Accounts	232	ANNEX A-1 –	CERTAIN
Enforcement of “Due-On-Sale” and			CHARACTERISTICS
“Due-On-Encumbrance” Clauses	234		OF THE MORTGAGE
Inspections	235		LOANS	A-1-1
Insurance Policies	235	ANNEX A-2 –	CERTAIN POOL
Assignment of the Mortgage Loans	237		CHARACTERISTICS
Representations and Warranties;			OF THE MORTGAGE
Repurchase; Substitution	238		LOANS AND
Certain Matters Regarding the			MORTGAGED
Depositor, the Master Servicer, the			PROPERTIES	A-2-1
Special Servicer and the Operating		ANNEX B –	DESCRIPTION OF THE
Advisor	240		TOP 20 MORTGAGE
Events of Default	242		LOANS OR GROUPS
Rights upon Event of Default	243		OF CROSS-
Waivers of Events of Default	245		COLLATERALIZED
Amendment	245		MORTGAGE LOANS	B-1
No Downgrade Confirmation	246	ANNEX C –	GLOBAL CLEARANCE,
Evidence of Compliance	248		SETTLEMENT AND
Voting Rights	248		TAX DOCUMENTATION
Realization Upon Mortgage Loans	248		PROCEDURES	C-1
Sale of Defaulted Mortgage Loans and		ANNEX D –	DECREMENT TABLES	D 1
REO Properties	250	ANNEX E –	PRICE/YIELD TABLES	E 1
Modifications	251	ANNEX F–	MORTGAGE LOAN
Optional Termination	253		SELLER
Servicing Compensation and Payment			REPRESENTATIONS
of Expenses	254		AND WARRANTIES	F-1
Special Servicing	255	ANNEX G –	EXCEPTIONS TO
Master Servicer and Special			MORTGAGE LOAN
Servicer Permitted To Buy			SELLER
Certificates	261		REPRESENTATIONS
Reports to Certificateholders; Available			AND WARRANTIES	G-1
Information	261
Certificate Administrator Reports	261
Information Available Electronically	264
Other Information	268
Master Servicer’s Reports	269
Exchange Act Filings	270
CERTAIN FEDERAL INCOME TAX
CONSEQUENCES	270
General	270
Tax Status of Offered Certificates	271

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN FREE WRITING PROSPECTUS

Information about the certificates offered in this free writing prospectus is contained in two separate documents that progressively provide more detail:  (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates.  The Annexes to this free writing prospectus are incorporated into and are a part of this free writing prospectus.  References in the accompanying prospectus to the prospectus supplement for the offered certificates should be interpreted to mean this free writing prospectus, except when used under the heading “Method of Distribution” in the accompanying prospectus.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates.  However, this free writing prospectus does not contain all of the information contained in our registration statement, nor does it contain all information that is required to be included in a prospectus required to be filed as part of a registration statement.  For further information regarding the documents referred to in this free writing prospectus, you should refer to our registration statement and the exhibits to it.  Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission (the “SEC”) at its public reference room, 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Copies of these materials can also be obtained electronically through the SEC’s internet website (http://www.sec.gov).

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.  Because the offered certificates are being offered on a “when, as and if issued” basis, any such contract will terminate, by its terms, without any further obligation between us, if the offered certificates themselves, or the particular class to which the contract relates, are not issued.  Because the offered certificates are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date.  If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation between us (the “Automatic Termination”).  If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class.  To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any conflicting information contained in any prior similar materials relating to the offered certificates.  The information in this free writing prospectus may be amended or supplemented prior to the time of your contractual commitment to purchase any of the offered certificates.  This free writing prospectus is being delivered to you solely to provide you with information about the offered certificates and to solicit an offer to purchase the offered certificates, when, as and if issued.  Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the offered certificates, until the underwriters have accepted your offer to purchase those certificates.  Any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the offered certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of the offered certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the offered certificates will first be made.  You are advised that offered certificates may not be issued that have the characteristics described in these materials.  An underwriter’s obligation to sell the offered certificates to you is conditioned on the mortgage loans and offered certificates having the characteristics described in these materials.  If for any reason the depositor does not deliver the offered certificates, the underwriter will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the offered certificates which you have committed to purchase, and none of the depositor nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

You should rely only on the information contained in this free writing prospectus and the accompanying prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus.  The information in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this free writing prospectus and the accompanying prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the accompanying prospectus to assist you in understanding the terms of the offered certificates.  The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page 281 in this free writing prospectus.

In this free writing prospectus:

●	the terms “Depositor,” “we,” “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation.

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, subsequent to the issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this free writing prospectus.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE INITIAL DIRECTING HOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—RISKS OF LIMITED LIQUIDITY AND MARKET VALUE” IN THIS FREE WRITING PROSPECTUS.

FORWARD-LOOKING STATEMENTS

This free writing prospectus and the accompanying prospectus contain certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties, which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

The issuing entity described in this free writing prospectus may constitute a “collective investment scheme” as defined by Section 235 of the Financial Services and Markets Act 2000 (the “FSMA”) that is not a “recognised collective investment scheme” for the purposes of the FSMA and that has not been authorized or otherwise approved.  As an unregulated scheme, the certificates cannot be marketed in the United Kingdom to the general public, except in accordance with the FSMA.

The distribution of this free writing prospectus (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments and qualify as investment professionals in accordance with Article 19(5) of the FSMA (Financial Promotion) Order 2001 (the “Financial Promotion Order”), or (iii) are persons falling within Article 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order 2001 (all such persons together being referred to as “FPO Persons”); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes and qualify as investment professionals in accordance with Article 14(3) of the FSMA (Promotion of Collective Investment Schemes)(Exemptions) Order 2001 (the “Promotion of Collective Investment Schemes Exemptions Order”), or (iii) are persons falling within Article 22(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Promotion of Collective Investment Schemes Exemptions Order (all such persons together being referred to as “PCIS Persons” and, together with the FPO Persons, the “Relevant Persons”).  This free writing prospectus must not be acted on or relied on by persons who are not Relevant Persons.  Any investment or investment activity to which this free writing prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.  Any persons other than Relevant Persons should not rely on this free writing prospectus.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES (AS DEFINED HEREIN) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES.  ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH

x

ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE ISSUING ENTITY, THE DEPOSITOR AND THE UNDERWRITERS HAS AUTHORISED, NOR DOES ANY OF THEM AUTHORISE, THE MAKING OF ANY OFFER OF CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THE DISCUSSION IN THIS SECTION ENTITLED “EUROPEAN ECONOMIC AREA”, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

In relation to each Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State other than:

(a)         to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b)         to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriters nominated by the depositor for any such offer; or

(c)         in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided no such offer of certificates referred to in (a) to (c) above shall require the issuing entity, the depositor or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

EXECUTIVE SUMMARY

This Executive Summary does not include all of the information you need to consider in making your investment decision.  You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this free writing prospectus relating to the certificates offered by this free writing supplement and the underlying mortgage loans.

CERTIFICATES

Class	Initial Certificate Balance or Notional Balance(1)	Approximate Initial Credit Support(5)	Description of Pass- Through Rate	Assumed Final Distribution Date(2)	Approximate Initial Pass-Through Rate	Weighted Average Life (Yrs.)(6)	Principal Window (Mos.)(6)	Anticipated Ratings (Fitch/ Moody’s)(3)
Offered Certificates
A-1	$48,958,000	30.000%(7)	(4)	July 2016%		2.29	1-52	AAA(sf)/Aaa(sf)
A-2	$77,841,000	30.000%(7)	(4)	March 2017%		4.64	52-60	AAA(sf)/Aaa(sf)
A-3	$115,586,000	30.000%(7)	(4)	July 2021%		6.86	60-112	AAA(sf)/Aaa(sf)
A-4	$416,502,000	30.000%(7)	(4)	January 2022%		9.60	112-118	AAA(sf)/Aaa(sf)
A-M	$92,950,000	20.125%	(4)	February 2022%		9.82	118-119	AAA(sf)/Aaa(sf)
B	$44,711,000	15.375%	(4)	February 2022%		9.89	119-119	AA(sf)/Aa2(sf)
C	$32,944,000	11.875%	(4)	February 2022%		9.89	119-119	A(sf)/A2(sf)
Non-Offered Certificates(8)
X-A(9)	$751,837,000	N/A	Variable(9)	N/A	%	N/A	N/A	AAA(sf)/Aaa(sf)
X-B(9)	$189,431,016	N/A	Variable(9)	N/A	%	N/A	N/A	NR/NR
D	$52,946,000	6.250%	(4)	March 2022%		9.96	119-120	BBB-(sf)/Baa3(sf)
E	$15,296,000	4.625%	(4)	March 2022%		9.97	120-120	BB(sf)/Ba2(sf)
F	$11,766,000	3.375%	(4)	March 2022%		9.97	120-120	B(sf)/B2(sf)
G	$31,768,016	0.000%	(4)	March 2022%		9.97	120-120	NR/NR
HP(10)	$10,000,000	N/A	(11)	October 2018%		6.26	1-79	NR/NR
V(12)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NR/NR
R(13)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NR/NR
LR(13)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NR/NR

(1)	Approximate; subject to a variance of plus or minus 5.0%.

(2)
The assumed final distribution date with respect to any class of certificates is the distribution date on which the final distribution would occur for that class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date or anticipated repayment date, as applicable, and otherwise based on modeling assumptions described in this free writing prospectus.  The actual performance and experience of the mortgage loans will likely differ from such assumptions.  The rated final distribution date for each class of certificates offered by this free writing prospectus is the distribution date in December 2044.  See “Yield and Maturity Considerations” and “Ratings” in this free writing prospectus.

(3)
It is a condition to issuance of the certificates that the certificates receive the ratings set forth above.  Ratings shown are those of Fitch, Inc. and Moody’s Investors Service, Inc.  Certain nationally recognized statistical rating organizations, as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the certificates.  There can be no assurance as to what ratings a nationally recognized statistical rating organization other than Fitch, Inc. and Moody’s Investors Service, Inc. would assign or that its report will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” and “Ratings” in this free writing prospectus.  The rating agencies have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to www.fitchratings.com and www.moodys.com.  We and the underwriters have not verified, do not adopt, and accept no responsibility for any statements made by those ratings agencies on their websites.

(4)
For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates will equal one of (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in the case of the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Hartman Portfolio, taking into account the interest rate and principal balance of the pooled component only) (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii), less a specified rate.

(5)
The credit support for each class of certificates presented in the table does not include the non-pooled component of the mortgage loan (referenced in this free writing prospectus as the Hartman Portfolio mortgage loan) secured by the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Hartman Portfolio.

(6)
The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates is based on (i) modeling assumptions and prepayment assumptions described in this free writing prospectus, (ii) assumptions that there are no prepayments or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and that mortgage loans with anticipated repayment dates are repaid on their respective anticipated repayment dates.

(7)	Represents the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 certificates, in the aggregate.

(8)	None of the classes of certificates set forth below in this table are offered by this free writing prospectus.

(9)
The Class  X-A and Class X-B certificates will not have certificate balances.  Neither the Class X-A nor Class X-B certificates are entitled to distributions and principal.  The Class  X-A and Class X-B certificates will accrue interest on their related notional balance and at the related pass-through rate as described in this free writing prospectus under “Description of the Offered Certificates—General” and “—Distributions.”

(10)	The Class HP certificates will only receive distributions from, and will only incur losses with respect to, the non-pooled component of the Hartman Portfolio mortgage loan.

(11)	For any distribution date, the pass-through rate on the Class HP certificates will be the net mortgage rate of the non-pooled component of the Hartman Portfolio mortgage loan.

(12)
The Class V certificates will not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating.  The Class V certificates represent undivided interests in the excess interest, as further described in this free writing prospectus.  The Class V certificates will not be entitled to distributions in respect of interest other than excess interest.

(13)
The Class R and Class LR certificates will each not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating.  The Class R and Class LR certificates represent the residual interests in each Trust REMIC, as further described in this free writing prospectus.  The Class R and Class LR certificates will not be entitled to distributions of principal or interest.

The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date.  All weighted averages set forth below are based on the principal balances of the mortgage loans as of such date.

The Mortgage Pool(1)

Outstanding Pool Balance as of the Cut-off Date(2)	$941,268,017
Number of Mortgage Loans	43
Number of Mortgaged Properties	67
Average Cut-off Date Mortgage Loan Balance	$21,889,954
Weighted Average Mortgage Rate	5.810%
Weighted Average Cut-off Date Remaining Term to Maturity (in months) (3)	110
Weighted Average Cut-off Date Debt Service Coverage Ratio	1.78x
Weighted Average Cut-off Date Loan-to-Value Ratio	59.2%
Cut-off Date U/W NOI Debt Yield	12.8%

(1)
Statistical information in this table does not include the non-pooled component of the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Hartman Portfolio.

(2)	Subject to a permitted variance of plus or minus 5.0%.

(3)	Calculated with respect to an anticipated repayment date for 1 mortgage loan, representing 1.6% of the outstanding pool balance as of the cut-off date.

SUMMARY

This summary highlights selected information from this free writing prospectus and does not include all of the relevant information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this free writing prospectus and in the accompanying prospectus.

Title of Certificates	COMM 2012-LC4 Commercial Mortgage Pass-Through Certificates.

RELEVANT PARTIES AND DATES

Issuing Entity
The issuing entity is COMM 2012-LC4 Mortgage Trust, a common law trust fund to be formed on the closing date under the laws of the State of New York pursuant to a pooling and servicing agreement by and among the depositor, the trustee, the certificate administrator, the operating advisor, the master servicer and the special servicer. See “The Issuing Entity” in this free writing prospectus.

Depositor
Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500. See “The Depositor” in this free writing prospectus and “The Depositor” in the prospectus.

Sponsors
German American Capital Corporation, Ladder Capital Finance LLC and Guggenheim Life and Annuity Company each have acted as a sponsor with respect to the issuance of the certificates. The sponsors are the entities that will organize and initiate the issuance of the certificates by transferring or causing the transfer of the mortgage loans to the depositor. The depositor in turn will transfer the mortgage loans to the issuing entity and the issuing entity will issue the certificates. See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus and “The Sponsor” in the prospectus.

Mortgage Loan Sellers	German American Capital Corporation, a sponsor and an affiliate of Deutsche Bank Securities Inc., an underwriter, and of Deutsche Mortgage & Asset Receiving Corporation, the depositor.

Ladder Capital Finance LLC, a sponsor and an affiliate of Ladder Capital Securities LLC, an underwriter.

Guggenheim Life and Annuity Company, a sponsor and an affiliate of Guggenheim Securities, LLC, an underwriter.

See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

	The number and total cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:

	Mortgage Loan Seller	Number of Mortgage Loans	Total Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance
	German American Capital Corporation(1)	13	$418,332,854	44.4%
	Ladder Capital Finance LLC	23	$393,439,607	41.8%
	Guggenheim Life and Annuity Company	7	$129,495,555	13.8%
	Total	43	$941,268,017	100.0%

	(1)	Does not include the non-pooled component of the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Hartman Portfolio.

Originators	Except as indicated in the following sentences, each mortgage loan seller or one of its affiliates originated each of the mortgage loans as to which it is acting as mortgage loan seller.

The mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Hartman Portfolio, representing 6.0% of the outstanding pool balance as of the cut-off date and as to which German American Capital Corporation is acting as mortgage loan seller, is a mortgage loan that was originated by an affiliate of J.P. Morgan Investment Management Inc. and acquired by German American Capital Corporation.

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Alamance Crossing, representing 5.4% of the outstanding pool balance as of the cut-off date and as to which Guggenheim Life and Annuity Company is acting as mortgage loan seller, was originated by Regions Bank and acquired by Guggenheim Life and Annuity Company.

	See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

Master Servicer
Wells Fargo Bank, National Association, a national banking association, will act as master servicer with respect to all of the mortgage loans sold to the depositor. See “The Servicers—The Master Servicer” in this free writing prospectus. The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers or primary servicers, the mortgage loans: (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a workout. In addition, the master servicer will be the primary party responsible for making principal and interest advances and property advances under the pooling and servicing agreement with respect to the mortgage loans that it is servicing, subject in each case to a nonrecoverability determination. The fee of the master servicer with respect to the mortgage loans will be payable monthly from amounts received in respect of interest on each mortgage loan serviced by the master servicer (prior to application of such interest payments to make payments on the certificates), and will equal a rate per annum equal to the administrative fee rate set forth on Annex A-1 of this free writing prospectus for each mortgage loan (net of the trustee/certificate administrator fee rate and operating advisor fee rate) multiplied by the stated principal balance of the related mortgage loan. The master servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers. See “The Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this free writing prospectus.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Duke Energy Center, 550 South Tryon Street, 14th Floor, MAC D1086-120, Charlotte, North Carolina 28202.

Special Servicer
CWCapital Asset Management LLC, a Massachusetts limited liability company, will be responsible for the servicing and administration of the specially serviced loans and REO properties. See “The Servicers—The Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing” in this free writing prospectus. CWCapital Asset Management LLC was appointed to be the special servicer by CPUSI Co-Investment SS Securities, LLC, which is expected to be the initial directing holder (other than with respect to the mortgage loans that are part of a split loan structure) and, on the closing date, is expected to purchase the Class E, Class F and Class G certificates. The principal servicing office of CWCapital Asset Management LLC is located at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814, and its telephone number is (202) 715-9500.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan (including the non-pooled component of the Hartman Portfolio mortgage loan) or REO loan (or mortgage loan as to which the related mortgaged property has become an REO property), and will be payable monthly. The special servicing fee for each specially serviced loan will accrue on the same basis as interest accrues on such specially serviced loan.

The workout fee will generally be payable with respect to each specially serviced loan (including the non-pooled component of the Hartman Portfolio mortgage loan) which has become a “corrected mortgage loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the good faith judgment of the special servicer). The workout fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan.

A liquidation fee will generally be payable with respect to each specially serviced loan (including the non-pooled component of the Hartman Portfolio mortgage loan) as to which the special servicer obtains a full or discounted payoff from the related borrower or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described in this free writing prospectus, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each specially serviced loan will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000.

Workout fees and liquidation fees paid by the issuing entity with respect to each mortgage loan will be subject to an aggregate cap per mortgage loan of $1,000,000 as described in “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus. Any workout fees or liquidation fees paid to a predecessor or successor special servicer will not be taken into account in determining the cap.

The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers.

The foregoing compensation to the special servicer will be paid from the applicable distributions on the mortgage loans prior to application of such distributions to make payments on the certificates, and may result in shortfalls in payments to certificateholders. See “The Servicers—The Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.

Trustee
U.S. Bank National Association, a national banking association. The corporate trust offices of U.S. Bank National Association are located at 190 South LaSalle Street, 7th floor, Chicago, Illinois 60603. Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan transferred to the issuing entity. In addition (subject to the terms of the pooling and servicing agreement), the trustee will be primarily responsible for back-up advancing. See “The Trustee” in this free writing prospectus.

Certificate Administrator and Custodian

Deutsche Bank Trust Company Americas, a New York banking corporation, located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration-DB12L4, and its telephone number is (714) 247-6000.

The certificate administrator will be responsible for: (a) distributing payments to certificateholders, (b) delivering or otherwise making available certain reports to certificateholders and (c), in its capacity as 17g-5 information provider, making available certain information to rating agencies in accordance with Rule 17g-5 under the Securities Exchange Act of 1934, as amended. In addition, the certificate administrator will have additional duties with respect to tax administration. See “The Certificate Administrator and Custodian” in this free writing prospectus.

The fees of the trustee, custodian and certificate administrator and custodian will be payable monthly from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will be equal to, in the aggregate, 0.002% per annum of the stated principal balance of the related mortgage loan. The certificate administrator will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the issuing entity.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an affiliate of Park Bridge Financial LLC.

With respect to each mortgage loan, at any time during the period when a “Control Termination Event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus, has occurred and is continuing:

(i)
the special servicer will be required to consult with the operating advisor with regard to certain major decisions with respect to the mortgage loans to the extent described in this free writing prospectus and the pooling and servicing agreement;

	(ii)	the operating advisor will be required to review certain operational activities related to specially serviced loans in general on a platform level basis; and

(iii)
based on the operating advisor’s review of certain information described in this free writing prospectus, the operating advisor will be required to prepare an annual report to be provided to the trustee, the rating agencies and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced loans.

With respect to each mortgage loan, after the occurrence and continuance of a “Consultation Termination Event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus, if the operating advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer as described under “The Servicers—Replacement of the Special Servicer” in this free writing prospectus.

The operating advisor is entitled to a fee payable on each distribution date, calculated based on the outstanding principal balance of each mortgage loan (including the principal balance of the non-pooled component of the Hartman Portfolio mortgage loan) in the issuing entity and the operating advisor fee rate of 0.0017% per annum.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—The Operating Advisor,” and “The Operating Advisor” in this free writing prospectus.

Significant Obligors
The mortgaged real property identified on Annex A-1 to this free writing prospectus as Square One Mall secures a mortgage loan that represents 10.6% of the outstanding pool balance as of the cut-off date. See “Description of the Mortgage Pool—Significant Mortgage Loans and Significant Obligors” in this free writing prospectus.

The Directing Holder
With respect to each mortgage loan, other than the Hartman Portfolio mortgage loan, the directing holder will be the controlling class certificateholder (or a representative thereof) selected by more than 50% of the controlling class certificateholders, by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement. With respect to the Hartman Portfolio mortgage loan, the directing holder will be as specified in the definition of “Directing Holder” as set forth in “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus.

The controlling class is the most subordinate of the Class E, Class F and Class G certificates then outstanding that has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class. No other class of certificates will be eligible to act as the controlling class or appoint a directing holder.

For so long as at least one of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class, the directing holder will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “control termination event” has occurred and is continuing (i.e., when (i) no class of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class or (ii) a control termination event is deemed to occur as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus), the consent rights of the directing holder will terminate, and the directing holder will retain consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “consultation termination event” has occurred and is continuing (i.e., when (i) no class of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced by any realized losses (but without regard to appraisal reduction amounts) allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class or (ii) a consultation termination event is deemed to occur as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus), all of the rights of the directing holder will terminate. See “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus.

It is anticipated that CPUSI Co-Investment SS Securities, LLC will be the initial directing holder with respect to each mortgage loan (other than the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Hartman Portfolio).

Underwriters
Deutsche Bank Securities Inc., Ladder Capital Securities LLC, Guggenheim Securities, LLC, Morgan Stanley & Co. LLC and RBS Securities Inc. are the underwriters. Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, a sponsor and mortgage loan seller, Deutsche Bank Trust Company Americas, the certificate administrator and 17g-5 information provider, and Deutsche Mortgage & Asset Receiving Corporation, the depositor. Ladder Capital Securities LLC is an affiliate of (i) Ladder Capital Finance LLC, one of the sponsors and mortgage loan sellers, and (ii) the borrower under the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as BJ’s Wholesale Pittsfield, which mortgage loan represents 1.2% of the outstanding pool balance as of the cut-off date. Guggenheim Securities, LLC is an affiliate of Guggenheim Life and Annuity Company, one of the sponsors and mortgage loan sellers. The underwriters are required to purchase the certificates offered in this free writing prospectus from the depositor (in the amounts set forth under the heading “Method of Distribution” in the final prospectus supplement), subject to certain conditions.

Affiliates and Other Relationships	All the shares of capital stock of Deutsche Mortgage & Asset Receiving Corporation, which is the depositor, are held by DB U.S. Financial Markets Holding Corporation.

German American Capital Corporation, a sponsor and mortgage loan seller, Deutsche Bank Securities Inc., an underwriter, Deutsche Bank Trust Company Americas, the certificate administrator, custodian and 17g-5 information provider, and Deutsche Mortgage & Asset Receiving Corporation, the depositor, are affiliates of each other.

Ladder Capital Finance LLC, which is a sponsor and mortgage loan seller, is an affiliate of Ladder Capital Securities LLC, an underwriter.

Guggenheim Life and Annuity Company, which is a sponsor and mortgage loan seller, is an affiliate of Guggenheim Securities, LLC, an underwriter.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of German American Capital Corporation, a sponsor and mortgage loan seller, Deutsche Bank Securities Inc., an underwriter, Deutsche Bank Trust Company Americas, the certificate administrator and 17g-5 information provider, and Deutsche Mortgage & Asset Receiving Corporation, the depositor), Wells Fargo Bank, National Association and certain other third party lenders provide warehouse financing to certain affiliates of Ladder Capital Finance LLC. All of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, representing 41.8% of the outstanding pool balance as of the cut-off date, are (or are expected to be prior to the closing date) subject to those repurchase facilities. Proceeds received by Ladder Capital Finance LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties.

Wells Fargo Bank, National Association is the master servicer. Ladder Capital Finance LLC is a mortgage loan seller and a sponsor. Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association, on the one hand, and Ladder Capital Finance LLC and certain of its affiliates, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Ladder Capital Finance LLC and those affiliates thereof, including, prior to their inclusion in the issuing entity, 21 of the mortgage loans to be contributed to this securitization by Ladder Capital Finance LLC, representing 40.6% of the outstanding pool balance as of the cut-off date. Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, on the one hand, and German American Capital Corporation and certain of its affiliates, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by German American Capital Corporation and those affiliates thereof including, prior to their inclusion in the issuing entity, 4 of the mortgage loans to be contributed to this securitization by

German American Capital Corporation, representing 15.2% of the outstanding pool balance as of the cut-off date.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as BJ’s Wholesale Pittsfield, which secures a mortgage loan representing 1.2% of the outstanding pool balance as of the cut-off date, the related mortgage loan seller/originator (Ladder Capital Finance LLC) is an affiliate of the related borrower.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest” in this free writing prospectus.

SIGNIFICANT DATES, PERIODS AND EVENTS

Cut-off Date	With respect to each mortgage loan, the later of the related due date of such mortgage loan in March 2012 and the date of origination of each mortgage loan.

Closing Date	On or about March 20, 2012.

Distribution Date	The fourth business day following the determination date in each month, commencing in April 2012. The initial distribution date will be April 12, 2012.

Record Date	With respect to any distribution date, the close of business on the last business day of the preceding month.

Determination Date	The sixth day of each month, or if such sixth day is not a business day, the following business day, commencing in April 2012.

Collection Period
With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which that distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which that distribution date occurs.

Interest Accrual Period
With respect to any distribution date and each class of certificates (other than the Class V, Class LR and Class R certificates), the calendar month immediately preceding the month in which the distribution date occurs. Calculations of interest due in respect of each class of certificates (other than the Class V, Class LR and Class R certificates) will be made on the basis of a 360-day year consisting of twelve 30-day months.

CERTIFICATES OFFERED

General	The depositor is offering hereby the following 7 classes of COMM 2012-LC4 Commercial Mortgage Pass-Through Certificates:

	●	Class A-1

	●	Class A-2

	●	Class A-3

	●	Class A-4

	●	Class A-M

	●	Class B

	●	Class C

The trust to be created by the depositor will consist of a total of 17 classes, the following 10 of which are not being offered through this free writing prospectus and the accompanying prospectus: Class X-A, Class X-B, Class D, Class E, Class F, Class G, Class HP, Class V, Class R and Class LR.

The certificates will represent beneficial ownership interests in the issuing entity. The issuing entity’s assets will primarily consist of 43 fixed-rate mortgage loans. The mortgage loans are secured by first liens on 67 commercial, multifamily and manufactured housing community properties.

The mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Hartman Portfolio will be divided into a pooled component having a cut-off date balance of $56,514,846 and a non-pooled component having a cut-off date balance of $10,000,000. The pooled component of the Hartman Portfolio mortgage loan will be pooled together with the other mortgage loans and interest and principal received in respect of the pooled component of the Hartman Portfolio mortgage loan will be available to make distributions in respect of each class of certificates other than the Class HP certificates. Payments of interest and principal received in respect of the non-pooled component of the Hartman Portfolio mortgage loan will be available to make distributions in respect of the Class HP certificates. Losses with respect to the Hartman Portfolio mortgage loan will be allocated first to the non-pooled component and then to the pooled component. Losses with respect to the other mortgage loans will not be allocated to the non-pooled component of the Hartman Portfolio mortgage loan.

Although the non-pooled component of the Hartman Portfolio mortgage loan is an asset of the issuing entity, unless otherwise indicated, for purposes of numerical and statistical information contained in this free writing prospectus, the non-pooled component of the Hartman Portfolio mortgage loan is not reflected in this free writing prospectus and the term “mortgage loan” in that context does not include the non-pooled component of the Hartman Portfolio mortgage loan.

Certificate Balances	The offered certificates have the approximate aggregate initial certificate balance set forth below, subject to a permitted variance of plus or minus 5.0%.

	Class A-1	$48,958,000
	Class A-2	$77,841,000
	Class A-3	$115,586,000
	Class A-4	$416,502,000
	Class A-M	$92,950,000
	Class B	$44,711,000
	Class C	$32,944,000

The certificates that are not offered in this free writing prospectus (other than the Class V, Class R and Class LR certificates) will have the initial aggregate certificate balances or notional balance, as applicable, as set forth under “Executive Summary—Certificates” in this free writing prospectus.

The Class X-A and Class X-B certificates will not have a principal balance or entitle their holders to distributions of principal. The Class X-A and Class X-B certificates will represent the right to receive distributions of interest accrued as described in this free writing prospectus on a notional balance.

The notional balance of the Class X-A certificates will equal the aggregate certificate balance of each of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-M certificates outstanding from time to time. The total initial notional balance of the Class X-A certificates will be approximately $751,837,000.

The notional balance of the Class X-B certificates will equal the aggregate certificate balance of each of the Class B, Class C, Class D, Class E, Class F and Class G certificates outstanding from time to time. The total initial notional balance of the Class X-B certificates will be approximately $189,431,016.

Pass-Through Rates
Each class of the certificates (other than the Class V, Class R and Class LR certificates) will accrue interest at an annual rate called a pass-through rate which (other than for the Class HP certificates) is set forth or otherwise described below:

	●
The respective pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, and Class G certificates will equal one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in the case of the Hartman Portfolio mortgage loan, taking into account the interest rate and principal balance of the pooled component only) (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii), less a specified rate.

●
The pass-through rate for the initial distribution date applicable to the (i) Class X-A certificates will equal approximately            % per annum and (ii) Class X-B certificates will equal approximately            % per annum.

●
The pass-through rate for the Class X-A certificates for any distribution date will equal the weighted average of the respective strip rates, which we refer to as Class X-A strip rates, at which interest accrues from time to time on the respective components of the notional balance of the Class X-A certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will have a component notional balance that corresponds to the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-M certificates, respectively. For purposes of the accrual of interest on the Class X-A certificates for each distribution date, the applicable Class X-A strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average net mortgage rate (or in the case of the Hartman Portfolio mortgage loan, taking into account the interest rate and principal balance of the pooled component only) for such interest accrual period (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate in effect during such interest accrual period for the class of certificates corresponding to such component.

●
For a more detailed discussion of the Class X-A strip rates and the pass-through rate applicable to the Class X-A certificates, see “Description of the Offered Certificates—Distributions” in this free writing prospectus.

●
The pass-through rate for the Class X-B certificates for any distribution date will equal the weighted average of the respective strip rates, which we refer to as Class X-B strip rates, at which interest accrues from time to time on the respective components of the notional balance of the Class X-B certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will have a component notional balance that corresponds to the certificate balance of the Class B, Class C, Class D, Class E, Class F or Class G certificates, respectively. For purposes of the accrual of interest on the Class X-B certificates for each distribution date, the applicable Class X-B strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average net mortgage rate (or in the case of the Hartman Portfolio mortgage loan, taking into account the interest rate and principal balance of the pooled component only) for such interest accrual period (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate in effect during such interest accrual period for the class of certificates corresponding to such component.

●
For a more detailed discussion of the Class X-B strip rates and the pass-through rate applicable to the Class X-B certificates, see “Description of the Offered Certificates—Distributions” in this free writing prospectus.

●
The Class V, Class R and Class LR certificates will not have pass-through rates. See “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this free writing prospectus.

See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Assumed Final Distribution Date; Rated Final Distribution Date

The assumed final distribution dates of the offered certificates are set forth below. Such dates were calculated based on numerous assumptions as described in this free writing prospectus under “Description of the Offered Certificates—Distributions—Assumed Final Distribution Date; Rated Final Distribution Date.” Accordingly, if those assumptions prove to be inaccurate, the actual final distribution date for one or more classes of the offered certificates may be earlier or later, and could be substantially earlier or later, than the related assumed final distribution date(s).

Class	Assumed Final Distribution Date
Class A-1	July 2016
Class A-2	March 2017
Class A-3	July 2021
Class A-4	January 2022
Class A-M	February 2022
Class B	February 2022
Class C	February 2022

The “Rated Final Distribution Date” of the certificates will be the distribution date in December 2044.

Distributions
On each distribution date, you will be entitled to receive interest and principal distributions in respect each class of certificates, other than the Class V, Class LR, Class R and Class HP certificates, from available funds (excluding any amounts attributable to the non-pooled component of the Hartman Portfolio mortgage loan) in an amount equal to your certificate’s interest and principal entitlement, subject to:

(i)
payment of the respective interest entitlement for any class of certificates bearing an earlier alphabetical designation, except in respect of the distribution of interest among the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B certificates, which will have the same senior priority, and

	(ii)	if applicable, payment of the respective principal entitlement for such distribution date to outstanding classes of certificates having an earlier alphanumeric designation.

The Class HP certificates will only be entitled to distributions from amounts collected on the non-pooled component of the Hartman Portfolio mortgage loan.

A description of the principal and interest entitlement of each class of certificates offered in this free writing prospectus for each distribution date can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount,” “—Payment Priorities” and “—Distribution of Available Funds” in this free writing prospectus.

The Class V certificates will not be entitled to distributions of interest or principal other than excess interest. Neither of the Class X-A nor Class X-B certificates will be entitled to any distributions of principal.

The Class LR and Class R certificates will not be entitled to distributions of interest or principal.

Prepayment Premiums; Yield Maintenance Charges

Prepayment premiums and yield maintenance charges will be allocated as described in “Description of the Offered Certificates—Prepayment Premiums and Yield Maintenance Charges” in this free writing prospectus.

Prepayment and Yield Considerations

The yield to investors will be sensitive to the timing of prepayments, repurchases or purchases of mortgage loans and the magnitude of losses on the mortgage loans due to liquidations. The yield to maturity on each class of certificates offered in this free writing prospectus will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments, defaults and liquidations) on the mortgage loans and payments with respect to repurchases thereof that are applied in reduction of the certificate balance of that class. See “Risk Factors—Risks Related to the Offered Certificates,” “—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” and “Yield and Maturity Considerations” in this free writing prospectus and “Yield and Maturity Considerations” in the prospectus.

Subordination; Allocation of Losses and Certain Expenses

The chart below illustrates the manner in which the rights of various classes (other than the Class V certificates and the Class HP certificates) will be senior to the rights of other classes. This subordination will be effected in two ways: other than with respect to the non-pooled component of the Hartman Portfolio mortgage loan, (i) entitlement to receive principal and interest on any distribution date is in descending order and (ii) mortgage loan losses are allocated in ascending order. However, no principal payments or principal losses will be allocated to the Class X-A or Class X-B certificates, although mortgage loan losses that reduce the certificate balance of a class of certificates comprising a component of the notional balance of any of the Class X-A or

Class X-B certificates will reduce the notional balances of the Class X-A or Class X-B certificates and, therefore, the amount of interest those classes accrue.

		(1)	The Class X-A and Class X-B certificates are interest-only certificates.

		(2)	The Class R and Class LR certificates will not be entitled to principal or interest distributions.

No other form of credit enhancement will be available for the benefit of the holders of the certificates offered in this free writing prospectus.

In certain circumstances, shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) all or a portion of the servicing fee payable to the master servicer and (y) the amount of mortgage loan interest (other than excess interest and other than in respect of the non-pooled component of the Hartman Portfolio mortgage loan) that accrues and is collected with respect to any principal prepayment that is made after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates (other than the Class HP, Class V, Class R and Class LR certificates), pro rata, based upon amounts distributable in respect of interest to each class. See “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls” in this free writing prospectus.

Shortfalls in Mortgage Pool Available Funds	The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

	●	shortfalls resulting from additional servicing compensation which the master servicer or the special servicer is entitled to receive;

●
shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by default interest and late payment fees paid by the related borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation);

●
shortfalls resulting from unanticipated expenses of the issuing entity (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and

		●	shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the issuing entity.

Advances

A.	General
The master servicer is required to advance delinquent monthly payments on a mortgage loan (excluding payments with respect to the non-pooled component of the Hartman Portfolio mortgage loan) (if the master servicer determines that the advance (and interest on that advance) will be recoverable from proceeds of the related mortgage loan. A principal and interest advance will generally equal the delinquent portion of the monthly payment (other than a final “balloon” payment that may be due at the related maturity). The master servicer will not be required to advance interest in excess of a mortgage loan’s regular interest rate (i.e., not including any default rate or any excess interest accruing on an anticipated repayment date loan). The master servicer is also not required to advance, among other things, prepayment premiums or yield maintenance charges, or balloon payments. If an advance is made, the master servicer will defer (rather than advance) its servicing fees, but will advance the trustee/certificate administrator’s fees and the operating advisor’s fees. Neither the master servicer nor the trustee will make an advance if the special servicer determines that such advance is not recoverable from proceeds of the related mortgage loan.

If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the master servicer will be required, on and after such date and until final liquidation of that mortgage loan, to advance only an amount equal to the interest (at the mortgage loan’s regular interest rate, as described above) and principal portion of the monthly payment due immediately prior to the maturity date, as may be reduced by applicable appraisal reduction events as described in this free writing prospectus, subject to a recoverability determination. The master servicer will also be obligated (subject to the limitations described in this free writing prospectus) to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan or to protect, manage and maintain each related mortgaged property. The master servicer will also be required to make property advances with respect to the portfolio of mortgaged properties securing the Hartman Portfolio mortgage loan (which includes one non-pooled component not included in the mortgage pool). (For the avoidance of doubt, the master servicer will be required to make such property advances with respect to the non-pooled component of the Hartman Portfolio mortgage loan.) The master servicer will not be required to make an advance to the extent that it has received written notice that the special servicer determines that such advance would not be ultimately recoverable from collections on the related mortgage loan.

If the master servicer fails to make any required advance, the trustee will be required to make the advance. The obligation of the master servicer and the trustee to make an advance will also be subject to a determination of non-recoverability. The trustee will be entitled to conclusively rely on the determination of non-recoverability made by the master servicer or the special servicer.

Principal and interest advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses. Generally, advances that cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be reimbursed directly from any other collections on the mortgage loans as provided in this free writing prospectus and thus will cause losses to be borne by certificateholders in the priority specified in this free writing prospectus. Nonrecoverable advances made in respect of a mortgage loan other than the Hartman Portfolio mortgage loan may not be reimbursed directly from any collections on the Hartman Portfolio mortgage loan allocable to the non-pooled component of the Hartman Portfolio mortgage loan. The master servicer and the trustee will be entitled to interest on any advances made. This interest will accrue at the rate and is payable under the circumstances described in this free writing prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

B.	Appraisal Reduction Event
Certain adverse events affecting a mortgage loan, called appraisal reduction events, will require the special servicer to obtain a new appraisal (or, with respect to mortgage loans having a principal balance under $2,000,000, at the special servicer’s option, an estimate of value prepared by the special servicer or an appraisal of the related mortgaged property). Based on the appraised value in such appraisal, it may be necessary to calculate an appraisal reduction amount. The amount of interest required to be advanced in respect of a mortgage loan that has been subject to an appraisal reduction event will equal the product of (a) the amount that would be required to be advanced without giving effect to such appraisal reduction event and (b) a fraction, the numerator of which is the stated principal balance of the mortgage loan less any appraisal reduction amounts allocable to such mortgage loan and the denominator of which is the stated principal balance. Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

THE MORTGAGE POOL

Characteristics of the Mortgage Pool

A.	General	For a more complete description of the mortgage loans, see the following sections in this free writing prospectus:

		●	Description of the Mortgage Pool;

		●	Annex A-1 (Certain Characteristics of the Mortgage Loans);

		●	Annex A-2 (Certain Pool Characteristics of the Mortgage Loans and Mortgaged Properties); and

		●	Annex B (Description of the Top 20 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans).

All numerical information provided in this free writing prospectus with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date. For purposes of calculating the respective outstanding principal balances of the mortgage loans as of the cut-off date, it was assumed that all scheduled payments of principal due with respect to the mortgage loans on the cut-off date are timely made.

When information with respect to mortgaged properties is presented as of the cut-off date and is expressed as a percentage of the initial outstanding pool balance, the percentages are based upon the outstanding principal balance as of the cut-off date of the related mortgage loan or allocated asset amount attributed to such mortgaged property.

The assets of the issuing entity also include the non-pooled component of the Hartman Portfolio mortgage loan. Although the non-pooled component of the Hartman Portfolio mortgage loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this free writing prospectus, the non-pooled component of the Hartman Portfolio mortgage loan is not reflected in this free writing prospectus and the term “mortgage loan” in that context does not include the non-pooled component of the Hartman Portfolio mortgage loan unless otherwise indicated. The non-pooled component of the Hartman Portfolio mortgage loan supports only the Class HP certificates. Information in the tables in this free writing prospectus excludes the non-pooled component of the Hartman Portfolio mortgage loan unless otherwise stated.

The information in the following chart is presented as of the cut-off date, unless otherwise indicated. The information contained in the footnotes to the chart below is applicable throughout this free writing prospectus, unless otherwise indicated.

All Mortgage Loans
Number of Mortgage Loans	43
Number of Mortgaged Properties	67
Number of Balloon Mortgage Loans(1)	39
Number of Interest-Only Mortgage Loans	3
Number of Partial Interest-Only Mortgage Loans(2)	1
Aggregate Principal Balance	$941,268,017
Range of Mortgage Loan Principal Balances
Minimum Mortgage Loan Balance	$4,049,455
Maximum Mortgage Loan Balance	$99,779,556
Average Mortgage Loan Principal Balance	$21,889,954
Range of Mortgage Rates
Minimum Mortgage Rate	4.880%
Maximum Mortgage Rate	6.750%
Weighted Average Mortgage Rate	5.810%
Range of Remaining Terms to Maturity(3)
Minimum Remaining Term(3)	52 months
Maximum Remaining Term(3)	120 months
Weighted Average Remaining Terms to Maturity	110 months
Range of Remaining Amortization Terms(4)
Minimum Remaining Amortization Term(4)	294 months
Maximum Remaining Amortization Term(4)	360 months
Weighted Average Remaining Amortization Term(4)	352 months
Range of Remaining Amortization Terms(4)
Range of Cut-off Date Loan-to-Value Ratios(5)
Minimum Cut-off Date Loan-to-Value Ratio(5)	24.2%
Maximum Cut-off Date Loan-to-Value Ratio(5)	74.8%
Weighted Average Loan-to-Value Ratio(5)	59.2%
Range of U/W NCF Debt Service Coverage Ratios(5)(6)
Minimum U/W NCF Debt Service Coverage Ratio(5)(6)	1.22x
Maximum U/W NCF Debt Service Coverage Ratio(5)(6)	4.12x
Weighted Average U/W NCF Debt Service Coverage Ratio(5)(6)	1.78x
Range of U/W NOI Debt Yields(5)
Minimum U/W NOI Debt Yield(5)	9.3%
Maximum U/W NOI Debt Yield(5)	21.5%
Weighted Average U/W NOI Debt Yield(5)	12.8%

(1)
Does not include interest-only mortgage loans or partial interest-only mortgage loans. Includes 1 anticipated repayment date mortgage loan, representing 1.6% of the outstanding pool balance as of the cut-off date.

(2)
One (1) mortgage loan, representing 3.6% of the outstanding pool balance as of the cut-off date, has a partial interest-only period. The interest-only period for this mortgage loan is 24 months following the cut-off date.

(3)	Calculated with respect to an anticipated repayment date for 1 mortgage loan, representing 1.6% of the outstanding pool balance as of the cut-off date.

(4)	Excludes 3 mortgage loans, each of which pay interest-only until their respective maturity date or anticipated repayment date, as applicable.

(5)
For the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Hartman Portfolio, the loan-to-value ratios, debt service coverage ratios and debt yields have been calculated based on the pooled component only.

(6)
Annual debt service, monthly debt service and the debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following cut-off date (but without regard to any leap year adjustments), provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity (or its anticipated repayment date), such items are calculated based on the interest payments scheduled to be due on the due date following the cut-off date and the 11 due dates thereafter for such mortgage loan, and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or the anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period).

B.	Split Loan Structures
The mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Hartman Portfolio will be divided into a pooled component having a cut-off date balance of $56,514,846 and a non-pooled component having a cut-off date balance of $10,000,000. The pooled component will be senior to the non-pooled component in right of payment of interest and principal, as applicable, received in respect of the Hartman Portfolio mortgage loan.

		The components of the Hartman Portfolio mortgage loan are as set forth below.

		Hartman Portfolio Components	Cut-Off Date Principal Amount or Notional Balance	Component Interest Rate
		HP Pooled Component	$56,514,846	6.500%
		HP Non-Pooled Component	$10,000,000	6.500%

The pooled component of the Hartman Portfolio mortgage loan will be pooled together with the other mortgage loans and interest and principal received in respect of the pooled component of the Hartman Portfolio mortgage loan will be available to make distributions in respect of each class of certificates other than the Class HP certificates. Payments of interest and principal, as applicable, received in respect of the non-pooled component of the Hartman Portfolio mortgage loan will be available to make distributions in respect of the Class HP certificates.

Although the non-pooled component of the Hartman Portfolio mortgage loan is an asset of the issuing entity, unless otherwise indicated, for purposes of numerical and statistical information contained in this free writing prospectus, the non-pooled component of the Hartman Portfolio mortgage loan is not reflected in this free writing prospectus and the term “mortgage loan” in that context does not include the non-pooled component of the Hartman Portfolio mortgage loan.

The holder of the Class HP certificates has certain rights with respect to the Hartman Portfolio mortgage loan as described under “Description of the Mortgage Pool—Split Loan Structures—The Pooled Component and the Non-Pooled Component of the Hartman Portfolio Mortgage Loan” in this free writing prospectus. The pooling and servicing agreement will govern the servicing of the Hartman Portfolio mortgage loan. For additional information regarding the Hartman Portfolio mortgage loan, see “Description of the Mortgage Pool—Split Loan Structures—The Pooled Component and the Non-Pooled Component of the Hartman Portfolio Mortgage Loan” in this free writing prospectus.

C.	ARD Loan
The mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as BB&T Headquarters Building provides that if the subject mortgage loan is not paid in full as of a specified date, referred to herein as an “anticipated repayment date,” then (i) the non-default rate at which interest accrues will increase, (ii) payment of the additional interest that accrues as a result of such increase in interest rate, together with compound interest thereon (to the extent permitted by applicable law), will be deferred until the principal balance of the subject mortgage loan is paid in full, and (iii) all excess cash flow generated by the related mortgaged property each month that remains after the payment of scheduled debt service and escrows and property expenses will be applied to pay down principal of the subject mortgage loan. Failure to pay the principal amount of such mortgage loan on its anticipated repayment date will not constitute an event of default.

D.	Security for the Mortgage Loans	All of the mortgage loans will consist of mortgage loans secured by first liens on mortgaged properties.

E.	Nonrecourse
Substantially all of the mortgage loans are or should be considered nonrecourse obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

F.	Fee Simple/Leasehold Estate
Each mortgage loan is secured by, among other things, a first mortgage lien on the fee simple estate in an income-producing real property, a fee simple estate in the land beneath an income producing property, or, in the case of certain mortgaged properties, either (a) a leasehold estate in a portion of the mortgaged property and a fee estate in a portion of the mortgaged property or (b) a leasehold (or subleasehold) estate in the mortgaged property and no mortgage on the related fee estate, as set forth below.

		Interest of Borrower Encumbered	Number of Mortgaged Properties	% of Initial Outstanding Pool Balance(1)
		Fee Simple Estate(2)	64	81.6%
		Partial Fee/Leasehold Estate	2	10.4%
		Leasehold Estate	1	8.0%
		Total	67	100.0%

		(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

		(2)	May include mortgaged properties constituting the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property.

G.	Property Purpose
The number of mortgaged properties, and the aggregate cut-off date balance and approximate percentage of the initial outstanding pool balance of the mortgage loans secured thereby, for each indicated purpose are:

		Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
		Retail	21	$496,595,028	52.8%
		Anchored(2)	18	479,495,688	50.9%
		Unanchored	3	17,099,340	1.8%
		Office	16	143,008,710	15.2%
		Suburban	13	65,312,416	6.9%
		Data Center	1	54,888,798	5.8%
		CBD	2	22,807,496	2.4%
		Multifamily	11	109,074,771	11.6%
		Manufactured Housing Community	8	73,170,195	7.8%
		Hospitality	5	49,419,862	5.3%
		Mixed Use	2	34,700,000	3.7%
		Office/Retail	2	34,700,000	3.7%
		Industrial	3	21,747,925	2.3%
		Other(3)	1	13,551,525	1.4%
		Total/Weighted Average	67	$941,268,017	100.0%

		(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

		(2)	Includes single tenant properties.

		(3)
Includes 1 mortgaged property as to which the collateral consists of the borrower’s fee interest in the land (but not the improvements), and the borrower has 100% ground leased the property to a ground lessee that directly or indirectly operates the property as a retail property.

H.	Property Locations
The mortgaged properties are located in 17 separate states and Puerto Rico. The table below shows the number of mortgaged properties, the aggregate principal balance of the related mortgage loans, and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the top jurisdictions that have concentrations of mortgaged properties of 5.0% or more (based on allocated loan amount as a percentage of the initial outstanding pool balance) as of the cut-off date:

		State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
		California	6	$125,262,187	13.3%
		Massachusetts	2	$110,779,556	11.8%
		Texas	17	$106,226,989	11.3%
		New York	4	$105,145,654	11.2%
		Pennsylvania	3	$74,947,427	8.0%
		North Carolina	2	$65,783,085	7.0%
		Puerto Rico	4	$57,750,000	6.1%
		Indiana	7	$57,249,147	6.1%
		Florida	5	$56,999,272	6.1%
		Georgia	1	$54,888,798	5.8%

Because the foregoing table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the

		related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

		See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

I.	Due Dates	Monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

		Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Outstanding Pool Balance
		1st	5	3	12.1%
		6th	0	40	87.9%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each mortgage loan. The information in the table above is based on the related loan documents. Certain jurisdictions may impose a statutorily longer grace period. See Annex A-1 to this free writing prospectus for information on the number of days before a payment default is an event of default under each mortgage loan.

J.	Amortization Types	The mortgage loans have the amortization characteristics set forth in the following table:

		Type of Amortization	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
		Balloon(1)	38	$792,887,528	84.2%
		Interest-Only	3	$99,551,525	10.6%
		Partial Interest-Only(2)	1	$33,500,000	3.6%
		Balloon, Anticipated Repayment Date	1	$15,328,964	1.6%
		Total	43	$941,268,017	100.0%

		(1)		Does not include mortgage loans that are interest-only through the related maturity date, partial interest-only mortgage loans or the mortgage loan with an anticipated repayment date.

		(2)
Includes 1 mortgage loan that pays interest-only for the first 24 scheduled payments after the cut-off date and thereafter provides for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of such mortgage loan. Such mortgage loan therefore has an expected balloon balance at the maturity date.

K.	Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans have been modified due to previous delinquencies or impending delinquencies.

In the case of 4 mortgage loans identified on Annex A-1 to this free writing prospectus as Rio Apartments, Treetop Apartments, Susquehanna Valley Mall and Wood Forest Apartments, collectively representing 7.3% of the initial outstanding pool balance, the related mortgage loans are refinancings of other mortgage loans that were previously delinquent and beyond their respective maturity dates.

		In the case of the mortgage loan identified on Annex A-1 to this free writing prospectus as Fox Hunt Apartments, representing

0.4% of the initial outstanding pool balance, a prior loan secured by the related mortgaged property, which prior loan had been included in a commercial mortgage securitization, was the subject of a discounted payoff in connection with a maturity default. The Fox Hunt Apartments mortgage loan refinanced the loan that had financed such discounted payoff. The same loan sponsor was involved with respect to both the Fox Hunt Apartments mortgage loan and the prior loan that was the subject of the discounted payoff.

L.	Properties Underwritten Based on Projections of Future Income

Three (3) of the mortgage loans, representing 4.7% of the outstanding pool balance as of the cut-off date, are secured in whole or in part by mortgaged properties that were recently acquired by the related borrowers within 8 calendar months of the cut-off date that, in each case either have no prior operating history or do not have historical financial information.

M.	Voluntary Prepayment Provisions; Defeasance Loans

The mortgage loans have the following prepayment and/or defeasance characteristics following the related initial lockout period (which, with respect to the defeasance loans, is no less than 24 months following the closing date of the securitization), as described below:

		Defeasance and Prepayment

			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
		Defeasance(1)(2)	35	$760,099,704	80.8%
		Yield Maintenance	3	90,977,429	9.7%
		Lockout/Yield Maintenance	4	79,190,885	8.4%
		Yield Maintenance/ Defeasance(3)	1	11,000,000	1.2%
		Total	43	$941,268,017	100.0%

		(1)	All of the mortgage loans that permit defeasance prohibit defeasance until at least 2 years after the closing date.

		(2)
Includes the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Puerto Rico Retail Portfolio, which also provides for a partial prepayment with yield maintenance of the mortgage loan in connection with the release of an outparcel.

		(3)
Includes the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as BJ’s Wholesale Pittsfield, which permits the related borrower to prepay the mortgage loan in full at any time (such prepayment to be accompanied by a yield maintenance charge if prior to the prepayment open period) or to defease the mortgage loan following the second anniversary of the closing date.

All of the mortgage loans that permit voluntary prepayment or defeasance require that the prepayment or defeasance be made on the due date or, if on a different date, that any prepayment or defeasance be accompanied by the interest that would be due on the next due date.

		Lock-Out Period for Yield Maintenance Loans

Except as described in the footnotes below, each of the yield maintenance loans listed in the table below permits prepayment with a yield maintenance charge (which amount is at least 1% of the prepaid amount, except in the case of 1 mortgage loan noted below), in certain circumstances, following a lock-out period as indicated in the following table:

		Mortgage Loan	Aggregate Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance	Lock-Out Period (months from Cut-off Date)
		Hartman Portfolio	$56,514,846	6.0%	0
		Rio Apartments	$18,479,935	2.0%	0
		Treetop Apartments	$15,982,647	1.7%	0
		Piatt Place	$33,500,000	3.6%	24
		Vernola Marketplace	$23,561,921	2.5%	4
		BB&T Headquarters Building	$15,328,964	1.6%	24
		BJ’s Wholesale Pittsfield(1)	$11,000,000	1.2%	0
		Alrig Portfolio	$6,800,000	0.7%	24

		(1)
Permits the related borrower to prepay the mortgage loan in full at any time (such prepayment to be accompanied by a yield maintenance charge if prior to the prepayment open period) or to defease the mortgage loan following the second anniversary of the closing date.

The mortgage loans that are subject to yield maintenance provisions generally permit voluntary prepayment without the payment of any penalty on the last 1 to 7 scheduled payment dates (through and including the maturity date or the Anticipated Repayment Date).

N.	Certain Variances from Underwriting Standards

The mortgage loans German American Capital Corporation is selling to the depositor (other than the mortgage loan that was originated by an affiliate of J.P. Morgan Investment Management Inc. and acquired by German American Capital Corporation) were originated in accordance with German American Capital Corporation’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—German American Capital Corporation—GACC’s Underwriting Standards” in this free writing prospectus. The mortgage loan that was originated by an affiliate of J.P. Morgan Investment Management Inc. and acquired by German American Capital Corporation does not conform in all respects with German American Capital Corporation’s underwriting guidelines and was not originated for securitization, as further described under “Risk Factors—Risks Related to the Mortgage Loans—Certain Mortgage Loans Were Not Specifically Originated for Securitization” and “The Sponsors, Mortgage Loan Sellers and Originators—German American Capital Corporation—GACC’s Underwriting Standards—Exceptions” in this free writing prospectus.

The mortgage loans Ladder Capital Finance LLC is selling to the depositor were originated in accordance with Ladder Capital Finance LLC’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes” in this free writing prospectus.

The mortgage loans Guggenheim Life and Annuity Company is selling to the depositor were originated in accordance with Guggenheim Life and Annuity Company’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—Guggenheim Life and Annuity Company—GLAC’s Underwriting Standards” in this free writing prospectus.

O.	Mortgage Loans with Related Borrowers

Four (4) groups of mortgage loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the top 3 groups representing 5.4%, 4.4% and 3.7%, respectively, of the outstanding pool balance as of the cut-off date. The foregoing is in addition to any particular mortgage loan that has multiple affiliated borrowers.

P.	Significant Mortgage Loans

Ten Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Remaining Term	U/W NCF DSCR		Cut-off Date LTV	LTV Ratio at Maturity	U/W NOI Debt Yield
Square One Mall	$99,779,556	10.6%	5.473%	118	1.84	x	49.6%	41.5%	13.2%
Union Square Retail	$75,000,000	8.0%	4.880%	114	4.12	x	24.2%	24.2%	21.5%
Puerto Rico Retail Portfolio	$57,750,000	6.1%	5.850%	120	1.59	x	67.6%	57.1%	12.0%
Hartman Portfolio(1)	$56,514,846	6.0%	6.500%	79	1.34	x	62.7%	56.5%	12.5%
180 Peachtree Street	$54,888,798	5.8%	5.930%	118	1.62	x	57.8%	49.0%	12.4%
Hampshire Multifamily Portfolio	$54,793,389	5.8%	6.110%	116	1.32	x	65.9%	56.3%	10.9%
Alamance Crossing	$50,454,122	5.4%	5.830%	112	1.35	x	69.4%	59.1%	10.2%
Brea Plaza Shopping Center	$43,451,656	4.6%	6.322%	119	1.22	x	65.8%	56.4%	9.6%
Rio Apartments(2)	$18,479,935	2.0%	6.500%	59	1.45	x	65.4%	61.6%	11.5%
Treetop Apartments(2)	$15,982,647	1.7%	6.500%	59	1.45	x	65.4%	61.6%	11.5%
Piatt Place	$33,500,000	3.6%	5.500%	120	1.45	x	74.3%	65.1%	10.2%
Total/Wtd. Avg.	$560,594,950	59.6%	5.806%	110	1.86	x	57.3%	49.9%	13.0%

(1)	Does not include the non-pooled component of the Hartman Portfolio mortgage loan.

(2)
The Rio Apartments mortgage loan and the Treetop Apartments mortgage loan, collectively representing 3.7% of the outstanding pool balance as of the cut-off date, are cross-collateralized and cross-defaulted with each other.

For a brief summary of the 10 largest mortgage loans or groups of cross-collateralized mortgage loans in the pool of mortgage loans, see Annex B to this free writing prospectus.

ADDITIONAL CONSIDERATIONS

See “Description of the Offered Certificates—Appraisal Reductions” in this free writing prospectus.

Optional Termination	On any distribution date on which the remaining aggregate principal balance of the mortgage loans is less than 1.0% of the aggregate principal balance of all of the mortgage loans (including the non-pooled component of the Hartman Portfolio mortgage loan) as of the cut-off date, each of (i) the holder of the majority interest of the controlling class, (ii) the special servicer or (iii) the master servicer, in that order, may exercise an option to purchase all of the mortgage loans (including the non-pooled component of the Hartman Portfolio mortgage loan and all property acquired through the exercise of remedies in respect of any mortgage loan). Exercise of this option will affect the termination of the issuing entity and retirement of the then outstanding certificates. The issuing entity could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates (including the Class X-B certificates and Class HP certificates), excluding the Class V, Class R and Class LR certificates (provided, however, that the Class A-1 through Class D certificates are no longer outstanding) for the mortgage loans remaining in the issuing entity, and the sole remaining certificateholder makes a payment to the certificate administrator and the master servicer as described under “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

See “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus and “Description of Certificates—Termination” in the prospectus.

Repurchase Obligation
Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by such mortgage loan seller, as described in this free writing prospectus under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution.” If a mortgage loan seller has been notified of a breach of any of its representations and warranties or a defect in the documentation of any of the mortgage loans sold by it, which breach or defect materially and adversely affects the value of the subject mortgage loan, the value of the related mortgaged property or the interests of the trustee in the subject mortgage loan or the related mortgaged property, then that mortgage loan seller or an affiliate will be required to either cure the breach, repurchase the affected mortgage loan from the issuing entity, replace the affected mortgage loan with another mortgage loan or make a cash payment in lieu of such cure, repurchase or replacement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus. If the related mortgage loan seller or its affiliate, as applicable, opts to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of the affected mortgage loan, except that the repurchase will not be accompanied by any prepayment premium or yield maintenance charge.

Sale of Defaulted Mortgage Loans and REO Properties

Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans (including with respect to the Hartman Portfolio mortgage loan, the non-pooled component) and REO properties and accept the first

(and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan or REO property, determined as described in “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus, unless the special servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the certificateholders, as a collective whole as if such certificateholders constituted a single lender. See “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus. In addition, (i) the holder of a mezzanine loan and (ii) the holders of the Class HP certificates with respect to the Hartman Portfolio mortgage loan generally have the right to purchase a defaulted mortgage loan as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” and “—Split Loan Structures” in this free writing prospectus.

Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

●
the ownership of any certificates by the depositor, mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, operating advisor or any of their affiliates;

	●	the relationships, including financial dealings, of the mortgage loan sellers, master servicer, special servicer, the operating advisor or any of their affiliates with any borrower or sponsor;

	●	the obligation of the special servicer to take actions at the direction of the directing holder;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class E, Class F, and Class G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans; and

	●	the activities of the master servicer, special servicer, mortgage loan sellers or any of their affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to Conflicts of Interest” in this free writing prospectus.

Certain Federal Income Tax Consequences	Elections will be made to treat portions of the issuing entity (exclusive of the excess interest and the Alamance Crossing interest strip described under “Description of the Offered

Certificates—Distributions” in this free writing prospectus) as three separate REMICs, known as the “Hartman Portfolio Mortgage Loan REMIC”, the “Lower-Tier REMIC” and the “Upper-Tier REMIC” (each, a “Trust REMIC”) for federal income tax purposes. In the opinion of counsel, such portions of the issuing entity will qualify for this treatment pursuant to their elections.

The Class R certificates will represent the sole class of “residual interests” in the Upper-Tier REMIC, and the Class LR certificates will represent sole class of residual interests in the Hartman Portfolio Mortgage Loan REMIC and the Lower-Tier REMIC.

In addition, in the opinion of counsel, the portion of the issuing entity consisting of excess interest, which is beneficially owned by Class V certificates, and related amounts in the Class V Distribution Account will be treated as a grantor trust for federal income tax purposes, as further described under “Certain Federal Income Tax Consequences” in this free writing prospectus.

Federal income tax consequences of an investment in the certificates offered in this free writing prospectus include:

	●	Each class of certificates (other than the Class V, Class R and Class LR certificates) will constitute a class of “regular interests” in the Upper-Tier REMIC.

	●	The certificates (other than the Class V, Class R and Class LR certificates) will be treated as newly originated debt instruments for federal income tax purposes.

●
It is anticipated that the Class       certificates will be issued with original issue discount, that the Class       certificates will be issued with a de minimis amount of original issue discount and that the Class       certificates will be issued at a premium for federal income tax purposes.

See “Certain Federal Income Tax Consequences” in this free writing prospectus.

ERISA Considerations
A fiduciary of an employee benefit plan should review with its legal advisors whether the purchase or holding of the certificates offered by this free writing prospectus could give rise to a transaction that is prohibited or is not otherwise permitted under either the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or whether there exists any statutory, regulatory or administrative exemption applicable thereto. The U.S. Department of Labor has granted to Deutsche Bank Securities Inc. an administrative exemption, Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2007-5, which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of pass-through certificates sold by the underwriters and the servicing and operation of the related asset pool, provided that certain conditions are satisfied.

The depositor expects that the exemption granted to Deutsche Bank Securities Inc. will generally apply to the certificates offered in this free writing prospectus; provided that certain conditions are satisfied. See “ERISA Considerations” in this free writing prospectus and “Certain ERISA Considerations” in the prospectus.

Ratings	It is a condition to the issuance of the offered certificates that each class of the offered certificates be rated as follows by Fitch, Inc. and Moody’s Investors Service, Inc.:

		Fitch	Moody’s
	Class A-1	AAA(sf)	Aaa(sf)
	Class A-2	AAA(sf)	Aaa(sf)
	Class A-3	AAA(sf)	Aaa(sf)
	Class A-4	AAA(sf)	Aaa(sf)
	Class A-M	AAA(sf)	Aaa(sf)
	Class B	AA(sf)	Aa2(sf)
	Class C	A(sf)	A2(sf)

See “Ratings” in this free writing prospectus and “Rating” in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating. Each of the rating agencies identified above has agreed to perform rating surveillance with respect to its ratings for so long as the certificates remain outstanding. Fees for such ratings surveillance will be paid by the depositor.

A rating is not a recommendation to purchase, hold or sell the related certificates. Any rating agency that rates the certificates may, in its discretion, lower or withdraw its rating at any time as to any class of certificates. None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsors, the servicers, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the certificates.

A rating assigned to any class of certificates by a rating agency that has not been engaged by the depositor to do so may be lower than the rating assigned by the rating agencies engaged by the depositor.

Nationally recognized statistical rating organizations that the depositor has not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings of one or more classes of the offered certificates that are different from the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class or those classes of offered certificates.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to Fitch, Inc., Moody’s Investors Service, Inc. and certain other nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Fitch, Inc. and Moody’s Investors Service, Inc. to rate the offered certificates and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus. In no event will rating agency confirmations from any nationally recognized statistical rating organization (other than the rating agencies engaged by the depositor) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that either or both of Fitch, Inc. and Moody’s Investors Service, Inc. no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” and “Ratings” in this free writing prospectus and “Rating” in the prospectus for more information.

Legal Investment
The certificates will not constitute “mortgage related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences of the purchase, ownership, and sale of the certificates. See “Legal Investment” in this free writing prospectus and the prospectus.

Denominations; Clearance and Settlement	The certificates offered in this free writing prospectus will be issuable in registered form, in minimum denominations of certificate balance of $10,000.

Investments in excess of the minimum denominations may be made in multiples of $1.

You may hold your certificates through (i) The Depository Trust Company (“DTC”) (in the United States) or (ii) Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) or The Euroclear System (“Euroclear”) (in Europe). Transfers within DTC, Clearstream or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. See “Description of the Offered Certificates—Delivery, Form and Denomination,” “—Book-Entry Registration” and “—Definitive Certificates” in this free writing prospectus and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

RISK FACTORS

You should carefully consider the following risks and those risks described in “Risk Factors” in the prospectus before making an investment decision.  In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This free writing prospectus also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

General Risks

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates.  For those reasons and for the reasons set forth in these “Risk Factors,” the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks Related to Market Conditions

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Over the past several years, events in the real estate and securitization markets, as well as the debt markets generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial real estate has resulted in increased delinquencies and defaults on commercial mortgage loans.  In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on commercial mortgage-backed securities that are backed by loans secured by such commercial real estate and thus affect the values of such commercial mortgage-backed securities.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe.  Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the offered certificates, may decline in value.  Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due.  In the event of default by the borrowers under the mortgage loans, the issuing entity may suffer a partial or total loss allocable to the offered certificates.  Any delinquency or loss on the mortgage loans may have an adverse effect on the distributions of principal and interest received by holders of the offered certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured finance products has also affected the commercial mortgage-backed securities market by contributing to a decline in the market value and liquidity of securitized investments such as commercial mortgage-backed securities.  The deterioration of other structured finance products markets may continue to adversely affect the value of commercial mortgage-backed securities.  Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured finance products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products.  Although the United States economy, by some measurements, may be emerging from the recession, any recovery could be fragile and unsustainable, in which circumstances another, possibly more severe, recession may ensue.  The global recession and financial crisis have resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate.  Additionally, a significant contraction in the availability of commercial mortgage financing, together with higher mortgage rates and decreases in commercial real estate values, have prevented many commercial mortgage borrowers from refinancing their maturing mortgage loans or selling their properties for proceeds sufficient to retire such loans.  These circumstances have significantly increased delinquency and default rates of securitized commercial mortgage loans over the last several years, with defaults occurring throughout the United States.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, which circumstances tend to give a borrower less incentive to cure delinquencies and avoid foreclosure.  Those declines in value have thus tended to result in lower recoveries and greater losses upon foreclosure sale or other liquidation.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities.  Although certain commercial mortgage lenders have made financing more available in recent months, the commercial real estate markets generally continue to experience persistent weakness, and further, the credit markets remain tight and financing availability remains limited and declines may occur in real estate values.

Heightened Underwriting Standards May Contribute to Losses on Commercial Loans

Many commercial mortgage lenders have tightened their loan underwriting standards, which has reduced the availability of mortgage credit to prospective borrowers.  These developments have contributed, and may continue to contribute, to a weakening in the commercial real estate market as these adjustments have, among other things, inhibited refinancing and reduced the number of potential buyers of commercial real estate.  The continued use or further adjustment of these loan underwriting standards may contribute to further increases in delinquencies and losses on commercial mortgage loans generally.

Global Market Disruptions and Recent U.S. Legislation May Adversely Affect the Availability of Credit for Commercial Real Estate

In addition, the financial crisis that emerged in 2008 and ensuing events have resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage related investments.  The responses to such crisis and events have included, among other things:

●
numerous actions of monetary and fiscal authorities in the United States and Europe, such as the conservatorship and the control by the U.S. government since September 2008 of the Federal Home Loan Mortgage Corporation (commonly referred to as Freddie Mac) and the Federal National Mortgage Association (commonly referred to as Fannie Mae);

●
the establishment of the Troubled Asset Relief Program through the Emergency Economic Stabilization Act of 2008 and resulting public investments in numerous financial institutions and other enterprises; and

●
the adoption or revision, or proposed adoption or revision, of statutes and regulations governing securitization markets in the United States and Europe, such as proposed revisions to the Securities and Exchange Commission’s Regulation AB, the adoption of the Federal Deposit Insurance Corporation’s final securitization safe harbor rule, the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the proposed rules on credit risk retention and ongoing and pending regulatory implementation and certain European Union regulatory initiatives.

Ongoing developments associated with such responses could further adversely affect the already-constrained availability of credit for commercial real estate, which may in turn affect the performance of the mortgage loans or the performance or value of your certificates.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  In particular, the pace of progress, or the lack of progress, of federal deficit reduction talks in the United States may cause continued volatility.  In addition, Egypt and Libya are currently undergoing a change in government following widespread protests and other countries in the Middle East, including Syria, are experiencing social unrest.  It is uncertain what effects these protests and change in government will have in Egypt, Libya, Syria or the Middle East, or what effects such events in Egypt, Libya, Syria or the Middle East might have on the United States and world financial markets, particular business segments, world commodity prices or otherwise.  We cannot assure you that this uncertainty will not lead to further disruption of the credit markets in the United States.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the federal bankruptcy code or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.  Moreover, other types of events may affect financial markets, such as war, revolt, insurrection, armed conflict, terrorism, political crisis, natural disasters and man-made disasters.  We cannot predict such matters or their effect on the value or performance of your certificates.

General Conditions in the Commercial Real Estate Mortgage Markets May Adversely Affect the Performance of the Offered Certificates

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans held by the issuing entity and accordingly the performance of the offered certificates.  In addition, in connection with all the circumstances described above, you should be aware in particular that:

●
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the issuing entity would realize in the event of foreclosures and liquidations;

●	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

●
notwithstanding that the mortgage loans were recently underwritten and originated, the values of the mortgaged properties may decline following the issuance of the offered certificates and such declines may be substantial and occur in a relatively short period following the issuance of the offered certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

●
if you determine to sell your offered certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then current performance of the offered certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the offered certificates;

●
if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier-than-anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later-than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

●
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the issuing entity may experience losses in the form of special servicing compensation, interest on advances and other expenses, and you may bear losses as a result, or your yield may be affected by such losses;

●
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing;

●
some participants in the commercial mortgage-backed securities markets have sought permission from the Internal Revenue Service to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a REMIC to assume the extinguished debt in connection with a purchase of that property; if such permission is granted and the special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;

●
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
even if you intend to hold your offered certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we described elsewhere under “Risk Factors” in this free writing prospectus and the accompanying prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

RISKS RELATED TO THE MORTGAGE LOANS

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

Payments under the mortgage loans are not insured, and are either not guaranteed or should not be considered to be, by any person or entity.

All of the mortgage loans are or should be considered to be nonrecourse loans.  If a default occurs, the lender’s remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to, in some cases, customary nonrecourse carveouts either to the borrower or the loan sponsor.  Even if a mortgage loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property.  Payment of amounts due under the mortgage loan prior to the maturity date is consequently dependent primarily on the sufficiency of the net operating income of the property.  Even if the mortgage loan provides limited recourse to a principal or affiliate of the related borrower, there is no assurance of any recovery from such principal or affiliate will be made or that such principal’s or affiliate’s assets would be sufficient to pay any otherwise recoverable claim.

Payment of a mortgage loan at the maturity date or the anticipated repayment date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

The Offered Certificates Are Limited Obligations and Payments Will Be Primarily Derived from the Mortgage Loans

The certificates, when issued, will represent beneficial interests in the issuing entity.  The certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor or any other person.  The primary assets of the issuing entity will be the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus.  Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  Payment of a mortgage loan at the maturity date or anticipated repayment date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates are entitled.  See “Description of the Offered Certificates—General” in this free writing prospectus.

Commercial Lending Is Dependent upon Net Operating Income

The mortgage loans are secured by various types of income-producing commercial properties.  Commercial mortgage loans are generally thought to expose a lender to greater risk than one to four family residential loans.  The repayment of a commercial loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property’s cash flow (or its potential to generate cash flow).  However, net operating income and cash flow are often based on assumptions regarding tenant behavior and market conditions.  Net operating income and cash flow can be volatile over time and may be insufficient to cover debt service on the mortgage loan at any given time.  Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the mortgaged property itself, such as:

●	the age, design and construction quality of the mortgaged property;

●	perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

●	the characteristics of the neighborhood where the mortgaged property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the mortgaged property’s management and maintenance;

●	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

●	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates for the applicable property type in the relevant geographic area; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Certain mortgaged properties are secured in whole or in part by recently constructed mortgaged properties or recently acquired properties that have no prior operating history and lack historical financial figures and information.  Forty-two (42) of the mortgage loans, representing approximately 94.0% of the outstanding pool balance as of the cut-off date, were originated within 9 months prior to the cut-off date.  Consequently, these mortgage loans do not have a long-standing payment history.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of competing properties, space, multifamily housing, manufactured housing, or hotel capacity);

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public’s perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other tenants, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan) and other lease terms, including co-tenancy provisions;

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which vacant space or space under expiring leases is re-let; and

●
the mortgaged property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources, such as short-term or month-to-month leases or leases with termination options, and may lead to higher rates of delinquency or defaults under the related mortgage loans.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual cash flows of a mortgaged property.  See “Risk Factors—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions” in the prospectus.

For a description of the calculation of underwritten net operating income for the mortgaged property identified on Annex A-1 to this free writing prospectus as Union Square Retail, which mortgaged property secures a mortgage loan that represents 8.0% of the outstanding pool balance as of the cut-off date, see

“Description of the Mortgage Pool—Additional Mortgage Loan Information—Definitions” in this free writing prospectus.

Mortgage Loans Have Not Been Reunderwritten Since Origination

We have not reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines.  Instead, we have relied on the representations and warranties made by the sponsors, and each sponsor’s obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of the trustee in the mortgage loan or the related mortgaged property.  The representations and warranties may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans, although the sponsors have not made representations and warranties that they know to be untrue (subject to the exceptions described in the applicable mortgage loan purchase agreement and attached to this free writing prospectus in Annex G).  If we had reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  In addition, we cannot assure you that the applicable sponsor will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.  See “—Risks Related to the Offered Certificates—A Mortgage Loan Seller May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Issuing Entity Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan.  Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying the certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”).  Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the mortgage loans may be materially different.  In particular, even if that static pool data showed a low level of delinquencies and defaults, it would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.  Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity (such as  an office property used substantially as a data center) may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  Converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties.  In addition, zoning or other restrictions also may prevent alternative uses.  The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Some of the mortgaged properties have been designated as historic or landmark buildings or are located in areas designated as historic or landmark.  Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

Some of the mortgaged properties are part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes.  Such properties may be restricted from being converted to alternative uses because of such restrictions.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan, or in connection with the transfer of mortgage loans to this securitization transaction.  All of the mortgage loans have appraisals dated within the past 12 months.

In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value.  One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed.  Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values although the appraised value reflected in this free writing prospectus with respect to the mortgaged properties generally reflect only the “as-is” value.

In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property.  We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income.  These factors include, among others:

●	changes in governmental regulations, fiscal policy, zoning or tax laws;

●	potential environmental legislation or liabilities or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

Risks Related to Tenants

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if a few tenants make up a significant portion of the rental income.  In the event of a default by a significant tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or the tenant exercises an early termination right, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan.  This is so because: (i) the financial effect of the absence of rental income from such tenant is typically severe; (ii) more time and leasing costs may be required to re-lease the space; (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants; and (iv) there is no assurance that the space can be re-leased on or near comparable terms.

In the case of 2 mortgaged properties, collectively securing 2.2% of the outstanding pool balance as of the cut-off date by allocated loan amount, if applicable, each such related mortgaged property is 100% leased to a single tenant, based on net rentable area (excluding leased fee assets).  In the case of 6 other mortgaged properties, securing 16.1% of the outstanding pool balance as of the cut-off date by allocated loan amount, if applicable, each mortgaged property is leased to one or more significant tenants, with one tenant occupying a net rentable area of 50% or more of the related mortgaged property.  Certain single tenants or significant tenants have lease expiration dates or early termination options that are prior to the related mortgage loan maturity date.  For a list of each mortgaged property leased to a single tenant or a significant tenant, along with the related mortgage loan maturity date (or anticipated repayment date, as applicable) and lease expiration dates, see Annex A-1 to this free writing prospectus.

The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property.  In addition, the underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases.  Similar analysis may impact the underwriting of mortgage loans with significant tenants.  Accordingly, such single-tenant or significant-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.  However, there can be no assurance that the assumptions made when underwriting such mortgage loans will be correct, that the related tenant will re-let the premises or that such tenant will maintain its creditworthiness.  See Annex A-1 to this free writing prospectus for lease expiration dates (for the five largest tenants at each retail, office, mixed use and industrial mortgaged property, based on net rentable area) and mortgage loan maturity dates (or anticipated repayment dates, as applicable).  In addition, certain single tenants, or significant tenants, may have specific termination rights under their leases that may be exercised prior to the related mortgage loan maturity date merely upon the giving of notice to the landlord, or upon the occurrence of certain circumstances, including, but not limited to, the failure to timely complete tenant buildouts, casualty with respect to specified portions or percentages of the mortgaged property, failure to meet certain income or occupancy thresholds, if utilities or other essential services are not provided to the subject space, or the landlord otherwise fails to perform under the lease, for a specified period.  Certain of the mortgaged properties are leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time for lack of appropriations or for other reasons.  There can be no assurance that if a tenant exercises an early termination option prior to or shortly following the mortgage loan maturity date that the related borrower will have adequate cash flow available to satisfy debt service payments or be in a position to refinance the loan.  See “—Certain Additional Risks Related to Tenants” below.  Also, certain single tenants may be affiliated with the related borrower.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below.

A pool of mortgage loans also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the related mortgaged properties or of tenants in a particular business or industry.  In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders.  Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans.  For additional information regarding significant tenants, see Annex A-1 to this free writing prospectus.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.  Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.  Certain mortgaged properties or portions of those mortgaged properties are (or may in the future be) leased to affiliates of the borrower under arrangements whereby the affiliate tenant (or affiliated subtenant) operates and/or leases the mortgaged property or the leased premises.  Such lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the affiliate lease is terminated and the affiliate tenant evicted from the mortgaged property or affiliate leased premises (which may not be possible if the affiliate lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that an affiliate lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliate tenant.  In addition, in some cases, a master lease with the borrower or an affiliate of the borrower is used to stabilize occupancy or cash flow in situations where it may fluctuate.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Union Square Retail, which mortgage loan represents 8.0% of the outstanding pool balance as of the cut-off date, the related borrower holds a leasehold interest in that mortgaged property as the tenant under a 99-year ground lease that is scheduled to expire on December 31, 2095.  Approximately 49.7% of the net rentable area at that mortgaged property is subleased to two (2) wholly-owned subsidiaries of the related borrower, which subsidiaries have, in turn, sub-subleased that portion of the related mortgaged property.

In the case of the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as GRM Portfolio, which secure a mortgage loan representing 2.1% of the outstanding pool balance as of the cut-off date, the Chicago Building mortgaged property is 100.0% leased to a wholly-owned subsidiary of GRM, an affiliate of the borrower, and the 10310 Harwin Drive mortgaged property is 55.6% leased to GRM.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Westchester I Office, which secures a mortgage loan representing 0.8% of the outstanding pool balance as of the cut-off date, seven of the ten tenants, occupying 79.9% of the net rentable area at that mortgaged property, are affiliated with the related borrower.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Spalding Building, which secures a mortgage loan representing 0.8% of the outstanding pool balance as of the cut-off date, 6.8% of the net rentable area at the mortgaged property is subject to a master lease with a borrower affiliate that is to remain in place until new leases are in place generating the same rent ($118,142 per annum) as that master lease.  Such space is not physically occupied by the related borrower affiliate and such lease is in place solely to stabilize occupancy and cash flow at the related mortgaged property.

Certain Additional Risks Related to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if, among other things:

●	space in the mortgaged properties could not be leased or re-leased;

●	the mortgaged property were re-leased at a rental rate below the rental rate paid by the tenant at the space when the mortgage loan was originated;

●	tenants were unable to meet their lease obligations;

●	a significant tenant were to become a debtor in a bankruptcy case; or

●	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration or early termination of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.  In this regard, the five largest tenants (based on net rentable area) and their respective lease expiration dates for retail, office and industrial properties are set forth on Annex A-1 to this free writing prospectus.  In certain cases, however, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date.  In some cases, this option may be at any time or after the passage of time.  In other cases, the option is tied to outside contingencies, for example, if the landlord violates the lease or interferes with the tenant’s use of the property, upon casualty or condemnation, if utilities or other essential services are not provided to the space for a specified period, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, in connection with the failure to satisfy sales target business objectives or in the case of a government tenant, for lack of appropriations or other reasons.  With respect to any mortgage loan with a government or government agency tenant, it is likely that such tenant’s lease permits the government tenant to terminate the lease prior to the related lease expiration date for lack of appropriations or other reasons.

The footnotes to Annex A-1 to this free writing prospectus (but not Annex A-1 itself) identify certain of the non-contingent early termination provisions related to the five largest tenants shown on Annex A-1.  However, such footnotes do not identify all of the early termination options that tenants may have under their leases.  In addition, see “Annex B—Description of the Top 20 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” for certain non-contingent early termination provisions related to the five largest tenants shown on Annex A-1 for the 10 largest mortgage loans or groups of cross-collateralized mortgage loans listed on Annex B.

Certain of the tenants (which may include significant tenants) have lease expiration dates that occur on or prior to, or shortly following, the maturity date or anticipated repayment date, as applicable, of the related loan.  For the lease expiration dates of the largest five tenants by net rentable area at each retail, office, mixed use and industrial mortgaged property, see Annex A-1 to this free writing prospectus.

Additionally, mortgage loans may have concentrations of leases expiring or providing for early termination options at varying rates in varying percentages on or prior to, or shortly following, the related maturity date.  In some situations, all of the leases at a mortgaged property may expire or be terminated on or prior to, or shortly following, the related maturity date.  In addition, with respect to several of the other mortgage loans, leases representing, in the aggregate, 50% or more of the net rentable area of the related mortgaged property expire during or prior to the calendar year in which the maturity date occurs.  In addition, certain of the tenants (which may include tenants listed on Annex A-1 to this free writing prospectus) have early termination options or options to terminate a portion of the leased premises that occur on or prior to the maturity date of the related mortgage loan.  See Annex A-1 to this free writing prospectus for lease expiration dates for the largest five tenants at each mortgaged property.  See “—Risks of Co-Tenancy and Other Early Termination Provisions in Retail and Office Leases” below for a description of the various termination options that many tenants may exercise upon the occurrence of certain contingencies including, without limitation, based on co-tenancy provisions, breaches of the lease terms, casualty and condemnation and property performance.  The footnotes to Annex A-1 to this free writing prospectus provide information as to certain non-contingent termination options; however, the footnotes do not include all such early termination options that may be contained in every lease.

Furthermore, certain of the mortgaged properties have: tenant leases that permit a tenant, including a significant tenant, to unilaterally terminate its lease without typical triggers; spaces occupied on a month-to-month tenancy; and/or tenants that have executed leases but are not yet in occupancy and are not open for business.

See “—Risks of Co-Tenancy and Other Early Termination Provisions in Retail and Office Leases” below.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties.  Moreover, if a tenant defaults on its obligations to a borrower (or if the tenant terminates pursuant to the terms of its lease), the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the mortgaged property.

In addition, a tenant lease that expires or is terminated near, including during a relatively short period following, the maturity date of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant’s option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants’ leases were terminated.

Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower.  In such cases, a default by the borrower may coincide with a default by the affiliated tenants.  Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” above.

In addition, various tenants may have rights under their respective leases that can result in substantial costs to the landlord.

Tenant Bankruptcy Entails Risks

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction of or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rents or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property.  Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim).  The landlord’s claim would be limited to the unpaid rent due under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).  If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.  Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

If the leased premises are located in a “shopping center” as such term has been interpreted under section 365 of the federal bankruptcy code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in this free writing prospectus) would be considered a shopping center by a court considering the question.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the federal bankruptcy code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

Risks Related to Mortgage Loan Concentration

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance.  In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.  The 10 largest mortgage loans or groups of cross-collateralized mortgage loans represent approximately 59.6% of the outstanding pool balance as of the cut-off date.  Losses on any of these mortgage loans may have a particularly adverse effect on the certificates offered in this free writing prospectus.

The mortgage loan secured by the mortgaged property identified as Rio Apartments on Annex A-1 to this free writing prospectus and the mortgage loan secured by the mortgaged property identified as Treetop Apartments on Annex A-1 to this free writing prospectus, collectively representing in the aggregate approximately 3.7% of the outstanding pool balance as of the cut-off date, are cross-collateralized and cross-defaulted with each other.  For more information regarding risks associated with cross-collateralization arrangements, see “Risk Factors—Commercial and Multifamily Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Cross-Collateralization Arrangements May Be Challenged as Unenforceable” in the prospectus.

The 20 largest mortgage loans or groups of cross-collateralized and cross-defaulted mortgage loans are described in Annex B to this free writing prospectus.  Each of the mortgage loans or groups of cross-collateralized and cross-defaulted mortgage loans other than the 10 largest mortgage loans or groups of cross-collateralized mortgage loans represents no more than 3.0% of the outstanding pool balance as of the cut-off date.

Risks Related to Borrower Concentration

Four (4) groups of mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the largest 3 groups representing 5.4%, 4.4% and 3.7%, respectively, of the outstanding pool balance as of the cut-off date.  A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks.  For instance, if a borrower that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or at another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans due to administrative delays or in the event of substantive consolidation of the debtors.  See Annex A-1 to this free writing prospectus for mortgage loans with related borrowers.

Risks Relating to Property Type Concentration

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date (based on the allocated loan amount):

●	Twenty-one (21) retail properties representing 52.8% of the outstanding pool balance as of the cut-off date by allocated loan amount;

●	Sixteen (16) office properties representing 15.2% of the outstanding pool balance as of the cut-off date by allocated loan amount;

●	Eleven (11) multifamily properties representing 11.6% of the outstanding pool balance as of the cut-off date by allocated loan amount;

●	Eight (8) manufactured housing community properties representing 7.8% of the outstanding pool balance as of the cut-off date by allocated loan amount;

●	Five (5) hospitality properties representing 5.3% of the outstanding pool balance as of the cut-off date by allocated loan amount;

●	Two (2) mixed use properties representing 3.7% of the outstanding pool balance as of the cut-off date by allocated loan amount;

●	Three (3) industrial properties representing 2.3% of the outstanding pool balance as of the cut-off date by allocated loan amount; and

●	One (1) property of another type (a leased fee property operated as a retail property), representing 1.4% of the outstanding pool balance as of the cut-off date by allocated loan amount.

Geographic Concentration Exposes Investors to Greater Risk of Default and Loss

As of the cut-off date, the mortgaged properties are located in 17 states and Puerto Rico.

The table below shows the number of mortgaged properties, the aggregate cut-off date balance of the related mortgage loans, and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the top jurisdictions that have concentrations of mortgaged properties of 5.0% or more (based on allocated loan amount as a percentage of the initial outstanding pool balance) as of the cut-off date:
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)
California	6	$125,262,187	13.3%
Massachusetts	2	$110,779,556	11.8%
Texas	17	$106,226,989	11.3%
New York	4	$105,145,654	11.2%
Pennsylvania	3	$74,947,427	8.0%
North Carolina	2	$65,783,085	7.0%
Puerto Rico	4	$57,750,000	6.1%
Indiana	7	$57,249,147	6.1%
Florida	5	$56,999,272	6.1%
Georgia	1	$54,888,798	5.8%

(1)
Because this table presents information related to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan document, are based on the appraised valued and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

See the table entitled “Mortgaged Properties by State and/or Location” in Annex A-2 to this free writing prospectus.  Also for certain legal aspects of mortgage loans secured by mortgaged properties located in California, Massachusetts, Texas, New York and Puerto Rico, see “Legal Aspects of Mortgage Loans in California, Massachusetts, Texas, New York and Puerto Rico” in this free writing prospectus.  Except as set forth in the chart above, no state contains more than 2.4% of the mortgaged properties (based on the principal balance as of the cut-off date of the related mortgage loans or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to such mortgaged property).

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties.  In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties.  In addition, particular local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area.  A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located would result in a decrease in consumer demand in the region, and the income from and market value of the mortgaged properties may be adversely affected.

Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regard, would be considered secondary or tertiary markets.

Other regional factors – e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies – also may adversely affect the mortgaged properties.  For example, properties located in California, Florida, Georgia, Louisiana, North Carolina, Alaska and Texas may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, Georgia, Louisiana, North Carolina and Texas, also may be more generally susceptible to hurricanes, tornados and other windstorms than properties in other parts of the country.  Recent hurricanes in the Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding.  Some of the mortgaged properties may be located in areas more susceptible to these natural disasters.  The loan documents for the mortgage loans generally do not require flood insurance on the related mortgaged properties unless such mortgaged property is located in a flood zone and flood insurance is available.  Even if the mortgaged property is located in a flood zone and flood insurance is obtained, we cannot assure you that the flood insurance will be adequate to cover the loss.  Moreover, we cannot assure you that hurricane damage would be covered by insurance.  In addition, events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010 led to regional economic downturn for the Gulf Coast of the United States, and had an adverse impact on mortgaged properties located in nearby states, including Florida, Louisiana and Texas.  Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments.  There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy.

In addition, certain cities, states or regions of the country are currently facing or may face a depressed real estate market, which is not due to any natural disaster, but which may cause an overall decline in property values.  Certain of the mortgaged properties are located in such cities, states and regions of the country.

Certain Mortgage Loans Were Not Specifically Originated for Securitization

The mortgage loan securing the portfolio of mortgaged properties identified as Hartman Portfolio on Annex A-1 to this free writing prospectus, representing approximately 6.0% of the outstanding pool balance as of the cut-off date, was originated by J.P. Morgan Investment Management Inc. in September 2008 and acquired by German American Capital Corporation in June 2011.  This mortgage loan was not originated specifically for securitization, and therefore it lacks certain provisions that have become customary in mortgage loans that are originated for securitization.  For example:

●	The mortgage loan does not have any lockboxes or cash management;

●
The mortgage loan does not currently have any money in escrow or currently require any amounts in escrow and, other than with respect to escrows for taxes and insurance, does not permit the lender to require escrows;

●	The mortgage loan is currently prepayable;

●	The related loan documents provide for a payment default grace period of five business days;

●	The related borrower does not have an independent director in its structure and did not deliver a non-consolidation opinion at loan origination;

●
The related loan documents permit the related borrower to prepay on a date other than a due date and do not require the payment of interest to the next due date; to address any potential prepayment interest shortfalls that could arise as a result of such prepayments, German American Capital Corporation has agreed to reimburse the trust for such shortfall;

●	The mortgage loan generally has weaker reporting requirements than typically required in mortgage loans originated for securitization; and

●	The related loan documents have more limited borrower representations, warranties and covenants than typically included in mortgage loans originated for securitization.

See also “—Seasoned Mortgage Loans Present Additional Risks of Repayment” in this free writing prospectus.  In addition, the mortgage loan does not satisfy all of German American Capital Corporation’s underwriting standards.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Certain Variances from Underwriting Standards” in this free writing prospectus.

Seasoned Mortgage Loans Present Additional Risks of Repayment

The mortgage loan identified as Hartman Portfolio on Annex A-1 to this free writing prospectus, representing approximately 6.0% of the outstanding pool balance as of the cut-off date, is a seasoned mortgage loan that was originated 41 months prior to the cut-off date.  There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans.  For example:

●	property values and the surrounding areas have likely changed since origination;

●	origination standards at the time the mortgage loan were originated were different than current origination standards;

●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

●	the physical condition of the mortgaged properties or improvements may have changed since origination; and

●	the circumstances of the mortgaged properties, the borrowers and the tenants may have changed in other respects since origination.

See also “—Certain Mortgage Loans Were Not Specifically Originated for Securitization” in this free writing prospectus.  In addition, the mortgage loan does not satisfy all of German American Capital Corporation’s underwriting standards.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Certain Variances from Underwriting Standards” in this free writing prospectus.

Retail Properties Have Special Risks

There are 21 mortgaged properties (excluding the leased fee property) that are retail properties securing 52.8% of pool by allocated loan amount.  One (1) of these mortgaged properties, representing security for 1.2% of the outstanding pool balance as of the cut-off date, is a single tenant property.  For a list of leased fee properties operated as retail businesses, see Annex A-1 to this free writing prospectus.  The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

The Presence or Absence of an “Anchor Tenant” May Adversely Affect the Economic Performance of a Retail Property

Whether a retail property is “anchored,” “shadow anchored” or “unanchored” is also an important consideration.  The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  An “anchor tenant” is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property.  Many of the retail properties securing one or more of the mortgage loans also have shadow anchor tenants.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but not on the mortgaged property.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

Eighteen (18) of the subject retail mortgaged properties, securing mortgage loans representing approximately 50.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable sponsor to have an “anchor tenant” or are leased to a single tenant. Of the 18 anchored retail properties, 1 such property (excluding the leased fee properties), securing a mortgage loan representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is leased to a single retail tenant.

In certain instances with respect to the mortgaged properties, anchor tenant leases may expire during the term of the related mortgage loan.  We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.  In addition, an anchor tenant or shadow anchor tenant lease that expires near, including within a relatively short period following, the maturity date of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

In addition, various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.

Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such anchor tenants that contain certain operating and maintenance covenants.  Although an anchor tenant that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property.  Anchor tenants that lease their stores often have operating covenants as well.  Such operating covenants may be provided for in the anchor tenant lease or in the REA, if any, affecting the mortgaged property.  Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan (as is the case with several retail tenants at mortgaged properties securing mortgage loans in the mortgage pool) are or will not be contractually obligated to operate their stores at the applicable mortgaged property.  Several retail mortgaged properties that secure mortgage loans in the pool have tenants permitted to cease operations at the related mortgaged property prior to lease termination (i.e., “go dark”), provided such tenant continues to pay rent.

For example, in the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as BJ’s Wholesale Pittsfield, which secures a mortgage loan representing 1.2% of the outstanding pool balance as of the cut-off date, the sole tenant at the mortgaged property is permitted to cease operations there so long as it continues to pay rent.

A number of the tenant leases and REAs at the retail mortgaged properties have co-tenancy clauses which permit the applicable tenants to abate the rent payable, cease operating and/or terminate their leases if certain other tenants (in particular, anchor tenants) cease operations at the related mortgaged property and/or if a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets.  Certain of the operating covenants with respect to the mortgaged properties have expired or will expire prior to the maturity date of the related mortgage loan.  We cannot assure you that operating covenants will be obtained in the future for these or any of the tenants.

Certain anchor tenant and tenant estoppels obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA.  Such disputes, defaults or potential defaults, could lead to a set off of rent, to a termination or attempted termination of the applicable lease or REA by the tenant or to litigation against the related borrower.  There can be no assurance that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, there can be no assurance that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

Current Levels of Property Income May Not Be Maintained Due to Varying Tenant Occupancy

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties.  Certain tenants at the retail mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or not yet in occupancy.

Certain tenants currently may be in a rent abatement period.  There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires.  Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants.  We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Competition May Adversely Affect the Performance of the Mortgaged Property

Borrowers, affiliates of borrowers, and property managers of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties, including, without limitation, properties that may be situated adjacent to the mortgaged properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near, the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer business:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	video shopping networks;

●	catalogue retailers;

●	home shopping networks;

●	direct mail;

●	internet websites; and

●	telemarketers.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.  Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located.  Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

Certain Risks of Restaurant Tenants

The mortgaged properties identified as Brea Plaza Shopping Center, Piatt Place, BB&T Headquarters Building (an office property), Rancho Penasquitos Towne Center I, Manati Centro Plaza, Fingerlakes Crossing Shopping Center, University Plaza, Addison Place North, Walzem Plaza and One Mason Plaza on Annex A-1 to this free writing prospectus, securing approximately 4.6%, 3.6%, 1.6%, 1.5%, 1.5%, 1.1%, 0.7%, 0.7%, 0.6% and 0.5% (by allocated loan amount), respectively, of the outstanding pool balance as of the cut-off date, include significant restaurant tenants, which tenants represent, in each case, one or more of the five largest tenants at the related mortgaged property and are listed on Annex A-1 to this free writing prospectus.  Certain other mortgaged properties may have smaller restaurant tenants.  Restaurants are subject to certain unique risks including that restaurant space is not easily convertible to other types of retail space (or office space, if applicable) and that restaurant receipts are not only affected by objective factors but by subjective factors.  For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of a restaurant, food safety concerns related to personal health or the handling of food items at the restaurant or by food suppliers and the actions/behaviors of staff and management and level of service to the customers.  For information regarding the risks associated with office properties, see “—Office Properties Have Special Risks” in this free writing prospectus.

Certain Risks of Health Club or Exercise Studio Space Tenants

The mortgaged properties identified as Square One Mall, Vernola Marketplace, Juncos Plaza and Northcross & Victoria on Annex A-1 to this free writing prospectus, securing approximately 10.6%, 2.5%, 1.5% and 0.8% (by allocated loan amount), respectively, of the outstanding pool balance as of the cut-off date, include a significant health club or exercise studio tenant at the related mortgaged property, which tenants are listed on Annex A-1 to this free writing prospectus.  Certain other mortgaged properties may have smaller health club, exercise studio or similar tenants.  Several factors may adversely affect the value and successful operation of a health club or exercise studio, including:

●	the physical attributes of the property (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs and exercise studios may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain Risks of Movie Theater Tenants

The mortgaged properties identified as Union Square Retail, Alamance Crossing, Brea Plaza Shopping Center, Susquehanna Valley Mall, Montebello Town Square and Plaza del Sol on Annex A-1 to this free writing prospectus, securing approximately 8.0%, 5.4%, 4.6%, 3.0%, 1.7% and 1.7% (by allocated loan amount), respectively, of the outstanding pool balance as of the cut-off date include significant movie theater tenants, which tenants are listed on Annex A-1 to this free writing prospectus.

Properties with movie theater tenants are exposed to unique risks.  Aspects of building site design and adaptability affect the value of a theater and make it difficult to easily convert to another use.  In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their tenant ratings, if applicable, and in certain cases, bankruptcy filings.  See “—Tenant Bankruptcy Entails Risks” above.

Office Properties Have Special Risks

There are 16 office properties, securing approximately 15.2% of the outstanding pool balance as of the cut-off date by allocated loan amount.

Various factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	the quality of property management;

●	provisions in tenant leases that may include early termination provisions;

●	an economic decline in the business operated by the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Certain of the office properties are occupied by tenants that utilize the mortgaged property as medical offices, some of which offices perform out-patient medical procedures.  The performance of a medical office property may depend on the proximity of such property to a hospital or other healthcare establishment and on reimbursements for patient fees from private or government-sponsored insurance companies.  The sudden closure of a nearby hospital may adversely affect the value of a medical office property.  In addition, the performance of a medical office property may depend on reimbursements to tenants for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties.  Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

Certain of the office properties utilize all or a portion of the mortgaged property as a data center.  Data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason.  See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Certain of the office properties are occupied by one or more tenants that utilize a portion of the mortgaged property as a restaurant.  For information regarding certain risks associated with restaurant tenants, see “—Retail Properties Have Special Risks—Certain Risks of Restaurant Tenants” in this free writing prospectus.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Multifamily Properties Have Special Risks

There are 11 multifamily properties, securing approximately 11.6% of the outstanding pool balance as of the cut-off date.

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

●	the quality of property management;

●	the location of the property (e.g., a change in the neighborhood over time or increased crime in the neighborhood);

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●
in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property, thereby limiting the pool of potential tenants;

●	the presence of competing properties and residential developments in the local market;

●
the existence of corporate tenants renting large blocks of units at the property, which in the event such tenant vacates would leave the property with a significant percentage of unoccupied space, and in the event such tenant was renting at an above-market rent may make finding replacement tenants difficult;

●	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

●	state and local regulations;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

State Regulations and Government Subsidies May Affect a Borrower’s Ability To Repay a Multifamily Mortgage Loan

Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  In many cases, the rent control laws do not permit vacancy decontrol.  Local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states.  In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are eligible for and have received low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, in respect of various units within the property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.  The depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Mortgage Loans Subject to Government Assistance Programs” in this free writing prospectus.

Manufactured Housing Community Properties Have Special Risks

There are 8 manufactured housing community properties, securing approximately 7.8% of the outstanding pool balance as of the cut-off date.  Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site built single family homes.

Other factors may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation;

●	restrictions on the age of tenants that may reside at the property; and

●	state and local regulations, including rent control and rent stabilization.

Some of the manufactured housing community mortgaged properties require that residents be 55 years of age or older, thereby limiting the potential tenant pool.  The manufactured housing community properties are “special purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Hospitality Properties Have Special Risks

There are 5 hospitality properties, securing approximately 5.3% of the outstanding pool balance as of the cut-off date.  One (1) hospitality property, securing approximately 1.8% of the outstanding pool balance as of the cut-off date, is considered full service.  Four (4) hospitality properties, securing approximately 3.5% of the outstanding pool balance as of the cut-off date, are considered limited service.

Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged per room and reduce occupancy levels);

●	poor property management;

●	the construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	conversion to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, travel costs, strikes, relocation of highways, the construction of additional highways or other factors;

●	management ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company’s affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality property investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Comfort Inn JFK at Ozone Park, which secures a mortgage loan representing 1.0% of the outstanding pool balance as of the cut-off date, a new 36-room Days Inn Hotel is being constructed in the lot adjacent to the property.  In addition, in the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Hampton Inn & Suites, which secures a mortgage loan representing 0.8% of the outstanding pool balance as of the cut-off date, a new 75-room Candlewood Suites Hotel is being constructed in the subject property’s market area.

The Seasonality of Business May Create Shortfalls in Hospitality Revenue

The hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  There can be no assurance that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The Inability to Maintain a Liquor License May Adversely Impact Hospitality Revenue

The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses.  In the event of a foreclosure of a hospitality property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a full-service hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

The Performance of a Hospitality Property Depends in Part on the Performance of Its Management Company

Three (3) of the hospitality properties, securing approximately 2.7% of the outstanding pool balance as of the cut-off date, are affiliated with a franchise or hotel management company through a franchise or management agreement.  A hospitality property subject to a franchise, management or marketing agreement is typically required by the hotel chain or management company to maintain certain standards and satisfy certain criteria or risk termination of its affiliation.

The mortgaged property identified on Annex A-1 to this free writing prospectus as Comfort Inn JFK at Ozone Park, which secures a mortgage loan representing 1.0% of the outstanding pool balance as of the cut-off date, is operated under a 20-year franchise agreement with Choice Hotels that is scheduled to expire on December 25, 2029.  However, the franchise agreement provides for termination rights on the part of the franchisor (upon twelve (12) months’ prior notice) and the franchisee (upon six (6) months’ prior notice) on the fifth, tenth and fifteenth anniversaries during the term of the franchise agreement.

The performance of a hospitality property affiliated with a franchise or hotel management company or managed by a hotel management company depends in part on:

●	the continued existence, reputation, and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or management company or hotel chain service mark; and

●	the duration of the franchise licensing agreement or management agreement.

Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees.

Transferability of franchise license agreements is generally restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

No assurance can be given that a franchise or management agreement will not be terminated during the term of the related mortgage loan or that the issuing entity could renew a franchise or management agreement or obtain a new franchise or management agreement following termination of the agreement in place at the time of foreclosure.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Hampton Inn & Suites, which secures a mortgage loan representing 0.8% of the outstanding pool balance as of the cut-off date, Hilton Worldwide has instituted a property improvement plan for the property, the major items of which relate to lobby renovations.  Failure to complete the plan could adversely affect the status of the franchise arrangement.  In addition, there can be no assurance that room rentals will not be adversely affected while the renovations are ongoing.

The hospitality properties identified on Annex A-1 to this free writing prospectus as Healdsburg Hotel and Hotel Provincial, which secure a mortgage loans that represents 1.8% and 0.7%, respectively, of the initial outstanding pool balance, are unflagged hotels.  Accordingly, they lack the benefits of a strong franchise affiliation.

Industrial Properties Have Special Risks

There are 3 industrial properties, securing approximately 2.3% of the outstanding pool balance as of the cut-off date by allocated loan amount.  Significant factors determining the value of industrial properties are:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties often are dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties.  Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.  In addition, industrial properties are often more prone to environmental concerns due to the nature of items being stored or type of work conducted at the property.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility.  Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.  Because of the construction utilized in connection with certain industrial facilities, it might be difficult or costly to convert such a facility to an alternative use.

Risks Related to Loans Secured by Mortgaged Properties Located in Puerto Rico

One (1) mortgage loan, representing 6.1% of the outstanding pool balance as of the cut-off date, is secured by a portfolio of mortgaged real properties located in Puerto Rico and identified on Annex A-1 to this free writing prospectus as Puerto Rico Retail Portfolio.

Currently, Puerto Rico does not impose income or withholding tax on interest received on loans by foreign (non-Puerto Rico) entities not engaged in trade or business in Puerto Rico, as long as the foreign (non-Puerto Rico) entity receiving the interest payment and the debtor making the interest payment are not related, or if the interest payment is not from sources within Puerto Rico (i.e., when the entity making the interest payment is not a resident of Puerto Rico).  The related mortgage loan seller has been advised that Puerto Rico law would not impose income or withholding tax on interest received on the Puerto Rico Retail Portfolio mortgage loan while it is held by the issuing entity; however, no assurance can be given that the law will not change in the future.  If an income or withholding tax were imposed on the Puerto Rico Retail Portfolio mortgage loan, the lender may not be able to collect from the related borrower any shortfall in the monthly payment resulting from such tax, because the loan does not directly address changes in law that result in an income or withholding tax. Such tax would therefore result in a shortfall to affected certificateholders.

Furthermore, the Commonwealth of Puerto Rico is an unincorporated territory of the United States.  The provisions of the United States Constitution and laws of the United States apply to the Commonwealth of Puerto Rico as determined by the United States Congress and the continuation or modification of current federal law and policy applicable to the Commonwealth of Puerto Rico remains within the discretion of the United States Congress.  If the Commonwealth of Puerto Rico were granted complete independence, there can be no assurance of what impact this would have on the issuing entity’s interest in the mortgaged real property located in Puerto Rico.

Commercial mortgage loans in Puerto Rico are generally evidenced by the execution of a promissory note in favor of the mortgagee and a “mortgage note” payable to the bearer thereof, which is then pledged to the mortgagee as security for the promissory note.  The bearer mortgage note in turn is secured by a deed of mortgage on certain real property of the borrower.  Notwithstanding the existence of both the promissory note and the bearer mortgage note, the borrower has only a single indebtedness to the mortgagee, and in the event of default the mortgagee may bring a single unitary action to proceed directly against the mortgaged property without any requirement to take any separate action under the promissory note or bearer mortgage note.  Foreclosure of a mortgage in Puerto Rico is generally accomplished by judicial action.  The action is initiated by the service of legal pleadings upon all parties having an interest in the real property.  Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming and costly.  The costs of foreclosure would reduce the proceeds from a foreclosure sale available to satisfy the mortgage loan. In any case, there can be no assurance that the net proceeds realized from foreclosures on the mortgage, after payment of all foreclosure expenses, would be sufficient to pay the principal, interest and other expenses, if any, which are due under the mortgage loan and thus the amount of accrued and unpaid interest and unpaid principal on the certificates.  See “Legal Aspects of Mortgage Loans in California, Massachusetts, Texas, New York and Puerto Rico” in this free writing prospectus.

Risks of Co-Tenancy and Other Early Termination Provisions in Retail and Office Leases

Retail leases often, and office leases sometimes, give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at or otherwise affecting access to or parking on the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of or access to or parking upon the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property above a certain threshold or that interferes with a tenant’s use of or access to such mortgaged property or that otherwise renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if utilities or other essential services are not provided to the subject space for a specified period, or (viii) if the landlord defaults on its obligations under the lease.  In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for non-anchor tenants at anchored or shadow-anchored retail centers to have the right to terminate their leases or abate or reduce rent if the anchor or shadow anchor tenant goes dark.  In addition, an anchor tenant may have a similar co-tenancy provision in its lease based on the continued operations of another anchor tenant.  Even if tenant leases do not include provisions granting such termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents.  If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases and/or abate or reduce rent if a certain number of other tenants, and/or other tenants occupying a specified percentage of the total space, cease to operate at the applicable mortgaged property.  Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases or abate rent prior to the stated lease expiration date for no reason after a specified period of time following commencement of the lease and/or solely upon notice to the landlord.

For example, as regards the 10 largest mortgage loans or groups of cross-collateralized mortgage loans:

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In the case of the mortgaged properties identified on Annex A-1 to this free writing prospectus as University Plaza and Manati Centro Plaza, which (together with the other mortgaged properties comprising the Puerto Rico Retail Portfolio) secure a mortgage loan that represents 6.1% of the outstanding pool balance as of the cut-off date, Gatsby (one of the five largest tenants at each such property) has a right to terminate its lease at each such property with 180 days’ notice in April 2013 or April 2014, in the case of University Plaza, and in April 2015 or April 2016, in the case of Manati Centro Plaza.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Brea Plaza Shopping Center, which secures a mortgage loan representing 4.6% of the outstanding pool balance as of the cut-off date, (i) the spaces to be leased by DSW and DXL-Casual Male Group are in the process of being built out, and if the landlord cannot deliver the spaces to the tenants by October 1, 2012, in the case of DSW, and June 1, 2012, in the case of DXL-Casual Male Group, such tenants may terminate their leases, (ii) even after taking occupancy DSW and DXL-Casual Male Group will each be permitted certain termination rights if certain sales targets are not met, (iii) the related borrower holds a leasehold interest in a portion of the parking area for the mortgaged property and if the related ground lease were to be terminated such that the related parking area was no longer available, several tenants would have the right to terminate their leases, (iv) a right to rent abatement in the Total Wines lease would be triggered if the Borders space (vacant since September 16, 2011 but leased to DSW and DXL-Casual Male Group and in a build-out phase) remains vacant for 270 consecutive days, and a termination right in the Total Wines lease would be triggered if the Borders space remains vacant for one (1) year, and (v) Bonny Bridal has a right to terminate its lease after the third year of the lease with 180 days’ notice.

●	In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Piatt Place, which secures a mortgage loan representing 3.6% of the outstanding pool balance as of the cut-off date, the largest tenant, Commonwealth of PA - Department of General Services, has the right to terminate its lease should the Commonwealth of Pennsylvania’s budget not include funds appropriated for the payment of the scheduled rental payments for any office space of similar size in the city of Pittsburgh. However, under such scenario, the tenant is required to reimburse landlord for any unamortized TI/LC costs, as listed in the tenant’s lease, to the extent that the Commonwealth of Pennsylvania has appropriated funds for this penalty.  At loan closing, this penalty was in excess of $13.3 million, and reduces to over $8.0 million at loan maturity. The second largest tenant, University of Phoenix, has a termination provision at the end of the sixtieth month of the lease provided that it reimburses the borrower for any unamortized TI/LC costs.  The projected TI/LC costs are approximately $1.1 million.  The fifth largest tenant, Izzazu, Inc., has the right to terminate its lease following the last day of the 126th month of the lease term, by written notice at least 180 days prior, and with a lease termination payment equal to the sum of (i) $10,000 and (ii) the remaining full unamortized TI/LC and related costs.

Any exercise of the foregoing termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  We cannot assure you that any vacated space could or would be re-let.  Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents.  See “—Certain Additional Risks Related to Tenants” above.

Condominium Properties Have Special Risks

The mortgage loans identified on Annex A-1 to this free writing prospectus as 180 Peachtree Street and Alrig Portfolio, representing 5.8% and 0.7%, respectively, of the outstanding pool balance as of the cut-off date, are secured or may be secured, in whole or in part, by the related borrower’s fee simple ownership interest in one or more condominium units.

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws.  Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as 180 Peachtree Street, representing 5.8% of the outstanding pool balance as of the cut-off date, the related borrower owns 65.5% of the condominium units and generally controls the condominium board.

The mortgaged property identified on Annex A-1 to this free writing prospectus as Willow Office Center, securing 0.2% of the outstanding pool balance as of the cut-off date by allocated loan amount and is part of the Alrig Portfolio, is one of two units comprising the subject condominium.  The related borrower is also the administrator of the condominium.  There is no condominium board.  Certain decisions are unanimously made by both unit owners (in certain circumstances with the consent of first mortgagees), while certain decisions are made by the administrator or a specific unit owner.  For example, the administrator determines what ongoing maintenance is required and assesses the appropriate amounts to the respective unit owners in order to appropriately maintain the common areas.  Although it is unclear from documentation relating to the condominium whether the right is still effective, the developer of the condominium may have a right of first option and a right of first refusal with respect to the sale by a unit owner of its unit.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty.  Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.  In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements.  In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property.  Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure.  Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances.  For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners.  If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common.  This could cause an early and unanticipated prepayment of the mortgage loan.  There can be no assurance the proceeds from partition will be sufficient to satisfy borrower’s obligations under the mortgage loan.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties.  The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected.  Consequently, servicing and realizing upon such collateral could subject the issuing entity to greater expense and risk than servicing and realizing upon collateral for other mortgage loans that are not condominiums.

Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing, or are expected to undergo in the future, construction, development, redevelopment, renovation or repairs.

We cannot assure you that any current or planned construction, redevelopment, renovation or repairs will be completed, that such construction, redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan and/or the value of the related mortgaged property, which could affect the ability of the borrower to repay the related mortgage loan.

In the event that the related borrower or tenant fails to pay the costs for work completed or material delivered in connection with such ongoing construction, redevelopment, renovation or repairs, the related mortgaged property may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.  The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or other users and, accordingly, could have a negative impact on net operating income.

Furthermore, in the event of a foreclosure on any mortgaged property following a default on a related mortgage loan, the special servicer will generally retain an independent contractor to operate the mortgaged property.  Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent.  The inability to complete such construction work may result in lower cash flows and less liquidation proceeds to the issuing entity than if such construction were able to be completed.

Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties

The borrowers under certain mortgage loans have given to one or more tenants or another person (or the related mortgaged property may be subject to) a right of first refusal in the event a sale is contemplated, a right of first refusal to purchase a leasehold interest in the premises in the event that the sale of the borrower’s leasehold interest is contemplated, an option to purchase all or a portion of the related mortgaged property and/or various similar rights.

For example:

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in the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Montebello Town Square, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, AMC Theatres has a right of first refusal with respect to any space at the shopping center that the landlord intends to lease or sell to another movie theater tenant.

●
in the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Rancho Penasquitos Towne Center I, which secures a mortgage loan that represents 1.5% of the outstanding pool balance as of the cut-off date, the Bank of America tenant has a right of first refusal with respect to the mortgaged property demised pursuant to its lease on the same terms and conditions offered to a third party.  Such right of first refusal will not apply to a foreclosure, deed-in-lieu of foreclosure or the first subsequent transfer following such event.

●
in the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as BB&T Headquarters Building, which secures a mortgage loan that represents 1.6% of the outstanding pool balance as of the cut-off date, Branch Banking and Trust Company, the largest tenant, has a right of first offer to purchase the property if the landlord determines in good faith to offer the property for sale.

●
in the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Johnstown Galleria—Ground Lease, which secures a mortgage loan that represents 1.4% of the outstanding pool balance as of the cut-off date, the related borrower holds a fee interest in that property and is the landlord under a ground lease of the entire property.  The tenant under the ground lease holds a right of first offer to purchase the fee interest.  However, that right of first offer does not apply to a transfer to a fee mortgagee or the purchaser at a foreclosure sale in connection with a foreclosure of the fee mortgage.

These rights, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged property at foreclosure or after acquiring the mortgaged property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged property.  Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of any mortgage loan seller, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of bankruptcy or insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position.  Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates

Certain Environmental Laws May Negatively Impact a Borrower’s Ability to Repay a Mortgage Loan

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, certain laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the asbestos containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the U.S. Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings.  In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition.  This lien may have priority over the lien of a pre-existing mortgage.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator.  In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the offsite locations where that person’s hazardous substances were disposed.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint.  Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a “Lead Warning Statement” that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint.  The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.  Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner.  The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party.  The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the issuing entity) could be liable for the costs of responding to an environmental hazard.  See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

A Borrower May Be Required to Take Remedial Steps with Respect to Environmental Hazards at a Property.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

●	an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

●	a responsible third party was identified as being responsible for the remedial action; or

●	the related originator of the subject mortgage loan generally required the related borrower to:

(a)         take investigative and/or remedial action;

(b)         carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

(c)         monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified by the environmental consultant;

(d)         obtain or seek a letter from the applicable regulatory authority stating that no further action was required;

(e)         obtain environmental insurance or provide an indemnity or guaranty from an individual or an entity (which may include the loan sponsor); or

(f)         the circumstance or condition has been remediated in all material respects.

See “Risk Factors—Commercial and Multifamily Loans Are Subject to Certain Risks That Could Adversely Affect the Performance of Your Offered Certificates—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on for Certificates” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition

The mortgage loan sellers have represented to the Depositor that all of the mortgaged properties have (i) had an environmental site assessment (or a database review) within the 12 months preceding the closing date of the securitization or (ii) obtained a lender’s environmental insurance policy.  The mortgage loan sellers have represented to the depositor that to the extent a Phase II environmental site assessment was recommended, such Phase II was conducted or the related mortgage loan seller obtained a lender’s environmental insurance policy.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” in this free writing prospectus.

There can be no assurance that any environmental site assessment, study or review or Phase I and/or Phase II sampling revealed all possible environmental hazards or that all environmental matters that were revealed were or will be remediated or otherwise adequately addressed.  The environmental assessments relating to certain of the mortgage loans revealed the existence of various current and historical recognized environmental conditions, including friable or non-friable asbestos-containing materials, mold, lead-based paint, radon gas, leaking aboveground and/or underground storage tanks, current or historical use as a dry cleaning operation, lumber yard and gravel pit, gas station, auto repair operation and/or photo development operation, storage of large quantities of waste chemicals, polychlorinated biphenyl contamination, soil and/or ground water contamination (or potential contamination) from onsite and/or off-site sources, elevated soil vapor concentrations or other material environmental conditions.  In some cases, particularly with respect to multifamily and manufactured housing community mortgaged properties, a property owner must disclose an environmental condition to potential tenants which may deter them from leasing the subject space.  The environmental assessments relating to certain of the mortgage loans also revealed that the related mortgaged property was located in or near a superfund site.  For information regarding environmental site assessments at the mortgaged properties, see “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” below.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Yorktowne MHP, which secures 1.3% of the outstanding pool balance as of the cut-off date by allocated loan amount, a Phase I environmental site assessment dated November 11, 2011 revealed soil and groundwater perchloroethylene (PCE) contamination caused by a dry cleaner that was located at the property from approximately 1970 to 2006.  Remediation is currently underway and is anticipated to take approximately two years with additional monitoring in subsequent years.  Remediation is anticipated to include (i) the installation of a vapor extraction system, (ii) a focused Phase II investigation to delineate contaminated soil for physical removal and (iii) biological remediation to accelerate the degradation of the dry cleaning solvents.  An escrow of $400,000 exists to cover the current estimate of the cost of remediation, and an additional $45,000 has been escrowed to pay for independent consultants to monitor the remediation efforts.  There can be no assurances that the escrows described above will be sufficient for the remediation or that the investigations conducted as part of the work plans will not reveal any unanticipated environmental conditions.

The mortgaged properties identified on Annex A-1 to this free writing prospectus as Southwood Manor MHC and Penland Park MHC, respectively, are both manufactured housing community properties located in Alaska that secure mortgage loans to affiliated borrowers, which mortgage loans represent in the aggregate 2.3% of the outstanding pool balance as of the cut-off date.  The related mortgage loans are not cross-collateralized or cross-defaulted.  Both properties depend, in whole or in part, on private wells located at the respective properties for drinking water.  In each case, that well water contains levels of arsenic that are above the maximum level permitted by current Alaska law.  Both borrowers intend to install an arsenic filtration system in an attempt to remediate the problem.  However, there is existing municipal water at the Penland Park MHC mortgaged property, which will be used to dilute the well water and bring down the level of arsenic.  At the closing of the Southwood Manor MHC mortgage loan, the originator held back $280,750, which equals 125% of the estimated costs of installing an arsenic filtration system at the Southwood Manor MHC mortgaged property.  At the closing of the Penland Park MHC mortgage loan, the originator held back $230,875, which equals 125% of the estimated costs of installing an arsenic filtration system at the Penland Park MHC mortgaged property.  The respective borrowers also obtained a $2,000,000 environmental insurance policy (covering both the Southwood Manor MHC mortgaged property and the Penland Park MHC mortgaged property) for the benefit of the lender for the term of the mortgage loans, both for liability and for mortgage impairment as a result of arsenic in the water at those properties.  Such policy contains a $100,000 deductible, and has a policy period during which claims may be made that terminates on October 9, 2021.  There can be no assurances that the holdbacks described above will be sufficient for remediation, that the investigations conducted as part of the work plans will not reveal any unanticipated environmental conditions or that the coverage provided under the environmental insurance policy will be sufficient to cover any losses incurred as a result of the existing environmental risks.

With respect to the mortgaged properties identified in the bullets below, the related mortgage loan seller obtained a lender’s environmental insurance policy in lieu of a the Phase II Environmental Site Assessment or to address environmental conditions or concerns.

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With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Susquehanna Valley Mall, which mortgaged property secures a mortgage loan representing approximately 3.0% of the outstanding pool balance as of the cut-off date, a Phase II Site Assessment was recommended by the consultant due to underground hydraulic lifts located on the mortgaged property.  The lender obtained an environmental policy in lieu of a Phase II Environmental Site Assessment. The policy is in an amount equal to $2 million dollars, has a term ending two years beyond the maturity date  and the policy premium has been paid in full.

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With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Rancho Penasquitos Towne Center I, which mortgaged property secures a mortgage loan representing approximately 1.5% of the outstanding pool balance as of the cut-off date, a Phase II Environmental Site Assessment was recommended by the consultant due to a former dry cleaning operation at the mortgaged property.  The lender obtained an environmental policy in lieu of a Phase II Environmental Site Assessment.  The policy is in an amount equal to $2 million dollars, has a term ending two years beyond the maturity date and the policy premium has been paid in full.

●
With respect to the mortgaged property identified on Annex A-1 to this free writing as Rancho Penasquitos Towne Center II, which mortgaged property secures a mortgage loan representing approximately 1.2% of the outstanding pool balance as of the cut-off date, a Phase II Environmental Site Assessment was recommended by the consultant due to a former dry cleaning operation and auto center at the mortgaged property.  The lender obtained an environmental policy in lieu of a Phase II Environmental Site Assessment.  The policy is in an amount equal to $2 million dollars, has a term ending two years beyond the maturity date and the policy premium has been paid in full.

There can be no assurance that the policy amounts will be sufficient to remediate any environmental hazards or to clean up the related mortgaged property.

For more information regarding environmental considerations, see “Risk Factors—Commercial and Multifamily Loans Are Subject to Certain Risks That Could Adversely Affect the Performance of Your Offered Certificates—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title to the mortgaged property on behalf of the issuing entity or assuming its operation.  Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the issuing entity will become liable under any environmental law.  However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the issuing entity from potential liability under environmental laws.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date

All of the mortgage loans are non-amortizing or partially amortizing balloon loans or anticipated repayment date loans that provide for substantial payments of principal due at their stated maturities or anticipated repayment dates, as applicable.  Some of the mortgage loans provide for interest-only debt service payments for all or part of their respective terms.

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully amortizing mortgage loans.  This is because the borrower may be unable to repay the mortgage loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Balloon loans involve a greater risk to the lender than amortizing loans because a borrower’s ability to repay a balloon mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to effect a refinancing or sale will be affected by a number of factors as described in “Risk Factors—Commercial and Multifamily Mortgage Loans Are

Subject to Certain Risks That Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

The current credit crisis and recent economic downturn has resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity.  These factors have increased the risks of refinancing mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.  In addition, we cannot assure you that each borrower with an initial interest-only period will have the ability to make amortizing payments following the expiration of the initial interest-only period.

In the case of 1 anticipated repayment date loan (identified in Annex A-1 to this free writing prospectus as BB&T Headquarters Building, representing 1.6% of the outstanding pool balance as of the cut-off date), although the related borrower may have certain incentives to do so, the failure of such borrower to pay the loan in full on its anticipated repayment date will not be an event of default under the loan documents.

Neither we nor any of our affiliates nor any other seller or its affiliates will be obligated to refinance any mortgage loan underlying your certificates.  We cannot assure you that any borrower will have the ability to repay the remaining principal balances on the related maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus and “Risk Factors—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

Risks Relating to Borrower Organization or Structure

With respect to the mortgage loan borrowers that are characterized as single purpose entities, in most cases, the mortgage loan documents generally contain covenants customarily employed to ensure that a borrower is a single purpose entity.  However, in many cases the borrowers are not required to observe all covenants that are typically required in order for them to be viewed under standard rating agency criteria as “special purpose entities.”  In most cases, the borrowers’ organizational documents or the terms of the mortgage loan documents typically limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness.  These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan.  However, we cannot assure you that the related borrowers will comply with these requirements.  Also, although a borrower may currently be characterized as a single purpose entity, such a borrower may have previously owned property other than the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a “single purpose entity.”  There can be no assurance that circumstances that arose when the borrower did not observe the required covenants will not impact the borrower or the related mortgaged property.  In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower.  One of the purposes of an independent director of the borrower (or of a special purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower’s own economic circumstances.  Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan.  The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.  See “Risk Factors—The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy” in the prospectus.

Delaware Statutory Trusts May Hinder Recovery

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as BB&T Headquarters Building, representing 1.6% of the outstanding pool balance as of the cut-off date, the borrower is structured as a Delaware statutory trust.  Delaware statutory trusts are restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property.  In addition, in the case of a mortgaged property that is owned by a Delaware statutory trust, certain decisions may require the consent of the holders of the beneficial interests in the Delaware statutory trust and, in such event, there is a risk that obtaining such consent will be time consuming and cause delays in the event certain actions need to be taken by or on behalf of the borrower or with respect to the mortgaged property.

Risks Related to Additional Debt

The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender.  Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan.  However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

The mortgage loans generally prohibit the borrower from incurring future unsecured debt that is not incurred in the ordinary course of business without the consent of the lender.  However, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt.  This additional debt may be secured by other property owned by such borrower.  Certain of these borrowers may have already incurred additional debt.  Also, in certain cases, co-mortgagors have executed the mortgage in order to encumber adjoining property or related property interests.  Such co-mortgagors may not be special purpose entities, and in such cases could have obligations, debt and activities unrelated to the mortgaged property.  In addition, the mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

Although the mortgage loans generally restrict the transfer or pledging of controlling general partnership and managing member interests in a borrower subject to certain exceptions, the terms of some mortgage loans permit, subject to certain limitations, among others, the transfer or pledge of passive equity interests, such as limited partnership and non-managing membership interests in the related borrower and of less than a certain specified portion of the general partnership and managing membership interests in a borrower.  In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower.  In addition, the mortgage loan sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower.  With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

Although the terms of the mortgage loans generally prohibit additional debt of the borrowers and debt secured by direct or indirect ownership interests in the borrowers, except as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing,” it has not been confirmed whether or not any of the borrowers has incurred additional secured or unsecured debt, or has permitted encumbrances on the direct or indirect ownership interests in such borrowers.  There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated, mezzanine or unsecured loans), the issuing entity is subjected to additional risk.  The borrower may have difficulty servicing and repaying multiple loans.  The existence of another loan generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan.  Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.  In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan, certain consent rights regarding, among other things, modifications of the related mortgage loan, certain consent rights regarding, among other things, annual budgets, leases and alterations with respect to the related mortgaged property and/or an option to purchase the mortgage loan after a default or transfer to special servicing pursuant to an intercreditor agreement.  The option to purchase the mortgage loan may cause an early prepayment of the related mortgage loan.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the issuing entity.  If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the issuing entity’s ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case.  The bankruptcy of another lender also may operate to stay foreclosure by the issuing entity.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Furthermore, if another mortgage loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may foreclose on its equity collateral or exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments, a change in control of the borrower and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable.  The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.  In cases where the issuing entity is a party to any co-lender, intercreditor or similar agreement in connection with the additional debt described above, some provisions contained in that co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable by the trustee on behalf of the issuing entity.  If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote the lender’s claim with respect to a bankruptcy proceeding, there could be a resulting impairment and/or delay in the trustee’s ability to recover with respect to the related borrower.

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action or any deficiency judgment proceedings.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender).  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property.  This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.  A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases.  The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the lender’s receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have a loan sponsor that has filed for bankruptcy protection more than ten years ago.  In all cases of which we are aware, the entity that was in bankruptcy has emerged from bankruptcy, although such entity may have emerged from bankruptcy within the last ten years.  Certain of the mortgage loans may have had a loan sponsor that filed (or a loan sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years.  See “—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” below.  We cannot assure you that, with respect to a loan sponsor that has filed for bankruptcy in the past, such loan sponsor will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related mortgage loan documents.  Nor can we assure you that the bankruptcies of loan sponsors have in all cases been disclosed to us.

Risks Related to Loan Sponsor Guaranties

In connection with the origination of certain mortgage loans, a borrower may have been permitted to provide a guaranty from its parent or loan sponsor in lieu of funding a reserve or providing an irrevocable letter of credit.  A loan sponsor on a guaranty in lieu of reserves will typically be an individual or operating entity; as such, it is capable of incurring liabilities, whether intentionally (such as incurring other debt) or unintentionally (such as being named in a lawsuit).  In addition, such individuals and entities are not restricted from filing for bankruptcy protection.  Notwithstanding any net worth requirements that may be contained in a guaranty, there can be no assurance that a loan sponsor or guarantor will be willing or financially able to satisfy guaranteed obligations.  See “—Risks Related to Litigation and Condemnation” below.

Lack of Skillful Property Management Entail Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is generally responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotels and self storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building’s value.  On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers.  No representation or warranty can be made as to the skills or experience of any present or future managers.  Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties.  Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement.  See also “Risks Related to Conflicts of Interest—Conflicts Between Property Managers and the Borrowers” in this free writing prospectus.

Risks of Inspections Relating to Property

With limited exception, licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Johnstown Galleria – Ground Lease, which is a leased fee property and secures a mortgage loan that represents 1.4% of the outstanding pool balance as of the cut-off date, no such inspection was conducted.

World Events and Natural (or Other) Disasters Could Have an Adverse Impact on the Mortgaged Properties and Could Reduce the Cash Flow Available To Make Payments on the Certificates

The world-wide economic crisis has had a material impact on general economic conditions, consumer confidence and market liquidity.  The economic impact of the United States’ military operations in Afghanistan, Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material adverse effect on general economic conditions, consumer confidence, and market liquidity.  We can give no assurance as to the effect of these events on consumer confidence and the performance of the mortgage loans held by the issuing entity.  Any adverse impact resulting from these events would be borne by the holders of one or more classes of the certificates.  In addition, natural disasters, including earthquakes, floods and hurricanes, and other disasters, such as the oil spill in the Gulf of Mexico in 2010, also may adversely affect the real properties securing the mortgage loans that back your certificates.  For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.  The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties.  We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties

Certain Risks Are Not Covered under Standard Insurance Policies

In general (other than where the mortgage loan documents permit the borrower to rely on a tenant to obtain the insurance coverage, including in each such case a ground tenant, on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this free writing prospectus.  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations).  Most policies typically do not cover any physical damage resulting from, among other things:

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.  See “The Pooling and Servicing Agreement—Insurance Policies.”

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against

Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate.  For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained

There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards and subject to the discussion under “The Pooling and Servicing Agreement—The Directing Holder” and “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located (such default, an “Acceptable Insurance Default”).  Additionally, if the related borrower fails to maintain such insurance, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property.  In addition, with respect to some of the mortgaged properties, a sole tenant is permitted to provide self-insurance against risks and/or has agreed to rebuild or just continue paying rent in the event of a casualty.  To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when the loss occurs.

In some cases, the related borrower maintains one or more forms of insurance under blanket policies.  For example, with respect to 22 of the mortgage loans, which collectively represent 65.2% of the outstanding pool balance as of the cut-off date, certain insurance for the related mortgaged property (or, if applicable, some or all of the related mortgaged properties) is under a borrower’s blanket insurance policy.

When a mortgaged property is insured pursuant to a blanket policy, there is a risk that casualties at other properties insured under the same blanket policy can exhaust the available coverage and reduce the amount available to be paid in connection with a casualty at the subject mortgaged property.

In some cases, and frequently in the case of leased fee properties and properties with a single tenant, a significant tenant, a credit-rated tenant or a tenant with a rated parent, the related mortgage loan documents permit the related borrower to rely on self-insurance or other agreements provided by a tenant or an affiliate thereof in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related ground lease or other long-term lease.

Availability of Terrorism Insurance

Following the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration.

If TRIPRA is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available).  In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA. We cannot assure you that such temporary program will create any long-term changes in the availability and cost of such insurance.

Certain Mortgage Loans Limit the Borrower’s Obligation to Obtain Terrorism Insurance

In addition, certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers maintain terrorism insurance, in some cases only if such insurance is not available at commercially reasonable rates and/or if such insurance is not then being maintained for similarly situated properties in the area of the subject mortgaged property, or waiving such requirement altogether, or (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount in order to obtain such terrorism insurance, or, (iii) if such terrorism insurance is not available from a “Qualified Carrier,” permitting the related borrower to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage, (iv) permitting the related borrower to rely on terrorism insurance obtained by, or on self-insurance provided by, a tenant, or (v) permitting the related borrower to rely on the insurance requirements contained in a related ground lease or other long-term lease.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this free writing prospectus.

The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the issuing entity.  As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the issuing entity and the amounts available could be insufficient to cover insured risks at such mortgaged property.

With respect to certain of the mortgage loans that we intend to include in the issuing entity, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage.  In certain of those cases, the related borrower obtained supplemental terrorism insurance.  In other cases, the lender did not require that terrorism insurance be maintained.

There Is No Assurance That Required Terrorism Insurance Will Be Maintained

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing holder (which is generally the holder of the majority interest of the most subordinate class then outstanding) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.  Additionally, if the related borrower fails to maintain such insurance, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Appraisals and Market Studies Have Certain Limitations

An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans.  The resulting estimates of value are the bases of the cut-off date loan to value ratios referred to in this free writing prospectus.  Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values.  There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect “as stabilized” values, reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  Information regarding the appraised values of mortgaged properties available to the Depositor as of the cut-off date is presented in Annex A-1 to this free writing prospectus for illustrative purposes only.  See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement arrangements.  Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans or refinance the mortgage loans at maturity.  There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

The mortgaged property identified on Annex A-1 to this free writing prospectus as Spalding Building, which secures a mortgage loan representing 0.8% of the outstanding pool balance as of the cut-off date, currently benefits from an historic property tax abatement.  The exemption, which froze the assessed value on which real estate taxes are calculated at $4,864,400, is scheduled to expire in 2015.  In 2015, the property will be appraised, a new assessed value will be assigned to the property and taxes will be recalculated based on the new assessed value multiplied by the then current mill rate.  The Spalding Building mortgaged property has a current appraised value of $11,800,000.

The mortgaged property identified on Annex A-1 to this free writing prospectus as Comfort Inn JFK at Ozone Park, which secures a mortgage loan that represents 1.0% of the outstanding pool balance as of the cut-off date, benefits from a tax abatement that reduces the current taxes payable from approximately $350,000 per year to approximately $78,000 per year.  The abatement is scheduled to remain in full effect through 2018 and will then begin to decline until it reaches zero in 2023.

Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower.  The courts of all states will enforce acceleration clauses in the event of a material payment default, subject in some cases to a right of the court to revoke such acceleration and reinstate the mortgage loan if a payment default is cured.  The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if:

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Thus, a court may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable or if a material default is cured.

Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law.  Those provisions for charges and premiums also may constitute interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable.  There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.  Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

  The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents upon the Default and/or Bankruptcy of a Borrower

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security (typically under an assignment of leases and rents), while retaining a license to collect rents as long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  In certain jurisdictions, these assignments are typically not perfected as security interests until the lender takes actual possession of the property’s cash flow.  In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the mortgaged property and secures a judicial appointment of a receiver before becoming entitled to collect rents, in which case, the receiver, rather than the lender, would be entitled to collect the rents.  A receiver generally may not be appointed as a matter of right, and appointment of a receiver may be delayed or subject to a court’s approval.  In addition, as discussed above, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in the prospectus.

Risks Related to Mortgage Loans Secured by Multiple Properties

Six (6) mortgage loans, representing 22.6% of the outstanding pool balance as of the cut-off date, are secured by more than one mortgaged property, and 2 mortgage loans, representing 3.7% of the outstanding pool balance as of the cut-off date, are cross-collateralized and cross-defaulted with each other.  These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group or to secure a multi-property mortgage loan, and the cash ﬂows generated by such properties, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness secured by such properties.  This arrangement thus seeks to reduce the risk that the inability of one or more of the mortgaged properties securing any such mortgage loans to generate net operating income sufficient to pay debt service, or a decline in the value of one or more such mortgaged properties, will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a multi-property mortgage loan or a cross-collateralized group of mortgage loans.  Mortgage loans to co-borrowers or co-mortgagors secured by multiple properties or multiple parcels within a single mortgaged property could be challenged as a fraudulent conveyance by creditors of a borrower or mortgagor or by the representative of the bankruptcy estate of a borrower if a borrower or mortgagor were to become a debtor in a bankruptcy case.  Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital, or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that:

●
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured, and

●
the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the mortgage loan, receive fair consideration or reasonably equivalent value for pledging such property for the benefit of the other borrower.

If the lien is avoided, the lender would lose the beneﬁts afforded by such lien.

Some of the multi-property collateralized mortgage loans are secured by mortgage liens on mortgaged properties located in different states.  Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.  Therefore, the lender would experience delay in exercising remedies with respect to multi-property collateralized mortgage loans secured by properties located in more than one state or jurisdiction.

In addition, the amount of the mortgage lien encumbering any particular one of the mortgaged properties securing a multi-property mortgage loan is in some cases less than the full amount of the related mortgage loan, generally to minimize mortgage recording tax.  In these cases the mortgage may be limited to the allocated loan amount for the related mortgaged property or some other amount that is less than or equal to the appraised value of the mortgaged property at the time of origination.  This would limit the extent to which proceeds from the mortgaged property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan or group of mortgage loans.

State Law Limitations Entail Certain Risks

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws.  Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation.  Some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a mortgage loan secured by multiple mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws and may delay or otherwise limit the ability to realize on defaulted mortgage loans.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus.  Foreclosure actions may also, in certain circumstances, subject the issuing entity to liability as a “lender-in-possession” or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower.  The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Leased Fee Properties Entail Risks that May Adversely Affect Payments on Your Certificates

The mortgaged property identified on Annex A-1 to this free writing prospectus as Johnstown Galleria - Ground Lease, securing a mortgage loan representing 1.4% of the outstanding pool balance as of the cut-off date, is comprised of a fee interest in land subject to a ground lease granted by the borrower to another party, which party owns the improvements.  The related leasehold estate is not included in the issuing entity and is operated as a retail property.

Land subject to a ground lease presents special risks.  In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements.  Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan.  While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest.  However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord.  In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds.  Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Johnstown Galleria – Ground Lease, certain subtenants are allowed to self-insure.  The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease.  In addition, leased fee interests are less frequently purchased and sold than other interest in commercial real property.  It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land.  In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer.  Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Three (3) mortgaged properties, which represent security for mortgage loans representing 18.4% of the outstanding pool balance as of the cut-off date, are secured by a mortgage on (i) the borrower’s leasehold (or subleasehold) interest in the related mortgaged property and not the related fee simple interest or (ii) the borrower’s leasehold interest in a portion of the related mortgaged property and the borrower’s fee simple interest in the remainder of the related mortgaged property.

Mortgage loans secured in whole or in part by a lien on the leasehold estate of the borrower are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold interest were to be terminated upon a lease default or in connection with a lessor or lessee bankruptcy, the leasehold mortgagee would lose its security in such leasehold interest.  Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee generally has the right (pursuant to section 365(h) of the federal bankruptcy code) to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease (although in certain cases a bankrupt lessor may obtain court approval to dispose of the related property free and clear of the lessee’s interest).  If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Other concerns:

●
A ground lease may contain use restrictions that could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.  For example, in the case of the Union Square Retail ground lease referred to below, the ground lease imposes certain retail use restrictions with respect to the related mortgaged property and imposes economic conditions for subleases that would affect the use of the related mortgaged property and impose restrictions on subletting.

●
The related ground lease may limit a leasehold mortgagee’s right to hold and/or control application of insurance and condemnation proceeds derived from the applicable mortgaged property.  For example, in the case of the Union Square Retail ground lease referred to below, the leasehold mortgagee’s rights may be subject to the ground lessor’s right to receive a share of such proceeds, to apply such proceeds to the repair or restoration of the applicable mortgaged property and/or to hold, or appoint a third party to hold, such proceeds pending the repair or restoration of the applicable mortgaged property.

●
The terms of a ground lease may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.  In addition, the Union Square Retail ground lease referred to below provides for definite increases or potential increases in the base ground rent no less often than every five (5) years based on the formulas set forth in the ground lease.

●
The terms of a ground lease may limit the circumstances under which a leasehold mortgagee may obtain a new ground lease following a termination of the ground lease with the related borrower.  For example, in the case of the Union Square Retail ground lease referred to below, a new lease may be obtained only in the case of (a) a rejection of the ground lease in a bankruptcy of the related borrower, unless the ground lease has otherwise been terminated as a result of mortgagee’s failure to cure a default under such ground lease, and (b) a termination of the ground lease by the ground lessor following a non-monetary event of default based on ground lessor’s good faith belief that (i) the mortgagee was not adequately pursuing cure of the related non-monetary event of default or (ii) termination of the ground lease was in the best in interest of lessor.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Union Square Retail, which secures a mortgage loan representing approximately 8.0% of the outstanding pool balance as of the cut-off date, the related borrower holds a leasehold interest in such mortgaged property under a ground lease with First Sterling Corporation and West Realty Co., LLC as landlord, which ground lease is scheduled to terminate on December 31, 2095.  Approximately 49.7% of the net rentable square feet at the Union Square Retail mortgaged property was previously subleased to Virgin Entertainment Group, Inc. and Circuit City Stores, Inc., respectively.  In November 2008, Circuit City filed for bankruptcy.  In March 2009, Union Square Development Associates, LLC (“USDA”), currently a wholly-owned subsidiary of the Union Square Retail borrower, acquired the tenant’s interest under the Circuit City sublease at a bankruptcy auction.  USDA is currently the landlord under a sub-sublease of the former Circuit City space with Best Buy as the tenant.  In June 2009, Union Square Development Associates II, LLC (“USDA II”), also currently a wholly-owned subsidiary of the Union Square Retail borrower, acquired by assignment the tenant’s interest under the Virgin Entertainment sublease.  USDA II is currently the landlord under various sub-subleases of the former Virgin Entertainment space with Nordstrom Rack, Duane Reade, Citibank, N.A., Park South Imaging Holdings LP and Union Square Wines as tenants.  Certain percentage rent payments and future adjustments to the annual base rental rate under the Union Square Retail ground lease are or will be, as the case may be, based in part on these subleases.  In connection with the foregoing, the Union Square Retail ground lessors commenced litigation against the Union Square Retail borrower, USDA, USDA II and certain direct or indirect equity owners of the Union Square Retail borrower in the Supreme Court of the State of New York, New York County, bearing Index No. 600868/2010.  The plaintiffs in the Union Square Retail ground lease litigation have asserted, among others, claims that (x) the related borrower failed to obtain the plaintiff’s consent prior to terminating or modifying the Circuit City and Virgin Entertainment subleases (under which USDA and USDA II are now the tenants) to avoid obligations to pay the plaintiffs increased ground rent under the Union Square Retail ground lease, (y) the ground lessors are owed additional rent under the Union Square Retail ground lease (amount not quantified), and (z) certain uses by Nordstrom Rack, Citibank, N.A. and Duane Reade (tenants under current sub-subleases with USDA and USDA II) are prohibited under the Union Square Retail ground lease and/or the defendant’s consent to such uses amounted to a breach of the Union Square Retail ground lease.  In a recent ruling, the court granted the defendants’ motion to dismiss certain of the above claims, and denied it with respect to others.  The court’s ruling is appealable.

The complaint, as amended, in the Union Square Retail ground lease litigation does not stipulate a specific dollar amount in damages that the plaintiffs allege, only that as a result of the above claims, they have, and will continue to sustain, damages in an amount to be proven at trial. The potential damages would include both historical lost ground rent increases since the signing of the replacement “sub-subleases”, as well as potential increases in ground rent payments on a going forward basis.  The Union Square Retail borrower has disclosed in the related loan documents that if the Union Square Retail ground lease litigation is decided in a manner adverse to the Union Square Retail borrower, then the

Union Square Retail borrower could be in default under the Union Square Retail ground lease. However, the Union Square Retail borrower represented and warranted in the related loan documents that it believes, in good faith, that no default exists under the Union Square Retail ground lease and that, if the Union Square Retail borrower is found to be in default under the Union Square Retail ground lease in connection with the above described litigation, the Union Square Retail borrower has the right and ability to cure such default under the Union Square Retail ground lease.  Although the lender under the Union Square Retail mortgage loan has been granted the right to cure tenant defaults under the Union Square Retail ground lease that continue beyond any applicable tenant cure periods under the Union Square Retail ground lease, such lender has agreed in the related loan documents that it will exercise such cure rights with respect to any such default as a result of any acts or omissions of the borrower, USDA or USDA II alleged in or related to the Union Square Retail ground lease litigation only after making a demand on the Union Square Retail borrower and such borrower’s failure to promptly comply with such demand; provided that such lender’s agreement to delay in exercising its cure right only applies as long as (a) a final judgment has not been entered against the defendants in such litigation or (b) if a judgment has been entered, (i) such judgment has been effectively stayed pending appeal and (ii) the ground lessor is enjoined from exercising or enforcing any termination rights and remedies under the Union Square Retail ground lease during the pendency of such appeal.  This is intended to permit the borrower under the Union Square Retail mortgage loan to negotiate and potentially settle the issue with the Union Square Retail ground lessors.  The Union Square Retail ground lessors have not sought to terminate the Union Square Retail ground lease in connection with the above-described litigation.  However, it is possible that, at some future date, the Union Square Retail ground lessors may (a) attempt to terminate the Union Square Retail ground lease based on the alleged defaults described above and/or (b) refuse to accept a cure from the lender under the Union Square Retail mortgage loan based on the theory that the cure period had expired.  Although the originator obtained an acknowledgment from First Sterling Corporation that the mortgage for the Union Square Retail mortgage loan is a “recognized mortgage” under the Union Square Retail ground lease, that acknowledgment specifically disclosed the Union Square Retail ground lease litigation, and a standard ground lessor estoppel was not obtained.  The Related Companies, L.P., which holds a 49.0% indirect equity interest in the Union Square Retail borrower, has, for the benefit of the lender under the Union Square Retail mortgage loan, guaranteed the prompt and complete payment of amounts due under the Union Square Retail mortgage loan, to the extent that the Union Square Retail borrower’s inability to pay is the result of certain circumstances, including, but not limited, to:  (a) the Union Square Retail ground lease is terminated in connection with or as a result of a ground lease default that is the subject of the Union Square Retail ground lease litigation or otherwise arising out of or in connection with the Union Square Retail ground lease litigation; (b) the Citibank, N.A. sub-sublease or the Nordstrom Rack sub-sublease is terminated in connection with or as a result of a ground lease default that is the subject of the Union Square Retail ground lease litigation or otherwise arising out of or in connection with the Union Square Retail ground lease litigation; and (c) if the lender under the Union Square Retail mortgage loan, by agreeing not to exercise cure rights with respect to ground lease defaults until after the Union Square Retail borrower’s cure periods, is deprived of the practical ability to (i) cure ground lease defaults, (ii) receive a new ground lease from the landlord if the Union Square Retail ground lease is terminated or (iii) exercise any other material right of available to a leasehold mortgagee under the Union Square Retail ground lease and such ground lease is thereafter terminated prior to such ground lease default being cured.  Among other things, the existence of a default by the lessee under the Union Square Retail ground lease beyond any applicable notice and cure period and any termination or cancellation of the Union Square Retail ground lease for any reason or under any circumstances whatsoever constitute events of defaults under the Union Square Retail mortgage loan that would allow the lender to accelerate such mortgage loan.  Based upon fair market financials as of December 31, 2009, the value of the equity in The Related Companies, L.P. was approximately $2.269 billion.  In addition, the related borrower has substantial equity in the Union Square Retail mortgaged property, with the loan-to-value ratio as of the cut-off date for the Union Square Retail mortgage loan being equal to 24.2%.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Brea Plaza Shopping Center, which secures a mortgage loan representing 4.6% of the outstanding pool balance as of the cut-off date, a portion of parking area benefitting the property is subject to a ground lease between the related borrower as tenant and Orange County Flood Control District as landlord, which parking area was constructed above a flood channel.  If such ground lease were terminated, the property could lose the benefit of such parking area, which would grant several tenants at the property the right to terminate their leases.

Potential Absence of Attornment Provisions Entails Risks

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks That Could Adversely Affect the Performance of Your Offered Certificates—Rights Against Tenants May Be Limited If Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions,” there are risks related to the absence of attornment provisions.  Not all leases or subleases were reviewed to ascertain the existence of attornment or subordination provisions.  Accordingly, if a mortgaged property is located in a jurisdiction where an attornment provision is required to require the tenant to attorn and such mortgaged property is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the issuing entity will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant).  If the lease contains provisions inconsistent with the mortgage loan documents (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  In the event such a lease provision takes precedence over the provisions of the mortgage, such provision may reduce the value of the mortgaged property and may negatively impact your certificates.

Risks Related to Zoning Laws

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks That Could Adversely Affect the Performance of Your Offered Certificates—If Mortgaged Properties Are Not in Compliance with Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited,” there are risks related to zoning laws.  Certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  Violations may be known to exist at a particular mortgaged property, but, except as disclosed below, the related mortgage loan sellers have informed us that, to their knowledge, there are no violations that they consider to be material to the value of the related mortgaged property or that they consider would have a likely negative impact upon your certificates.

Certain of the mortgaged properties have zoning violations based on current law related to use, floor area ratio, building separation, height, setbacks, parking or density.  Many of these mortgaged properties have been determined to be legal nonconforming structures, which would be required to be rebuilt in accordance with current zoning requirements in the event of a casualty with respect to in excess of a certain threshold percentage of the property.  In some cases, the related borrower has obtained law and ordinance insurance to cover loss related to the a requirement that the mortgaged property be rebuilt in accordance with current zoning requirements.

For example, the portfolio of manufactured housing community mortgaged properties identified on Annex A-1 to this free writing prospectus as Evergreen Portfolio, which secures a mortgage loan representing 1.8% of the outstanding pool balance as of the cut-off date, have several legally non-conforming characteristics, including, in the case of such mortgaged properties identified on Annex A-1 to this free writing prospectus as Vance MHP and Yorktowne MHP, that the use of such properties as mobile home parks is no longer permitted as of right under the zoning ordinance of the applicable municipalities.  In addition, in the case of the manufactured housing community mortgaged property identified on Annex A-1 to this free writing prospectus as Holiday Village, which secures a mortgage loan representing 1.6% of the outstanding pool balance as of the cut-off date, among other legal non-conformities, the use of such property as a manufactured housing community is permitted in its zoning district only as part of a planned area development.  If the Holiday Village mortgaged property was not used as a manufactured housing community for a period of one (1) year or more, such use could only be re-established with planned unit development approval.  Such non-permitted uses are not covered by law and ordinance insurance.

With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Hartman Portfolio, which secures a mortgage loan representing approximately 6.0% of the outstanding pool balance as of the cut-off date, the property zoning reports provided on May 6, 2011 for the Northbelt Atrium I and Northbelt Atrium II properties show multiple outstanding fire code violations found by the Harris County Fire Marshall.

In addition, certain of the mortgaged properties may be subject to certain restrictions and/or operational requirements imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on borrowers’ rights to operate certain types of facilities within a prescribed radius.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting such borrower’s ability to fulfill its obligations under the related mortgage loan.  See “—Condominium Properties Have Special Risks” in this free writing prospectus.

Risks Related to Litigation and Condemnation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates related to the business of or arising outside the ordinary business of the borrowers, managers and affiliates, which litigation or proceedings could cause a delay or inability in the related borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan or otherwise in respect of the related mortgaged property or threaten a loan sponsor’s financial condition or control of the related borrower.  Such litigation could have a material adverse effect upon the related mortgage loans and could cause a delay in the distributions on your certificates or a mortgage loan default.  Therefore, we cannot assure you that this type of litigation will not have a material adverse effect on your certificates.

For example, in the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Union Square Retail, which secures a mortgage loan that represents 8.0% of the outstanding pool balance as of the cut-off date, the related borrower holds a leasehold interest in that property as tenant under a ground lease as to which there is ongoing litigation between the related borrower and the ground lessors.  See “—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” above.  The Related Companies, L.P., an indirect equity owner in the related borrower, has provided a payment guaranty that covers, among other things, the inability of the related borrower to repay the Union Square Retail mortgage loan for various reasons related to that litigation.  The Related Companies, L.P. is a named defendant in three separate ongoing actions involving claims aggregating over $300 million allegedly owing by The Related Companies, L.P. under payment guarantees and a completion guaranty related to other properties.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Brea Plaza Shopping Center, which secures a mortgage loan that represents 4.6% of the outstanding pool balance as of the cut-off date, there is currently litigation pending against the spouse of one of the key principals of the related borrower resulting from a full recourse guaranty such spouse provided to a bankrupt unrelated property.  Such spouse had previously owned an indirect interest in the related

property, but sold such indirect interest to the affected key principal for consideration.   If there is a judgment against the spouse relating to the full recourse guaranty, the plaintiffs may pursue a claim against the key principal’s economic interest in the related borrower as a marital asset and/or pursue other claims related to the transfer of the indirect interest in the related property to the key principal.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance

Certain of the borrowers, principals of borrowers, property managers and affiliates thereof have been a party to bankruptcy proceedings, mortgage loan defaults and restructurings, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past.  In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.  Except as disclosed below, we are not aware of any borrower or principal of the borrower that has filed (or a sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Hickory Glen Apartments, which secures a mortgage loan that represents 1.0% of the outstanding pool balance as of the cut-off date, in September 2006, the sponsor of the related borrower caused an entity under the sponsor’s control to file for voluntary bankruptcy protection in connection with a dispute over the sale of certain property owned by such entity.  The property subject to such dispute was subsequently sold in June of 2008 and the mortgage loan related to such property was paid off in full.

In addition, borrowers, principals of borrowers, property managers and affiliates thereof may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings).  There can be no assurance that any such proceedings will not negatively impact a borrower’s or sponsor’s ability to meet its obligations under the related mortgage loan.  Such proceedings could have a material adverse effect upon distributions on your certificates.

If a borrower or a principal of a borrower or affiliate has been a party to a bankruptcy, foreclosure or other proceeding or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.  We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Often it is difficult to confirm the identity of owners of 20% or less of the equity in a borrower, which means that past issues may not be discovered as to such owners.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

RISKS RELATED TO CONFLICTS OF INTEREST

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds certificates, or has financial interests in, or other financial dealings with, a borrower or a loan sponsor.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  In general, no servicer is required to act in a manner more favorable to the certificates or any particular class of certificates.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans.  The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Special Servicer May Be Directed to Take Actions

In connection with the servicing of the specially serviced loans, the special servicer may, at the direction of the directing holder, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates.  The directing holder (except, in the case of the Hartman Portfolio mortgage loan, to the extent the directing holder is the holder of the Class HP certificates) will be controlled by the controlling class certificateholders.  The directing holder may have interests in conflict with those of all of some of the other certificateholders.  As a result, it is possible that the directing holder may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.  In addition, except as limited by certain conditions described under “The Servicers—Replacement of the Special Servicer,” for so long as a Control Termination Event is not continuing, the special servicer may be removed without cause by the directing holder, and, for so long as a Control Termination Event is continuing, the special servicer may be removed in accordance with procedures set forth under “The Servicers—Replacement of the Special Servicer” without cause at the direction of the holders of certificates (other than the Class X-A, Class X-B, Class R, Class LR, Class HP and Class V certificates) evidencing 75% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of the certificates) of all those certificates or evidencing more than 50% of each class of “non-reduced certificates” (each class of certificates (other than the Class X-A, Class X-B, Class R, Class LR, Class HP and Class V certificates) outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses).  See “The Pooling and Servicing Agreement—The Directing Holder,” and “The Servicers—Replacement of the Special Servicer” in this free writing prospectus.  It is expected that CPUSI Co-Investment SS Securities, LLC will be the initial directing holder with respect to each mortgage loan.

In addition, in certain circumstances with respect to each mortgage loan, following a Control Termination Event as described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus, the special servicer will be required to consult with the operating advisor and, in addition, the operating advisor may recommend the removal or replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard.  As a result, it is possible that the directing holder or the operating advisor may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

CWCAM may enter into one or more arrangements with the Directing Holder, the Controlling Class Representative, a Controlling Class Certificateholder or other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any person who has the right to replace the Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the Special Servicer compensation in consideration of, among other things, the appointment (or continuance) of CWCAM as Special Servicer under the Pooling and Servicing Agreement and limitations on the right of such person to replace CWCAM as the Special Servicer.

You will be acknowledging and agreeing, by your purchase of certificates, that the directing holder: (i) may take or refrain from taking actions that favor the interests of the directing holder over the certificateholders; (ii) may have special relationships and interests that conflict with the interests of the certificateholders and (iii) will not be liable by reason of its having so acted or refrained from acting solely in the interests of the directing holder and that no certificateholder may take any action against the directing holder or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, an affiliate of Park Bridge Financial LLC, has been appointed as the initial operating advisor.  See “The Operating Advisor” in this free writing prospectus.  With respect to each mortgage loan, if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer.  Additionally, with respect to each mortgage loan, if a Control Termination Event has occurred and is continuing, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with any major decision, to the extent not prohibited by the related mortgage loan documents.  The operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender).  See “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus.

Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with a borrower or a parent of a borrower.  Furthermore, affiliates of the operating advisor may, from time to time, represent borrowers of loans that are not assets of the trust in restructuring discussions with various special servicers of commercial mortgage securitization transactions (including CWCapital Asset Management LLC) where Park Bridge is not the operating advisor.  Each of these relationships may create a conflict of interest.

Additionally, the operating advisor or its affiliates may, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity.  Consequently, personnel of the operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans held by the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans held by the issuing entity.  This may pose inherent conflicts for the operating advisor.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates may result in certain conflicts of interest.  The underwriters and their respective affiliates may retain, or own in the future, classes of the offered certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the offered certificates.  Any of the underwriters and their affiliates may invest or take long or short positions in securities or instruments, including the offered certificates, that may be different from your position as an investor in your certificates.  If that were to occur, the interests of that underwriter or its affiliates may not be aligned with your interests in the offered certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients.  Accordingly, the underwriters and their respective affiliates and various clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the offered certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the offered certificates.  Such transactions may result in underwriters and their respective affiliates and/or their clients having long or short positions in such instruments.  Any such short positions will increase in value if the related securities or other instruments decrease in value.  Further, underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more classes of the offered certificates.  The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the offered certificates default or decrease in value.  In conducting such activities, none of the underwriters or their respective affiliates will have any obligation to take into account the interests of the certificateholders or any possible effect that such activities could have on them.  The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.  Additionally, none of the underwriters or their respective affiliates will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.

In addition, the underwriters and their respective affiliates will have no obligation to monitor the performance of the offered certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the loan sponsors, tenants at the mortgaged properties and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand.  German American Capital Corporation and its affiliates are playing several roles in this transaction.  Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, Deutsche Bank Trust Company Americas, the certificate administrator and 17g-5 information provider, and German American Capital Corporation, a mortgage loan seller and a sponsor.  Ladder Capital Securities LLC, one of the underwriters, is an affiliate of (i) Ladder Capital Finance LLC, a mortgage loan seller and a sponsor, and (ii) the borrower under the mortgage loan secured by the mortgaged property identified on Annex A-1 as BJ’s Wholesale Pittsfield, which mortgage loan represents 1.2% of the outstanding pool balance as of the cut-off date.  In addition, Guggenheim Securities, LLC, one of the underwriters, is an affiliate of Guggenheim Life and Annuity Company, a mortgage loan seller and a sponsor.

See “Summary—Relevant Parties and Dates—Affiliates and Other Relationships” and “Certain Relationships and Related Transactions” in this free writing prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

CPUSI Co-Investment SS Securities, LLC (the “B-Piece Buyer”), the anticipated investor in the Class E, Class F and Class G certificates, was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the assets.  The asset pool as originally proposed by the sponsors was adjusted based on some of these requests.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates.  Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors.  In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the asset pool to diverge from those of other purchasers of the certificates.  The B-Piece Buyer performed due diligence solely for its own benefit.  The B-Piece Buyer has no liability to any person or entity for conducting its due diligence.  The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the certificates it holds or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan.  The B-Piece Buyer’s acceptance of a mortgage loan does not constitute and may not be construed as an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer or its designee will constitute the initial directing holder with respect to the mortgage loans (other than with respect to the Hartman Portfolio mortgage loan) and thus would have certain rights to direct and consult with the special servicer as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the asset pool.

Related Parties May Acquire Certificates or Experience Other Conflicts

Related Parties’ Ownership of Certificates May Impact the Servicing of the Mortgage Loans and Affect Payments under the Certificates.

Affiliates of the depositor, the mortgage loan sellers, the master servicer or the special servicer may purchase a portion of the certificates.  The purchase of certificates could cause a conflict between the master servicer’s or the special servicer’s duties to the issuing entity under the pooling and servicing agreement and its interests as a holder of a certificate.  In addition, as described under “The Servicers—Replacement of the Special Servicer,” the directing holder generally has certain rights to remove the special servicer and appoint a successor, which may be an affiliate of such holder.  However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this free writing prospectus.

Additionally, the master servicer or the special servicer may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or loan sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this free writing prospectus.  In addition, for instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds.  The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional expenses of the issuing entity.  Either action could result in fewer proceeds to the issuing entity than would be realized if alternate action had been taken.  In general, the servicers are not required to act in a manner more favorable to the certificates offered in this free writing prospectus or any particular class of certificates that are subordinate to the certificates offered in this free writing prospectus.

German American Capital Corporation, one of the mortgage loan sellers and a sponsor, is an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, and of Deutsche Bank Securities Inc., an underwriter.  These affiliations and the matters described in the two preceding paragraphs could cause conflicts with the duties of a servicer to the issuing entity under the pooling and servicing agreement. With respect to the duties of the master servicer, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards described in this free writing prospectus without regard to an affiliation with a mortgage loan seller, any other party to the pooling and servicing agreement or any of their affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this free writing prospectus.

Conflicts of Interest May Arise in the Ordinary Course of the Servicers’ Businesses in Servicing the Mortgage Loans.

The master servicer and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity.  Consequently, personnel of the master servicer and the special servicer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates.  In such cases, the interests of such mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the issuing entity, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.  Conflicts of interest may arise between the issuing entity and a particular mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan seller acquires any certificates.  In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the issuing entity conflict with the interests of the mortgage loan seller or its affiliates as acquirers, developers, operators, financers or sellers of real estate related assets.

Conflicts of Interest May Arise Due to the Activities of the Sponsors

Certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the issuing entity.  Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans or tenants (or their affiliates) at the mortgaged properties.

For example, in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as BJ’s Wholesale Pittsfield, which mortgage loan represents 1.2% of the outstanding pool balance as of the cut-off date, Ladder Capital Finance LLC, which is the related mortgage loan seller and originator, is an affiliate of the related borrower.  Such mortgage loan may contain certain terms that are more favorable to the subject borrower than would have been the case if the originating lender had not been an affiliate of the subject borrower.  In particular, the related loan documents (i) do not contain any guaranties or other indemnities by any individual or entity, other than the subject borrower, including for customary non-recourse carve-outs or environmental matters, (ii) do not require terrorism insurance to be maintained with respect to the related mortgaged property, and (iii) permit, without lender’s consent, certain transfers and pledges of direct and indirect interests in the related borrower to, and to entities under the control of, Ladder Capital Finance Holdings LLLP, a successor thereto and persons or entities satisfying the criteria set forth in the related loan documents.

The sponsors and their affiliates (including certain of the underwriters) may benefit from this offering in a number of ways, some of which may be inconsistent with the interests of purchasers of the certificates.  The sponsors will sell the mortgage loans to the depositor.  To the extent unhedged or not completely hedged, these sales will reduce or eliminate the sponsor’s exposure to these mortgage loans by effectively transferring the sponsor’s exposure to the purchasers of the certificates.  The sponsors and their affiliates will be compensated in an amount based on, among other things, the offering price of the certificates and the amount of proceeds received from the sale of the certificates to investors.

Furthermore, the sponsors and their affiliates may benefit from a completed offering of the certificates because the offering would establish a market precedent and a valuation data point for securities similar to the certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Conflicts Between Property Managers and the Borrowers

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers.  In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage or may in the future manage additional properties, including properties that may compete with the mortgaged properties.  Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties.  The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.  See “—Risks Related to the Mortgage Loans—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” above for a description of conflicts between borrowers and affiliated tenants.

Other Potential Conflicts of Interest

The special servicer may enter into one or more arrangements with the directing holder, a controlling class certificateholder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment of such entity as special servicer under the pooling and servicing agreement and the related intercreditor agreement and limitations on such person’s right to replace the special servicer.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the depositor, German American Capital Corporation, a sponsor and mortgage loan seller, and Deutsche Bank Securities Inc., one of the underwriters), Wells Fargo Bank, National Association and certain other third party lenders provide warehouse financing to certain affiliates of Ladder Capital Finance LLC through various repurchase facilities.  All of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, representing 41.8% of the outstanding pool balance as of the cut-off date, are (or are expected to be prior to the closing date) subject to those repurchase facilities.  If such is the case at the time the certificates are issued, then Ladder Capital Finance LLC will use the proceeds from its sale of mortgage loans to the depositor to, among other things, acquire the warehoused mortgage loans from those affiliates and those affiliates will, in turn, use the funds that they receive in connection with such acquisitions to, among other things, reacquire the warehoused mortgage loans from the repurchase agreement counterparties free and clear of any liens.

Wells Fargo Bank, National Association is the master servicer.  Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association, on the one hand, and Ladder Capital Finance LLC and certain of its affiliates, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Ladder Capital Finance LLC and those affiliates thereof, including, prior to their inclusion in the issuing entity, 21 of the mortgage loans to be contributed to this securitization by Ladder Capital Finance LLC, representing 40.6% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association, on the one hand, and German American Capital Corporation and certain of its affiliates, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by German American Capital Corporation and those affiliates thereof, including, prior to their inclusion in the issuing entity, 4 of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing 15.2% of the outstanding pool balance as of the cut-off date.

An affiliate of CPUSI Co-Investment SS Securities, LLC, the B-piece buyer, prepared appraisals for some of the mortgaged properties.

RISKS RELATED TO THE OFFERED CERTIFICATES

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

Except as regards the status of the offered certificates under the Secondary Mortgage Market Enhancement Act of 1984, as amended, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

●
New Article 122a of European Union Directive 2006/48/EC (“Article 122a”) (as implemented by the member states of the European Economic Area) applies, in general, to newly issued securitizations after December 31, 2010.  Article 122a restricts a European Economic Area regulated credit institution and consolidated group affiliates thereof from investing in a securitization  unless the originator, sponsor or original lender in respect of that securitization has explicitly disclosed to such regulated credit institution and its consolidated group affiliates that it will retain, on an ongoing basis, a net economic interest of not less than 5% (or such higher percentage as may be required by the national law of the relevant European Economic Area member state) in that securitization in the manner contemplated by Article 122a.  Article 122a also requires that a regulated credit institution and its consolidated group affiliates be able to demonstrate that it has undertaken certain due diligence in respect of, amongst other things, the certificates it has acquired and the underlying exposures, and that procedures have been established for such due diligence to be conducted on an ongoing basis.  Failure to comply with one or more of the requirements set out in Article 122a may result in the imposition of a penal capital charge with respect to the investment made in the securitization by the relevant regulated credit institution and its consolidated group affiliates.  None of the sponsors, mortgage loan sellers or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the requirements of Article 122a or take any other action which may be required by a regulated credit institution and its consolidated group affiliates for the purposes of their compliance with Article 122a.  This may have a negative impact on the regulatory capital position of a regulated credit institution and its consolidated group affiliates and on the value and liquidity of the offered certificates in the secondary market.  Investors in the offered certificates are responsible for analyzing their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a and the suitability of the offered certificates for investment.  None of the issuing entity, the underwriters, the depositor, the sponsors, the mortgage loan sellers, or any of the transaction parties makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

●
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations such that capital charges imposed on banking institutions are determined to a lesser extent on the ratings of their investments.  When such regulations are proposed or adopted, investments in commercial mortgage-backed securities by such institutions may result in greater capital charges to financial institutions that own commercial mortgage-backed securities, or otherwise adversely affect the treatment of commercial mortgage-backed securities for regulatory capital purposes.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in the offered certificates for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”

Accordingly, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this free writing prospectus.

Risks Related to Prepayments and Repurchases of Mortgage Loans

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults by borrowers and subsequent liquidations, application of escrow amounts to the reduction of a mortgage loan’s principal balance, or repurchases upon a mortgage loan seller’s breach of representations or warranties, the exercise of a purchase option by a mezzanine lender or the holders of the Class HP certificates, or purchases of defaulted mortgage loans.  See “—Risks Related to the Mortgage Loans—Risks Related to Additional Debt,” “Description of the Mortgage Pool —Split Loan Structures,” “—Additional Mortgage Loan Information—Definitions,” “—Certain Terms and Conditions of the Mortgage Loans—Performance Escrows and Letters of Credit,” “—Other Financing,” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

In addition, although the borrowers of the anticipated repayment date loans may have certain incentives to prepay such mortgage loans on their anticipated repayment dates, we cannot assure you that the borrowers will be able to prepay the anticipated repayment date loans on their anticipated repayment dates.  The failure of a borrower to prepay an anticipated repayment date loan on its anticipated repayment date will not be an event of default under the terms of such mortgage loans, and, pursuant to the terms of the pooling and servicing agreement, neither the related master servicer nor the special servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay interest at an increased rate, other than requests for collection, until the scheduled maturity of the respective anticipated repayment date loan; provided that the related master servicer or the special servicer, as the case may be, may take action to enforce the trust’s right to apply excess cash flow to principal in accordance with the terms of the documents of the anticipated repayment date loans. See “—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date” above.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield.  Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of your certificates will depend on the terms of those certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

See “Yield and Maturity Considerations” in this free writing prospectus.

Voluntary prepayments under certain mortgage loans require payment of a yield maintenance charge or prepayment premium unless the prepayment is made within a specified number of days of the stated maturity date or the anticipated repayment date, as applicable.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” and “—Property Releases” in this free writing prospectus.  Nevertheless, there is no assurance that the related borrowers will be deterred from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium.  There is no assurance that voluntary or involuntary prepayments will not occur.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans;

●	the length of any prepayment lock-out period;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the applicable yield maintenance charges or prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the related master servicer’s or special servicer’s ability to enforce those charges or premiums;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.  In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file or a mezzanine lender exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents, intercreditor agreement or co-lender agreement, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.  Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the certificate administrator, the operating advisor, the trustee or any other person.  The primary assets of the issuing entity will be the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Offered Certificates—General” in this free writing prospectus.

Yield Considerations

The yield on any certificate offered in this free writing prospectus will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such offered certificate.  The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

●	the interest rate for such certificate;

●
the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

●	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the issuing entity;

●
the timing and severity of any interest shortfalls resulting from prepayments, or other shortfalls resulting from special servicing compensation, interest on advances or other expenses of the issuing entity;

●	the timing and severity of any appraisal reductions; and

●	the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on such certificate.

The investment performance of the certificates offered in this free writing prospectus may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

Your certificates may be offered at a premium or discount.  If you purchased your certificates at a premium or discount, the yield on your certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment.  If you purchase your certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield.  If you purchase your certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your certificates.

The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by, equal to, or based on the weighted average net mortgage interest rate of the mortgage loans.  The pass-through rates on such certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

Optional Early Termination of the Issuing Entity May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the issuing entity.  We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination.  Accordingly, the holders of certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

A Mortgage Loan Seller May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the related mortgage loans sold by it to us.  Neither we nor any of our affiliates (except, in certain circumstances, for German American Capital Corporation, solely in its capacity as the mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so.  However, Ladder Capital Finance Holdings LLLP is guaranteeing the payment obligations of Ladder Capital Finance LLC.  We cannot provide assurances that the mortgage loan seller (or, in the case of Ladder Capital Finance LLC, Ladder Capital Finance Holdings LLLP) will have the financial ability to effect such repurchases or substitutions.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, as amended, may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “The Sponsors, Mortgage Loan Sellers and Originators” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove to Be Insufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, as amended), the related mortgage loan seller may make a loss of value payment to the issuing entity.  Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material defect in all respects.  Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for the related material breach or material defect, there can be no assurance that such loss of value payment will fully compensate the issuing entity for such material breach or material defect in all respects.  See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Risks Related to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

●	the aggregate amount of distributions on the offered certificates;

●	their yield to maturity;

●	the rate of principal payments on the offered certificates; and

●	their weighted average life.

Losses on the mortgage loans (in the case of the Hartman Portfolio mortgage loan, allocable to the pooled component) will be allocated to Class G, Class F, Class E, Class D, Class C, Class B and Class A-M certificates, in that order, reducing amounts otherwise payable to each class.  Any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-3 and Class A-4 certificates, and with respect to interest losses only, to the Class X-A and Class X-B certificates based on their respective entitlements pro rata.  However, because the notional balance of the Class X-B certificates is based on the certificate balances of the Class B, Class C, Class D, Class E, Class F and Class G certificates, any losses allocated to such classes of certificates will have the effect of simultaneously reducing the amount of interest to which the Class X-B certificates are entitled, notwithstanding that the Class X-B certificates are senior in right of payment to such classes of certificates.  Similarly, any losses allocated to the Class A-M certificates will have the effect of simultaneously reducing the amount of interest to which the Class X-A certificates are entitled, notwithstanding that the Class X-A certificates are senior in right of payment to the Class A-M certificates.

Each class of certificates (other than the Class G, Class V, Class HP, Class R and Class LR certificates) is senior to certain other classes of certificates in respect of the right to receive distributions and the allocation of losses.  If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and if such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield.  Under certain extreme scenarios, such yield could be negative.  In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.  This may be so because those losses cause your certificates to have a higher percentage ownership interest in the issuing entity (and therefore related distributions of principal payments on the remaining mortgage loans) than would otherwise have been the case.  The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Risks Related to Modification of Mortgage Loans with Balloon Payments

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments,” “—Realization Upon Mortgage

Loans” and “—Modifications” in this free writing prospectus.  The master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan.  There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificate.  There can be no assurance that any extension or modification will increase the present value of recoveries in a given case.

Risks Related to Certain Payments

To the extent described in this free writing prospectus, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

Subject to certain conditions, the master servicer is entitled, under the pooling and servicing agreement, to receive, or to assign a portion of its master servicing fee referred to as the excess servicing strip.  If a master servicer resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip, except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming the duties of the resigning or terminated master servicer with respect to the mortgage loans that it is servicing under the pooling and servicing agreement.  There can be no assurance that, following any resignation or termination of a master servicer, (a) any holder of the excess servicing strip would not dispute the determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the issuing entity would be able to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

Risks of Limited Liquidity and Market Value

There is currently no secondary market for the offered certificates.  While the underwriters have advised that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so.  There is no assurance that a secondary market for the offered certificates will develop.  Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates.  The offered certificates will not be listed on any securities exchange.  Lack of liquidity could result in a precipitous drop in the market value of the offered certificates.  In addition, the market value of the offered certificates at any time may be affected by many factors, including then-prevailing interest rates, and no representation is made by any person or entity as to the market value of any offered certificates at any time.

The Limited Nature of Ongoing Information May Make It Difficult for You To Resell Your Certificates

The primary source of ongoing information regarding your certificates, including information regarding the status of the related assets of the issuing entity, will be the periodic reports made available to you by the certificate administrator described in this free writing prospectus under the heading “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information”, and any reports with respect to the issuing entity filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.  We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source.  In addition, the depositor is not aware of any source through which price information about the certificates will be generally available on an ongoing basis.  The limited nature of the information regarding the certificates may adversely affect the liquidity of the certificates, even if a secondary market for the certificates becomes available.

Risks Related to Factors Unrelated to the Performance of the Certificates and the Mortgage Loans, Such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of the certificates offered in this free writing prospectus can decline even if those certificates and the mortgage loans are performing at or above your expectations.

The market value of the offered certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of the offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of the offered certificates as a result of an equal but opposite movement in interest rates.

The market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties; and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell any certificates offered by this free writing prospectus, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for such certificates, and you may have to sell at discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans.  Pricing information regarding the certificates may not be generally available on an ongoing basis or on any particular date.

Credit Support May Not Cover All Types of Losses

Use of credit support will be subject to the conditions and limitations described in this free writing prospectus.  Moreover, such credit support may not cover all potential losses or risks.  For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties.  Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your certificates.

Disproportionate Benefits May Be Given to Certain Classes

Although subordination of certain classes of the non-offered certificates is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the offered certificates, the amount of subordination will be limited and may decline under certain circumstances.  In addition, if principal payments on one or more classes of certificates are made in a specified order of priority, any related credit support may be exhausted before the principal of the later paid classes of certificates of such series has been repaid in full.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall disproportionately upon such later-paid classes of offered certificates.

The Amount of Credit Support Will Be Limited

The amount of any applicable credit support supporting one or more classes of certificates, including the subordination of one or more other classes of certificates, was determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage loans and certain other factors.  However, we cannot assure you that the loss experienced on the mortgage loans will not exceed such assumed levels.  See “Description of the Offered Certificates—General” and “—Subordination” in this free writing prospectus.  If the losses on the mortgage loans do exceed such assumed levels, you may be required to bear such additional losses.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Internal Revenue Code of 1986, as amended, for REMIC status during any taxable year, the Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter.  In such event, the issuing entity, including the Trust REMICs, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and some or all of the certificates may be treated as stock interests in those associations and not as debt instruments.  The Internal Revenue Code of 1986, as amended, authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely.  However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied.  While the U.S. Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Certain Federal Income Tax Consequences” in this free writing prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this free writing prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the operating advisor, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.  We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for that tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the certificates.

Certain Federal Tax Consideration Regarding Original Issue Discount

Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount.  See “Certain Federal Income Tax Consequences” in this free writing prospectus and “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Tax Considerations Related to Foreclosure

If the issuing entity acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally be required to retain an independent contractor to operate and manage the mortgaged property.

Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent.  Furthermore, any net income from such operation (other than qualifying “rents from real property”), or any rental income based on the net profits of a tenant or sub tenant or allocable to a non-customary service, will subject the Hartman Portfolio Mortgage Loan REMIC or the Lower-Tier REMIC to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax.  “Rents from real property” does not include any rental income based on the net profits of a tenant or sub tenant or allocable to a service that is non-customary in the area and for the type of building involved.  In such event, the net proceeds available for distribution to certificateholders will be reduced.  The special servicer may permit the Hartman Portfolio Mortgage Loan REMIC or the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this free writing prospectus.

In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of the properties.  These state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

Changes in REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

On September 15, 2009, the Internal Revenue Service issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced.  Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the Internal Revenue Service has issued final regulations under the REMIC provisions of the Internal Revenue Code of 1986, as amended, that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The Internal Revenue Service has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Internal Revenue Code of 1986, as amended.  Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Risk of Limited Assets

The certificates will represent interests solely in the assets of the issuing entity and will not represent an interest in or an obligation of any other entity or person.  Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.

Risks Relating to Lack of Certificateholder Control over the Issuing Entity

You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement.  Furthermore, you will generally not have the right to make decisions concerning administration of the issuing entity.  The pooling and servicing agreement gives the master servicer, the special servicer, the certificate administrator or the REMIC administrator, as applicable, certain decision-making authority concerning administration of the issuing entity.  These parties may make decisions different from those that holders of any particular class of the certificates offered in this free writing prospectus would have made, and these decisions may negatively affect those holders’ interests.

While there is an operating advisor with certain obligations in respect of reviewing the compliance of certain of the special servicer’s obligations under the pooling and servicing agreement, the operating advisor has no control or consultation rights over actions by the special servicer for so long as no Control Termination Event has occurred and is continuing.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder.  It is not intended that the operating advisor act as a surrogate for the certificateholders.  Investors should not rely on the operating advisor to effect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool may be subject to more risk with respect to the decreased diversity of the size of mortgage loans, geographic location and types of mortgaged properties and number and affiliation of borrowers, as described above under the headings “—Risks Related to the Mortgage Loans—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks,” “—Risks Related to

Mortgage Loan Concentration,” “—Risks Related to Borrower Concentration” and “—Geographic Concentration Exposes Investors to Greater Risk of Default and Loss.”  Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority.  This is so because principal on the certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificates balance(s) of the preceding class or classes entitled to receive principal have been reduced to zero.

Ratings of the Offered Certificates

Ratings assigned to the offered certificates by rating agencies are based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction.  A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience.  Ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings were issued.  Future events could have an adverse impact on such ratings.  Ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information.  Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates is determined on the basis of criteria established by each rating agency.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the issuing entity.  As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis, the rating agencies’ assumptions regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

With respect to each mortgage loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a no downgrade confirmation be obtained from each rating agency.  In certain circumstances, this condition may be deemed to have been met or waived without such a no downgrade confirmation being obtained.  See the definition of “No Downgrade Confirmation” in this free writing prospectus.  In the event such an action is taken without a no downgrade confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  If you invest in the offered certificates, pursuant to the pooling and servicing agreement your acceptance of certificates will constitute an acknowledgement of, and agreement with, the procedures relating to no downgrade confirmations described under the definition of “No Downgrade Confirmation” in this free writing prospectus.

We are not obligated to maintain any particular rating with respect to any class of offered certificates.  The ratings initially assigned to the offered certificates by either or both of Fitch, Inc. and Moody’s Investors Service, Inc. could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by either or both of Fitch, Inc. and Moody’s Investors Service, Inc.  Although these changes would not necessarily result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value of those certificates.  See “Ratings” in this free writing prospectus.

Further, a ratings downgrade of any class of offered certificates below an investment grade rating by the rating agencies could affect the ability of a benefit plan or other investor to purchase those certificates.  See “ERISA Considerations” and “Legal Investment” in this free writing prospectus.

The depositor has requested a rating on each class of the offered certificates from Fitch, Inc. and Moody’s Investors Service, Inc.  Nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from the ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from the ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class or those classes of certificates.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to Fitch, Inc., Moody’s Investors Service, Inc. and certain other nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Fitch, Inc. and Moody’s Investors Service, Inc. to rate the offered certificates, and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates.  Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Securities and Exchange Commission may determine that either or both of Fitch, Inc. and Moody’s Investors Service, Inc. no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a no downgrade confirmation, the pooling and servicing agreement will address delivery of a no downgrade confirmation only from Fitch, Inc. and Moody’s Investors Service, Inc.

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

German American Capital Corporation

General

German American Capital Corporation (“GACC”) is a sponsor of this securitization transaction.  GACC or an affiliate of GACC originated all of the GACC Mortgage Loans in this transaction, other than the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Hartman Portfolio, representing 6.0% of the Initial Outstanding Pool Balance, which was originated by an affiliate of J.P. Morgan Investment Management Inc. (the “JPMIM Mortgage Loan”) and acquired by GACC.  GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation.  GACC is an affiliate of the Depositor and Deutsche Bank Securities Inc., one of the underwriters.  The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.  For more information regarding GACC, see “The Sponsor” in the prospectus.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors.  GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates loans and aggregates and warehouses the loans pending sale via a commercial mortgage backed securities (“CMBS”) securitization.

GACC, through its wholly owned subsidiaries, Deutsche Bank Berkshire Mortgage, Inc. (“DBBM”) and DB Mortgage Services, LLC (“DBMS”), is one of the leading originators and seller servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators, and DBMS is one of the largest servicers, in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program.  DBBM sells its loan originations in the form of corticated directly to third party investors at the time of loan origination.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for approximately ten years.

GACC has been a seller of loans both into securitizations in the (i) “COMM” program, in which its affiliate Deutsche Mortgage and Asset Receiving Corporation (“DMARC”) is the depositor, (ii) into the “CD” program in which DMARC was the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., and (iii) into programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC originates both ﬁxed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties.  The total amount of loans securitized by GACC during the past 4 years ending December 31, 2011, is approximately $5.9 billion.

Generally, GACC has not purchased signiﬁcant amounts of mortgage loans for securitization; however it has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future.  In the event GACC purchases loans for securitization, GACC will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with rating agencies, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization.  It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the rating agencies.  Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to a Mortgage Loan Purchase Agreement, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex G-1 to this free writing prospectus), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the Depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be.  The Depositor will assign its rights under each Mortgage Loan Purchase Agreement to the issuing entity.  In addition, GACC has agreed to indemnify the Depositor, the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.  See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans,” “—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Review of GACC Mortgage Loans

Overview.  GACC, in its capacity as the Sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”).  The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below.  No sampling procedures were used in the review process.

Data Tape.  To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan.  The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the GACC during the underwriting process.  After  origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team.  The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this free writing prospectus.

Data Validation and Recalculation. The Depositor, on behalf of GACC, engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by GACC, relating to information in this prospectus supplement regarding the GACC Mortgage Loans.  These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;

●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the GACC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each GACC Mortgage Loan originated by GACC, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents.  In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex F to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan documents that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel.  Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions.

GACC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Description of the Top 20 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” to this free writing prospectus.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy.  If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by GACC, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team  to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—GACC’s Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria.  See “—GACC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this free writing prospectus is accurate in all material respects.  GACC also determined that the GACC Mortgage Loans were originated in accordance with GACC’s origination procedures and underwriting criteria, except as described below under “—GACC’s Underwriting Standards—Exceptions.”  GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

GACC’s Underwriting Standards

General.  GACC originates loans located in the United States that are secured by retail, multifamily, office, hospitality, industrial/warehouse and self-storage properties.  All of the mortgage loans originated by GACC generally are originated in accordance with the underwriting criteria described below.  However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan.  This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis.  In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit.  Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches.  A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market.  Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval.  Prior to loan origination and closing, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies.  The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. GACC’s underwriting standards as applied to first mortgage liens generally require, as stabilized operating performance the following minimum debt service coverage ratios and maximum Loan-to-Value Ratios for each of the indicated property types:

Property Type	DSCR Guideline	Loan-to-Value Ratio Guideline
Office	1.30x	75%
Retail	1.30x	75%
Multifamily	1.20x	75%
Manufactured Housing	1.25x	70%
Industrial/Warehouse	1.25x	70%
Self-Storage	1.25x	70%
Hospitality	1.50x	70%

The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination.  Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this free writing prospectus may differ from the amount calculated at the time of origination and may be based on, for example, a net funded amount where a holdback reserve is held by the lender pending some future event.  In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.  In addition, GACC’s underwriting guidelines generally permit a maximum amortization period of 30 years.  However, the mortgage loans originated by GACC may provide for interest-only payments until maturity, or for a specified period.  With respect to interest-only loans, such loans are generally underwritten to a minimum debt service coverage ratio of 1.20x and a maximum LTV Ratio of 80% on all property types.  Moreover, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors.  See “Description of the Mortgage Pool” in this free writing prospectus and Annex A-1 to this free writing prospectus.

Escrow Requirements.  GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.  In certain cases where the loan sponsor is an investment grade entity, GACC may waive all escrow requirements.  In some cases, a borrower will be permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow.  Generally, the required escrows for mortgage loans originated by GACC are as follows:

Taxes and Insurance—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide lender with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

Replacement Reserves—Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

Office	$0.25 per square foot
Retail	$0.20 per square foot of in-line space
Multifamily	$250 per unit
Manufactured housing	$50 per pad
Industrial/Warehouse	$0.10 per square foot
Self-storage	$0.15 per square foot
Hospitality	4% of gross revenue

Re-tenanting—Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term.  To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Deferred Maintenance/Environmental Remediation—Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.  In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

Third Party Reports.  In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in this free writing prospectus under “Description of the Mortgage Pool—Certain Underwriting Matters.”

Exceptions.  Other than as set forth below, the GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.  The JPMIM Mortgage Loan was not originated by GACC for securitization, but was acquired from a third party, and therefore does not conform in all respects with GACC’s underwriting guidelines, as further described below.  See also “Risk Factors—Risks Related to the Mortgage Loans—Certain Mortgage Loans Were Not Specifically Originated for Securitization” and “Risk Factors—Risks Related to the Mortgage Loans—Seasoned Mortgage Loans Present Additional Risks of Repayment” in this free writing prospectus.

With respect to the JPMIM Mortgage Loan representing 6.0% of the Initial Outstanding Pool Balance, the borrower is not required to maintain any of the reserves provided for in GACC’s underwriting guidelines, including for taxes and insurance, required repairs and re-tenanting.  However, the Mortgage Loan has a UW NCF DSCR and an LTV Ratio of 1.34x and 62.7%, respectively, in comparison to the DSCR and the LTV Ratio of 1.30x and 75%, respectively, provided for in GACC’s underwriting guidelines.  In addition, under the terms of the Mortgage Loan, the lender may require, in its discretion, monthly reserves of 1/12th of 110% of the annual amounts due in respect of insurance premiums and taxes payable in respect of the Mortgaged Property.  Based on these compensating factors, GACC approved the inclusion of the Mortgage Loan in this transaction.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Healdsburg Hotel, representing 1.8% of the Initial Outstanding Pool Balance, the UW NCF DSCR for the Mortgage Loan is 1.46x, in comparison to the DSCR of 1.50x  provided for in GACC’s underwriting guidelines for hospitality properties.  In addition, the amount which the related borrower is required to deposit into a replacement reserve under the Mortgage Loan is 2.0% per annum of gross revenues, in comparison to 4% per annum of gross revenues provided for in GACC’s underwriting guidelines for hospitality properties.  A compensating factor for the lower DCSR is that the borrower is required, under the terms of the Mortgage Loan, to deposit into a seasonality reserve, excess cash flows from the Mortgaged Property in an amount up to $150,000 per month until the amount on deposit in the reserve reaches $700,000.  A compensating factor for the lower requirement for replacement reserves is that the Mortgage Loan provides for an annual increase in the required reserve amount by 0.5% per annum of gross revenues until the required reserve amount reaches an amount equal to 4% per annum of gross revenues. In addition, since the completion of the Mortgaged Property in 2001, the sponsors have invested approximately $851,002 (approximately $15,473 per room) in upgrades and renovations.  Based on these compensating factors, GACC approved inclusion of the Mortgage Loan into this transaction.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G on February 14, 2012.  GACC’s Central Index Key is 0001541294.  The following table provides information regarding the demand, repurchase and replacement history with respect to the mortgage loans securitized by GACC during the period from and including January 1, 2011 to and including December 31, 2011:

% of principal balance	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$		#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
GE	X	German	34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78	(2)
Commercial		American
Mortgage		Capital
Corporation,		Corporation
Series 2007-
C1 Trust
(CIK #
0001395290)
Total by Issuing Entity			34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78
Total by Asset Class			34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78	(3)

(1)	The dollar amounts and percentages presented in this column are each as of the applicable securitization date.

(2)	The repurchase demand refers to the 1604 Broadway loan, which represented 0.68% of the outstanding principal balance of the asset pool as of the applicable securitization date. The repurchase demand was rejected. In the columns entitled “Assets That Were Subject of Demand” and “Demand Rejected,” the dollar amount and percentage presented are as of December 31, 2011.

(3)	In the columns entitled “Assets That Were Subject of Demand” and “Demand Rejected,” the percentages presented are in relation to the total outstanding principal balance of the related asset pool as of December 31, 2011.

Ladder Capital Finance LLC

General

Ladder Capital Finance LLC (“LCF”) is a sponsor of, and a seller of certain mortgage loans (the “LCF Mortgage Loans”) into, the securitization described in this free writing prospectus.  LCF is a limited liability company organized under the laws of the State of Delaware and an indirect subsidiary of Ladder Capital Finance Holdings LLLP (“Ladder Holdings”).  Ladder Holdings is a limited liability limited partnership organized under the laws of the State of Delaware.

Ladder Holdings is a privately held company that commenced operations in October 2008.  Ladder Holdings, together with its direct and indirect subsidiaries, including LCF, are collectively referred to in this free writing prospectus as the “Ladder Capital Group.”  The Ladder Capital Group is a vertically integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and distributes commercial, multifamily and manufactured housing community mortgage loans and other real estate debt instruments.  The executive offices of the Ladder Capital Group are located at 345 Park Avenue, 8th Floor, New York, New York 10154.

According to its consolidated balance sheet (audited), as of December 31, 2010, Ladder Holdings and its consolidated subsidiaries (which include LCF) had total assets of approximately $2.59 billion, total liabilities of approximately $1.87 billion and total partners’ capital of approximately $718.51 million.  According to its consolidated balance sheet (unaudited), as of September 30, 2011, Ladder Holdings and its consolidated subsidiaries had total assets of approximately $2.68 billion, total liabilities of approximately $1.91 billion and total partners’ capital of approximately $770.26 million.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, German American Capital Corporation, a Sponsor and Mortgage Loan Seller, Deutsche Bank Trust Company Americas, the Certificate Administrator, Custodian and 17g-5 Information Provider, and Deutsche Bank Securities Inc., one of the underwriters), Wells Fargo Bank, National Association and certain other third party lenders provide warehouse financing to certain affiliates of LCF (the “LCF Financing Affiliates”) through various repurchase facilities.  All of the LCF Mortgage Loans with an aggregate Cut-off Date Balance of $393,439,607, representing 41.8% of the Initial Outstanding Pool Balance, are (or will be prior to the Closing Date) subject to such repurchase facilities.  If such is the case at the time the Certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the Depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the LCF Financing Affiliates, and the LCF Financing Affiliates will, in turn, use the funds that they receive from LCF to, among other things, reacquire the warehoused LCF Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.  Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to LCF Mortgage Loans with an aggregate Cut-off Date Balance of $199,517,122, which represents 21.2% of the Initial Outstanding Pool Balance, and Wells Fargo Bank, National Association is the repurchase agreement counterparty with respect to LCF Mortgage Loans with an aggregate Cut-off Date Balance of $147,931,915, which represents 15.7% of the Initial Outstanding Pool Balance.

Ladder Capital Group’s Securitization Program

During 2010, LCF contributed approximately $329.76 million of commercial, multifamily and manufactured housing community mortgage loans to two (2) commercial mortgage securitizations. During 2011, LCF contributed approximately $1.02 billion of commercial, multifamily and manufactured housing community mortgage loans to three (3) commercial mortgage securitizations.  LCF began securitizing such types of mortgage loans in 2010 and has not been involved in the securitization of any other types of financial assets.

The Ladder Capital Group originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United

States.  The following tables set forth information with respect to originations of fixed rate and floating rate commercial, multifamily and manufactured housing community mortgage loans by Ladder Capital Group during the calendar years 2010 and 2011.

Originations of Fixed and Floating Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	2010		2011
	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Fixed	48	$663,256,700	65	$1,170,444,775
Floating	8	$125,450,000	10	$281,085,840

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, LCF will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization.  In return for the transfer by the depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized.  In coordination with underwriters or initial purchasers and the applicable depositor, LCF works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

LCF will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, LCF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.  LCF has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment.  However, as is the case in this securitization, Ladder Holdings will often guarantee LCF’s payment obligations in connection with a repurchase or substitution of a defective mortgage loan resulting from, or the making of an estimated loss reimbursement payment related to, any such breach of representation and warranty or defective or missing loan documentation.  Notwithstanding the existence of such guarantee, no assurance can be provided that Ladder Holdings or LCF will have the financial ability to repurchase or replace, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no other member of the Ladder Capital Group will be responsible for doing so if Ladder Holdings and LCF both fail with respect to their obligations.

No member of the Ladder Capital Group acts as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that LCF or its affiliates originates, acquires or securitizes.  Instead, LCF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers (including, with respect to all or substantially all of the LCF Mortgage Loans, Wells Fargo Bank, National Association).

Review of LCF Mortgage Loans

A.  Overview.  LCF has conducted a review of the LCF Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the LCF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Ladder Capital Group (the “Ladder Capital Review Team”). The review procedures described below were employed with respect to all of the LCF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus.  No sampling procedures were used in the review process.

B.  Database.  To prepare for securitization, members of the Ladder Capital Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each LCF Mortgage Loan.  The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Ladder Capital Review Team during the underwriting process.  After origination of each LCF Mortgage Loan, the Ladder Capital Review Team updated the information in the database and the related asset summary report with respect to such LCF Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Ladder Capital Review Team.

A data tape (the “LCF Data Tape”) containing detailed information regarding each LCF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The LCF Data Tape was used to provide the numerical information regarding the LCF Mortgage Loans in this free writing prospectus.

C.  Data Validation and Recalculation.  LCF engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by LCF, relating to information in this free writing prospectus regarding the LCF Mortgage Loans.  These procedures included:

●	comparing the information in the LCF Data Tape against various source documents provided by LCF that are described under “—Database” above;

●	comparing numerical information regarding the LCF Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the LCF Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the LCF Mortgage Loans disclosed in this free writing prospectus.

D.  Legal Review.  The Ladder Capital Group engaged various law firms to conduct certain legal reviews of the LCF Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization of certain of the LCF Mortgage Loans, the Ladder Capital Group’s origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from the Ladder Capital Group’s standard form loan documents.  In addition, such origination counsel for each LCF Mortgage Loan reviewed LCF’s representations and warranties set forth on Annex F to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LCF Mortgage Loans.  Such assistance included, among other things, (i) a review of the Ladder Capital Group’s asset summary report, and its origination counsel’s loan and property summary (if and when available), for each LCF Mortgage Loan, (ii) a review of data tapes relating to the LCF Mortgage Loans prepared by Ladder Capital Group, and (iii) the review of select provisions in certain loan documents with respect to certain of the LCF Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the individual LCF Mortgage Loan summaries in Annex B to this free writing prospectus based on their respective reviews of the related asset summary reports, the pertinent sections of the related Mortgage Loan documents and, in the case of securitization counsel, the related loan and property summaries (if and when available) prepared by origination counsel.

E.  Other Review Procedures.  With respect to any material pending litigation of which the Ladder Capital Group was aware at the origination of any LCF Mortgage Loan, the Ladder Capital Group requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  If the Ladder Capital Group became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any LCF Mortgage Loan, the Ladder Capital Group obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Ladder Capital Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the LCF Mortgage Loans to determine whether any LCF Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Ladder Capital Group’s Underwriting Guidelines and Processes” below.  See “—Ladder Capital Group’s Underwriting Guidelines and Processes—Exceptions” below.

F.  Findings and Conclusions.  Based on the foregoing review procedures, Ladder Capital Group determined that the disclosure regarding the LCF Mortgage Loans in this free writing prospectus is accurate in all material respects.  Ladder Capital Group also determined that the LCF Mortgage Loans were originated in accordance with Ladder Capital Group’s origination procedures and underwriting criteria, except as described under “—Ladder Capital Group’s Underwriting Guidelines and Processes—Exceptions” below.  LCF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Ladder Capital Group’s Underwriting Guidelines and Processes

Each of the LCF Mortgage Loans was originated by LCF or one of its affiliates.  Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated by LCF and its affiliates for securitization.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, there can be no assurance that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated by LCF or one of its affiliates will conform to the general guidelines and processes described below.  For important information about the circumstances that have affected the underwriting of particular LCF Mortgage Loans, see “—Ladder Capital Group’s Underwriting Guidelines and Processes—Exceptions” below and “Annex G—Exceptions to Mortgage Loan Seller Representations and Warranties” in this free writing prospectus.

A.  Loan Analysis.  Generally both a credit analysis and a collateral analysis is conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan.  The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained.  Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

B.  Loan Approval.  Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loans to be originated must be approved by a loan committee that includes senior personnel from the Ladder Capital Group.  The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C.  Debt Service Coverage Ratio and Loan-to-Value Ratio.  The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.  With respect to loans originated for securitization, the Ladder Capital Group’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the Ladder Capital Group and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan.  However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.  For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized.  There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance.  Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements.  Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.  A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

D.  Additional Debt.  Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.  It is possible that a member of the Ladder Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

E.  Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(i)              Appraisals.  Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)              Environmental Assessment.  In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.  Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii)              Engineering Assessment.  In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)              Seismic Report.  Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

F.  Title Insurance.  The borrower is required to provide, and the Ladder Capital Group or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

G.  Casualty Insurance.  Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, the Ladder Capital Group typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

H.  Zoning and Building Code Compliance.  In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, the Ladder Capital Group may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, the Ladder Capital Group may require the borrower to remediate such violation and, subject to the discussion under “—Ladder Capital Group’s Underwriting Guidelines and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

I.  Escrow Requirements.  Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation.  A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by a member of the Ladder Capital Group.  Furthermore, the Ladder Capital Group may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.  In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the Ladder Capital Group are as follows:

●
Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●
Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●
Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the LCF Mortgage Loans, please see Annex A-1 to this free writing prospectus.

J.  Exceptions. The LCF Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

LCF most recently filed a Form ABS-15G on February 8, 2012.  LCF’s Central Index Key is 0001541468.  With respect to the period from and including January 1, 2011 to and including December 31, 2011, LCF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Guggenheim Life and Annuity Company

General

Guggenheim Life and Annuity Company (“GLAC”) is a sponsor of, and a seller of certain mortgage loans (the “GLAC Mortgage Loans”) into, the securitization described in this free writing prospectus.  GLAC is a corporation organized under the laws of the State of Delaware and an indirect subsidiary of Guggenheim Partners, LLC (“Guggenheim Partners”).  Guggenheim Partners is a limited liability company organized under the laws of the State of Delaware.

Guggenheim Partners is a privately held, diversified financial services company.  GLAC is a Delaware life insurance company.  The primary offices of GLAC are located at 8425 Woodfield Crossing Boulevard, Suite 305 East, Indianapolis, Indiana 46240.

According to its consolidated balance sheet (audited), as of December 31, 2010, GLAC had total assets of approximately $2.8 billion, total liabilities of approximately $2.6 billion and total equity of approximately $200 million.  According to its consolidated balance sheet (unaudited), as of December 31, 2011, GLAC had total assets of approximately $5.9 billion, total liabilities of approximately $5.6 billion and total equity of approximately $300 million.

GLAC’s Loan Origination and Acquisition History

The participation by GLAC in this securitization will be the first securitization in which it has been involved.  GLAC began originating and acquiring loans in 2010 and has not been involved in the securitization of any other types of financial assets.

GLAC originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States.  The following tables set forth information with respect to originations and acquisitions of fixed rate and floating rate commercial, multifamily and manufactured housing community mortgage loans by GLAC during the calendar years 2010 and 2011.

Originations and Acquisitions of Fixed Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	2010		2011
	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	2	$9,500,000	23	$376,300,000

In connection with this commercial mortgage securitization transaction, GLAC will transfer the subject mortgage loans to the depositor, who will then transfer those mortgage loans to the issuing entity for this securitization.  In return for the transfer by the depositor to the issuing entity of those mortgage loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized.  In coordination with underwriters or initial purchasers and the depositor, GLAC will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

GLAC will make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to this commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, GLAC will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.  No assurance can be provided that GLAC will have the financial ability to repurchase or replace, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no other affiliate of GLAC will be responsible for doing so if GLAC fails with respect to its obligations.

GLAC does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that GLAC originates or acquires and will not act as servicer in this commercial mortgage securitization transaction.  Instead, GLAC sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of GLAC Mortgage Loans

A.  Overview.  GLAC has conducted a review of the GLAC Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the GLAC Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “GLAC Review Team”). The review procedures described below were employed with respect to all of the GLAC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus.  No sampling procedures were used in the review process.

B.  Database.  Members of the GLAC Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each GLAC Mortgage Loan.  The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the GLAC Team during the underwriting process.  After origination of each GLAC Mortgage Loan, the GLAC Review Team updated the information in the database and the related asset summary report with respect to such GLAC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GLAC Review Team.

A data tape (the “GLAC Data Tape”) containing detailed information regarding each GLAC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GLAC Data Tape was used to provide the numerical information regarding the GLAC Mortgage Loans in this free writing prospectus.

C.  Data Validation and Recalculation.  GLAC engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by GLAC, relating to information in this free writing prospectus regarding the GLAC Mortgage Loans.  These procedures included:

●	comparing the information in the GLAC Data Tape against various source documents provided by GLAC that are described under “—Review of GLAC Mortgage Loans—Database” above;

●	comparing numerical information regarding the GLAC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the GLAC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GLAC Mortgage Loans disclosed in this free writing prospectus.

D.  Legal Review.  The GLAC Review Team engaged various law firms to conduct certain legal reviews of the GLAC Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization of each GLAC Mortgage Loan, GLAC’s origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GLAC’s standard form loan documents.  In addition, such origination counsel for each GLAC Mortgage Loan reviewed GLAC’s representations and warranties set forth on Annex F to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the GLAC Mortgage Loans.  Such assistance included, among other things, (i) a review of GLAC’s asset summary report, and its origination counsel’s loan and property summary, for each GLAC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the GLAC Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the GLAC Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “—Alamance Crossing” and “—Piatt Place” in Annex B to this free writing prospectus based on their respective reviews of the related asset summary reports, the pertinent sections of the related Mortgage Loan documents and, in the case of securitization counsel, the related loan and property summaries prepared by origination counsel.

E.  Other Review Procedures.  With respect to any material pending litigation on the underlying mortgaged properties of which GLAC was aware at the origination of any GLAC Mortgage Loan, the GLAC Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  If the GLAC Review Team  became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any GLAC Mortgage Loan, the GLAC Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GLAC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the GLAC Mortgage Loans to determine whether any GLAC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—GLAC’s Underwriting Guidelines and Processes” below.  See “—GLAC’s Underwriting Guidelines and Processes—Exceptions” below.

F.  Findings and Conclusions.  Based on the foregoing review procedures, the GLAC Review Team determined that the disclosure regarding the GLAC Mortgage Loans in this free writing prospectus is accurate in all material respects.  The GLAC Review Team also determined that the GLAC Mortgage Loans were originated in accordance with GLAC’s origination procedures and underwriting criteria, except as described under “—GLAC’s Underwriting Guidelines and Processes—Exceptions” below.  GLAC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

GLAC’s Underwriting Standards

Each of the GLAC Mortgage Loans was originated (or in the case of Alamance Crossing, purchased) by GLAC.  Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated by GLAC.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, there can be no assurance that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated or acquired by GLAC will conform to the general guidelines and processes described below.  For important information about the circumstances that have affected the underwriting of particular GLAC Mortgage Loans, see “—GLAC’s Underwriting Guidelines and Processes—Exceptions” below and “Annex G—Exceptions to Mortgage Loan Seller Representations and Warranties” in this free writing prospectus.

A.  Loan Analysis.  Generally both a credit analysis and a collateral analysis is conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan.  The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained.  Generally, GLAC also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

B.  Loan Approval.  Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from GLAC.  The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C.  Debt Service Coverage Ratio and Loan-to-Value Ratio.  The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio.  GLAC’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by GLAC and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan.  However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.  For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized.  There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance.  Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements.  Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.  A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

D.  Additional Debt.  Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt.  It is possible that GLAC or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

E.  Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●
Appraisals.  Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●
Environmental Assessment.  In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained.  It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances.  Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●
Engineering Assessment.  In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

F.  Title Insurance.  The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

G.  Casualty Insurance.  Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, GLAC typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

H.  Zoning and Building Code Compliance.  In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, GLAC will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, GLAC may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, GLAC may require the borrower to remediate such violation and, subject to the discussion under “—GLAC’s Underwriting Guidelines and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

I.  Escrow Requirements.  Based on GLAC’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation.  A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan.  Furthermore, GLAC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, GLAC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and GLAC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.  In some cases, GLAC may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by GLAC are as follows:

●
Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●
Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if GLAC determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and GLAC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●
Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if GLAC determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and GLAC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if GLAC determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and GLAC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if GLAC determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and GLAC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the GLAC Mortgage Loans, see Annex A-1 to this free writing prospectus.

J.  Exceptions. The GLAC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

GLAC has no prior history as a securitizer and therefore has not filed a Form ABS-15G.  GLAC has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

THE DEPOSITOR

The Depositor is Deutsche Mortgage & Asset Receiving Corporation (the “Depositor”).  The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates.  The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10005.  The telephone number is (212) 250-2500.  The Depositor’s capitalization is nominal.  All of the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

During the eight years ending December 31, 2011, the Depositor has acted as depositor with respect to public and private conduit or combined conduit/large loan commercial mortgage securitization transactions in an aggregate amount of approximately $68.4 billion.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.  The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The Depositor has minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s duties pursuant to the Pooling and Servicing Agreement include, without limitation, the duty (i) to appoint a successor Trustee in the event of the resignation or removal of the Trustee, (ii) to provide information in its possession to the Certificate Administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) to indemnify the Trustee, the Certificate Administrator and the Operating Advisor against certain expenses and liabilities resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence, and (iv) to sign any distribution report on Form 10-D and current report on Form 8-K and annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the Trust and review filings pursuant to the Exchange Act, prepared by the Certificate Administrator on behalf of the Trust.  The Depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

See “Certain Relationships and Related Transactions” in this free writing prospectus for a discussion with respect to the Depositor and certain affiliations, relationships and related transactions with other transaction parties.

THE ISSUING ENTITY

The issuing entity for the certificates will be COMM 2012-LC4 Mortgage Trust (the “Issuing Entity”).  The Issuing Entity is a New York common law trust that will be formed on March 20, 2012 (the “Closing Date”) pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO property, disposing of defaulted Mortgage Loan and REO property, issuing the certificates, making distributions, providing reports to certificateholders and the other activities described in this free writing prospectus.  Accordingly, the Issuing Entity may not issue securities other than the certificates, or invest in securities, other than investing funds in the collection account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and/or the Trustee, if applicable, may make advances to the Issuing Entity only to the extent that such party deems such advances to be recoverable from the related Mortgage Loan.  These advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth in this free writing prospectus under “The Pooling and Servicing Agreement—Amendment.”  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.  A discussion of the duties of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this free writing prospectus under “The Certificate Administrator and Custodian,” “The Operating Advisor,” “The Servicers—The Master Servicer,” “The Servicers—The Special Servicer” and “The Trustee” and “The Pooling and Servicing Agreement.”

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the collection account and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to the two REMIC elections, its ownership of the Mortgage Loans and any REO Properties, and the indemnity obligations to the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or a Board of Directors.  It acts through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Mortgage Loan Sellers, as described in this free writing prospectus under “Description of the Mortgage Pool—Sale of the Mortgage Loans.”

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the Bankruptcy Code, unless it can be characterized as a “business trust” for purposes of the Bankruptcy Code.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust.”  The Depositor has been formed to be a special purpose bankruptcy remote entity.  In connection with the sale of the Mortgage Loans from a Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity, legal opinions are required to be rendered to the effect that:

(i)              (A) If such Mortgage Loan Seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the Mortgage Loans and payments thereunder and proceeds thereof are not property of the estate of such Mortgage Loan Seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such Mortgage Loan Seller is not applicable to payments on the Certificates or (B) if the Federal Deposit Insurance Corporation (the “FDIC”) were to be appointed receiver or conservator for such Mortgage Loan Seller pursuant to the Federal Deposit Insurance Act, as amended, a court after full consideration of all relevant factors would hold that the Mortgage Loans and payments thereunder and proceeds thereof are not subject to repudiation, reclamation, recovery, or recharacterization by the FDIC.

(ii)              If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the Mortgage Loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Certificates.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.  Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions.  Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Issuing Entity is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans.  See “Risk Factors—Risks Related to the Mortgage Loans—The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of Mortgage Loans.”

THE SERVICERS

Generally

The Pooling and Servicing Agreement provides for the appointment of both a Master Servicer and a Special Servicer.  Each of the Master Servicer and the Special Servicer will be required to service and administer the Mortgage Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments.”  The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms of the Mortgage Loans to the extent such procedures are consistent with the Servicing Standard.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement.  However, despite any such delegation, the Master Servicer and the Special Servicer will remain liable for their respective obligations.  Furthermore, each of the Master Servicer and the Special Servicer will be responsible for the acts and omissions of their subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer is generally prohibited from delegating all of its obligations under the Pooling and Servicing Agreement to third parties.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for the Mortgage Loans (in such capacity, the “Master Servicer”).  Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo.  Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia began to integrate their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.  That integration is continuing.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS.  Wells Fargo reports to trustees and certificate administrators in the CREFC format.  The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2008	As of 12/31/2009	As of 12/31/2010	As of 12/31/2011
By Approximate Number:	43,720	41,703	39,125	38,132
By Approximate Aggregate Unpaid Principal Balance (in billions):	$491.4	$473.4	$451.09	$437.68

Within this portfolio, as of December 31, 2011, are approximately 26,728 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $358.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo’s servicing portfolio, as of December 31, 2011, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2008	$384,974,195,963	$152,404,687	0.04%
Calendar Year 2009	$370,868,977,095	$492,576,563	0.13%
Calendar Year 2010	$350,208,413,696	$1,560,768,558	0.45%
Calendar Year 2011	$340,805,885,266	$1,880,456,070	0.55%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo has acted as a special servicer of securitized commercial and multifamily mortgage loans in excess of five years.  Wells Fargo’s special servicing system includes McCracken Financial Solutions Corp.’s Strategy CS software.

The table below sets forth information about Wells Fargo’s portfolio of specially serviced commercial and multifamily mortgage loans as of the dates indicated:

CMBS Pools	As of 12/31/2008	As of 12/31/2009	As of 12/31/2010	As of 12/31/2011
By Approximate Number	61	52	56	59
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (in billions)(1)	$26.0	$18.5	$22.6	$31.6
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (2)	$675,096,189	$913,424,748	$1,081,410,457	$2,971,462,061

(1)	Includes all loans in Wells Fargo’s portfolio for which Wells Fargo is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans.

The properties securing loans in Wells Fargo’s special servicing portfolio may include retail, office, multifamily, industrial, hospitality and other types of income-producing property. As a result, such properties, depending on their location and/or other specific circumstances, may compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

Wells Fargo has developed strategies and procedures as special servicer for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the underlying loan documents) to maximize the value from the assets for the benefit of certificate holders. Wells Fargo’s strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard, the underlying loan documents and applicable law, rule and regulation.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans.  Wells Fargo’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer	CPS2+	Above Average	MOR CS2
Master Servicer	CMS2	Above Average	MOR CS2
Special Servicer	CSS2-	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch.  The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	entry of new loan data;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans.  Wells Fargo monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this offering circular.  On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans.  On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise.  To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Pursuant to certain interim servicing agreements between Wells Fargo and GACC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned by GACC or those affiliates from time to time, including, prior to their inclusion in the Issuing Entity, certain of the GACC Mortgage Loans.  See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest” in this free writing prospectus.

Pursuant to certain interim servicing agreements between Wells Fargo and LCF or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned by LCF or those affiliates from time to time, including, prior to their inclusion in the Issuing Entity, certain of the LCF Mortgage Loans.  See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest” in this free writing prospectus.

The Special Servicer

CWCapital Asset Management LLC (“CWCAM“), a Massachusetts limited liability company, will be appointed as the special servicer (the “Special Servicer“), and in such capacity, will be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and other transactions relating to non-Specially Serviced Loans, pursuant to the Pooling and Servicing Agreement.  CWCAM maintains a servicing office at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, MD  20814.

CWCAM and its affiliates are involved in the real estate investment, finance, servicing and management business, including:

●	originating and servicing commercial and multifamily real estate loans;

●	investing in high-yielding real estate loans and other commercial real estate debt instruments; and

●	investing in, surveilling and managing as special servicer, commercial real estate assets including unrated and non-investment grade rated securities issued pursuant to CRE, CDO and CMBS transactions.

CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation’s special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE Inc. (“CMAE”) and the special servicing operations of CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of CWCAM. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Issuing Entity.  Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.  On September 1, 2010, affiliates of certain Fortress Investment Group LLC managed funds purchased all of the membership interest of CW Financial Services LLC, the sole member of CWCAM.

As of December 31, 2008, CWCAM acted as special servicer with respect to 117 domestic and two Canadian CMBS pools containing approximately 13,800 loans secured by properties throughout the United States and Canada with a then current unpaid principal balance in excess of $173 billion.  As of December 31, 2009, CWCAM acted as special servicer with respect to 116 domestic and two Canadian CMBS pools containing approximately 12,500 loans secured by properties throughout the United States and Canada with a then current unpaid principal balance in excess of $160 billion.  As of December 31, 2010, CWCAM acted as special servicer with respect to 115 domestic and two Canadian CMBS pools containing approximately 11,900 loans secured by properties throughout the United States and Canada with a then current unpaid principal balance in excess of $153 billion.  As of September 30, 2011, CWCAM acted as special servicer with respect to 149 domestic and one Canadian CMBS pools containing approximately 12,200 loans secured by properties throughout the United States and Canada with a then current unpaid principal balance in excess of $155 billion.  Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the Mortgage Loans.

CWCAM has two primary offices (Bethesda, Maryland and Needham, Massachusetts) and provides special servicing activities for investments in various markets throughout the United States. As of September 30, 2011, CWCAM had 154 employees responsible for the special servicing of commercial real estate assets.   As of September 30, 2011, within the CMBS pools described in the preceding paragraph, 1,170 assets were actually in special servicing.  The assets owned, serviced or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the Mortgaged Properties securing the Mortgage Loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has policies and procedures in place that govern its special servicing activities. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB of the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by CWCAM in securitization transactions.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

From time to time CWCAM is a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.  There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that is material to certificateholders.

CWCAM may enter into one or more arrangements with the Directing Holder, the Controlling Class Representative, a Controlling Class Certificateholder or other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any person who has the right to replace the Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the Special Servicer compensation in consideration of, among other things, the appointment (or continuance) of CWCAM as Special Servicer under the Pooling and Servicing Agreement and limitations on the right of such person to replace CWCAM as the Special Servicer.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer.

The foregoing information has been provided by CWCAM.  None of the Depositor, the underwriters, the Master Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus).

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

Replacement of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a)        with respect to any Mortgage Loan, if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed at the direction of the applicable Directing Holder;

(b)        with respect to any Mortgage Loan, if a Control Termination Event has occurred and is continuing the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates on an aggregate basis or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates; and

(c)        with respect to any Mortgage Loan, if a Consultation Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the recommendation of the Operating Advisor and with a confirming vote by an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis.

The procedures for removing the Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) written direction of holders of Sequential Pay Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of the Sequential Pay Certificates requesting a vote to replace the Special Servicer with a new Special Servicer, (ii) payment by such holders, as applicable, to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote, and (iii) delivery by such holders, as applicable, to the Certificate Administrator of No Downgrade Confirmations (which No Downgrade Confirmations will be obtained at the expense of those holders of Certificates requesting such vote).  The Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.  Upon the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates on an aggregate basis or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis, in each case, within 180 days of the notice from the Certificate Administrator of the request for such vote, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor Special Servicer designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The Certificate Administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices on the Certificate Administrator’s website and each Certificateholder may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, with respect to each Mortgage Loan, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer.  In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement Special Servicer.  The Certificate Administrator will be required to notify each Certificateholder of the recommendation and post it on the Certificate Administrator’s internet website.  The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis within 180 days from the time of recommendation and posting.  In the event the Certificate Administrator receives a No Downgrade Confirmation from each of the Rating Agencies (and the successor Special Servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the Trustee will then be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and to appoint the successor Special Servicer approved by the Certificateholders, provided such successor Special Servicer is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The reasonable costs and expenses associated with obtaining No Downgrade Confirmations and administering the vote of the applicable Sequential Pay Certificates will be an additional expense of the issuing entity.  The Operating Advisor may not receive any fees, compensation or other remuneration from a Special Servicer or successor Special Servicer in connection with: (i) its obligations under the Pooling and Servicing Agreement or (ii) appointment or recommendation for replacement of any successor Special Servicer to become the Special Servicer.

In addition, the Depositor may direct the Trustee to terminate the Special Servicer upon 5 business days’ written notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement (subject to any applicable grace period).  In the event of such termination, for so long as no Consultation Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to appoint a successor Special Servicer.

The appointment of a successor Special Servicer will be subject to a No Downgrade Confirmation.  In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of a current or former Operating Advisor.

Additionally, the Special Servicer may be replaced in the event that an Event of Default occurs with respect to such entity as described under “The Pooling and Servicing Agreement—Rights upon Event of Default” in this free writing prospectus.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

“Non-Reduced Certificates” means any Class of Sequential Pay Certificates then outstanding for which (a)(1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such Class of Certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

THE TRUSTEE

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as trustee (in such capacity, the “Trustee”) under the Pooling and Servicing Agreement.  U.S. Bancorp, with total assets exceeding $330 billion as of December 31, 2011, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of December 31, 2011, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 Domestic and three International cities. The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle, 7th Floor, Chicago, IL 60603.

U.S. Bank has provided corporate trust services since 1924. As of December 31, 2011, U.S. Bank was acting as trustee with respect to over 88,000 issuances of securities with an aggregate outstanding principal balance of over $3.5 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of December 31, 2011, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 524 issuances of commercial mortgage-backed securities with an outstanding aggregate principal balance of approximately $466,373,600,000.

In the past three years, U.S. Bank has not materially defaulted in any of its trustee obligations under any pooling and servicing agreement that are substantially similar to the Trustee’s obligations under the Pooling and Servicing Agreement.   In the past three years, U.S. Bank has not caused an early amortization or other performance triggering event because of servicing by the Trustee with respect to commercial mortgage-backed securities.

In its capacity as trustee on commercial mortgage securitizations, the Trustee is generally required to make an advance if the Master Servicer or Special Servicer fails to make a required advance.  In the past three years, U.S. Bank, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage-backed securities transaction.

The foregoing information concerning the Trustee has been provided by the Trustee.  The Trustee does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Trustee), the Certificates, the Mortgage Loans, this free writing prospectus (other than as to the accuracy of the information provided by the Trustee) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.

The Trustee is required to at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer and (iii) an institution whose long-term senior unsecured debt is rated at least “A+” by Fitch and “A1” by Moody’s and whose short-term unsecured debt has been assigned such ratings as are acceptable to Fitch and is rated at least “P-1” by Moody’s or has been assigned such other ratings as are acceptable to the Rating Agencies or has a fiscal agent that would be an eligible Trustee under the Pooling and Servicing Agreement.

The Depositor, the underwriter, the Sponsors, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator may maintain banking and other commercial relationships with the Trustee and its affiliates.

The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no event of default has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling and Servicing Agreement, the Trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.  Within 30 days after the occurrence of any Event of Default of which the Trustee has actual knowledge, the Trustee is required to promptly transmit by mail to the Depositor, the Certificate Administrator (who then is required to notify all Certificateholders), the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies, notice of such occurrence, unless such default shall have been cured.

Certain Matters Regarding the Trustee

The Pooling and Servicing Agreement provides that the Trustee shall not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.  In addition, the Trustee is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of

Voting Rights is required for such action).  If no event of default shall have occurred and be continuing, the Trustee will not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require indemnity reasonably satisfactory to it from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee, representative or agent of the Trustee, will be entitled to indemnification by the Issuing Entity, for any loss, liability damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising out of or incurred by the Trustee in connection with its participation in the transaction and any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made in the Pooling and Servicing Agreement.

The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies.  Upon receiving such notice of resignation, the Depositor will be required to promptly appoint a successor Trustee acceptable to the Master Servicer.  If no successor Trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

If at any time the Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, any public officer takes charge or control of the Trustee or its property, the Master Servicer or the Depositor will be authorized to remove the Trustee and appoint a successor Trustee.  In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may at any time, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.  Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.  Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Issuing Entity all accrued and unpaid compensation and expenses and indemnity amounts through the date of termination, plus the reimbursement of all advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement.  In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee, necessary to effect the transfer of its responsibilities to the successor trustee.  The Trustee will be required to bear all reasonable out of pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Trustee.  Any successor trustee must have a combined capital and surplus of at least $50,000,000 and have a debt rating that satisfies certain criteria set forth in the Pooling and Servicing Agreement.

THE CERTIFICATE ADMINISTRATOR AND CUSTODIAN

Deutsche Bank Trust Company Americas, (“DBTCA”) will act as the certificate administrator (in such capacity, the “Certificate Administrator”), custodian (in such capacity, the “Custodian”) and the Paying Agent under the Pooling and Servicing Agreement.  DBTCA is a New York banking corporation with its offices located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration- DB12L4, and its telephone number is (714) 247-6000.

DBTCA and its affiliates have provided corporate trust services since 1991.  DBTCA and its affiliates have previously been appointed to the role of trustee for over 1,900 mortgage-backed transactions and have significant experience in this area. In 2011, DBTCA and its affiliates have been appointed to act as trustee or certificate administrator on sixteen series of commercial mortgage-backed securities with an aggregate principal balance of approximately $13.2 billion.  To best of its knowledge, DBTCA has no pending legal proceedings that would materially affect its ability to perform its duties as Certificate Administrator.

DBTCA will act as Custodian of the Mortgage Loan files pursuant to the Pooling and Servicing Agreement.  DBTCA and its affiliates have performed this custodial role in numerous mortgage-backed transactions since 1991.  DBTCA will maintain the Mortgage Loan files in secure, fire-resistant facilities.  DBTCA will not physically segregate the Mortgage Loan files from other mortgage files in DBTCA’s custody but will keep them in shared facilities.  However, DBTCA’s proprietary document tracking system will show the location within DBTCA’s facilities of each Mortgage Loan file and will show that the Mortgage Loan Documents are held on behalf of the Issuing Entity.

DBTCA is an affiliate of German American Capital Corporation, a Sponsor and Mortgage Loan Seller, Deutsche Bank Securities Inc., an underwriter, and Deutsche Mortgage & Asset Receiving Corporation, the Depositor.

The foregoing information concerning the Certificate Administrator and Custodian has been provided by DBTCA.

The Certificate Administrator is required to at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer and (iii) an institution whose long-term senior unsecured debt is rated at least “A+” by Fitch and “A1” by Moody’s and whose short-term unsecured debt has been assigned such ratings as are acceptable to Fitch and is rated at least “P-1” by Moody’s or has been assigned such other ratings as are acceptable to the Rating Agencies or has a fiscal agent that would be an eligible Certificate Administrator under the Pooling and Servicing Agreement.

The Certificate Administrator makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Certificate Administrator), the Certificates, the Mortgage Loans, this free writing prospectus (other than as to the accuracy of the information provided by the Certificate Administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.  The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith.

The Pooling and Servicing Agreement provides that the Certificate Administrator shall not be liable for an error of judgment made in good faith by a responsible officer of the Certificate Administrator, unless it shall be proved that the Certificate Administrator was negligent in ascertaining the pertinent facts.  In addition, the Certificate Administrator will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the percentage interest of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Certificate Administrator, or exercising any trust or power conferred upon the Certificate Administrator, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).

The Certificate Administrator and any director, officer, employee, representative or agent of the Certificate Administrator, will be entitled to indemnification by the Issuing Entity, to the extent of amounts held in the Collection Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the Certificate Administrator in connection with its participation in the transaction and any act or omission of the Certificate Administrator relating to the exercise and performance of any of the powers and duties of the Certificate Administrator (including in any capacities in which it serves, e.g., Paying Agent, REMIC administrator, Authenticating Agent, Custodian, Certificate Registrar and 17g-5 Information Provider) under the Pooling and Servicing Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Certificate Administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Certificate Administrator in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Certificate Administrator made in the Pooling and Servicing Agreement.

The Certificate Administrator will be entitled to perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents, nominees, custodians or attorneys, and the Certificate Administrator will not be relieved of any of its duties or obligations by virtue of the appointment of any agents, nominees, custodians or attorneys.

The Certificate Administrator will be the REMIC administrator and the 17g-5 Information Provider.

The Certificate Administrator will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies.  Upon receiving this notice of resignation, the Trustee will be required to promptly appoint a successor Certificate Administrator (which may be the Trustee).  If no successor Certificate Administrator shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Certificate Administrator may petition any court of competent jurisdiction to appoint a successor Certificate Administrator.  The Certificate Administrator will be required to bear all reasonable out of pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Certificate Administrator.

The Depositor may direct the Trustee to terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

As compensation for the performance of its routine duties, the Trustee and Certificate Administrator will be paid a fee (collectively, the “Trustee/Certificate Administrator Fee”).  The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Trustee/Certificate Administrator Fee Rate”), equal to 0.002% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and based on the Stated Principal Balance of the related Mortgage Loan as of the Due Date in the immediately preceding Collection Period.  In addition, the Trustee and Certificate Administrator will each be entitled to recover from the Issuing Entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN AND AUTHENTICATING AGENT

The Certificate Administrator will be the paying agent (in that capacity, the “Paying Agent”).  In addition, the Certificate Administrator will initially serve as registrar (in that capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in that capacity, the “Authenticating Agent”).  The Certificate Administrator will be responsible for paying the fees of each such agent.

Based solely on the monthly loan information provided by the Master Servicer, the Certificate Administrator will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date.  In accordance with the Pooling and Servicing Agreement and based on the monthly loan information provided by the Master Servicer, the Certificate Administrator will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period.  In performing these obligations, the Certificate Administrator will be able to conclusively rely on the information provided to it by the Master Servicer, and the Certificate Administrator will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer.  The Certificate Administrator is responsible for the preparation of all REMIC tax returns on behalf of the Issuing Entity.

The Custodian is responsible for holding and safeguarding the mortgage notes, the participation certificates and other contents of the Mortgage Loan files on behalf of the Trustee and the Certificateholders.  The Custodian will hold the Mortgage Loan files exclusively for the use and benefit of the Issuing Entity.  The Custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid.  The disposition of the Mortgage Loan files will be governed by the Pooling and Servicing Agreement.

THE OPERATING ADVISOR

Park Bridge Lender Services LLC (“Park Bridge”), a New York limited liability company and an affiliate of Park Bridge Financial LLC, will act as operating advisor under the Pooling and Servicing Agreement (in that capacity, the “Operating Advisor”).  The principal offices of Park Bridge Lender Services LLC are located at 560 Lexington Avenue, 17th floor, New York, New York 10022 and its telephone number is (212) 310-9821.

Park Bridge Financial LLC is a privately held commercial real estate finance advisory firm headquartered in New York, New York.  The firm’s four managing principals each have over 20 years’ experience in commercial real estate debt, specializing in areas of origination, securitization, workouts, restructurings and loan sales.  The firm’s primary lines of business include asset management and workout services, loan sale advisory services, surveillance, valuation services and strategic advice to financial institutions holding commercial mortgages and debt backed directly or indirectly by commercial properties. The firm also provides advisory services to commercial mortgage borrowers and institutional holders of commercial mortgage-backed securities, including work-out consulting and collateral reviews of underlying commercial mortgages and their associated properties.  Since its founding in 2009, Park Bridge Financial LLC has been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies and hedge funds on assignments relating to over $50 billion of commercial mortgages and related collateral.

There are no legal proceedings pending against Park Bridge, or to which any property of Park Bridge is subject, that are material to the Certificateholders, nor does Park Bridge have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this free writing prospectus concerning the Operating Advisor has been provided by the Operating Advisor.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s rights, obligations, removal, replacement, resignation, transfer, and compensation are described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus.  Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GACC, a Sponsor and Mortgage Loan Seller, Deutsche Bank Securities Inc., one of the underwriters, the Depositor, the Certificate Administrator (in all of its capacities) and the 17g-5 Information Provider are affiliates of each other.

LCF, a Sponsor and Mortgage Loan Seller, is an affiliate of Ladder Capital Securities LLC, one of the underwriters.

GLAC, a Sponsor and Mortgage Loan Seller, is an affiliate of Guggenheim Securities, LLC, one of the underwriters.

Wells Fargo Bank, National Association is the Master Servicer.  Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association, on the one hand, and LCF and certain affiliates of LCF, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by LCF and/or those affiliates of LCF, including, prior to their inclusion in the Issuing Entity, 21 of the Mortgage Loans to be contributed by LCF to this securitization, which Mortgage Loans have an aggregate Cut-off Date Balance of $382,590,152, representing 40.6% of the Initial Outstanding Pool Balance.  Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association, on the one hand, and GACC and certain of its affiliates, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by GACC and those affiliates thereof, including, prior to their inclusion in the Issuing Entity, 4 of the Mortgage Loans to be contributed by GACC to this securitization, which Mortgage Loans have an aggregate Cut-off Date Balance of $143,114,085, representing 15.2% of the Initial Outstanding Pool Balance.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, German American Capital Corporation, a Sponsor and Mortgage Loan Seller, Deutsche Bank Trust Company Americas, the Certificate Administrator, Custodian and 17g-5 Information Provider, and Deutsche Bank Securities Inc., one of the underwriters), Wells Fargo Bank, National Association and certain other third party lenders provide warehouse financing to the LCF Financing Affiliates through various repurchase facilities.  All of the LCF Mortgage Loans with an aggregate Cut-off Date Balance of $393,439,607, representing 41.8% of the Initial Outstanding Pool Balance, are (or will be prior to the Closing Date) subject to such repurchase facilities.  If such is the case at the time the Certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the Depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the LCF Financing Affiliates, and the LCF Financing Affiliates will, in turn, use the funds that they receive from LCF to, among other things, reacquire the warehoused LCF Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.  Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to LCF Mortgage Loans with an aggregate Cut-off Date Balance of $199,517,122, which represents 21.2% of the Initial Outstanding Pool Balance, and Wells Fargo Bank, National Association is the repurchase agreement counterparty with respect to LCF Mortgage Loans with an aggregate Cut-off Date Balance of $147,931,915, which represents 15.7% of the Initial Outstanding Pool Balance.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as BJ’s Wholesale Pittsfield, which Mortgage Loan represents 1.2% of the Initial Outstanding Pool Balance, LCF (the related mortgage loan seller and originator) is an affiliate of the related borrower.  Such Mortgage Loan may contain certain terms that are more favorable to the subject borrower than would have been the case if the originating lender had not been an affiliate of the subject borrower.  In particular, the related loan documents (i) do not contain any guaranties or other indemnities by any individual or entity, other than the subject borrower, including for customary non-recourse carve-outs or environmental matters, (ii) do not require terrorism insurance to be maintained with respect to the related mortgaged property, and (iii) permit, without lender’s consent, certain transfers and pledges of direct and indirect interests in the related borrower to, and to entities under the control of, Ladder Capital Finance Holdings LLLP, a successor thereto and persons or entities satisfying criteria set forth in the related loan documents.  In addition, the securitization of such Mortgage Loan constitutes a financing to the Ladder Capital Group.

DESCRIPTION OF THE MORTGAGE POOL

General

The Issuing Entity to be created by the Depositor will consist of (i) the non-pooled component of the Hartman Portfolio Mortgage Loan and (ii) a pool (the “Mortgage Pool”) of 43 fixed-rate mortgage loans, including the pooled component of the Hartman Portfolio Mortgage Loan (each, together with the non-pooled component of the Hartman Portfolio Mortgage Loan, a “Mortgage Loan,” and collectively, the “Mortgage Loans”) secured by first liens on 67 commercial, multifamily and manufactured housing community properties (each, a “Mortgaged Property,” and collectively, the “Mortgaged Properties”).  The Mortgage Pool (which, for the avoidance of doubt, does not include the non-pooled component of the Hartman Portfolio Mortgage Loan) has an aggregate principal balance as of the Cut-off Date of approximately $941,268,017 (the “Initial Outstanding Pool Balance”), subject to a variance of plus or minus 5.0%.  The principal balances of the Mortgage Loans (other than the non-pooled component of the Hartman Portfolio Mortgage Loan) as of the later of the related due date of such Mortgage Loan in March 2012 and the date of origination of such Mortgage Loan (the “Cut-off Date”) (each, a “Cut-off Date

Balance”) will range from $4,049,455 to $99,779,556 and the average Cut-off Date Balance will be $21,889,954 subject to a variance of plus or minus 5.0%.  The calculations of the Initial Outstanding Pool Balance and the respective Cut-off Date Balances of the Mortgage Loans are based on the assumption that all scheduled payments of principal due with respect to the Mortgage Loans during March 2012 are timely made.  All numerical information provided in this free writing prospectus with respect to the Mortgage Loans is provided on an approximate basis.  All percentages of the Mortgage Pool referred to in this free writing prospectus without further description are approximate percentages of the Initial Outstanding Pool Balance.  Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate.  Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

The Issuing Entity’s assets will include the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Hartman Portfolio (the “Hartman Portfolio Mortgage Loan”), representing approximately 6.0% of the Initial Outstanding Pool Balance, which Mortgage Loan will be divided into a pooled component (the “HP Pooled Component”) having a Cut-off Date principal balance of $56,514,846 and a non-pooled component (the “HP Non-Pooled Component”) having a Cut-off Date principal balance of $10,000,000.  The HP Pooled Component will be pooled with the other Mortgage Loans to support the Regular Certificates other than the Class HP Certificates.  The HP Non-Pooled Component will support the Class HP Certificates.  Although the HP Non-Pooled Component is an asset of the Issuing Entity, unless otherwise indicated, for purposes of numerical and statistical information contained in this free writing prospectus, the HP Non-Pooled Component is not reflected in this free writing prospectus and the term “Mortgage Loan” in that context does not include the HP Non-Pooled Component.

Each Mortgage Loan is evidenced by one or more promissory notes (each, a “Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”).  Each of the Mortgages creates a first lien on the interests of the related borrower or mortgagor in the related Mortgaged Property, as set forth on the following table:
Interest of Borrower Encumbered	Number of Mortgaged Properties	% of Initial Outstanding Pool Balance(1)
Fee Simple Estate(2)	64	81.6%
Partial Fee/Leasehold Estate	2	10.4%
Leasehold Estate	1	8.0%
Total	67	100.0%

(1)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that relates to a Mortgage Loan secured by more than one Mortgaged Property is based on Allocated Loan Amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values and/or square footage of each Mortgaged Property and/or each Mortgaged Property’s underwritten net cash flow).

(2)	May include Mortgage Loans secured by the borrower’s leasehold interest in the Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.

In general, the Mortgage Loans secured by Mortgaged Properties located in Maryland have each been structured as an indemnity deed of trust (an “IDOT”).  The IDOT is structured so that the lender makes the loan to an affiliate of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a deed of trust on the property owner’s property.  Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities.  In the case of a Mortgage Loan structured as an IDOT, references herein to “borrower” will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.
Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Outstanding Pool Balance
1st	5	3	12.1%
6th	0	40	87.9%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each Mortgage Loan.  The information in the foregoing table is based on the related Mortgage Loan Documents.  Certain jurisdictions may impose a statutorily longer grace period.  See Annex A-1 to this free writing prospectus for information on the number of days before a payment default is an event of default under each Mortgage Loan.

Security for the Mortgage Loans

None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any Sponsor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee or any of their respective affiliates.  Each Mortgage Loan is or should be considered to be nonrecourse.  In the event of a default under any Mortgage Loan, the lender’s remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan.  Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower’s (or with respect to any indemnity deed of trust structure, the related property owner’s) interest in the leases, rents, issues and profits of the related Mortgaged Properties.  For purposes of the information contained in this free writing prospectus, with respect to Mortgage Loans with an indemnity deed of trust structure, references to the borrower refer to the borrower or the property owner, as applicable.  In certain instances, additional collateral exists in the nature of letters of credit, partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, “Reserve Accounts”).  In many cases, this additional collateral may be returned to the borrower prior to the related asset maturity date.

With limited exception, each Mortgage constitutes a first lien on a fee and/or leasehold interest in a Mortgaged Property, subject generally only to the following (collectively, “Permitted Encumbrances”) (i) liens for real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other matters of public record acceptable to mortgage lending institutions generally, (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies, (iv) other matters to which like properties are commonly subject, and (v) the rights of tenants, as tenants only, whether under ground leases or space leases at the Mortgaged Property.  However, in the case of some of the Mortgaged Properties, a related tenant may have a right of first refusal, right of first offer or right of first negotiation in connection with a purchase of, or a right to substitute, the subject Mortgaged Property, which right may be senior to the related Mortgage.  In addition, there may exist purchase money security interest that encumbers various fixtures at a Mortgaged Property.  Furthermore, under applicable state laws, certain after occurring liens and charges (such as liens for real estate taxes) may prime the mortgage encumbering a mortgaged property.  See “Risk Factors—Risks Related to the Mortgage Loans—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in this free writing prospectus.

Significant Mortgage Loans and Significant Obligors

The Mortgaged Property identified on Annex A-1 to this free writing prospectus as Square One Mall secures a mortgage loan that represents 10.6% of the Initial Outstanding Pool Balance.

No Mortgage Loan has an outstanding principal balance as of the Cut-off Date which exceeds 10.6% of the Initial Outstanding Pool Balance.

The following table sets forth information regarding the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the pool, which represent, in the aggregate, approximately 59.6% of the Initial Outstanding Pool Balance.

Ten Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans
Mortgage Loan or Cross-Collateralized Group	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Remaining Term	Cut-off Date U/W NCF DSCR	Cut-off Date LTV	LTV Ratio at Maturity	Cut-off Date U/W NOI Debt Yield
Square One Mall	$99,779,556	10.6%	5.473%	118	1.84x	49.6%	41.5%	13.2%
Union Square Retail	$75,000,000	8.0%	4.880%	114	4.12x	24.2%	24.2%	21.5%
Puerto Rico Retail Portfolio	$57,750,000	6.1%	5.850%	120	1.59x	67.6%	57.1%	12.0%
Hartman Portfolio(1)	$56,514,846	6.0%	6.500%	79	1.34x	62.7%	56.5%	12.5%
180 Peachtree Street	$54,888,798	5.8%	5.930%	118	1.62x	57.8%	49.0%	12.4%
Hampshire Multifamily Portfolio	$54,793,389	5.8%	6.110%	116	1.32x	65.9%	56.3%	10.9%
Alamance Crossing	$50,454,122	5.4%	5.830%	112	1.35x	69.4%	59.1%	10.2%
Brea Plaza Shopping Center	$43,451,656	4.6%	6.322%	119	1.22x	65.8%	56.4%	9.6%
Rio Apartments(2)	$18,479,935	2.0%	6.500%	59	1.45x	65.4%	61.6%	11.5%
Treetop Apartments(2)	$15,982,647	1.7%	6.500%	59	1.45x	65.4%	61.6%	11.5%
Piatt Place	$33,500,000	3.6%	5.500%	120	1.45x	74.3%	65.1%	10.2%
Total/Wtd. Avg.	$560,594,950	59.6%	5.806%	110	1.86x	57.3%	49.9%	13.0%

(1)	Does not include the non-pooled component of the Hartman Portfolio Mortgage Loan.

(2)
The Rio Apartments Mortgage Loan and the Treetop Apartments Mortgage Loan, collectively representing 3.7% of the Initial Outstanding Pool Balance, are cross-collateralized and cross-defaulted with each other.

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from GACC, LCF and GLAC (collectively, the “Mortgage Loan Sellers” or the “Sponsors”), pursuant to three separate mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), each to be dated the Closing Date between the applicable Mortgage Loan Seller and the Depositor.  See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

The number and total Cut-off Date Balances of the Mortgage Loans to be transferred to the Depositor by the respective Mortgage Loan Sellers are as follows:
Mortgage Loan Seller	Number of Mortgage Loans	Total Cut-off Date Balance	% of Initial Outstanding Pool Balance
German American Capital Corporation(1)	13	$418,332,854	44.4%
Ladder Capital Finance LLC	23	$393,439,607	41.8%
Guggenheim Life and Annuity Company	7	$129,495,555	13.8%
Total	43	$941,268,017	100.0%

(1)	Does not include the non-pooled component of the Hartman Portfolio Mortgage Loan.

Except as indicated in the following sentences, each Mortgage Loan Seller or one of its affiliates originated each of the Mortgage Loans as to which it is acting as Mortgage Loan Seller.  The JPMIM Mortgage Loan, representing 6.0% of the Initial Outstanding Pool Balance and as to which GACC is acting as Mortgage Loan Seller, was originated by an affiliate of J.P. Morgan Investment Management Inc. and acquired by GACC.  Similarly, the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Alamance Crossing, representing 5.4% of the Initial Outstanding Pool Balance and as to which GLAC is acting as Mortgage Loan Seller, was originated by Regions Bank and acquired by GLAC.

Each of the Mortgage Loan Sellers will make certain representations and warranties with respect to each of the Mortgage Loans sold by it and, with respect to a breach of any such representation or warranty that materially and adversely affects (i) the value of a Mortgage Loan sold by it, (ii) the value of the related Mortgaged Property or (iii) the interests of the Trustee in such Mortgage Loan or the related Mortgaged Property, the related Mortgage Loan Seller generally will be required to cure such breach, repurchase the Mortgage Loan, substitute another mortgage loan for that Mortgage Loan or make a Loss of Value Payment. See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

The information set forth in this free writing prospectus concerning the Mortgage Loan Sellers and the underwriting conducted by each such Mortgage Loan Seller with respect to the related Mortgage Loans, has been provided by the respective Mortgage Loan Sellers.

A description of the underwriting standards of each Mortgage Loan Seller is set forth above under “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Certain Underwriting Matters

Environmental Site Assessments.  Environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the 12-month period prior to the Cut-off Date.  In some cases these assessments or updates revealed the existence of material environmental conditions.  The Mortgage Loan Sellers have informed the Depositor that, except where disclosed otherwise in this free writing prospectus, where such conditions were identified:

●	the circumstance or condition has been remediated in all material respects;

●	the borrower or a third party has escrowed funds to effect the remediation, although such escrows may not be held by the lender;

●	a responsible party, not related to the borrower, has been identified by the applicable governmental authority;

●
an operations and maintenance plan has been or will be implemented or the related borrower or an affiliate thereof is otherwise currently taking or required to take actions to address the circumstance or condition;

●	environmental insurance with respect to such condition has been obtained;

●	an indemnity or guaranty with respect to such condition was obtained from a responsible third party or the sponsor;

●
a “no further action” letter or other evidence has been obtained stating that the applicable governmental authority has no current intention of taking any action, or of requiring that any action be taken by the borrower or any other person, with respect to such condition; or

●	an environmental consultant did not recommend further investigation or remediation.

For more information regarding environmental considerations, see “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this free writing prospectus.

In the case of 5 Mortgaged Properties, securing approximately 8.0% of the Initial Outstanding Pool Balance, an environmental insurance policy was obtained with respect to the related Mortgaged Property, either in lieu of obtaining indemnification from the sponsor, in lieu of obtaining a Phase II Environmental Site Assessment, or to address environmental conditions or concerns.  Subject to certain conditions and exclusions, each environmental insurance policy generally insures the Issuing Entity against losses resulting from certain environmental conditions at the related Mortgaged Property during the applicable policy period.  Except with respect to the three policies obtained in lieu of obtaining a Phase II Environmental Assessment (which policies are described above under “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition”), subject to certain conditions and exclusions and any deductible, the environmental insurance policies generally provide coverage against (i) losses resulting from default under the applicable Mortgage Loan, up to the then outstanding principal balance and certain unpaid interest of the Mortgage Loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place; provided, however, that with respect to certain Mortgage Loans for which an environmental insurance policy was obtained, the coverage may be limited to the lesser of the outstanding loan balance and the costs of clean-up of environmental conditions, up to the applicable aggregate policy limit; (ii) losses from third party claims against the lender during the policy period for bodily injury, property damage or loss of third party property value resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) legal defense expenses in connection with the foregoing.  See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this free writing prospectus.

Some Mortgage Loans provide that the liability of the environmental indemnitors will terminate upon the satisfaction of certain conditions or as of a certain date.  In addition, in the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as BJ’s Wholesale Pittsfield, which secures a Mortgage Loan representing 1.2% of the Initial Outstanding Pool Balance, there is no environmental indemnitor separate from the related borrower.

The information contained in this free writing prospectus regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or any of their respective affiliates.  There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.  For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this free writing prospectus.

Property Condition Assessments.  The Mortgage Loan Sellers have informed the Depositor that, except with respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Johnstown Galleria—Ground Lease (the leased fee property), inspections of most of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees (which may have been employees) of the related Mortgage Loan Seller within the 12-month period prior to the Cut-off Date.  Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and the general condition of the site, buildings and other improvements located at a Mortgaged Property.  With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures.  The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment.  In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Johnstown Galleria - Ground Lease, which secures a Mortgage Loan representing 1.4% of the Initial Outstanding Pool Balance, the related originator did not obtain an engineering report because such Mortgaged Property is a leased fee and the related borrower does not own the improvements thereon.  In addition, in the case of the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Southwood Manor MHC and Penland Park MHC, which secure Mortgage Loans collectively representing 2.3% of the Initial Outstanding Pool Balance, the related originator did not obtain seismic reports even though the properties are located in seismic zones 3 and 4 because the improvements on each such property owned by the related borrower consist primarily of the manufactured home pads.

In addition, in the case of certain Mortgage Loans, the related borrower is undertaking significant tenant improvements.  In some (but not all) instances, cash reserves were established with the lender to fund such tenant improvements.

Appraisals and Market Analysis.  The Mortgage Loan Sellers have informed the Depositor that an appraisal or market analysis for all of the Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of the related Mortgage Loan Seller within the 12-month period prior to the Cut-off Date.  Such appraisal contained a statement or was accompanied by a letter from the related appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the appraisal was completed.  In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value.  There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals and Market Studies Have Certain Limitations” in this free writing prospectus.

Property, Liability and Other Insurance.  In the case of each Mortgage Loan (except where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are otherwise governed by the terms of a related ground lease or other long-term lease), the related Mortgage Loan Documents generally require, or permit the lender to require, that:  (i) the related Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the least of (a) the outstanding principal balance of the related Mortgage Loan, (b) 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or (c) with respect to certain Mortgage Loans, the full insurable actual cash value of the Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation.  In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

If any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the “Federal Register” by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, then (except where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are otherwise governed by the terms of a related ground lease or other long-term lease) a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the maximum amount of insurance available for the related Mortgaged Property under the

National Flood Insurance Act of 1968, as amended, and (3) 100% of the replacement cost of the improvements.  Notwithstanding the foregoing, in the case of a Mortgaged Property operated as a manufactured housing community, flood insurance may not have been obtained if the only uninsured improvements in the area identified as having special flood hazards are manufactured home pads.

In most cases (except where self-insurance is permitted or where the borrower’s requirements to maintain insurance are governed by the terms of a related ground lease or other long-term lease), each Mortgage generally requires the related borrower to maintain (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or gross receipts from the related Mortgaged Property for not less than six months (although some Mortgage Loans permit a shorter period).

With respect to each of the Mortgaged Properties (except where self-insurance is permitted or where the borrower’s requirements to maintain insurance are governed by the terms of a related ground lease or other long-term lease), if any of the required insurance policies contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts,” the related borrower must obtain and maintain terrorism coverage to cover such exclusions from a “Qualified Carrier” under the related loan agreement, or in the event that such terrorism coverage is not available from a “Qualified Carrier,” the related borrower is required to obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

With respect to certain of the Mortgage Loans, there are limitations on the amount of premium or amount of coverage that must be obtained by the borrower related specifically to terrorism insurance.  For example:

●
With respect to the Mortgage Loan identified on Annex A-1 to this free writing prospectus as Square One Mall, which secures a Mortgage Loan representing approximately 10.6% of the Initial Pool Balance, the Mortgage Loan documents provide that, to the extent the related policy contains an exclusion for acts of terrorism, the borrower is required to obtain, to the extent available, a stand-alone policy that provides the same coverage, so long as the deductible does not exceed $5,000,000.

●
With respect to the Mortgage Loan identified on Annex A-1 to this free writing prospectus as Alamance Crossing, representing 5.4% of the Initial Outstanding Pool Balance, if TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the related borrower will be required to maintain terrorism insurance, but the related borrower will not be required to pay annual premiums in excess of the TC Cap (defined below) (but the related borrower will be obligated to purchase such portion of the terrorism coverage as is obtainable by payment of annual premiums equal to the TC Cap).  “TC Cap” means an amount that is two (2) times the amount of the annual insurance premium (excepting out any deductible buy-down premium) that is payable as of the loan closing date in respect of the property and business interruption/rental loss insurance required.

●
With respect to the Mortgage Loans identified on Annex A-1 to this free writing prospectus as Vernola Marketplace, Healdsburg Hotel and Johnstown Galleria – Ground Lease, representing 2.5%, 1.8% and 1.4%, respectively, of the Initial Outstanding Pool Balance, the related borrower’s cost for terrorism insurance is capped at $50,000, $40,000 and $30,000, respectively.

●
With respect to the Mortgage Loan identified on Annex A-1 to this free writing prospectus as BJ’s Wholesale Pittsfield, representing 1.2% of the Initial Outstanding Pool Balance, the requirement to maintain terrorism insurance was waived and the related Mortgaged Property is not covered by terrorism insurance.

For a further discussion of limitations regarding terrorism insurance coverage on the Mortgaged Properties, see “Risk Factors—Risks Related to the Mortgage Loans—Availability of Terrorism Insurance” in this free writing prospectus.

In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war.  In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events.

In some cases, the related Mortgage Loan Documents permit the related borrower to rely on self-insurance or other agreements provided by a tenant in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related ground lease or other long-term lease.  For example, with respect to the Mortgage Loan identified on Annex A-1 to this free writing prospectus as Union Square Retail, which Mortgage Loan represents 8.0% of the Initial Outstanding Pool Balance, the related borrower holds a leasehold interest in the related Mortgaged Property pursuant to a long-term ground lease, and such ground lease requires any leasehold mortgagee to waive its right to retain and apply proceeds of any insurance or the proceeds of any condemnation award towards payment of the subject Mortgage Loan, to the extent such proceeds are either (x) payable to the ground lessor in accordance with the provisions of the ground lease or (y) required to be used for the repair and restoration of the leased premises in accordance with the provisions of the ground lease.

With respect to the Mortgage Loan identified on Annex A-1 to this free writing prospectus as Johnstown Galleria - Ground Lease, which Mortgage Loan represents 1.4% of the Initial Outstanding Pool Balance, the related Mortgaged Property is a leased fee property subject to a ground lease, and the insurance requirements for the Mortgaged Property are governed by the ground lease; provided that, if the ground tenant does not continue to maintain business income coverage or terrorism coverage in the form required by the loan documents, the related borrower must obtain such coverage; and provided, further, that certain of the sub-tenants are permitted to self-insure.  Certain of the insurance policies are not required to, nor do they, name the mortgage lender as loss payee.

With respect to the Mortgage Loan identified on Annex A-1 to this free writing prospectus as BJ’s Wholesale Pittsfield, which Mortgage Loan represents 1.2% of the Initial Outstanding Pool Balance, the entire related Mortgaged Property is leased to a single tenant, and the insurance requirements for the Mortgaged Property are governed by the related lease; provided that the sole tenant will be permitted to self-insure under certain circumstances (including the maintenance of certain ratings).

In some cases, required insurance is provided under a blanket policy that also insures properties that secure mortgage loans owned by the related sponsor that are not included in this securitization.  For example, with respect to 22 of the Mortgage Loans, which collectively represent 65.2% of the Initial Outstanding Pool Balance, certain insurance for the related Mortgaged Property (or, if applicable, some or all of the related Mortgaged Properties) is under a borrower’s blanket insurance policy.  With respect to certain of these Mortgage Loans, the related borrower may be required to make payments to an insurance reserve if the related Mortgaged Property is no longer covered by the blanket insurance policy.  The blanket insurance risk is magnified when affiliated loans in the same pool are covered by the same blanket policy.  For example, with respect to the Mortgage Loans identified on Annex A-1 to this free writing prospectus as Evergreen Portfolio, Holiday Village, Eagle Crest MHC and Boulevard Estates MHC, which collectively represent 5.4% of the Initial Outstanding Pool Balance, the related Mortgaged Properties are insured pursuant to a blanket policy covering all of these Mortgaged Properties together with other properties owned directly or indirectly by the related loan sponsor that are not included in the Mortgage Pool.

See “Risk Factors—Risks Related to the Mortgage Loans—Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties” and “Risk Factors—Risks Related to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this free writing prospectus.

Certain Variances from the Underwriting Guidelines.  Certain of the Mortgage Loans may vary from the underwriting guidelines described under “The Sponsors, Mortgage Loan Sellers and Originators—GACC’s Underwriting Standards” in this free writing prospectus.  See also “Risks Related to the Mortgage Loans—Certain Mortgage Loans Were Not Specifically Originated for Securitization” and “—Seasoned Mortgage Loans Present Additional Risks of Repayment” in this free writing prospectus.

Split Loan Structures

The Pooled Component and the Non-Pooled Component of the Hartman Portfolio Mortgage Loan

Under the Pooling and Servicing Agreement, the Hartman Portfolio Mortgage Loan will be split into two components, the HP Pooled Component and the HP Non-Pooled Component.  The HP Pooled Component, representing approximately 6.0% of the Initial Outstanding Pool Balance and with a Cut-off Date Balance of $56,514,846, will be pooled with the other Mortgage Loans and interest and principal received in respect of the HP Pooled Component will be available to make distributions in respect of the Certificates other than the Class HP and Class V certificates.  The HP Non-Pooled Component, with a Cut-off Date Balance of $10,000,000, will support the Class HP Certificates.  The HP Pooled Component will accrue interest at a rate equal to 6.500% per annum (the “Hartman Portfolio Gross Pooled Component Rate”).  The HP Non-Pooled Component will accrue interest at a rate equal to 6.500% per annum (the “Hartman Portfolio Gross Non-Pooled Component Rate”).

For the purpose of the information presented in this free writing prospectus with respect to the Hartman Portfolio Mortgage Loan, unless otherwise indicated, the loan-to-value ratio, debt yield and debt service coverage ratio does not include the HP Non-Pooled Component.

General.  The Hartman Portfolio Mortgage Loan will be serviced pursuant to the terms of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Hartman Portfolio Mortgage Loan will be effected in accordance with the Pooling and Servicing Agreement).  The Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the HP Pooled Component (but not the HP Non-Pooled Component) unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Hartman Portfolio Mortgage Loan, and (ii) Property Advances with respect to the Hartman Portfolio Mortgage Loan (including the HP Non-Pooled Component) unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Hartman Portfolio Mortgage Loan.

Distributions.  With respect to each Distribution Date, so long as no (a) monetary event of default or (b) non-monetary event of default that causes the Hartman Portfolio Mortgage Loan to become a Specially Serviced Loan has occurred and is continuing under the Hartman Portfolio Mortgage Loan, amounts collected or advanced in respect of the Hartman Portfolio Mortgage Loan (net of amounts, if any, allocated, in accordance with the Pooling and Servicing Agreement, to reimburse any outstanding Advances, or pay any Master Servicing Fees, Special Servicing Fees, Trustee/Certificate Administrator Fees, Workout Fees, Liquidation Fees, additional servicing compensation, interest on Advances and other additional expenses of the Issuing Entity in respect of the Hartman Portfolio Mortgage Loan or otherwise payable to persons other than the Certificateholders) will be allocated between the HP Pooled Component and the HP Non-Pooled Component in the following order of priority:

●
first, to the HP Pooled Component, in respect of interest, up to an amount equal to the amount of accrued and unpaid interest for the related Due Date at the Hartman Portfolio Gross Pooled Component Rate minus the Administrative Fee Rate (the “Hartman Portfolio Net Pooled Component Rate”) and, to the extent not previously collected and distributed, for all prior Due Dates;

●
second, to the HP Pooled Component, in reduction of its principal balance, up to an amount equal to its pro rata portion (based on the outstanding principal balances of the HP Pooled Component and the HP Non-Pooled Component) of principal collections received in respect of the Hartman Portfolio Mortgage Loan during the related Collection Period, until the principal balance of HP Pooled Component is reduced to zero;

●
third, to the HP Pooled Component, as reimbursement for any HP Realized Losses, if any, for such Distribution Date, an amount equal to the aggregate of such unreimbursed HP Realized Losses previously allocated to such component;

●
fourth, to the HP Non-Pooled Component, as reimbursement for any cure payments previously made by the holders of the Class HP Certificates in respect of the Hartman Portfolio Mortgage Loan, up to an amount equal to the amount of such unreimbursed cure payments;

●
fifth, to the HP Non-Pooled Component, in respect of interest, up to an amount equal to its amount of accrued and unpaid interest for the related Due Date at the Hartman Portfolio Gross Non-Pooled Component Rate minus the Administrative Fee Rate (the “Hartman Portfolio Net Non-Pooled Component Rate”) and, to the extent not previously collected and distributed, for all prior Due Dates;

●
sixth, to the HP Non-Pooled Component, in reduction of its principal balance, up to an amount equal to its pro rata portion (based on the outstanding principal balances of the HP Pooled Component and the HP Non-Pooled Component) of principal collections received in respect of the Hartman Portfolio Mortgage Loan during the related Collection Period, until the principal balance of HP Non-Pooled Component is reduced to zero;

●
seventh, to the HP Non-Pooled Component, as reimbursement for any HP Realized Losses, if any, for such Distribution Date, an amount equal to the aggregate of such unreimbursed HP Realized Losses previously allocated to such component; and

●
eighth, to the extent of any Yield Maintenance Charges actually received, pro rata (based on the amounts described in clauses (A) and (B) that follow) and pari passu, to: (A) the HP Pooled Component, an amount equal to the Yield Maintenance Charges payable in respect of the HP Pooled Component based on the amount of any prepayment actually received and allocated to the HP Pooled Component as provided in clause second above, such amount to be determined by separately computing the Yield Maintenance Charges for the HP Pooled Component based on the formula provided in the Mortgage Loan Documents but calculated based on the Hartman Portfolio Gross Pooled Component Rate and the amount of the principal balance of HP Pooled Component being prepaid, and (B) the HP Non-Pooled Component, an amount equal to any Yield Maintenance Charges payable in respect of HP Non-Pooled Component based on the amount of any prepayment actually received and allocated to the HP Non-Pooled Component as provided in clause sixth above, such amount to be determined by separately computing the Yield Maintenance Charges for the HP Non-Pooled Component based on the formula provided in the Mortgage Loan Documents but calculated based on the Hartman Portfolio Gross Non-Pooled Component Rate and the amount of the principal balance of the HP Non-Pooled Component being prepaid.

With respect to each Distribution Date, if (a) a monetary event of default or (b) a non-monetary event of default that causes the Hartman Portfolio Mortgage Loan to become a Specially Serviced Loan has occurred and is continuing under the Hartman Portfolio Mortgage Loan, amounts collected or advanced in respect of the Hartman Portfolio Mortgage Loan (net of amounts, if any, allocated, in accordance with the Pooling and Servicing Agreement, to reimburse any outstanding Advances, or pay any Master Servicing Fees, Special Servicing Fees, Trustee/Certificate Administrator Fees, Workout Fees, Liquidation Fees, additional servicing compensation, interest on Advances and other additional expenses of the Issuing Entity in respect of the Hartman Portfolio Mortgage Loan or otherwise payable to persons other than the Certificateholders) will be allocated between the HP Pooled Component and the HP Non-Pooled Component in the following order of priority:

●
first, to the HP Pooled Component, in respect of interest, up to an amount equal to the amount of accrued and unpaid interest for the related Due Date at the Hartman Portfolio Net Pooled Component Rate and, to the extent not previously collected and distributed, for all prior Due Dates;

●	second, to the HP Pooled Component, in reduction of its principal balance, until the principal balance of HP Pooled Component is reduced to zero;

●
third, to the HP Pooled Component, as reimbursement for any HP Realized Losses, if any, for such Distribution Date, an amount equal to the aggregate of such unreimbursed HP Realized Losses previously allocated to such component;

●
fourth, to the HP Non-Pooled Component, as reimbursement for any cure payments previously made by the holders of the Class HP Certificates in respect of the Hartman Portfolio Mortgage Loan, up to an amount equal to the amount of such unreimbursed cure payments;

●
fifth, to the HP Non-Pooled Component, in respect of interest, up to an amount equal to its amount of accrued and unpaid interest for the related Due Date at the Hartman Portfolio Net Non-Pooled Component Rate and, to the extent not previously collected and distributed, for all prior Due Dates;

●	sixth, to the HP Non-Pooled Component, until the principal balance of HP Non-Pooled Component is reduced to zero;

●
seventh, to the HP Non-Pooled Component, as reimbursement for any HP Realized Losses, if any, for such Distribution Date, an amount equal to the aggregate of such unreimbursed HP Realized Losses previously allocated to such component; and

●
eighth, to the extent of any Yield Maintenance Charges actually received, pro rata (based on the amounts described in clauses (A) and (B) that follow) and pari passu, to: (A) the HP Pooled Component, an amount equal to the Yield Maintenance Charges payable in respect of the HP Pooled Component based on the amount of any prepayment actually received and allocated to the HP Pooled Component as provided in clause second above, such amount to be determined by separately computing the Yield Maintenance Charges for the HP Pooled Component based on the formula provided in the Mortgage Loan Documents but calculated based on the Hartman Portfolio Gross Pooled Component Rate and the amount of the principal balance of HP Pooled Component being prepaid, and (B) the HP Non-Pooled Component, an amount equal to any Yield Maintenance Charges payable in respect of HP Non-Pooled Component based on the amount of any prepayment actually received and allocated to the HP Non-Pooled Component as provided in clause sixth above, such amount to be determined by separately computing the Yield Maintenance Charges for the HP Non-Pooled Component based on the formula provided in the Mortgage Loan Documents but calculated based on the Hartman Portfolio Gross Non-Pooled Component Rate and the amount of the principal balance of the HP Non-Pooled Component being prepaid.

“HP Realized Loss” with respect to any Distribution Date means the amount, if any, by which the aggregate principal balance of the HP Pooled Component and the HP Non-Pooled Component after giving effect to distributions made on such Distribution Date exceeds the Stated Principal Balance of the Hartman Portfolio Mortgage Loan (for purposes of this calculation only, the Stated Principal Balance will not be reduced by the amount of principal payments received on the Hartman Portfolio Mortgage Loan that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) immediately following the Determination Date preceding such Distribution Date.

All HP Realized Losses on the Hartman Portfolio Mortgage Loan and all other shortfalls in principal collections on the Hartman Portfolio Mortgage Loan will be allocated, first, to the HP Non-Pooled Component, up to its principal balance, and then, to the HP Pooled Component.

All shortfalls in interest collections on the Hartman Portfolio Mortgage Loan will be allocated, first, to the HP Non-Pooled Component, up to the amount of interest accrued on such component, and then, to the HP Pooled Component.

In accordance with the foregoing rights to receive amounts collected on the Hartman Portfolio Mortgage Loan, (a) amounts allocated to the HP Pooled Component will be available to make distributions of principal and interest on each Class of Certificates other than the Class HP Certificates and (b) amounts allocated to the HP Non-Pooled Component will be available to make distributions on the Class HP Certificates.

Consultation and Consent.  For so long as no Class HP Control Appraisal Event has occurred and is continuing, the holder of the Class HP Certificates (or a representative thereof) selected by holders representing a majority of the voting rights of the Class HP Certificates (the “Class HP Representative”) will be entitled to advise (1) the Special Servicer, with respect to the Hartman Portfolio Mortgage Loan upon such loan becoming a Specially Serviced Loan, (2) the Special Servicer, with respect to the Hartman Portfolio Mortgage Loan while such loan is not a Specially Serviced Loan, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer, with respect to the Hartman Portfolio Mortgage Loan if an extension of maturity is being considered by the Special Servicer, or by the Master Servicer which is subject to consent or deemed consent of the Special Servicer.

Except as otherwise described in the succeeding paragraphs below, (a) the Master Servicer will not be permitted to take any actions that are Major Decisions with respect to the Hartman Portfolio Mortgage Loan unless it has obtained the consent of the Special Servicer and (b) for so long as no Class HP Control Appraisal Event has occurred and is continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of any action that is a Major Decision with respect to the Hartman Portfolio Mortgage Loan, nor will the Special Servicer itself be permitted to take any action that is a Major Decision with respect to the Hartman Portfolio Mortgage Loan, if the Class HP Representative has objected to such action in writing within ten business days after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the Special Servicer within the ten-day period, the Class HP Representative will be deemed to have approved such action); provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the Certificates (other than the Class HP Certificates) (as a collective whole as if such Certificateholders (other than the Class HP Certificateholders) constituted a single lender), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Class HP Representative’s response.

In addition, unless a Class HP Control Appraisal Event has occurred and is continuing, the Class HP Representative may direct the Special Servicer to take, or to refrain from taking, other actions with respect to the Hartman Portfolio Mortgage Loan as the Class HP Representative may reasonably deem advisable; provided that neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Class HP Representative that would cause it to violate applicable law, the related Mortgage Loan Documents, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

With respect to the Hartman Portfolio Mortgage Loan, if no HP Control Appraisal Event has occurred and is continuing, the Master Servicer and the Special Servicer will be required to consult with the Controlling Class Representative on a non-binding basis in connection with any Major Decision (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the Master Servicer or the Special Servicer).

If a Class HP Control Appraisal Event has occurred and is continuing, such rights of the Class HP Representative described above will be exercised by the Controlling Class Representative as and to the extent provided in the Pooling and Servicing Agreement.

A “Class HP Control Appraisal Event” will be deemed to have occurred and be continuing if (i) the initial certificate balance of the Class HP Certificates, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to the Class HP Certificates and any Appraisal Reduction Amounts and realized losses allocated to the Class HP Certificates, is less than 25% of the initial certificate balance of the Class HP Certificates, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise allocated to the Class HP Certificates) or (ii) 50% or more of the Certificate Balance of the Class HP Certificates is held by the related borrower or an affiliate thereof; provided that no Class HP Control Appraisal Event will be deemed to exist if the holders of a majority of the Class HP Certificates exercise their right to effectuate a Class HP Control Appraisal Event cure by posting, within a certain specified amount of time, either cash collateral or an unconditional and irrevocable standby letter of credit in an amount which when added to the appraised value of the related Mortgaged Property would cause such Class HP Control Appraisal Event not to occur.

Purchase Option.  In the event (a) a monetary event of default has occurred and is continuing under the Hartman Portfolio Mortgage Loan or (b) a non-monetary event of default as to which the Hartman Portfolio Mortgage Loan becomes a Specially Serviced Loan has occurred and is continuing, the holders of a majority of the Class HP Certificates will have an option to purchase the Hartman Portfolio Mortgage Loan from the Issuing Entity at a price generally equal to the unpaid principal balance of the Hartman Portfolio Mortgage Loan, plus accrued and unpaid interest on such balance (up to the end of the related loan interest accrual period), all related unreimbursed Advances together with accrued and unpaid interest on all Advances, all accrued and unpaid servicing fees, special servicing fees and workout fees (but excluding (i) any liquidation fees unless the purchase option is exercised more than 90 days after first being exercisable and (ii) yield maintenance charges, default interest, late payment charges and exit fees) and all unreimbursed costs incurred by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee relating to the Hartman Portfolio Mortgage Loan.  The purchase option shall expire if the event of default is cured by or on behalf of the related borrower (excluding a cure by the holders of the Class HP Certificates) or if the Hartman Portfolio Mortgage Loan becomes an REO Loan (except that, if the Special Servicer intends to accept a deed in lieu of foreclosure, the holders of the Class HP Certificates will have the option to purchase the Hartman Portfolio Mortgage Loan, exercisable by the delivery of notice within 10 business days from receipt of notice of such intention from the Special Servicer).

Cure Rights.  In the event that a monetary event of default or non-monetary event of default beyond applicable notice and grace periods exists under the Hartman Portfolio Mortgage Loan, the holders of a majority of the Class HP Certificates will generally have the right to cure such event of default.  In the event of a monetary event of default under the Hartman Portfolio Mortgage Loan, the holders of the Class HP Certificates will have five business days from the date of receipt of notice of the subject default to cure the default.  In event of a non-monetary default, the holders of the Class HP Certificates will have 30 days from the date of receipt of notice of the subject default to cure the default (which cure period may be extended for an additional 45 days for so long as (i) the holders of the Class HP Certificates are diligently and expeditiously proceeding to cure such non-monetary default, (ii) the holders of the Class HP Certificates make all cure payments that it is permitted to make, (iii) such non-monetary default is not the result of a bankruptcy of the related borrower or other insolvency related event, and no bankruptcy commences or other insolvency related event occurs during the period that the holders of the Class HP Certificates are otherwise permitted to cure a nonmonetary default and (iv) there is no material adverse effect on the related borrower, the value, use or operation of the related Mortgaged Property or the value of the Hartman Portfolio Mortgage Loan as a result of such non-monetary default or the attempted cure).

The holders of the Class HP Certificates will not have the right to cure more than six cure events during the term of the Hartman Portfolio Mortgage Loan and no single cure event may exceed four consecutive months.

So long as a default exists under the Hartman Portfolio Mortgage Loan that is being cured by the holders of the Class HP Certificates and the cure period has not expired, the Master Servicer, the Special Servicer and the Trustee may not (unless directed otherwise by the holders of a majority of the Class HP Certificates) treat such default as a default or an event of default under the Hartman Portfolio Mortgage Loan for purposes of allocation of collections on the Hartman Portfolio Mortgage Loan described under “—Distributions” above, for purposes of accelerating the Hartman Portfolio Mortgage Loan, modifying, amending or waiving any provisions of the Mortgage Loan Documents or commencing foreclosure or similar proceedings, treating the Hartman Portfolio Mortgage Loan as a Specially Serviced Loan or determining whether an Appraisal Reduction Event has occurred.  No holder of the Class HP Certificates will be permitted to exercise, or designate any party to exercise, any cure rights if they are an affiliate of the related borrower.

Termination of Special Servicer.  So long as no Class HP Control Appraisal Event exists, the holders of a majority of the Class HP Certificates will be entitled to terminate, at their expense, the Special Servicer with respect to the special servicing of the Hartman Portfolio Mortgage Loan at any time, with or without cause, and to appoint a replacement special servicer for the Hartman Portfolio Mortgage Loan, subject to satisfaction of certain conditions in the Pooling and Servicing Agreement.  If a Class HP Control Appraisal Event exists, or if 50% or more of the outstanding Certificate Balance of the Class HP Certificates is held by the related borrower or an affiliate of the related borrower, the Controlling Class Representative will be entitled to appoint a replacement special servicer.  Any successor special servicer will be required to have the rating specified in the Pooling and Servicing Agreement and such appointment will be subject to receipt of a “no downgrade” letter from the Rating Agencies.

Additional Mortgage Loan Information

General.  The information in this free writing prospectus (including the Annexes to this free writing prospectus) set forth certain information with respect to the Mortgage Loans and Mortgaged Properties.  Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, with principal balances adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date.  Information with respect to a Mortgaged Property that is part of a Mortgage Loan with multiple properties is based on the Allocated Loan Amount for such Mortgaged Property.  With regard to the Mortgaged Properties located in California, Northern California properties have a zip code greater than 93600 and Southern California properties have a zip code less than or equal to 93600.  The statistics in the schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers.  Such information and operating statements were generally unaudited.  The sum of the amounts in any charts throughout this free writing prospectus, including the Annexes to this free writing prospectus, may not equal the indicated total under such column due to rounding.

Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles (“GAAP”) is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in this free writing prospectus and in the Annexes to this free writing prospectus.  In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property’s operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity.  No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this free writing prospectus with respect to any Mortgaged Property intended to represent such future net cash flow.

ARD Loan.  One (1) Mortgage Loan identified on Annex A-1 to this free writing prospectus as BB&T Headquarters Building (the “BB&T Headquarters Building Mortgage Loan” or the “ARD Loan”), representing 1.6% of the Initial Outstanding Pool Balance, provides that if, after a certain date (an “Anticipated Repayment Date”), the borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”).  For the BB&T Headquarters Building Mortgage Loan, the Anticipated Repayment Date is 120 months following the related first payment date.  The Revised Rate for the BB&T Headquarters Building Mortgage Loan is equal to 7.808% per annum.  After its Anticipated Repayment Date, the BB&T Headquarters Building Mortgage Loan further requires that all cash flow available from the related Mortgaged Property, after payment of the constant periodic payment required under the terms of the related Mortgage Loan Documents and all escrows and property expenses required under the related Mortgage Loan Documents, be used to accelerate amortization of principal on such Mortgage Loan.  While interest at the Initial Rate continues to accrue and be payable on a current basis on the BB&T Headquarters Building Mortgage Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law), only after the outstanding principal balance of the BB&T Headquarters Building Mortgage Loan has been paid in full, at which time any Excess Interest actually collected will be paid to the holders of the Class V Certificates.  The foregoing features, to the extent applicable, are designed to increase the likelihood that the BB&T Headquarters

Building Mortgage Loan will be prepaid by the related borrower on or about the applicable Anticipated Repayment Date.  There can be no assurance that the borrower will pay the related ARD Loan in full on or near its Anticipated Repayment Date.

“Excess Interest” with respect to the ARD Loan is the interest accrued at the Revised Rate in respect of the ARD Loan after the Anticipated Repayment Date in excess of the interest accrued at the Initial Rate in respect of the ARD Loan, plus any compound interest thereon at the Revised Rate, to the extent permitted by applicable law.

Definitions.  For purposes of this free writing prospectus, including the information presented in the Annexes to this free writing prospectus, the indicated terms have the following meanings:

(a)        “Administrative Fee Rate” for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 to this free writing prospectus for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the applicable Master Servicing Fee Rate, Trustee/Certificate Administrator Fee Rate, Operating Advisor Fee Rate and the fee rate paid to the subservicer, if any).

(b)        “ADR” means, for any hospitality property, average daily rate.

(c)        “Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan Documents.

(d)        “Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date for such Mortgage Loan or (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity (or, in the case of an ARD Loan, its Anticipated Repayment Date), the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during the amortization period.  Annual debt service, monthly debt service and the debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan (but without regard to any leap-year adjustments).

(e)        “Appraised Value” means, for any Mortgaged Property, the appraised value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable Mortgage Loan Seller.  In certain cases, the appraisals state an “as stabilized” value as well as an “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction renovation or repairs at such Mortgaged Property.  The Appraised Value set forth on Annex A-1 is the “as is” value unless otherwise specified.  In most such cases, the applicable Mortgage Loan Seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs.  No representation is made that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

(f)         “Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of an ARD Loan, at the Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

(g)        “Cut-off Date Loan-to-Value Ratio,” “Loan-to-Value Ratio,” “Cut-off Date LTV,” “Cut-off Date LTV Ratio,” “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the

Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties.  In the case of the Hartman Portfolio Mortgage Loan, unless otherwise indicated, loan-to-value ratios were calculated including only the HP Pooled Component.  For a calculation of the loan-to-value ratio for the Hartman Portfolio Mortgage Loan that takes into account the HP Non-Pooled Component, see Annex A-1 to this free writing prospectus.  In the case of the cross-collateralized and cross-defaulted mortgage loans, loan-to-value ratios were calculated on an aggregate basis.

(h)        “Cut-off Date U/W NCF Debt Yield” means, with respect to any Mortgaged Property, the Underwritten Net Cash Flow for such Mortgaged Property divided by the Cut-off Date Balance for the related Mortgage Loan.  In the case of the Hartman Portfolio Mortgage Loan, unless otherwise indicated, debt yield was calculated including only the HP Pooled Component.  For a calculation of the debt yield for the Hartman Portfolio Mortgage Loan that takes into account the HP Non-Pooled Component, see Annex A-1 to this free writing prospectus.  In the case of the cross-collateralized and cross-defaulted mortgage loans, debt yield was calculated on an aggregate basis.

(i)         “Cut-off Date U/W NOI Debt Yield,” “Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgaged Property, the Underwritten Net Operating Income for such Mortgaged Property divided by the Cut-off Date Balance for the related Mortgage Loan.  In the case of the Hartman Portfolio Mortgage Loan, unless otherwise indicated, debt yield was calculated including only the HP Pooled Component.  For a calculation of the debt yield for the Hartman Portfolio Mortgage Loan that takes into account the HP Non-Pooled Component, see Annex A-1 to this free writing prospectus.  In the case of the cross-collateralized and cross-defaulted mortgage loans, debt yield was calculated on an aggregate basis.

(j)         “GLA” means gross leasable area.

(k)        “Interest Rate” means, with respect to any Mortgage Loan, the related Mortgage Rate, in each case without giving effect to a default rate or, in the case of an ARD Loan, the Initial Rate, and with respect to the HP Pooled Component or the HP Non-Pooled Component of the Hartman Portfolio Mortgage Loan, their respective rates as set forth in “Description of the Mortgage Pool—Split Loan Structures—The Pooled Component and the Non-Pooled Component of the Hartman Portfolio Mortgage Loan” in this free writing prospectus.

(l)         “Leased Fee” means a Mortgaged Property type where the collateral consists of the Borrower’s fee interest in land (excluding the improvements on the related Mortgaged Property) that is subject to a ground lease.  With respect to any Mortgage Loan evidenced by a Leased Fee interest, the tenant or tenants at the related improvements (which are not collateral for the Mortgage Loan) are not included in statistical information herein regarding the tenants at the Mortgaged Properties.

(m)       “LTV Ratio at Maturity,” “Balloon LTV” or “Maturity Date LTV” means, with respect to any Mortgage Loan, (a) the Balloon Balance for such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties.  In the case of the Hartman Portfolio Mortgage Loan, unless otherwise indicated, loan-to-value ratios were calculated including only the HP Pooled Component.  In the case of the cross-collateralized and cross-defaulted mortgage loans, loan-to-value ratios were calculated on an aggregate basis.

(n)        “MSA” means metropolitan statistical area.

(o)        “Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified).  In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments).  Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

(p)        “NRA” means net rentable area.

(q)        “Occupancy” means the percentage of Square Feet, Units, Rooms or Pads, as the case may be, of a Mortgaged Property that was occupied or leased as of or, in the case of certain properties, average Units or Rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this free writing prospectus as the “Occupancy As-of Date”).  The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property.  The Occupancy presented in this free writing prospectus may include unoccupied space leased to an affiliate of the borrower (including space master leased to an affiliate of the borrower to increase occupancy to a “stabilized level”) and space subject to build-out or other construction or renovation.  The Occupancy may exclude area currently under renovation.  Information on Annex A-1 to this free writing prospectus concerning the “Largest Tenant,” “Second Largest Tenant,” “Third Largest Tenant,” “Fourth Largest Tenant” and “Fifth Largest Tenant” is presented as of the same date as of which the Occupancy is specified.

(r)         “RevPar” means, for any hospitality property, revenues per available room.

(s)        “Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office facility or other special purpose property, the square footage of the net rentable or leasable area.

(t)         “T-12  means trailing 12 months.

(u)        “Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable.  Annex A-1 to this free writing prospectus indicates which Mortgage Loans have an Anticipated Repayment Date.

(v)        “Underwritten Net Cash Flow,” “Underwritten NCF” or “U/W NCF,” with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.  Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

(w)       “Underwritten Net Operating Income,” “Underwritten NOI,” or “U/W NOI,” with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller.  In general, it is the estimated U/W Revenue derived from the use and operation of such Mortgaged Property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant) less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments).  The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this free writing prospectus.  Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced and/or a “free rent” period is still in effect, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage

Loan Seller, the Master Servicer or the Special Servicer have control.  In some cases, the Underwritten Net Operating Income set forth in this free writing prospectus for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal and/or local market information was the primary basis for the determination.  From that information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs.  In certain cases, the applicable Mortgage Loan Seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable Mortgage Loan Seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information.  In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements.  In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income.  In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable Mortgage Loan Seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over the Mortgage Loan or lease term.  No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Union Square Retail, which secures a Mortgage Loan (the “Union Square Retail Mortgage Loan”) that represents 8.0% of the Initial Outstanding Pool Balance, the related borrower holds a leasehold interest in such Mortgaged Property as the tenant under a 99-year ground lease that expires on December 31, 2095.  49.7% of the net rentable area at such Mortgaged Property is subleased to two (2) wholly-owned subsidiaries of the related borrower, which subsidiaries have in turn sub-subleased such portion of such Mortgaged Property to unaffiliated third parties.  The Underwritten Net Operating Income for such Mortgaged Property has been calculated in part based upon such sub-subleases to the unaffiliated third parties even though such sub-subleases are not subject to the related assignment of leases and rents with respect to the Union Square Retail Mortgage Loan.  However, the collateral for the Union Square Retail Mortgage Loan includes a first priority security interest in the related borrower’s equity interests in its two above-referenced subsidiaries with which it has subleases, although the mortgage lender may not sell the pledged equity interests in those borrower subsidiaries at a private or public UCC or foreclosure sale until the date that is 180 days after the occurrence of an event of default under the Union Square Retail Mortgage Loan.

(x)         “Units,” “Rooms,” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes.

(y)        “U/W NCF DSCR,” “Underwritten NCF DSCR,” “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related

Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.  In the case of the Hartman Portfolio Mortgage Loan, unless otherwise indicated, debt service coverage ratios were calculated with respect to the HP Pooled Component only.  In the case of the cross-collateralized and cross-defaulted mortgage loans, debt service coverage ratios were calculated on an aggregate basis.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  The Underwritten NCF DSCRs are presented in this free writing prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflect that ability.

(z)         “U/W NOI DSCR” or “Underwritten NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.  In the case of the Hartman Portfolio Mortgage Loan, unless otherwise indicated, debt service coverage ratios were calculated with respect to the HP Pooled Component only.  In the case of the cross-collateralized and cross-defaulted mortgage loans, debt service coverage ratios were calculated on an aggregate basis.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  The Underwritten NOI DSCRs are presented in this free writing prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  Accordingly, no assurance can be given, and no representation is made, that the Underwritten NOI DSCRs accurately reflects that ability.

(aa)      “U/W Revenue” with respect to any Mortgage Loan, the gross potential rent, subject to the assumptions and subjective judgments of each Mortgage Loan Seller as described under the definition of “Underwritten Net Operating Income” in this free writing prospectus.

(bb)      “U/W EGI” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

Certain Terms and Conditions of the Mortgage Loans

Calculation of Interest.  Forty-two (42) of the Mortgage Loans, representing 94.0% of the Initial Outstanding Pool Balance, accrue interest on the basis of the actual number of days elapsed and a 360-day year.  One (1) of the Mortgage Loans, representing 6.0% of the Initial Outstanding Pool Balance, accrues interest on the basis of a 360-day year consisting of twelve 30-day months.

Except in the case of Mortgage Loans with Anticipated Repayment Dates, none of the Mortgage Loans provide for negative amortization or for the deferral of interest.

Amortization of Principal.  The Mortgage Loans provide for one or more of the following:

Thirty-nine (39) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing 85.9% of the Initial Outstanding Pool Balance, provide for payments of interest and principal as of the Cut-off Date and then have an expected Balloon Balance at the maturity date or Anticipated Repayment Date.

The ARD Loan, representing 1.6% of the Initial Outstanding Pool Balance, provides for an increase in the related interest rate after the Anticipated Repayment Date.  The Excess Interest with respect to the ARD Loan will be deferred and will not be paid until the principal balance and all other amounts related to the ARD Loan have been paid.  Any amount received in respect of that deferred interest will be distributed to the holders of the Class V certificates.  See “The Pooling and Servicing Agreement—Accounts—Excess Interest” below.  In addition, after the related Anticipated Repayment Date, all excess cash flow from the related Mortgaged Property will be applied to reduce the outstanding principal balance of the ARD Loan until such balance is reduced to zero.

One (1) Mortgage Loan, representing 3.6% of the Initial Outstanding Pool Balance, provides for payments of interest-only for a period of 24 months following the Cut-off Date and thereafter provides for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of such Mortgage Loan and therefore has an expected Balloon Balance at the related maturity date or Anticipated Repayment Date.

Three (3) Mortgage Loans, representing 10.6% of the Initial Outstanding Pool Balance, are interest-only until the related maturity date or Anticipated Repayment Date.

Prepayment Provisions.  The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last 1 to 7 scheduled payment dates (through and including the maturity date or the Anticipated Repayment Date, as applicable).  All of the Yield Maintenance Loans (except as noted in paragraph (b) below) prohibit voluntary prepayment for a specified period from the Closing Date (the “Yield Maintenance Lock-Out Period”), all of the Prepayment Premium assets prohibit voluntary prepayment for a specified period from the Closing Date (the “Prepayment Premium Lock-Out Period”) and all of the Defeasance Loans prohibit Defeasance (as defined below) for at least two years from the Closing Date (the “Defeasance Lock-Out Period”, and collectively with the Yield Maintenance Lock-Out Period and the Prepayment Premium Lock-Out Period, the “Lock-Out Periods”, and each, a “Lock-Out Period”).  The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 21 months.  The Lock-Out Period, if any, for each Mortgage Loan is set forth on Annex A-1 to this free writing prospectus under the heading “Prepayment Provisions (# of payments).”  Each Mortgage Loan restricts voluntary prepayments in one of the following ways:

(a)        Thirty-five (35) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 80.8% of the Initial Outstanding Pool Balance, permit defeasance only (not voluntary prepayment) after the expiration of a Lock-Out Period and prior to the related open period (such period, the “Defeasance Period”), which period is set forth on Annex A-1 to this free writing prospectus under the heading “Prepayment Provisions (# of payments).”  In the case of the Mortgage Loans that permit partial defeasance, the Mortgage Loan Documents require, among other things, that the defeasance collateral be an amount equal to a specified percentage, generally 125% of the portion of the Allocated Loan Amount with respect to the Mortgaged Property that is to be released.  Although the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Puerto Rico Retail Portfolio, which Mortgage Loan represents 6.1% of the Initial Outstanding Pool Balance, permits the release of an unimproved outparcel at one of the four (4) related Mortgaged Properties in connection with the satisfaction of certain conditions, including the payment of a release price to be applied as a partial prepayment of principal and the payment of a corresponding Yield Maintenance Charge, such Mortgage Loan is treated as a Defeasance Loan and not as a Yield Maintenance Loan in this free writing prospectus.

(b)        Four (4) of the Mortgage Loans (together with the Mortgage Loans described in the immediately following clause (c), the “Yield Maintenance Loans”), representing approximately 10.8%

of the Initial Outstanding Pool Balance, do not have any Lock-Out Period and permit voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge from the Closing Date until the commencement of the open period for such Mortgage Loan (such period, in respect of such Yield Maintenance Loans, the “Yield Maintenance Period”).  With respect to these Yield Maintenance Loans, the Yield Maintenance Period is identified on Annex A-1 to this free writing prospectus under the heading “Prepayment Provisions (# of payments).”  These Yield Maintenance Loans include the Mortgage Loan identified on Annex A-1 to this free writing prospectus as BJ’s Wholesale Pittsfield, which represents 1.2% of the Initial Outstanding Pool Balance and also permits the related borrower to defease such Mortgage Loan following the second anniversary of the Closing Date.

(c)        Four (4) of the Mortgage Loans, representing approximately 8.4% of the Initial Outstanding Pool Balance, permit voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge following the expiration of a Lock-Out Period until the commencement of the open period for such Mortgage Loan (such period, in respect of such Yield Maintenance Loans, the “Yield Maintenance Period”).  Certain of the Yield Maintenance Loans also permit partial prepayment accompanied by a Yield Maintenance Charge prior to the related open period.  With respect to these Yield Maintenance Loans, the Yield Maintenance Period is identified on Annex A-1 to this free writing prospectus under the heading “Prepayment Provisions (# of payments).”

With respect to certain Yield Maintenance Loans, the yield maintenance charge (the “Yield Maintenance Charge”) will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or the Anticipated Repayment Date or the last date of the related Yield Maintenance Period, as applicable, determined by discounting such payments at the “Discount Rate” defined below (or as stated in the related Mortgage Loan Documents), less the amount of principal being prepaid.  However, the Yield Maintenance Charge formula in a Yield Maintenance Loan may be significantly different than this formulation.

The term “Discount Rate” referred to in the preceding paragraph, generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date or the last date of the related Yield Maintenance Period, as applicable, or, the remaining weighted average life of the Mortgage Loan, converted to a monthly equivalent yield (as described in the respective Mortgage Loan Documents).

With respect to certain other Yield Maintenance Loans, the Yield Maintenance Charge will generally, subject to certain variations, be an amount (in some cases not less than 1.0% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential as of the date of prepayment and payable on each scheduled due date over the remaining original term of the prepaid Yield Maintenance Loans through and including the stated maturity date or the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable, discounted at the Reinvestment Yield as of the date of prepayment for the number of months remaining from such date of prepayment to each scheduled due date through and including the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable.

The term “Interest Payment Differential” as used in the prior paragraph with respect to any prepaid Yield Maintenance Loans will generally equal (i) the positive difference, if any, of mortgage interest rate minus the Reinvestment Yield as of the date of prepayment, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance (or the portion thereof being prepaid) of the prepaid Yield Maintenance Loans on the date of prepayment, provided that the Interest Payment Differential will never be less than zero.

The term “Reinvestment Yield” as used in the prior two paragraphs with respect to any prepaid Yield Maintenance Loan will generally equal, depending on the Mortgage Loan, either: (a) the yield calculated by the lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant

Maturities” for the week ending prior to the date of prepayment, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date or the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable (and, as used in the second preceding paragraph, converted to a monthly compounded nominal yield); or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date, the Anticipated Repayment Date or date preceding the commencement of the open period, as applicable, of the prepaid Yield Maintenance Loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable, of the prepaid Yield Maintenance Loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid Yield Maintenance Loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid Yield Maintenance Loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date of prepayment set forth in borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

The term “U.S. Obligations” as used in the prior paragraph shall mean, in general, securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8), as amended, or (3) such other instruments as set forth in the related Mortgage Loan Documents.

“Prepayment Premium” generally means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a Principal Prepayment on, or other early collection of principal of, that Mortgage Loan.  In most case, a Prepayment Premium will equal a specified percentage of the amount prepaid, which percentage may decline over time for any particular Mortgage Loan.

Prepayment Premiums and Yield Maintenance Charges are distributable as described in this free writing prospectus under “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges.”

Most of the Mortgage Loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or any Prepayment Premium during an “open period” that commences a specified number of payments prior to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date), as set forth in Annex A-1 to this free writing prospectus.

All of the Mortgage Loans that permit voluntary prepayments (other than the Hartman Portfolio Mortgage Loan) require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date.

Unless a Mortgage Loan is relatively near its stated maturity date (or Anticipated Repayment Date, as applicable) or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or Prepayment Premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property.  The Yield Maintenance Charge or Prepayment Premium provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay its Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay its Mortgage Loan.  However, we cannot assure you that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan.  The Mortgage Loans generally do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a casualty or condemnation.  Certain of the Mortgage Loans may require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan.  There can be no assurance that the related borrowers will pay the Prepayment Premiums or Yield Maintenance Charges.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property.  In other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium or a Yield Maintenance Charge.

Certain Mortgage Loans provide that if casualty or condemnation proceeds are applied to partially prepay the Mortgage Loan, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance or an allocated portion of the Mortgage Loan.  In such event, generally no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

Some of the Mortgage Loans are sometimes additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.  In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with partial condemnations or partial casualty losses, property releases or partial prepayment of a Mortgage Loan with a holdback amount via application of the related holdback reserves, cash reserves or letter of credit due to the failure to satisfy performance triggers.  For additional information, see Annex A-1 to this free writing prospectus.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or a Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Property Releases.  Certain of the Mortgage Loans contain provisions that permit the related borrower to obtain a release of all or a portion of the Mortgaged Property or Mortgaged Properties from the lien of the Mortgage securing such Mortgage Loan.

All of the Defeasance Loans permit the applicable borrower, after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged Property from the lien of the related Mortgage (“Defeasance” or, the option to cause a Defeasance, the “Defeasance Option”); provided that, among other conditions, (a) no event of default exists; (b) the borrower pays on a Due Date (the “Release Date”) (i) all principal due on such Due Date and all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance, a portion of the Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents; and (c) the borrower delivers “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) or such other securities as permitted by the Internal Revenue Code of 1986, as amended (the “Code”) with respect to a Defeasance, that are acceptable to the Rating Agencies (the “Defeasance Collateral”) in an amount sufficient to make all scheduled payments of principal and interest on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date (or the related Anticipated Repayment Date, if applicable), or in certain cases, through the date on which the Mortgage Loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance.  In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any reasonable costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the lender a first priority lien on the Defeasance Collateral.  Certain of the Defeasance Loans secured by multiple Mortgaged Properties permit the release from the lien of the related mortgage of an individual Mortgaged Property or a portion of the Mortgaged Property, provided, among other things, (i) and (ii) (listed in the prior sentence) are satisfied and the borrower delivers Defeasance Collateral in an amount sufficient to defease and, as described above, to make payments on, that portion of the subject Defeasance Loans equal to a specified percentage (generally 125%) of the Allocated Loan Amount for such Mortgaged Property or portion of such Mortgaged Property to be released from the lien of the related mortgage.  With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period is at least two years from the Closing Date.  In certain cases a borrower may post Defeasance Collateral sufficient to make payments through the related maturity date or related Anticipated Repayment Date, as applicable, and thereafter prepay the Mortgage Loan after the date upon which the related Mortgage Loan is freely prepayable, in which case the remaining Defeasance Collateral will be returned to the borrower.

In some cases, a successor borrower will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan Documents.  If a Mortgage Loan is partially defeased and the successor borrower will be assuming the borrower’s obligations, the related Note will generally be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this free writing prospectus.

In addition to the release of a Mortgaged Property by substitution of such Mortgaged Property for Defeasance Collateral, certain of the Mortgage Loans permit the release or substitution of a Mortgaged Property or portion thereof as follows:

(a)        The release of a portion of a Mortgaged Property (including, in certain cases, a release of development rights such as “air rights” or “mineral rights”), where, in each such case, such release property is vacant, non-income producing or was given no material value in connection with loan origination and underwriting criteria (although the release property may be developed following the release).  For example:

●
In the case of the Mortgage Loan secured by the of Mortgaged Property identified on Annex A 1 to this free writing prospectus as Square One Mall, representing 10.6% of the Initial Outstanding Pool Balance, the Mortgage Loan documents permit, without lender consent, the free release of non-income producing portions of the Mortgaged Property, for use that is integrated and consistent with the use of the Mortgaged Property, subject to, among other things, the satisfaction of a loan-to-value test.

●
In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Puerto Rico Retail Portfolio, representing 6.1% of the Initial Outstanding Pool Balance, an unimproved outparcel at one of the related Mortgaged Properties may be released upon the satisfaction of certain conditions, including the payment of a release price equal to the greater of (i) $660,000 and (ii) the gross sales proceeds realized from the sale of the outparcel less actual out-of-pocket costs paid to unaffiliated third parties (which costs are capped at 6% of the gross sales proceeds), together with the applicable Yield Maintenance Charge.

(b)        The release of a Mortgaged Property, subject to the satisfaction of certain release conditions, including payment of the outstanding loan balance, plus a Yield Maintenance Charge.  See “Annex A-1—Certain Characteristics of the Mortgage Loans” for a list of Yield Maintenance Loans.

(c)        The release of a portion of a Mortgaged Property (or release of all of a single Mortgaged Property that secures a multi-property Mortgage Loan), subject to satisfaction of certain release conditions, including payment of the outstanding loan balance or Allocated Loan Amount, as applicable, plus a Yield Maintenance Charge.  For example:

●
In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Hartman Portfolio, representing 6.0% of the Initial Outstanding Pool Balance, the related Borrower may obtain the release of an individual Mortgaged Property prior to the date that is two years prior to the schedule maturity date, provided, among other things, (i) payment of the Yield Maintenance Premium on the portion of the Mortgage Loan being prepaid and payment of a release price equal to 115% of the Allocated Loan Amount for each Mortgaged Property to be released; and (ii) the post-release debt service coverage ratio for the remaining Mortgaged Properties is equal to or greater than 1.90x (based on the whole loan balance).

●
In the case of the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Rio Apartments and Treetop Apartments, which secure two (2) cross-collateralized Mortgage Loans representing 3.7% of the Initial Outstanding Pool Balance, the related borrower will have the right at any time to fully prepay one of those Mortgage Loans, without fully prepaying the other such Mortgage Loan, and obtain a release of the Mortgaged Property related to the fully prepaid Mortgage Loan, provided that the following requirements, among others, are satisfied:  (a) no event of default exists under such Mortgage Loans; (b) the debt service coverage ratio for the remaining Mortgage Loan will be equal to or greater than the greater of (i) the combined debt service coverage ratio for both Mortgage Loans as of the date of the related cross-default, cross-collateralization and contribution agreement and (ii) the combined debt service coverage ratio for both Mortgage Loans immediately prior to the property release; (c) the loan-to-value ratio for the remaining Mortgage Loan will be equal to or less than the lesser of (i) the combined loan-to-value ratio for both Mortgage Loans as of the date of the related cross-default, cross-collateralization and contribution agreement and (ii) the combined loan-to-value ratio for both Mortgage Loans immediately prior to the property release; and (d) the remaining Mortgage Loan is partially prepaid in an amount equal to 20% of the original principal balance of the fully prepaid Mortgage Loan, such prepayment to be accompanied by a Yield Maintenance Charge (if prior to the prepayment open period).

●
In the case of the portfolio of three (3) Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Alrig Portfolio, which secures a Mortgage Loan representing 0.7% of the Initial Outstanding Pool Balance, the related borrower will have the right at any time following the end of the related Lock-Out Period to obtain a release of any of the related Mortgaged Properties, provided that the following requirements, among others, are satisfied:  (a) no event of default exists under such Mortgage Loan; (b) the debt service coverage ratio for such Mortgage Loan (based on the remaining related Mortgaged Properties) will be no less than the greater of (i) the debt service coverage ratio for such Mortgage Loan (based on all of the related Mortgaged Properties, including the property to be released) immediately prior to the partial release notice date or the consummation of the partial release, as applicable, and (ii) 1.42x; (c) the loan-to-value ratio for such Mortgage Loan (based on the remaining related Mortgaged Properties) will be no greater than the lesser of (i) the loan-to-value ratio for such Mortgage Loan (based on all of the related Mortgaged Properties, including the property to be released) immediately prior to the partial release notice date or the consummation of the partial release, as applicable, and (ii) 68.7%; and (d) such Mortgage Loan is partially prepaid in an amount equal to the greater of (i) 125% of the allocated loan amount for the related Mortgaged Property to be released and (ii) 100% of the net sales proceeds received with respect to the related Mortgaged Property to be released (after deducting certain closing costs which are capped at 8% of the gross sales proceeds), such prepayment to be accompanied by a Yield Maintenance Charge (if prior to the prepayment open period).

Escrows.  Certain (but not all) of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements.  For information regarding certain escrows, see Annex A-1 to this free writing prospectus.  In general, no escrow for real estate taxes, ground rents or insurance premiums would be required for any portion of a Mortgaged Property to the extent that a tenant or ground tenant has agreed to pay the real estate taxes and (if applicable) ground rents on, and either self-insure or maintain insurance coverage with respect to, the related Mortgaged Property.  In addition, in certain cases such escrows are not required to be paid by the borrower, provided the borrower satisfies certain conditions and/or is not in default under the related Mortgage Loan Documents.

Other Financing.  The applicable Mortgage Loan Sellers have informed the Depositor that they are aware of the following existing or future permitted indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan:

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In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Brea Plaza Shopping Center, which secures a Mortgage Loan that represents 4.6% of the Initial Outstanding Pool Balance, a portion of the parking area benefitting the property is subject to a ground lease between the related borrower as tenant and Orange County Flood Control District.  That parking area was constructed above a flood channel and the construction was partially funded through a bond financing from the City of Brea, California in the amount of $8,145,000.  The bonds are secured by a tax lien on the subject property.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Piatt Place, which secures a Mortgage Loan that represents 3.6% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures three subordinate loans, as evidenced by the chart below.  These subordinate loans relate to “New Market Tax Credits” that relate to the Piatt Place Loan.  For additional information, see “New Markets Tax Credits” below.

Origination Year	Notes	Note Amount	Interest Rate	Annual Payment	Maturity Date
2009	Note A	$2,000,000.00	2.26%	$ 45,797.77	May 21, 2016
2009	Note B	$2,282,360.00	2.26%	$ 52,263.50	May 21, 2044
2009	Note C	$4,733,640.00	2.26%	$108,395.07	May 21, 2044
2008	URA Note	$ 497,000.00	1.00%	$ 4,970.00	At Sale or Transfer
2007	Note A	$5,662,000.00	1.00%	$ 57,412.13	December 31, 2013
2007	Note B	$1,638,000.00	1.00%	$ 16,609.16	December 31, 2041

The Mortgage Loans generally prohibit the related borrower from incurring secured or unsecured indebtedness, other than trade payables and other debt incurred in the ordinary course of business, including for furniture, fixtures and equipment, except:

●
In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Hotel Provincial, which Mortgaged Property secures a Mortgage Loan representing approximately 0.7% of the Initial Outstanding Pool Balance, the Mortgage Loan documents permit the related borrower to obtain an unsecured subordinate loan, in an amount up to $500,000, from an affiliate of such borrower for the purpose of providing working capital for the operation of the related Mortgaged Property, subject to certain requirements including, among other things, that the subordinate loan be automatically discharged or converted to an equity ownership interest in the related borrower upon the occurrence of an event of default under such Mortgage Loan or the related borrower becoming subject to any proceeding under the Bankruptcy Code.

The Mortgage Loan Documents generally prohibit the pledge or transfer of the related Mortgaged Property or the controlling ownership interests in the related borrower above certain percentage thresholds without lender consent (which, in some cases, may not be unreasonably withheld), other than certain specified transfers, including but not limited to:

●	transfers related to family and estate planning,

●	transfers related to the death or physical or mental disability of a controlling holder,

●	transfers of a passive interest or less than a controlling interest in the borrower,

●	transfers to borrower affiliates or among existing members, partners or shareholders in the borrower or between holders of tenant-in-common interests in the Mortgaged Property,

●	transfers in connection with mergers, consolidations and similar transactions involving affiliated companies,

●	transfers (including mergers, consolidations and similar transactions) involving publicly traded entities,

●	transfers of stock listed on a nationally recognized stock exchange,

●	transfers among affiliated borrowers with respect to any multi-property Mortgage Loans,

●	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

●	transfers of tenant-in-common interests to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

●	transfers to a pre-approved person or entity or an entity controlled by a pre-approved person or entity,

●
transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control or acquire control of the day-to-day operations of the borrower,

●
transfers to certain qualifying entities, which entities generally are required to satisfy, or be under the control of other entities that satisfy, specified criteria, such as net worth and/or experience related tests and satisfy conditions specified in the Mortgage Loan Documents but for which lender consent may not be required,

●	transfers related to the foreclosure of existing or permitted mezzanine debt,

●	transfers as to which a No Downgrade Confirmation is obtained, or

●
other transfers customarily acceptable to prudent commercial and multifamily mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan Documents.

For certain permitted transfers that would not trigger the due-on-sale provision in the related Mortgage Loan Documents, see Annex G to this free writing prospectus.

Also, to the extent Mortgage Loan Documents permit mezzanine debt or to the extent a non-controlling equity holder in the borrower is entitled to a preferred return on its investment, under certain circumstances, a transfer of a controlling interest in the borrower to the holder of the mezzanine debt or the preferred equity holder may occur without lender consent and such transfer would not trigger the “due-on-sale” provision in the related Mortgage Loan Documents.

The Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing mezzanine debt:
Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Principal Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt U/W NCF DSCR	Total Debt Cut-off Date LTV
Puerto Rico Retail Portfolio	$57,750,000	6.1%	$15,000,000	11.000%(1)	3/6/2022	Yes	1.13x	85.2%
BB&T Headquarters Building	$15,328,964	1.6%	$ 8,933,996	10.000%(2)	1/6/2013	Yes	1.25x	69.7%

(1)	Increases to 12.000% per annum on March 6, 2017.

(2)	If the mezzanine loan is not repaid in full by April 6, 2012, the interest rate will increase to 14.0000% per annum.

Each of the mezzanine loans related to the above described Mortgage Loans (i) were originated and are held by LCF or an affiliate of LCF and (ii) are generally subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative rights and priorities between the holders of the related Mortgage Loan and the related mezzanine loan.  The intercreditor agreements generally provide, among other things, that (a) all payments due under the related mezzanine loan are subordinate to any and all payments required to be made under the related Mortgage Loan, (b) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (c) upon the occurrence of an event of default under the related Mortgage Loan beyond any applicable notice and cure period provided for in the applicable intercreditor agreement, the related Mortgage Loan lender will be entitled to receive all payments that are due or that will become due under the related Mortgage Loan from funds that are derived from the mortgaged property before the related mezzanine lender will be permitted to receive payments under the related mezzanine loan (however, in some cases, the mezzanine loan may be prepaid while the subject mortgage loan remains outstanding), (d) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, (e) upon the occurrence of an event of default under the related mezzanine loan documents, subject to certain conditions, the related mezzanine loan lender may foreclose upon the pledged equity interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated, an enforcement action has been commenced and is continuing under the Mortgage Loan, a bankruptcy proceeding has been commenced against the Mortgage Loan borrower, the Mortgage Loan becomes a specially serviced loan, a monetary default occurs under the related Mortgage Loan and/or the related Mortgage Loan lender exercises any right or remedy under the related Mortgage Loan Documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, then the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, plus any protective advances made by the related Mortgage Loan lender or its servicer and any interest thereon or on any monthly debt service advances, but generally excluding any late charges, default interest, exit fees, spread maintenance or yield maintenance charges and prepayment premiums, and (g) an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan.  The holder of each mezzanine loan also has consent rights over modifications of the related Mortgage Loan that adversely affect the mezzanine lender prior to an event of default under the related Mortgage Loan and certain limited consent rights over modifications of the related Mortgage Loan entered into in connection with a workout following an event of default under the related Mortgage Loan.  The holder of each mezzanine loan may also have certain consent rights with respect to annual budgets, leases and alterations with respect to the related Mortgaged Property, the replacement of the property manager for the Mortgaged Property, and transfers and pledges of the Mortgage Loan to non-qualified entities.  In addition, the Mortgage Loan lender may be prohibited under the intercreditor agreement from accepting a deed-in-lieu of foreclosure from the borrower until it has provided the mezzanine lender with prior written notice of such intention and given the mezzanine lender the opportunity to purchase the Mortgage Loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in the immediately preceding clause (f).  Upon completion of a foreclosure of a mezzanine loan, the non-recourse carveout guarantor for the related Mortgage Loan may be released from liability under its related guaranty.

With respect to the Mortgage Loans listed in the chart below, the related Mortgage Loan Sellers have informed us that the direct and/or indirect equity owners of the borrower are permitted to pledge their interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related Mortgage Loan Documents, including, among other things, a combined maximum loan-to-value ratio and a combined minimum debt-service-coverage ratio, as listed below, and in some cases, receipt of a No Downgrade Confirmation from the Rating Agencies:
Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Minimum Debt Yield
Vernola Marketplace	$23,561,921	2.5%	Yes	1.50x	65.0%	10.8%

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above.  The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan Documents.  Except as disclosed under this “—Other Financing” subsection, we are not aware of any other mezzanine debt affecting borrowers under the Mortgage Loans that we intend to include in the Issuing Entity.

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Additional Debt” in this free writing prospectus.

New Markets Tax Credits.  The New Markets Tax Credit Program (the “NMTC Program”) is a federal program administered by the Community Development Financial Institutions Fund of the U.S. Department of Treasury, which provides tax credits to qualifying equity investors who invest in businesses operating in certain low-income areas.  The purpose of the NMTC Program is to provide access to capital to persons and/or entities in identified low-income areas by encouraging investors to provide capital at low cost and on better terms that would be otherwise available in the market.  The NMTC Program permits taxpayers to claim credits against their federal income taxes for up to seven years and a total of 39% of qualified investments in the equity of community development entities, or “CDEs”.  CDEs are privately managed investment institutions that are certified to make qualified low-income community investments in qualified active low-income community businesses (“QALICBs”).

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Piatt Place, which secures a Mortgage Loan that represents 3.6% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures three subordinate loans, all of which are subject to a subordination and standstill agreement.  The related borrower, a QALICB, received two of the subordinate loans (the “NMTC Loans”) from CDEs through the NMTC Program.  The NMTC Loans are described in the chart below.
	Origination Year	Notes	Note Amount	Interest Rate	Annual Payment	Maturity Date

2009 NMTC Loan(1)	2009	Note A	$2,000,000.00	2.26%	$ 45,797.77	May 21, 2016
	2009	Note B	$2,282,360.00	2.26%	$ 52,263.50	May 21, 2044
	2009	Note C	$4,733,640.00	2.26%	$ 108,395.07	May 21, 2044
2007 NMTC Loan(2)	2007	Note A	$5,662,000.00	1.00%	$ 57,412.13	December 31, 2013
	2007	Note B	$1,638,000.00	1.00%	$ 16,609.16	December 31, 2041

(1)	The lender is Commonwealth Cornerstone Group Ltd. IX.

(2)	The lender is VAF Sub-CDE VII, LLC.

The third subordinate loan (the “URA Loan”), which is described in the chart below, is from the Urban Redevelopment Authority of Pittsburgh.
	Origination Year	Note Amount	Interest Rate	Annual Payment	Maturity Date

URA Loan	2008	$497,000.00	1.00%	$4,970.00	Upon a change in control of the borrower or a sale of the related Mortgaged Property

The NMTC Loans are specifically structured to separate the cash flows from the tax benefits that the CDE’s activities generate. Under this structure, the investor forms a pass-through entity that obtains a loan from an outside lender that is often affiliated with the QALICB.  The outside lender in this case is the parent of the borrower under the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Piatt Place (the “Piatt Place Loan”).  The pass-through entity then invests the combined amount of the loan and its own cash into the CDE as a qualified investment.  The CDE, in turn, extends financing to eligible real estate projects, such as the Piatt Place Loan. Investors generally receive their return from the tax credits that are generated by the qualified investment in the CDE.

In order for the investors to receive the benefit of these tax credits, the CDE and the borrower must comply with NMTC Program requirements for seven years after the origination of an NMTC loan. A failure to satisfy the requirements may result in a loss of the tax credits and a recapture of any tax benefits that have been previously realized by an investor.  In connection with the NMTC Loans, the borrower under the Piatt Place Loan and certain guarantors of the Piatt Place Loan provided a guaranty related to any action or inaction of such borrower that causes either a tax credit disallowance or recapture event.  In the event that the borrower under the Piatt Place Loan causes either a recapture or disallowance of the tax credits expected to be generated under the NMTC Program, such borrower and certain guarantors of the Piatt Place Loan will be required to repay the disallowed or recaptured tax credits plus an amount sufficient to pay the taxes on such repayment to the counterparty of the agreement.  Each guaranty will remain in place for seven years following the origination of the corresponding NMTC Loan. The borrower under the Piatt Place Loan has informed the related Mortgage Loan Seller that the likelihood of its being required to make a payment under this guaranty is remote.  As an additional incentive for the borrower under the Piatt Place Loan to remain in compliance with the NMTC Program requirements, the loan documents for the Piatt Place Loan also provide that the occurrence of a recapture event or any event that triggers the above-mentioned guaranties are events of default and full recourse events for which the guarantors of the Piatt Place Loan are liable.  Additionally, the borrower and the guarantors of the Piatt Place Loan have guaranteed the repayment of all out-of-pocket losses incurred by the lender as a result of the existence of the NMTC Loans.

Pursuant to the subordination and standstill agreement executed in connection with the Piatt Place Loan, the CDEs from which the borrower under the Piatt Place Loan obtained the NMTC Loans have the right to specifically enforce against such borrower (not against the senior collateral) certain covenants (as provided below) but may not seek or receive money damages from such borrower for the breach of such covenants without the senior lender’s prior written consent:

●
No part of the borrower’s business activities at the mortgaged property can include the rental to others of “residential rental property” (which is defined in Code Section 168(e)(2)(A) as property where eighty percent (80%) or more of the gross rental income from such property is derived from the rental of dwelling units).

●
No part of the business activities of any tenant or subtenant of the mortgaged property can (A) include the rental to others of residential rental property (as defined in #1 above), or (B) consist of the operation of any:  (1) private or commercial golf course, (2) country club, (3) massage parlor, hot tub facility, or suntan facility, (4) race track or other facility used for gambling, or (5) store the principal business of which is the sale of alcoholic beverages for consumption off premises.

●
No part of the business activities of the borrower can consist of the operation of any:  (A) private or commercial golf course, (B) country club, (C) massage parlor, hot tub facility, or suntan facility, (D) race track or other facility used for gambling, or (E) store the principal business of which is the sale of alcoholic beverages for consumption off premises.

●	The trade or business of the borrower cannot include the development or holding of intangibles for sale or license (e.g., Microsoft).

●	Farming (within the meaning of Code Section 2032A(e)(5)(A) or (B)) cannot be an activity of the borrower.

The NMTC Loan documents also include several put and call options that, if exercised, will allow the borrower under the Piatt Place Loan to repay portions of the 2007 NMTC Loan and 2009 NMTC Loan at a discount.  The borrower under the Piatt Place Loan has informed the related Mortgage Loan Seller that it anticipates that the put options will be exercised.  The loan documents for the Piatt Place Loan provide that any failure of the investor to exercise the put options are events of default and full recourse events for which the guarantor of the Piatt Place Loan is also liable.

Performance Escrows and Letters of Credit.  In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage or occupancy-related levels.  The related Mortgage Loan Documents generally provide that such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will in some cases be entitled to review the determination by the Master Servicer that such conditions have or have not been satisfied.  Additionally, such Mortgage Loans may permit that such funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met or to fund shortfalls in debt service.  This will have the same effect on the Certificates as a partial prepayment of such Mortgage Loan.  For additional information, see Annex A-1 to this free writing prospectus.  See also “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” in this free writing prospectus.  If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, generally, the Master Servicer will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard.  If such funds are applied to reduce the principal balance of the Mortgage Loan, the Issuing Entity would experience an early prepayment that may adversely affect the yield to maturity on your Certificates.  In some cases, the related Mortgage Loan Documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment.  In addition, certain other Mortgage Loans have performance escrows or letters of credit, however, these Mortgage Loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions.  The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that, in each case, generally permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property (other than as permitted in the Mortgage Loan Documents) without the consent of the lender (which, in some cases, may not be unreasonably withheld).  See “—Other Financing” above for a discussion of certain permitted transfers and encumbrances of a Mortgaged Property or an interest in a borrower.  The Pooling and Servicing Agreement requires the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect Specially Serviced Loans, but subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus), to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.  Certain of the Mortgage Loans provide that the lender may condition an assumption of the Mortgage Loan on the receipt of an assumption fee, which in some cases may be up to one percent (or larger) of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Mortgage Loans Subject to Government Assistance Programs.  Certain of the Mortgage Loans may be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Code in respect of various units within the Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.  The Depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

For example, in the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Hampshire Multifamily Portfolio, which secures a mortgage loan representing 5.8% of the Initial Outstanding Pool Balance, the Spyglass Apartments property has 25 Section 8 units (21.0% of total units), the Woods Edge Apartments property has one Section 8 unit (0.5% of total units), and the Villa Nova Apartments property has four Section 8 units (3.2% of total units).

For example, in the case of the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Rio Apartments and Treetop Apartments, which secure two (2) cross-collateralized Mortgage Loans collectively representing 3.7% of the Initial Outstanding Pool Balance, approximately 50% of the tenants at each such Mortgaged Property are Section 8 tenants.

Delinquency.  As of the Cut-off Date, none of the Mortgage Loans were thirty (30) days or more delinquent, or had been thirty (30) days or more delinquent during the twelve (12) calendar months preceding the Cut-off Date.

Borrower Concentrations.  Four (4) groups of Mortgage Loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the 3 largest groups representing 5.4%, 4.4% and 3.7%, respectively, of the Initial Outstanding Pool Balance.  With respect to each group of common ownership, the related mortgaged properties are managed by the same property manager.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Borrower Concentration” in this free writing prospectus.

Single-Tenant Mortgaged Properties.  Two (2) Mortgaged Properties, securing 2.2% of the Initial Outstanding Pool Balance by Allocated Loan Amount (excluding any leased fee property as to which the land, but not the improvements (not collateral), are ground leased to a single tenant), are 100.0% leased to a single tenant.  Each of those Mortgaged Properties is generally subject to a single space lease, which in some cases has a primary lease term that expires on or after the maturity date of the related Mortgage Loan, but in other cases does not.  See Annex A-1 to this free writing prospectus for Mortgage Loan maturity dates and the lease expiration dates.  In addition, certain of these leases may have termination options that are prior to the maturity date of the related Mortgage Loan.

Geographic Location.  The Mortgaged Properties are located throughout 17 states and Puerto Rico, with the largest concentrations by Initial Outstanding Pool Balance located in California.  See “Mortgaged Properties by State and/or Location” in Annex A-2 to this free writing prospectus “Summary—The Mortgage Pool—Characteristics of The Mortgage Pool—Property Locations” in this free writing prospectus for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

Loan Purpose.  Thirty-six (36) of the Mortgage Loans, representing 82.2% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

Six (6) of the Mortgage Loans, representing 17.0% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.  One (1) of the Mortgage Loans, representing 0.8% of the Initial Outstanding Pool Balance, was originated in connection with the borrower’s refinancing of a previous mortgage loan and the acquisition of a related Mortgaged Property.  In several cases, the refinancing of a Mortgaged Property with a Mortgage Loan resulted in cash being paid to the related borrower to the extent that the related Mortgage Loan exceeded the amount of the prior loan, refinancing costs and required reserves and escrows.

Properties Underwritten Based on Projections.  Three (3) of the mortgage loans, representing 4.7% of the outstanding pool balance as of the Cut-off Date, are secured in whole or in part by mortgaged properties that were recently acquired by the related borrowers within eight (8) calendar months of the cut-off date that, in each case either have no prior operating history or do not have historical financial information.

Modified Loans.  None of the Mortgage Loans were modified due to previous delinquencies or impending delinquencies.

Refinanced Loans. Four (4) Mortgage Loans identified on Annex A-1 to this free writing prospectus as Rio Apartments, Treetop Apartments, Susquehanna Valley Mall and Wood Forest Apartments, collectively representing 7.3% of the Initial Outstanding Pool Balance, are re-financings of other mortgage loans that were previously delinquent and beyond the maturity dates.

In the case of the Mortgage Loan identified on Annex A-1 to this free writing prospectus as Fox Hunt Apartments, representing 0.4% of the Initial Outstanding Pool Balance, a prior loan secured by the related Mortgaged Property, which prior loan had been included in a commercial mortgage securitization, was the subject of a discounted payoff in connection with a maturity default.  The Fox Hunt Apartments Mortgage Loan refinanced the loan that had financed such discounted payoff.  The same loan sponsor was involved with respect to both the Fox Hunt Apartments mortgage loan and the prior loan that was the subject of the discounted payoff.

Changes in Mortgage Pool Characteristics

The description in this free writing prospectus, including Annex A-1 and Annex A-2 to this free writing prospectus, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date.  Prior to the issuance of the Certificates, a Mortgage Loan may be removed from inclusion in the securitization transaction described in this free writing prospectus if the Depositor deems such removal necessary or appropriate or if it is prepaid.  This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this free writing prospectus.

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the SEC.  In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the mortgage loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in the final prospectus supplement filed with the SEC, such Form 8-K will be filed no later than four business days after the initial issuance of the Offered Certificates.  Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES
General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of the following classes (each, a “Class”) to be designated as (i) the Class A-1 certificates, Class A-2 certificates, Class A-3 certificates, Class A-4 certificates, Class A-M certificates, Class X-A certificates, Class X-B certificates, Class B certificates, Class C certificates, Class D certificates, Class E certificates, Class F certificates, Class G certificates, Class HP certificates (collectively, the “Regular Certificates”), (ii) the Class V certificates, and (iii) the Class R certificates and Class LR certificates (collectively, the “Residual Certificates” and, together with the Regular Certificates and the Class V certificates, the “Certificates”).  Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M, Class B and Class C certificates (the “Offered Certificates”) are offered hereby.  The Class X-A, Class X-B, Class D, Class E, Class F, Class G, Class HP, Class V, Class R and Class LR certificates (the “Private Certificates”) are not offered hereby.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of, among other things:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any Mortgaged Property acquired on behalf of the Issuing Entity through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an “REO Property”); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established in connection with REO Properties (an “REO Account”); (iv) the rights of the lender under all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties, to the extent of the Issuing Entity’s interests therein; (v) the Depositor’s rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; and (vi) all of the lender’s right, title and interest in the Reserve Accounts and Lock Box Accounts, in each case, to the extent of the Issuing Entity’s interests therein.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates (collectively, the “Sequential Pay Certificates”, and each, a “Sequential Pay Certificate”) will have the following aggregate principal balances (each, a “Certificate Balance”), in each case, subject to a variance of plus or minus 5.0%:
Class	Initial Certificate Balance	Approximate Percentage of Initial Certificate Balance	Approximate Initial Credit Support
Offered Certificates
A-1	$ 48,958,000	5.20%	30.000	%(1)
A-2	$ 77,841,000	8.27%	30.000	%(1)
A-3	$115,586,000	12.28%	30.000	%(1)
A-4	$416,502,000	44.25%	30.000	%(1)
A-M	$ 92,950,000	9.87%	20.125%
B	$ 44,711,000	4.75%	15.375%
C	$ 32,944,000	3.50%	11.875%
Non-Offered Certificates(2)
D	$ 52,946,000	5.62%	6.250%
E	$ 15,296,000	1.63%	4.625%
F	$ 11,766,000	1.25%	3.375%
G	$ 31,768,016	3.38%	0.000%

(1)	Represents the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 certificates, in the aggregate.
(2)
None of the classes certificates set forth below in this table is offered by this free writing prospectus.  The Class HP certificates are not reflected in the chart and are not offered in this free writing prospectus.

The Class X-A and Class X-B certificates will each have a notional balance (the “Notional Balance”), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The Notional Balance of the Class X-A certificates will equal the aggregate Certificate Balances of each of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-M certificates outstanding from time to time.  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-A certificates.  The total initial Notional Balance of the Class X-A certificates will be approximately $751,837,000.

The Notional Balance of the Class X-B certificates will equal the aggregate Certificate Balance of each of the Class B, Class C, Class D, Class E, Class F and Class G certificates outstanding from time to time.  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-B certificates.  The total initial Notional Balance of the Class X-B certificates will be approximately $189,431,016.

The Class V, Class R and Class LR certificates will not have Certificate Balances or Notional Balances.

The Certificate Balance of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans in the Mortgage Pool and the other assets in the Mortgage Pool; provided, however, that in the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance thereof to zero, such Class of Sequential Pay Certificates may receive distributions in respect of such recoveries in accordance with the priorities set forth under “—Distributions—Payment Priorities” below.

The respective Certificate Balance of each Class of Sequential Pay Certificates will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates.

Distributions

Method, Timing and Amount.  Distributions on the Certificates will be made on the fourth business day following the Determination Date in each month, commencing in April 2012 (each, a “Distribution Date”).  All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs (the “Record Date”).  Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder.  The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance has been reduced to zero) of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution.  All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by any Certificate (other than the Class R and Class LR certificates) is equal to the initial certificate balance thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance of the related Class and with respect to the Class R and Class LR certificates is equal to the percentage interest set forth in the face of the Certificate.

The aggregate distribution to be made with respect to the Regular Certificates (other than the Class HP certificates) on any Distribution Date will equal the Available Funds.  The “Available Funds” for any Distribution Date will be the sum of the following amounts (not including any amount allocable to the HP Non-Pooled Component) (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Master Servicer in the Collection Period relating to such Distribution Date; (ii) all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of the Mortgage Loans as of such Distribution Date (other than, in the case of the Alamance Crossing Mortgage Loan, any portion thereof allocable to the Alamance Crossing Interest Strip); (iii) all other amounts received by the

Master Servicer in such Collection Period and required to be deposited in the Collection Account by the Master Servicer pursuant to the Pooling and Servicing Agreement; (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the Master Servicer Remittance Date; (v) any amounts representing Prepayment Interest Shortfalls remitted by GACC to the Depositor for deposit in the Distribution Account (as described under “—Prepayment Interest Shortfalls” below); (vi) any amounts representing Prepayment Interest Shortfalls remitted by the Master Servicer to the appropriate Collection Account (as described under “—Prepayment Interest Shortfalls” below); and (vii) for the Distribution Date occurring in each March of each calendar year, the Withheld Amounts then on deposit in the Interest Reserve Account as described under “The Pooling and Servicing Agreement—Accounts—Interest Reserve Account” below, but excluding the following (in no order of priority):

(a)         all amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts with interest thereon as described in this free writing prospectus under “The Pooling and Servicing Agreement—Advances”;

(b)         the aggregate amount of the Master Servicing Fee, the Trustee/Certificate Administrator Fee, Operating Advisor Fee, any Operating Advisor Consulting Fees (to the extent that such fee is actually received from the related borrower), fees for primary servicing functions and the other Servicing Compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), assumption fees, Modification Fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees payable to the Master Servicer and the Special Servicer), and the Special Servicing Fee (and other amounts payable to the Special Servicer as described in this free writing prospectus under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation”), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans (that the Master Servicer or the Special Servicer are entitled to receive as additional servicing compensation), in each case in respect of such Distribution Date;

(c)         all amounts representing scheduled Monthly Payments due after the related Due Date;

(d)         to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee, special servicing compensation, Trustee/Certificate Administrator Fee and Operating Advisor Fee, to which the Master Servicer, the Special Servicer, any subservicer, the Certificate Administrator, the Operating Advisor and/or the Trustee are entitled;

(e)         all amounts representing certain fees and expenses, including indemnity amounts, reimbursable or payable to the Master Servicer, the Special Servicer, the Certificate Administrator (in all of its capacities under the Pooling and Servicing Agreement), the Operating Advisor or the Trustee (in all of its capacities under the Pooling and Servicing Agreement) and other amounts permitted to be retained by the Master Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

(f)         Prepayment Premiums and Yield Maintenance Charges;

(g)         any interest or investment income on funds on deposit in the Collection Account or any interest on short-term permitted investments in which such funds may be invested;

(h)         all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Issuing Entity pursuant to the Pooling and Servicing Agreement or a

Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

(i)         the amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or the Hartman Portfolio Mortgage Loan REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement;

(j)         with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement;

(k)         Excess Interest; and

(l)         the Alamance Crossing Interest Strip.

The “Monthly Payment” with respect to any Mortgage Loan (other than any REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any balloon payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on such Due Date under the related Note if applicable, allocable to such Mortgage Loan.  The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

A “Balloon Loan” is any Mortgage Loan that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

“Unscheduled Payments” are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this free writing prospectus under “The Pooling and Servicing Agreement—Optional Termination” and “—Realization Upon Mortgage Loans,” and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments received by the Master Servicer (but excluding Prepayment Premiums and Yield Maintenance Charges, if any) during such Collection Period.  See “Yield and Maturity Considerations—Yield Considerations—Certain Relevant Factors” in this free writing prospectus.

“Net REO Proceeds” with respect to any REO Property and any related REO Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Loan, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

“Principal Prepayments” are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

The “Collection Period” with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs.

The “Alamance Crossing Interest Strip” with respect to any Due Date for the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Alamance Crossing (the “Alamance Crossing Mortgage Loan”) is an amount equal to the amount of interest accrued on the Stated Principal Balance of the Alamance Crossing Mortgage Loan at a rate of 0.9800% per annum during the related interest accrual period, which will be computed on the same accrual basis as interest accrues on the related Mortgage Loan.  With respect to each Collection Period, amounts collected in respect of the Alamance Crossing Mortgage Loan will be allocated to the Alamance Crossing Interest Strip prior to being allocated to Available Funds for distribution in respect of the Certificates.  The Alamance Crossing Interest Strip will be retained by GLAC pursuant to the related Mortgage Loan Purchase Agreement.

If, in connection with any Distribution Date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report of the Master Servicer or the Special Servicer, or any other monthly payment, balloon payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make such payments at such time or the Master Servicer revises its final report and as a result the Certificate Administrator revises its report to DTC after the DTC deadline, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders.  In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Issuing Entity.  Any such reimbursement will constitute an expense of the Issuing Entity.

The “Determination Date” is the sixth day of each calendar month, or if such sixth day is not a business day, then the next business day, commencing in April 2012.

“Net Default Interest” with respect to any Mortgage Loan, any Default Interest accrued on such Mortgage Loan, less amounts required to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on the related Advances on the related Mortgage Loan at the Advance Rate and to reimburse the Issuing Entity for certain additional expenses of the Issuing Entity on the related Mortgage Loan (including Special Servicing Fees, Workout Fees and Liquidation Fees).

“Default Interest” with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

The “Default Rate” with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a balloon payment.

Payment Priorities.  As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date.  Calculations of interest due in respect of the Certificates will be made on the basis of a 360-day year consisting of 12 30-day months.

“Appraisal Reduction Amount” is the amount described under “—Appraisal Reductions” below.

The “Interest Accrual Period” in respect of each Class of Regular Certificates for each Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date.  No interest accrues on Interest Shortfalls.

The “Pass-Through Rate” for any Class of Regular Certificates (other than the Class HP Certificates) is the per annum rate at which interest accrues on such Class during any Interest Accrual Period.  The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M, Class B and Class C Certificates will equal one of the following rates: (i) a fixed per annum rate, (ii) the Weighted Average Net Mortgage Pass-Through Rate, (iii) a rate equal to the lesser of a specified pass-through rate and the Weighted Average Net Mortgage Pass-Through Rate, or (iv) the Weighted Average Net Mortgage Pass-Through Rate less a specified rate.

The Pass-Through Rate applicable to the Class X-A Certificates for the initial Distribution Date will equal approximately       % per annum.  The Pass-Through Rate applicable to the Class X-A Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-A Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-A Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will have a component notional balance that corresponds to the Certificate Balance the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-M Certificates, respectively.  The applicable Class X-A Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates the designated portion of whose Certificate Balance comprises such component.

The Pass-Through Rate applicable to the Class X-B Certificates for the initial Distribution Date will equal approximately       %  per annum.  The Pass-Through Rate applicable to the Class X-B Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-B Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-B Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class B, Class C, Class D, Class E, Class F or Class G Certificates, respectively.  The applicable Class X-B Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such Class of Certificates whose Certificate Balance comprises such component.

Each of the Class V, Class R and Class LR Certificates will not have a Pass-Through Rate.  The Class V Certificates will not be entitled to distributions in respect of interest other than Excess Interest.

The “Weighted Average Net Mortgage Pass-Through Rate” for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage), the numerator of which is the sum for all Mortgage Loans (other than the HP Non-Pooled Component) of the product of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of its respective Due Date in the month preceding the month in which such Distribution Date occurs and (ii) the Stated Principal Balance of each such Mortgage Loan as of the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans (other than the HP Non-Pooled Component) as of the immediately preceding Distribution Date.

The “Net Mortgage Pass-Through Rate” with respect to any Mortgage Loan (in the case of the Hartman Portfolio Mortgage Loan, the HP Pooled Component only) and any Distribution Date is the per annum rate equal to the Mortgage Rate for such Mortgage Loan (or the Hartman Portfolio Gross Pooled Component Rate in the case of the HP Pooled Component) for the related Interest Accrual Period, minus, for any such Mortgage Loan (or the HP Pooled Component), the Administrative Fee Rate and, in the case of the Alamance Crossing Mortgage Loan, minus an additional per annum rate of 0.9800%.  For purposes of calculating the Pass-Through Rates on the Regular Certificates (other than the Class HP Certificates), the Net Mortgage Pass-Through Rate of each Mortgage Loan that accrues interest on an actual/360 basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest accrued in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Pass-Through Rate; provided, however, that with respect to such Mortgage Loans, the Net Mortgage Pass-Through Rate for the one-month period (1) prior to the Distribution Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (unless the related Distribution Date is the final Distribution Date) will be determined exclusive of the Withheld Amounts from that month, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date) (commencing in 2013), will be determined inclusive of the Withheld Amounts from the immediately preceding February, and, if applicable, January.

The “Mortgage Rate” with respect to each Mortgage Loan (in the case of the Hartman Portfolio Mortgage Loan, the HP Pooled Component only) and any Interest Accrual Period is the annual rate at which interest accrues on such Mortgage Loan (in the case of the Hartman Portfolio Mortgage Loan, at the Hartman Portfolio Gross Pooled Component Rate on the HP Pooled Component only) during such period (in the absence of a default and excluding any Excess Interest), as set forth in the related Note from time to time (the initial Mortgage Rate is set forth on Annex A-1 to this free writing prospectus); provided, however, that for purposes of calculating the Net Mortgage Pass-Through Rate and the Weighted Average Net Mortgage Pass-Through Rate, the Mortgage Rate for any Mortgage Loan will be determined without regard to any Default Interest or any Excess Interest and without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction of interest or principal due to a modification, waiver or amendment of the terms of that Mortgage Loan pursuant to the Pooling and Servicing Agreement.

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following items without duplication (but excluding any amounts received with respect to the HP Non-Pooled Component):

(a)         the principal component of all scheduled Monthly Payments (other than balloon payments) due on the Mortgage Loans on the related Due Date (if received during the related Collection Period or advanced);

(b)         the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period or advanced) with respect to any Mortgage Loan that is delinquent in respect of its balloon payment;

(c)         the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Issuing Entity in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Issuing Entity as described in this free writing prospectus under “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” and “—Optional Termination”;

(d)         the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

(e)         the principal component of all balloon payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period;

(f)         all other Principal Prepayments received in the related Collection Period;

(g)         any other full or partial recoveries in respect of principal of the Mortgage Loans, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period, net of any related outstanding P&I Advances allocable to principal; and

(h)         as reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided that, in the case of clauses (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Assumed Scheduled Payment” with respect to any Mortgage Loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan (excluding, in the case of the Hartman Portfolio Mortgage Loan, the HP Non-Pooled Component) on the related Due Date (or the portion thereof not received) based on the constant Monthly Payment (excluding, in the case of the Hartman Portfolio Mortgage Loan, the portion thereof allocable to the HP Non-Pooled Component) that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such balloon payment has not become due after giving effect to any prior modification, and (b) interest at the Mortgage Rate for such Mortgage Loan minus the applicable Servicing Fee Rate.

An “REO Loan” is any Mortgage Loan (including, in the case of the Hartman Portfolio Mortgage Loan, the HP Non-Pooled Component) as to which the related Mortgaged Property has become an REO Property.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:
Type/Recipient	Amount	Frequency	Source of Payment
Fees

Master Servicing Fee/ Master Servicer	The Stated Principal Balance of each Mortgage Loan multiplied by the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan.	monthly	Interest payment on the related Mortgage Loan.

Additional Master Servicing Compensation/Master Servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls).	from time to time	Any actual prepayment interest excess.

Type/Recipient	Amount	Frequency	Source of Payment

Additional Master Servicing Compensation/Master Servicer
All late payment fees and Net Default Interest accrued on Mortgage Loans that are not Specially Serviced Loans to the extent collected by the Issuing Entity and not used to pay first, interest on Advances on the related Mortgage Loan, and then, certain additional expenses of the Issuing Entity on the related Mortgage Loan.
		from time to time	The related fees.

100% of any Modification Fees on Mortgage Loans that are not Specially Serviced Loans (but only 50% of such fees where the consent of the Special Servicer is required).

100% of defeasance fees.

100% of any assumption fees on all Mortgage Loans that are not Specially Serviced Loans (but only 50% of such fees where the consent of the Special Servicer is required) and 100% of any assumption application fees on all Mortgage Loans that are not Specially Serviced Loans.

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on all Mortgage Loans that are not Specially Serviced Loans (but only 50% of such fees where the consent of the Special Servicer is required).

100% of any amounts collected for checks returned for insufficient funds.

Additional Master Servicing Compensation/Master Servicer	All investment income earned on amounts on deposit in the Collection Account and certain Reserve Accounts.	monthly	The investment income.

Special Servicing Fee/Special Servicer
The Stated Principal Balance of each Specially Serviced Loan and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan, and will be payable monthly.
		monthly	First out of collections on the related Mortgage Loan and then from general collections in the collection account (subject to certain limitations).

Type/Recipient	Amount	Frequency	Source of Payment

Workout Fee/Special Servicer
1.0% of each collection of principal and interest on each Corrected Mortgage Loan, subject to a cap described under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.
		monthly	The related collection of principal or interest.

Liquidation Fee/Special Servicer	1.0% of each recovery of Liquidation Proceeds, subject to a cap described, under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.	upon receipt of Liquidation Proceeds	The related Liquidation Proceeds.

Additional Special Servicing Compensation/Special Servicer
All late payment fees and Net Default Interest accrued on Specially Serviced Loans to the extent collected by the Issuing Entity and not used to pay first, interest on Advances on the related Mortgage Loan, and then, certain additional expenses of the Issuing Entity on the related Mortgage Loan.
		from time to time	The related fees.

100% of any Modification Fees on Specially Serviced Loans.

50% of any Modification Fees on Mortgage Loans that are not Specially Serviced Loans where the consent of the Special Servicer is required.

100% of any assumption fees and 100% of assumption application fees on Specially Serviced Loans.

50% of any assumption fees on Mortgage Loans that are not Specially Serviced Loans where the consent of the Special Servicer is required.

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on Specially Serviced Loans.

Type/Recipient	Amount	Frequency	Source of Payment

50% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on Mortgage Loans that are not Specially Serviced Loans where the consent of the Special Servicer is required.

	All interest or other income earned on deposits in any REO Account.	monthly	The investment income.

Trustee/Certificate Administrator Fee/Trustee and Certificate Administrator	The Trustee/Certificate Administrator Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrues on the Mortgage Loan.	monthly	Payment of interest on the related Mortgage Loan.

Operating Advisor Fee/Operating Advisor	The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrued on the Mortgage Loan.	monthly	Payment of interest on the related Mortgage Loan.

Operating Advisor Consulting Fee/Operating Advisor
A fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan.
		from time to time	Paid by related Borrower.

Expenses

Reimbursement of Property Advances/Master Servicer and Special Servicer/Trustee	To the extent of funds available, the amount of any Property Advances.	from time to time
Recoveries on the related Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (subject to certain limitations).

Interest on Property Advances/Master Servicer and Special Servicer/Trustee	At Advance Rate.	when Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (subject to certain limitations).

Type/Recipient	Amount	Frequency	Source of Payment

Reimbursement of P&I Advances/Master Servicer/Trustee	To the extent of funds available, the amount of any P&I Advances.	from time to time
Recoveries on the related Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (subject to certain limitations).

Interest on P&I Advances/Master Servicer/Trustee	At Advance Rate.	when Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (subject to certain limitations).

Expenses, including without limitation, Indemnification Expenses/ Trustee, Certificate Administrator, Operating Advisor, Master Servicer and Special Servicer	Amounts for which the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer are entitled to indemnification or reimbursement.	per occurrence or time of claim	General collections in the Collection Account (subject to certain limitations) or the Distribution Account.

Expenses of the Issuing Entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	from time to time	First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (subject to certain limitations).

Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or  Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled.  If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses and/or HP Realized Losses, as applicable.  The Pooling and Servicing Agreement does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

Distribution of Available Funds.  On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Accrual Amount for such Classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective aggregate unpaid Interest Shortfalls previously allocated to such Classes;

Third, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in reduction of the Certificate Balances thereof, in the following priority:

(1)
to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-1 Certificates has been reduced to zero;

(2)
then, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1 Certificates pursuant to clause (1) above) for such Distribution Date, until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero;

(3)
then, to the Class A-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1 and Class A-2 Certificates pursuant to clauses (1) and (2) above) for such Distribution Date, until the Certificate Balance of the Class A-3 Certificates has been reduced to zero; and

(4)
then, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2 and Class A-3 Certificates pursuant to clauses (1), (2) and (3) above) for such Distribution Date, until the Certificate Balance of the Class A-4 Certificates has been reduced to zero; and

Fourth, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to, and pro rata based upon, the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Sixth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Seventh, to the Class A-M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Eighth, to the Class A-M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Ninth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Eleventh, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twelfth, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fourteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifteenth, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixteenth, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Seventeenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Eighteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Nineteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twentieth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-first, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-second, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-third, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-sixth, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-seventh, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-eighth, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-ninth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirtieth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-first, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-second, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Thirty-third, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

All references to “pro rata” in the preceding clauses unless otherwise specified mean pro rata based upon the amount distributable pursuant to such clause.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Third above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero.  The “Crossover Date” is the Distribution Date on which the Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates) is (or will be) reduced to zero.  None of the Class X-A or Class X-B Certificates will be entitled to any distribution of principal.

Distribution of Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to the ARD Loan during the related Collection Period to the holders of the Class V Certificates.

Prepayment Premiums and Yield Maintenance Charges

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans (or in the case of the Hartman Portfolio Mortgage Loan, the HP Pooled Component) during the related Collection Period will be required to be distributed by the Certificate Administrator to the holders of the Class A-1 through Class D Certificates in the following manner: such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1 through Class D Certificates on such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates; and (c) the aggregate amount of the Prepayment Premiums or the Yield Maintenance Charges, as applicable, collected on such principal prepayment during the related Collection Period.

Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(a)         to the Class X-A Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-M Certificates on such Distribution Date and the denominator of which is the total amount of principal collected from the Mortgage Loans in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(b)         to the Class X-B Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A Certificates described in (1) above.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class D Certificates will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan (or in the case of the Hartman Portfolio Mortgage Loan, the Hartman Portfolio Gross Pooled Component Rate on the HP Pooled Component) exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan (or in the case of the Hartman Portfolio Mortgage Loan, the Hartman Portfolio Gross Pooled Component Rate on the HP Pooled Component), then the Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan (or in the case of the Hartman Portfolio Mortgage Loan, the HP Pooled Component), but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the relevant loan documents, or if none is stated, will be the yield rate, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan.  In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

Application Priority of Mortgage Loan Collections

Absent express provisions in the related Mortgage Loan Documents and after an event of default under the related Mortgage Loan (that has not been cured or waived), all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity (to the extent expressly payable by the borrower under the related loan documents with respect to the related Mortgage Loan);

Second, as a recovery of Nonrecoverable Advances and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges, Default Interest and Excess Interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property at a time when the loan-to-value ratio of the related Mortgage Loan exceeds 125% must be allocated to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances or interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges, Default Interest and Excess Interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Balance, as the case may be, of that Class of Certificates would be reduced to zero based on the assumptions set forth below.  The Assumed Final Distribution Date will in each case be as follows:
Class Designation	Assumed Final Distribution Date
Class A-1	July 2016
Class A-2	March 2017
Class A-3	July 2021
Class A-4	January 2022
Class A-M	February 2022
Class B	February 2022
Class C	February 2022

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may become delinquent.  Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and based on the Modeling Assumptions (as defined in this free writing prospectus under “Yield and Maturity Considerations—Weighted Average Life”).  Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s).  The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.  Finally, the Assumed Distribution Dates were calculated assuming that there would not be an early termination of the Issuing Entity.

The Class V Certificates and the Residual Certificates will have neither a Certificate Balance, a Notional Balance nor an Assumed Final Distribution Date.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in December 2044.

Realized Losses

The Certificate Balances of the Sequential Pay Certificates will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class on such Distribution Date.  As referred to in this free writing prospectus, “Realized Loss” with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Sequential Pay Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (other than the HP Non-Pooled Component) (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) immediately following the Determination Date preceding such Distribution Date.  Any such Realized Losses will be applied to the Classes of Sequential Pay Certificates in the following order, until the Certificate Balance of each such Class is reduced to zero: first, to the Class G Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Certificates, sixth, to the Class B Certificates, seventh, to the Class A-M Certificates and finally, pro rata, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, based on their respective Certificate Balances.  Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Sequential Pay Certificates in reverse order of allocation of such Realized Losses.  Shortfalls in Available Funds resulting from the following expenses will be allocated in the same manner as Realized Losses:

●	interest on Advances (to the extent not covered by Default Interest and late payment fees);

●	additional servicing compensation (including the Special Servicing Fee);

●	extraordinary expenses of the Issuing Entity and other additional expenses of the Issuing Entity;

●	a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

●	a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under “The Pooling and Servicing Agreement—Modifications,” in this free writing prospectus or otherwise.

HP Realized Losses will be allocated first to the HP Non-Pooled Component, up to its principal balance, and then to the HP Pooled Component.

Net Prepayment Interest Shortfalls, as described under “—Prepayment Interest Shortfalls,” below, will be allocated to, and be deemed distributed to, each Class of Certificates (other than the Class HP, Class V, Class R and Class LR Certificates), pro rata, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-M Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.  The Notional Balance of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Balance of any the Class B, Class C, Class D, Class E, Class F and Class G Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

The “Stated Principal Balance” of each Mortgage Loan will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), as reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of principal of such Mortgage Loan that have been distributed on the Certificateholders on such Distribution Date or applied to any other payments required under the Pooling and Servicing Agreement on or prior to such Distribution Date and (ii) any principal forgiven by the Special Servicer and other principal losses realized in respect of such Mortgage Loan during the related Collection Period.

Prepayment Interest Shortfalls

For any Distribution Date, a “Prepayment Interest Shortfall” will arise with respect to any Mortgage Loan if (i) a borrower makes a full Principal Prepayment or a balloon payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a balloon payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in the related Collection Period.  Such a shortfall arises because the amount of interest that accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to the receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Regular Certificates, and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor and the Master Servicer.  In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest (excluding the Excess Interest) that would have accrued at the Net Mortgage Pass-Through Rate on the Stated Principal Balance of such Mortgage Loan for the one-month period ending on such Due Date if such Principal Prepayment, balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest (excluding the Excess Interest) that did so accrue (at the Net Mortgage Pass-Through Rate) through the date such payment was made.

In any case in which a Principal Prepayment in full or in part, a balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan in the related Collection Period, a “Prepayment Interest Excess” will arise since the amount of interest (excluding the Excess Interest) which accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds will exceed the corresponding amount of interest accruing on the Regular Certificates and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor and the Master Servicer.

In the event that with respect to any Mortgage Loan (other than a Specially Serviced Loan or a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions or the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Hartman Portfolio) the Master Servicer accepts a voluntary Principal Prepayment (other than (i) in accordance with the terms of the related Mortgage Loan Documents, (ii) in connection with the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related Mortgage Loan Documents (provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order, or (v) at the request of or with the consent of the Special Servicer or, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder) resulting in a Prepayment Interest Shortfall, then that Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account, without any right of reimbursement therefor, a cash payment (the “Master Servicer Prepayment Interest Shortfall”), in an amount equal to the lesser of (x) the aggregate amount of those Prepayment Interest Shortfalls incurred in connection with such voluntary Principal Prepayments received in respect of the Mortgage Loans serviced by it (other than a Specially Serviced Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fee that is being paid in such Collection Period with respect to the Mortgage Loans serviced by it (other than a Specially Serviced Loan) and (B) all Prepayment Interest Excess received during the related Collection Period on the Mortgage Loans (other than a Specially Serviced Loan) serviced by the Master Servicer.  The Master Servicer’s obligation to pay the Master Servicer Prepayment Interest Shortfall, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, will not be cumulative.

With respect to the Hartman Portfolio Mortgage Loan (unless such Mortgage Loan is a Specially Serviced Loan or a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions), if the Master Servicer accepts a voluntary Principal Prepayment (other than (i) in violation of the terms of the related Mortgage Loan Documents, (ii) in connection with the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related Mortgage Loan Documents (provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order, or (v) at the request of or with the consent of the Special Servicer or, for so long as Control Termination Event has not occurred and is not continuing, the Directing Holder) that results in a Prepayment Interest Shortfall, the Master Servicer will be required to deliver to GACC written notice of the Master Servicer’s acceptance of such voluntary Principal Prepayment at least five business days prior to the next following Master Servicer Remittance Date.  Pursuant to the applicable Mortgage Loan Purchase Agreement, GACC will be required to deliver to the Depositor within five business days of receipt of such notice a cash payment (a “GACC Prepayment Interest Shortfall”), in an amount equal to the amount of Prepayment Interest Shortfall incurred with respect to the HP Pooled Component (but not the HP Non-Pooled Component) in connection with such voluntary Principal Prepayment received in respect of such Mortgage Loan during the related Collection Period.  Upon receipt of any GACC Prepayment Interest Shortfall, the Depositor will be required to deposit such amount into the Distribution Account

“Net Prepayment Interest Shortfall” means with respect to the Mortgage Loans serviced by the Master Servicer, the aggregate Prepayment Interest Shortfalls in excess of the Master Servicer Prepayment Interest Shortfall and the GACC Prepayment Interest Shortfall.  The Net Prepayment Interest Shortfall will generally be allocated to each Class of Regular Certificates (other than the Class HP Certificates), pro rata, based on interest amounts distributable (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class.  Notwithstanding the foregoing, with respect to the Hartman Portfolio Mortgage Loan, the excess of any Prepayment Interest Shortfall over the GACC Prepayment Interest Shortfall and the portion of the Servicing Fee for the Hartman Portfolio Mortgage Loan being paid in the applicable period will be allocated first to the HP Non-Pooled Component up to its Stated Principal Balance and then to the HP Pooled Component; the portion of such excess allocated to the HP Pooled Component shall be included in the Net Prepayment Interest Shortfall allocated to the Certificates (other than the Class HP Certificates), the portion of such excess allocated to the HP Non-Pooled Component will be allocated to the Class HP Certificates.

To the extent that the Prepayment Interest Excess for all Mortgage Loans serviced by the Master Servicer exceeds the Master Servicer Prepayment Interest Shortfalls for all Mortgage Loans serviced by the Master Servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the Master Servicer as additional compensation.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Subordinate Certificates”) to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B Certificates.  Each other Class of Sequential Pay Certificates will be likewise protected by the subordination of each Class of Certificates with a later alphabetical class designation.  This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates

(other than the Class HP Certificates) to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Class of Regular Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate to such Class of Regular Certificates, and (ii) by the allocation of Realized Losses, first, to the Class G Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Certificates, sixth, to the Class B Certificates, seventh, to the Class A-M Certificates and finally, pro rata, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates based on their respective Certificate Balances.  No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Allocation of principal distributions to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce.  Thus, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates by the Subordinate Certificates.

Appraisal Reductions

With respect to any Mortgage Loan, on the first Distribution Date following the earliest of (i) the date on which such Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan, (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged Property securing such Mortgage Loan, (iv) the date on which the Mortgaged Property securing such Mortgage Loan becomes an REO Property, and (v) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer within thirty (30) days after the default, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, an Appraisal Reduction Event will not occur until sixty (60) days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents or the Pooling and Servicing Agreement; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan), an Appraisal Reduction Event will not occur until the earlier of (1) one hundred twenty (120) days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment; (any of clauses (i), (ii), (iii), (iv) and (v), an “Appraisal Reduction Event”), an Appraisal Reduction Amount will be calculated.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be calculated by the Master Servicer (and if no Consultation Termination Event has occurred and is continuing in consultation with the Directing Holder, and, if a Control Termination Event has occurred and is continuing, in consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus) by the first Determination Date following the date the Master Servicer receives from the Special Servicer the required appraisal or the Special Servicer’s Small Loan Appraisal Estimate (and thereafter by the first Determination Date following any change in the amounts set forth in the following equation) and will be an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) the sum of (A) 90% of the sum of the appraised values (net of any prior mortgage liens) of the related Mortgaged Properties securing such Mortgage Loan as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate or, in the case of Mortgage Loans having a Stated Principal Balance under $2,000,000, 90% of the sum of the Small Loan Appraisal Estimates of the related Mortgaged Properties, as described below, plus (B) all escrows and reserves (other than escrows and reserves for taxes and insurance) plus (C) all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan (whether paid or then payable by any insurance company or government authority) over (ii) the sum of (without duplication) (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan, (C) any other unpaid additional expenses of the Issuing Entity in respect of such Mortgage Loan and, (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums (net of any escrows or reserves therefor) and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, premiums (net of any escrows or reserves therefor) and other amounts that have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable, and (E) all other amounts due and unpaid with respect to such Mortgage Loan that, if not paid by the related borrower, would result in a shortfall in distributions to the Certificateholders, except for Prepayment Premiums and Yield Maintenance Charges payable due to an acceleration of such Mortgage Loan following a default thereunder; provided, however, that in the event the Special Servicer has not received an appraisal, Updated Appraisal or Small Loan Appraisal Estimate within sixty (60) days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is calculated.

Notwithstanding the foregoing, within sixty (60) days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event) (i) with respect to Mortgage Loans having a Stated Principal Balance of $2,000,000 or higher, the Special Servicer will be required to order and use commercially reasonable efforts to obtain an Updated Appraisal, and (ii) for Mortgage Loans having a Stated Principal Balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a “Small Loan Appraisal Estimate”) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans, or (B) to order and use commercially reasonable efforts to obtain an Updated Appraisal.  On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal or completion of such Small Loan Appraisal Estimate, as applicable, the Master Servicer will be required to adjust the Appraisal Reduction Amount to take into account such Updated Appraisal or Small Loan Appraisal Estimate, as applicable, obtained from the Special Servicer.  To the extent required in the Pooling and Servicing Agreement, Appraisal Reduction Amounts will be recalculated on each Distribution Date and an Updated Appraisal will be obtained every 9 months.

With respect to each Mortgage Loan, if no Consultation Termination Event has occurred and is continuing, the Special Servicer is required to consult with the Directing Holder with respect to the calculation of an Appraisal Reduction Amount.  With respect to each Mortgage Loan, if a Control Termination Event has occurred and is continuing, the Special Servicer is required to consult with the Operating Advisor with respect to the calculation of an Appraisal Reduction Amount to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus.

Contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan, any extension of the maturity date or extended maturity date of a Mortgage Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan; (ii) the occurrence of an Appraisal Reduction Event; (iii) a default in the payment of a balloon payment for which an extension has not been granted; or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to use commercially reasonable efforts to obtain an appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, provided that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 9 months old.  The Special Servicer will be required to update, every nine (9) months, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan remains specially serviced.

“MAI” means a member of the Appraisal Institute.

Any Appraisal Reduction Amount allocable to the Hartman Portfolio Mortgage Loan will be allocated first to the HP Non-Pooled Component (up to the full principal balance thereof) and then to the HP Pooled Component.

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount to be advanced by the Master Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, which will have the effect of reducing the amount of interest available to the most subordinate Class of related Certificates then outstanding (i.e., in respect of the Mortgage Loans, other than the HP Non-Pooled Component, first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-M Certificates, and then, pro rata based on interest entitlements, to Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B Certificates).

For purposes of determining the Controlling Class, Appraisal Reduction Amounts will be allocated to each class of Sequential Pay Certificates in reverse sequential order to notionally reduce the Certificate Balance until the related Certificate Balances of each such class is reduced to zero (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-M Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates).  With respect to any Appraisal Reduction Amount calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

The holders of the majority (by Certificate Balance) of any Class of Certificates that is determined to no longer be the Controlling Class (such class, an “Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction Amount in respect of such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”) and the Special Servicer is required to use its commercially reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the Special Servicer within sixty (60) days from receipt of the Requesting Holders’ written request.  Any Appraised-Out Class for which the Requesting Holders are challenging the Appraisal Reduction Amount determination will not exercise any rights of the Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class and the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

In addition, the Requesting Holders of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred if an event has occurred at, or with regard to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its Appraised Value, and the Special Servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the Special Servicer within 60 days from receipt of the Requesting Holders’ written request; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at, or with regard to, the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties.  The right of the holders of an Appraised-Out Class to require the Special Servicer to order an additional appraisal as described in this paragraph will be limited to no more frequently than once in any 9-month period with respect to any Mortgage Loan.

Upon receipt of an appraisal requested by holders of an Appraised-Out Class as described above, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so warranted is required to direct the Master Servicer, and the Master Servicer will be required, to recalculate such Appraisal Reduction Amount based upon such additional appraisal.  If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class.

Appraisals that are permitted to be obtained by the Special Servicer at the request of holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

No Appraisal Reduction Amount will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.  In addition, with respect to any Mortgage Loan as to which an Appraisal Reduction Event has occurred, such Mortgage Loan will no longer be subject to the Appraisal Reduction Amount if (a) such Mortgage Loan has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and (b) no other Appraisal Reduction Event has occurred and is continuing.

An appraisal for any Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated every 9 months for so long as an Appraisal Reduction Event exists.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the Special Servicer in a manner that:  (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the value of the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

Delivery, Form and Denomination

The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance of $10,000 with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 and multiples of $1 in excess thereof.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described in the prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) and Euroclear participating organizations, the “Participants”), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Trustee (in its individual capacity), the Certificate Administrator, a manager of a Mortgaged Property, a borrower or any person affiliated with the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, such manager or a borrower will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Master Servicer, Special Servicer or Operating Advisor or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Master Servicers or Special Servicer or otherwise benefit the Master Servicer, the Special Servicer or the Operating Advisor in any material respect; provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Loan, any Certificates beneficially owned by the Special Servicer or an affiliate will be deemed not to be outstanding, provided, further, however, that such restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class. Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to a confidentiality agreement (in the form attached to the Pooling and Servicing Agreement), a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee).  See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.  For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C to this free writing prospectus.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Certificate Administrator through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates.  Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates.  Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

The information herein concerning DTC, Clearstream and Euroclear and their book entry systems has been obtained by the Depositor from DTC, Clearstream and Euroclear and other sources that the Depositor believes to be reliable.

Definitive Certificates

Definitive Certificates will be delivered to beneficial owners of the Offered Certificates (“Certificate Owners”) (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the book-entry certificates then outstanding advise the Certificate Administrator and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interest of Certificate Owners.

Upon the occurrence of any of the events described in clauses (i) through (iii) in the immediately preceding paragraph, the Certificate Administrator is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates.  Upon delivery of Definitive Certificates, the Trustee, the Certificate Administrator, the Certificate Registrar and the Master Servicers will recognize the holders of such Definitive Certificates as holders under the

Pooling and Servicing Agreement (“Holders”).  Distributions of principal and interest on the Definitive Certificates will be made by the Certificate Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

Upon the occurrence of any of the events described in clauses (i) through (iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder’s legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested.  The Certificate Administrator will be appointed as the initial Certificate Registrar.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Certificate Administrator (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will mail a special notice to all Certificateholders at their respective addresses appearing on the certificate register stating that the requesting Certificateholder wishes to be contacted by other Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the requesting Certificateholder. The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

Retention of Certain Certificates by Affiliates of Transaction Parties

Affiliates of GACC, LCF, GLAC, the Depositor, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer may retain certain Classes of Certificates.  Any such party will have the right to dispose of such Certificates at any time.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.  The yield on any Offered Certificate will depend on:  (i) the Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate and the rate and timing of payments of principal on that Certificate; and (iii) the aggregate amount of distributions on that Certificate.

Pass-Through Rate.  The Pass-Through Rate, if any, applicable to each Class of Offered Certificates for any Distribution Date will be the rate specified in the definition of the “Pass-Through Rate” in the “Description of the Offered Certificates—Distributions” in this free writing prospectus.  The yield on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, and liquidations of Mortgage Loans following default and repurchases of Mortgage Loans.  Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered Certificates.

See “Yield and Maturity Considerations” in the prospectus, “Description of the Offered Certificates” and “Description of the Mortgage Pool” in this free writing prospectus and “—Rate and Timing of Principal Payments” below.

Rate and Timing of Principal Payments.  The yield to holders of the Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations).  The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof or the dates on which balloon payments and the rate and timing of Principal Prepayments (including payments on the Anticipated Repayment Date for ARD Loans) and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Issuing Entity).  Prepayments and, assuming the respective stated maturity dates or Anticipated Repayment Dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Sequential Pay Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans.  Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed.  See “The Pooling and Servicing Agreement—Amendment” and “—Modifications,” in this free writing prospectus and “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.  Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular.  The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

See “Risk Factors—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date” in this free writing prospectus.

In addition, although the borrowers under the ARD Loan may have certain incentives to prepay the ARD Loan on its Anticipated Repayment Date, the Depositor makes no assurance that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date.  The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the related ARD Loan, and, pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided that the applicable Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust’s right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan Documents.  See “Risk Factors—Risks Related to the Mortgage Loan—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date” in this free writing prospectus.

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate.  An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield.  In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal payments on such investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Losses and Shortfalls.  The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans.  Except as described herein, losses and other shortfalls on the Mortgage Loans (other than the Hartman Portfolio Mortgage Loan) will generally be borne:  first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Certificates.  Further, any Net Prepayment Interest Shortfall (other than with respect to the Hartman Portfolio Mortgage Loan, but including those allocable to the HP Pooled Component) for each Distribution Date will be allocated on such Distribution Date among each Class of Certificates, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates for such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

Losses and shortfalls on the Hartman Portfolio Mortgage Loan will generally be allocated as follows:  first, to the HP Non-Pooled Component, and then, to the HP Pooled Component.  Further, Net Prepayment Interest Shortfalls for each Distribution Date with respect to the Hartman Portfolio Mortgage Loan will be allocated on such Distribution Date first, to the HP Non-Pooled Component, and then, to the HP Pooled Component.

Certain Relevant Factors.  The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods, amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” in this free writing prospectus and “Risk Factors” and “Yield and Maturity Considerations—Yield and Prepayment Considerations” in the prospectus.

The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan.  If a Mortgage Loan is not in a Lock-Out Period, the Prepayment Premium or Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the Mortgage Loan as part of a refinancing thereof.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

The yield on any Class of Certificates whose Pass-Through Rate is affected by the Weighted Average Net Mortgage Pass-Through Rate could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those Classes bear interest at a rate limited by, equal to, or based on the weighted average of the net mortgage interest rates on the Mortgage Loans.  The Pass-Through Rates on such Certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the Mortgage Loans even if principal prepayments do not occur.

Delay in Payment of Distributions.  Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least four days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Interest.  As described under “Description of the Offered Certificates—Distributions” in this free writing prospectus, if the portion of the Available Funds to be distributed in respect of interest on any

Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds.  Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of a Sequential Pay Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor.  For purposes of this free writing prospectus, the weighted average life of a Sequential Pay Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate.  Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs.  If the balloon payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Scheduled Payment will not be included in the Available Funds until the Distribution Date in the following month.  Therefore, the weighted average life of the Sequential Pay Certificates may be extended.

Prepayments on mortgage loans may be measured by a prepayment standard or model.  The model used in this free writing prospectus is the Constant Prepayment Rate (“CPR”) model.  The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate.  As used in each of the following sets of tables with respect to any particular Class, the column headed “0%” assumes that none of the Mortgage Loans is prepaid before maturity or, with respect to the ARD Loan, the Anticipated Repayment Date.  The columns headed “25%,” “50%,” “75%,” and “100%” assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages.  There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period will not prepay as a result of involuntary liquidations upon default or otherwise.

The tables set forth on Annex D to this free writing prospectus indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates.  The tables have been prepared on the basis of the information set forth in this free writing prospectus under “Description of the Mortgage Pool—Additional Mortgage Loan Information” and on Annex A-1 to this free writing prospectus and the following assumptions (collectively, the “Modeling Assumptions”):

(a)         the initial Certificate Balance, Notional Balance and the Pass-Through Rate for each Class of Certificates are as set forth in this free writing prospectus;

(b)         the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

(c)        all scheduled Monthly Payments (including balloon payments) are assumed to be timely received on the first day of each month commencing in April 2012;

(d)        there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts applied to the Mortgage Loans, there are no casualties or condemnations affecting the Mortgaged Properties and no holdback amounts are applied to reduce the principal balance of any Mortgage Loan;

(e)        prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption lettered (l);

(f)         all Mortgage Loans accrue interest under the method specified in Annex A-1 to this free writing prospectus.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus;

(g)        no party exercises its right of optional termination described in this free writing prospectus;

(h)        no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file and no purchase option holder (permitted to buy out a Mortgage Loan under the related Mortgage Loan Documents, any intercreditor agreement, any co-lender agreement or the Pooling and Servicing Agreement) will exercise its option to purchase such Mortgage Loan; no party that is entitled to under the Pooling and Servicing Agreement will exercise its option to purchase all of the Mortgage Loans and thereby cause an early termination of the Issuing Entity;

(i)         no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

(j)         there are no additional expenses of the Issuing Entity;

(k)        distributions on the Certificates are made on the 10th calendar day in each month, commencing in April 2012;

(l)         no prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, if any, Defeasance Period, if any, or Yield Maintenance Period, if any or Prepayment Premium Lock-Out Period, if any;

(m)       the Closing Date is March 20, 2012;

(n)        the ARD Loan is paid in full on its Anticipated Repayment Date; and

(o)        with respect to each Mortgage Loan, the primary servicing fee, the Master Servicing Fee, the Trustee/Certificate Administrator Fee and the Operating Advisor Fee accrue on the same basis as interest accrues on such Mortgage Loan.

To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth in Annex D to this free writing prospectus, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M, Class B and Class C Certificates may mature earlier or later than indicated by the tables.  It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate.  In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments or may permit the application of certain holdback amounts as a repayment of principal if certain conditions are not satisfied.  In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances

(and weighted average lives) shown in the tables set forth on Annex D to this free writing prospectus.  Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages.  In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables in this free writing prospectus, or that the aggregate purchase prices of the Offered Certificates will be as assumed.  Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Based on the Modeling Assumptions, the tables set forth in Annex D to this free writing prospectus indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M, Class B and Class C Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

Certain Price/Yield Tables

The tables set forth on Annex E to this free writing prospectus show the corporate bond equivalent (“CBE”) yield, and weighted average life in years with respect to each Class of Offered Certificates.

The yields set forth on the tables set forth on Annex E to this free writing prospectus were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Certificates, would cause the discounted present value of such assumed stream of cash flows as of March 20, 2012 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this free writing prospectus from and including March 1, 2012 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Certificates and consequently does not purport to reflect the return on any investment in such Classes of Certificates when such reinvestment rates are considered.  Purchase prices are interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of March 1, 2012 (the “Pooling and Servicing Agreement”), entered into by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor.

Reference is made to the prospectus for important information in addition to that set forth in this free writing prospectus regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates.  The Certificate Administrator will be required to provide to a prospective or actual holder of an Offered Certificate at the expense of the requesting party, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement.  Requests should be addressed to 1761 East St. Andrew Place, Santa Ana, California 92705-4934.

Servicing of the Mortgage Loans; Collection of Payments

The Pooling and Servicing Agreement requires the Master Servicer (with respect to the Mortgage Loans that are not Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans and REO Loans) (in each case, directly or through one or more sub-servicers) to diligently service and administer the applicable Mortgage Loans, Specially Serviced Loans and REO Loans for which each is responsible, in the best interests of and for the benefit of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) in accordance with applicable law, the terms of the Pooling and Servicing Agreement, and the terms of the applicable Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

●
the same manner in which, and with the same care, skill, prudence and diligence with which such servicer services and administers similar mortgage loans for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing their own mortgage loans with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or, in the case of defaulted Mortgage Loans, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans, and the best interests of the Issuing Entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender); and

●
the same care, skill, prudence and diligence with which such servicer services and administers commercial and multifamily mortgage loans owned, if any, by it with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or, in the case of defaulted Mortgage Loans, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans, and the best interests of the Issuing Entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) but without regard to:

1.
any relationship that such servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

2.	the ownership of any Certificate by such servicer or any affiliate of it;

3.	the Master Servicer’s obligation to make Advances;

4.	such servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

5.	the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such servicer or any affiliate of such servicer, as applicable;

6.	any debt that such servicer or any affiliate of such servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing); and

7.
any obligation of the Master Servicer, or an affiliate thereof, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (if the Master Servicer or any affiliate thereof is a Mortgage Loan Seller) (the foregoing, collectively referred to as the “Servicing Standard”).

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, contractors, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer will not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, for so long as no Control Termination Event has occurred and is continuing, the consent of the Directing Holder, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

The Pooling and Servicing Agreement provides that neither the Master Servicer, the Special Servicer nor any of their respective affiliates, directors, officers, employees, members, managers or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  The foregoing provision would not protect either of the Master Servicer or the Special Servicer against any breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (without regard to any obligation under the Pooling and Servicing Agreement that GACC may have to pay a GACC Prepayment Interest Shortfall with respect to the Mortgage Loan identified on Annex A-1 to this free writing prospectus as Hartman Portfolio), and to follow the Servicing Standard with respect to such collection procedures.  Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment fee or default interest in connection with any delinquent Monthly Payment or balloon payment with respect to any Mortgage Loan it is servicing.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan Documents or, in the event the Mortgage Loan Documents are silent, by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or sale of a Defaulted Mortgage Loan, the higher of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or Updated Appraisal).

The Directing Holder

For so long as no Control Termination Event has occurred and is continuing, the Directing Holder will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Loans, (2) the Special Servicer, with respect to non-Specially Serviced Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer, with respect to all Mortgage Loans for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer, subject to consent or deemed consent of the Special Servicer.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Holder, or due to any failure to approve an action by the Directing Holder, or due to an objection by the Directing Holder that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan Documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related co-lender agreements or the REMIC provisions of the Code.

Except as otherwise described in the succeeding paragraphs below, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as no Control Termination Event has occurred and is continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within ten business days after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the Special Servicer within the ten-day period, the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(a)         any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans as come into and continue in default;

(b)         any modification, consent to a modification or waiver of any monetary term (other than late payment charges or Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or any extension of the maturity date of such Mortgage Loan;

(c)         any sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus) for less than the applicable Repurchase Price;

(d)         any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(e)         any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(f)         any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(g)         any property management company changes (with respect to a Mortgage Loan with a Stated Principal Balance greater than $2,500,000) or franchise changes (with respect to a Mortgage Loan for which the lender is required to consent or approve under the Mortgage Loan Documents);

(h)         releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(i)         any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no material lender discretion;

(j)         any determination of an Acceptable Insurance Default;

(k)         with respect to the Hartman Portfolio Mortgage Loan only, any release of the related borrower or guarantor from any liability with respect to the Hartman Portfolio Mortgage Loan, including, without limitation, any modification or the recourse provisions of the related Mortgage Loan Documents;

(l)         with respect to the Hartman Portfolio Mortgage Loan only, any adoption or implementation or amendment or modification to the operating budget submitted by the related borrower with respect to the related Mortgaged Property, to the extent the lender’s approval is required under the related Mortgage Loan Documents;

(m)         with respect to the Hartman Portfolio Mortgage Loan only, any approval of any material alteration to the related Mortgaged Property, to the extent the lender’s approval is required under the related Mortgage Loan Documents; and

(n)         with respect to the Hartman Portfolio Mortgage Loan only, the execution or material modification of any “major lease” (constituting more than 10,000 square feet at the related Mortgaged Property), to the extent the lender’s approval is required under the related Mortgage Loan Documents;

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) and the Special Servicer has made a reasonable effort to contact the Directing Holder, the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response.

With respect to the Mortgage Loans, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the Special Servicer will not be required to obtain the consent of the Directing Holder for any of the foregoing actions but will be required to consult with the Directing Holder in connection with any Major Decision (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the Master Servicer or the Special Servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder, but only to the extent that such consultation or consent would have been required if no Control Termination Event had occurred or was continuing.  Such consultation will not be binding on the Special Servicer.

With respect to each Mortgage Loan, if a Control Termination Event has occurred and is continuing (and without regard to the occurrence and continuance of a Consultation Termination Event), the Special Servicer will be required to consult with the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Operating Advisor.  Such consultation will not be binding on the Special Servicer.

With respect to the Hartman Portfolio Mortgage Loan, if no HP Control Appraisal Event has occurred and is continuing, the Master Servicer and the Special Servicer will be required to consult with the Controlling Class Representative on a non-binding basis in connection with any Major Decision (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the Master Servicer or the Special Servicer).

The “Directing Holder” means:

(a)         with respect to any Mortgage Loan (other than with respect to the Hartman Portfolio Mortgage Loan), the Controlling Class Representative; and

(b)         with respect to the Hartman Portfolio Mortgage Loan, (i) for so long as no HP Control Appraisal Event exists, the holders of the Class HP Certificates and (ii) for so long as an HP Control Appraisal Event exists, the Controlling Class Representative.

The initial Directing Holder for the Mortgage Loans (other than the Hartman Portfolio Mortgage Loan) is expected to be CPUSI Co-Investment SS Securities, LLC.  The Directing Holder will be responsible for its own expenses.

At any time more than 50% of the Percentage Interest of the Controlling Class Certificateholders direct the Certificate Administrator in writing to hold an election for a Controlling Class Representative, the Certificate Administrator is required to hold such election as soon as practicable at the expense of such requesting Certificateholders.

The “Controlling Class Representative” is , with respect to any Mortgage Loan, the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the Certificate Registrar from time to time; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a written notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class shall be the Controlling Class Representative upon providing written notice to the Certificate Administrator.  In the event of resignation of a Controlling Class Representative or termination of a Controlling Class Representative and until a new Controlling Class Representative is designated there will not be a Controlling Class Representative and all rights of the Controlling Class Representative will be exercised by the Special Servicer during such time.

The initial Controlling Class Representative will be CPUSI Co-Investment SS Securities, LLC, and the Certificate Registrar and the other parties to the Pooling and Servicing Agreement will be entitled to assume that entity or any successor Controlling Class Representative selected thereby and notified to the Certificate Registrar in writing is the Controlling Class Representative on behalf of CPUSI Co-Investment SS Securities, LLC, as holder (or beneficial owner) of each Class of Control Eligible Certificates, until the Certificate Registrar receives (a) notice of a replacement Controlling Class Representative from a majority of the Controlling Class Certificateholders by Certificate Balance or (b) notice that CPUSI Co-Investment SS Securities, LLC is no longer the holder (or beneficial owner) of a majority of the applicable Class of Control Eligible Certificates due to a transfer of those Certificates (or a beneficial ownership interest in those Certificates).

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Registrar to the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such class, at least equal to 25% of the initial Certificate Balance of that Class or if no class of Control Eligible Certificates meet the preceding requirement, the Class E Certificates.  The Controlling Class as of the Closing Date will be the Class G Certificates.

A “Consultation Termination Event” will occur under the following circumstances:

(a)         with respect to any Mortgage Loan (other than the Hartman Portfolio Mortgage Loan), at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Consultation Termination Event is deemed to occur as described in this section; and

(b)         with respect to the Hartman Portfolio Mortgage Loan, at any date on which (i) an HP Control Appraisal Event exists and (ii)(A) no Class of Control Eligible Certificates exists that has a Certificate Balance that is at least equal to 25% of the initial Certificate Balance of that Class or (B) such Consultation Termination Event is deemed to occur as described in this section.

If a Consultation Termination Event has occurred and is continuing, no Class of Certificates will act as the Controlling Class and the Directing Holder will have no rights under the Pooling and Servicing Agreement.

The Master Servicer, Special Servicer, Certificate Administrator, Operating Advisor or Trustee may request that the Certificate Registrar determine which Class of Certificates is the then-current Controlling Class and the Certificate Registrar must thereafter provide such information to the requesting party.  The Master Servicer, Special Servicer, Trustee or Operating Advisor may also request that the Certificate Administrator provide, and the Certificate Administrator must so provide, a list of the holders (or beneficial owners, if applicable) of the Controlling Class.  Any expenses incurred in connection with obtaining such information will be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Holder (or Controlling Class Representative) has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to the Pooling and Servicing Agreement and (ii) the requesting party has not been notified of the identity of the Directing Holder (or Controlling Class Representative) or reasonably believes that the identity of the Directing Holder (or Controlling Class Representative) has changed, then such expenses will be at the expense of the Issuing Entity.  The Master Servicer, Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

A “Control Termination Event” will occur under the following circumstances:

(a)         with respect to any Mortgage Loan (other than the Hartman Portfolio Mortgage Loan), at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Control Termination Event is deemed to occur as described in this section; and

(b)         with respect to the Hartman Portfolio Mortgage Loan, at any date on which (i) an HP Control Appraisal Event exists and (ii)(A) no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial Certificate Balance of that Class (B) such Control Termination Event is deemed to occur as described in this section.

If a Consultation Termination Event has occurred and is continuing, the Directing Holder will have no consultation rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder.  However, the Directing Holder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

The Directing Holder has certain rights to remove and replace the Special Servicer as described under “The Servicers—Replacement of the Special Servicer” in this free writing prospectus.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative.  Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns.  Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicer, the Master Servicer, the Certificate Administrator and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.  In addition, upon the request of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, the Certificate Registrar will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party.

If at any time that CPUSI Co-Investment SS Securities, LLC or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the Certificateholder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Balance and the Certificate Registrar has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by Certificate Balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Registrar receives either such notice.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment.  However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, or bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Holder:

(a)         may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)         may act solely in the interests of the holders of the Controlling Class;

(c)         does not have any liability or duties to the holders of any Class of Certificates (other than the Controlling Class, to the extent the Controlling Class Representative is the Directing Holder);

(d)         may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more Classes of Certificates; and

(e)         will have no liability whatsoever to any Certificateholder (other than to a Controlling Class Certificateholder, to the extent the Controlling Class Representative is the Directing Holder), for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Holder, which does not violate any law or the

Servicing Standard or the provisions of the Pooling and Servicing Agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

The Operating Advisor

General

The Operating Advisor will act solely as a contracting party to the extent described in this free writing prospectus and under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder.  The Operating Advisor will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Relating to Lack of Certificateholder Control Over the Issuing Entity” in this free writing prospectus.

Role of Operating Advisor When No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan, unless a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the Special Servicer:

(a)         reviewing information available to Privileged Persons on the Certificate Administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement;

(b)         reviewing each Final Asset Status Report; and

(c)         reviewing any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the Operating Advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the Operating Advisor discovers a math error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error).

The Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease changes and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.

Role of Operating Advisor Only While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan, while a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will consist of the following:

(a)         the Operating Advisor will be required to consult (on a non-binding basis) with the Special Servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Holder” and “—Special Servicing—Asset Status Report” in this free writing prospectus;

(b)         the Operating Advisor will be required in connection with the preparation of the Operating Advisor’s annual report to generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard, as described under “—Annual Report” below;

(c)         the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer.  In connection with the foregoing,

(i)              after the calculation but prior to the utilization by the Special Servicer, the Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor;

(ii)             in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)            in the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement;

(d)         the Operating Advisor will be required to prepare an annual report to be provided to the Trustee, the Master Servicer, the Rating Agencies and the Certificate Administrator (and made available through the Certificate Administrator’s website), as described below.

The Operating Advisor will be required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that received Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, the Controlling Class Representative and the Directing Holder other than pursuant to a Privileged Information Exception.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.  It is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and not to any particular Class of

Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Directing Holder and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of the Directing Holder under the Pooling and Servicing Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Operating Advisor, as evidenced by an opinion of counsel delivered to each of the Special Servicer, the Directing Holder with respect to such Mortgage Loan, the Certificate Administrator and the Trustee), required by law to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Directing Holder, which does not include any communication (other than the related Asset Status Report) between the Special Servicer and the Directing Holder with respect to such Specially Serviced Loan; provided that no Asset Status Report will be considered to be a Final Asset Status Report unless, if no Control Termination Event has occurred and is continuing, the Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent in respect of such action, or has been deemed to approve or consent to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

Annual Report

With respect to each Mortgage Loan, if a Control Termination Event has occurred and is continuing, based on the Operating Advisor’s review of any Assessment of Compliance (as defined in the prospectus), Attestation Report (as defined in the prospectus), Asset Status Report and other information (other than any communications between the Directing Holder and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor (if any Mortgage Loans were Specially Serviced Loans during the prior calendar year) will prepare an annual report to be provided to the Master Servicer, the Trustee, the Rating Agencies and the Certificate Administrator (and made available through the Certificate Administrator’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans during the prior calendar year.

The Special Servicer and the Directing Holder, (for so long as no Consultation Termination Event has occurred and is continuing), must be given an opportunity to review any annual report produced by the Operating Advisor at least 5 business days prior to its delivery to the Trustee and the Certificate Administrator.

In each such annual report, the Operating Advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans based on the limited review required in the Pooling and Servicing Agreement.  Each annual report will be required to comply with the confidentiality requirements described in this free writing prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Replacement of the Special Servicer

With respect to each Mortgage Loan, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described in “The Servicers—Replacement of the Special Servicer” in this free writing prospectus.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)         any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement or to the Operating Advisor, the Certificate Administrator and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)         any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)         any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)         a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e)         the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)         the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless such Operating Advisor Termination Event has been remedied.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a transaction rated by Moody’s or Fitch (including, in the case of Park Bridge Lender Services LLC, this transaction) but has not been special servicer on a transaction for which Moody’s has qualified, downgraded or withdrawn its rating or ratings of, one or more class of certificates for such transaction citing servicing concerns with the special servicer as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not the Depositor, the Special Servicer, a Sponsor, the Controlling Class Representative, the Directing Holder or an affiliate of the Depositor, the Special Servicer, a Sponsor, the Controlling Class Representative or the Directing Holder and (iv) that has not been paid by any Special Servicer or successor Special Servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor Special Servicer to become the Special Servicer.

Rights upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs then, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Certificates, the Trustee will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee or the Certificate Administrator delivers such written notice of termination to the Operating Advisor, either (a) the Trustee may or (b) upon the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Certificates, the Trustee will be required to, appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee.  If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor.  The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Master Servicer, the Special Servicer, the Certificate Administrator, the Controlling Class Representative and each Certificateholder within one business day of such appointment.  The appointment of the successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor Operating Advisor, the Trustee will, as soon as possible, be required to give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing) and the Certificateholders.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website and by mailing such notice to all Certificateholders.  Upon the written direction of holders of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor with respect to under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor Operating Advisor will be appointed.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans and will accrue at a rate of 0.0017% per annum (the “Operating Advisor Fee Rate”) with respect to each Mortgage Loan on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 or, in the case of such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan; provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event shall take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Advances

The Master Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”) an amount (each such amount, a “P&I Advance”) equal to the amount not received in respect of the Monthly Payment or Assumed Scheduled Payment (with interest at the Net Mortgage Pass-Through Rate plus the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate) on a Mortgage Loan (excluding payments with respect to the HP Non-Pooled Component) that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the business day immediately preceding the Master Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Monthly Payment or portion thereof or the Assumed Scheduled Payment not received that was due prior to the maturity date; provided, however, that the Master Servicer will not be required to make an Advance to the extent it determines that such Advance (with interest on such Advance at the Advance Rate) would not be ultimately recoverable from collections on the related Mortgage Loan as described below.  In addition, the Master Servicer will not make an Advance to the extent that the Master Servicer determines, or has received written notice that the Special Servicer determines, that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan.  Interest (at the Advance Rate) on P&I Advances will accrue from the date such Advance is made.

P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled to such interest and principal, rather than to guarantee or insure against losses.  Neither the Master Servicer nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or balloon payments.  The Special Servicer will not be required or permitted to make any Advance.  The amount of interest required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan (or in the case of the Hartman Portfolio Mortgage Loan, only the HP Pooled Component) that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (or in the case of the Hartman Portfolio Mortgage Loan, only the HP Pooled Component) (as of the last day of the related Collection Period) less any Appraisal Reduction Amounts allocable to such Mortgage Loan (or in the case of the Hartman Portfolio Mortgage Loan, only the HP Pooled Component) and the denominator of which is the Stated Principal Balance of such Mortgage Loan (or in the case of the Hartman Portfolio Mortgage Loan, only the HP Pooled Component) (as of the last day of the related Collection Period).

In addition to P&I Advances, the Master Servicer will also be obligated (subject to a nonrecoverability determination or the other limitations described in the Pooling and Servicing Agreement) to make advances (“Property Advances”, and together with P&I Advances, “Advances”) to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to protect, manage and maintain each related Mortgaged Property.

To the extent that the Master Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement.  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer and shall be bound by any nonrecoverability determination of the Special Servicer.  The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

The Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance at the Advance Rate, (i) from late payments on the related Mortgage Loan paid by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or (iii) upon determining in accordance with the Servicing Standard (with respect to the Master Servicer) or in its reasonable judgment (with respect to the Trustee) that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

The Master Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the “Advance Rate”) (i) from the amount of Default Interest on the related Mortgage Loan paid by the borrower, (ii) from late payment fees on the related Mortgage Loan paid by the borrower, and (iii) upon determining in good faith that the amounts described in the preceding two clauses are insufficient to pay such interest, then, from any other amounts from time to time on deposit in the Collection Account.  The Master Servicer will be authorized to pay itself or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates.  If the interest on such Advance is not recovered from Default Interest and late payment charges on such Mortgage Loan, then a shortfall will result which will have the same effect as a Realized Loss or HP Realized Loss, as applicable.  The “Prime Rate” is the rate, for any day, set forth as such in the “Money Rates” section of The Wall Street Journal, Eastern Edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO

Properties.  The Advances are subject to the Master Servicer’s or the Trustee’s, as applicable, determination that such Advances are recoverable.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer determines that a Property Advance of such amounts would not be recoverable, that Master Servicer will be required to notify the Trustee, the Certificate Administrator and the Special Servicer of such determination.  Upon receipt of such notice, the Master Servicer (with respect to any Mortgage Loan that is not a Specially Serviced Loan) and the Special Servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of that Master Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender).  If the Master Servicer or the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), the Special Servicer (in the case of a determination by the Special Servicer) will be required to direct the Master Servicer to make such payment, who will then be required to make such payment from the Collection Account to the extent of available funds.

Recovery of Advances.  Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance and interest at the Advance Rate made out of its own funds from any amounts collected in respect of a Mortgage Loan as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (“Related Proceeds”) prior to distributions on the Certificates.  Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it or the Special Servicer determines (in the case of the Special Servicer, if no Consultation Termination Event has occurred and is continuing, in consultation with the Directing Holder) in its reasonable judgment would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a “Nonrecoverable Advance”).  Any such determination with respect to the recoverability of Advances by either of the Master Servicer or the Special Servicer must be evidenced by an officer’s certificate delivered to the other and to the Depositor, the Certificate Administrator, the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing) and the Trustee and, in the case of the Trustee, delivered to the Depositor, the Certificate Administrator, the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Master Servicer and the Special Servicer, setting forth such nonrecoverability determination and the considerations of the Master Servicer, the Special Servicer or the Trustee, as the case may be, forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by the Master Servicer, the Trustee or the Special Servicer, as applicable, to make such determination, together with any existing appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer, the Certificate Administrator, the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Trustee, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies, notice of such determination, together with the officer’s certificate and supporting information referred to above.  Any such determination shall be conclusive and binding on the Master Servicer and the Trustee.

Each of the Master Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account, in each case, first, from principal collections and then, from interest and other collections; provided that, neither the Master Servicer nor the Trustee will be entitled to recover any Nonrecoverable Advance made in respect of a Mortgage Loan other than the Hartman Portfolio Mortgage Loan from any collections on the Hartman Portfolio Mortgage Loan allocable to the HP Non-Pooled Component.  If the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (with the consent of the Directing Holder, for so long as no Control Termination Event has occurred and is continuing, for any deferral in excess of 6 months).  At any time after such determination, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the Mortgage Pool immediately.  The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party to the Pooling and Servicing Agreement, or a violation of any fiduciary duty owed to the Certificateholders by any party to the Pooling and Servicing Agreement.  In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan or REO Loan, as applicable, is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”), first, only out of principal collections in the Collection Account, less any amounts applied to reimbursement of any nonrecoverable Advances or interest thereon and second, only upon a determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that either (a) such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan or (b) such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and the REO Properties, from general collections in the Collection Account, taking into account the factors listed below in making this determination; provided that, neither the Master Servicer nor the Trustee will be entitled to recover any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan other than the Hartman Portfolio Mortgage Loan from any collections on the Hartman Portfolio Mortgage Loan allocable to the HP Non-Pooled Component.  In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, the Special Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed and (ii) consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries.  In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain, at the expense of the Issuing Entity, any analysis, appraisals or market value estimates or other information for such purposes.  Absent bad faith, any such determination will be conclusive and binding on the Certificateholders.  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer or the Special Servicer, as applicable, and the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer.  Nonrecoverable Advances allocated to the Mortgage Loans will represent a portion of the losses to be borne by the Certificateholders.

In addition, the Master Servicer, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances.  Neither the Master Servicer nor the Trustee

will be required to make any principal or interest advances with respect to delinquent amounts due on the HP Non-Pooled Component.  Any requirement of the Master Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

“Unliquidated Advance” means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Issuing Entity, on the other, as part of a Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the Mortgage Loan, the applicable REO Property in respect of which the Advance was made.

Accounts

Collection Account.  The Master Servicer will establish and maintain one or more segregated accounts (collectively, the “Collection Account”) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account all payments in respect of the Mortgage Loans, other than amounts permitted to be withheld by the Master Servicer or amounts to be deposited into any Reserve Account.  Payments and collections on each related Mortgage Loan will be transferred from such custodial account to the Collection Account no later than the business day preceding the related Distribution Date.

Distribution Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Distribution Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  With respect to each Distribution Date, the Master Servicer will remit on or before the Master Servicer Remittance Date to the Certificate Administrator, and the Certificate Administrator will deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds (including all P&I Advances) and (ii) the Trustee/Certificate Administrator Fee.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described in this free writing prospectus.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Interest Reserve Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Interest Reserve Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders (other than with respect to the Class V and the Class HP Certificates).  The Interest Reserve Account may be a subaccount of the Distribution Account.  The Certificate Administrator will be required to deposit into the Interest Reserve Account, with respect to each Mortgage Loan that accrues interest based on the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days, on each Distribution Date occurring in February and each Distribution Date occurring in any January, which occurs in a year that is not a leap year, unless such Distribution Date is the final Distribution Date, an amount equal to one (1) day’s interest at the related Mortgage Rate (net of any Servicing Fee, Operating Advisor Fee and Trustee/Certificate Administrator Fee payable therefrom and, in the case of the Alamance Crossing Mortgage Loan, minus an additional per annum rate of 0.9800%) on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited, “Withheld Amounts”).

REO Accounts.  Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

Excess Interest.  The Certificate Administrator is required to establish and maintain the “Class V Distribution Account” in its own name for the benefit of the Class V Certificateholders.  The Class V Distribution Account may be a subaccount of the Distribution Account.  On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess

Interest received with respect to the ARD Loan during the related Collection Period to the holders of the Class V Certificates.

The Certificate Administrator will also establish and maintain one or more segregated non-interest-bearing accounts or sub-accounts for the “Hartman Portfolio Mortgage Loan REMIC Distribution Account,” the “Lower-Tier Distribution Account,” the “Upper-Tier Distribution Account“  and the “Excess Liquidation Proceeds Account,” each in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.

The Collection Account, the Hartman Portfolio Mortgage Loan REMIC Distribution Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account will be held in the name of the Trustee (or the Master Servicer or Certificate Administrator on behalf of the Trustee) on behalf of the holders of Certificates and with respect to the Hartman Portfolio Mortgage Loan REMIC Distribution Account and the Lower-Tier Distribution Account, for the benefit of the Trustee as the holder of the related uncertificated regular interests.  Each of the Collection Account, any REO Account, the Hartman Portfolio Mortgage Loan REMIC Distribution Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Class V Distribution Account, and the Excess Liquidation Proceeds Account will be (or will be a sub-account of) either (i) (A) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least “F1” by Fitch and “P-1” by Moody’s, in the case of accounts in which deposits are held for 30 days or less or, in the case of accounts in which deposits are held for more than 30 days, the long-term unsecured debt obligations of which are rated at least “A+” by Fitch (or “A” by Fitch so long as the short-term deposits or short-term unsecured debt obligations of such depository institution or trust company are rated no less than “F1” by Fitch) and “A1” by Moody’s or (B) as to which the Certificate Administrator has received a No Downgrade Confirmation, (ii) an account or accounts maintained with Wells Fargo, a subsidiary of Wells Fargo & Co., so long as such subsidiary’s or its parent’s, as the case may be, long-term unsecured debt rating is at least “A” by Fitch and “A2” by Moody’s (if the deposits are to be held in the account for more than 30 days) or such subsidiary’s or its parent’s, as the case may be, short-term deposit or short-term unsecured debt rating is at least “F1” by Fitch and “P-1” by Moody’s (if the deposits are to be held in the account for 30 days or less), (iii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b) and subject to supervision or examination by federal and state authority the long-term unsecured debt obligations of which are rated at least “Baa3” by Moody’s, (iv) an account or accounts maintained with Deutsche Bank Trust Company Americas, so long as it meets the eligibility standards of the Certificate Administrator set forth in the Pooling and Servicing Agreement, or (v) any other account for which the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation, which may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer.

With respect to each of the accounts, the party that maintains such account (i.e., the Master Servicer, with respect to the Collection Account, the Certificate Administrator with respect to the Distribution Account, the Interest Reserve Account, the Class V Distribution Account and Excess Liquidation Proceeds Account, and the Special Servicer with respect to any REO Account) shall be the party with the right and obligation to make disbursements from such account.  The Certificate Administrator will have the right to invest the funds in the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, the Master Servicer will have the right to invest the funds in the Collection Account, and the Special Servicer will have the right to invest the funds in any REO Account, in each case, in certain short-term high quality investments maturing on the business day prior to the date such funds are required to be applied pursuant to the Pooling and Servicing Agreement.  The Certificate Administrator, the Master Servicer or the Special Servicer (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution that was an eligible institution under the terms of the

Pooling and Servicing Agreement at the time the investment was made and 30 days prior to such insolvency.  The transaction accounts and account activity conducted by the Master Servicer, Special Servicer or Certificate Administrator with respect to any account maintained by it will not be independently verified by any other person or entity.

The Master Servicer may make withdrawals from the Collection Account, to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale Clauses.  In most cases, the Mortgage Loans contain provisions in the nature of “due-on-sale” clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms (a) provide that the Mortgage Loans will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property (or the related borrower or its owners), (b) provide that the Mortgage Loans may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans may be assumed or transferred without the consent of the lender provided certain conditions are satisfied.  Neither the Master Servicer (with respect to non-Specially Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Loans or REO Loans) will be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or if the Master Servicer (with respect to non-Specially Serviced Loans and with the consent of the Special Servicer) or the Special Servicer (with respect to Specially Serviced Loans) determines, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus, that the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus, the Master Servicer (with the consent of the Special Servicer) or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause.  If the Master Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan described in clause (c) of this paragraph, that the conditions to sale or transfer have been satisfied, the Master Servicer or the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon; provided that (a) the credit status of the prospective transferee is in compliance with the Master Servicer’s or the Special Servicer’s regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Master Servicer or the Special Servicer, as applicable, has received No Downgrade Confirmation from Moody’s with respect to any Mortgage Loan that represents one of the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans based on Stated Principal Balance.  To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or the Special Servicer, as applicable, may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity.  No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Realization Upon Mortgage Loans” and “—Modifications” below.

Due-On-Encumbrance Clauses.  In most cases, the Mortgage Loans contain provisions in the nature of a “due-on-encumbrance” clause which by their terms (a) provide that the related Mortgage Loan will (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or any ownership interest in the borrower (including, unless specifically permitted, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) or (c) provide that such Mortgaged Property may be further encumbered without the consent of the lender (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), provided certain conditions are satisfied.  Neither the Master Servicer (with respect to non-Specially Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus, the Master Servicer (with the consent of the Special Servicer) or the Special Servicer, as applicable, (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Issuing Entity or that in the case of a Mortgage Loan described in clause (c) of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives a prior No Downgrade Confirmation; provided that such confirmation will only be required with respect to any Mortgage Loan which represent one of the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the Issuing Entity (based on its Stated Principal Balance).  To the extent not precluded by the Mortgage Loan Documents, neither the Master Servicer nor the Special Servicer may approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity.

Inspections

The Master Servicer (or, with respect to any Specially Serviced Loan and REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Note secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in 2013; provided, however, that if any Mortgage Loan becomes a Specially Serviced Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan; provided, further, that the Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the previous 6 months.  The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Property Advance or if such Property Advance would not be recoverable, as an expense of the Issuing Entity.  The Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property.

Insurance Policies

In the case of each Mortgage Loan (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the Master Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained) for the related Mortgaged Property:

(a)         except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant or where the terms of a related ground lease or other long-term lease govern the insurance required to be maintained with respect to a property, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

(b)         all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents, provided, however, that:

(i)              the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of such Mortgage Loan or was required by the related Mortgage Loan Documents and is available at commercially reasonable rates (and if the Master Servicer does not cause the borrower to maintain or itself maintains such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard), at the Issuing Entity’s expense, earthquake or environmental insurance on any REO Property so long as such insurance is available at commercially reasonable rates);

(ii)              if and to the extent that any Mortgage Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

(iii)              the Master Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, however, that this will not limit the Master Servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

(iv)              except as provided below, in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the Special Servicer subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus);

(v)              to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Issuing Entity as lender has an insurable interest thereon; and

(vi)              any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and, if no Control Termination Event has occurred and is continuing, the Directing Holder, have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

With respect to each REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under “—Advances” in this free writing prospectus)) to the extent reasonably available at commercially reasonable rates (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or if no Control Termination Event has occurred and is continuing, the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months.  However, the Special Servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a commercially reasonable rates and consistent with the Servicing Standard.

If either (x) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans and the REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer or Special Servicer (or its corporate parent) has long-term unsecured debt obligations that are rated not lower than “A” by Fitch and “A2” by Moody’s and the Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable.  Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

The costs of the insurance premiums incurred by the Master Servicer or the Special Servicer may be recovered by the Master Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement.  However, even if such Property Advance would be a nonrecoverable advance, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Assignment of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from the Mortgage Loan Sellers pursuant to three separate mortgage loan purchase agreements (the “Mortgage Loan Purchase Agreements”).  See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor’s rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates.  On or prior to the Closing Date, the Depositor will deliver to the Custodian, the Note and certain other documents and instruments (the “Mortgage Loan Documents”) with respect to each Mortgage Loan.  The Custodian will hold such documents in trust for the benefit of the holders of the Certificates.  The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of defects therein to the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Directing Holder (but for so long as no Consultation Termination Event has occurred and is continuing) and the related Mortgage Loan Seller.

Each of the Mortgage Loan Sellers will, or will retain a third party vendor (which may be the Trustee or the Custodian) to, complete the assignment and recording or filing of the related Mortgage Loan Documents to the Trustee for the benefit of the Certificateholders.  Each Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation or filing of the related Mortgage Loan Documents until the assignment and recordation or filing of all Mortgage Loan Documents has been completed.

Representations and Warranties; Repurchase; Substitution

In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth on Annex F to this free writing prospectus, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex G to this free writing prospectus.

The Pooling and Servicing Agreement requires that the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee and the Custodian notify the Depositor, the Certificate Administrator, the affected Mortgage Loan Seller, the Operating Advisor, the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), the Custodian, the Master Servicer, the Special Servicer and the Trustee, as applicable, upon its actual knowledge of any failure to deliver Mortgage Loan Documents in a timely manner, any defect in the Mortgage Loan Documents (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty referred to in the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee in such Mortgage Loan or the related Mortgaged Property (each, a “Material Document Defect” or a “Material Breach”, as the case may be).  Each of the Mortgage Loan Purchase Agreements provides that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or the Custodian or, in the case of a Material Breach or Material Document Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), if earlier, the Mortgage Loan Seller or any party to the Pooling and Servicing Agreement discovering such Material Breach or Material Document Defect, the affected Mortgage Loan Seller must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan at the related Mortgage Rates in effect from time to time, to but not including the Due Date in the month of purchase, but excluding any yield maintenance or other prepayment penalty, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and all Special Servicing Fees and Workout Fees allocable to the Mortgage Loan, (4) any payable Liquidation Fee allocable to the Mortgage Loan, as specified below in “—Special Servicing—Special Servicing

Compensation,” (5) all additional expenses of the Issuing Entity allocable to such Mortgage Loan and (6) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any such expenses arising out of the enforcement of the repurchase obligation (such price, the “Repurchase Price”) or (c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a “Replacement Mortgage Loan”) for the affected Mortgage Loan (the “Removed Mortgage Loan”) and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided that the applicable Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the Material Document Defect or Material Breach if such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such Material Document Defect or Material Breach is not related to the Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).  See “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this free writing prospectus.

Notwithstanding the foregoing, if there is a Material Breach or Material Document Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the applicable Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a No Downgrade Confirmation.

In lieu of a Mortgage Loan Seller repurchasing, substituting or curing a Material Breach or Material Document Defect, to the extent that the Mortgage Loan Seller and the Special Servicer on behalf of the Issuing Entity (with the consent of the Controlling Class Representative for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Special Servicer on behalf of the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for a Material Breach or Material Document Defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment.  Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related Material Breach or Material Document Defect in all respects.  A Loss of Value Payment may not be made with respect to a Material Document Defect or Material Breach that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

A “Qualified Substitute Mortgage Loan” is a Mortgage Loan that, among other things: (i) has an outstanding Stated Principal Balance that is not more than the outstanding Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan, (iv) is approved, for so long as no Control Termination Event has occurred and is continuing, by the Directing Holder and (v) the Trustee and the Certificate Administrator have received a prior No Downgrade Confirmation.

The obligations of the Mortgage Loan Sellers to repurchase, substitute, cure or make a Loss of Value Payment described in the second, third and fourth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by the related Mortgage Loan Seller with respect to any Mortgage Loan.  None of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller will fulfill such obligations.  See the discussion of the respective Mortgage

Loan Sellers under “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.  If such obligation is not met as to a Mortgage Loan that is not a “qualified mortgage” within the meaning of Code Section 860G(a)(3), the Upper-Tier REMIC and the Lower-Tier REMIC or the Hartman Portfolio Mortgage Loan REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied, including obtaining a No Downgrade Confirmation.  The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, will be required to pay all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such party.  The Pooling and Servicing Agreement provides that none of the Master Servicer, the Special Servicer or the Operating Advisor may otherwise resign from their obligations and duties as the Master Servicer, the Special Servicer or the Operating Advisor thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator or (b) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee and the Certificate Administrator of a No Downgrade Confirmation.  No such resignation may become effective until the Trustee or a successor Master Servicer, Special Servicer or Operating Advisor has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer, Special Servicer or Operating Advisor would have been entitled.  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or the Operating Advisor will be treated as Realized Losses and/or HP Realized Losses, as applicable.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor, or any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken or not taken at the direction of the Directing Holder), or for errors in judgment; provided, however, that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicer, the Special Servicer or the Operating Advisor, by reason of any specific liability imposed for a breach of the Servicing Standard or the Operating Advisor Standard, as applicable) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder.  The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor and any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability or expense incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability not recoverable from the Issuing Entity.  Each of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates thereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to be reimbursed therefor from the Collection Account no later than 60 days after submitting such expenses or costs for reimbursement.

The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Issuing Entity or any party to the Pooling and Servicing Agreement will generally be handled by the Master Servicer and the Special Servicer; subject to certain rights of the Trustee to appear in any such action to which it is a named party and the rights of certain parties to the Pooling and Servicing Agreement to indemnification for certain costs or liabilities arising from such litigation, all as more specifically provided for in the Pooling and Servicing Agreement.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed by the Issuing Entity from the Collection Account, to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Any person into which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, will be the successor of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor under the Pooling and Servicing Agreement if each of the Rating Agencies then rating any Certificates has provided a No Downgrade Confirmation; provided, however, no Rating Agency shall be required to provide a No Downgrade Confirmation if the Special Servicer is merged into or consolidated with a Qualified Affiliate or transfers all or substantially all of its assets to a Qualified Affiliate.

A “Qualified Affiliate” is any person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of mortgage loans, and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Master Servicer or the Special Servicer, as applicable, or by any person or persons who directly or indirectly own equity ownership interests in the Master Servicer or the Special Servicer, as applicable.

Events of Default

“Events of Default” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)         (i) any failure by the Master Servicer to make a required deposit to the Collection Account on the day such deposit was first required to be made, which failure is not remedied within two business days, or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the Master Servicer does not timely make such remittances to the Certificate Administrator, the Master Servicer shall pay the Certificate Administrator for the account of the Certificate Administrator interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made);

(b)         any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made and such failure continues unremedied for two business days, or to remit to the Master Servicer for deposit in the Collection Account any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be an Event of Default if such failure is remedied within two business days and if the Special Servicer has compensated the Master Servicer for any loss of income (at the Advance Rate) on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Issuing Entity for any resulting advance interest due to the Master Servicer;

(c)         any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure (other than the failure to provide reports and items specified under “Description of the Pooling Agreements—Evidence as to Compliance” in the prospectus on the first date on which such reports and items are required to be provided) is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d)         any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)         certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, as applicable, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)         a servicing officer of the Master Servicer or the Special Servicer, as applicable, obtains actual knowledge that either Rating Agency has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by the applicable Rating Agency within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; and

(g)         so long as the Issuing Entity is subject to Exchange Act reporting requirements, any failure by the Master Servicer or Special Servicer, as applicable, to deliver to the Trustee and the Certificate Administrator (i) an annual certification regarding such servicer’s compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the Pooling and Servicing Agreement after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (as more specifically defined in the Pooling and Servicing Agreement) (such entity, the “Sub-Servicing Entity”) retained by the Master Servicer or Special Servicer, as applicable, (but excluding any Sub-Servicing Entity which the Master Servicer or Special Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller) is required, but fails, to deliver (after any applicable grace period) (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (g)).

Rights upon Event of Default

If an Event of Default with respect to the Master Servicer or the Special Servicer, as applicable, occurs and is continuing, then the Trustee may, and at the written direction of the holders of Certificates evidencing (i) in the case of the Master Servicer, at least 51% of the aggregate Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, or (ii) in the case of the Special Servicer, at least 51% of the aggregate Voting Rights so request, the Trustee will be required to, terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the Pooling and Servicing Agreement) and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer, as the case may be, under the Pooling and Servicing Agreement and in and to the Issuing Entity.  Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the Pooling and Servicing Agreement.

On and after the date of termination following an Event of Default by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled.  If the Trustee is unwilling or unable so to act, or holders of Certificates evidencing (i) in the case of the Master Servicer, at least 25% of the aggregate Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, or (ii) in the case of the Special Servicer, at least 25% of the aggregate Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder) so request, or if the Trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the Issuing Entity, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Directing Holder (which approval shall not be unreasonably withheld in the case of the appointment of a successor Master Servicer) to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a No Downgrade Confirmation.  Pending such appointment, the Trustee is obligated to act in such capacity unless the Trustee is prohibited by law from so acting.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that no such compensation may be in excess of that permitted to the terminated Master Servicer or Special Servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated Master Servicer or Special Servicer, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer shall be treated as Realized Losses and/or HP Realized Losses, as applicable.  All reasonable costs and expenses of the Trustee (including the cost of obtaining a No Downgrade Confirmation) or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the mortgage files to the successor Master Servicer or Special Servicer and amending the Pooling and Servicing Agreement to reflect such succession are required to be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses.  If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the Issuing Entity; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such security or indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, failed or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred in connection with such action.

Notwithstanding the foregoing discussion in this “—Rights upon Event of Default” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in clause (f) under “—Events of Default” above, the Master Servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor Master Servicer in connection with whose appointment a No Downgrade Confirmation has been provided, in accordance with the terms set forth in the Pooling and Servicing Agreement, including that any successor Master Servicer fulfill the ratings requirements for successor Master Servicer set forth in the Pooling and Servicing Agreement.

In addition, the Depositor may direct the Trustee to terminate the Master Servicer upon 5 business days’ written notice if the Master Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement (subject to any applicable grace period).

Waivers of Events of Default

An Event of Default may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates, except (a) an Event of Default under clause (g) of the definition of “Events of Default” may be waived only with the consent of the Depositor and (b) a default in making any required deposits to or payments from the Collection Account or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement.

Amendment

The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the holders of Certificates (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements herein (or in the private placement memorandum relating to the Private Certificates) made with respect to the Certificates, the Issuing Entity or the Pooling and Servicing Agreement or to correct or supplement any provisions in the Pooling and Servicing Agreement which may be defective or inconsistent with any other provisions in the Pooling and Servicing Agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates (provided that such amendment does not adversely affect in any material respect the interests of any Certificateholder not consenting thereto), (iv) to amend or supplement a provision, or to supplement any provisions in the Pooling and Servicing Agreement to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder, in respect of which a No Downgrade Confirmation has been obtained, and (v) to modify the procedures set forth in the Pooling and Servicing relating to compliance with Rule 17g-5 under the Exchange Act (“Rule 17g-5” ), provided that the modification would not materially increase the obligations of the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer and would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) a No Downgrade Confirmation; provided, however, that the Depositor has provided written notice to the parties to the Pooling and Servicing Agreement and received written acknowledgment of such amendment; and provided, further, that the Certificate Administrator must give notice of any such amendment to the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies.  The Pooling and Servicing Agreement requires that no such amendment shall cause the Upper-Tier REMIC, the Lower-Tier REMIC or the Hartman Portfolio Mortgage Loan REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.

The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the consent of the holders of Certificates evidencing at least 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the holder of such Certificate; (ii) alter the obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance or alter the Servicing Standard set forth in the Pooling and Servicing Agreement; (iii) change the percentages of Voting Rights or Percentage Interests of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Hartman Portfolio Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an opinion of counsel (obtained at the expense of the Issuing Entity), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

Notwithstanding the foregoing, no amendment may be made that adversely affects the rights or obligations of a Mortgage Loan Seller or underwriter without the written consent of such Mortgage Loan Seller or underwriter, as applicable.

No Downgrade Confirmation

The Pooling and Servicing Agreement provides that, notwithstanding the terms of the related Mortgage Loan Documents or other provisions of the Pooling and Servicing Agreement, if any action under such Mortgage Loan Documents or the Pooling and Servicing Agreement requires a No Downgrade Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting to obtain such No Downgrade Confirmation has made a request to any Rating Agency for such No Downgrade Confirmation and, within 10 business days of such request being sent to the applicable Rating Agency, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, then such Requesting Party will be required to (without providing notice to the 17g-5 Information Provider) (i) confirm that the applicable Rating Agency has received the No Downgrade Confirmation request, and, if it has, promptly request the related No Downgrade Confirmation again, (ii) if there is no response to either such No Downgrade Confirmation request within 5 business days of such second request, then (x) with respect to any such action in any Mortgage Loan Document requiring such No Downgrade Confirmation or any other action under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Loans), as applicable) will be required to determine (with the consent, for so long as no Control Termination Event has occurred and is continuing, of the Directing Holder, which consent will be deemed given if the Directing Holder does not respond within five business days of receipt of a request to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in the best interests of the Certificateholders, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in the best interest of the Certificateholders, then such condition will be deemed to be satisfied (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, the condition precedent will be deemed to be satisfied without any such determination by the Requesting Party (or the Master Servicer, or the Special Servicer, as applicable) (it being understood that the Requesting Party (or the Master Servicer, or the Special Servicer, as applicable) will in any event review the conditions required under the related Mortgage Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a No Downgrade Confirmation) have been satisfied)), and (y) with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be deemed to be satisfied if (i) the applicable replacement is rated at least “CMS3” (in the case of the Master Servicer) or “CSS3” (in the case of the Special Servicer), if Fitch is the non-responding Rating Agency; or (ii) Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency.

Promptly following the Master Servicer’s or Special Servicer’s determination to take any action discussed above without receiving the consent of the Rating Agencies, the Master Servicer or Special Servicer will be required to provide electronic written notice to (i) the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the Pooling and Servicing Agreement, and (ii) promptly, but not earlier than two business days following such delivery to the 17g-5 Information Provider, to the Rating Agencies, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a No Downgrade Confirmation from each of the Rating Agencies.  In the event an action otherwise requires a No Downgrade Confirmation from each of the Rating Agencies, in absence of such No Downgrade Confirmation, there can be no assurance that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

Any No Downgrade Confirmation requests made by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the No Downgrade Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request.  Such written No Downgrade Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, will be required to send the No Downgrade Confirmation request to the Rating Agencies in accordance with the delivery instructions in the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee will be permitted (but not required) to orally communicate with the Rating Agencies regarding any Mortgage Loan, any Certificateholder, any Mortgaged Property or any REO Property, provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place.  The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the Pooling and Servicing Agreement.  All other information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies, will first be provided to the 17g-5 Information Provider in electronic format, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement, and promptly, but not earlier than two business days following the delivery of such information to the 17g-5 Information Provider, be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the Pooling and Servicing Agreement.

“No Downgrade Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this free writing prospectus or the Pooling and Servicing Agreement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of Certificates if then rated by the Rating Agency; provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the No Downgrade Confirmation is sought shall be deemed to satisfy the requirement for the No Downgrade Confirmation from the Rating Agency with respect to such matter and the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may proceed with the contemplated action(s) as if it had received the No Downgrade

Confirmation.  At any time during which no Certificates are rated by a Rating Agency, no No Downgrade Confirmation will be required from that Rating Agency.

Evidence of Compliance

See “Description of the Pooling Agreements—Evidence as to Compliance” in the prospectus for a description of certain provisions of the Pooling and Servicing Agreement requiring the Trustee, the Certificate Administrator, the Master Servicer, Special Servicer and each servicing function participant to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment.  The Trustee, the Certificate Administrator, the Master Servicer and Special Servicer that will be required to provide an annual certification and an assessment of compliance and accountant’s attestation report regarding their compliance with the terms of the Pooling and Servicing Agreement in this transaction are U.S. Bank, Deutsche Bank Trust Company Americas, Wells Fargo Bank, National Association and CWCapital Asset Management LLC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the “Voting Rights”) shall be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates, and 2% of the Voting Rights will be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class X-A and Class X-B Certificates.  Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.  No Voting Rights will be allocated to the Class LR, Class R, Class HP or Class V Certificates.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan has occurred, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.  The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Issuing Entity) that:

(a)         such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity, as a collective whole as if such Certificateholders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

(b)         there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Issuing Entity to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Issuing Entity will become liable for a material adverse environmental condition at the Mortgaged Property.  However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Issuing Entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the Issuing Entity, the Special Servicer, on behalf of the Issuing Entity, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Issuing Entity acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants or has not denied an extension of time to sell such property or (ii) the Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the Issuing Entity beyond such period will not result in the imposition of a tax on the Issuing Entity or cause the Issuing Entity (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner.  If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Issuing Entity, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times and that income from the operation or the sale of such property does not result in the receipt by the Issuing Entity of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property.  If the Issuing Entity acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Issuing Entity, generally will be required to retain an independent contractor to manage and operate such property.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Issuing Entity’s net after-tax proceeds from such property.  After the Special Servicer reviews the operation of such property and consults with the Certificate Administrator to determine the Issuing Entity’s federal income tax reporting position with respect to income it is anticipated that the Issuing Entity would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on “net income from foreclosure property” within the meaning of the REMIC Regulations (such tax referred to in this free writing prospectus as the “REO Tax”).  To the extent that income the Issuing Entity receives from an REO Property is subject to a tax on “net income from foreclosure property,” such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%).  The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.  Any REO Tax imposed on the Issuing Entity’s income from an REO Property would reduce the amount available for distribution to Certificateholders.  Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs.  The Special Servicer will be required to sell any REO Property acquired on behalf of the Issuing Entity within the time period and in the manner described under “—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and insurance proceeds derived from each REO Property.  The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property.  To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the Master

Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable.  Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the Special Servicer may retain in the REO Account permitted reserves.

Under the Pooling and Servicing Agreement, the Certificate Administrator is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  Upon the disposition of any REO Property as described above, to the extent that Liquidation Proceeds (net of related liquidation expenses of such Mortgage Loan or related REO Property) exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being “Excess Liquidation Proceeds”), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loans and REO Properties

If the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) to attempt to sell a Defaulted Mortgage Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for each Defaulted Mortgage Loan on behalf of the Certificateholders in such manner as will be reasonably likely to realize a fair price.  The Special Servicer is required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan.  The Special Servicer is required to give the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor and the Directing Holder 10 business days’ prior written notice of its intention to sell any Defaulted Mortgage Loan.  Neither the Trustee nor any of its affiliates may make an offer for or purchase any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, Updated Appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person, then the Trustee will be required to determine whether the cash offer constitutes a fair price.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or Updated Appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a narrative appraisal.  The cost of any such Updated Appraisal or narrative appraisal will be covered by, and will be reimbursable as, a Property Advance.  The Trustee will be permitted to retain, at the expense of the related Interested Person, an independent third party to determine such fair price and will be permitted to conclusively rely on the opinion of such third party’s determination.  Any costs and fees of the Trustee in connection with an offer by an Interested Party and the Trustee’s duties therewith will be reimbursable by such Interested Person.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and to sell each REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the Certificateholders, as a collective whole as if such Certificateholders constituted a single lender, and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders, as a collective whole as if such Certificateholders constituted a single lender.

A “Defaulted Mortgage Loan” is a Mortgage Loan (including the HP Non-Pooled Component) that is delinquent at least 60 days in respect of its Monthly Payments or more than 60 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan.

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Directing Holder, any Certificateholder, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities.

Modifications

The Pooling and Servicing Agreement will permit (a) the Master Servicer (subject to the Special Servicer’s consent, except as provided below) or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described under “—The Operating Advisor” in this free writing prospectus, to modify, waive or amend any term of any Mortgage Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Loan Documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation shall exclude the value of personal property and going concern value, if any.

In no event, however, may the Master Servicer or the Special Servicer extend the maturity of any Mortgage Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Mortgage Loan is secured by a ground lease, the date 20 years prior to the expiration of the term of such ground lease (or 10 years prior to the expiration of such ground lease if the Master Servicer or the Special Servicer, as applicable, gives due consideration to the remaining term of the ground lease and such extension is in the best interest of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder.

In addition, neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation.

The consent of the Special Servicer is required to any modification, waiver or amendment with regard to any Mortgage Loan that is not a Specially Serviced Loan (other than certain non-material modifications, waivers or amendments), and the Special Servicer will also be required to obtain the consent of the

Directing Holder and will be required to consult with the Operating Advisor in connection with any such modification, waiver or amendment, to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus.  The Special Servicer is also required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus.  When the Special Servicer’s consent is required, the Master Servicer shall promptly provide the Special Servicer with written notice of any request for modification, waiver or amendment accompanied by the Master Servicer’s recommendation and analysis and any and all information in the Master Servicer’s possession that the Special Servicer may reasonably request to grant or withhold such consent.  When the Special Servicer’s consent is required under the Pooling and Servicing Agreement, such consent will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt (unless earlier objected to) by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the Special Servicer.  With respect to all Specially Serviced Loans and non-Specially Serviced Loans, the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer, and prior to itself taking such an action, the written consent of the Directing Holder, which consent will be deemed given 10 business days after receipt (unless earlier objected to) by the Directing Holder of the Master Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Holder.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Directing Holder (other than during the period when a Consultation Termination Event has occurred and is continuing), the Operating Advisor (only if a Control Termination Event has occurred and is continuing), the Depositor, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies, in writing, of any modification, waiver, material consent or amendment of any term of any Mortgage Loan and the date of the modification and deliver a copy to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement.

For any performing Mortgage Loan, and subject to the rights of the Special Servicer and the Directing Holder (as described under “—The Directing Holder” in this free writing prospectus) and after consultation with the Operating Advisor (as described under “—The Operating Advisor” in this free writing prospectus), as applicable, the Master Servicer, without the consent of the Special Servicer, the Directing Holder or the Operating Advisor, as applicable, will be responsible to determine whether to consent to or approve any request by a borrower with respect to:

(a)         approving routine leasing activity (subject to certain limitations with respect to subordination and non-disturbance agreements set forth in the Pooling and Servicing Agreement) with respect to any lease for less than the lesser of (A) 30,000 square feet and (B) 30% of the net rentable area of the related Mortgaged Property;

(b)         approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days after the end of the calendar quarter;

(c)         approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(d)         subject to other restrictions in this free writing prospectus regarding Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days’ notice prior to a Principal Prepayment;

(e)         approving modifications, consents or waivers (other than those specifically prohibited under this “—Modifications” section) in connection with a defeasance permitted by the terms of the related Mortgage Loan if the Master Servicer receives an opinion of counsel (which opinion of counsel will be an expense of the borrower) to the effect that such modification, waiver or consent would not cause any Trust REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC provisions of the Code or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes;

(f)         approving consents with respect to non-material rights-of-way and non-material easements and consent to subordination of the related Mortgage Loan to such non-material rights-of-way or easements;

(g)         granting waivers of minor covenant defaults (other than financial covenants);

(h)         as permitted under the Mortgage Loan Documents, payment from any escrow or reserve, except releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves unless required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(i)         approving a change of the property manager at the request of the related borrower so long as (i) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, and (ii) the subject Mortgage Loan does not have an outstanding principal balance in excess of the lesser of $5,000,000 or 2% of the then aggregate principal balance of the Mortgage Loans;

(j)         subject to the satisfaction of any conditions precedent set forth in the related Mortgage Loan Documents, approving disbursements of any earnout or holdback amounts in accordance with the related Mortgage Loan Documents with respect to certain Mortgage Loans other than those Mortgage Loans identified in the Pooling and Servicing Agreement; and

(k)         any non-material modifications, waivers or amendments not provided for in clauses (a) through (j) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan.

See also “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus for a description of the Directing Holder’s and the Operating Advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Optional Termination

Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer, will have the option to purchase all of the Mortgage Loans (including the HP Non-Pooled Component) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date.  Any such party may be an affiliate of the Sponsor, Depositor, Issuing Entity or other related party at the time it exercises such right.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Issuing Entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Issuing Entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees, Trustee/Certificate Administrator Fees, Operating Advisor Fees, and unpaid expenses of and indemnity amounts owed by the Issuing Entity; and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Issuing Entity, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month’s interest thereon at the Mortgage Rate.  The Issuing Entity may also be terminated in connection with an exchange by a sole remaining Certificateholder of all the then outstanding Certificates (excluding the Class V, Class R and Class LR Certificates), including the Class HP Certificates and the Class X-B Certificates (provided, however, that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M, Class X-A, Class B, Class C and Class D Certificates are no longer outstanding) and that the sole remaining Certificateholder compensates the Certificate Administrator for the amount of investment income the Certificate Administrator would have earned if the outstanding Certificate Balance of the then outstanding Sequential Pay Certificates were on deposit with the Certificate Administrator one business day prior to the date of the exchange and the sole remaining Certificateholder pays to Master Servicer an amount equal to (i) the product of (A) the Prime Rate, (B) the aggregate Certificate Balance of the then-outstanding Sequential Pay Certificates as of the day of the exchange and (C), three, divided by (ii) 360, for the Mortgage Loans remaining in the Issuing Entity.  Following such termination, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties.

Notice of any such termination is required to be given promptly by the Certificate Administrator by letter to the Certificateholders with a copy to the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies.  Notice to the Certificateholders will be given at their addresses shown in the Certificate Registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date.  With respect to any book-entry Certificates, such notice will be mailed to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

Servicing Compensation and Payment of Expenses

Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans that it is servicing from the Collection Account.  The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum (the “Master Servicing Fee Rate”) that is a component of the Servicing Fee Rate.  The “Servicing Fee” will be payable monthly and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) equal to the Administrative Fee Rate set forth on Annex A-1 to this free writing prospectus under the heading “Administrative Fee Rate,” less the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, for each Mortgage Loan (including the HP Non-Pooled Component) and will include the Master Servicing Fee and any fee for primary servicing functions payable to the Master Servicer or the applicable primary servicer.  The Servicing Fee will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.

The Master Servicer will also be entitled to retain as additional servicing compensation (together with the Master Servicing Fee, “Servicing Compensation”) (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan Documents); (ii) to the extent permitted by applicable law and the related Mortgage Loan Documents, 100% of any Modification Fees with respect to Mortgage Loans that are not Specially Serviced Loans (50% where the consent of the Special Servicer is required), 100% of any defeasance fees, 100% of assumption fees with respect to Mortgage Loans that are not Specially Serviced Loans (50% where the consent of the Special Servicer is required), 100% of loan service transaction fees, beneficiary statement charges or similar items (but not including Prepayment Premiums or Yield Maintenance Charges) on all Mortgage Loans that are not Specially Serviced Loans (50% where the consent of the Special Servicer is required), 100% of assumption application fees with respect to Mortgage Loans that are not Specially Serviced Loans; (iii) Net Prepayment Interest Excess, if any; (iv) 100% of charges for checks returned for insufficient funds; and (v) Net Default Interest and any late payment fees that accrued during a Collection Period on any Mortgage Loans that are not Specially Serviced Loan to the extent collected by the Issuing Entity and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity relating to such Mortgage Loan.  If a Mortgage Loan is a Specially Serviced Loan, the Special Servicer will be entitled to the full amount of any Modification Fees or assumption fees, as described below under “—Special Servicing.”

If the Master Servicer resigns or is terminated as the Master Servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement Master Servicer for assuming the duties of the Master Servicer, as the Master Servicer under the Pooling and Servicing Agreement.  In the event that the Master Servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the Master Servicer as a primary servicer under the Pooling and Servicing Agreement.  The initial Master Servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Master Servicer Prepayment Interest Shortfall, the Master Servicer will be obligated to reduce its Servicing Compensation as provided in this free writing prospectus under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls.”

The Master Servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement).  The Certificate Administrator will withdraw monthly from the Distribution Account the Trustee/Certificateholder Fee payable to the Trustee and the Certificate Administrator, as well as any other amounts due and owing to the Certificate Administrator or the Trustee, as the case may be, from the Issuing Entity.

Special Servicing

The Special Servicer.  For a description of the Special Servicer, see “The Servicers—The Special Servicer” in this free writing prospectus.

Servicing Transfer Event.  The duties of the Special Servicer relate to Specially Serviced Loans and to any REO Property.  The Pooling and Servicing Agreement will define a “Specially Serviced Loan” to include any Mortgage Loan (including, in the case of the Hartman Portfolio Mortgage Loan, the HP Non-Pooled Component) with respect to which:

(i)        either (x) with respect to any Mortgage Loan, other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan at its maturity date or, if the maturity date of such Mortgage Loan has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing) within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment;

(ii)       any Monthly Payment (other than a balloon payment) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii)      the date upon which the Master Servicer or the Special Servicer (and, in the case of a determination by the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder) determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan, is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

(iv)       the date upon which the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(v)       the date on which the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi)       the date on which the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(vii)      a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder) materially and adversely affects the interests of the Certificateholders, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii)     the date on which the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

A Mortgage Loan will cease to be a Specially Serviced Loan (each, a “Corrected Mortgage Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the Special Servicer in accordance with the Servicing Standard) or waived by the Special Servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Loan.

Asset Status Report.  The Special Servicer will prepare a report (the “Asset Status Report”) for each Mortgage Loan that becomes a Specially Serviced Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer.  Each Asset Status Report will be delivered to the Master Servicer, the Directing Holder (only for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor (but only if a Control Termination Event has occurred and is continuing), the Controlling Class Representative (in the case of an Asset Status Report relating to the Hartman Portfolio Mortgage Loan, only for so long as neither a Consultation Termination Event nor an HP Control Appraisal Event exists), the 17g-5 Information Provider (who will promptly post such report to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider and the Rating Agencies.

For so long as no Control Termination Event has occurred and is continuing, if the Directing Holder does not disapprove of an Asset Status Report within 10 business days, the Directing Holder will be deemed to have approved the Asset Status Report and the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the Pooling and Servicing Agreement or the applicable Mortgage Loan Documents.  In addition, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender).  If, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval.  In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Directing Holder does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report in compliance with the Servicing Standard.  For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such Asset Status Report until the Directing Holder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders.  The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Directing Holder may have.

With respect to each Mortgage Loan, if a Control Termination Event has occurred and is continuing, each of the Operating Advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder will be entitled to consult with the Special Servicer and propose alternative courses of action in respect of any Asset Status Report and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the

Operating Advisor.  The Special Servicer may revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor and the Directing Holder.

Special Servicing Compensation.  Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.  The Special Servicer will not be entitled to retain any portion of the Excess Interest paid on the ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at a rate equal to 0.25% per annum of the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable.

A “Workout Fee” will in general be payable with respect to each Corrected Mortgage Loan and will be payable by the Issuing Entity out of each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity, but excluding late payment charges, Default Interest and Excess Interest) received on the related Specially Serviced Loan) received on the related Specially Serviced Loan that becomes a Corrected Mortgage Loan, for so long as it remains a Corrected Mortgage Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Mortgage Loan if and to the extent that the Corrected Mortgage Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 9 months following the related maturity date as a result of the related Mortgage Loan being refinanced, the Special Servicer will not be entitled to collect a Workout Fee but may collect and retain appropriate fees from the related borrower in connection with such workout.  In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the Issuing Entity with respect to a Corrected Mortgage Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Mortgage Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Corrected Mortgage Loan; provided that the Special Servicer will be entitled to collect such Workout Fees from the Issuing Entity until such time it has been fully paid such reduced amount.  In addition, the Workout Fee will be subject to the cap described below.

The Workout Fee with respect to any such Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan.

If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Mortgage Loan during the period that it had responsibility for servicing such Corrected Mortgage Loan (or for any Specially Serviced Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Mortgage Loan ceases to be payable in accordance with the preceding sentence.

A “Liquidation Fee” will be payable by the Issuing Entity to the Special Servicer with respect to each Specially Serviced Loan or REO Loan or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, in each case, as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower, a loan purchaser or Mortgage Loan Seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the Special Servicer recovered any proceeds (“Liquidation Proceeds”).  As to each such Specially Serviced Loan and REO Property or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, the Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000; provided the total amount of a Liquidation Fee payable by the Issuing Entity with respect to any Specially Serviced Loan, REO Loan or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related Liquidation Proceeds are received within 9 months following the related maturity date as a result of the related Mortgage Loan being refinanced, the Special Servicer will not be entitled to collect a Liquidation Fee but may collect and retain appropriate fees from the related borrower in connection with such  liquidation.  In addition, the Liquidation Fee will be subject to the cap described below.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

●
the purchase of any Defaulted Mortgage Loan by the Special Servicer or the Directing Holder or any of their affiliates if within 90 days after the transfer of the Defaulted Mortgage Loan to Special Servicing,

●
the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the sole Certificateholder, the Certificateholder owning a majority of the Percentage Interest of the then Controlling Class, the Special Servicer or the Master Servicer in connection with the termination of the Issuing Entity,

●
a repurchase or replacement of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

●
the purchase of the Hartman Portfolio Mortgage Loan by the holders of the Class HP Certificates, unless such Mortgage Loan is purchased more than 90 days after the holder of the Class HP Certificates received notice of the default giving rise to the right of such holder to purchase such Mortgage Loan,

●
the purchase of any Specially Serviced Loan that is subject to mezzanine indebtedness by the holder of the related mezzanine loan within 90 days following the date that such holder’s option to purchase the related Mortgage Loan first becomes exercisable, and

●
a Loss of Value Payment by a Mortgage Loan Seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement.

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest.  The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the Special Servicer resigns or is terminated, and prior or subsequent to such resignation or termination, an action plan that was submitted by the Special Servicer regarding the liquidation of a Specially Serviced Loan is approved or deemed to be approved by the Directing Holder, the Special

Servicer will be entitled to receive the related Liquidation Fee notwithstanding any resignation or termination, and the successor special servicer will not be entitled to any portion of it.

The total amount of Workout Fees and Liquidation Fees that are payable by the Issuing Entity with respect to each Mortgage Loan (or REO Loan) throughout the period such Mortgage Loan (or REO Loan) is an asset of the Issuing Entity will be subject to an aggregate cap of $1,000,000.  For the purposes of determining whether any such cap has been reached with respect to a Special Servicer and a Mortgage Loan (or REO Loan), only the Workout Fees and Liquidation Fees paid to such Special Servicer with respect to such Mortgage Loan (or REO Loan) will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans (or REO Loans) will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the Special Servicer will also be entitled to retain, as additional servicing compensation:

●
100% of any Modification Fees related to Specially Serviced Loans (and 50% of such Modification Fees on Mortgage Loans that are not Specially Serviced Loans when consent of the Special Servicer is required),

●
100% of any assumption fees and 100% of assumption application fees on Specially Serviced Loans (and 50% of such assumption fees on Mortgage Loans that are not Specially Serviced Loans when consent of the Special Servicer is required),

●
100% of loan service transaction fees, beneficiary statement charges, or similar items (but not including Prepayment Premiums or Yield Maintenance Charges) on Specially Serviced Loans (and 50% of such assumption fees on Mortgage Loans that are not Specially Serviced Loans when consent of the Special Servicer is required),

●	any interest or other income earned on deposits in the REO Accounts, and

●
any late payment fees that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the Issuing Entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Specially Serviced Loan.

“Modification Fees” means, with respect to any Mortgage Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Mortgage Loan Documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, consent fees, assumption application fees, defeasance fees and similar fees).  For each modification, restructure, extension, waiver or amendment in connection with the working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan or REO Loan.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the Issuing Entity, any and all Modification Fees collected by the Special Servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the Special Servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, restructure, extension, waiver or amendment of such Mortgage Loan or REO Loan at a time when such Mortgage Loan or REO Loan was a Specially Serviced Loan.

The Pooling and Servicing Agreement will provide that, with respect to each Collection Period, the Special Servicer must deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement.

Master Servicer and Special Servicer Permitted To Buy Certificates

The Master Servicer and the Special Servicer are permitted to purchase any Class of Certificates.  Such a purchase by the Master Servicer or Special Servicer could cause a conflict relating to the Master Servicer’s or Special Servicer’s duties pursuant to the Pooling and Servicing Agreement and the Master Servicer’s or Special Servicer’s interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates.  The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer will administer the Mortgage Loans in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to make available to the general public on the Certificate Administrator’s website a statement (a “Distribution Date Statement”) based upon information provided by the Master Servicer and Special Servicer (and in certain cases only to the extent received from the Master Servicer or Special Servicer, as applicable) and delivered to the Certificate Administrator and the information required to be prepared by the Certificate Administrator, in accordance with CRE Finance Council (“CREFC”) guidelines as of the Closing Date setting forth, among other things:

(a)         the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(b)         the aggregate amount of the distribution on the Distribution Date to the holders of each Class of Sequential Pay Certificates in reduction of the Certificate Balance of those Certificates;

(c)         the aggregate amount of the distribution on the Distribution Date to the holders of each Class of Regular Certificates allocable to the Interest Accrual Amount and Interest Shortfalls;

(d)         the aggregate amount of Advances made in respect of the Distribution Date and the amount of interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(e)         the aggregate amount of compensation paid to the Trustee, the Certificate Administrator, the Operating Advisor and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Issuing Entity;

(f)         the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(g)         the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date;

(h)         the number and aggregate Stated Principal Balance of the Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are specially serviced but that are not delinquent, or (E) current, but not specially serviced, as to which foreclosure proceedings have been commenced, but not REO Property;

(i)         the Available Funds and the available funds for the Class HP Certificates for the Distribution Date, and any other cash flows received on the Mortgage Loans and applied to pay fees and expenses (including the components of the Available Funds, or such other cash flows);

(j)         the amount of the distribution on the Distribution Date to the holders of any Class of Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

(k)         the accrued Interest Accrual Amount in respect of each Class of Regular Certificates for such Distribution Date;

(l)         the Pass-Through Rate for each Class of Regular Certificates for the Distribution Date and the next succeeding Distribution Date;

(m)       the Principal Distribution Amount for the Distribution Date;

(n)         the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of each Class of Regular Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Realized Loss or HP Realized Loss, as applicable, on the Distribution Date;

(o)         the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each Class of Regular Certificates immediately following the Distribution Date;

(p)         the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

(q)         the number and related principal balances of any Mortgage Loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time);

(r)         the amount of any remaining unpaid Interest Shortfalls for each Class of Regular Certificates as of the Distribution Date;

(s)         a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment (other than liquidation proceeds and insurance proceeds) during the related Collection Period and the amount of principal prepayment occurring, together with the aggregate amount of principal prepayments made during the related Collection Period;

(t)         a loan-by-loan listing of any Mortgage Loan which was defeased since the previous Determination Date;

(u)         the amount of the distribution to the holders of each Class of Certificates on the Distribution Date attributable to reimbursement of Realized Losses or HP Realized Losses, as applicable;

(v)         as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the asset number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

(w)         the amount on deposit in certain accounts established and maintained by the Certificate Administrator, pursuant to the Pooling and Servicing Agreement after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(x)         the original and then-current credit support levels for each Class of Sequential Pay Certificates;

(y)         the original and then-current ratings for each Class of Certificates;

(z)         with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, latest Debt Service Coverage Ratio and the current Stated Principal Balance;

(aa)        the value of any REO Property included in the Issuing Entity as of the related Determination Date, on an asset-by-asset basis, based on the most recent appraisal or valuation;

(bb)        with respect to any REO Property sold or otherwise disposed of during the related Collection Period and for which a final recovery determination has been made, (A) the Realized Loss or HP Realized Loss, as applicable, attributable to the related Mortgage Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (C) the date of the final recovery determination and (D) the balance of the Excess Liquidations Proceeds Account for such Distribution Date;

(cc)         the amount of the distribution on the Distribution Date to the holders of the Class V and Residual Certificates;

(dd)         material breaches of Mortgage Loan representations and warranties or any covenants under the Pooling and Servicing Agreement of which the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer or the Special Servicer has received written notice;

(ee)         the identity of the Operating Advisor;

(ff)         the information required by Rule 15Ga-1(a), as promulgated under the Exchange Act, concerning all assets of the Trust that were the subject of a demand to repurchase or replace for breach of the related representations and warranties;

(gg)       for any Distribution Date Statement distributed, a reference to most recent Form ABS-15G filed by the Depositor and each Mortgage Loan Seller, if applicable, and the SEC assigned “Central Index Key” number for such filer(s);

(hh)       an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period;

(ii)         the identity of the Controlling Class;

(jj)         the identity of the Controlling Class Representative; and

(kk)       such other information and in such form as will be specified in the Pooling and Servicing Agreement.

In addition, the Certificate Administrator may make certain other information and reports (including the collection of reports specified by the CREFC (or any successor organization reasonably acceptable to the Certificate Administrator and the Master Servicer) known as the “CREFC Investor Reporting Package”) related to the Mortgage Loans available to Privileged Persons, to the extent that the Certificate Administrator receives relevant information and loan-related reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement.  The Certificate Administrator will not make any representations or warranties as to the accuracy or completeness of any information provided by it that was based; in whole or in part, on information received from third parties, and may disclaim responsibility for the Certificate Administrator’s website.  The Certificate Administrator may require registration and acceptance of a disclaimer and a confidentiality agreement.  Neither the Certificate Administrator nor the Master Servicer will be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

Information Available Electronically

The Pooling and Servicing Agreement requires that the Certificate Administrator make available to any Privileged Person (provided that the free writing prospectus, the Distribution Date Statements and the SEC filings referred to below will be made available to the general public), via the Certificate Administrator’s website, among other things, the following items, in each case to the extent received by the Certificate Administrator:

(a)      the following “deal documents”:

●	the final prospectus supplement that relates to the Offered Certificates; and

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

(b)      the following SEC filings:

●	Any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the EDGAR system;

(c)      the following “periodic reports”:

●	the Distribution Date Statements;

●	the reports included in the CREFC Investor Reporting Package (provided they are prepared or received by the Certificate Administrator); and

●	the annual reports prepared by the Operating Advisor;

(d)      the following “additional documents”:

●	summaries of Final Asset Status Reports delivered to the Certificate Administrator in electronic format; and

●
any appraisal, Phase I environmental assessment, Phase II environmental assessment, seismic report and property condition report relating to the Mortgaged Properties (or updates thereof) delivered to the Certificate Administrator in electronic format;

(e)      the following “special notices”:

●
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this free writing prospectus;

●
notice of any request by at least 25% of the Certificates to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Certificates to terminate and replace the Operating Advisor;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Events of Default received by the Certificate Administrator;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the Issuing Entity;

●	any notice of the occurrence and continuance of a Control Termination Event;

●	any notice of the occurrence and continuance of a Consultation Termination Event;

●	any Assessment of Compliance (as defined in the prospectus) delivered to the Certificate Administrator; and

●	any Attestation Reports (as defined in the prospectus) delivered to the Certificate Administrator;

(f)       the “Investor Q&A Forum”; and

(g)      solely to Certificateholders and beneficial owners of Certificates, the “Investor Registry.”

The Certificate Administrator may require a recipient of any of the information set forth above to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where (a) Certificateholders and beneficial owners of Certificates may (i) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (ii) submit inquiries to the Master Servicer or the Special Servicer relating to reports, the Mortgage Loans or the Mortgaged Properties and (iii) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such annual reports and (b) Privileged Persons may view previously submitted inquiries and related answers.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, would be in violation of applicable law, the Pooling and Servicing Agreement or the Mortgage Loan Documents, would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor the Master Servicer or the Special Servicer, as applicable, or is otherwise not advisable to answer, in which case the Certificate Administrator will not post the related inquiry.  In addition, no party is permitted to post or otherwise disclose Privileged Information as part of its response to any inquiry.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner via the Certificate Administrator’s website.  Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at https://tss.sfs.db.com/investpublic.  The 17g-5 Information Provider’s website will initially be located under the Certificate Administrator’s website under the “NRSRO” tab related to the Certificates.  Access will be provided by the Certificate Administrator and the 17g-5 Information Provider, as the case may be, to such persons upon its receipt from such person of an Investor Certification or NRSRO Certification in the forms attached to the Pooling and Servicing Agreement, which forms will also be located on and submitted electronically via the Certificate Administrator’s website or the 17g-5 Information Provider’s website, as applicable.  In connection with providing access to the Certificate Administrator’s website and the 17g-5 Information Provider’s website, the Certificate Administrator and/or the 17g-5 Information Provider may require registration and the acceptance of a disclaimer.  The Certificate Administrator and the 17g-5 Information Provider, as the case may be, will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. Neither the Certificate Administrator nor the 17g-5 Information Provider make any representations or warranties as to the accuracy or completeness of documents or information posted to its respective website and neither party will assume any responsibility for them.  In addition, the Certificate Administrator and the 17g-5 Information Provider, as the case may be, may disclaim responsibility for any such document or information for which it is not the original source.  Assistance in using the Certificate Administrator’s website and the 17g-5 Information Provider’s website can be obtained by calling the Certificate Administrator’s customer service desk at 1-800-735-7777.

The 17g-5 Information Provider will make available to the NRSROs the following items, among other things, via the 17g-5 Information Provider’s website to the extent delivered to the 17g-5 Information Provider in an electronic format in the manner prescribed by the Pooling and Servicing Agreement:

(a)         any notice of a waiver of a “due-on-sale” or “due-on-encumbrance” provision with respect to any Mortgage Loan;

(b)         officer’s certificates supporting nonrecoverability determinations relating to Advances and notice of a determination not to refrain from reimbursement of all Nonrecoverable Advances;

(c)         Asset Status Reports;

(d)         environmental reports;

(e)        Assessments of Compliance (as defined in the prospectus);

(f)         Attestation Reports (as defined in the prospectus);

(g)        appraisals;

(h)        any notice relating to the Special Servicer’s determination to take action under the Pooling and Servicing Agreement without receiving a No Downgrade Confirmation;

(i)         copies of any questions or requests submitted by the Rating Agencies to the Master Servicer, Special Servicer, Certificate Administrator or Trustee;

(j)         any requests for a No Downgrade Confirmation;

(k)        any notice of resignation of the Trustee or the acceptance of appointment by the successor trustee;

(l)         any notice of resignation or assignment of the rights of the Master Servicer or the Special Servicer;

(m)       any notices of Event of Default or termination of the Master Servicer or the Special Servicer;

(n)        any notice of an amendment of the Pooling and Servicing Agreement to change the procedures related to Rule 17g-5;

(o)        any notice of a material change or amendment to the Pooling and Servicing Agreement;

(p)        any notice of the merger, consolidation, resignation or termination of the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee;

(q)        any notice of the repurchase of a Mortgage Loan by a Mortgage Loan Seller;

(r)         any notice of any change in the lien priority of a Mortgage Loan;

(s)        any notice of any material damage to a Mortgaged Property;

(t)         any notice of any amendment, modification, consent or waiver to or of any provision of a Mortgage Loan;

(u)        any summary of oral communications with the Rating Agencies; and

(v)         the “Rating Agency Q&A Forum and Servicer Document Request Tool.”

The 17g-5 Information Provider will make the “Rating Agency Q&A Forum and Servicer Document Request Tool” available to nationally recognized statistical rating organizations (“NRSROs”), as such term is defined in Section 3(a)(62) of the Exchange Act, via the 17g-5 Information Provider’s website, where NRSROs may (i) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (ii) submit inquiries to the Master Servicer or the Special Servicer relating to reports, the Mortgage Loans, or the Mortgaged Properties, (iii) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such annual reports, and (iv) view previously submitted inquiries and related answers.  In addition, NRSROs may use the forum to submit requests for loan-level reports and information.  The Certificate Administrator, the Operating Advisor the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that (i) answering the inquiry would be in violation of applicable law, the Servicing Standard, the Pooling and Servicing Agreement or the Mortgage Loan Documents, (ii) answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or (iii)(A) answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, and (B) the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard (or in good faith, in the case of the Certificate Administrator or the Operating Advisor) that the performance of such duties or the payment of such costs and expenses is beyond the scope of its duties in its capacity as Certificate Administrator, Operating Advisor, Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement, in which case the 17g-5 Information Provider will post the related inquiry together with a statement that such inquiry was not answered.  The 17g-5 Information Provider will be required to post the inquiries and related answers (or reports, as applicable) on the Rating Agency Q&A Forum and Servicer Document Request Tool, subject to and in accordance with the Pooling and Servicing Agreement.  The Rating Agency Q&A Forum and Servicer Document Request Tool may not reflect questions, answers, and other communications which are not submitted through the 17g-5 Information Provider’s website.  Answers posted on the Rating Agency Q&A Forum and Servicer Document Request Tool will be attributable only to the respondent, and will not be deemed to be answers from any other person.  No such other person will have any responsibility or liability for the content of any such information.

“Privileged Person” means the Depositor, underwriters, the Master Servicer, the Special Servicer, the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), the Trustee, the Certificate Administrator, the Operating Advisor, a designee of the Depositor, any person who provides the Certificate Administrator with an Investor Certification and any NRSRO that delivers an NRSRO Certification to the 17g-5 Information Provider, which Investor Certification and NRSRO Certification may be submitted electronically via the Certificate Administrator’s website or the 17g-5 Information Provider’s website, as applicable.

“Investor Certification” means a certificate representing that the person executing the certificate (1) is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate that, in the case of an Offered Certificate, has received a copy of the final prospectus supplement and the prospectus and (2) is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any of the foregoing substantially in the form attached to the Pooling and Servicing Agreement or as electronically available on the Certificate Administrator’s website.

“NRSRO Certification” means a certification executed by an NRSRO in favor of the 17g-5 Information Provider substantially in the form attached to the Pooling and Servicing Agreement or in electronic form on the 17g-5 Information Provider’s website that states that such NRSRO is a Rating Agency hired to provide ratings on the Certificates, or that such NRSRO has access to the 17g-5 website for the Issuing Entity, has provided the 17g-5 Information Provider with the appropriate certifications under Rule 17g-5(e), and will treat all information obtained from the 17g-5 Information Provider’s website as confidential.

“17g-5 Information Provider” means the Certificate Administrator.

Other Information

The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review by any Privileged Person, originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents):

(a)         any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(b)         the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information,” if any, received from the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(c)         the mortgage files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator; and

(d)         each of the documents made available by the Certificate Administrator via its website as described under “—Information Available Electronically” above.

The Certificate Administrator may require a Privileged Person to execute a confidentiality agreement prior to granting access to the information described above.  Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Certificate Administrator to the extent such documents are in the Certificate Administrator’s possession.

The Certificate Administrator will make available all Distribution Date Statements, CREFC reports and supplemental notices (provided they are received by the Certificate Administrator) to certain financial modeling firms (including Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.) in accordance with the provisions of the Pooling and Servicing Agreement.

Master Servicer’s Reports

The Master Servicer is required to deliver to the Certificate Administrator prior to each Distribution Date, and the Certificate Administrator is to make available to any Privileged Person on its website certain reports and data files that are part of the CREFC Investor Reporting Package.

Subject to the receipt of necessary information from any subservicer, reports will be made available electronically in the form of the standard CREFC reports; provided, however, the Certificate Administrator will provide Certificateholders (at the expense of such Certificateholders) with a written copy of such report upon request.  The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer no later than two business days prior to the Master Servicer Remittance Date.  Absent manifest error, none of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable.

The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be indemnified by the Issuing Entity against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan and reasonably relied upon by such party.

The Master Servicer is also required to deliver periodically to the Trustee, Certificate Administrator, the Operating Advisor, the underwriters and the 17g-5 Information Provider (who will promptly post such materials to the 17g-5 Information Provider’s website) the following materials, of which the CREFC Operating Statement Analysis Report and CREFC NOI Adjustment Worksheet are required to be delivered in electronic format and any items relating to such report or worksheet may be delivered in electronic or paper format:

(a)         Annually, on or before June 30 of each year, commencing in 2012, with respect to each Mortgaged Loan and REO Loan (to the extent prepared by and received from the Special Servicer in the case of any REO Loan), a “CREFC Operating Statement Analysis Report” together with copies of the related operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent received by the Special Servicer) for such Mortgaged Property or REO Property for the current trailing 12 months, if available, or year-to-date.  The Master Servicer (or the Special Servicer in the case of Specially Serviced Loans and REO Properties) is required to use its commercially reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and will be required to promptly update the CREFC Operating Statement Analysis Report.

(b)         Within 45 days of receipt by the Master Servicer (or within 60 days of receipt by the Special Servicer with respect to any Specially Serviced Loan or REO Property) of annual year-end operating statements, if any, with respect to any Mortgaged Property or REO Property, a “CREFC NOI Adjustment Worksheet” for such Mortgaged Property (with the annual year-end operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year-end net operating income or net cash flow and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

Upon request for receipt of any such items from any Rating Agency, the Master Servicer shall forward to the 17g-5 Information Provider (who will promptly post such requested item to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such requested item to the 17g-5 Information Provider, the Rating Agencies.

In addition, within a reasonable period of time after the end of each calendar year, the Certificate Administrator is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns.  The Certificate Administrator will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Issuing Entity.

Exchange Act Filings

The Trust will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the SEC regarding the Certificates, to the extent, and for such time, as it shall be required to do so under Rule 15d-22 of the Exchange Act.  Such reports will be filed under the name “Deutsche Mortgage & Asset Receiving Corp.”  (SEC file no. 333-172143).  Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Members of the public may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that internet site is http://www.sec.gov.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury.  Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Three separate real estate mortgage investment conduit (“REMIC”) elections (the “Hartman Portfolio Mortgage Loan REMIC”, the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” and collectively, the “Trust REMICs”) will be made with respect to the designated portions of the Issuing Entity.  The Hartman Portfolio Mortgage Loan REMIC will hold the Hartman Portfolio Mortgage Loan, proceeds thereof held in the Collection Account, the Hartman Portfolio Mortgage Loan REMIC Distribution Account and any related REO Property, will issue certain uncertificated Classes of regular interests (the “Hartman Portfolio Mortgage Loan REMIC Regular Interests”) to the Lower-Tier REMIC, and will issue a sole class of residual interests in such Trust REMIC, represented by the Class LR certificates.  The Lower-Tier REMIC will hold the Mortgage Loans (other than the Hartman Portfolio Mortgage Loan and other than the Alamance Crossing Interest Strip and Excess Interest), the Hartman Portfolio Mortgage Loan REMIC Interests and certain other assets, will issue certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and will issue a sole class of residual interests in such Trust REMIC, represented by the Class LR Certificates.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M, Class X-A, Class X-B, Class B, Class C, Class D, Class E, Class F, Class G and Class HP Certificates (together, the “Regular Certificates”) as classes representing regular interests in the Upper-Tier REMIC and will issue the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC.  Qualification as a REMIC requires ongoing compliance with certain conditions.  Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor:  (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter; (b) each Lower-Tier Regular Interest will constitute a “regular interest” in the Lower-Tier REMIC, each Hartman Portfolio Mortgage Loan REMIC Regular Interest will constitute a “regular interest” in the Hartman Portfolio Mortgage Loan REMIC, and each of the Regular Certificates will constitute a “regular interest” in the Upper-Tier REMIC; and (c) the Class LR Certificates will evidence the sole Class of “residual interests” in the Lower-Tier REMIC and the Hartman Portfolio Mortgage Loan REMIC, and the Class R Certificates will evidence the sole class of “residual interests” in the Upper-Tier REMIC.  In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portion of the Issuing Entity consisting of the Excess Interest (and related amounts in the Class V Distribution Account) will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and (ii) the Class V Certificates will represent undivided beneficial interests in the Excess Interest and related amounts in the Class V Distribution Account.

Tax Status of Offered Certificates

Each Class of Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) to the extent described in the prospectus under the heading “Federal Income Tax Consequences For REMIC Certificates—Status of REMIC Certificates.”  Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), but only in the proportion that the applicable Trust REMIC’s basis in the related Mortgage Loans secured by multifamily properties relates to the Trust REMIC’s total basis in the Mortgage Loans.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  In addition, Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing tax treatments.  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).

Taxation of Offered Certificates

General.  The Offered Certificates will represent regular interests in the Upper-Tier REMIC.  In general, interest, original issue discount and market discount on an Offered Certificate will be treated as ordinary income to the holder of an Offered Certificate (an “Offered Certificateholder”), and principal payments on an Offered Certificate will be treated as a return of capital to the extent of the Offered Certificateholder’s basis in the Offered Certificate.  The Offered Certificates will represent newly originated debt instruments for federal income tax purposes.  Offered Certificateholders must use the accrual method of accounting with regard to the Offered Certificates, regardless of the method of accounting otherwise used by such Offered Certificateholders.

Original Issue Discount.  Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The Internal Revenue Service has issued temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act.  Offered Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates.  Investors are advised to consult their own tax advisors as to the discussions in this free writing prospectus and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Offered Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in an Offered Certificateholder’s income.  The total amount of original issue discount on an Offered Certificate is the excess of the “stated redemption price at maturity” of the Offered Certificate over its “issue price.”  The issue price of a class of Offered Certificates is the first price at which a substantial amount of Offered Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Offered Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Certificates.  The stated redemption price at maturity of an Offered Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Certificates (other than the Class X-A and Class X-B Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR, provided that it is assumed that the ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”).  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

It is anticipated that the Class     Certificates will [not] be issued with original issue discount [and that the Class     Certificates will be issued with a de minimis amount of original issue discount].

Premium.  An Offered Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus.  It is anticipated that the Class     Certificates will be issued at a premium.

Yield Maintenance Charges and Prepayment Premiums.  Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Offered Certificates as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges” in this free writing prospectus.  It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of the Offered Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Certificate Administrator’s actual receipt of a Yield Maintenance Charges and Prepayment Premium.  Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of an Offered Certificate.  The Internal Revenue Service may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Further Information; Taxation of Foreign Investors

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen of resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is a foreign estate or trust, see “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Certain Federal Income Tax Consequences,” purchasers of Offered Certificates should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Offered Certificates.

ERISA CONSIDERATIONS

The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Code Section 4975, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law.  There are certain exemptions issued by the U.S. Department of Labor (the “Department”) that may be applicable to an investment by a Plan in the Certificates.  The Department has granted an administrative exemption to Deutsche Bank Securities Inc. as Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2007-5 (the “Exemption”), for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters.  The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations; provided that the conditions and requirements of the Exemption are satisfied.  The assets described in the Exemption include mortgage loans such as the Mortgage Loans.  However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

(a)         the acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(b)         the Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from any of DBRS, Inc., DBRS Limited, Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Service (“S&P”) or Fitch, Inc. (“Fitch”);

(c)         the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

(d)         the sum of all payments made to and retained by underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates.  The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity represents not more than the fair market value of such Mortgage Loans.  The sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

(e)         the Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

The Issuing Entity must also meet the following requirements:

(a)         the corpus of the Issuing Entity must consist solely of assets of the type that have been included in other investment pools;

(b)         certificates in such other investment pools must have been rated in one of the four highest rating categories of DBRS, Inc., DBRS Limited, Moody’s, S&P or Fitch for at least one year prior to the Plan’s acquisition of the Offered Certificates pursuant to the Exemption; and

(c)         certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates pursuant to the Exemption.

If all of the conditions of the Exemption are met, then whether or not a Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in the Issuing Entity, the acquisition, holding and resale by Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor; provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each Class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Issuing Entity is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Issuing Entity; (c) the Plan’s investment in certificates of any Class does not exceed twenty-five percent of all of the certificates of that Class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, the Trustee, any underwriter, the Master Servicer, the Special Servicer, any obligor with respect to Mortgage Loans included in the Issuing Entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the Issuing Entity, any party considered a “sponsor” within the meaning of the Exemption, or any affiliate of such parties (the “Restricted Group”).

The Depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.  However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions or similar exemption under Similar Law, and whether the conditions of any such exemption will be applicable to such purchase.  As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as the Certificates.  A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment.  See “Certain ERISA Considerations” in the prospectus.

Prospective investors should note that the State Teachers Retirement System of Ohio, which is a governmental plan, owns an equity interest in the related borrower under the Mortgage Loan securing the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Union Square Retail, representing approximately 8.0% of the Initial Outstanding Pool Balance.  Persons who have an ongoing relationship with the State Teachers Retirement System of Ohio should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold the Offered Certificates.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

Except that no class of the Offered Certificates will qualify as “mortgage related securities,” no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any class of Offered Certificates by any NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may affect the ability of an investor to purchase or retain, or the regulatory characteristics of, that class of Offered Certificates.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, regulatory or other restrictions.

See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.  Certain legal matters with respect to the Offered Certificates will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

It is a condition to the issuance of the Offered Certificates that each Class of the Offered Certificates be rated as follows by Fitch and Moody’s (together, the “Rating Agencies”):
	Fitch*	Moody’s*
Class A-1	AAA(sf)	Aaa(sf)
Class A-2	AAA(sf)	Aaa(sf)
Class A-3	AAA(sf)	Aaa(sf)
Class A-4	AAA(sf)	Aaa(sf)
Class A-M	AAA(sf)	Aaa(sf)
Class B	AA(sf)	Aa2(sf)
Class C	A(sf)	A2(sf)

*
Fitch and Moody’s have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to www.fitchratings.com and www.moodys.com.

Each of the Rating Agencies will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding.  Fees for such ratings surveillance will be prepaid by the Depositor.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgaged Properties, the Sponsors, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question.  A securities rating on mortgage pass-through certificates does not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which such payments might differ from those originally anticipated or the extent to which the related certificateholders might experience any net prepayment interest shortfalls.  The security ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.  In addition, ratings on mortgage pass-through certificates do not address the likelihood, timing or frequency of the receipt of prepayment premiums or default interest.  In general, the ratings address credit risk and not prepayment risk.  Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or whether investors might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the related mortgage loans (including both voluntary and involuntary prepayments).

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to Fitch and Moody’s and certain other NRSROs.  Based on preliminary feedback from those NRSROs at that time, the Depositor selected Fitch and Moody’s to rate the Offered Certificates and did not select the other NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates.  Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Offered Certificates.  Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.

Furthermore, the SEC may determine that either or both of Fitch and Moody’s no longer qualifies as an NRSRO, or is no longer qualified to rate the Offered Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” in this free writing prospectus.

The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

LEGAL ASPECTS OF MORTGAGE LOANS IN CALIFORNIA,
MASSACHUSETTS, TEXAS, NEW YORK AND PUERTO RICO

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California representing approximately 13.3% of the Initial Outstanding Pool Balance by Allocated Loan Amount), Massachusetts (representing approximately 11.8% of the Initial Outstanding Pool Balance by Allocated Loan Amount), Texas (representing approximately 11.3% of the Initial Outstanding Pool Balance by Allocated Loan Amount), New York (representing approximately 11.2% of the Initial Outstanding Pool Balance by Allocated Loan Amount), and Puerto Rico (representing approximately 6.1% of the Initial Outstanding Pool Balance by Allocated Loan Amount), which are general in nature.  This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

California Law.  Mortgage loans in California are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale in accordance with the California Civil Code (as long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure.  Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure.  Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property.  California’s “security first” and “one action” rules require the lender to exhaust the security afforded under the deed of trust in a single action by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the environmental indemnity.  California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes.  Violations of such statutes may result in the loss of some or all of the security under the loan and a loss of the ability to sue for the debt.  A sale by a trustee under a deed of trust does not constitute an “action” for purposes of the “one action rule.”  Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness.  Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances where the proper waivers have not been obtained, guarantors.  California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default.  Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Massachusetts Law.  Mortgage loans involving real property in Massachusetts are secured by mortgages and foreclosures are accomplished by one of the following methods:  judicial foreclosure action, sale under statutory power of sale, peaceable entry and possession for three years, or bill in equity under statute. Foreclosure by sale under the statutory power of sale accompanied by an entry prior to the sale is the more commonly followed method of foreclosure in Massachusetts. If the mortgagor is not a corporation, limited liability company or limited partnership, the mortgagee will generally first obtain a judgment from the Land Court or Superior Court sitting in the county where the property is located barring the rights of any interested party under the Solders’ and Sailor’s Civil Relief Act. Prior to conducting the sale, notice of sale must be published for three successive weeks with the first such publication to take place at least 21 days prior to the date of sale and notice must be delivered by registered mail to the required parties at least 30 days prior to the date of sale. A mortgagor has no right of redemption after a properly conducted foreclosure sale under the power of sale. The Commonwealth of Massachusetts does not have a “one action rule” or “anti deficiency legislation”; however, a deficiency judgment for a recourse loan cannot be obtained after a foreclosure sale conducted by a power of sale unless certain required steps are taken, including the giving of notice at least 21 days before the sale, the signing of an affidavit within 30 days after the sale, and generally bringing the action within 2 years after the sale. Although very rarely granted, in certain circumstances, the lender may have a receiver appointed. In Massachusetts, contamination on a property may give rise to a “super lien” on the property for costs incurred by the Commonwealth of Massachusetts and such a lien has priority over all existing liens, including those of existing mortgages.

Texas Law.  Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four (4) years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).  Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least twenty-one (21) days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse door of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such twenty-one (21) day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.  The trustee’s sale must be performed pursuant to the terms of the deed of trust and must take place between the hours of 10 A.M. and 4 P.M. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three (3) hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two (2) years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor and any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property exceeds the foreclosure sale price.

New York Law.  Mortgage loans in New York are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is usually accomplished in judicial proceedings.  After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action.  The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale.  Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction.  There is no right of redemption after the foreclosure of sale.  In certain circumstances, deficiency judgments may be obtained.  Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Puerto Rico Law.  Commercial mortgage loans secured by mortgaged properties located in Puerto Rico are generally evidenced by the execution of a promissory note in favor of the mortgagee, and a “mortgage note” payable to the bearer thereof is then pledged to the mortgagee as security for the promissory note.  The mortgage note in turn is secured by a deed of mortgage on certain real property of the mortgagor.  Notwithstanding the existence of both the promissory note and the bearer mortgage note, the mortgage has only a single indebtedness to the mortgagee and in the event of default the mortgagee may bring a single unitary action to proceed directly against the mortgaged property without any requirement to take a separate action under the promissory notes or mortgage notes.  Priority between mortgage instruments depends on their terms and generally on the order of filing with the appropriate Registry of Property of Puerto Rico.  Foreclosure of a mortgage in Puerto Rico is generally accomplished by judicial action.  The action is initiated by the service of legal pleadings upon all parties having an interest in the real property.  Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties.  When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming and costly.  At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a marshal or other court officer to conduct the sale of the property.  Such sales are made in accordance with procedures set forth in the Mortgage and Property Registry Act (Act No. 198 of August 8, 1979).  The purchaser at such sale acquires the estate in interest in real property covered by the mortgage.  Generally, the terms of the deed of mortgage and Puerto Rico law control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a mortgagee.  The courts of Puerto Rico, however, may, in extraordinary circumstances, refuse to foreclose a mortgage on grounds of equity when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.  In any case, there can be no assurance that the net proceeds realized from foreclosures on any mortgage loan, after payment of all foreclosure expenses, will be sufficient to pay the principal, interest and other expenses, if any, which are due thereunder.

Furthermore, the Puerto Rico Environmental Quality Board (the “EQB”) has authority to enforce the Puerto Rico Environmental Public Policy Act, Act No. 416 of September 22, 2004, effective as of March 22, 2005, and the regulations promulgated thereunder.  Act No. 416 grants the EQB the authority to exercise, execute, receive and administer federal environmental laws and to adopt and implement regulations and a permit system related, among others, to the Federal Clean Water Act, Clean Air Act, Solid Waste Disposal Act, Resource Conservation and Recovery Act, CERCLA and any other federal environmental legislation that might be enacted.  The environmental regulations in Puerto Rico address, among others, such areas as air emissions, waste water direct and indirect discharges, hazardous and non-hazardous solid waste management, underground injection, underground storage tanks and protection of natural resources.  Therefore, facilities in Puerto Rico under certain circumstances may be subject to enforcement action from both the U.S. Environmental Protection Agency (the “EPA”) and the EQB.  In those cases where enforcement of the environmental program has not been delegated to the EQB, the EPA retains its enforcement authority.  If the EQB fails to carry out its enforcement responsibility of a federal delegated program, the EPA may exercise its enforcement authority.

INDEX OF DEFINED TERMS

17g-5 Information Provider	268	Consultation Termination Event	220
2010 PD Amending Directive	xi	Control Eligible Certificates	221
Acceptable Insurance Default	76	Control Termination Event	221
Administrative Fee Rate	163	Controlling Class	220
ADR	163	Controlling Class Certificateholder	220
Advance Rate	229	Controlling Class Representative	220
Advances	229	Corrected Mortgage Loan	257
Alamance Crossing Interest Strip	186	CPR	213
Alamance Crossing Mortgage Loan	186	CREFC	261
Allocated Loan Amount	163	CREFC Investor Reporting Package	264
Annual Debt Service	163	CREFC NOI Adjustment Worksheet	270
Anticipated Repayment Date	162	CREFC Operating Statement
Appraisal Reduction Amount	186, 203	Analysis Report	269
Appraisal Reduction Event	203	Crossover Date	196
Appraised Value	163	Current LTV	163
Appraised-Out Class	205	Custodian	144
ARD Loan	162	Cut-off Date	148
Article 122a	96	Cut-off Date Balance	149
Asset Status Report	257	Cut-off Date Loan-to-Value Ratio	163
Assumed Final Distribution Date	199	Cut-off Date LTV	163
Assumed Scheduled Payment	189	Cut-off Date LTV Ratio	163
Authenticating Agent	146	Cut-off Date U/W NCF Debt Yield	164
Automatic Termination	viii	Cut-off Date U/W NOI Debt Yield	164
Available Funds	183	CWCAM	137
Balloon Balance	163	DBBM	109
Balloon Loan	185	DBMS	109
Balloon LTV	164	DBTCA	144
Base Interest Fraction	197	Debt Service Coverage Ratio	166
BB&T Headquarters Building		Default Interest	186
Mortgage Loan	162	Default Rate	186
B-Piece Buyer	92	Defaulted Mortgage Loan	251
CBE	215	Defeasance	171
CDEs	177	Defeasance Collateral	171
Certificate Administrator	144	Defeasance Loans	168
Certificate Balance	182	Defeasance Lock-Out Period	168
Certificate Owners	209	Defeasance Option	171
Certificate Registrar	146, 207	Defeasance Period	168
Certificateholder	207	Definitive Certificate	207
Certificates	182	Department	273
Certifying Certificateholder	210	Depositaries	207
Class	182	Depositor	132
Class HP Control Appraisal Event	160	Determination Date	186
Class HP Representative	160	Directing Holder	220
Class V Distribution Account	232	Disclosable Special Servicer Fees	261
Class X-A Strip Rates	187	Discount Rate	169
Class X-B Strip Rates	187	Distribution Account	232
Clearstream	32, 207	Distribution Date	183
Clearstream Participants	209	Distribution Date Statement	261
Closing Date	132	DMARC	109
CMAE	138	DSCR	166
CMBS	109	DTC	32
Code	171	Due Date	150
Collection Account	232	Eligible Operating Advisor	226
Collection Period	185	EPA	280

EQB	280	Interest Payment Differential	169
ERISA	273	Interest Rate	164
Euroclear	32	Interest Reserve Account	232
Euroclear Participants	209	Interest Shortfall	187
Events of Default	242	Interested Person	251
Excess Interest	163	Investor Certification	268
Excess Liquidation Proceeds	250	Investor Q&A Forum	265
Excess Liquidation Proceeds		Investor Registry	265
Account	233	IO Group YM Distribution Amount	196
Exchange Act	132	Issuing Entity	132
Exemption	273	JPMIM Mortgage Loan	109
FDIC	133	Ladder Capital Group.	116
Final Asset Status Report	225	Ladder Capital Review Team	117
Financial Promotion Order	x	Ladder Holdings	116
Fitch	274	LCF	116
Form 8-K	181	LCF Data Tape	118
FPO Persons	x	LCF Financing Affiliates	116
FSMA	x	LCF Mortgage Loans	116
GAAP	162	Leased Fee	164
GACC	109	Liquidation Fee	258
GACC Data Tape	110	Liquidation Proceeds	259
GACC Deal Team	110	Loan-to-Value Ratio	163
GACC Mortgage Loans	110	Lock-Out Period	168
GACC Prepayment Interest Shortfall	202	Lock-Out Periods	168
GLA	164	Loss of Value Payment	239
GLAC	124	Lower-Tier Distribution Account	233
GLAC Data Tape	126	Lower-Tier Regular Interests	271
GLAC Mortgage Loans	124	Lower-Tier REMIC	271
GLAC Review Team	125	LTV Ratio	163
Grantor Trust	271	LTV Ratio at Maturity	164
Guggenheim Partners	124	MAI	205
Hartman Portfolio Gross Non-		Major Decision	218
Pooled Component Rate	157	Master Servicer	134
Hartman Portfolio Gross Pooled		Master Servicer Prepayment
Component Rate	157	Interest Shortfall	201
Hartman Portfolio Mortgage Loan	149	Master Servicer Remittance Date	228
Hartman Portfolio Mortgage Loan		Master Servicing Fee	254
REMIC	271	Master Servicing Fee Rate	254
Hartman Portfolio Mortgage Loan		Material Breach	238
REMIC Distribution Account	233	Material Document Defect	238
Hartman Portfolio Mortgage Loan		Maturity Date LTV	164
REMIC Regular Interests	271	Modeling Assumptions	213
Hartman Portfolio Net Non-Pooled		Modification Fees	260
Component Rate	158	Modified Mortgage Loan	206
Hartman Portfolio Net Pooled		Monthly Payment	185
Component Rate	157	Moody’s	274
Holders	210	Mortgage	149
HP Non-Pooled Component	149	Mortgage Loan Documents	238
HP Pooled Component	149	Mortgage Loan Purchase
HP Realized Loss	159	Agreement	151
IDOT	149	Mortgage Loan Purchase
Indirect Participants	208	Agreements	237
Initial Outstanding Pool Balance	148	Mortgage Loan Sellers	151
Initial Rate	162	Mortgage Loans	148
Interest Accrual Amount	186	Mortgage Pool	148
Interest Accrual Period	186	Mortgage Rate	188

Mortgaged Properties	148	Principal Prepayments	185
Mortgaged Property	148	Private Certificates	182
MSA	164	Privileged Information	225
Net Default Interest	186	Privileged Information Exception	225
Net Mortgage Pass-Through Rate	187	Privileged Person	268
Net Operating Income	164	Promotion of Collective Investment
Net Prepayment Interest Excess	202	Schemes Exemptions Order	x
Net Prepayment Interest Shortfall	202	Property Advances	229
Net REO Proceeds	185	Prospectus Directive	xi
NMTC Loans	177	QALICBs	177
NMTC Program	177	Qualified Affiliate	241
No Downgrade Confirmation	247	qualified intermediary	3
NOI	164	Qualified Substitute Mortgage Loan	239
NOI Date	164	Rated Final Distribution Date	13, 200
Nonrecoverable Advance	230	Rating Agencies	276
Non-Reduced Certificates	141	Rating Agency Q&A Forum and
non-U.S. holder	3	Servicer Document Request Tool	267
Note	149	REA	51
Notional Balance	182	Realized Loss	200
NRA	165	Record Date	183
NRSRO Certification	268	Regular Certificates	182, 271
NRSROs	267	Related Proceeds	230
Occupancy	165	Release Date	171
Occupancy As-of Date	165	Relevant Implementation Date	xi
Offered Certificateholder	271	Relevant Member State	x
Offered Certificates	182	Relevant Persons	x
Offsetting Modification Fees	260	REMIC	271
OID Regulations	272	REMIC Regulations	270
Operating Advisor	147	Removed Mortgage Loan	239
Operating Advisor Consulting Fee	228	REO Account	182
Operating Advisor Fee	228	REO Loan	189
Operating Advisor Fee Rate	228	REO Property	182
Operating Advisor Standard	224	REO Tax	249
Operating Advisor Termination		Replacement Mortgage Loan	239
Event	226	Repurchase Price	239
P&I Advance	228	Requesting Holders	205
Pads	166	Requesting Party	246
Park Bridge	147	Reserve Accounts	150
Participants	207	Residual Certificates	182
Pass-Through Rate	187	Restricted Group	275
Paying Agent	146	Restricted Party	225
PCIS Persons	x	Revised Rate	162
Percentage Interest	183	RevPar	165
Permitted Encumbrances	150	Rooms	166
Piatt Place Loan	178	Rule 17g-5	245
Plan	273	Rules	208
PML	122	S&P	274
Pooling and Servicing Agreement	216	SEC	viii
Prepayment Assumption	272	SEL	122, 129
Prepayment Interest Excess	201	Sequential Pay Certificate	182
Prepayment Interest Shortfall	201	Sequential Pay Certificates	182
Prepayment Premium	170	Servicing Compensation	254
Prepayment Premium Lock-Out		Servicing Fee	254
Period	168	Servicing Fee Rate	254
Prime Rate	229	Servicing Standard	217
Principal Distribution Amount	188	Servicing Transfer Event	257

SF	165	U/W NOI DSCR	167
Similar Law	273	U/W Revenue	167
Small Loan Appraisal Estimate	204	Underwritten NCF	165
Special Servicer	137	Underwritten NCF DSCR	166
Special Servicing Fee	258	Underwritten Net Cash Flow	165
Specially Serviced Loan	255	Underwritten Net Operating Income	165
Sponsors	151	Underwritten NOI	165
Sq. Ft.	165	Underwritten NOI Debt Yield	164
Square Feet	165	Underwritten NOI DSCR	167
Stated Principal Balance	201	Union Square Retail Mortgage Loan	166
Subordinate Certificates	202	Units	166
Sub-Servicing Entity	243	Unliquidated Advance	232
T-12	165	Unscheduled Payments	185
TC Cap	155	Updated Appraisal	205
Term to Maturity	165	Upper-Tier Distribution Account	233
Terms and Conditions	209	Upper-Tier REMIC	271
TRIPRA	77	URA Loan	178
Trust REMIC	29	USDA	84
Trust REMICs	271	USDA II	84
Trustee	141	Voting Rights	248
Trustee/Certificate Administrator		Wachovia	134
Fee	146	Weighted Average Net Mortgage
Trustee/Certificate Administrator		Pass-Through Rate	187
Fee Rate	146	Wells Fargo	134
U.S. Bank	141	Withheld Amounts	232
U.S. Obligations	170	Workout Fee	258
U.S. person	3	Workout-Delayed Reimbursement
U.S. withholding agent	3	Amount	231
U/W EGI	167	Yield Maintenance Charge	169
U/W NCF	165	Yield Maintenance Loans	168
U/W NCF DSCR	166	Yield Maintenance Lock-Out Period	168
U/W NOI	165	Yield Maintenance Period	169
U/W NOI Debt Yield	164

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

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COMM 2012-LC4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage	Mortgage		Cut-off		General	Detailed					Interest	Original
			Initial Pool	# of	Loan	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Additional	Total	Accrual	Term to
Property Flag	ID	Property Name	Balance	Properties	Originator (1)	Seller (2)	Balance($)(3)	Balance($)(3)	or ARD Balance($)(4)	Type	Type	Rate (4)	Fee Rate (5)	Strip	Strip	Basis	Maturity or ARD (4)
Loan	1	Square One Mall	10.6%	1	GACC	GACC	100,000,000	99,779,556	83,468,450	Retail	Regional Mall	5.4730%	0.1037%	0.0000%	0.1037%	Actual/360	120
Loan	2	Union Square Retail	8.0%	1	LCF	LCF	75,000,000	75,000,000	75,000,000	Retail	Anchored	4.8800%	0.1037%	0.0000%	0.1037%	Actual/360	120
Loan	3	Puerto Rico Retail Portfolio (21)	6.1%	4	LCF	LCF	57,750,000	57,750,000	48,760,748	Retail	Anchored	5.8500%	0.1037%	0.0000%	0.1037%	Actual/360	120
Property	3.01	Plaza Los Prados	2.4%	1	LCF	LCF	22,700,000	22,700,000		Retail	Anchored
Property	3.02	Juncos Plaza	1.5%	1	LCF	LCF	14,250,000	14,250,000		Retail	Anchored
Property	3.03	Manati Centro Plaza	1.5%	1	LCF	LCF	13,800,000	13,800,000		Retail	Anchored
Property	3.04	University Plaza	0.7%	1	LCF	LCF	7,000,000	7,000,000		Retail	Anchored
Loan	4	Hartman Portfolio (22)	6.0%	12	JPMIM	GACC	56,514,846	56,514,846	50,921,607	Various	Various	6.5000%	0.1037%	0.0000%	0.1037%	30/360	120
Property	4.01	Westheimer Central Plaza	1.0%	1	JPMIM	GACC	9,397,628	9,397,628		Office	Suburban
Property	4.02	The Preserve	0.7%	1	JPMIM	GACC	6,881,402	6,881,402		Office	Suburban
Property	4.03	North Central Plaza	0.6%	1	JPMIM	GACC	6,112,582	6,112,582		Office	Suburban
Property	4.04	Walzem Plaza	0.6%	1	JPMIM	GACC	5,790,096	5,790,096		Retail	Unanchored
Property	4.05	3100 Timmons Lane	0.5%	1	JPMIM	GACC	4,560,381	4,560,381		Office	Suburban
Property	4.06	One Mason Plaza	0.5%	1	JPMIM	GACC	4,359,243	4,359,243		Retail	Unanchored
Property	4.07	Northbelt Atrium I	0.5%	1	JPMIM	GACC	4,250,177	4,250,177		Office	Suburban
Property	4.08	Park Central	0.4%	1	JPMIM	GACC	3,892,502	3,892,502		Office	Suburban
Property	4.09	Northbelt Atrium II	0.4%	1	JPMIM	GACC	3,653,721	3,653,721		Office	Suburban
Property	4.10	11811 North Freeway	0.4%	1	JPMIM	GACC	3,477,462	3,477,462		Office	Suburban
Property	4.11	Tower Pavilion	0.3%	1	JPMIM	GACC	2,359,532	2,359,532		Office	Suburban
Property	4.12	Central Park Business Center	0.2%	1	JPMIM	GACC	1,780,118	1,780,118		Industrial	Flex
Loan	5	180 Peachtree Street	5.8%	1	GACC	GACC	55,000,000	54,888,798	46,549,648	Office	Data Center	5.9300%	0.1037%	0.0000%	0.1037%	Actual/360	120
Loan	6	Hampshire Multifamily Portfolio	5.8%	6	GACC	GACC	55,000,000	54,793,389	46,797,672	Multifamily	Garden	6.1100%	0.1037%	0.0000%	0.1037%	Actual/360	120
Property	6.01	Westlake Apartments	3.4%	1	GACC	GACC	32,025,774	31,905,468		Multifamily	Garden
Property	6.02	Woods Edge Apartments	0.8%	1	GACC	GACC	7,360,361	7,332,712		Multifamily	Garden
Property	6.03	Wind Drift Apartments	0.6%	1	GACC	GACC	5,511,655	5,490,950		Multifamily	Garden
Property	6.04	Riverwood Apartments	0.4%	1	GACC	GACC	4,111,166	4,095,722		Multifamily	Garden
Property	6.05	Spyglass Apartments	0.4%	1	GACC	GACC	3,810,391	3,796,077		Multifamily	Garden
Property	6.06	Villa Nova Apartments	0.2%	1	GACC	GACC	2,180,651	2,172,460		Multifamily	Garden
Loan	7	Alamance Crossing	5.4%	1	RB	GLAC	50,800,000	50,454,122	42,956,557	Retail	Regional Mall	5.8300%	0.1337%	0.9800%	1.1137%	Actual/360	119
Loan	8	Brea Plaza Shopping Center	4.6%	1	LCF	LCF	43,500,000	43,451,656	37,233,966	Retail	Anchored	6.3220%	0.1037%	0.0000%	0.1037%	Actual/360	120
Loan	9	Rio Apartments	2.0%	1	LCF	LCF	18,500,000	18,479,935	17,419,793	Multifamily	Garden	6.5000%	0.1037%	0.0000%	0.1037%	Actual/360	60
Loan	10	Treetop Apartments	1.7%	1	LCF	LCF	16,000,000	15,982,647	15,065,767	Multifamily	Garden	6.5000%	0.1037%	0.0000%	0.1037%	Actual/360	60
Loan	11	Piatt Place (23)	3.6%	1	GLAC	GLAC	33,500,000	33,500,000	29,349,475	Mixed Use	Office/Retail	5.5000%	0.1337%	0.0000%	0.1337%	Actual/360	120
Loan	12	Susquehanna Valley Mall	3.0%	1	GACC	GACC	27,950,000	27,895,902	23,814,333	Retail	Regional Mall	6.1580%	0.1037%	0.0000%	0.1037%	Actual/360	120
Loan	13	Vernola Marketplace	2.5%	1	GACC	GACC	23,750,000	23,561,921	19,597,244	Retail	Anchored	5.1070%	0.1037%	0.0000%	0.1037%	Actual/360	120
Loan	14	GRM Portfolio	2.1%	2	GACC	GACC	20,000,000	19,967,806	15,486,300	Industrial	Warehouse/Distribution	6.0000%	0.1037%	0.0000%	0.1037%	Actual/360	120
Property	14.01	10310 Harwin Drive	1.1%	1	GACC	GACC	10,600,000	10,582,937		Industrial	Warehouse/Distribution
Property	14.02	Chicago Building	1.0%	1	GACC	GACC	9,400,000	9,384,869		Industrial	Warehouse/Distribution
Loan	15	Evergreen Portfolio	1.8%	3	LCF	LCF	17,500,000	16,964,976	13,982,104	Manufactured Housing Community	Manufactured Housing Community	6.0490%	0.1037%	0.0000%	0.1037%	Actual/360	120
Property	15.01	Yorktowne MHP	1.3%	1	LCF	LCF	12,400,000	12,365,245		Manufactured Housing Community	Manufactured Housing Community
Property	15.02	Pondarosa MHP	0.3%	1	LCF	LCF	2,950,000	2,455,757		Manufactured Housing Community	Manufactured Housing Community
Property	15.03	Vance MHP	0.2%	1	LCF	LCF	2,150,000	2,143,974		Manufactured Housing Community	Manufactured Housing Community
Loan	16	Healdsburg Hotel	1.8%	1	GACC	GACC	17,000,000	16,883,352	15,979,515	Hospitality	Full Service	6.3500%	0.1037%	0.0000%	0.1037%	Actual/360	60
Loan	17	Montebello Town Square	1.7%	1	GACC	GACC	16,000,000	15,978,416	13,135,029	Retail	Anchored	4.9560%	0.1037%	0.0000%	0.1037%	Actual/360	120
Loan	18	Plaza del Sol	1.7%	1	GACC	GACC	15,750,000	15,732,025	13,407,113	Retail	Regional Mall	6.1300%	0.1037%	0.0000%	0.1037%	Actual/360	120
Loan	19	Holiday Village	1.6%	1	LCF	LCF	15,500,000	15,454,232	13,069,812	Manufactured Housing Community	Manufactured Housing Community	5.8020%	0.1037%	0.0000%	0.1037%	Actual/360	120
Loan	20	Bear Creek Plaza	1.6%	1	GLAC	GLAC	15,400,000	15,381,462	12,962,517	Retail	Anchored	5.7500%	0.1337%	0.0000%	0.1337%	Actual/360	120
Loan	21	BB&T Headquarters Building (21)	1.6%	1	LCF	LCF	15,360,750	15,328,964	12,953,409	Office	CBD	5.8080%	0.1037%	0.0000%	0.1037%	Actual/360	120
Loan	22	Rancho Penasquitos Towne Center I	1.5%	1	GACC	GACC	14,465,000	14,364,196	11,903,046	Retail	Anchored	5.0250%	0.1037%	0.0000%	0.1037%	Actual/360	120
Loan	23	Johnstown Galleria - Ground Lease	1.4%	1	LCF	LCF	13,551,525	13,551,525	13,551,525	Other	Leased Fee	5.1500%	0.1037%	0.0000%	0.1037%	Actual/360	120
Loan	24	Rancho Penasquitos Towne Center II	1.2%	1	GACC	GACC	11,100,000	11,022,646	9,134,035	Retail	Anchored	5.0250%	0.1037%	0.0000%	0.1037%	Actual/360	120
Loan	25	Southwood Manor MHC	1.2%	1	LCF	LCF	11,050,000	11,000,933	9,441,304	Manufactured Housing Community	Manufactured Housing Community	6.2500%	0.1037%	0.0000%	0.1037%	Actual/360	120
Loan	26	BJ's Wholesale Pittsfield	1.2%	1	LCF	LCF	11,000,000	11,000,000	11,000,000	Retail	Single Tenant	5.5000%	0.1037%	0.0000%	0.1037%	Actual/360	120
Loan	27	Penland Park MHC	1.2%	1	LCF	LCF	11,000,000	10,951,155	9,398,584	Manufactured Housing Community	Manufactured Housing Community	6.2500%	0.1037%	0.0000%	0.1037%	Actual/360	120
Loan	28	Eagle Crest MHC	1.1%	1	LCF	LCF	10,750,000	10,720,004	9,136,943	Manufactured Housing Community	Manufactured Housing Community	6.0700%	0.1037%	0.0000%	0.1037%	Actual/360	120
Loan	29	Fingerlakes Crossing Shopping Center	1.1%	1	LCF	LCF	10,500,000	10,440,050	9,823,781	Retail	Anchored	6.0000%	0.1037%	0.0000%	0.1037%	Actual/360	60
Loan	30	Hickory Glen Apartments	1.0%	1	LCF	LCF	9,000,000	8,989,011	7,552,532	Multifamily	Age Restricted	5.6500%	0.1237%	0.0000%	0.1237%	Actual/360	120
Loan	31	Comfort Inn JFK at Ozone Park	1.0%	1	LCF	LCF	9,000,000	8,985,600	6,980,563	Hospitality	Limited Service	6.0500%	0.1037%	0.0000%	0.1037%	Actual/360	120
Loan	32	Staybridge Suites SeaWorld	0.9%	1	GLAC	GLAC	9,000,000	8,933,110	7,838,470	Hospitality	Limited Service	6.7500%	0.1337%	0.0000%	0.1337%	Actual/360	84
Loan	33	Boulevard Estates MHC	0.9%	1	LCF	LCF	8,100,000	8,078,896	6,948,088	Manufactured Housing Community	Manufactured Housing Community	6.3890%	0.1037%	0.0000%	0.1037%	Actual/360	120
Loan	34	Northcross & Victoria	0.8%	1	LCF	LCF	7,700,000	7,683,737	6,472,096	Retail	Anchored	5.7000%	0.1037%	0.0000%	0.1037%	Actual/360	120
Loan	35	Hampton Inn & Suites	0.8%	1	LCF	LCF	7,700,000	7,679,065	6,042,726	Hospitality	Limited Service	6.4000%	0.1037%	0.0000%	0.1037%	Actual/360	120
Loan	36	Westchester I Office	0.8%	1	LCF	LCF	7,635,000	7,619,234	6,440,568	Office	Suburban	5.8190%	0.1037%	0.0000%	0.1037%	Actual/360	120
Loan	37	Marina Towers	0.8%	1	GLAC	GLAC	7,550,000	7,507,794	7,073,151	Office	Suburban	6.1000%	0.1337%	0.0000%	0.1337%	Actual/360	60
Loan	38	Spalding Building	0.8%	1	LCF	LCF	7,500,000	7,478,533	6,352,120	Office	CBD	5.9500%	0.1037%	0.0000%	0.1037%	Actual/360	120
Loan	39	Addison Place North	0.7%	1	GACC	GACC	6,950,000	6,950,000	5,831,886	Retail	Unanchored	5.6450%	0.1037%	0.0000%	0.1037%	Actual/360	120
Loan	40	Hotel Provincial	0.7%	1	GLAC	GLAC	7,000,000	6,938,735	5,378,894	Hospitality	Limited Service	5.7700%	0.1337%	0.0000%	0.1337%	Actual/360	120
Loan	41	Alrig Portfolio	0.7%	3	LCF	LCF	6,800,000	6,800,000	5,734,122	Various	Various	5.8070%	0.0837%	0.0000%	0.0837%	Actual/360	120
Property	41.01	Bloomfield Office Pavilion	0.4%	1	LCF	LCF	3,410,000	3,410,000		Office	Suburban
Property	41.02	Willow Office Center	0.2%	1	LCF	LCF	2,190,000	2,190,000		Office	Suburban
Property	41.03	Cady Office Centre	0.1%	1	LCF	LCF	1,200,000	1,200,000		Mixed Use	Office/Retail
Loan	42	Wood Forest Apartments	0.7%	1	GLAC	GLAC	6,800,000	6,780,333	5,266,016	Multifamily	Garden	6.0000%	0.1337%	0.0000%	0.1337%	Actual/360	120
Loan	43	Fox Hunt Apartments	0.4%	1	LCF	LCF	4,075,000	4,049,455	3,789,042	Multifamily	Garden	5.5500%	0.0837%	0.0000%	0.0837%	Actual/360	60

A-1-1

COMM 2012-LC4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Remaining	Original	Remaining	First				Annual	Monthly	Remaining			Crossed
			Term to	Amortization	Amortization	Payment	Maturity	ARD Loan	Final	Debt	Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten
Property Flag	ID	Property Name	Maturity or ARD (4)	Term (3)	Term (3)	Date	or ARD Date (4)	(Yes/No) (4)	Maturity Date (4)	Service($)(6)	Service($)(6)	Period	Lockbox (7)	Management (8)	Other Loans (9)	Borrower	NOI DSCR (6)(9)	NCF DSCR (6)(9)
Loan	1	Square One Mall	118	360	358	02/06/2012	01/06/2022	No	01/06/2022	6,793,154	566,096		Hard	In Place	No		1.93x	1.84x
Loan	2	Union Square Retail	114	0	0	10/06/2011	09/06/2021	No	09/06/2021	3,710,833	309,236	114	None	None	No		4.34x	4.12x
Loan	3	Puerto Rico Retail Portfolio (21)	120	360	360	04/06/2012	03/06/2022	No	03/06/2022	4,088,291	340,691		Hard	In Place	No		1.69x	1.59x
Property	3.01	Plaza Los Prados
Property	3.02	Juncos Plaza
Property	3.03	Manati Centro Plaza
Property	3.04	University Plaza
Loan	4	Hartman Portfolio (22)	79	360	343	11/01/2008	10/01/2018	No	10/01/2018	4,356,480	363,040		None	None	No		1.62x	1.34x
Property	4.01	Westheimer Central Plaza
Property	4.02	The Preserve
Property	4.03	North Central Plaza
Property	4.04	Walzem Plaza
Property	4.05	3100 Timmons Lane
Property	4.06	One Mason Plaza
Property	4.07	Northbelt Atrium I
Property	4.08	Park Central
Property	4.09	Northbelt Atrium II
Property	4.10	11811 North Freeway
Property	4.11	Tower Pavilion
Property	4.12	Central Park Business Center
Loan	5	180 Peachtree Street	118	360	358	02/06/2012	01/06/2022	No	01/06/2022	3,927,380	327,282		Hard	In Place	No		1.73x	1.62x
Loan	6	Hampshire Multifamily Portfolio	116	360	356	12/06/2011	11/06/2021	No	11/06/2021	4,003,830	333,652		Springing Soft	Springing	No		1.50x	1.32x
Property	6.01	Westlake Apartments
Property	6.02	Woods Edge Apartments
Property	6.03	Wind Drift Apartments
Property	6.04	Riverwood Apartments
Property	6.05	Spyglass Apartments
Property	6.06	Villa Nova Apartments
Loan	7	Alamance Crossing	112	360	353	09/01/2011	07/01/2021	No	07/01/2021	3,588,501	299,042		Hard	Springing	No		1.44x	1.35x
Loan	8	Brea Plaza Shopping Center	119	360	359	03/06/2012	02/06/2022	No	02/06/2022	3,238,527	269,877		Hard	In Place	No		1.28x	1.22x
Loan	9	Rio Apartments	59	360	359	03/06/2012	02/06/2017	No	02/06/2017	1,403,191	116,933		Soft	In Place	Yes - A	Yes - A	1.52x	1.45x
Loan	10	Treetop Apartments	59	360	359	03/06/2012	02/06/2017	No	02/06/2017	1,213,571	101,131		Soft	In Place	Yes - A	Yes - A	1.52x	1.45x
Loan	11	Piatt Place (23)	120	360	360	04/06/2012	03/06/2022	No	03/06/2022	2,282,512	190,209	24	Hard	In Place	No		1.49x	1.45x
Loan	12	Susquehanna Valley Mall	118	360	358	02/06/2012	01/06/2022	No	01/06/2022	2,045,089	170,424		Hard	Springing	No		2.15x	1.94x
Loan	13	Vernola Marketplace	113	360	353	09/06/2011	08/06/2021	No	08/06/2021	1,548,633	129,053		Hard	In Place	No		1.98x	1.83x
Loan	14	GRM Portfolio	119	300	299	03/06/2012	02/06/2022	No	02/06/2022	1,546,323	128,860		Hard	In Place	No		1.54x	1.39x
Property	14.01	10310 Harwin Drive
Property	14.02	Chicago Building
Loan	15	Evergreen Portfolio	117	360	357	01/06/2012	12/06/2021	No	12/06/2021	1,265,679	105,473		Soft	Springing	No	Yes - B	1.41x	1.38x
Property	15.01	Yorktowne MHP
Property	15.02	Pondarosa MHP
Property	15.03	Vance MHP
Loan	16	Healdsburg Hotel	52	360	352	08/06/2011	07/06/2016	No	07/06/2016	1,269,361	105,780		Hard	Springing	No		1.78x	1.46x
Loan	17	Montebello Town Square	119	360	359	03/06/2012	02/06/2022	No	02/06/2022	1,025,541	85,462		Springing Hard	Springing	No	Yes - C	3.14x	2.97x
Loan	18	Plaza del Sol	119	360	359	03/06/2012	02/06/2022	No	02/06/2022	1,148,995	95,750		Springing Hard	Springing	No		1.63x	1.44x
Loan	19	Holiday Village	117	360	357	01/06/2012	12/06/2021	No	12/06/2021	1,091,598	90,966		Soft	Springing	No	Yes - B	1.80x	1.78x
Loan	20	Bear Creek Plaza	119	360	359	03/06/2012	02/06/2022	No	02/06/2022	1,078,443	89,870		None	None	No		1.54x	1.35x
Loan	21	BB&T Headquarters Building (21)	118	360	358	02/06/2012	01/06/2022	Yes	01/06/2037	1,082,495	90,208		Hard	In Place	No		2.44x	2.29x
Loan	22	Rancho Penasquitos Towne Center I	114	360	354	10/06/2011	09/06/2021	No	09/06/2021	934,469	77,872		Springing Hard	Springing	No	Yes - C	1.73x	1.65x
Loan	23	Johnstown Galleria - Ground Lease	113	0	0	09/06/2011	08/06/2021	No	08/06/2021	707,597	58,966	113	Hard	In Place	No		1.98x	1.98x
Loan	24	Rancho Penasquitos Towne Center II	114	360	354	10/06/2011	09/06/2021	No	09/06/2021	717,083	59,757		Springing Hard	Springing	No	Yes - C	1.86x	1.76x
Loan	25	Southwood Manor MHC	115	360	355	11/06/2011	10/06/2021	No	10/06/2021	816,441	68,037		Soft	Springing	No	Yes - D	1.36x	1.33x
Loan	26	BJ's Wholesale Pittsfield	120	0	0	04/06/2012	03/06/2022	No	03/06/2022	613,403	51,117	120	Hard	In Place	No		1.67x	1.66x
Loan	27	Penland Park MHC	115	360	355	11/06/2011	10/06/2021	No	10/06/2021	812,747	67,729		Soft	Springing	No	Yes - D	1.43x	1.40x
Loan	28	Eagle Crest MHC	117	360	357	01/06/2012	12/06/2021	No	12/06/2021	779,235	64,936		Soft	Springing	No	Yes - B	1.35x	1.33x
Loan	29	Fingerlakes Crossing Shopping Center	54	360	354	10/06/2011	09/06/2016	No	09/06/2016	755,434	62,953		Hard	Springing	No		1.42x	1.27x
Loan	30	Hickory Glen Apartments	119	360	359	03/06/2012	02/06/2022	No	02/06/2022	623,415	51,951		Springing Soft	Springing	No		1.56x	1.50x
Loan	31	Comfort Inn JFK at Ozone Park	119	300	299	03/06/2012	02/06/2022	No	02/06/2022	699,150	58,263		Hard	Springing	No		1.65x	1.51x
Loan	32	Staybridge Suites SeaWorld	78	300	294	10/06/2011	09/06/2018	No	09/06/2018	746,184	62,182		Hard	In Place	No		1.54x	1.39x
Loan	33	Boulevard Estates MHC	117	360	357	01/06/2012	12/06/2021	No	12/06/2021	607,292	50,608		Soft	Springing	No	Yes - B	1.30x	1.28x
Loan	34	Northcross & Victoria	118	360	358	02/06/2012	01/06/2022	No	01/06/2022	536,290	44,691		Hard	Springing	No		1.94x	1.66x
Loan	35	Hampton Inn & Suites	118	300	298	02/06/2012	01/06/2022	No	01/06/2022	618,130	51,511		Hard	Springing	No		2.17x	1.98x
Loan	36	Westchester I Office	118	360	358	02/06/2012	01/06/2022	No	01/06/2022	538,692	44,891		Hard	Springing	No		1.45x	1.32x
Loan	37	Marina Towers	54	360	354	10/06/2011	09/06/2016	No	09/06/2016	549,031	45,753		Hard	In Place	No		1.47x	1.31x
Loan	38	Spalding Building	117	360	357	01/06/2012	12/06/2021	No	12/06/2021	536,706	44,725		Springing Hard	Springing	No		1.75x	1.46x
Loan	39	Addison Place North	120	360	360	04/06/2012	03/06/2022	No	03/06/2022	481,151	40,096		Springing Hard	Springing	No		1.56x	1.50x
Loan	40	Hotel Provincial	114	300	294	10/01/2011	09/01/2021	No	09/01/2021	529,465	44,122		None	None	No		2.24x	1.95x
Loan	41	Alrig Portfolio	120	360	360	04/06/2012	03/06/2022	No	03/06/2022	479,154	39,930		Hard	Springing	No		1.76x	1.42x
Property	41.01	Bloomfield Office Pavilion
Property	41.02	Willow Office Center
Property	41.03	Cady Office Centre
Loan	42	Wood Forest Apartments	118	300	298	02/06/2012	01/06/2022	No	01/06/2022	525,750	43,813		Hard	In Place	No		1.51x	1.43x
Loan	43	Fox Hunt Apartments	54	360	354	10/06/2011	09/06/2016	No	09/06/2016	279,185	23,265		Springing Soft	Springing	No		2.03x	1.74x

A-1-2

COMM 2012-LC4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Cut-Off
			Grace	Payment	Appraised	Appraisal	Date LTV	LTV Ratio at						Year
Property Flag	ID	Property Name	Period (10)	Date	Value($)	As-of Date	Ratio (9)	Maturity or ARD (4)(9)	Address	City	County	State	Zip Code	Built
Loan	1	Square One Mall	0	6	201,000,000	11/11/2011	49.6%	41.5%	1201 Broadway	Saugus	Essex	MA	01906	1959
Loan	2	Union Square Retail	0	6	310,000,000	01/04/2012	24.2%	24.2%	One Union Square South	New York	New York	NY	10003	1999
Loan	3	Puerto Rico Retail Portfolio (21)	0	6	85,400,000	Various	67.6%	57.1%	Various	Various	NAP	PR	Various	Various
Property	3.01	Plaza Los Prados			32,600,000	11/22/2011			PR-156, Km. 56.3	Caguas	NAP	PR	00725	2008
Property	3.02	Juncos Plaza			23,000,000	11/21/2011			State Road PR-31, KM 24, Ceiba Norte Ward	Juncos	NAP	PR	00777	1999
Property	3.03	Manati Centro Plaza			20,300,000	11/21/2011			SE/c PR-149 & PR-2	Manati	NAP	PR	00674	2001
Property	3.04	University Plaza			9,500,000	11/21/2011			State Road PR-2, km 150.7	Mayaguez	NAP	PR	00682	1999
Loan	4	Hartman Portfolio (22)	5	1	90,200,000	Various	62.7%	56.5%	Various	Various	Various	TX	Various	Various
Property	4.01	Westheimer Central Plaza			14,750,000	07/06/2011			11200 Westheimer Road	Houston	Harris	TX	77042	1982
Property	4.02	The Preserve			10,000,000	05/04/2011			2000-2060 North Loop Freeway West	Houston	Harris	TX	77018	1970
Property	4.03	North Central Plaza			13,000,000	06/27/2011			12655 North Central Expressway	Dallas	Dallas	TX	75243	1982
Property	4.04	Walzem Plaza			11,560,000	05/03/2011			5332-5493 Walzem Road	San Antonio	Bexar	TX	78218	1981
Property	4.05	3100 Timmons Lane			10,750,000	07/14/2011			3100 Timmons Lane	Houston	Harris	TX	77027	1975
Property	4.06	One Mason Plaza			6,900,000	07/05/2011			811 South Mason Road	Katy	Harris	TX	77450	1983
Property	4.07	Northbelt Atrium I			3,350,000	06/21/2011			15311 Vantage Parkway West	Houston	Harris	TX	77032	1980
Property	4.08	Park Central			6,000,000	06/27/2011			7616 LBJ Freeway	Dallas	Dallas	TX	75251	1974
Property	4.09	Northbelt Atrium II			2,800,000	06/21/2011			15355 Vantage Parkway West	Houston	Harris	TX	77032	1983
Property	4.10	11811 North Freeway			4,500,000	06/21/2011			11811 North Freeway	Houston	Harris	TX	77060	1982
Property	4.11	Tower Pavilion			3,550,000	06/30/2011			2909 Hillcroft Avenue	Houston	Harris	TX	77057	1981
Property	4.12	Central Park Business Center			3,040,000	06/01/2011			1900 Firman Drive and 1901 North Glenville Drive	Richardson	Dallas	TX	75081	1984
Loan	5	180 Peachtree Street	0	6	95,000,000	11/18/2011	57.8%	49.0%	180 Peachtree Street Northwest and 150 Carnegie Way Northwest	Atlanta	Fulton	GA	30303	1927
Loan	6	Hampshire Multifamily Portfolio	0	6	83,090,000	Various	65.9%	56.3%	Various	Indianapolis	Marion	IN	Various	Various
Property	6.01	Westlake Apartments			45,100,000	10/07/2011			6000 Westlake Drive	Indianapolis	Marion	IN	46224	1967-1976
Property	6.02	Woods Edge Apartments			10,490,000	10/07/2011			6401 Woods Edge North Drive	Indianapolis	Marion	IN	46250	1981
Property	6.03	Wind Drift Apartments			7,870,000	10/11/2011			3833 Wind Drift Drive	Indianapolis	Marion	IN	46254	1979
Property	6.04	Riverwood Apartments			8,030,000	10/07/2011			5830 Riverwood Drive	Indianapolis	Marion	IN	46250	1977
Property	6.05	Spyglass Apartments			6,800,000	10/07/2011			8320 Spyglass Drive	Indianapolis	Marion	IN	46260	1979
Property	6.06	Villa Nova Apartments			4,800,000	10/07/2011			8760 LeMode Court	Indianapolis	Marion	IN	46268	1972
Loan	7	Alamance Crossing	5	1	72,670,000	04/20/2011	69.4%	59.1%	1080 Piper Lane	Burlington	Alamance	NC	27215	2006
Loan	8	Brea Plaza Shopping Center	0	6	66,000,000	12/07/2011	65.8%	56.4%	835 East Imperial Highway and 1647 East Imperial Highway	Brea	Orange	CA	92821	1976
Loan	9	Rio Apartments	0	6	27,700,000	11/10/2011	65.4%	61.6%	8801-8871 Fontainebleau Boulevard	Miami	Miami-Dade	FL	33172	1971
Loan	10	Treetop Apartments	0	6	25,000,000	11/10/2011	65.4%	61.6%	8532 SW 107th Avenue	Miami	Miami-Dade	FL	33173	1974
Loan	11	Piatt Place (23)	0	6	45,100,000	04/01/2012	74.3%	65.1%	301 Fifth Avenue	Pittsburgh	Allegheny	PA	15222	1998
Loan	12	Susquehanna Valley Mall	0	6	43,000,000	10/08/2011	64.9%	55.4%	1 Susquehanna Valley Mall Drive	Selinsgrove	Snyder	PA	17870	1977
Loan	13	Vernola Marketplace	0	6	43,800,000	06/25/2011	53.8%	44.7%	6205-6477 Pats Ranch Road	Mira Loma	Riverside	CA	91752	2007
Loan	14	GRM Portfolio	0	6	30,440,000	Various	65.6%	50.9%	Various	Various	Various	Various	Various	Various
Property	14.01	10310 Harwin Drive			16,140,000	11/14/2011			10310 Harwin Drive	Houston	Harris	TX	77036	1971
Property	14.02	Chicago Building			14,300,000	11/11/2011			7123 West 65th Street	Bedford Park	Cook	IL	60638	2005
Loan	15	Evergreen Portfolio	0	6	25,400,000	10/11/2011	66.8%	55.0%	Various	Various	Various	Various	Various	Various
Property	15.01	Yorktowne MHP			17,700,000	10/11/2011			7260 Fields Ertel Road	Sharonville	Butler & Warren	OH	45241	1970
Property	15.02	Pondarosa MHP			4,300,000	10/11/2011			3559 Cossell Road	Indianapolis	Marion	IN	46222	1965
Property	15.03	Vance MHP			3,400,000	10/11/2011			1639 Marion-Waldo Road	Marion	Marion	OH	43302	1970
Loan	16	Healdsburg Hotel	0	6	25,500,000	04/13/2011	66.2%	62.7%	25 Matheson Street	Healdsburg	Sonoma	CA	95448	2001
Loan	17	Montebello Town Square	0	6	51,190,000	01/04/2012	31.2%	25.7%	1445 North Montebello Boulevard	Montebello	Los Angeles	CA	90640	1992
Loan	18	Plaza del Sol	0	6	23,850,000	12/01/2011	66.0%	56.2%	2205 Veterans Boulevard	Del Rio	Val Verde	TX	78840	1977
Loan	19	Holiday Village	0	6	31,000,000	10/25/2011	49.9%	42.2%	701 South Dobson Road	Mesa	Maricopa	AZ	85202	1963
Loan	20	Bear Creek Plaza	0	6	22,700,000	11/02/2011	67.8%	57.1%	830-1140 Biddle Road	Medford	Jackson	OR	97504	1977
Loan	21	BB&T Headquarters Building (21)	0	6	34,800,000	11/09/2011	44.0%	37.2%	200 West Second Street	Winston-Salem	Forsyth	NC	27101	1987
Loan	22	Rancho Penasquitos Towne Center I	0	6	22,400,000	07/06/2011	64.1%	53.1%	13205-13297 Black Mountain Road and 9335 Paseo Montalban	San Diego	San Diego	CA	92129	1987-1990
Loan	23	Johnstown Galleria - Ground Lease	0	6	20,790,000	06/18/2011	65.2%	65.2%	500 Galleria Drive	Johnstown	Cambria	PA	15904	NAP
Loan	24	Rancho Penasquitos Towne Center II	0	6	19,400,000	07/06/2011	56.8%	47.1%	13161-13181 Black Mountain Road and 13173-13181 Twin Trails Drive	San Diego	San Diego	CA	92129	1987-1990
Loan	25	Southwood Manor MHC	0	6	15,500,000	06/03/2011	71.0%	60.9%	9499 Brayton Drive	Anchorage	Anchorage	AK	99507	1976,1978
Loan	26	BJ's Wholesale Pittsfield	0	6	14,700,000	01/02/2012	74.8%	74.8%	495 Hubbard Avenue	Pittsfield	Berkshire	MA	01201	2011
Loan	27	Penland Park MHC	0	6	15,400,000	06/03/2011	71.1%	61.0%	801 Airport Heights Drive	Anchorage	Anchorage	AK	99508	1975
Loan	28	Eagle Crest MHC	0	6	17,500,000	10/10/2011	61.3%	52.2%	3629 Big Tree Road	Hamburg	Erie	NY	14075	1988
Loan	29	Fingerlakes Crossing Shopping Center	0	6	16,700,000	05/19/2011	62.5%	58.8%	1634 Clark Street Road	Aurelius	Cayuga	NY	13021	2006-2008
Loan	30	Hickory Glen Apartments	0	6	12,900,000	12/02/2011	69.7%	58.5%	1700 West Washington Street	Springfield	Sangamon	IL	62702	1987
Loan	31	Comfort Inn JFK at Ozone Park	0	6	15,100,000	12/07/2011	59.5%	46.2%	137-30 Redding Street	Ozone Park	Queens	NY	11417	2009
Loan	32	Staybridge Suites SeaWorld	0	6	15,000,000	05/19/2011	59.6%	52.3%	10919 Town Center Drive	San Antonio	Bexar	TX	78251	2009
Loan	33	Boulevard Estates MHC	0	6	11,100,000	10/06/2011	72.8%	62.6%	2266 Gulf to Bay Boulevard	Clearwater	Pinellas	FL	33765	1965
Loan	34	Northcross & Victoria	0	6	12,500,000	12/05/2011	61.5%	51.8%	5201, 5209-5223, 5303-5319, 5301 and 5106 North Navarro Street	Victoria	Victoria	TX	77904	1977 (Victoria); 1978 and 1992 (Northcross)
Loan	35	Hampton Inn & Suites	0	6	11,500,000	11/14/2011	66.8%	52.5%	6124 West Calhoun Drive	Alexandria	Rapides	LA	71303	2008
Loan	36	Westchester I Office	0	6	10,600,000	12/01/2011	71.9%	60.8%	15871 City View Drive	Midlothian	Chesterfield	VA	23113	2008
Loan	37	Marina Towers	0	6	11,000,000	06/16/2011	68.3%	64.3%	709 South Harbor City Boulevard	Melbourne	Brevard	FL	32901	1994
Loan	38	Spalding Building	0	6	11,800,000	08/12/2011	63.4%	53.8%	319 SW Washington Street	Portland	Multnomah	OR	97204	1912
Loan	39	Addison Place North	0	6	10,000,000	05/27/2011	69.5%	58.3%	16850 Jog Road	Delray Beach	Palm Beach	FL	33446	2001
Loan	40	Hotel Provincial	5	1	13,000,000	06/23/2011	53.4%	41.4%	1024 Rue Chartres	New Orleans	Orleans	LA	70116	1877, 1961
Loan	41	Alrig Portfolio	0	6	9,895,000	12/14/2011	68.7%	57.9%	Various	Various	Various	MI	Various	Various
Property	41.01	Bloomfield Office Pavilion			4,630,000	12/14/2011			2550 South Telegraph Road	Bloomfield Township	Oakland	MI	48302	1978
Property	41.02	Willow Office Center			3,125,000	12/14/2011			525 East Big Beaver Road	Troy	Oakland	MI	48083	2000
Property	41.03	Cady Office Centre			2,140,000	12/14/2011			105 East Cady Street	Northville	Wayne	MI	48167	1998
Loan	42	Wood Forest Apartments	0	6	9,850,000	06/30/2011	68.8%	53.5%	2614 North University Drive	Nacogdoches	Nacogdoches	TX	75965	1974
Loan	43	Fox Hunt Apartments	0	6	6,975,000	07/11/2011	58.1%	54.3%	2095 Valley Greene Drive	Dayton	Montgomery	OH	45440	1978

A-1-3

COMM 2012-LC4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
				Net		Loan per Net
				Rentable Area	Units	Rentable Area
			Year	(SF/Units	of	(SF/Units/	Prepayment Provisions	Trailing 12 Operating	Trailing 12	Trailing 12	Trailing 12	2010 Operating	2010	2010	2010
Property Flag	ID	Property Name	Renovated	Rooms/Pads) (11)	Measure	Rooms/Pads)($)(11)	(# of payments) (12)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)
Loan	1	Square One Mall	1994, 2001	541,128	Sq. Ft.	184	L(26), D(90), O(4)	T-12 10/31/2011	22,545,313	8,335,874	14,209,439	12/31/2010	22,362,687	8,189,777	14,172,910
Loan	2	Union Square Retail	NAP	236,215	Sq. Ft.	318	L(30), D(86), O(4)	YTD 11/30/2011 Ann.	25,706,810	6,821,294	18,885,516	12/31/2010	17,757,995	8,552,565	9,205,430
Loan	3	Puerto Rico Retail Portfolio (21)	NAP	554,490	Sq. Ft.	104	L(24), D(93), O(3)	T-12 10/31/2011	9,431,669	2,952,747	6,478,922	12/31/2010	8,893,270	2,745,030	6,148,240
Property	3.01	Plaza Los Prados	NAP	163,532	Sq. Ft.	139		T-12 10/31/2011	2,894,465	903,567	1,990,898	12/31/2010	2,582,839	869,166	1,713,673
Property	3.02	Juncos Plaza	NAP	208,080	Sq. Ft.	68		T-12 10/31/2011	2,565,948	855,466	1,710,482	12/31/2010	2,460,254	800,384	1,659,870
Property	3.03	Manati Centro Plaza	NAP	117,872	Sq. Ft.	117		T-12 10/31/2011	2,732,153	786,394	1,945,759	12/31/2010	2,624,361	700,338	1,924,023
Property	3.04	University Plaza	NAP	65,006	Sq. Ft.	108		T-12 10/31/2011	1,239,103	407,320	831,783	12/31/2010	1,225,816	375,142	850,674
Loan	4	Hartman Portfolio (22)	Various	1,638,830	Sq. Ft.	34	YM1(117), O(3)	T-12 10/31/2011	18,549,086	10,793,447	7,755,639	12/31/2010	19,938,515	11,114,270	8,824,245
Property	4.01	Westheimer Central Plaza	NAP	182,506	Sq. Ft.	51		T-12 10/31/2011	2,649,847	1,488,449	1,161,398	12/31/2010	3,336,882	1,353,256	1,983,627
Property	4.02	The Preserve	NAP	218,689	Sq. Ft.	31		T-12 10/31/2011	2,377,148	1,379,918	997,230	12/31/2010	2,154,378	1,407,046	747,332
Property	4.03	North Central Plaza	NAP	198,374	Sq. Ft.	31		T-12 10/31/2011	2,954,631	1,586,717	1,367,914	12/31/2010	2,312,388	1,547,095	765,294
Property	4.04	Walzem Plaza	NAP	182,713	Sq. Ft.	32		T-12 10/31/2011	1,530,626	593,306	937,320	12/31/2010	1,390,587	662,366	728,221
Property	4.05	3100 Timmons Lane	2000	111,265	Sq. Ft.	41		T-12 10/31/2011	1,948,242	942,350	1,005,892	12/31/2010	1,811,668	941,530	870,138
Property	4.06	One Mason Plaza	NAP	75,183	Sq. Ft.	58		T-12 10/31/2011	1,039,256	364,136	675,120	12/31/2010	995,475	406,080	589,396
Property	4.07	Northbelt Atrium I	NAP	118,461	Sq. Ft.	36		T-12 10/31/2011	1,110,288	754,075	356,213	12/31/2010	1,492,099	869,259	622,840
Property	4.08	Park Central	NAP	127,913	Sq. Ft.	30		T-12 10/31/2011	1,734,326	1,099,339	634,987	12/31/2010	1,575,021	1,056,940	518,081
Property	4.09	Northbelt Atrium II	NAP	106,677	Sq. Ft.	34		T-12 10/31/2011	580,071	676,559	-96,488	12/31/2010	1,531,441	848,521	682,920
Property	4.10	11811 North Freeway	2000	156,361	Sq. Ft.	22		T-12 10/31/2011	1,138,651	915,417	223,234	12/31/2010	1,877,503	1,088,302	789,202
Property	4.11	Tower Pavilion	NAP	87,589	Sq. Ft.	27		T-12 10/31/2011	1,062,737	776,979	285,758	12/31/2010	1,108,704	723,602	385,102
Property	4.12	Central Park Business Center	NAP	73,099	Sq. Ft.	24		T-12 10/31/2011	423,263	216,202	207,061	12/31/2010	352,367	210,275	142,092
Loan	5	180 Peachtree Street	2000	350,267	Sq. Ft.	157	L(26), D(89), O(5)	T-12 8/31/2011	11,973,814	4,609,778	7,364,036	12/31/2010	11,232,296	4,130,087	7,102,209
Loan	6	Hampshire Multifamily Portfolio	Various	2,103	Units	26,055	L(28), D(88), O(4)	T-12 9/30/2011	13,892,248	7,512,594	6,379,655	12/31/2010	13,412,958	7,287,406	6,125,553
Property	6.01	Westlake Apartments	2009-2011	1,381	Units	23,103		T-12 9/30/2011	8,210,290	4,412,511	3,797,780	12/31/2010	7,735,712	4,340,605	3,395,107
Property	6.02	Woods Edge Apartments	NAP	190	Units	38,593		T-12 9/30/2011	1,479,026	689,756	789,271	12/31/2010	1,453,886	665,861	788,025
Property	6.03	Wind Drift Apartments	NAP	166	Units	33,078		T-12 9/30/2011	1,259,185	636,008	623,178	12/31/2010	1,229,841	624,285	605,556
Property	6.04	Riverwood Apartments	NAP	120	Units	34,131		T-12 9/30/2011	1,086,477	624,540	461,937	12/31/2010	1,108,575	569,759	538,816
Property	6.05	Spyglass Apartments	2009-2010	120	Units	31,634		T-12 9/30/2011	991,949	556,025	435,925	12/31/2010	1,022,028	536,572	485,457
Property	6.06	Villa Nova Apartments	NAP	126	Units	17,242		T-12 9/30/2011	865,320	593,755	271,565	12/31/2010	862,915	550,324	312,592
Loan	7	Alamance Crossing	2008	456,989	Sq. Ft.	110	L(31), D(83), O(5)	T-12 11/30/2011	7,824,397	1,851,582	5,972,814	12/31/2010	7,756,157	1,767,850	5,988,307
Loan	8	Brea Plaza Shopping Center	1993-1994, 2008-2011	165,337	Sq. Ft.	263	L(25), D(91), O(4)	T-12 10/31/2011	4,127,060	1,009,868	3,117,192
Loan	9	Rio Apartments	NAP	294	Units	62,857	YM1(59), O(1)	T-12 11/30/2011	3,414,261	1,004,434	2,409,827	12/31/2010	3,350,612	1,299,947	2,050,664
Loan	10	Treetop Apartments	NAP	263	Units	60,771	YM1(59), O(1)	T-12 11/30/2011	2,901,257	850,056	2,051,201	12/31/2010	2,749,860	1,304,298	1,445,562
Loan	11	Piatt Place (23)	2006-2007	222,155	Sq. Ft.	151	L(24), YM1(89), O(7)	T-12 10/31/2011	4,393,584	2,225,659	2,167,925	T-12 10/31/2010	3,185,724	1,905,174	1,280,550
Loan	12	Susquehanna Valley Mall	1998	628,063	Sq. Ft.	44	L(26), D(90), O(4)	T-12 8/31/2011	7,630,478	3,498,397	4,132,081	12/31/2010	7,546,097	3,503,698	4,042,399
Loan	13	Vernola Marketplace	NAP	210,963	Sq. Ft.	112	L(11), YM1(105), O(4)	YTD 10/31/2011 Ann.	4,725,494	1,708,201	3,017,293	12/31/2010	4,526,415	1,330,547	3,195,868
Loan	14	GRM Portfolio	Various	607,633	Sq. Ft.	33	L(25), D(91), O(4)
Property	14.01	10310 Harwin Drive	2009	311,486	Sq. Ft.	34
Property	14.02	Chicago Building	NAP	296,147	Sq. Ft.	32
Loan	15	Evergreen Portfolio	NAP	595	Pads	28,513	L(27), D(90), O(3)	T-12 9/30/2011	2,843,633	1,067,261	1,776,372	12/31/2010	2,769,185	1,066,756	1,702,429
Property	15.01	Yorktowne MHP	NAP	354	Pads	34,930		T-12 9/30/2011	1,813,328	597,526	1,215,802	12/31/2010	1,748,565	588,412	1,160,153
Property	15.02	Pondarosa MHP	NAP	146	Pads	16,820		T-12 9/30/2011	604,048	293,162	310,886	12/31/2010	594,541	296,542	297,999
Property	15.03	Vance MHP	NAP	95	Pads	22,568		T-12 9/30/2011	426,257	176,573	249,684	12/31/2010	426,079	181,802	244,277
Loan	16	Healdsburg Hotel	NAP	55	Rooms	306,970	L(32), D(24), O(4)	T-12 10/31/2011	10,203,179	7,997,064	2,206,115	12/31/2010	9,994,992	7,815,799	2,179,193
Loan	17	Montebello Town Square	NAP	251,489	Sq. Ft.	64	L(25), D(91), O(4)	12/31/2011	4,324,970	985,313	3,339,657	12/31/2010	4,246,088	1,044,987	3,201,101
Loan	18	Plaza del Sol	NAP	260,538	Sq. Ft.	60	L(25), D(91), O(4)	T-12 10/31/2011	2,719,482	1,145,488	1,573,994	12/31/2010	2,574,249	1,204,805	1,369,444
Loan	19	Holiday Village	NAP	495	Pads	31,221	L(27), D(90), O(3)	T-12 10/31/2011	3,055,785	1,121,716	1,934,069	12/31/2010	2,977,104	1,096,468	1,880,636
Loan	20	Bear Creek Plaza	2010	189,953	Sq. Ft.	81	L(25), D(91), O(4)	T-12 11/30/2011	2,100,276	499,738	1,600,538	12/31/2010	2,019,324	467,670	1,551,654
Loan	21	BB&T Headquarters Building (21)	2001-2003	239,854	Sq. Ft.	64	L(26), YM1(90), O(4)	YTD 9/30/2011 Ann.	3,933,431	1,691,761	2,241,670	12/31/2010	4,644,944	1,724,553	2,920,391
Loan	22	Rancho Penasquitos Towne Center I	NAP	57,411	Sq. Ft.	250	L(30), D(86), O(4)	YTD 9/30/2011 Ann.	2,100,296	537,871	1,562,425	12/31/2010	2,179,178	633,455	1,545,723
Loan	23	Johnstown Galleria - Ground Lease	NAP	46	Acres	NAP	L(31), D(86), O(3)					12/31/2010	1,373,328		1,373,328
Loan	24	Rancho Penasquitos Towne Center II	NAP	59,414	Sq. Ft.	186	L(30), D(86), O(4)	YTD 9/30/2011 Ann.	1,738,307	583,704	1,154,603	12/31/2010	1,822,838	629,316	1,193,522
Loan	25	Southwood Manor MHC	NAP	417	Pads	26,381	L(29), D(88), O(3)	T-12 6/30/2011	2,131,379	1,010,500	1,120,878	12/31/2010	2,096,819	990,999	1,105,820
Loan	26	BJ's Wholesale Pittsfield	NAP	85,188	Sq. Ft.	129	YM(24), DorYM(92), O(4)
Loan	27	Penland Park MHC	NAP	389	Pads	28,152	L(29), D(88), O(3)	T-12 6/30/2011	1,848,140	660,824	1,187,315	12/31/2010	1,811,949	658,061	1,153,888
Loan	28	Eagle Crest MHC	NAP	273	Pads	39,267	L(27), D(90), O(3)	T-12 10/31/2011	1,755,250	635,795	1,119,455	12/31/2010	1,712,823	629,442	1,083,381
Loan	29	Fingerlakes Crossing Shopping Center	NAP	252,822	Sq. Ft.	41	L(30), D(27), O(3)	T-12 3/31/2011	1,629,081	511,851	1,117,230	12/31/2010	1,632,693	511,995	1,120,698
Loan	30	Hickory Glen Apartments	2006-2010	129	Units	69,682	L(25), D(92), O(3)	T-12 10/31/2011	2,670,046	1,634,681	1,035,365	12/31/2010	2,779,675	1,602,455	1,177,220
Loan	31	Comfort Inn JFK at Ozone Park	NAP	75	Rooms	119,808	L(25), D(91), O(4)	12/31/2011	2,596,478	1,156,785	1,439,692	12/31/2010	2,259,335	1,035,655	1,223,680
Loan	32	Staybridge Suites SeaWorld	NAP	98	Rooms	91,154	L(30), D(51), O(3)	12/31/2011	2,805,390	1,801,024	1,004,366	12/31/2010	2,555,497	1,550,935	1,004,562
Loan	33	Boulevard Estates MHC	NAP	287	Pads	28,149	L(27), D(90), O(3)	T-12 9/30/2011	1,419,164	727,248	691,916	12/31/2010	1,402,851	720,872	681,979
Loan	34	Northcross & Victoria	NAP	204,091	Sq. Ft.	38	L(26), D(90), O(4)	T-12 11/30/2011	1,574,660	446,751	1,127,909	12/31/2010	1,403,473	581,136	822,336
Loan	35	Hampton Inn & Suites	NAP	106	Rooms	72,444	L(26), D(91), O(3)	T-12 9/30/2011	3,050,707	1,618,757	1,431,950	12/31/2010	3,036,460	1,597,710	1,438,750
Loan	36	Westchester I Office	NAP	57,135	Sq. Ft.	133	L(26), D(91), O(3)	T-12 7/31/2011	1,071,208	313,518	757,690	12/31/2010	1,056,135	309,478	746,657
Loan	37	Marina Towers	NAP	68,090	Sq. Ft.	110	L(30), D(27), O(3)	YTD 11/30/2011 Ann.	1,403,269	430,073	973,196	12/31/2010	1,266,947	445,889	821,058
Loan	38	Spalding Building	2009-2011	91,060	Sq. Ft.	82	L(27), D(89), O(4)	T-12 7/31/2011	1,400,742	674,820	725,921	12/31/2010	1,364,633	633,612	731,021
Loan	39	Addison Place North	NAP	24,000	Sq. Ft.	290	L(35), D(80), O(5)	12/31/2011	956,634	278,484	678,150	12/31/2010	1,086,883	270,880	816,003
Loan	40	Hotel Provincial	1968-1972, 2002	92	Rooms	75,421	L(30), D(86), O(4)	T-12 11/30/2011	3,856,249	2,535,062	1,321,187	12/31/2010	3,539,032	2,436,891	1,102,141
Loan	41	Alrig Portfolio	NAP	119,817	Sq. Ft.	57	L(24), YM1(93), O(3)	12/31/2011	1,067,475	848,745	218,730
Property	41.01	Bloomfield Office Pavilion	NAP	60,836	Sq. Ft.	56		12/31/2011	500,662	361,446	139,216
Property	41.02	Willow Office Center	NAP	37,167	Sq. Ft.	59		12/31/2011	379,648	213,494	166,154
Property	41.03	Cady Office Centre	NAP	21,814	Sq. Ft.	55		12/31/2011	187,164	273,804	-86,640
Loan	42	Wood Forest Apartments	2007-2011	152	Units	44,607	L(26), D(90), O(4)	T-12 11/30/2011	1,693,372	856,717	836,655	12/31/2010	1,686,449	906,145	780,304
Loan	43	Fox Hunt Apartments	NAP	250	Units	16,198	L(30), D(26), O(4)	T-12 6/30/2011	1,555,425	961,842	593,583	12/31/2010	1,461,162	808,567	652,595

A-1-4

COMM 2012-LC4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			2009 Operating	2009	2009	2009	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease
Property Flag	ID	Property Name	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield (9)	Debt Yield (9)	Revenue($)	EGI($)	Expenses($)	NOI($)	Reserves($)	TI/LC($)	NCF($)	Interest (11)(13)	Expiration (13)
Loan	1	Square One Mall	12/31/2009	23,643,017	8,621,734	15,021,283	13.2%	12.5%	14,756,595	21,233,180	8,091,611	13,141,569	182,506	439,808	12,519,255	Fee Simple
Loan	2	Union Square Retail	12/31/2009	11,712,897	8,378,377	3,334,520	21.5%	20.4%	21,599,322	25,058,213	8,967,917	16,090,296	47,243	749,526	15,293,527	Leasehold	12/31/2095
Loan	3	Puerto Rico Retail Portfolio (21)	12/31/2009	9,167,003	2,677,040	6,489,963	12.0%	11.3%	8,384,294	10,038,706	3,116,456	6,922,251	166,347	241,081	6,514,823	Fee Simple
Property	3.01	Plaza Los Prados	12/31/2009	2,620,088	809,788	1,810,300			3,041,260	3,573,092	975,393	2,597,700	49,060	71,100	2,477,540	Fee Simple
Property	3.02	Juncos Plaza	12/31/2009	2,728,222	814,171	1,914,051			2,443,064	2,614,279	912,867	1,701,412	62,424	90,469	1,548,519	Fee Simple
Property	3.03	Manati Centro Plaza	12/31/2009	2,612,176	686,560	1,925,616			1,974,274	2,560,971	800,464	1,760,507	35,362	51,248	1,673,897	Fee Simple
Property	3.04	University Plaza	12/31/2009	1,206,517	366,521	839,996			925,696	1,290,364	427,732	862,632	19,502	28,263	814,867	Fee Simple
Loan	4	Hartman Portfolio (22)	12/31/2009	21,041,517	12,206,681	8,834,836	12.5%	10.3%	24,165,962	18,117,011	11,042,844	7,074,166	327,766	904,455	5,841,945	Fee Simple
Property	4.01	Westheimer Central Plaza	12/31/2009	3,222,807	1,592,789	1,630,019			3,526,278	2,560,351	1,571,364	988,987	36,501	135,717	816,768	Fee Simple
Property	4.02	The Preserve	12/31/2009	2,325,474	1,914,916	410,558			3,041,991	2,404,095	1,437,932	966,163	43,738	126,934	795,492	Fee Simple
Property	4.03	North Central Plaza	12/31/2009	2,640,581	1,440,361	1,200,221			3,410,112	2,771,049	1,567,246	1,203,803	39,675	122,782	1,041,346	Fee Simple
Property	4.04	Walzem Plaza	12/31/2009	1,427,397	633,308	794,089			1,735,136	1,728,638	652,742	1,075,896	36,543	89,634	949,720	Fee Simple
Property	4.05	3100 Timmons Lane	12/31/2009	1,821,098	984,063	837,035			2,062,196	1,991,020	923,750	1,067,271	22,253	113,324	931,693	Fee Simple
Property	4.06	One Mason Plaza	12/31/2009	921,588	493,706	427,882			1,100,966	1,118,934	365,201	753,732	15,037	46,239	692,457	Fee Simple
Property	4.07	Northbelt Atrium I	12/31/2009	1,885,929	908,207	977,722			1,717,075	990,253	843,136	147,117	23,692	40,254	83,170	Fee Simple
Property	4.08	Park Central	12/31/2009	1,390,017	995,335	394,682			1,976,822	1,766,035	1,033,514	732,521	25,583	86,328	620,610	Fee Simple
Property	4.09	Northbelt Atrium II	12/31/2009	1,854,325	938,951	915,374			1,708,405	275,284	718,545	-443,261	21,335	11,869	-476,465	Fee Simple
Property	4.10	11811 North Freeway	12/31/2009	1,889,006	1,342,218	546,788			2,010,347	1,034,304	1,048,532	-14,228	31,272	51,233	-96,734	Fee Simple
Property	4.11	Tower Pavilion	12/31/2009	1,232,264	744,957	487,307			1,236,937	1,020,418	679,333	341,086	17,518	57,006	266,562	Fee Simple
Property	4.12	Central Park Business Center	12/31/2009	431,030	217,870	213,160			639,695	456,630	201,549	255,080	14,620	23,135	217,326	Fee Simple
Loan	5	180 Peachtree Street	12/31/2009	9,154,538	3,516,392	5,638,145	12.4%	11.6%	6,932,543	11,882,895	5,099,926	6,782,969	129,162	301,256	6,352,551	Fee Simple/Leasehold	12/31/2055
Loan	6	Hampshire Multifamily Portfolio	12/31/2009	13,084,777	7,121,623	5,963,154	10.9%	9.6%	13,982,318	13,890,410	7,893,009	5,997,401	710,990		5,286,411	Fee Simple
Property	6.01	Westlake Apartments	12/31/2009	7,787,288	4,299,518	3,487,770			8,231,376	8,208,882	4,699,802	3,509,080	430,872		3,078,208	Fee Simple
Property	6.02	Woods Edge Apartments	12/31/2009	1,359,932	668,991	690,942			1,483,836	1,478,843	709,830	769,013	61,560		707,453	Fee Simple
Property	6.03	Wind Drift Apartments	12/31/2009	1,181,430	577,430	604,000			1,270,500	1,259,092	657,784	601,308	71,546		529,762	Fee Simple
Property	6.04	Riverwood Apartments	12/31/2009	1,022,009	551,682	470,327			1,136,076	1,086,448	641,017	445,431	50,280		395,151	Fee Simple
Property	6.05	Spyglass Apartments	12/31/2009	934,429	488,307	446,122			1,014,811	991,878	574,516	417,362	51,120		366,242	Fee Simple
Property	6.06	Villa Nova Apartments	12/31/2009	799,689	535,695	263,994			845,720	865,268	610,060	255,209	45,612		209,597	Fee Simple
Loan	7	Alamance Crossing	12/31/2009	7,561,761	1,878,099	5,683,662	10.2%	9.6%	7,224,709	7,315,718	2,146,443	5,169,275	91,398	220,527	4,857,350	Fee Simple
Loan	8	Brea Plaza Shopping Center					9.6%	9.1%	4,415,588	6,091,001	1,929,875	4,161,126	33,067	184,445	3,943,614	Fee Simple/Leasehold	10/31/2040
Loan	9	Rio Apartments	12/31/2009	3,319,080	1,281,123	2,037,957	11.5%	11.0%	3,726,876	3,614,032	1,477,948	2,136,084	102,900		2,033,184	Fee Simple
Loan	10	Treetop Apartments	12/31/2009	2,718,528	1,014,627	1,703,901	11.5%	11.0%	3,148,572	3,076,618	1,233,794	1,842,825	92,050		1,750,775	Fee Simple
Loan	11	Piatt Place (23)	T-12 10/31/2009	1,018,729	794,537	224,192	10.2%	9.9%	3,251,322	5,578,027	2,173,320	3,404,707	44,431	50,378	3,309,898	Fee Simple
Loan	12	Susquehanna Valley Mall	12/31/2009	8,070,990	3,519,216	4,551,774	15.8%	14.2%	6,360,779	8,046,610	3,648,135	4,398,476	226,103	207,555	3,964,818	Fee Simple
Loan	13	Vernola Marketplace	12/31/2009	5,077,051	1,448,827	3,628,225	13.0%	12.0%	4,491,379	4,859,119	1,790,296	3,068,823	52,741	179,141	2,836,941	Fee Simple
Loan	14	GRM Portfolio					11.9%	10.7%	2,816,055	3,886,526	1,501,677	2,384,849	91,145	151,394	2,142,310	Fee Simple
Property	14.01	10310 Harwin Drive														Fee Simple
Property	14.02	Chicago Building														Fee Simple
Loan	15	Evergreen Portfolio	12/31/2009	2,771,339	1,035,386	1,735,953	10.5%	10.3%	3,053,496	2,843,633	1,057,669	1,785,964	37,073		1,748,891	Fee Simple
Property	15.01	Yorktowne MHP	12/31/2009	1,806,001	588,187	1,217,814			2,004,420	1,813,328	590,372	1,222,956	20,178		1,202,778	Fee Simple
Property	15.02	Pondarosa MHP	12/31/2009	540,084	266,226	273,858			653,496	604,048	286,728	317,320	7,300		310,020	Fee Simple
Property	15.03	Vance MHP	12/31/2009	425,254	180,973	244,281			395,580	426,257	180,569	245,688	9,595		236,093	Fee Simple
Loan	16	Healdsburg Hotel	12/31/2009	9,385,952	7,754,235	1,631,717	13.4%	11.0%	4,816,544	10,203,179	7,941,264	2,261,915	408,127		1,853,788	Fee Simple
Loan	17	Montebello Town Square	12/31/2009	4,212,269	1,016,907	3,195,362	20.1%	19.1%	3,617,220	4,294,855	1,075,856	3,219,000	40,238	131,819	3,046,942	Fee Simple
Loan	18	Plaza del Sol	12/31/2009	2,555,639	1,176,693	1,378,946	11.9%	10.5%	2,442,474	3,000,784	1,126,746	1,874,038	81,764	135,797	1,656,476	Fee Simple
Loan	19	Holiday Village	12/31/2009	2,995,541	1,079,084	1,916,457	12.7%	12.6%	2,897,904	3,079,385	1,109,885	1,969,500	24,750		1,944,750	Fee Simple
Loan	20	Bear Creek Plaza	12/31/2009	1,922,507	451,748	1,470,759	10.8%	9.5%	1,807,354	2,181,952	525,002	1,656,950	27,870	175,255	1,453,825	Fee Simple
Loan	21	BB&T Headquarters Building (21)	12/31/2009	4,699,988	1,683,549	3,016,439	17.2%	16.2%	4,190,452	4,366,595	1,725,722	2,640,873	71,956	90,254	2,478,662	Fee Simple
Loan	22	Rancho Penasquitos Towne Center I	12/31/2009	2,216,216	525,844	1,690,372	11.3%	10.7%	1,853,896	2,255,600	639,271	1,616,330	14,353	60,583	1,541,393	Fee Simple
Loan	23	Johnstown Galleria - Ground Lease	12/31/2009	1,346,400		1,346,400	10.3%	10.3%	1,400,795	1,400,795		1,400,795			1,400,795	Fee Simple
Loan	24	Rancho Penasquitos Towne Center II	12/31/2009	1,958,779	620,977	1,337,802	12.1%	11.4%	1,640,989	1,965,455	633,459	1,331,996	14,854	55,520	1,261,622	Fee Simple
Loan	25	Southwood Manor MHC	12/31/2009	2,036,156	967,883	1,068,273	10.1%	9.9%	2,126,700	2,057,289	950,479	1,106,810	20,850		1,085,960	Fee Simple
Loan	26	BJ's Wholesale Pittsfield					9.3%	9.3%	1,064,850	1,043,553	16,817	1,026,736	8,519		1,018,218	Fee Simple
Loan	27	Penland Park MHC	12/31/2009	1,784,663	695,987	1,088,676	10.6%	10.4%	1,997,904	1,848,140	687,376	1,160,764	19,450		1,141,314	Fee Simple
Loan	28	Eagle Crest MHC	12/31/2009	1,662,559	624,659	1,037,900	9.8%	9.7%	1,746,540	1,720,713	670,180	1,050,533	13,650		1,036,883	Fee Simple
Loan	29	Fingerlakes Crossing Shopping Center	12/31/2009	1,741,025	483,678	1,257,347	10.3%	9.2%	1,302,582	1,602,625	532,221	1,070,404	20,181	93,383	956,841	Fee Simple
Loan	30	Hickory Glen Apartments	12/31/2009	2,926,730	1,611,471	1,315,259	10.8%	10.4%	2,898,000	2,680,984	1,706,597	974,387	38,700		935,687	Fee Simple
Loan	31	Comfort Inn JFK at Ozone Park					12.8%	11.7%	2,477,119	2,477,119	1,324,439	1,152,680	99,085		1,053,596	Fee Simple
Loan	32	Staybridge Suites SeaWorld					12.9%	11.6%	2,781,833	2,808,087	1,656,836	1,151,251	112,323		1,038,928	Fee Simple
Loan	33	Boulevard Estates MHC	12/31/2009	1,353,895	605,829	748,066	9.8%	9.6%	1,646,691	1,508,770	718,528	790,242	14,350		775,892	Fee Simple
Loan	34	Northcross & Victoria	12/31/2009	1,321,197	813,378	507,819	13.5%	11.6%	1,684,664	1,572,669	531,744	1,040,925	40,818	108,926	891,180	Fee Simple
Loan	35	Hampton Inn & Suites	12/31/2009	2,995,462	1,611,369	1,384,093	17.5%	15.9%	3,007,998	3,050,707	1,707,514	1,343,193	122,028		1,221,164	Fee Simple
Loan	36	Westchester I Office	12/31/2009	896,571	305,348	591,223	10.2%	9.3%	1,261,397	1,103,409	324,905	778,504	11,413	57,136	709,955	Fee Simple
Loan	37	Marina Towers	12/31/2009	1,033,919	460,369	573,550	10.7%	9.6%	1,388,936	1,273,720	469,204	804,516	19,065	64,612	720,839	Fee Simple
Loan	38	Spalding Building	12/31/2009	1,361,402	664,339	697,063	12.6%	10.5%	1,855,955	1,668,036	727,547	940,489	31,871	124,342	784,276	Fee Simple
Loan	39	Addison Place North	12/31/2009	1,048,359	265,830	782,529	10.8%	10.4%	874,410	1,047,438	297,794	749,644	6,000	24,000	719,644	Fee Simple
Loan	40	Hotel Provincial	12/31/2009	3,219,373	2,317,905	901,468	17.1%	14.9%	3,335,908	3,839,218	2,654,756	1,184,462	153,569		1,030,893	Fee Simple
Loan	41	Alrig Portfolio					12.4%	10.0%	1,826,001	1,702,290	859,183	843,107	37,171	124,520	681,415	Fee Simple
Property	41.01	Bloomfield Office Pavilion							910,030	840,567	394,670	445,897	21,901	63,224	360,772	Fee Simple
Property	41.02	Willow Office Center							578,958	524,099	258,240	265,859	10,035	38,626	217,198	Fee Simple
Property	41.03	Cady Office Centre							337,014	337,624	206,274	131,350	5,235	22,670	103,445	Fee Simple
Loan	42	Wood Forest Apartments	12/31/2009	1,329,607	723,006	606,601	11.7%	11.1%	1,461,960	1,693,372	900,947	792,425	38,000		754,425	Fee Simple
Loan	43	Fox Hunt Apartments	12/31/2009	1,305,238	830,711	474,527	14.0%	12.0%	1,642,390	1,539,101	971,916	567,185	81,000		486,185	Fee Simple

A-1-5

COMM 2012-LC4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Ground Lease			Lease			Lease			Lease
Property Flag	ID	Property Name	Extension Terms (13)	Largest Tenant (14)	SF	Expiration (16)	2nd Largest Tenant (14)(15)	SF (17)	Expiration (16)	3rd Largest Tenant (14)(15)	SF (17)	Expiration (16)
Loan	1	Square One Mall		Dick's Clothing & Sporting Goods	68,500	01/31/2023	Best Buy	60,000	02/28/2013	T.J. Maxx & More	58,075	01/31/2014
Loan	2	Union Square Retail	None	Regal Cinemas	118,779	04/30/2023	Best Buy	46,088	01/31/2025	Nordstrom Rack	32,136	05/31/2020
Loan	3	Puerto Rico Retail Portfolio (21)
Property	3.01	Plaza Los Prados		Capri	35,114	07/31/2027	Selectos	32,081	03/31/2027	Walgreens	15,660	05/31/2036
Property	3.02	Juncos Plaza		Supermercado Amigo	30,046	11/30/2018	Capri	25,789	01/31/2015	National Lumber & Hardware	21,680	06/30/2014
Property	3.03	Manati Centro Plaza		Capri	30,000	10/31/2016	Marshall's	29,500	01/31/2017	Gatsby	14,512	03/31/2017
Property	3.04	University Plaza		PITUSA (Todo a Peso)	35,000	12/31/2019	Gatsby	13,248	02/28/2015	AT&T Mobility	3,473	10/31/2012
Loan	4	Hartman Portfolio (22)
Property	4.01	Westheimer Central Plaza		F.E.S. Management	20,565	MTM	Lifestyles Unlimited, Inc.	13,750	11/30/2017	Triple Point Technology, Inc.	9,966	09/30/2014
Property	4.02	The Preserve		General Welding Works	9,932	02/28/2013	Pacific Industrial Contractor Screening	6,517	09/30/2015	The Reyna Group	6,450	08/31/2016
Property	4.03	North Central Plaza		Allied Interstate, Inc. d/b/a Iqor, Inc.	14,165	07/31/2014	Pyke & Pyke, P.C.	10,898	10/31/2012	Prosperity Bank	10,504	10/31/2012
Property	4.04	Walzem Plaza		Fallas Paredes / J & M Sales	25,000	07/31/2018	Harbor Freight Tools	18,125	01/31/2017	99 Cent Only Store	17,961	01/31/2017
Property	4.05	3100 Timmons Lane		The Methodist Hospital	9,835	07/31/2016	Techcess Solutions, Inc.	7,814	01/31/2015	RWS Architects, Inc.	7,374	03/31/2013
Property	4.06	One Mason Plaza		El Mene, Inc. d/b/a Einstein's Pub	7,220	01/31/2017	Katy Quilt N' Sew, Inc.	6,280	12/31/2013	Alsafa Imports, Inc.	5,000	05/31/2019
Property	4.07	Northbelt Atrium I		Harris County Sheriff's Department	27,303	06/30/2020	Tradenet Enterprise, Inc.	5,080	MTM	Alhlers & Stoll P.C.	3,660	11/30/2015
Property	4.08	Park Central		Alon USA Energy, Inc.	41,969	12/31/2012	Always Home Health Services, Inc.	6,596	08/31/2017	Saturn Learning Solutions	6,263	05/31/2012
Property	4.09	Northbelt Atrium II		Leschaco Inc.	7,882	08/31/2016	USA - General Services Administration	3,716	09/14/2016	Mothers Against Drunk Driving	3,044	02/28/2014
Property	4.10	11811 North Freeway		Meridian Business Centers SW Partners LP	17,300	11/30/2013	Wisco Inc.	10,021	03/31/2013	Naca Logistics	6,027	08/31/2016
Property	4.11	Tower Pavilion		Hartman Management	8,264	12/31/2020	Unity Church	8,166	05/31/2012	Busby & Associates	6,424	11/30/2015
Property	4.12	Central Park Business Center		Sipera Systems, Inc.	16,726	01/31/2017	Adolfson & Peterson	15,930	03/31/2013	USA Signal Technology, LLC	7,120	06/30/2013
Loan	5	180 Peachtree Street	1, 40 year option	Level 3 Communications	158,073	05/31/2021	Equinix	83,473	11/30/2023	City of Atlanta	54,485	06/30/2037
Loan	6	Hampshire Multifamily Portfolio
Property	6.01	Westlake Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	6.02	Woods Edge Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	6.03	Wind Drift Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	6.04	Riverwood Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	6.05	Spyglass Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	6.06	Villa Nova Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	7	Alamance Crossing		Belk	96,485	10/16/2027	Hobby Lobby	52,500	05/31/2024	Carousel Cinemas	52,000	06/30/2028
Loan	8	Brea Plaza Shopping Center	2, 10 year option	Tristone Cinemas	18,450	07/31/2020	Total Wines	18,013	06/30/2020	DSW	17,450	08/31/2022
Loan	9	Rio Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	Treetop Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	11	Piatt Place (23)		Commonwealth of PA - Department of General Services	165,500	12/31/2029	University of Phoenix	15,182	12/31/2018	The Capital Grille	10,533	08/31/2017
Loan	12	Susquehanna Valley Mall		Boscov's Department Store	156,471	04/30/2023	Bon-Ton	90,000	01/31/2014	JCPenney	68,100	11/30/2015
Loan	13	Vernola Marketplace		Ross Stores	30,146	01/31/2018	Bed Bath & Beyond	29,984	01/31/2018	Michael's Stores	21,360	10/31/2017
Loan	14	GRM Portfolio
Property	14.01	10310 Harwin Drive		GRM	173,095	01/31/2027	Iron Mountain	138,391	06/30/2016	NAP	NAP	NAP
Property	14.02	Chicago Building		GRM	296,147	01/31/2027	NAP	NAP	NAP	NAP	NAP	NAP
Loan	15	Evergreen Portfolio
Property	15.01	Yorktowne MHP		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.02	Pondarosa MHP		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.03	Vance MHP		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	Healdsburg Hotel		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	17	Montebello Town Square		Sears	105,000	02/17/2017	Toys "R" Us	46,270	01/31/2018	AMC Theatres	39,263	11/30/2012
Loan	18	Plaza del Sol		JCPenney	57,463	08/31/2019	Bealls	36,258	03/31/2014	Ross Stores	30,307	01/31/2016
Loan	19	Holiday Village		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	20	Bear Creek Plaza		Bi-Mart	30,000	08/09/2017	T.J. Maxx	28,269	01/31/2022	Big Lots	25,570	01/31/2013
Loan	21	BB&T Headquarters Building (21)		BB&T	219,261	03/31/2023	Piedmont Club	13,762	03/31/2017	Chicago Title Insurance Company	4,212	09/30/2012
Loan	22	Rancho Penasquitos Towne Center I		JPMorgan Chase Bank	7,130	08/31/2021	Bank of America	4,000	05/31/2012	Cafe 56	3,925	10/31/2020
Loan	23	Johnstown Galleria - Ground Lease		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	24	Rancho Penasquitos Towne Center II		Kahoots	5,500	04/30/2017	Bertrand's Music Mart	5,500	01/31/2016	Union Bank	5,040	04/30/2021
Loan	25	Southwood Manor MHC		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	26	BJ's Wholesale Pittsfield		BJ's Wholesale Club, Inc.	85,188	10/29/2031	NAP	NAP	NAP	NAP	NAP	NAP
Loan	27	Penland Park MHC		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	Eagle Crest MHC		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	29	Fingerlakes Crossing Shopping Center		Home Depot	140,000	01/31/2037	Dick's Sporting Goods	45,000	01/31/2018	Famous Labels	20,311	05/01/2017
Loan	30	Hickory Glen Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	31	Comfort Inn JFK at Ozone Park		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	32	Staybridge Suites SeaWorld		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	33	Boulevard Estates MHC		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	34	Northcross & Victoria		Stimson & Son's, Inc. (d/b/a Ashley Furniture)	35,000	05/31/2019	J&M Sales of Texas, LLC (d/b/a Fallas)	30,000	03/27/2016	Office Depot	21,965	12/31/2015
Loan	35	Hampton Inn & Suites		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	36	Westchester I Office		Balzer & Associates	12,530	12/31/2021	Main Street Homes	10,929	12/31/2021	The Rebkee Company	8,178	12/31/2021
Loan	37	Marina Towers		Modus Operandi, Inc	14,533	03/31/2014	Gary M. Weiss, MD, P.A.	13,796	04/30/2017	Support Systems Associates, Inc.	13,248	09/01/2012
Loan	38	Spalding Building		Premier Source, LLC	13,321	11/30/2013	The Aldrich Law Office, PC	7,701	09/30/2013	Integral Consulting, Inc.	5,379	09/30/2013
Loan	39	Addison Place North		Henry's	4,900	12/22/2020	Twice Upon a Bagel	3,150	12/13/2020	Hair by Scott & Co.	3,150	12/13/2020
Loan	40	Hotel Provincial		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	41	Alrig Portfolio
Property	41.01	Bloomfield Office Pavilion		Princeton Management, LLC	15,522	04/30/2016	Oakland Psychological Clinic	6,100	12/31/2013	Vision Specialists of Michigan, LLC	4,110	12/31/2018
Property	41.02	Willow Office Center		Syntel, Inc	6,430	08/31/2015	Loancraft, LLC	4,439	07/31/2016	Cornerstone Benefit Plans, Inc.	3,077	07/31/2017
Property	41.03	Cady Office Centre		CB Weir Manuel	8,884	01/31/2017	The Accounting Office	3,000	12/31/2018	Gregory Barber	2,728	01/31/2019
Loan	42	Wood Forest Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	43	Fox Hunt Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-6

COMM 2012-LC4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

											Upfront
					Lease			Lease		Occupancy	Replacement
Property Flag	ID	Property Name	4th Largest Tenant	SF (17)	Expiration (16)	5th Largest Tenant (14)(15)	SF (17)	Expiration (16)	Occupancy (14)(15)(17)	As-of Date	Reserves($)
Loan	1	Square One Mall	Old Navy	18,800	05/31/2021	Gap	11,977	MTM	90.0%	12/01/2011
Loan	2	Union Square Retail	Duane Reade	13,947	09/30/2030	Citibank, N.A.	9,755	03/31/2020	100.0%	11/30/2011
Loan	3	Puerto Rico Retail Portfolio (21)							88.5%	01/05/2012
Property	3.01	Plaza Los Prados	Almancenes Colon	6,560	10/31/2015	Kress	5,000	05/31/2017	94.5%	01/05/2012
Property	3.02	Juncos Plaza	Pep Boys	19,674	12/31/2018	Atlantis Healthcare Group PR	7,080	09/30/2021	76.3%	01/05/2012
Property	3.03	Manati Centro Plaza	La Nueva Era	4,340	09/30/2015	Rent-A-Center	4,340	05/31/2017	95.3%	01/05/2012
Property	3.04	University Plaza	Rent-A-Center	2,909	02/28/2014	Claro	1,843	01/31/2017	100.0%	01/05/2012
Loan	4	Hartman Portfolio (22)							70.5%	11/14/2011
Property	4.01	Westheimer Central Plaza	Riverstone Resident Group	6,166	06/30/2012	CHK Directional Drilling	6,084	07/31/2012	71.2%	11/14/2011
Property	4.02	The Preserve	Direct Marketing Network, Inc.	6,339	04/30/2012	Dr. Gerald Maness	5,963	11/30/2016	78.3%	11/14/2011
Property	4.03	North Central Plaza	Vendere Partners Ltd.	9,441	10/31/2015	Muscular Dystrophy Association, Inc.	8,725	08/31/2015	75.7%	11/14/2011
Property	4.04	Walzem Plaza	Citi Trends, Inc.	12,000	03/31/2014	Javco / Firehouse Tavern	5,968	08/31/2015	79.9%	11/14/2011
Property	4.05	3100 Timmons Lane	Southwest Energy, LP	6,374	10/31/2015	K. Renee Salon	5,886	09/30/2016	94.6%	11/14/2011
Property	4.06	One Mason Plaza	Hao Cheng d/b/a Shaolin Martial Arts	4,251	01/15/2013	Cici's Pizza	4,201	03/31/2013	82.1%	11/14/2011
Property	4.07	Northbelt Atrium I	Select Medical Corp. / Healthsouth	3,644	06/30/2015	Pennsylvania Life Insurance Company	3,388	04/30/2014	57.5%	11/14/2011
Property	4.08	Park Central	Risk Management	5,874	08/31/2013	Nucor Vulcraft Group	4,745	06/30/2020	85.4%	11/14/2011
Property	4.09	Northbelt Atrium II	Air-Sea Forwarders, Inc.	2,485	08/31/2014	NAP	NAP	NAP	16.1%	11/14/2011
Property	4.10	11811 North Freeway	American Realty Inv./Fidinam Inv.	4,855	06/30/2016	Radiology Facilities Co.	3,567	04/30/2015	50.9%	11/14/2011
Property	4.11	Tower Pavilion	Insurepointe of Texas, Inc.	5,727	06/30/2014	Best Dental Care, Inc.	3,279	02/28/2016	80.8%	11/14/2011
Property	4.12	Central Park Business Center	Lutheran Social Services of the South	4,289	12/31/2015	Print City, LLC	2,518	MTM	63.7%	11/14/2011
Loan	5	180 Peachtree Street	Stanley Beaman Sears	24,728	01/31/2016	Time Warner Telecom	17,704	06/30/2016	100.0%	12/22/2011
Loan	6	Hampshire Multifamily Portfolio							93.8%	Various
Property	6.01	Westlake Apartments	NAP	NAP	NAP	NAP	NAP	NAP	93.6%	10/17/2011
Property	6.02	Woods Edge Apartments	NAP	NAP	NAP	NAP	NAP	NAP	98.9%	10/06/2011
Property	6.03	Wind Drift Apartments	NAP	NAP	NAP	NAP	NAP	NAP	92.8%	10/17/2011
Property	6.04	Riverwood Apartments	NAP	NAP	NAP	NAP	NAP	NAP	90.8%	09/26/2011
Property	6.05	Spyglass Apartments	NAP	NAP	NAP	NAP	NAP	NAP	95.0%	10/06/2011
Property	6.06	Villa Nova Apartments	NAP	NAP	NAP	NAP	NAP	NAP	91.3%	10/06/2011
Loan	7	Alamance Crossing	Barnes & Noble	26,848	07/31/2017	Victoria's Secret	8,090	01/31/2018	84.3%	11/23/2011
Loan	8	Brea Plaza Shopping Center	Mother's Market	13,006	08/31/2031	Lucille's Smokehouse	11,829	03/30/2013	98.0%	01/04/2012
Loan	9	Rio Apartments	NAP	NAP	NAP	NAP	NAP	NAP	98.0%	11/28/2011
Loan	10	Treetop Apartments	NAP	NAP	NAP	NAP	NAP	NAP	97.7%	11/28/2011
Loan	11	Piatt Place (23)	McCormick & Schmick	8,918	04/30/2018	Izzazu, Inc.	3,874	02/28/2026	93.8%	02/01/2012	3,132
Loan	12	Susquehanna Valley Mall	Weis Markets	52,532	11/30/2013	Cinema Center	40,000	02/28/2022	94.7%	12/31/2011
Loan	13	Vernola Marketplace	Petco	15,000	01/31/2018	Fitness 19	9,760	03/31/2021	82.9%	10/31/2011
Loan	14	GRM Portfolio							100.0%	01/19/2012
Property	14.01	10310 Harwin Drive	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/19/2012
Property	14.02	Chicago Building	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/19/2012
Loan	15	Evergreen Portfolio							84.9%	11/01/2011
Property	15.01	Yorktowne MHP	NAP	NAP	NAP	NAP	NAP	NAP	79.4%	11/01/2011
Property	15.02	Pondarosa MHP	NAP	NAP	NAP	NAP	NAP	NAP	93.2%	11/01/2011
Property	15.03	Vance MHP	NAP	NAP	NAP	NAP	NAP	NAP	92.6%	11/01/2011
Loan	16	Healdsburg Hotel	NAP	NAP	NAP	NAP	NAP	NAP	70.2%	10/31/2011
Loan	17	Montebello Town Square	Petco	20,000	11/30/2022	AAA Auto Club	7,550	09/30/2015	98.5%	02/02/2012
Loan	18	Plaza del Sol	Marshall's	30,036	10/31/2021	Cinemark USA, Inc.	24,814	11/30/2016	99.6%	12/01/2011
Loan	19	Holiday Village	NAP	NAP	NAP	NAP	NAP	NAP	88.3%	11/01/2011
Loan	20	Bear Creek Plaza	Dollar Tree	18,708	02/28/2021	Boot Barn	9,000	10/17/2021	92.9%	01/01/2012	80,000
Loan	21	BB&T Headquarters Building (21)	Parkway Realty Services, LLC	2,619	01/31/2013	NAP	NAP	NAP	100.0%	12/01/2011	750,000
Loan	22	Rancho Penasquitos Towne Center I	Elam's Hallmark	3,200	08/31/2012	Jack in the Box	3,000	12/31/2012	96.9%	09/30/2011
Loan	23	Johnstown Galleria - Ground Lease	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	NAP
Loan	24	Rancho Penasquitos Towne Center II	Kragen Auto Parts	4,965	02/29/2016	Goodyear Tire	4,830	02/29/2016	91.7%	09/30/2011
Loan	25	Southwood Manor MHC	NAP	NAP	NAP	NAP	NAP	NAP	96.9%	12/01/2011
Loan	26	BJ's Wholesale Pittsfield	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/06/2012
Loan	27	Penland Park MHC	NAP	NAP	NAP	NAP	NAP	NAP	97.2%	06/30/2011
Loan	28	Eagle Crest MHC	NAP	NAP	NAP	NAP	NAP	NAP	98.2%	11/01/2011
Loan	29	Fingerlakes Crossing Shopping Center	Petco	13,867	03/31/2018	Buffalo Wild Wings	6,000	12/31/2017	96.4%	07/31/2011
Loan	30	Hickory Glen Apartments	NAP	NAP	NAP	NAP	NAP	NAP	86.0%	12/30/2011
Loan	31	Comfort Inn JFK at Ozone Park	NAP	NAP	NAP	NAP	NAP	NAP	82.8%	12/31/2011
Loan	32	Staybridge Suites SeaWorld	NAP	NAP	NAP	NAP	NAP	NAP	76.9%	12/31/2011
Loan	33	Boulevard Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	87.5%	08/12/2011
Loan	34	Northcross & Victoria	Gold's Texas Holdings Group, Inc.	18,710	07/31/2021	Dollar General	12,530	11/30/2012	80.2%	01/01/2012
Loan	35	Hampton Inn & Suites	NAP	NAP	NAP	NAP	NAP	NAP	70.0%	09/30/2011
Loan	36	Westchester I Office	Keller Williams	5,971	09/30/2018	Gregg & Bailey	4,925	12/31/2021	95.4%	02/01/2012
Loan	37	Marina Towers	UBS Financial Services Inc.	8,945	07/31/2017	Clear Choice Health Care, LLC	6,864	06/30/2012	96.6%	01/01/2012	1,759
Loan	38	Spalding Building	Sleep Country USA, Inc.	5,000	05/31/2014	DHI, Inc.	4,639	05/31/2012	79.0%	09/30/2011
Loan	39	Addison Place North	Jezebelle (d/b/a Wish Apparel)	3,025	09/30/2016	Infinity	2,800	12/13/2020	91.4%	02/01/2012
Loan	40	Hotel Provincial	NAP	NAP	NAP	NAP	NAP	NAP	77.0%	11/30/2011
Loan	41	Alrig Portfolio							92.4%	02/07/2012
Property	41.01	Bloomfield Office Pavilion	Witzke Berry	4,071	01/31/2017	Jawood	3,303	03/31/2015	90.7%	02/07/2012
Property	41.02	Willow Office Center	Doug Angell, DDS	2,456	03/31/2022	Theodore A. Golden	2,320	03/31/2014	90.7%	02/07/2012
Property	41.03	Cady Office Centre	Bailey Shammoun	2,672	09/30/2016	Michael Ladwig-UPS Store	1,589	11/30/2013	100.0%	02/07/2012
Loan	42	Wood Forest Apartments	NAP	NAP	NAP	NAP	NAP	NAP	99.3%	09/06/2011
Loan	43	Fox Hunt Apartments	NAP	NAP	NAP	NAP	NAP	NAP	94.8%	02/03/2012

A-1-7

COMM 2012-LC4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront
			Replacement	TI/LC	TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Other
Property Flag	ID	Property Name	Reserves($)(18)	Reserves($)	Reserves($)(18)	Reserves($)	Reserves($)(18)	Reserves($)	Reserves($)(18)	Reserve($)	Reserves($)(18)
Loan	1	Square One Mall	Springing		Springing		Springing		Springing
Loan	2	Union Square Retail
Loan	3	Puerto Rico Retail Portfolio (21)	13,862		19,407	128,080	42,693		Springing	121,141	69,375
Property	3.01	Plaza Los Prados
Property	3.02	Juncos Plaza
Property	3.03	Manati Centro Plaza
Property	3.04	University Plaza
Loan	4	Hartman Portfolio (22)
Property	4.01	Westheimer Central Plaza
Property	4.02	The Preserve
Property	4.03	North Central Plaza
Property	4.04	Walzem Plaza
Property	4.05	3100 Timmons Lane
Property	4.06	One Mason Plaza
Property	4.07	Northbelt Atrium I
Property	4.08	Park Central
Property	4.09	Northbelt Atrium II
Property	4.10	11811 North Freeway
Property	4.11	Tower Pavilion
Property	4.12	Central Park Business Center
Loan	5	180 Peachtree Street	10,763	313,289	Springing	233,781	51,234	29,971	5,994	1,052,823	4,792
Loan	6	Hampshire Multifamily Portfolio	59,312			92,291	92,291	160,976	26,829	735,260
Property	6.01	Westlake Apartments
Property	6.02	Woods Edge Apartments
Property	6.03	Wind Drift Apartments
Property	6.04	Riverwood Apartments
Property	6.05	Spyglass Apartments
Property	6.06	Villa Nova Apartments
Loan	7	Alamance Crossing	4,199		27,990	334,788	41,849
Loan	8	Brea Plaza Shopping Center	2,756	81,158	13,778	382,220	76,444	63,199	5,745		2,758,955
Loan	9	Rio Apartments	8,575			85,369	28,456	174,957	21,870	412,638	381,730
Loan	10	Treetop Apartments	7,671			77,351	25,784	14,455	14,455	125,000	321,704
Loan	11	Piatt Place (23)	3,132				Springing		Springing		1,250,000
Loan	12	Susquehanna Valley Mall	18,842		31,250	238,948	89,218	132,776	12,071	55,375	1,075,000
Loan	13	Vernola Marketplace	4,396	46,309	14,928	140,947	46,947		Springing
Loan	14	GRM Portfolio	7,595			153,852	59,000		Springing
Property	14.01	10310 Harwin Drive
Property	14.02	Chicago Building
Loan	15	Evergreen Portfolio	3,099			95,144	20,484	8,990	4,495	53,565	448,750
Property	15.01	Yorktowne MHP
Property	15.02	Pondarosa MHP
Property	15.03	Vance MHP
Loan	16	Healdsburg Hotel	1/12 of 2% of Gross Revenues based on the prior year			102,031	17,005	3,893	3,893	16,133	250,000
Loan	17	Montebello Town Square					Springing		Springing
Loan	18	Plaza del Sol	6,905		11,317	18,062	18,062		Springing	93,875
Loan	19	Holiday Village	2,063			38,224	7,645	8,926	2,975	5,013
Loan	20	Bear Creek Plaza	Springing	250,000	Springing	22,417	22,417	5,042	1,260
Loan	21	BB&T Headquarters Building (21)	1/12 of the Scheduled Annual Capital Expenditure amount for such year	206,430		91,889	30,630		Springing
Loan	22	Rancho Penasquitos Towne Center I					Springing		Springing
Loan	23	Johnstown Galleria - Ground Lease
Loan	24	Rancho Penasquitos Towne Center II					Springing		Springing
Loan	25	Southwood Manor MHC	1,738			26,714	13,357	21,779	1,980	36,875	368,250
Loan	26	BJ's Wholesale Pittsfield					Springing		Springing
Loan	27	Penland Park MHC	1,621			24,079	12,040	19,181	1,744	21,250	230,875
Loan	28	Eagle Crest MHC	1,138			202,236	27,210	6,894	2,298	16,106
Loan	29	Fingerlakes Crossing Shopping Center	1,682		6,792	163,000	24,899	15,458	5,153	4,625	16,268
Loan	30	Hickory Glen Apartments	3,225			79,665	13,278	19,912	1,991	33,219	185,000
Loan	31	Comfort Inn JFK at Ozone Park	4% of Gross Revenues for the calendar month immediately preceding such monthly payment date			20,453	6,818	5,924	2,962		60,000
Loan	32	Staybridge Suites SeaWorld	1/12 of 4% of Gross Revenues based on the prior year			65,750	16,438	15,905	1,590
Loan	33	Boulevard Estates MHC	1,196			30,655	10,218	2,750	1,375	7,220
Loan	34	Northcross & Victoria	3,402	200,000		49,456	16,485	33,609	2,585	93,313	71,939
Loan	35	Hampton Inn & Suites	2% of Gross Revenues for the prior month (during the first year of the term of the loan; 4.0% thereafter)			13,372	6,686	6,667	6,667		750,000
Loan	36	Westchester I Office	955		4,975	18,372	6,124	4,214	702
Loan	37	Marina Towers	1,759		5,674	70,217	6,383	27,955	5,591	16,100
Loan	38	Spalding Building	2,000	250,000	8,500	6,276	6,276	54,055	4,158	96,000	Springing
Loan	39	Addison Place North	500		2,000	25,095	6,274	19,209	3,842		25,669
Loan	40	Hotel Provincial	1/12 of 4% of Gross Revenues based on the prior year			59,797	5,980	90,015	10,315	21,287
Loan	41	Alrig Portfolio	3,095	200,000	11,950	76,537	25,512	3,930	1,965		98,373
Property	41.01	Bloomfield Office Pavilion
Property	41.02	Willow Office Center
Property	41.03	Cady Office Centre
Loan	42	Wood Forest Apartments	4,345			7,605	7,605	10,950	3,650	82,375
Loan	43	Fox Hunt Apartments	6,250			35,829	11,943	40,106	3,342	67,995

A-1-8

COMM 2012-LC4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Other	Environmental
			Reserves	Report	Engineering	Loan
Property Flag	ID	Property Name	Description (3)(15)	Date (3)(19)	Report Date	Purpose
Loan	1	Square One Mall		11/17/2011	11/16/2011	Refinance
Loan	2	Union Square Retail		02/01/2012	02/01/2012	Refinance
Loan	3	Puerto Rico Retail Portfolio (21)	Tank Permit Reserve			Acquisition
Property	3.01	Plaza Los Prados		12/22/2011	12/22/2011
Property	3.02	Juncos Plaza		12/22/2011	12/22/2011
Property	3.03	Manati Centro Plaza		12/22/2011	12/22/2011
Property	3.04	University Plaza		12/22/2011	12/22/2011
Loan	4	Hartman Portfolio (22)				Refinance
Property	4.01	Westheimer Central Plaza		06/29/2011	06/29/2011
Property	4.02	The Preserve		06/29/2011	06/29/2011
Property	4.03	North Central Plaza		06/29/2011	06/29/2011
Property	4.04	Walzem Plaza		06/29/2011	06/29/2011
Property	4.05	3100 Timmons Lane		06/29/2011	06/29/2011
Property	4.06	One Mason Plaza		06/29/2011	06/29/2011
Property	4.07	Northbelt Atrium I		06/29/2011	06/29/2011
Property	4.08	Park Central		06/29/2011	06/29/2011
Property	4.09	Northbelt Atrium II		06/29/2011	06/29/2011
Property	4.10	11811 North Freeway		06/29/2011	06/29/2011
Property	4.11	Tower Pavilion		06/29/2011	06/29/2011
Property	4.12	Central Park Business Center		06/29/2011	06/29/2011
Loan	5	180 Peachtree Street	Ground Rent Reserve (1/12 of the aggregate Ground Rent, Currently $4,792); Common Charges Reserve (Springing)	11/01/2011	10/31/2011	Acquisition
Loan	6	Hampshire Multifamily Portfolio				Refinance
Property	6.01	Westlake Apartments		10/03/2011	10/03/2011
Property	6.02	Woods Edge Apartments		10/03/2011	10/03/2011
Property	6.03	Wind Drift Apartments		10/03/2011	10/03/2011
Property	6.04	Riverwood Apartments		10/03/2011	10/03/2011
Property	6.05	Spyglass Apartments		10/03/2011	10/03/2011
Property	6.06	Villa Nova Apartments		10/03/2011	10/03/2011
Loan	7	Alamance Crossing		05/09/2011	05/09/2011	Refinance
Loan	8	Brea Plaza Shopping Center	Tenant Specific Reserves ($1,299,175); Free Rent Holdback Reserve (Upfront: $300,429); Build Out Reserve (Upfront: $1,099,351); Loftus Channel Completion Reserve (Upfront: $60,000)	12/12/2011	12/12/2011	Refinance
Loan	9	Rio Apartments	Security Deposit Reserve (Upfront: $264,797); Debt Service Reserve (Upfront: $116,933)	11/17/2011	11/16/2011	Refinance
Loan	10	Treetop Apartments	Security Deposit Reserve (Upfront: $220,573); Debt Service Reserve (Upfront: $101,131)	11/17/2011	11/16/2011	Refinance
Loan	11	Piatt Place (23)	Phoenix Reserve	12/15/2011	12/12/2011	Refinance
Loan	12	Susquehanna Valley Mall	Accretive Leasing Reserve	10/13/2011	10/13/2011	Refinance
Loan	13	Vernola Marketplace		06/28/2011	06/28/2011	Refinance
Loan	14	GRM Portfolio				Refinance
Property	14.01	10310 Harwin Drive		11/22/2011	11/22/2011
Property	14.02	Chicago Building		11/22/2011	11/21/2011
Loan	15	Evergreen Portfolio	Environmental Reserves			Refinance
Property	15.01	Yorktowne MHP		11/11/2011	11/11/2011
Property	15.02	Pondarosa MHP		11/11/2011	11/11/2011
Property	15.03	Vance MHP		11/11/2011	11/11/2011
Loan	16	Healdsburg Hotel	Seasonality Reserve (Upfront: $250,000; Monthly: Excess Cash Flow)	06/07/2011	04/21/2011	Refinance
Loan	17	Montebello Town Square		01/09/2012	01/09/2012	Refinance
Loan	18	Plaza del Sol		12/14/2011	12/14/2011	Refinance
Loan	19	Holiday Village		10/26/2011	11/11/2011	Refinance
Loan	20	Bear Creek Plaza		11/11/2011	11/15/2011	Refinance
Loan	21	BB&T Headquarters Building (21)		11/06/2011	11/07/2011	Acquisition
Loan	22	Rancho Penasquitos Towne Center I		07/12/2011	07/11/2011	Refinance
Loan	23	Johnstown Galleria - Ground Lease		08/03/2011	NAP	Acquisition
Loan	24	Rancho Penasquitos Towne Center II		07/12/2011	07/12/2011	Refinance
Loan	25	Southwood Manor MHC	Environmental Reserve (Upfront: $280,750); Lease Settlement Reserve (Upfront: $87,500)	06/02/2011	06/03/2011	Refinance
Loan	26	BJ's Wholesale Pittsfield		01/10/2012	01/10/2012	Acquisition
Loan	27	Penland Park MHC	Environmental Reserve	06/02/2011	06/03/2011	Refinance
Loan	28	Eagle Crest MHC		11/11/2011	11/11/2011	Refinance
Loan	29	Fingerlakes Crossing Shopping Center	MRI Rent Reserve	05/24/2011	05/23/2011	Refinance
Loan	30	Hickory Glen Apartments	Clearing Account Reserve (Upfront: $98,049); Debt Service Reserve (Upfront: $51,951); Radon Remediation Reserve (Upfront: $35,000)	12/14/2011	12/15/2011	Refinance
Loan	31	Comfort Inn JFK at Ozone Park	Seasonal Working Capital Reserve (Upfront $60,000; $10,000 Monthly, each month from April through September if balance falls below $60,000; Cap: $60,000)	12/13/2011	12/14/2011	Refinance
Loan	32	Staybridge Suites SeaWorld		05/31/2011	05/27/2011	Refinance
Loan	33	Boulevard Estates MHC		11/11/2011	11/11/2011	Refinance
Loan	34	Northcross & Victoria	Gold's Gym Rent Reserve (Upfront: $71,939); Prepaid Rent Reserve ($140,000 on or before 6/1/2018); Specific Tenant Rollover Reserves (Springing)	12/12/2011	12/09/2011	Refinance/Acquisition
Loan	35	Hampton Inn & Suites	PIP Reserve (Upfront: $600,000); Operating Reserve (Upfront: $150,000)	11/16/2011	11/16/2011	Acquisition
Loan	36	Westchester I Office		12/07/2011	12/07/2011	Refinance
Loan	37	Marina Towers		06/17/2011	06/20/2011	Refinance
Loan	38	Spalding Building	Specific Tenant Rollover Reserves (Springing)	08/24/2011	08/24/2011	Refinance
Loan	39	Addison Place North	Wish Apparel Tenant Free Rent Reserve (Upfront: $13,130); Wish Apparel TI/LC Reserve (Upfront: $12,539)	06/10/2011	06/08/2011	Refinance
Loan	40	Hotel Provincial		07/08/2011	07/11/2011	Refinance
Loan	41	Alrig Portfolio	Free Rent Reserve			Refinance
Property	41.01	Bloomfield Office Pavilion		12/12/2011	12/12/2011
Property	41.02	Willow Office Center		12/12/2011	12/12/2011
Property	41.03	Cady Office Centre		12/13/2011	12/12/2011
Loan	42	Wood Forest Apartments		07/07/2011	07/06/2011	Refinance
Loan	43	Fox Hunt Apartments		07/19/2011	07/19/2011	Refinance

A-1-9

COMM 2012-LC4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property Flag	ID	Property Name	Sponsor (20)	Guarantor (20)
Loan	1	Square One Mall	Mayflower Realty LLC	Mayflower Realty LLC
Loan	2	Union Square Retail	The Related Companies, L.P.; Board of the State Teachers Retirement System of Ohio	The Related Companies, L.P.
Loan	3	Puerto Rico Retail Portfolio (21)	Community Reinvestment Partners II LP	Community Reinvestment Partners II LP
Property	3.01	Plaza Los Prados
Property	3.02	Juncos Plaza
Property	3.03	Manati Centro Plaza
Property	3.04	University Plaza
Loan	4	Hartman Portfolio (22)	Allen R. Hartman; Hartman Income REIT, Inc.	Allen R. Hartman; Hartman Income REIT, Inc.
Property	4.01	Westheimer Central Plaza
Property	4.02	The Preserve
Property	4.03	North Central Plaza
Property	4.04	Walzem Plaza
Property	4.05	3100 Timmons Lane
Property	4.06	One Mason Plaza
Property	4.07	Northbelt Atrium I
Property	4.08	Park Central
Property	4.09	Northbelt Atrium II
Property	4.10	11811 North Freeway
Property	4.11	Tower Pavilion
Property	4.12	Central Park Business Center
Loan	5	180 Peachtree Street	Carter/Validus Operating Partnership, LP	Carter/Validus Operating Partnership, LP
Loan	6	Hampshire Multifamily Portfolio	Tomas Rosenthal; Henri Schmidt; The JR Family Credit Shelter Trust, U/T/A Dated January 3, 1996; The TR Family Trust, U/T/A Dated December 26, 1995	Tomas Rosenthal; Henri Schmidt; The JR Family Credit Shelter Trust, U/T/A Dated January 3, 1996; The TR Family Trust, U/T/A Dated December 26, 1995
Property	6.01	Westlake Apartments
Property	6.02	Woods Edge Apartments
Property	6.03	Wind Drift Apartments
Property	6.04	Riverwood Apartments
Property	6.05	Spyglass Apartments
Property	6.06	Villa Nova Apartments
Loan	7	Alamance Crossing	CBL & Associates Properties, Inc.	CBL & Associates Properties, Inc.
Loan	8	Brea Plaza Shopping Center	BOSC Realty Advisors LLC	Najwa Nadhir; Nedal Denha; Ronald Shunia
Loan	9	Rio Apartments	Belinda Meruelo	Belinda Meruelo
Loan	10	Treetop Apartments	Belinda Meruelo	Belinda Meruelo
Loan	11	Piatt Place (23)	Millcraft Investments, Inc.; Kathleen S. Piatt Marital Trust; Jack B. Piatt Family Trust No. 2; Lucas B. Piatt; Piatt Place NMTC Lender, LLC	Millcraft Investments, Inc.; Kathleen S. Piatt Marital Trust; Jack B. Piatt Family Trust No. 2; Lucas B. Piatt; Piatt Place NMTC Lender, LLC
Loan	12	Susquehanna Valley Mall	Alma O. Cohen; Edwin Lakin; Albert Boscov; Mid-Island Properties, Inc.	Alma O. Cohen; Edwin Lakin; Albert Boscov; Mid-Island Properties, Inc.
Loan	13	Vernola Marketplace	Vestar Development Co.; Rockwood V REIT, Inc.; Equity One, Inc.	Vestar Development Co.; Rockwood V REIT, Inc.; Equity One, Inc.
Loan	14	GRM Portfolio	Moishe Mana	Moishe Mana
Property	14.01	10310 Harwin Drive
Property	14.02	Chicago Building
Loan	15	Evergreen Portfolio	Ross H. Partrich	Ross H. Partrich
Property	15.01	Yorktowne MHP
Property	15.02	Pondarosa MHP
Property	15.03	Vance MHP
Loan	16	Healdsburg Hotel	Merritt Sher; Pamela Sher	Merritt Sher; Pamela Sher
Loan	17	Montebello Town Square	Kimco Income Operating Partnership, L.P.	Kimco Income Operating Partnership, L.P.
Loan	18	Plaza del Sol	Herbert L. Levine; Elliott Aintabi	Herbert L. Levine; Elliott Aintabi
Loan	19	Holiday Village	Ross H. Partrich	Ross H. Partrich
Loan	20	Bear Creek Plaza	Flamey Damian; Egla Damian	Flamey Damian; Egla Damian
Loan	21	BB&T Headquarters Building (21)	Inland Private Capital Corporation	Winston-Salem Leaseco, L.L.C.; Inland Private Capital Corporation
Loan	22	Rancho Penasquitos Towne Center I	KUBS Income Fund I, L.P.	KUBS Income Fund I, L.P.
Loan	23	Johnstown Galleria - Ground Lease	Richard Ader; David Ledy; David Silvers; Jack Genende; Warren Schwartz	Richard Ader; David Ledy; David Silvers; Jack Genende; Warren Schwartz
Loan	24	Rancho Penasquitos Towne Center II	KUBS Income Fund I, L.P.	KUBS Income Fund I, L.P.
Loan	25	Southwood Manor MHC	Richard M. Nodel; Ronald K. Weiss	Richard M. Nodel; Ronald K. Weiss
Loan	26	BJ's Wholesale Pittsfield	Ladder Capital Finance Holdings LLLP	NAP
Loan	27	Penland Park MHC	Richard M. Nodel; Ronald K. Weiss	Richard M. Nodel; Ronald K. Weiss
Loan	28	Eagle Crest MHC	Ross H. Partrich	Ross H. Partrich
Loan	29	Fingerlakes Crossing Shopping Center	Cameron Group & IGB Group of Germany	Joseph J. Goethe; Eric M. Alderman; Thomas J. Valenti; Lawrence Alder; Frederick R. Burrows, Jr.; Kevin Eldred; Joel C. Ramey
Loan	30	Hickory Glen Apartments	Everest SIR 2 Properties, LP	Everest SIR 2 Properties, LP
Loan	31	Comfort Inn JFK at Ozone Park	Riverbrook Holdings LLC; Superior Redding Hotel LLC	Steven G. Mendel; Kuldip Singh
Loan	32	Staybridge Suites SeaWorld	Anand Bhakta; Sanmukh Patel; Babubhai Patel; Kishor Patel; Jagdish Bhakta; Rajesh Bhakta; Dinesh Bhakta	Anand Bhakta; Sanmukh Patel; Babubhai Patel; Kishor Patel; Jagdish Bhakta; Rajesh Bhakta; Dinesh Bhakta
Loan	33	Boulevard Estates MHC	Ross H. Partrich	Ross H. Partrich
Loan	34	Northcross & Victoria	VN Shopping Center, Inc.	Alan S. Mann; Nelson S. Billups
Loan	35	Hampton Inn & Suites	Mercury Investment Co. VII	Abbot G. Apter; Maureen A. Spanier; Karen M. Stelmak
Loan	36	Westchester I Office	Robert Hargett; Kevin T. McFadden; W. Vernon McClure, Jr.	Robert Hargett; Kevin T. McFadden; W. Vernon McClure, Jr.
Loan	37	Marina Towers	Christian C. Romandetti	Christian C. Romandetti
Loan	38	Spalding Building	John F. Swift; Manchester Capital Management, LLC	John F. Swift
Loan	39	Addison Place North	Richard F. Caster	Richard F. Caster
Loan	40	Hotel Provincial	Bryan V. Dupepe, Sr.; Verna Dupepe Devlin; Bryan V. Dupepe Jr.	Bryan V. Dupepe, Sr.; Verna Dupepe Devlin; Bryan V. Dupepe Jr.
Loan	41	Alrig Portfolio	Gabriel Schuchman; Ehud Rieger	Gabriel Schuchman; Ehud Rieger
Property	41.01	Bloomfield Office Pavilion
Property	41.02	Willow Office Center
Property	41.03	Cady Office Centre
Loan	42	Wood Forest Apartments	Ralph Yaney; Lucile Yaney; Larisa Storozhenko	Ralph Yaney; Lucile Yaney; Larisa Storozhenko
Loan	43	Fox Hunt Apartments	Matthew B. Lester	Matthew B. Lester

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FOOTNOTES TO ANNEX A-1

 Loan numbers listed below refer to the ID number identified on Annex A-1 for the related Mortgage Loan.

(1)
GACC—German American Capital Corporation or one of its affiliates; LCF—Ladder Capital Finance LLC or one of its affiliates; GLAC—Guggenheim Life and Annuity Company; JPMIM—J.P. Morgan Investment Management Inc. or one of its affiliates; RB—Regions Bank or one of its affiliates.

(2)	GACC—German American Capital Corporation; LCF— Ladder Capital Finance LLC; GLAC—Guggenheim Life and Annuity Company.

(3)
With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance” and “Cut-off Date Balance” reflect the Allocated Loan Amount for such Mortgaged Property.

Loan No. 4 – Hartman Portfolio – At origination in September 2008, J. P. Morgan Investment Management Inc. funded a loan with an original principal balance of $67.6 million. GACC purchased the loan in June 2011. The Hartman Portfolio Mortgage Loan has been split into a pooled senior trust component of approximately $56.5 million and a non-pooled junior trust component of $10.0 million. The Original Amortization Term is based on the Hartman Portfolio Mortgage Loan, including the non-pooled junior trust component. The Remaining Amortization Term is calculated using the Monthly Debt Service and Cut-off Date Balance for the pooled component only.

Loan No. 15  – Evergreen Portfolio – A portion of the environmental reserve for the Mortgage Loan in an amount equal to $483,618 was applied to prepay the loan prior to the Cut-Off Date upon completion of certain recommended environmental work at the Pondarosa MHP Mortgaged Property.

(4)
Loan No. 21 – BB&T Headquarters Building – has an ARD feature with an anticipated repayment date of 1/6/2022, with a revised interest rate for the period from the anticipated repayment date through the final maturity date of 1/6/2037 of 2.00% plus the initial rate.

(5)
The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the master servicing fee, sub-servicing fee, trustee/certificate administrator fee and operating advisor fee with respect to each Mortgage Loan.

(6)
Annual Debt Service, Monthly Debt Service, Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest-only periods are shown based on the monthly debt service payment immediately following the expiration of the interest-only period and (ii) that are interest-only until the related maturity date or anticipated repayment date, as applicable, are shown based on the interest-only payments during the 12-month period following the cut-off date (or, in the case of Monthly Debt Service, the average of such interest-only payments).

(7)
“Hard” generally means each tenant is required to transfer its rent directly to the lender-controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over-the counter cash and equivalents are deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into

A-1-11

such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender-controlled lockbox.

Loan No. 2  – Union Square Retail –The Mortgage Loan is structured with no initial lockbox or cash management at the tenant level.  Any sums that are distributable by the borrower to the Related Union Square Retail Associates, LLC (the “Related Owner”), which is an affiliate of The Related Companies, LP and the holder of a 49% interest in the borrower, are paid into an account (the “STRSO Account”) controlled by OTR, an Ohio general partnership acting as the duly designated nominee of the Board of The State Teachers Retirement System of Ohio (“STRSO”) and then transferred to an account controlled by the lender and, provided no event of default exists under the Union Square Retail Loan, are transferred to the Related Owner.  Following the occurrence of an event of default under the Union Square Retail Loan, all such sums are transferred to an account of the lender, to be applied as determined by the lender.  In the event that STRSO no longer controls the STRSO Account or in the event that STRSO no longer controls the borrower, the borrower is required to establish a lockbox account controlled by the lender (the “Springing Lockbox”) and In Place cash management will then commence.  The borrower must cause all subtenants to deposit their rent payable to the borrower into the Springing Lockbox and must require all subtenants to deposit any sub-subrent payable to the subtenants (which is not already payable to the borrower) in the Springing Lockbox.

(8)
“In Place” means that related property cash flows go through a waterfall before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related loan documents).

(9)
Loan No. 9 and Loan No. 10 – Rio Apartments and Treetop Apartments – The Rio Apartments Mortgage Loan and Treetop Apartments Mortgage Loan are cross-collateralized and cross-defaulted. As such, Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated on an aggregate basis.

(10)
The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default.  Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this Free Writing Prospectus.

(11)
Loan No. 5 – 180 Peachtree Street – Net Rentable Area represents the total square feet of the fee simple interest in the office and data center property located at 180 Peachtree Street Northwest. It excludes the 5-story garage adjacent to the 180 Peachtree Street Northwest building and the leasehold interest in the 9-story garage located at 150 Carnegie Way Northwest, which contain a total of 1,449 spaces, both of which are part of the collateral.

Loan No. 19 – Holiday Village – In addition to the 495 home sites, there are also 83 RV sites located at the property. Net Rentable Area and Loan per Net Rentable Area include the 495 home sites only.

Loan No. 23 – Johnstown Galleria – Ground Lease – the collateral consists of the borrower’s fee interest in the Mortgaged Property. Neither the tenant’s leasehold interest nor the improvements are part of the collateral.

(12)	Prepayment provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

A-1-12

“D(x)” means may be defeased for x payments.

“YM(x)” means may be prepaid for x payments with payment of a yield maintenance charge.

“YM1(x)” means may be prepaid for x payments with payment of greater of yield maintenance charge and 1% of the amount prepaid.

“DorYM(x)” means may be prepaid with payment of a yield maintenance charge or defeased for x payments; provided that no such defeasance may occur until after the second anniversary of the securitization closing date.

“O(x)” means freely prepayable for x payments, including the final maturity date or ARD payment.

(13)	The following Mortgaged Properties consist, in whole or in part, of the respective borrower’s interest in one or more ground leases:

Loan No. 2 – Union Square Retail – The Union Square Retail Mortgaged Property is subject to a ground lease.  The lease expires on 12/31/2095 and there are no ground lease extension options.  The ground lease carried an initial base rent of $2,500,000 per annum and includes base rent steps every five years of 12%, with base rent revaluations every 25 years and, during certain periods, otherwise in connection with the expiration of certain below market subleases.  The current base rent being paid by the borrower under the ground lease is $3,136,000.  The next base rent step occurs on 7/1/2013, to a rate of $3,512,320 per annum.

Loan No. 5 – 180 Peachtree Street – The 180 Peachtree Street Mortgaged Property is subject to a ground lease on a portion of the adjacent parking garage at 150 Carnegie Way Northwest. The lease commenced in December 1960 and expires in 12/31/2055 with one renewal option for 40 years, extending the ground lease to 12/31/2095. The ground rent is currently $57,500 per year and increases $7,500 every ten years beginning in January 2021.

Loan No. 8 – Brea Plaza Shopping Center – The Brea Plaza Shopping Center Mortgaged Property is subject to a ground lease on a portion of the parking area (including the land currently improved with the drive-thru for Chick-Fil-A). The ground lease has a 30-year term and expires on 10/31/2040 with two 10-year extension options. The initial rent under the lease is $16,274 per month and will increase every five years based upon increases in the Consumer Price Index for the initial term beginning on 11/1/2015, as well as the extension terms.  Under the terms of the ground lease, certain construction costs (plus interest at the greater of (a) 10% or (b) average interest+2% per annum) associated with the development of the parking area above the flood channel are considered to be prepaid rent, and will offset such rent obligations during the initial 30-year term of the lease.

(14)	The following tenants that occupy 5% or greater of the net rentable area at the property are borrower affiliates:

Loan  No. 14 – GRM Portfolio – GRM, which is an affiliate of the borrower, leases 55.6% of the 10310 Harwin Drive Mortgaged Property and 100.0% of the Chicago Building Mortgaged Property.

Loan  No. 36 – Westchester I Office – The following tenants, which are affiliates of the borrower, lease space at the Mortgaged Property: Balzer & Associates (21.9% of the net rentable area at the Mortgaged Property), Main Street Homes (19.1%), The Rebkee Company (14.3%), Gregg & Bailey (8.6%), White and McCarthy, LLC (6.6%) (not listed on Annex A-1) and Stuller, Connelly & Finfgeld, LLC (5.0%)(not listed on Annex A-1).

Loan  No. 38 – Spalding Building – An affiliate of the borrower master leases 6.8% of the Mortgaged Property.

A-1-13

(15)	The following tenants listed on Annex A-1 are not yet in occupancy or the lease expiration date relates to a renewal lease that has not yet been executed:

Loan No. 1 – Square One Mall – The Gap’s current lease expired on 1/31/2012. A one-year lease extension is out for signature. Gap is open and currently paying rent on a month to month basis.

Loan No. 3 – Puerto Rico Retail Portfolio – With respect to the Juncos Plaza Mortgaged Property, Atlantis Healthcare Group PR is not yet in occupancy. The lease is fully executed and the tenant has taken possession and is currently building out its space.  The lease has a 10-year term.

Loan No. 3 – Puerto Rico Retail Portfolio – With respect to the Manati Centro Plaza Mortgaged Property, Rent-A-Center is not yet in occupancy. The lease is fully executed and the tenant has taken possession and is currently building out its space.  The lease has a 5-year term.

Loan No. 3 – Puerto Rico Retail Portfolio – With respect to the University Plaza Mortgaged Property, Claro is not yet in occupancy. The lease is fully executed and the tenant has taken possession and is currently building out its space.  The lease has a 5-year term.

Loan No. 8 – Brea Plaza Shopping Center – DSW and DXL-Casual Male Group (not listed on Annex A-1) are not yet in occupancy. The leases are fully executed and the borrower is currently building out the space for each such tenant.  The DSW lease carries a 10-year term with an initial base rent of $366,450 per annum.  The DXL-Casual Male Group lease has a 10-year term.

Loan No. 11 – Piatt Place – University of Phoenix is not yet in occupancy. The lease is fully executed and the tenant’s space is currently being built-out. $1.25 million was escrowed upfront in a reserve account to cover the costs associated with the tenant build-out of the University of Phoenix space.

(16)
The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if borrower violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely.  In addition to the foregoing, the following are early non-contingent termination options for those tenants listed in Annex A-1:

Loan No. 3 – Puerto Rico Retail Portfolio – Gatsby, at the Manati Centro Plaza Mortgaged Property and the University Plaza Mortgaged Property, has a right to terminate the lease.  At the Manati Centro Plaza Mortgaged Property, the right to terminate is as of 4/1/2015 or 4/1/2016 with 180 days prior notice.  At the University Plaza Mortgaged Property, the right to terminate is as of 4/1/2013 or 4/1/2014 with 180 days prior notice.

Loan No. 11 – Piatt Place – The Largest Tenant, Commonwealth of PA - Department of General Services, has the right to terminate its lease should the Commonwealth of Pennsylvania’s budget not include funds appropriated for the payment of the scheduled rental payments for any office space of similar size in the city of Pittsburgh. However, under such scenario, the tenant is required to reimburse landlord for any unamortized TI/LC costs, as listed in the tenant’s lease, to the extent that the Commonwealth of Pennsylvania has appropriated funds for this penalty.  At loan closing, this penalty was in excess of $13.3 million, and reduces to over $8.0 million at loan

A-1-14

maturity. The Second Largest Tenant, University of Phoenix, has a termination provision at the end of the sixtieth month of the lease provided that it reimburses the borrower for any unamortized TI/LC costs.  The projected TI/LC costs are approximately $1.1 million.  The Fifth Largest Tenant, Izzazu, Inc., has the right to terminate its lease following the last day of the 126th month of the lease term, by written notice at least 180 days prior, and with a lease termination payment equal to the sum of (i) $10,000 and (ii) the remaining full unamortized TI/LC and related costs.

Loan No. 13  – Vernola Marketplace – The Michael’s Stores, Inc. (“Michael’s”) lease contains a prohibition against selling or leasing space at the Mortgaged Property to a gym or health club. In the event that such a prohibited use continues for a certain time period, Michael’s may reduce its rent or terminate its lease upon notice. Although the borrower entered into a lease with Fitness 19 in March 2010, thereby breaching the covenant, Michael’s has not notified the landlord of this breach or exercised any of its rights under its lease. Michael’s right to abate rent or terminate its lease continues for the entire Michael’s lease term as long as the violation exists.

Loan No. 18 – Plaza del Sol – Cinemark USA, Inc. may terminate its lease with 90 days written notice to the landlord given within 120 days after the end of any lease year in which its gross receipts for such lease year are less than 50% of its gross receipts for the lease year immediately preceding the lease year in which a motion picture theatre commenced operation on an adjacent landlord (or affiliate) owned property.

Loan No. 34 – Northcross & Victoria – Gold’s Texas Holdings Group, Inc. (d/b/a Gold’s Gym) has an early termination right in the end of the 5th year (07/2016) with 12 months’ notice.

Loan  No. 36 – Westchester I Office – Keller Williams has a one-time termination option after 04/15/2016 with 120 days’ notice if landlord cannot provide an additional 5,000 useable sq. ft. in the building.

Loan No. 37 – Marina Towers – The Largest Tenant, Modus Operandi, Inc, has the right to terminate its lease any time after the 36th month of the lease term, by written notice at least 180 days prior, and with a lease termination payment of $20,000.

Loan  No. 38 – Spalding Building – Portland Children’s Levy has a right to terminate as of 6/30/14 with 180 days’ notice and termination fee of $7,935.

Loan  No. 41 – Alrig Portfolio – With respect to the Willow Office Center Mortgaged Property, Syntel, Inc. has a termination option in 08/2015 with 6 months’ notice (02/2015), and Cornerstone Benefit Plans, Inc. has a one-time right to terminate its lease in February 2016 with 150 days’ notice and payment of a penalty.  Oakland Psychological Clinic has 6,100 sq. ft. in the Bloomfield Office Pavilion Mortgaged Property.  They have expansion rights with 180 days’ notice into any available contiguous space on the same terms as their current lease.  If the space is unable to accommodate tenant, the landlord has the ability to make other space available within the building and the landlord would pay relocation costs.  If the landlord cannot find space for tenant to expand, tenant shall have the right to terminate by providing 30 days’ notice.

(17)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space;

Loan No. 1 – Square One Mall – The Second Largest Tenant, Best Buy, leases 60,000 sq. ft., of which 21,668 is currently subleased to Blast Fitness through February 2022.

Loan No. 2 – Union Square Retail – Two tenants of borrower (subtenants under the ground lease and wholly-owned subsidiaries of the borrower), Union Square Development Associates, LLC (“USDA”) (19.5% of rentable sq. ft.) and Union Square Development Associates II, LLC (“USDA II”) (30.2% of rentable sq. ft.), have sub-

A-1-15

subleased their tenant spaces.  USDA has sub-subleased its tenant space to Best Buy.  USDA II has sub-subleased its tenant space to Nordstrom Rack, Duane Reade, Citibank, N.A., Park South Imaging and Union Square Wines.

Loan No. 23 – Johnstown Galleria – Ground Lease – Subleased to the retail tenants.

(18)	Monthly reserves required to be deposited in such account may be capped pursuant to the related Mortgage Loan Documents.

(19)	The following mortgaged properties are covered by environmental insurance policies obtained in lieu of a phase II or to address environmental conditions or concerns.

Loan No.	Mortgaged Property	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full
12	Susquehanna Valley Mall	$27,895,902	3.0%	$2,000,000	Yes
22	Rancho Penasquitos Towne Center I	$14,364,196	1.5%	$2,000,000	Yes
24	Rancho Penasquitos Towne Center II	$11,022,646	1.2%	$2,000,000	Yes
25	Southwood Manor MHC(A)	$11,000,933	1.2%	$2,000,000	Yes
27	Penland Park MHC(A)	$10,951,155	1.2%	$2,000,000	Yes

(A)	One environmental insurance policy covers Southwood Manor MHC and Penland Park MHC. The aggregate maximum policy amount of is $2,000,000 for both such properties together.

(20)
Loan No. 39 – Addison Place North – The Sponsor and non-recourse carve-out Guarantor, Richard F. Caster, along with other investors, guaranteed a loan from City National Bank of Florida (“City National”) related to investments in thirty-three townhome lots in Lake Worth, Florida.  That loan is in default.  City National filed suit against Caster and others on January 10, 2012.  Caster, along with other investors, are jointly and severally liable for a portion of the outstanding principal in the approximate amount of $1,456,000 (plus interest, costs and expenses) and  Castor further estimates that, given the value of the collateral, there is a potential deficiency of $2,040,000.  Caster and co-investors have had settlement discussions with City National and recently reached an agreement in principle to make a total payment of $800,000 to City National, of which $400,000 would be paid upon signing the settlement agreement and the remaining balance would be payable over five years with interest.  Mr. Caster’s pro rata share of this settlement is approximately $266,666.67 and he has indicated an intent to pay his full share immediately upon settlement.

(21)	Summary of Existing Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Principal Balance	Annual Interest Rate on Mezzanine Loan		Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt U/W NCF DSCR	Total Debt Cut-off Date LTV
3	Puerto Rico Retail Portfolio	$57,750,000	6.1%	$15,000,000	11.000	% (1)	3/6/2022	Yes	1.13x	85.2%
21	BB&T Headquarters Building	$15,328,964	1.6%	$8,933,996	10.000	% (2)	1/6/2013	Yes	1.25x	69.7%

(1)	Increases to 12.000% per annum on March 6, 2017.

(2)	If the mezzanine loan is not repaid in full by April 6, 2012, the interest rate will increase to 14.0000% per annum.

(22)	Summary of Existing Secured Debt

Loan No.	Mortgage Loan	Cut-off Date Balance	Subordinate Debt Cut-off Date Principal Balance	Annual Interest Rate on Subordinate Loan	Subordinate Loan Maturity Date	Total Mortgage Debt U/W NCF DSCR	Total Mortgage Debt Cut-off Date LTV
4	Hartman Portfolio	$56,514,846	$10,000,000	6.5000%	10/1/2018	1.14x	73.7%

A-1-16

(23)
Loan No. 11 – Piatt Place –The Piatt Place Mortgaged Property is encumbered by several subordinated financings structured as subordinate mortgages to qualify for certain tax credits under the New Markets Tax Credits program.  See “Description of the Mortgage Pool – Certain Terms and Conditions of the Mortgage Loans – New Markets Tax Credits” in the free writing prospectus. The total amount of outstanding subordinate debt is $16,813,000.

A-1-17

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES(1)(2)

Range of Cut-off Date Balances

				Weighted Averages
Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
$4,049,455 - $9,999,999	14	$104,473,503	11.1%	5.997%	108	1.52x	65.3%	54.9%
$10,000,000 - $24,999,999	19	$282,766,244	30.0%	5.798%	103	1.66x	60.9%	53.3%
$25,000,000 - $39,999,999	2	$61,395,902	6.5%	5.799%	119	1.67x	70.0%	60.7%
$40,000,000 - $54,999,999	4	$203,587,965	21.6%	6.037%	116	1.39x	64.6%	55.0%
$55,000,000 - $69,999,999	2	$114,264,846	12.1%	6.171%	100	1.47x	65.2%	56.8%
$70,000,000 - $99,779,556	2	$174,779,556	18.6%	5.219%	116	2.82x	38.7%	34.1%
Total/Weighted Average	43	$941,268,017	100.0%	5.810%	110	1.78x	59.2%	51.2%

Type of Mortgaged Properties(4)

					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units, Rooms, Pads or NRA	Cut-off Date Balance per # of Units, Rooms, Pads or NRA	Mortgage Rate	Stated Remaining Term (Mos.)(3)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
Retail	21	$496,595,028	52.8%	4,435,987	167	5.587%	115	92.6%	2.02x	55.0%	47.4%
Anchored(5)	18	$479,495,688	50.9%	4,154,091	168	5.567%	115	92.9%	2.05x	54.6%	47.1%
Unanchored	3	$17,099,340	1.8%	281,896	143	6.152%	96	85.1%	1.41x	65.5%	57.2%
Office	16	$143,008,710	15.2%	2,212,244	98	6.094%	103	88.7%	1.56x	59.9%	52.1%
Suburban	13	$65,312,416	6.9%	1,531,063	58	6.315%	84	77.6%	1.34x	64.9%	58.0%
Data Center	1	$54,888,798	5.8%	350,267	157	5.930%	118	100.0%	1.62x	57.8%	49.0%
CBD	2	$22,807,496	2.4%	330,914	70	5.855%	118	93.1%	2.02x	50.4%	42.6%
Multifamily	11	$109,074,771	11.6%	3,191	42,415	6.168%	96	94.9%	1.40x	65.9%	57.9%
Manufactured Housing Community	8	$73,170,195	7.8%	2,456	30,764	6.098%	116	91.1%	1.44x	64.4%	54.5%
Hospitality	5	$49,419,862	5.3%	426	164,977	6.294%	88	74.6%	1.61x	62.1%	53.2%
Mixed Use	2	$34,700,000	3.7%	243,969	147	5.511%	120	94.0%	1.45x	74.1%	64.9%
Office/Retail	2	$34,700,000	3.7%	243,969	147	5.511%	120	94.0%	1.45x	74.1%	64.9%
Industrial	3	$21,747,925	2.3%	680,732	32	6.041%	116	97.0%	1.39x	65.4%	51.4%
Other	1	$13,551,525	1.4%	46	NAP	5.150%	113	100.0%	1.98x	65.2%	65.2%
Total/Weighted Average	67	$941,268,017	100.0%			5.810%	110	91.5%	1.78x	59.2%	51.2%

A-2-1

Mortgaged Properties by State and/or Location(4)

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
California	6	$125,262,187	13.3%	5.660%	108	1.69x	58.2%	49.9%
Southern(6)	5	$108,378,835	11.5%	5.553%	117	1.72x	56.9%	47.9%
Northern(6)	1	$16,883,352	1.8%	6.350%	52	1.46x	66.2%	62.7%
Massachusetts	2	$110,779,556	11.8%	5.476%	118	1.82x	52.1%	44.8%
Texas	17	$106,226,989	11.3%	6.327%	94	1.39x	63.5%	55.0%
New York	4	$105,145,654	11.2%	5.213%	109	3.33x	34.8%	32.4%
Pennsylvania	3	$74,947,427	8.0%	5.682%	118	1.73x	69.2%	61.5%
North Carolina	2	$65,783,085	7.0%	5.825%	113	1.57x	63.5%	54.0%
Puerto Rico	4	$57,750,000	6.1%	5.850%	120	1.59x	67.6%	57.1%
Indiana	7	$57,249,147	6.1%	6.107%	116	1.32x	65.9%	56.2%
Florida	5	$56,999,272	6.1%	6.327%	74	1.41x	67.3%	61.7%
Georgia	1	$54,888,798	5.8%	5.930%	118	1.62x	57.8%	49.0%
Oregon	2	$22,859,995	2.4%	5.815%	118	1.39x	66.4%	56.0%
Alaska	2	$21,952,088	2.3%	6.250%	115	1.36x	71.0%	60.9%
Ohio	3	$18,558,674	2.0%	5.940%	103	1.46x	64.9%	54.8%
Illinois	2	$18,373,880	2.0%	5.829%	119	1.44x	67.6%	54.6%
Arizona	1	$15,454,232	1.6%	5.802%	117	1.78x	49.9%	42.2%
Louisiana	2	$14,617,799	1.6%	6.101%	116	1.97x	60.4%	47.2%
Virginia	1	$7,619,234	0.8%	5.819%	118	1.32x	71.9%	60.8%
Michigan	3	$6,800,000	0.7%	5.807%	120	1.42x	68.7%	57.9%
Total/Weighted Average	67	$941,268,017	100.0%	5.810%	110	1.78x	59.2%	51.2%

Range of U/W NCF DSCR

				Weighted Averages
Range of U/W NCF DSCR	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
1.22x - 1.29x	3	$61,970,602	6.6%	6.276%	108	1.24x	66.2%	57.6%
1.30x - 1.34x	6	$148,156,200	15.7%	6.251%	99	1.33x	65.2%	57.1%
1.35x - 1.39x	5	$111,701,476	11.9%	5.956%	112	1.36x	67.3%	56.2%
1.40x - 1.49x	9	$132,587,980	14.1%	6.072%	95	1.44x	68.5%	60.9%
1.50x - 1.59x	4	$82,674,611	8.8%	5.833%	120	1.56x	67.1%	56.2%
1.60x - 1.69x	4	$87,936,731	9.3%	5.708%	118	1.63x	61.3%	53.1%
1.70x - 1.79x	3	$30,526,333	3.2%	5.488%	108	1.77x	53.5%	45.6%
1.80x - 1.99x	6	$179,406,704	19.1%	5.558%	117	1.88x	54.6%	46.3%
2.00x - 4.12x	3	$106,307,379	11.3%	5.025%	115	3.68x	28.1%	26.3%
Total/Weighted Average	43	$941,268,017	100.0%	5.810%	110	1.78x	59.2%	51.2%

Range of Cut-off Date LTV Ratios

				Weighted Averages
Range of Cut-off Date LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
24.2% - 49.9%	5	$221,541,167	23.5%	5.281%	117	2.72x	39.3%	34.3%
50.0% - 54.9%	2	$30,500,656	3.2%	5.258%	113	1.86x	53.7%	43.9%
55.0% - 59.9%	5	$87,879,610	9.3%	5.895%	111	1.61x	58.0%	49.1%
60.0% - 64.9%	7	$135,097,267	14.4%	6.124%	96	1.52x	63.1%	55.3%
65.0% - 69.9%	18	$384,099,098	40.8%	6.027%	108	1.43x	67.0%	57.7%
70.0% - 74.8%	6	$82,150,218	8.7%	5.817%	118	1.43x	73.1%	64.6%
Total/Weighted Average	43	$941,268,017	100.0%	5.810%	110	1.78x	59.2%	51.2%

A-2-2

Range of LTV Ratios at Maturity or ARD

				Weighted Averages
Range of LTV Ratios at Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
24.2% - 44.9%	7	$252,041,823	26.8%	5.278%	116	2.62x	41.1%	35.4%
45.0% - 49.9%	3	$74,897,044	8.0%	5.811%	118	1.63x	57.9%	48.4%
50.0% - 54.9%	9	$87,656,239	9.3%	5.909%	110	1.53x	63.7%	52.4%
55.0% - 59.9%	13	$372,117,439	39.5%	6.074%	110	1.42x	66.3%	56.9%
60.0% - 64.9%	8	$96,503,946	10.3%	6.323%	80	1.40x	68.2%	61.9%
65.0% - 74.8%	3	$58,051,525	6.2%	5.418%	118	1.61x	72.3%	67.0%
Total/Weighted Average	43	$941,268,017	100.0%	5.810%	110	1.78x	59.2%	51.2%

Range of Mortgage Rates

				Weighted Averages
Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
4.880% - 5.749%	13	$325,430,463	34.6%	5.255%	116	2.35x	49.4%	43.4%
5.750% - 6.249%	20	$417,881,957	44.4%	5.951%	115	1.53x	63.8%	53.9%
6.250% - 6.750%	10	$197,955,596	21.0%	6.423%	89	1.37x	65.5%	58.3%
Total/Weighted Average	43	$941,268,017	100.0%	5.810%	110	1.78x	59.2%	51.2%

Range of Remaining Terms to Maturity in Months(3)

				Weighted Averages
Range of Remaining Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
52 - 64	6	$73,343,234	7.8%	6.301%	56	1.43x	65.1%	61.3%
65 - 101	2	$65,447,957	7.0%	6.534%	79	1.35x	62.3%	55.9%
102 - 120	35	$802,476,826	85.3%	5.706%	117	1.84x	58.4%	49.9%
Total/Weighted Average	43	$941,268,017	100.0%	5.810%	110	1.78x	59.2%	51.2%

Range of Original Terms to Maturity in Months(3)

				Weighted Averages
Range of Original Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
60 - 119	8	$132,730,466	14.1%	6.152%	79	1.40x	66.3%	59.9%
120 - 120	35	$808,537,551	85.9%	5.754%	115	1.84x	58.0%	49.8%
Total/Weighted Average	43	$941,268,017	100.0%	5.810%	110	1.78x	59.2%	51.2%

A-2-3

FOOTNOTES TO ANNEX A-2

(1)     In the case of a Mortgage Loan that provides for an initial interest-only period and for scheduled amortization payments thereafter, the U/W NCF DSCR was calculated using Annual Debt Service equal to the average of the first twelve (12) monthly payments of principal and interest payable during the amortization period.

(2)     In the case of the Hartman Portfolio Mortgage Loan, the numerical and statistical information related to the loan-to-value ratios, debt service coverage ratio and Cut-off Date Balance per Unit includes the HP Pooled Component, but does not include the HP Non-Pooled Component.  For the purposes of calculating DSCRs, the annual debt service is based on the aggregate principal and interest payments due during the first twelve (12) months after the Cut-off Date on the HP Pooled Component.

(3)     For the ARD Loan, the original term to maturity and remaining term to maturity are through the Anticipated Repayment Date.

(4)     Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgaged Properties that relate to Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts.

(5)     Includes single tenant properties.

(6)     Northern California properties have a zip code greater than 93600.  Southern California properties have a zip code less than or equal to 93600.

A-2-4

ANNEX B

DESCRIPTION OF THE TOP 20 MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

1201 Broadway Saugus, MA 01906	Collateral Asset Summary Square One Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,779,556 49.6% 1.84x 13.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1201 Broadway Saugus, MA 01906	Collateral Asset Summary Square One Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,779,556 49.6% 1.84x 13.2%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Regional Mall
Sponsor:	Mayflower Realty LLC		Collateral:	Fee Simple
Borrower:	Mayflower Square One, LLC		Location:	Saugus, MA
Original Balance:	$100,000,000		Year Built / Renovated:	1959 / 1994, 2001
Cut-off Date Balance:	$99,779,556		Total Sq. Ft.:	928,667
% by Initial UPB:	10.6%		Total Collateral Sq. Ft.(3):	541,128
Interest Rate:	5.4730%		Property Management:	Simon Management Associates, LLC
Payment Date:	6th of each month		Underwritten NOI:	$13,141,569
First Payment Date:	February 6, 2012		Underwritten NCF:	$12,519,255
Maturity Date:	January 6, 2022		Appraised Value:	$201,000,000
Amortization:	360 months		Appraisal Date:	November 11, 2011
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)		Historical NOI
Lockbox / Cash Management:	Hard / In Place		TTM NOI:	$14,209,439 (T-12 October 31, 2011)
			2010 NOI:	$14,172,910 (December 31, 2010)
Reserves(1)			2009 NOI:	$15,021,283 (December 31, 2009)
	Initial	Monthly	2008 NOI:	$15,215,979 (December 31, 2008)
Taxes:	$0	Springing	2007 NOI:	NAV
Insurance:	$0	Springing	2006 NOI:	NAV
Replacement:	$0	Springing
TI/LC:	$0	Springing	Historical Occupancy(4)
			Current Occupancy:	90.0% (December 1, 2011)
Financial Information			2010 Occupancy:	93.6% (December 31, 2010)
Cut-off Date Balance / Sq. Ft.(2):		$184	2009 Occupancy:	97.2% (December 31, 2009)
Balloon Balance / Sq. Ft.(2):		$154	2008 Occupancy:	93.5% (December 31, 2008)
Cut-off Date LTV:		49.6%	2007 Occupancy:	NAV
Balloon LTV:		41.5%	2006 Occupancy:	NAV
Underwritten NOI DSCR:		1.93x
Underwritten NCF DSCR:		1.84x	Historical Annual Rent PSF(5)
Underwritten NOI Debt Yield:		13.2%	Current Rent PSF:	$27.66 (December 1, 2011)
Underwritten NCF Debt Yield:		12.5%	2010 Rent PSF:	$27.82 (December 31, 2010)
			2009 Rent PSF:	$25.88 (December 31, 2009)
			2008 Rent PSF:	$28.86 (December 31, 2008)
			(1) See Initial Reserves” and “Ongoing Reserves” herein.
			(2) Based on the Total Collateral Sq. Ft. of 541,128.
			(3) Excludes Sears (210,427 sq. ft.) and Macy’s (177,112 sq. ft.), which are not part of the collateral.

(4) Current Occupancy does not include non-collateral anchor space. Historical occupancy percentages include the non-collateral anchor space. Including the non-collateral anchor space, Current Occupancy would be 94.2%.

(5) Historical Rent PSF shown in the table above is based on historical operating statements and occupancy rates provided by the borrower, and do not include non-collateral anchor space or 32,022 sq. ft. of temporary tenant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1201 Broadway Saugus, MA 01906	Collateral Asset Summary Square One Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,779,556 49.6% 1.84x 13.2%

Anchor and Major Tenant Summary
Anchor Tenants	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Sq. Ft.	Lease Expiration	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost (% of Sales)(2)
Dick’s Clothing & Sporting Goods(3)	NR/NR/NR	68,500	12.7%	1/31/2023	$10,279	$150	15.0%
Best Buy (3)(4)	BBB-/Baa2/BBB-	60,000	11.1%	2/28/2013	NAP	NAP	NAP
T.J. Maxx & More(3)	NR/A3/A	58,075	10.7%	1/31/2014	$11,824	$204	12.3%
Subtotal		186,575	34.5%		$22,103	$175	13.5%

Non-Collateral Anchors
Sears	NR/NR/CCC+	210,427	NAP	NAP	NAP	NAP	NAP
Macy’s	NR/Baa3/BBB-	177,112	NAP	NAP	NAP	NAP	NAP
Subtotal		387,539

Major In-Line Tenants
Old Navy	BBB-/Baa3/BB+	18,800	3.5%	5/31/2021	$3,925	$209	11.5%
Gap(5)	BBB-/Baa3/BB+	11,977	2.2%	MTM	$1,678	$140	22.8%
Express	BB+/Ba2/BB+	8,529	1.6%	1/31/2021	$3,406	$399	13.7%
American Eagle Outfitters	NR/NR/NR	8,359	1.5%	1/31/2021	$1,940	$232	27.1%
New York & Company	NR/NR/NR	7,432	1.4%	1/31/2016	$2,005	$270	23.7%
Subtotal		55,097	10.2%		$12,954	$235	17.7%

Remaining Tenants
Other In-line		203,514	37.6%		$62,023	$328	18.7%
Temporary		32,022	5.9%		NAP	NAP	NAP
Food Court		8,405	1.6%		$5,236	$699	23.4%
Kiosk		1,294	0.2%		$1,939	$1,498	33.4%
Subtotal		245,235	45.3%

Total Occupied Collateral		486,907	90.0%

Vacant		54,221	10.0%
Total(6)		541,128	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	Total Sales (000s), Sales PSF and Occupancy Cost provided by the borrower as of December 31, 2011 and only include tenants reporting sales.
(3)	The Rent PSF for Dick’s Clothing & Sporting Goods is $19.75 PSF, for Best Buy is $8.90 PSF, and for T.J. Maxx & More is $18.90 PSF.
(4)	Blast Fitness subleases 21,668 sq. ft. of the Best Buy space.
(5)	Gap’s current lease expired at the end of January 2012. A one-year lease extension is out for signature. Gap is open and currently paying rent.
(6)	Does not include non-collateral anchor tenants.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1201 Broadway Saugus, MA 01906	Collateral Asset Summary Square One Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,779,556 49.6% 1.84x 13.2%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent
Temp Tenants(2)	13	32,022	5.9%	32,022	5.9%	$0.00	0.0%	0.0%
MTM	5	31,271	5.8%	63,293	11.7%	$26.61	6.6%	6.6%
2012	10	8,831	1.6%	72,124	13.3%	$82.47	5.8%	12.4%
2013	13	89,610	16.6%	161,734	29.9%	$16.40	11.7%	24.1%
2014	19	88,768	16.4%	250,502	46.3%	$28.60	20.2%	44.3%
2015	11	35,330	6.5%	285,832	52.8%	$40.77	11.4%	55.7%
2016	10	24,574	4.5%	310,406	57.4%	$42.05	8.2%	63.9%
2017	6	30,165	5.6%	340,571	62.9%	$31.12	7.5%	71.4%
2018	7	12,759	2.4%	353,330	65.3%	$39.53	4.0%	75.4%
2019	1	2,176	0.4%	355,506	65.7%	$40.84	0.7%	76.1%
2020	3	4,332	0.8%	359,838	66.5%	$34.52	1.2%	77.3%
2021	11	56,485	10.4%	416,323	76.9%	$25.35	11.4%	88.7%
2022	1	2,084	0.4%	418,407	77.3%	$35.00	0.6%	89.2%
Thereafter	1	68,500	12.7%	486,907	90.0%	$19.75	10.8%	100.0%
Vacant	NAP	54,221	10.0%	541,128	100.0%	NAP	NAP
Total / Wtd. Avg.	111	541,128	100.0%			$27.66	100.0%

(1)	Excludes non-collateral anchor tenants, Sears and Macy’s.
(2)	Temp Tenants represent tenants with leases of less than a year.
(3)	Total / Wtd. Avg. Annual U/W Base Rent Per Sq. Ft. and % U/W Base Rent Rolling excludes Temp Tenant space.

The Loan. The Square One Mall loan (the “Square One Mall Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 541,128 square foot regional mall located at 1201 Broadway in Saugus, Massachusetts (the “Square One Mall Property”) with an original principal balance of $100.0 million. The Square One Mall Loan has a 10-year term and amortizes on a 30-year schedule. The Square One Mall Loan accrues interest at a fixed rate equal to 5.4730% and has a Cut-off Date Balance of approximately $99.8 million. Proceeds were used to retire existing debt of approximately $83.3 million, resulting in a cash-out of $15.6 million. Based on the appraised value of $201.0 million as of November 11, 2011, the Cut-off Date LTV is 49.6% and the remaining implied equity is $101.0 million. The most recent prior financing of the Square One Mall Property was included in the LBUBS 2002-C2 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$100,000,000	100.0%	Loan Payoff	$83,337,494	83.3%
			Closing Costs	1,052,394	1.1%
			Cash Out	15,610,112	15.6%
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%

The Borrower / Sponsor.    The borrower, Mayflower Square One, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Mayflower Realty LLC (the “Guarantor”). However, recourse for any such claim is limited to the Series B Assets of Guarantor (as described in the related mortgage loan documents), including any proceeds from the sale of such assets. Mayflower Realty LLC is a joint venture between Simon Property Group, L.P., The Canada Pension Plan Investment Board and Teachers Insurance and Annuity Association of America.

Simon Property Group, L.P. (“SPG”), rated A-/Baa1/A- by Fitch/Moody’s/S&P, is an S&P 500 company, and one of the largest real estate companies in the United States, owning or having an interest in 391 retail properties comprising 261 million square feet of gross leasable area in North America, Europe and Asia. On October 5, 2011, the company entered into a new, unsecured revolving credit facility that increased the company’s borrowing capacity by $4.0 billion and matures in 2015, and in November 2011, SPG issued $1.2 billion of investment grade debt, rated A- with a “stable” outlook by both Fitch and S&P.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1201 Broadway Saugus, MA 01906	Collateral Asset Summary Square One Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,779,556 49.6% 1.84x 13.2%

Canadian Pension Plan (“CPP”) Fund is a contributory, earnings-related insurance program, forming one of the two major components of Canada’s public retirement income system. As of September 30, 2011, the Net Asset Value (CAN) was $152.3 billion, with approximately $13.9 billion invested in real estate.

Teachers Insurance and Annuity Association of America (“TIAA”) is a Fortune 100 financial services organization that is the leading retirement provider for people who work in the academic, research, medical and cultural fields. TIAA made its first real estate investments in 1947 and today is one of the largest commercial real estate owners in the nation. TIAA has more than 400 real estate investments in the United States and Europe with an equity investment of approximately $15 billion. More than half of TIAA’s real estate holdings belong to the TIAA Real Estate Account, which was created in 1995 to allow retirement savers to invest directly in a broadly diversified portfolio of income-producing real estate properties. TIAA serves 3.7 million active and retired employees participating at more than 15,000 institutions and has $440.7 billion in combined assets under management as of September 30, 2011.

The Property. The Square One Mall Property is a two-story, enclosed super-regional shopping center totaling 928,667 square feet, of which 541,128 square feet is collateral for the Square One Mall Loan.  Located in Saugus, Massachusetts, the Square One Mall Property was originally constructed in 1959, renovated in 1994 and expanded in 2001. The sponsor purchased the Square One Mall Property in 1998 for an undisclosed price. As of year-end 2011, reporting in-line tenants had trailing-12 month sales of $307 PSF and an occupancy cost of 17.6%. As of December 1, 2011, the Square One Mall Property is 90.0% occupied not including non-collateral anchor tenants and 94.2% occupied including non-collateral anchor tenants. Occupancy at the Square One Mall Property has averaged 94.6% (including non-collateral anchors) since 2008.

The Square One Mall Property is anchored by Sears, Macy’s, Dick’s Clothing & Sporting Goods, Best Buy and T.J. Maxx & More. Sears (210,427 sq. ft.) and Macy’s (177,112 sq. ft.) own their stores and are not collateral for the Square One Mall Loan. Dick’s Clothing & Sporting Goods and T.J. Maxx & More are the only anchors that report sales; Dick’s Clothing & Sporting Goods reported year-end 2011 sales of $150 PSF and an occupancy cost of 15.0%, while T.J. Maxx & More reported sales of $204 PSF and an occupancy cost of 12.3%. In addition, the Square One Mall Property is occupied by a diverse roster of national tenants including Old Navy, The Gap/Gap Kids, H&M, Express, American Eagle Outfitters, Victoria’s Secret, Hollister Co. and Aeropostale.

Historical Sales PSF(1)(2)
	2007	2008	2009	2010	2011
Dick’s Clothing & Sporting Goods	$108	$147	$136	$146	$150
T.J. Maxx & More	$193	$199	$202	$203	$204

In-Line Tenants	$360	$357	$319	$287	$307

(1)	Historical Sales PSF are based on historical operating statements provided by the borrower.
(2)	Approximately 92% of in-line tenants report sales.

Environmental Matters. The Phase I environmental report dated November 17, 2011 recommended the continued implementation of an Asbestos Operations and Maintenance Plan at the Square One Mall Property, which is already in place.

The Market.   The Square One Mall Property is located on the west side of Route 1 in the southwestern portion of Saugus, Massachusetts, about 10 miles north of downtown Boston. U.S. Route 1 is a multi-lane state highway that links the local area with the center of Boston and most of the North Shore communities. According to the appraisal, within a three-mile radius of the Square One Mall Property, the 2010 population was 122,726, increasing to 416,419 people at five miles, and over one million people within 10 miles. The average household income was $78,025 within three miles of the site.

The Square One Mall Property is part of the Route 128 North Submarket, which accounts for 30.9 million square feet of total retail space. Per the CoStar Q4 2011 report, the Route 128 North retail market has a vacancy rate of 4.3% and the quoted net rate is $18.72 PSF. Malls located in the Route 128 North Submarket total 5.7 million square feet of space, representing approximately 19% of total mall space in the Boston retail market. The Square One Mall Property competes directly with four other mall properties located within 14 miles. The four mall properties are considered super regional malls, with an average size of 1.1 million square feet and average occupancy of 94.5%. Northshore Mall and Burlington Mall are also owned by Simon Property Group. The competitive set is detailed in the following chart:

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1201 Broadway Saugus, MA 01906	Collateral Asset Summary Square One Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,779,556 49.6% 1.84x 13.2%

Competitive Set(1)
Name	Square One Mall Property(2)	Northshore Mall	Burlington Mall	CambridgeSide Galleria	Liberty Tree Mall
Distance from Subject	NAP	10 miles North	14 miles West	9 miles South	11 miles North
Property Type	Regional Mall	Regional Mall	Regional Mall	Regional Mall	Regional Mall
Year Built / Renovated	1959 / 1994	1958 / 1993	1968 / 1996	1991 / NAP	1972 / 1996
Total Occupancy	94.2%	94.0%	97.0%	96.0%	91.0%
Size (Sq. Ft.)	928,667	1,579,820	1,317,061	636,847	859,087
Anchors / Major Tenants	Sears Macy’s Dick’s Clothing & Sporting Goods Best Buy T.J. Maxx & More	Macy's JCPenney Macy's Men & Furniture Nordstrom Sears	Macy's Lord & Taylor Sears Crate & Barrel Nordstrom	Best Buy H&M Macy's Macy's Home Sears	Best Buy Kohl's Marshalls Nordstrom Rack Target Stop & Shop

(1)	Source: Appraisal
(2)	Includes non-collateral anchor tenants Sears and Macy’s.

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	T-12 10/31/2011	U/W	U/W PSF
Base Rent(1)	$13,643,864	$13,680,131	$13,523,162	$13,938,060	$25.76
Value of Vacant Space	0	0	0	818,535	1.51
Gross Potential Rent	$13,643,864	$13,680,131	$13,523,162	$14,756,595	$27.27
Total Recoveries	8,847,648	7,866,668	8,278,893	7,409,608	13.69
Total Other Income	895,129	926,087	883,310	824,960	1.52
Less: Vacancy(2)	256,376	(110,199)	(140,052)	(1,757,983)	(3.25)
Effective Gross Income	$23,643,017	$22,362,687	$22,545,313	$21,233,180	$39.24
Total Operating Expenses	8,621,734	8,189,777	8,335,874	8,091,611	14.95
Net Operating Income	$15,021,283	$14,172,910	$14,209,439	$13,141,569	$24.29
TI/LC	0	0	0	439,808	0.81
Capital Expenditures	0	0	0	182,506	0.34
Net Cash Flow	$15,021,283	$14,172,910	$14,209,439	$12,519,255	$23.14

(1)	U/W Base Rent includes $149,024 in contractual step rent through November 2012.
(2)	U/W Vacancy of $1,757,983 is comprised of 3.6% of gross income ($818,535) of actual vacancy and 4.1% of gross income ($939,448) of mark to market.

Property Management.    The Square One Mall Property is managed by Simon Management Associates, LLC, a borrower affiliate.

Lockbox / Cash Management.    The Square One Mall Loan is structured with a hard lockbox and in place cash management.

Additionally, all excess cash will be swept into a lender controlled account upon (i) an event of default (until such time that such event of default has been cured), (ii) a bankruptcy action by the manager, borrower or guarantor (until such time that such entity is replaced, or in the case of an involuntary bankruptcy, such action is dismissed), or (iii) if the debt service coverage ratio for the trailing four calendar quarters is less than 1.10x for two consecutive quarters, as calculated on the last day of the calendar quarter (until such time that the DSCR is at least 1.10x for two consecutive calendar quarters); provided, however, that the borrower may not cure a cash sweep event more than five times during the loan term.

Initial Reserves.    None.

Ongoing Reserves.   The Square One Loan provides for springing reserves as follows: if (i) the DSCR falls below 1.30x for two consecutive calendar quarters, (ii) there is an event of default, or (iii) there is a bankruptcy action by the manager, then the borrower will be required to make monthly deposits of (i) 1/12 of the annual tax premium into a tax reserve account, (ii) 1/12 of the annual insurance premium into an insurance reserve account; however monthly insurance deposits will not be required so long as (a) an acceptable blanket policy is in place and (b) the insurance premiums for the subsequent 12 months have been paid, (iii) $9,019 into a capital expenditure account, subject to a cap of $216,452 and (iv) $44,167 into a TI/LC reserve account, subject to a cap of $1,060,000.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1201 Broadway Saugus, MA 01906	Collateral Asset Summary Square One Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,779,556 49.6% 1.84x 13.2%

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.  The loan documents permit, without lender consent, the free release of non-income producing portions of the Square One Mall Property, for use that is integrated and consistent with the use of the Square One Mall Property, subject to, among other things, the satisfaction of a loan-to-value test.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1201 Broadway Saugus, MA 01906	Collateral Asset Summary Square One Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,779,556 49.6% 1.84x 13.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1201 Broadway Saugus, MA 01906	Collateral Asset Summary Square One Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,779,556 49.6% 1.84x 13.2%

Square One Mall
1201 Broadway
Saugus, MA 01906
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RI

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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One Union Square South New York, NY 10003	Collateral Asset Summary Union Square Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 24.2% 4.12x 21.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

One Union Square South New York, NY 10003	Collateral Asset Summary Union Square Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 24.2% 4.12x 21.5%

Mortgage Loan Information			Property Information
Loan Seller:	LCF		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Anchored Retail
Sponsor:	The Related Companies, L.P.		Collateral:	Leasehold
	(“Related”); OTR, an Ohio general		Location:	New York, NY
	partnership acting as the duly		Year Built / Renovated:	1999 / NAP
	designated nominee of the Board of		Total Sq. Ft.:	236,215
	the State Teachers Retirement System		Property Management:	Related Management Company, L.P.
	of Ohio (“STRSO”)		Underwritten NOI(2):	$16,090,296
Borrower:	Union Square Retail Lessee, LLC		Underwritten NCF(2):	$15,293,527
Original Balance:	$75,000,000		Appraised Value:	$310,000,000
Cut-off Date Balance:	$75,000,000		Appraisal Date:	January 4, 2012
% by Initial UPB:	8.0%
Interest Rate:	4.8800%		Historical NOI
Payment Date:	6th of each month		2011 NOI(2):	$18,885,516 (YTD November 30, 2011 Ann.)
First Payment Date:	October 6, 2011		2010 NOI(2):	$9,205,430 (December 31, 2010)
Maturity Date:	September 6, 2021		2009 NOI:	$3,334,520 (December 31, 2009)
Amortization:	Interest Only		2008 NOI:	$6,285,738 (December 31, 2008)
Additional Debt:	None
Call Protection:	L(30), D(86), O(4)		Historical Occupancy
Lockbox / Cash Management(1):	None		Current Occupancy:	100.0% (November 30, 2011)
			2010 Occupancy:	88.2% (December 31, 2010)
Reserves			2009 Occupancy:	73.1% (December 31, 2009)
	Initial	Monthly	2008 Occupancy:	100.0% (December 31, 2008)
None	NAP	NAP	(1) See “Lockbox / Cash Management” herein.
			(2) Includes rents paid by certain sub-subtenants.
Financial Information
Cut-off Date Balance / Sq. Ft.:	$318
Balloon Balance / Sq. Ft.:	$318
Cut-off Date LTV:	24.2%
Balloon LTV:	24.2%
Underwritten NOI DSCR:	4.34x
Underwritten NCF DSCR:	4.12x
Underwritten NOI Debt Yield:	21.5%
Underwritten NCF Debt Yield:	20.4%

Tenant Summary
	Ratings	Net Rentable	% of Net	U/W Base	% of Total	Lease
Tenant	(Fitch/Moody’s/S&P)(1)	Area (Sq. Ft.)	Rentable Area	Rent PSF	U/W Base Rent	Expiration
Regal Cinemas	B+/B3/B+	118,779	50.3%	$42.24	23.2%	4/30/2023
Best Buy(2)	BBB-/Baa2/BBB-	46,088	19.5%	$74.00	15.8%	1/31/2025
Nordstrom Rack(2)	A-/Baa1/A-	32,136	13.6%	$124.47	18.5%	5/31/2020
Duane Reade(2)	NR/A2/A	13,947	5.9%	$238.40	15.4%	9/30/2030
Citibank, N.A. (2)	A/A3/A-	9,755	4.1%	$500.00	22.6%	3/31/2020
Total Major Tenants		220,705	93.4%	$93.48	95.5%
Remaining Tenants		15,510	6.6%	$62.46	4.5%
Total Occupied Collateral		236,215	100.0%	$91.44	100.0%
Vacant		0	0.0%
Total		236,215	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease
(2)	Tenant listed is a sub-subtenant. See “The Property” herein.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

One Union Square South New York, NY 10003	Collateral Asset Summary Union Square Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 24.2% 4.12x 21.5%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	1	9,091	3.8%	9,091	3.8%	$46.66	2.0%	2.0%
2018	0	0	0.0%	9,091	3.8%	$0.00	0.0%	2.0%
2019	0	0	0.0%	9,091	3.8%	$0.00	0.0%	2.0%
2020	3	48,310	20.5%	57,401	24.3%	$195.03	43.6%	45.6%
2021	0	0	0.0%	57,401	24.3%	$0.0	0.0%	45.6%
2022	0	0	0.0%	57,401	24.3%	$0.0	0.0%	45.6%
Thereafter	3	178,814	75.7%	236,215	100.0%	$65.73	54.4%	100.0%
Vacant	NAP	0	0.0%	236,215	100.0%	NAP	NAP
Total / Wtd. Avg.	7	236,215	100.0%			$91.44	100.0%

The Loan.    The Union Square Retail loan (the “Union Square Retail Loan”) is a fixed rate loan secured by the borrower’s leasehold interest in the 236,215 square foot Class A, anchored retail property located at One Union Square South in New York, New York (the “Union Square Retail Property”) with an original principal balance of $75.0 million. The Union Square Retail Loan has a 10-year term and is interest only throughout the term. The Union Square Retail Loan accrues interest at a fixed rate equal to 4.8800% and has a Cut-off Date Balance of $75.0 million. Loan proceeds were used to pay off a prior mezzanine loan in the amount of approximately $32.8 million secured by the equity interest in the mortgage borrower, giving the principals a cash-out of $39.4 million. Based on the appraised value of $310.0 million as of January 4, 2012, the Cut-off Date LTV is 24.2% and the remaining implied equity is $235.0 million.  The most recent prior financing of the Union Square Retail Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$75,000,000	100%	Loan Payoff	$32,754,946	43.7%
			Borrower Recapitalization	$39,357,952	52.5%
			Closing Costs	$2,887,102	3.8%
Total Sources	$75,000,000	100.0%	Total Uses	$75,000,000	100.0%

The Borrower / Sponsors.    The borrower, Union Square Retail Lessee, LLC (for purposes of this “Union Square Retail” discussion, the “Borrower”) is a single purpose Delaware limited liability company with two independent directors in its organizational structure.  The sponsors of the borrower are The Related Companies, L.P. and OTR, an Ohio general partnership acting as the duly designated nominee of the Board of the State Teachers Retirement System of Ohio (“STRSO”) and the nonrecourse carve-out guarantor is The Related Companies, L.P. (“Related”).  Related owns and operates a portfolio of real estate assets with an estimated value over $12 billion, consisting of a diversified mix of real estate properties. Related’s operating portfolio includes 19 luxury rental buildings with approximately 4,700 units, 18 retail assets totaling more than 3.5 million square feet, and approximately 13,000 affordable housing apartments located throughout the United States. Their operating assets also include over 5 million square feet of office and trade show space.  Related developed a majority of their operating properties and maintains management responsibilities for a majority of the assets.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

One Union Square South New York, NY 10003	Collateral Asset Summary Union Square Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 24.2% 4.12x 21.5%

The Property. The Union Square Retail Property consists of a multi-level retail building totaling 236,215 square feet of net rentable area within four above grade levels and one below grade level, within the luxury mixed-use development located at One Union Square South. The entire One Union Square South mixed-use development is a 22-story building on a 48,223 square foot parcel of land, with a four-story retail component and an 18-story luxury residential component above.  The entire mixed use development contains 240 residential rental apartment units (208,961 square feet), and 236,215 square feet of retail space.  The Union Square Retail Property is leased by the Borrower pursuant to three subleases to (i) Regal Cinemas, (ii) Union Square Development Associates, LLC (“USDA”), a wholly-owned subsidiary of the Borrower and (iii) Union Square Development Associates II, LLC (“USDA II”), a wholly-owned subsidiary of the Borrower as landlord (the subleases to USDA and USDA II are, collectively, the “Affiliate Subleases”).  USDA sub-subleases its tenant space to Best Buy.  USDA II sub-subleases its tenant space to Nordstrom Rack, Duane Reade, Citibank, N.A., Park South Imaging and Union Square Wines. The Union Square Retail Property is anchored by Regal Cinemas, Best Buy and Nordstrom Rack, which occupy 83.4% of the Union Square Retail Property. The site is ground leased through December 31, 2095 with no renewal options.

The Union Square Retail Property was constructed in 1999 and is a retail “air rights” development parcel established pursuant to a reciprocal easement and operating agreement with the owner of the luxury residential apartment tower above the Union Square Retail Property.  The residential tower is separately owned and managed by Related.  The ground floor of the Union Square Retail Property is comprised of an entrance for each of the seven tenants along with a lobby for the residential component of the building.

The Union Square Retail Property, which was originally owned 100% by STRSO, was developed in 1996 and leased by STRSO to its initial subtenants, Circuit City, Virgin Megastore, and United Artists Theaters.  In March 2008, STRSO sold a 49% interest in the ownership of the Union Square Retail Property to Related Union Square Retail Associates, LLC, an affiliate of Related (“Related Owner”).  USDA acquired the Circuit City sublease out of the Circuit City bankruptcy and USDA II acquired the Virgin Megastore sublease in connection with an acquisition of Virgin Megastore.

Environmental Matters. The Phase I environmental report dated February 1, 2012 recommended no further action at the Union Square Retail Property.

Major Tenants.

Regal Cinemas (118,779 sq. ft., 50.3% of NRA, 23.2% of U/W Base Rent)
Regal Cinemas, Inc. (successor-in-interest to United Artists Theatre Circuit, Inc.) is the tenant under the Regal Cinemas lease.  Regal Cinemas, Inc. is a wholly-owned subsidiary of Regal Entertainment Group (S&P/Moody’s/Fitch rated B+/B3/B+).  Regal Entertainment Group (NYSE: RGC), through its subsidiaries, operates a theatre circuit in the United States. It develops, acquires, and operates multi-screen theatres primarily in mid-sized metropolitan markets and suburban growth areas of larger metropolitan markets under Regal Cinemas, United Artists, and Edwards brand names. As of December 31, 2010, Regal Entertainment Group operated 6,698 screens in 539 theatres in 37 states and the District of Columbia. The company was founded in 2002 and is based in Knoxville, Tennessee.  The location reportedly represents the second-highest gross theater in the tenant’s chain.  Regal has been at the location since its original development.

Best Buy (46,088 sq. ft., 19.5% of NRA, 15.8% of U/W Base Rent)
Best Buy Co., Inc. (NYSE: BBY) (S&P/Moody’s/Fitch rated BBB-/Baa2/BBB-) operates as a retailer of consumer electronics, home office products, entertainment software, appliances, and related services. In addition, the company offers service contracts, warranties, repair, delivery, and computer-related services, as well as installation services for home theaters, and mobile audio and appliances. It operates its retail stores and call centers, as well as online retail operations under various brand names, such as Best Buy, The Carphone Warehouse, Five Star, Future Shop, Geek Squad, Magnolia Audio Video, Napster, Pacific Sales, The Phone House, and Speakeasy. Best Buy was formerly known as Sound of Music, Inc. and changed its name to Best Buy Co., Inc. in 1983.  Best Buy Co., Inc. was founded in 1966 and is headquartered in Richfield, Minnesota.  Best Buy began operations at the Union Square Retail Property in 2009, and replaced Circuit City, which vacated in 2009 upon the liquidation of the company.

Nordstrom Rack (32,136 sq. ft., 13.6% of NRA, 18.5% of U/W Base Rent)
Nordstrom, Inc. (NYSE: JWN) (S&P/Moody’s/Fitch rated A-/Baa1/A-) is a fashion specialty retailer, offering apparel, shoes, cosmetics, and accessories for women, men, and children in the United States. The company offers a selection of brand name and private label merchandise. It sells its products through various channels, including Nordstrom full-line stores, Nordstrom Rack off-price stores, Last Chance clearance stores, and Jeffrey boutiques; and through catalog and the Internet. Nordstrom, Inc. also provides a private label card, two Nordstrom VISA credit cards, and a debit card for Nordstrom purchases. Its credit and debit cards feature a shopping-based loyalty program. The company also designs and contracts to manufacture private label merchandise sold in its retail stores. As of March 19, 2010, it had 187 retail stores located in 28 states.  The company was founded in 1901 and is based in Seattle, Washington.

One Union Square South New York, NY 10003	Collateral Asset Summary Union Square Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 24.2% 4.12x 21.5%

Nordstrom Rack opened at the property in 2009, replacing a portion of the space vacated by the Virgin Megastore previously at the Union Square Retail Property.

The Market.  The Union Square Retail Property is located along the south side of Union Square Park in Union Square, a destination location in downtown Manhattan.  Union Square is located at one of New York City’s largest transportation hubs, with seven subway lines stopping at the location.  The Union Square subway station boasts 35.5 million people passing through every year, and the area is one of the most convenient destinations in Manhattan attracting residents, tourists, and businesses alike.  The Union Square area further benefits from its proximity to NYU, creating a strong, stable demand for the property’s retail tenancy.

Competitive Set(1)
Name	10 Union Square East	156 Fifth Avenue	541 Broadway	110 Fifth Avenue	530 Fifth Avenue	38 E. 14th Street
Distance from Subject	0.1 miles	0.5 miles	1.0 miles	0.3 miles	1.7 miles	0.1 miles
Property Type	Retail	Retail	Retail	Retail	Retail	Retail
Total Occupancy	100%	100%	100%	100%	100%	100%
Size (Sq. Ft.)	4,556 SF	9,000 SF	4,800 SF	12,300 SF	11,100 SF	4,000 SF
Tenant	Panera Bread	Nike	Lacoste	Joe Fresh	Chase Bank	Bank of America

(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	YTD 11/30/2011 (Annualized)	U/W	U/W PSF
Base Rent(1)	$8,374,149	$13,994,963	$21,946,605	$22,587,984	$95.62
Value of Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$8,374,149	$13,994,963	$21,946,605	$22,587,984	$95.62
Total Recoveries	3,338,748	3,706,990	3,757,727	3,782,263	16.01
Total Other Income	0	56,042	6,479	6,479	0.03
Less: Vacancy(2)	0	0	0	(1,318,512)	(5.58)
Effective Gross Income	$11,712,897	$17,757,995	$25,706,810	$25,058,213	$106.08
Total Operating Expenses	8,378,377	8,552,565	6,821,294	8,967,917	37.97
Net Operating Income	$3,334,520	$9,205,430	$18,885,516	$16,090,296	$68.12
TI/LC	0	0	0	749,526	3.17
Capital Expenditures	0	0	0	47,243	0.20
Net Cash Flow	$3,334,520	$9,205,430	$18,885,516	$15,293,527	$64.74

(1)	U/W Base Rent includes $65,845 in contractual step rent through August 2012 and $988,662 in straight-line rent over the term of the loan for investment grade tenants.
(2)	U/W vacancy of 5.0% of gross income.

Property Management.    The Union Square Retail Property is managed by Related Management Company, L.P., an affiliate of the sponsor.

Lockbox / Cash Management. The Union Square Retail Loan is structured with no initial lockbox or cash management at the tenant level.  Any sums that are distributable by the Borrower to Related Owner, which is the holder of a 49% interest in the Borrower, are paid into an account controlled by STRSO (the “STRSO Account”) and then transferred to an account controlled by the lender and, provided no event of default exists under the Union Square Retail Loan, are transferred to the Related Owner.  Following the occurrence of an event of default under the Union Square Retail Loan, all such sums are transferred to an account of the lender, to be applied as determined by the lender.

In the event that STRSO no longer controls the STRSO Account or in the event that STRSO no longer controls the Borrower, the Borrower is required to establish a lockbox account controlled by the lender (the “Springing Lockbox”).  The Borrower must cause all subtenants to deposit their rent payable to the Borrower into the Springing Lockbox and must require all subtenants to deposit any sub-subrent payable to the subtenants (which is not already payable to the Borrower) into the Springing Lockbox.  All sums deposited into

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

One Union Square South New York, NY 10003	Collateral Asset Summary Union Square Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 24.2% 4.12x 21.5%

the Springing Lockbox shall be applied by Lender to the payment of ground rent, debt service payments and operating expenses, with any excess sums distributed to the Borrower provided no event of default exists under the Union Square Retail Loan.

Initial Reserves.    None.

Ongoing Reserves.    None.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Ground Lease.    The Union Square Retail Property is subject to a ground lease through December 31, 2095 (the “Ground Lease”).  The Ground Lease was executed on December 13, 1996 between First Sterling Corporation and West Realty Co., LLC as landlord and STRSO, as tenant.  STRSO assigned its leasehold interest to Union Square Retail Trust, the Borrower, on February 29, 2008 (the borrower converted from a trust to a limited liability company and changed its name prior to the closing of the Union Square Retail Loan).  The Ground Lease carried an initial base rent of $2,500,000 per annum.  The Ground Lease includes base rent steps every five years of 12%, with base rent revaluations every 25 years and, during certain periods, otherwise in connection with the expiration of certain below market subleases.  The current base rent being paid by the Borrower under the Ground lease is $3,136,000.  The next base rent step occurs on July 1, 2013, to a rate of $3,512,320 per annum.

There is currently ongoing litigation pertaining to the ground lease, which litigation was filed in 2010 by the ground landlords thereunder against the Borrower, Related, STRSO, USDA and USDA II.  The litigation alleges improprieties in the Affiliate Subleases and in certain of the sub-subleases, including allegations of violations of use restrictions by certain sub-subtenants.  The litigation makes claims for increases in the ground rent payable by the Borrower (and reimbursement for additional historical ground rent payments).  See “Risk Factors – Risks Related to the Mortgage Loans - Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in the Free Writing Prospectus for additional information.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

One Union Square South New York, NY 10003	Collateral Asset Summary Union Square Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 24.2% 4.12x 21.5%

Union Square Retail
One Union Square South
New York, NY 10003
Garment Dist.
Chelsea
Flatiron District
Meatpacking District
West Village
Greenwich Village
East Village
NoHo
SoHo
Nolita
Little Italy
Lower East Side
Tribeca
Stuyvesant Town
Hudson River
Holland Tunnel
Lincoln Tunnel
FDR Drive
Union Square
Madison Square Park
Washington Square
Gramercy Park
Stuyvesant Square
Tompkins Square Park
Chelsea Park
James J. Walker Park
Sara D. Roosevelt Park
New York University
Empire State Building
Macy's
Madison Square Garden
General Post Office
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Fashion Institute of Technology
Flatiron Building
Metropolitan Life Building
NY Life Insurance Bldg.
Supreme Court-Appellate Division
Theo. Roosevelt Birthplace Natl. Historic Site
NY Film Academy School of Film & Acting
Con Edison Building
Baruch College
Cabrini Medical Center
NYU Hospital for Joint Diseases
Beth Israel Medical Center
New York Eye & Ear Infirmary
VA Medical Center-Manhattan
Forbes Galleries
Jefferson Market Library
Grace Church
Cooper Union
The Public Theater
Ukrainian Museum
Washington Arch
Museum of Comic and Cartoon Art
New Museum of Contemporary Art
NYC Fire Museum
Lower East Side Tenement Museum
The Morgan Library & Museum
Herald Square
Manhattan Mall
North Bergen
West New York
Secaucus
Weehawken
Union City
Hoboken
Jersey City
New Jersey
Manhattan
New York City
Queens
Brooklyn
0 0.125 0.25 Mile

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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Various, PR	Collateral Asset Summary Puerto Rico Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,750,000 67.6% 1.59x 12.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, PR	Collateral Asset Summary Puerto Rico Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,750,000 67.6% 1.59x 12.0%

Mortgage Loan Information		Property Information
Loan Seller:	LCF	Single Asset / Portfolio:	Portfolio of 4 Properties
Loan Purpose:	Acquisition	Property Type:	Anchored Retail
Sponsor:	Community Reinvestment Partners II LP	Collateral:	Fee Simple
Borrowers:	CRP II – Juncos, LLC;	Location:	Various, Puerto Rico
	CRP II – Los Prados, LLC;	Year Built / Renovated:	1999-2008 / NAP
	CRP II – Manati, LLC;	Total Sq. Ft.:	554,490
	CRP II – University, LLC	Property Management:	The Sembler Company of Puerto Rico, Inc.
Original Balance:	$57,750,000	Underwritten NOI:	$6,922,251
Cut-off Date Balance:	$57,750,000	Underwritten NCF:	$6,514,823
% by Initial UPB:	6.1%	Appraised Value:	$85,400,000
Interest Rate:	5.8500%	Appraisal Dates:	November 21-22, 2011
Payment Date:	6th of each month
First Payment Date:	April 6, 2012
Maturity Date:	March 6, 2022	Historical NOI(5)
Amortization:	360 months	TTM NOI:	$6,478,922 (T-12 October 31, 2011)
Additional Debt(1):	Mezzanine	2010 NOI:	$6,148,240 (December 31, 2010)
Call Protection(2):	L(24), D(93), O(3)	2009 NOI:	$6,489,963 (December 31, 2009)
Lockbox / Cash Management:	Hard / In Place	2008 NOI:	$6,751,118 (December 31, 2008)

Reserves(3)			Historical Occupancy
	Initial	Monthly	Current Occupancy:	88.5% (January 5, 2012)
Taxes:	$128,080	$42,693	2011 Occupancy:	87.2% (October 31, 2011)
Insurance:	$0	Springing	2010 Occupancy:	87.4% (December 31, 2010)
Replacement:	$0	$13,862	2009 Occupancy:	90.3% (December 31, 2009)
TI/LC:	$0	$19,407	(1) See “Current Mezzanine or Subordinate Indebtedness” herein.
Tank Permit Reserve:	$69,375	$0	(2) See “Partial Release” herein.
Required Repairs:	$121,141	NAP	(3) See “Initial Reserves” and “Ongoing Reserves” herein.
			(4) Total Debt includes the mezzanine loan described under “Current Mezzanine or Subordinate Indebtedness” herein.
			The mezzanine loan currently has an interest rate of 11.0%.
Financial Information			(5) The Walgreens building at the Plaza Los Prados property was recently constructed and opened and commenced
	Mortgage Loan	Total Debt(4)	paying rent in May 2011. Walgreens pays underwritten total rent of $680,366. The rental income from Walgreens
Cut-off Date Balance / Sq. Ft.:	$104	$131	is not included in the 2008, 2009, 2010 or TTM NOI. Including the rental income from Walgreens, the 2008, 2009,
Balloon Balance / Sq. Ft.:	$88	$115	2010 and TTM NOI are $7,431,484, $7,170,329, $6,828,606, and $7,159,288, respectively.
Cut-off Date LTV:	67.6%	85.2%
Balloon LTV:	57.1%	74.7%
Underwritten NOI DSCR:	1.69x	1.20x
Underwritten NCF DSCR:	1.59x	1.13x
Underwritten NOI Debt Yield:	12.0%	9.5%
Underwritten NCF Debt Yield:	11.3%	9.0%

Property Name	Location	Sq. Ft.	Year Built / Renovated	Allocated Loan Amount	Appraised Value	Occupancy
Juncos Plaza	Juncos, PR	208,080	1999 / NAP	$14,250,000	$23,000,000	76.3%
Plaza Los Prados	Caguas, PR	163,532	2008 / NAP	22,700,000	32,600,000	94.5%
Manati Centro Plaza	Manati, PR	117,872	2001 / NAP	13,800,000	20,300,000	95.3%
University Plaza	Mayaguez, PR	65,006	1999 / NAP	7,000,000	9,500,000	100.0%
Total / Wtd. Average:		554,490		$57,750,000	$85,400,000	88.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, PR	Collateral Asset Summary Puerto Rico Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,750,000 67.6% 1.59x 12.0%

Tenant Summary
	Ratings	Net Rentable	% of Net	U/W Base	% of Total	Lease
Tenant	(Fitch/Moody’s/S&P)(1)	Area (Sq. Ft.)	Rentable Area	Rent PSF	U/W Base Rent	Expiration
Capri(2)	NR/NR/NR	90,903	16.4%	$10.96	13.2%	Various
PITUSA (Todo a Peso)	NR/NR/NR	35,000	6.3%	$7.87	3.6%	12/31/2019
Selectos	NR/NR/NR	32,081	5.8%	$8.00	3.4%	3/31/2027
Supermercado Amigo	AA/Aa2/AA	30,046	5.4%	$7.00	2.8%	11/30/2018
Marshall’s	NR/A3/A	29,500	5.3%	$13.50	5.3%	1/31/2017
Gatsby(3)	NR/NR/NR	27,760	5.0%	$15.48	5.7%	Various
Total Major Tenants		245,290	44.2%	$10.46	33.9%
Remaining Tenants		245,304	44.3%	$20.41	66.1%
Total Occupied Collateral		490,594	88.5%	$15.44	100.0%
Vacant		63,896	11.5%
Total		554,490	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	The Capri leases expire January 2015 (25,789 sq. ft.), October 2016 (30,000 sq. ft.) and July 2027 (35,114 sq. ft.).
(3)
The Gatsby lease at Manati Centro Plaza includes a termination option at either April 2015 or April 2016 with 180 days advance notice. The Gatsby lease at University Plaza includes a termination option at either April 2013 or April 2014 with 180 days advance notice. The Gatsby lease for Manati Centro Plaza (14,512 sq. ft.) expires March 2017 and the Gatsby lease for University Plaza (13,248 sq. ft.) expires February 2015.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	2	2,151	0.4%	2,151	0.4%	$23.13	0.7%	0.7%
2012	21	41,836	7.5%	43,987	7.9%	$22.49	12.4%	13.1%
2013	8	21,022	3.8%	65,009	11.7%	$19.27	5.3%	18.4%
2014	14	48,429	8.7%	113,438	20.5%	$14.14	9.0%	27.5%
2015	14	66,827	12.1%	180,265	32.5%	$15.69	13.8%	41.3%
2016	13	51,260	9.2%	231,525	41.8%	$15.44	10.5%	51.8%
2017	10	63,575	11.5%	295,100	53.2%	$16.73	14.0%	65.8%
2018	4	54,720	9.9%	349,820	63.1%	$8.48	6.1%	71.9%
2019	1	35,000	6.3%	384,820	69.4%	$7.87	3.6%	75.6%
2020	0	0	0.0%	384,820	69.4%	$0.00	0.0%	75.6%
2021	4	15,760	2.8%	400,580	72.2%	$23.89	5.0%	80.5%
2022	0	0	0.0%	400,580	72.2%	$0.00	0.0%	80.5%
Thereafter	5	90,014	16.2%	490,594	88.5%	$16.37	19.5%	100.0%
Vacant	NAP	63,896	11.5%	554,490	100.0%	NAP	NAP
Total / Wtd. Avg.	96	554,490	100.0%			$15.44	100.0%

The Loan.    The Puerto Rico Retail Portfolio loan (the “Puerto Rico Retail Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 554,490 sq. ft. anchored retail Puerto Rico Retail Portfolio properties located in Puerto Rico (the “Puerto Rico Retail Portfolio Properties”) with an original principal balance of $57.75 million. The Puerto Rico Retail Portfolio Loan has a 10-year term and amortizes on a 30-year schedule. The Puerto Rico Retail Portfolio Loan accrues interest at a fixed rate equal to 5.8500% and has a Cut-off Date Balance of $57.75 million. The Puerto Rico Retail Portfolio Loan proceeds along with mezzanine debt of $15.00 million and $10.59 million of equity from the borrower were used to acquire the Puerto Rico Retail Portfolio Properties for a total cost of approximately $83.34 million. Based on the appraised value of $85.40 million as of November 21 and 22, 2011, the Cut-off Date LTV of the Puerto Rico Portfolio Loan is 67.6%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, PR	Collateral Asset Summary Puerto Rico Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,750,000 67.6% 1.59x 12.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$57,750,000	69.3%	Purchase Price	$80,000,000	96.0%
Mezzanine Loan	15,000,000	18.0%	Escrow at Closing	318,596	0.4%
Borrower Equity	10,593,233	12.7%	Closing Costs	3,024,637	3.6%
Total Sources	$83,343,233	100.0%	Total Uses	$83,343,233	100.0%

The Borrower / Sponsor.    The borrowers, CRP II – Juncos, LLC, CRP II – Los Prados, LLC, CRP II – University, LLC, and CRP II Manati, LLC, are single purpose Delaware limited liability companies with two independent directors in their organizational structure.  The sponsor of the borrowers and the nonrecourse carve-out guarantor is Community Reinvestment Partners II LP. Community Reinvestment Partners II LP (“CRP II”) is the second private equity fund launched by Forge Capital Partners, LLC to develop, redevelop and invest in retail shopping centers in Florida, Georgia, Alabama, South Carolina, North Carolina, and Puerto Rico.

As of September 30, 2011, CRP II held 21 properties, including 11 retail properties, five vacant land properties for development, two multifamily properties, one mixed use property, one student housing property, and one office property.  The properties were all acquired between 2008 and 2011.  The properties are all located in the southeastern US, primarily in Florida, with additional properties in Georgia and South Carolina.

The Properties:  The Puerto Rico Retail Portfolio Properties consist of the borrowers’ fee interests in four retail properties totaling 554,490 sq. ft. of space in Puerto Rico.

Juncos Plaza is a 208,080 sq. ft., grocery-anchored shopping center built in 1999 and located in the Municipality of Juncos, with a 2009 estimated population of 121,296 within a five-mile radius. It is located approximately 11 miles east of Caguas and approximately 24 miles south of San Juan (largest municipality in Puerto Rico).   The Juncos Plaza property is located directly across PR-31 from Amgen’s Puerto Rico manufacturing facility.  Amgen has been located in Juncos for over a decade, and is a multi-million sq. ft. facility. Amgen recently completed an expansion, constructing an additional 500,000 sq. ft. to create a state-of-the-art biotechnology facility for bulk manufacturing.  The Juncos Plaza property is anchored by Supermercado Amigo (subsidiary of WalMart, 2010 sales of $440 PSF, 2.0% occupancy cost).  The Juncos Plaza property is currently 76.3% leased, with the majority of the vacancy attributed to a 30,680 sq. ft. vacant anchor space currently being marketed for lease.  Other major tenants at the Juncos Plaza property include Capri (T-12 sales of $242 PSF, 5.3% occupancy cost), and National Lumber & Hardware.

Plaza Los Prados is a 163,532 sq. ft., anchored shopping center built in 2008 and located in the Municipality of Caguas, with a 2009 estimated population of 182,085 within a five-mile radius. It is located approximately 16 miles south of San Juan.  The direct area has significant commercial development, with shopping malls including Plaza Centro (enclosed mall anchored by Sam’s Club, Costco, and JCPenney), Plaza Villa Blanca (community center  anchored by Marshall’s and Grande Supermarket) and Las Catalinas Mall (enclosed mall anchored by Kmart and Sears).  The Plaza Los Prados property is anchored by Selectos supermarket (T-12 sales of $481 PSF, 2.4% occupancy cost) and Capri (T-12 sales of $300 PSF, 5.2% occupancy cost).  A newly constructed Walgreens (completed in 2011) is additionally located at the Plaza Los Prados property and included in the collateral for the Loan.  The Plaza Los Prados property is currently 94.5% leased, and has been greater than 90% leased for at least the past three years.

Manati Centro Plaza is a 117,872 sq. ft., anchored shopping center built in 2001 and located in the Municipality of Manati, with a 2009 estimated population of 74,538 within a five-mile radius. It is located approximately 17 miles east of Arecibo and 23 miles west of Bayamon.  The Manati Centro Plaza property is located directly across PR-2 from the Doctors’ Center Hospital.  The hospital, founded in 1959, has undergone several expansions and renovations, with the most recent renovation completed in 2005, and currently holds more than 240 beds, with 238 specialists and sub-specialists on staff and 16,000 admissions per year.  The hospital also boasts the Doctors’ Cancer Center, the only center for treatment of oncological and hematological conditions using radiotherapy and chemotherapy in the region, providing a significant draw throughout the island as well as throughout the Caribbean.  The Manati Centro Plaza property is anchored by Marshall’s (TJX Companies) (T-12 sales of $393 PSF, 4.3% occupancy cost) and Capri (T-12 sales of $312 PSF, 5.3% occupancy cost).  The Manati Centro Plaza property is currently 95.3% leased, and has been greater than 90% leased for at least the past three years.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, PR	Collateral Asset Summary Puerto Rico Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,750,000 67.6% 1.59x 12.0%

University Plaza is a 65,006 sq. ft. anchored retail shopping center built in 1999 and located in the Municipality of Mayaguez, with a 2009 estimated population of 104,482 within a five-mile radius.  The University Plaza property is located approximately one-half (0.5) mile north of the University of Puerto Rico – Mayaguez campus.  With approximately 13,000 students, the campus is the second largest campus in the 65,000 student, eleven campus University of Puerto Rico system.  The University Plaza property is anchored by PITUS (Todo a Peso).  The University Plaza property is currently 100% leased, and has been greater than 95% leased for at least the past three years.

Environmental Matters. The Phase I environmental reports dated December 22, 2011 recommended no further action at the Puerto Rico Retail Portfolio Properties.

The Market. The Puerto Rico Retail Portfolio Properties are located in various municipalities within Puerto Rico, an island located between the Dominican Republic and the US Virgin Islands.  The island has a population of approximately 4.0 million and the island’s major industries are pharmaceutical manufacturing, textiles, and tourism.  The Puerto Rico Retail Portfolio Properties are all located within infill locations within their respective markets.  The Puerto Rico retail market benefits from a limited existing supply, driving significant demand for retail space in existing properties.  According to a report from a trade organization, Puerto Rico has between 10 sq. ft. and 12 sq. ft. of retail per capita, representing less than 50% of the US mainland ratio of approximately 24 sq. ft. per capita.

The appraisals identified 13 comparable retail properties located throughout the island.  With the exception of one property (Rexville Plaza in Bayamon, PR) all of the properties exhibited occupancy rates greater than 93%.  Rexville Plaza was adversely affected by the recent vacating of Pueblos Supermarket (a local grocery chain that filed for bankruptcy due to the increased competition when Amigos entered the market). Rents for retail properties in Puerto Rico vary depending on market location.  Retail rents in the larger municipalities generally range from $25 PSF NNN and higher, with secondary municipalities commanding rents in the $15 PSF to $25 PSF NNN range.  Outparcel buildings generally command a premium to inline space.

Juncos Plaza Competitive Set(1)
Name	Plaza Los Prados	Perez Hermanos Plaza	Plaza Centro 2	Plaza Junana Diaz	Plaza Villa Blanca
Distance from Subject	Approx 13 miles	Approx 15 miles	Approx 7 miles	Approx 25 miles	Approx 6 miles
Property Type	Retail	Retail	Retail	Retail	Retail
Year Built / Renovated	2008	1994	1995	1989	1985
Total Occupancy	95%	100%	97%	100%	94%
Size (Sq. Ft.)	163,532	156,399	366,346	234,823	138,274
Anchors / Major Tenants	Selectos, Capri, Walgreens	Xtra Supermarket, Kmart	Sam’s Club, Costco, Office Max	Big Kmart, Pueblo Supermarket, Walgreens	Marshall’s, Grande Supermarket

(1)	Source: Appraisal and Rent Roll

Plaza Los Prados Competitive Set(1)
Name	Montehiedra Town Center	Plaza Centro 2	Plaza Escorial	Plaza Villa Blanca
Distance from Subject	Approx 10 miles	Approx 2 miles	Approx 14 miles	Approx 2 miles
Property Type	Retail	Retail	Retail	Retail
Year Built / Renovated	1999	1995	1997	1985
Total Occupancy	99%	97%	100%	94%
Size (Sq. Ft.)	610,911	366,346	636,415	138,274
Anchors / Major Tenants	Kmart, Home Depot, Caribbean Cinemas, Mega Marshall’s	Sam’s Club, Costco, Office Max	Sam's Club, WalMart, Home Depot, Caribbean Cinemas, Office Max	Marshall’s, Grande Supermarket

(1)	Source: Appraisal

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, PR	Collateral Asset Summary Puerto Rico Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,750,000 67.6% 1.59x 12.0%

Manati Centro Plaza Competitive Set(1)
Name	Plaza Isabela SC	Plaza Vega Baja SC	Rexville Plaza	Rexville Towne Center	Western Plaza II SC
Distance from Subject	Approx 38 miles	Approx 10 miles	Approx 30 miles	Approx 30 miles	Approx 50 miles
Property Type	Retail	Retail	Retail	Retail	Retail
Year Built / Renovated	1994	1990	1980	1975	1998
Total Occupancy	99%	95%	71%	96%	97%
Size (Sq. Ft.)	255,520	184,938	132,309	366,400	224,655
Anchors / Major Tenants	WalMart, Selectos, Pep Boys, Caribbean Cinemas	WalMart, Econo Supermarket, Walgreens	Capri, CVS, Western Auto Parts	Supermercado Amigo, Office Max	Caribbean Cinemas, Sam’s Club, Pep Boys

(1)	Source: Appraisal

University Plaza Competitive Set(1)
Name	Manati Centro Plaza	Plaza Del Oeste SC	Plaza Isabela SC	Western Plaza II SC	Yauco Plaza 2
Distance from Subject	Approx 55 miles	Approx 18 miles	Approx 22 miles	Approx 1 miles	Approx 28 miles
Property Type	Retail	Retail	Retail	Retail	Retail
Year Built / Renovated	2001	1991	1994	1998	N/A
Total Occupancy	95%	99%	99%	97%	100%
Size (Sq. Ft.)	134,685	184,746	255,250	224,655	205,714
Anchors / Major Tenants	Marshall's, Capri, Gatsby	Kmart, Pueblo Supermarket	WalMart, Selectos, Pep Boys, Caribbean Cinemas	Caribbean Cinemas, Sam's Club, Pep Boys	Kmart, Walgreens, Grande Supermarket

(1)	Source: Appraisal and Rent Roll

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	T-12 10/31/11	U/W	U/W PSF
Base Rent(1)	$6,736,219	$6,434,525	$6,764,521	$7,573,089	$13.66
Value of Vacant Space	0	0	0	811,205	1.46
Gross Potential Rent	$6,736,219	$6,434,525	$6,764,521	$8,384,294	$15.12
Total Recoveries	2,125,693	2,169,553	2,331,883	2,471,049	4.46
Total Other Income	305,091	289,192	335,265	302,750	0.55
Less: Vacancy(2)	0	0	0	(1,119,387)	(2.02)
Effective Gross Income	$9,167,003	$8,893,270	$9,431,669	$10,038,706	$18.10
Total Operating Expenses	2,677,040	2,745,030	2,952,747	3,116,456	5.62
Net Operating Income	$6,489,963	$6,148,240	$6,478,922	$6,922,251	$12.48
TI/LC	399	599	3,787	241,081	0.43
Capital Expenditures	16,870	22,596	12,135	166,347	0.30
Net Cash Flow	$6,472,694	$6,125,045	$6,463,000	$6,514,823	$11.75

(1)	U/W Base Rent includes $143,176 in contractual step rent through November 2012.
(2)	U/W vacancy of 10.0% of gross income.

Property Management.    The Puerto Rico Retail Portfolio Properties are managed by The Sembler Company of Puerto Rico, Inc.  Affiliates of The Sembler Company of Puerto Rico, Inc. sold the Puerto Rico Retail Portfolio Properties to the borrowers.  Additionally, Greg and Brent Sembler, members of The Sembler Company of Puerto Rico, Inc. collectively own a 30% indirect interest in the borrowers.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, PR	Collateral Asset Summary Puerto Rico Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,750,000 67.6% 1.59x 12.0%

Lockbox / Cash Management.    The Puerto Rico Retail Portfolio Loan is structured with a hard lockbox and in place cash management.

Additionally, all excess cash will be swept into a lender controlled account (i) upon the occurrence of an event of default, (ii) if the debt service coverage ratio for the trailing 12-month period is less than 1.20x, or (iii) if any tenant occupying more than 20% of the Puerto Rico Retail Properties (either physical or economic occupancy) goes dark, notifies of intent to vacate or surrender, becomes insolvent or files for bankruptcy protection. If the excess cash flow sweep resulted from item (ii) above, then the borrower may exit the excess cash flow sweep (but not cash management) once during the loan term upon the Puerto Rico Retail Portfolio Properties achieving a debt service coverage ratio of 1.45x or better for two consecutive quarters and no other sweep trigger event has occurred.

Initial Reserves.    At closing, the borrower deposited (i) $128,080 into a tax reserve account, (ii) $121,141 into the required repair reserve account and (iii) $69,375 into the Tank Permit reserve account to cover the estimated cost to obtain the required permits for above ground storage tanks at the Puerto Rico Retail Portfolio Properties to be in compliance with Junta de Calidad Ambiental (Environmental Quality Board).

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) $42,693 into a monthly tax reserve account, (ii) $13,862 into a replacement reserve account and (iii) $19,407 into a TI/LC reserve account. The TI/LC reserve account is capped at $825,000. Insurance is currently covered under a blanket policy. In the event that the Puerto Rico Retail Portfolio Properties are required to be insured under individual policies in the future, insurance reserves will be taken on an ongoing monthly basis.

Current Mezzanine or Subordinate Indebtedness.  In conjunction with the origination of the Puerto Rico Retail Portfolio Loan, Ladder Capital Finance LLC provided $15,000,000 of co-terminus mezzanine financing. The mezzanine loan borrower is required to make interest only payments for the full ten-year term of the mezzanine loan. The mezzanine loan bears interest at an annual rate of 11.0% for the first five years and 12.0% for the last five years.

Future Mezzanine or Subordinate Indebtedness Permitted.   None

Partial Release. A vacant land parcel of 2,315.0251 square meters located at the northwest corner of the Juncos Plaza property (the “Juncos Release Parcel”) may be released from the collateral subject to a paydown of the Puerto Rico Retail Portfolio Loan in the amount equal to the greater of (i) the gross sales proceeds of the sale for the Juncos Release Parcel less actual closing costs not to exceed 6.0% of such gross sales proceeds, and (ii) $660,000, and upon payment of the applicable yield maintenance premium as determined by the related loan documents.  No other partial releases are permitted during the term of the Puerto Rico Retail Portfolio Loan.

Substitution of Properties. None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, PR	Collateral Asset Summary Puerto Rico Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,750,000 67.6% 1.59x 12.0%

Puerto Rico Retail Portfolio
1 Juncos Plaza Juncos, PR
2 Plaza Los Prados Caguas, PR
3 Manati Centro Plaza Manati, PR
4 University Plaza Mayaguez, PR
San Juan
EL YUNQUE NATIONAL FOREST
Caguas 10 miles
El Encanto
Espreso Cruz Ortiz Stella
Villa Graciela
Valenciano
Paseo Palma Real
Parque de Valenciano
Juncos
Ceiba Norte
Paseo de la Ceiba
Lirios
Juncos Municipality
Virginia Valley
Colinas de Este
San Juan 18 miles
Aguas Buenas Municipality
Valle Verde
Lago Loiza
Gurabo Municipality
Bairoa
Villa Blanca
Complejo Deportivo Municipal
Centro Commercial Villa Blanca Shopping Ctr.
Plaza Central
Las Catalinas Mall
Autopista Luis A Ferre
Caguas
Huertas Junior College
Villa Caliz
Hospital Menonita de Caguas
Villa Hermosa
Villa de Carmen
Hospital Interamericano de Medicina
Villas de Castro
Villas de Rio Verde
Villa Nueva
Altos de la Fuente
Caguas Municipality
Caribbean Sea
Puerto de Tortuguero
Laguna Tortuguero Nature Reserve
Laguna Tortuguero
Tierras Nuevas Poniente
Barceloneta
La Luisa
Espreso Jose de Diego
San Juan 29 miles
Lacoste Barceloneta Outlet
Manati Medical Center
Coto Norte
Vega Baja
Barceloneta Municipality
Manati
Coto Sur
Manati Municipality
Vega Baja Municipality
Eugenio María de Hostos Airport
Añasco Municipality
Western Plaza
Ave. Eugenio Maria de Hostos
Punta Algarrobo
Mayagüez Resort and Casino
Mayagüez
Mayagüez Municipality
Punta Boca Morena
University of Puerto Rico - Mayagüez
Mayagüez Zoo
Bahia de Mayagüez
Parque De Los Proceres
Caribbean Sea
Parque Isidoro Garcia
Vista Verde Shopping Ctr.
Tribunal de Mayagüez
Mayagüez Medical Center
Cabo Rojo Municipality
Hormigueros
Mayagüez Mall
Hormigueros Municipality

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, TX	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,514,846 62.7% 1.34x 12.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, TX	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,514,846 62.7% 1.34x 12.5%

Mortgage Loan Information			Property Information
Loan Seller(1):	GACC		Single Asset / Portfolio:	Portfolio of 12 Properties
Loan Purpose:	Refinance		Property Type:	Office, Retail and Industrial
Sponsor:	Allen R. Hartman; Hartman Income REIT, Inc.		Collateral:	Fee Simple
Borrower:	Hartman Income REIT Property Holdings, LLC		Location:	Various, TX
Original Balance(2):	$56,514,846		Year Built / Renovated:	1970-1984 / Various
Cut-off Date Balance(2):	$56,514,846		Total Sq. Ft.:	1,638,830
% by Initial UPB:	6.0%		Property Management:	Hartman Income REIT Management, LLC
Interest Rate:	6.5000%		Underwritten NOI:	$7,074,166
Payment Date:	1st of each month		Underwritten NCF:	$5,841,945
First Payment Date:	November 1, 2008		“As-is” Appraised Value:	$90,200,000
Maturity Date:	October 1, 2018		“As-is” Appraisal Date:	May-July 2011
Amortization(3):	360 months		“As Stabilized” Appraised Value(5):	$96,540,000
Additional Debt(2):	$10,000,000 Non-Pooled Junior Trust Component		“As Stabilized” Appraisal Date(5):	July 2012-May 2014
Call Protection:	YM1(117), O(3)
Lockbox / Cash Management:	None		Historical NOI
			TTM NOI:	$7,755,639 (T-12 October 31, 2011)
Reserves(4)			2010 NOI:	$8,824,245 (December 31, 2010)
	Initial	Monthly	2009 NOI:	$8,834,836 (December 31, 2009)
None	NAP	NAP	2008 NOI:	$7,169,586 (December 31, 2008)

Financial Information			Historical Occupancy
	Mortgage Loan	Total Debt	Current Occupancy:	70.5% (November 14, 2011)
Cut-off Date Balance / Sq. Ft.:	$34	$41	2010 Occupancy:	71.6% (December 31, 2010)
Balloon Balance / Sq. Ft.:	$31	$37	2009 Occupancy:	76.8% (December 31, 2009)
Cut-off Date LTV:	62.7%	73.7%	2008 Occupancy:	82.6% (December 31, 2008)
Balloon LTV:	56.5%	66.4%	(1) At origination in September 2008, J. P. Morgan Investment Management Inc.
Underwritten NOI DSCR:	1.62x	1.38x	funded a loan with an original principal balance of $67.6 million.
Underwritten NCF DSCR:	1.34x	1.14x	GACC purchased the loan in June 2011.
Underwritten NOI Debt Yield:	12.5%	10.6%	(2) The Hartman Portfolio Loan has been split into a pooled senior trust component
Underwritten NCF Debt Yield:	10.3%	8.8%	of approximately $56.5 million and a non-pooled junior trust component of $10.0 million.
			The $56,514,846 balance represents the original Total Debt of
			$67,600,000 amortized down to $66,514,846, less the $10,000,000 Non-Pooled
			Junior Trust Component. See “Current Mezzanine or Subordinate
			Indebtedness” herein.
			(3) The Hartman Portfolio Loan was structured with an initial 2-year interest only
			period that expired after the payment date in October 2010.
			(4) The lender may require, in its discretion, monthly deposits of 1/12 of 110% of
			the annual insurance premiums and taxes due.
			(5) The “As Stabilized” Cut-off Date LTV is 58.5% based on the Mortgage Loan
			amount and certain properties achieving stabilized occupancy levels. Total Debt
			As Stabilized Cut-off Date LTV is 68.9%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, TX	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,514,846 62.7% 1.34x 12.5%

Property Name	Location	Sq. Ft.	Year Built / Renovated	Allocated Mortgage Loan Amount	Appraised Value
Westheimer Central Plaza	Houston, TX	182,506	1982 / NAP	$9,397,628	$14,750,000
The Preserve	Houston, TX	218,689	1970 / NAP	6,881,402	10,000,000
North Central Plaza	Dallas, TX	198,374	1982 / NAP	6,112,582	13,000,000
Walzem Plaza	San Antonio, TX	182,713	1981 / NAP	5,790,096	11,560,000
3100 Timmons Lane	Houston, TX	111,265	1975 / 2000	4,560,381	10,750,000
One Mason Plaza	Katy, TX	75,183	1983 / NAP	4,359,243	6,900,000
Northbelt Atrium I	Houston, TX	118,461	1980 / NAP	4,250,177	3,350,000
Park Central	Dallas, TX	127,913	1974 / NAP	3,892,502	6,000,000
Northbelt Atrium II	Houston, TX	106,677	1983 / NAP	3,653,721	2,800,000
11811 North Freeway	Houston, TX	156,361	1982 / 2000	3,477,462	4,500,000
Tower Pavilion	Houston, TX	87,589	1981 / NAP	2,359,532	3,550,000
Central Park Business Center	Richardson, TX	73,099	1984 / NAP	1,780,118	3,040,000
Total / Wtd. Avg.		1,638,830		$56,514,846	$90,200,000

Tenant Summary
Tenant	Property	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Alon USA Energy, Inc.	Park Central	NR/NR/B	41,969	2.6%	$17.70	4.5%	12/31/2012
Harris County Sheriff’s Department	Northbelt Atrium I	NR/NR/NR	27,303	1.7%	$14.57	2.4%	6/30/2020
Fallas Paredes / J & M Sales	Walzem Plaza	NR/NR/NR	25,000	1.5%	$5.00	0.8%	7/31/2018
F.E.S. Management	Westheimer Central Plaza	NR/NR/NR	20,565	1.3%	$18.00	2.2%	MTM(2)
Harbor Freight Tools	Walzem Plaza	NR/NR/NR	18,125	1.1%	$5.52	0.6%	1/31/2017
Total Major Tenants			132,962	8.1%	$13.05	10.4%
Remaining Tenants			1,023,017	62.4%	$14.55	89.6%
Total Occupied Collateral			1,155,979	70.5%	$14.38	100.0%
Vacant			482,851	29.5%
Total			1,638,830	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	F.E.S. Management has been at the property since July 2003 and has been on a MTM lease since March 2008.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, TX	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,514,846 62.7% 1.34x 12.5%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	33	73,523	4.5%	73,523	4.5%	$16.15	7.1%	7.1%
2012	65	201,252	12.3%	274,775	16.8%	$16.46	19.9%	27.1%
2013	74	200,926	12.3%	475,701	29.0%	$14.36	17.4%	44.4%
2014	43	128,162	7.8%	603,863	36.8%	$15.15	11.7%	56.1%
2015	62	184,920	11.3%	788,783	48.1%	$14.97	16.7%	72.8%
2016	52	146,366	8.9%	935,149	57.1%	$15.05	13.3%	86.0%
2017	16	106,918	6.5%	1,042,067	63.6%	$11.33	7.3%	93.3%
2018	11	36,969	2.3%	1,079,036	65.8%	$7.49	1.7%	95.0%
2019	2	6,628	0.4%	1,085,664	66.2%	$16.67	0.7%	95.6%
2020	6	50,753	3.1%	1,136,417	69.3%	$13.78	4.2%	99.9%
2021	0	0	0.0%	1,136,417	69.3%	$0.00	0.0%	99.9%
2022	0	0	0.0%	1,136,417	69.3%	$0.00	0.0%	99.9%
Thereafter	13	19,562	1.2%	1,155,979	70.5%	$1.21	0.1%	100.0%
Vacant	NAP	482,851	29.5%	1,638,830	100.0%	NAP	NAP
Total / Wtd. Avg.	377	1,638,830	100.0%			$14.38	100.0%

The Loan.    The Hartman Portfolio loan (the “Hartman Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 1,638,830 square foot portfolio of office, retail and industrial properties located in Harris, Dallas, and Bexar counties in Texas (the “Hartman Portfolio Properties”). The Hartman Portfolio Loan was originated by an affiliate of J.P. Morgan Investment Management Inc. in September 2008 with an original principal balance of $67.6 million, and subsequently acquired by GACC in June 2011. The Hartman Portfolio Loan has a 10-year term and currently amortizes on a 30-year schedule, as the 24-month interest only period expired after the October 2010 payment. The Hartman Portfolio Loan accrues interest at a fixed rate equal to 6.5000% and has a Cut-off Date Balance of approximately $56.5 million, along with a non-pooled junior trust component with a Cut-off Date Balance of $10.0 million. Loan proceeds were used to retire existing debt of approximately $52.8 million, giving the borrower a cash out of approximately $13.3 million. Based on the “As-is” appraised value of $90.2 million as of May 2011 through July 2011, the Cut-off Date LTV is 62.7% based on the pooled senior trust amount, 73.7% based on the Total Debt amount and the remaining implied equity is $22.6 million. Based on the “As Stabilized” appraised value of $96.54 million as of July 2012 to May 2014, the “As Stabilized” Cut-off Date LTV is 58.5% based on the pooled senior trust amount and 68.9% based on the Total Debt amount. The most recent prior financing for the Hartman Portfolio Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$57,600,000	85.2%	Loan Payoff	$52,841,825	78.2%
Non-Pooled Junior Trust Component	$10,000,000	14.8%	Closing Costs	1,429,967	2.1%
			Borrower Cash Out	13,328,208	19.7%
Total Sources	$67,600,000	100.0%	Total Uses	$67,600,000	100.0%

The Borrower / Sponsor.    The borrower, Hartman Income REIT Property Holdings, LLC, is a single purpose Delaware limited liability company. The borrower does not have independent directors in its organizational structure, but is required to obtain lender consent for material actions. The sponsor of the borrower and the nonrecourse carve-out guarantor is Allen R. Hartman and Hartman Income REIT, Inc., jointly and severally.

Hartman Income REIT, Inc. is a Real Estate Investment Trust founded in 1983 by Allen R. Hartman. Hartman Income REIT, Inc. owns and/or manages 31 properties with 4.2 million square feet of office, industrial and retail space located in Houston, Dallas and San Antonio, Texas. As of Q1 2011, Hartman Income REIT, Inc. reported total assets of $115.2 million and total shareholders’ equity $31.8 million. Allen R. Hartman is the President, Chief Executive Officer and Chairman of the Board of Directors of Hartman Income REIT, Inc. Allen R. Hartman, as well as his wholly owned affiliates, holds a 20.4% interest in the securities of Hartman Income REIT, Inc. and its subsidiaries.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, TX	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,514,846 62.7% 1.34x 12.5%

The Properties. The Hartman Portfolio Properties consist of 12 properties totaling 1,638,830 square feet, and located in Houston, Dallas, San Antonio, Katy and Richardson, Texas. The collateral consists of nine Class B office buildings that total 1,307,835 square feet (79.8% of Total Sq. Ft. and 85.0% of Annual U/W Base Rent), two retail properties that total 257,896 square feet (15.7% of Total Sq. Ft. and 12.8% of Annual U/W Base Rent) and one industrial property that totals 73,099 square feet (4.5% of Total Sq. Ft. and 2.2% of Annual U/W Base Rent). Overall, the Hartman Portfolio Properties are 70.5% leased to approximately 380 tenants as of November 14, 2011.

Westheimer Central Plaza (11.1% of Portfolio NRA, 14.8% of Annual U/W Base Rent) is a 182,506 square foot Class B office property located 12 miles west of the Houston CBD in the Westchase District. Westheimer Central was built in 1982 and is 71.2% leased to 38 tenants as of November 14, 2011. The top three tenants are F.E.S. Management, Lifestyles Unlimited, Inc. and Triple Point Technology, Inc., which make up 24.3% of the property NRA.

The Preserve (13.3% of Portfolio NRA, 14.0% of Annual U/W Base Rent) is a 218,689 square foot Class B office property consisting of seven low-rise buildings located 10 miles west of the Houston CBD. The Preserve was built in 1970 and is 78.3% leased to 82 tenants as of November 14, 2011. The top three tenants are General Welding Works, Pacific Industrial Contractor Screening and The Reyna Group, which make up 10.5% of the property NRA.

North Central Plaza (12.1% of Portfolio NRA, 15.2% of Annual U/W Base Rent) is a 198,374 square foot, 10-story Class B office building located approximately 10 miles north of the Dallas CBD. North Central Plaza was built in 1982, and is 75.7% leased to 40 tenants as of November 14, 2011. The top three tenants are Allied Interstate, Inc. d/b/a Iqor, Inc., Pyke & Pyke, P.C. and Prosperity Bank, which make up 17.9% of the property NRA. The property also includes a four-story parking garage. Its location along U.S. Highway 75 (North Central Expressway) and Interstate Highway 635 (LBJ Freeway) offer access to DFW International Airport, Love Field Airport, and the Dallas CBD.

Walzem Plaza (11.1% of Portfolio NRA, 7.7% of Annual U/W Base Rent) is a 182,713 square foot community retail center located approximately 7 miles from the San Antonio CBD and approximately 4 miles from the San Antonio International Airport. Walzem Plaza was built in 1981, and is 79.9% leased to 29 tenants as of November 14, 2011. The top three tenants are Fallas Paredes / J & M Sales, Harbor Freight Tools and 99 Cent Only Store, which make up 33.4% of the property NRA. The immediate area surrounding Walzem Plaza consists mainly of retail and single-family residential properties.

3100 Timmons Lane (6.8% of Portfolio NRA, 11.5% of Annual U/W Base Rent) is a 111,265 square foot, five-story Class B office building located approximately six miles west of the Houston CBD. 3100 Timmons was built in 1975, renovated in 2000 and is 94.6% leased to 33 tenants as of November 14, 2011. The top three tenants are The Methodist Hospital, Techcess Solutions, Inc. and RWS Architects, Inc., which make up 22.5% of the property NRA. There is a minimal amount of vacant land in the immediate neighborhood, which is considered to be approximately 95% built-out.

One Mason Plaza (4.6% of Portfolio NRA, 5.1% of Annual U/W Base Rent) is a 75,183 square foot neighborhood retail center located in the city of Katy, approximately 25 miles southwest of the Houston CBD. One Mason Plaza Shopping Center was built in 1983 and is 82.1% leased to 23 tenants as of November 14, 2011. The top three tenants are El Mene, Inc. d/b/a Einstein's Pub, Katy Quilt N' Sew, Inc. and Alsafa Imports, Inc., which make up 24.6% of the property NRA. The immediate area surrounding the subject is an area of development, consisting primarily of residential uses with much of the development being built from 1999 to the present.

Northbelt Atrium I (7.2% of Portfolio NRA, 5.9% of Annual U/W Base Rent) is a 118,461 square foot office building, built in 1980 and is 57.5% leased to 19 tenants as of November 14, 2011. The top three tenants are Harris County Sheriff's Department, Tradenet Enterprise, Inc. and Alhlers & Stoll P.C., which make up 30.4% of the property NRA. Northbelt Atrium II (6.5% of Portfolio NRA, 1.7% of Annual U/W Base Rent) is a 106,677 square foot Class B office building, built in 1983 and is 16.1% leased to four tenants as of November 14, 2011. The top three tenants are Leschaco Inc., USA-General Services Administration and Mothers Against Drunk Driving, which make up 13.7% of the property NRA. Both properties are located in the northern Houston MSA, across the street from each other. The properties are located in close proximity to the George Bush Intercontinental Airport, within an energy sector known as Greenspoint. The two properties had previously been largely occupied by Baker Hughes, the world’s third largest oil field services company. Baker Hughes had been a tenant at these properties since 1989 during which time they once occupied approximately 37% of the total square feet at Northbelt Atrium I and approximately 60% of the square feet at Northbelt Atrium II, a total of approximately 107,850 square feet at both properties. Baker Hughes undertook development of an office building in North Houston for the stated purpose of consolidating a number of Houston area office locations, and relocated various Houston area offices, including the offices at Northbelt Atrium I and II.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, TX	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,514,846 62.7% 1.34x 12.5%

Park Central (7.8% of Portfolio NRA, 10.0% of Annual U/W Base Rent) is a 127,913 square foot, eight-story Class B office building located in north Dallas County, approximately 10 miles north of the Dallas CBD, near the intersection of LBJ Freeway and North Central Expressway. Park Central was built in 1974 and is 85.4% leased to 29 tenants of November 14, 2011. The top three tenants are Alon USA Energy, Inc., Always Home Health Services, Inc. and Saturn Learning Solutions, which make up 42.9% of the property NRA. Its location offers access to DFW International Airport, Love Field Airport, and the Dallas CBD.

11811 North Freeway (9.5% of Portfolio NRA, 6.0% of Annual U/W Base Rent) is a 156,361 square foot, nine-story Class B office property located in the northern Houston MSA. 11811 North Freeway was built in 1982, renovated in 2000, and is 50.9% leased to 39 tenants as of November 14, 2011. The top three tenants are Meridian Business Centers SW Partners LP, Wisco Inc. and Naca Logistics, which make up 21.3% of the property NRA. The property is located in close proximity to the George Bush Intercontinental Airport, within an energy sector known as Greenspoint. FMA Alliance, a Houston based collection agency, occupied 41,258 square feet of office space (approximately 26.4% of property NRA) and moved out in the second half of 2010 when their lease expired.

Tower Pavilion (5.3% of Portfolio NRA, 5.9% of Annual U/W Base Rent) is a 87,589 square foot, six-story Class B office property located eight miles southwest of the Houston CBD. Tower Pavilion was built in 1981 and is 80.8% leased to 38 tenants as of November 14, 2011. The top three tenants are Hartman Management, Unity Church and Busby & Associates, which make up 26.1% of the property NRA. The property has a structured parking garage attached to the building and is located one block south of the Westheimer Central property.

Central Park Business Center (4.5% of Portfolio NRA, 2.2% of Annual U/W Base Rent) is a 73,099 square foot industrial property located in the city of Richardson, approximately 15 miles north of the Dallas CBD. Central Park Business Center was built in 1984 and is 63.7% leased to 5 tenants as of November 14, 2011. The top three tenants are Sipera Systems, Inc., Adolfson & Peterson and USA Signal Technology, LLC, which make up 54.4% of the property NRA.

Environmental Matters. The Phase I environmental reports dated June 29, 2011 recommended no further action at the Westheimer Central Plaza, North Central Plaza, One Mason Plaza, Northbelt Atrium II, Tower Pavilion and Central Park Business Center Properties. An Asbestos Operation and Maintenance Plan was recommended at The Preserve, 3100 Timmons, Northbelt Atrium I, and Park Central Properties, which is already in place. Routine maintenance was recommended at Walzem Plaza (replacing mold-impacted ceiling tiles) and 11811 North Freeway (installment of a secondary containment beam or similar structure around the on-site 130-gallon AST).

The Market.    The Hartman Portfolio Properties are located throughout five cities in Texas. Seven properties (59.9% of Total Sq. Ft.) are located in Houston, two properties are located in Dallas (19.9% of Total Sq. Ft.) and the remaining three properties are located in San Antonio (11.1% of Total Sq. Ft.), Katy (4.6% of Total Sq. Ft.) and Richardson (4.5% of Total Sq. Ft.). A summary of submarket rental rates and occupancy information is presented in the following chart. Average market lease rates and occupancy percentages are presented in the chart below.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, TX	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,514,846 62.7% 1.34x 12.5%

Hartman Portfolio Market Comparison
		CoStar Property Type(1)		Occupancy			Rental Rate PSF
Property Name	City		CoStar Submaket(1)	Phys.(2)	U/W	Mkt.(1)	U/W	Mkt. (1)
Westheimer Central Plaza	Houston, TX	Class B Office	Westchase	71.2%	71.1%	85.8%	$19.00	$18.22
The Preserve	Houston, TX	Class B Office	North Loop West	78.3%	78.6%	76.4%	$13.60	$16.33
North Central Plaza	Dallas, TX	Class B Office	East LBJ Freeway	75.7%	76.7%	75.9%	$16.80	$16.03
Walzem Plaza	San Antonio, TX	Retail Shopping Center	Northeast	79.9%	80.4%	88.9%	$8.80	$11.29
3100 Timmons Lane	Houston, TX	Class B Office	Greenway Plaza	94.6%	94.8%	91.6%	$18.12	$22.38
One Mason Plaza	Katy, TX	Retail Shopping Center	Far Katy South Ret	82.1%	82.2%	91.5%	$13.71	$18.97
Northbelt Atrium I	Houston, TX	Class B Office	Greenspoint/IAH	57.5%	57.6%	87.1%	$14.50	$16.67
Park Central	Dallas, TX	Class B Office	East LBJ Freeway	85.4%	86.3%	75.9%	$15.21	$16.03
Northbelt Atrium II	Houston, TX	Class B Office	Greenspoint/IAH	16.1%	16.1%	87.1%	$16.01	$16.67
11811 North Freeway	Houston, TX	Class B Office	Greenspoint/N Belt West	50.9%	51.2%	80.7%	$12.53	$15.32
Tower Pavilion	Houston, TX	Class B Office	Richmond/Fountainview	80.8%	81.1%	89.5%	$13.82	$15.97
Central Park Business Center	Richardson, TX	Flex Industrial	Richardson Ind	63.7%	62.4%	75.8%	$7.69	$8.48
Total / Wtd. Avg.				70.5%	71.4%	83.0%	$14.38	$16.03

(1)	Market information is based on Q3 2011 CoStar Reports, and represents submarket Occupancy and Rent Rates PSF.
(2)	Physical Occupancy based on the rent rolls dated November 14, 2011.

Houston Market
Fueled by high energy prices, Houston’s economy grew steadily in 2011, with job growth more than doubling the national average. Total employment gained nearly 70,000 new jobs from November 2010 to November 2011, largely supported by the professional and business services. Houston is home to the headquarters of over 20 Fortune 500 companies, with the large majority being in the energy sector. According to CoStar Q3 2011, the Houston office market’s inventory totaled in excess of 265 million square feet within over 5,400 buildings. Its current inventory is represented by 107.1 million square feet of Class A space, 118.5 million square feet of Class B space and 40.0 million square feet of Class C space. Direct vacancy for the overall Houston office market was 13.3% with the average quoted rental rate at $22.77 PSF. Direct vacancy for Class B properties in the Houston office market was 14.0% with the average quoted rental rate at $19.22 PSF.

Houston’s retail inventory consists mainly of shopping centers (including neighborhood, community, and strip centers) and general retail. Malls (11%) and power centers (6%) make up a small portion of the retail stock in Houston. Shopping center vacancies peaked in Q4 2008 at 12.3% and have fallen by approximately 2.5% since then. According to CoStar Q3 2011, direct vacancy for the Houston retail market was 6.9%, and has ranged between 6.9% and 8.7% since 2007. The Q3 2011 average quoted rental rate for Houston retail was $14.48 PSF.

Dallas/Fort Worth Market
According to the U.S. Bureau of Labor Statistics, Dallas Fort Worth has added more than 80,000 jobs since November 2010, one of the largest nominal gains of any metro area in the U.S.  The Dallas/Fort Worth metro is home to a number of corporate headquarters in a variety of industry sectors, as a result employment growth here is not solely reliant on any singular sector. The Dallas forecast is positive as a result of strengthening national demand and growth in the IT industry.  According to CoStar Q3 2011, the Dallas/Fort Worth office market’s inventory totaled approximately 336.1 million square feet within over 9,800 buildings. Its current inventory is represented by 120.8 million square feet of Class A space, 164.9 million square feet of Class B space and 50.5 million square feet of Class C space. Direct vacancy for the overall Dallas/Fort Worth office market was 16.7%, with the average quoted rental rate at $19.22 PSF. Direct vacancy for Class B properties in the Dallas/Fort Worth office market was 17.4%, with the average quoted rental rate at $17.57 PSF.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, TX	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,514,846 62.7% 1.34x 12.5%

Key market indicators in the 1st quarter of 2011 signify that recovery continues to move forward at a moderate pace in the Dallas/Fort Worth industrial market. After first experiencing a wave of recovery at the end of 2010 with marked improvements in absorption, vacancy rates and overall economic conditions, the market has shown no signs of slowing down. Considering the recent trends in absorption and the lack of new construction, the local market area is projected to maintain a stabilized occupancy position.  According to CoStar Q3 2011, the Dallas/Fort Worth industrial market’s inventory totaled approximately 764.7 million square feet within approximately 19,000 buildings. Its current inventory is represented by 140.3 million square feet of Flex space and 624.4 million square feet of warehouse space. Direct vacancy for the Dallas/Fort Worth market was 10.5% with the average quoted rental rate at $4.32 PSF.

San Antonio Retail Market
PPR projects San Antonio to have some of the strongest employment growth in the nation exceeding 2.0% per year through 2015, and boding well for in-migration, population growth, and retail sales growth here. Strong retail demand drivers coupled with very limited supply should result in a decline in vacancies.  San Antonio also maintains a burgeoning tourism industry, which will bolster above-average retail sales per capita. According to CoStar Q3 2011, the San Antonio retail market’s inventory totaled in excess of 123.4 million square feet within over 11,800 buildings. Its current inventory is represented by 59.5 million square feet of general retail space, 14.7 million square feet of mall space, 6.2 million square feet of power center space, and 43.1 million square feet of specialty and shopping center space. Direct vacancy for the San Antonio retail market was 6.5% with the average quoted rental rate at $14.25 PSF.

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	T-12 10/31/2011	U/W	U/W PSF
Base Rent(1)	$19,355,695	$18,916,707	$16,418,858	$16,915,297	$10.32
Value of Vacant Space	0	0	0	7,250,666	4.42
Gross Potential Rent	$19,355,695	$18,916,707	$16,418,858	$24,165,962	$14.75
Total Recoveries	1,479,976	1,240,763	1,391,373	807,022	0.49
Total Other Income	399,640	389,891	383,371	394,692	0.24
Credit Loss	(193,795)	(608,846)	355,484	0	0.00
Less: Vacancy(2)	0	0	0	(7,250,666)	(4.42)
Effective Gross Income	$21,041,517	$19,938,515	$18,549,086	$18,117,011	$11.05
Total Operating Expenses	12,206,681	11,114,270	10,793,447	11,042,844	6.74
Net Operating Income	$8,834,836	$8,824,245	$7,755,639	$7,074,166	$4.32
TI/LC	0	0	0	904,455	0.55
Capital Expenditures	0	0	0	327,766	0.20
Net Cash Flow	$8,834,836	$8,824,245	$7,755,639	$5,841,945	$3.56

(1)	U/W Base Rent includes $295,890 in contractual step rent through December 2012.
(2)	Underwritten vacancy of 28.6% of gross income, compared to Q3 2011 overall market vacancy of 17.0%.

Property Management.    The Hartman Portfolio Properties are managed by Hartman Income REIT Management, LLC, a borrower affiliate.

Lockbox / Cash Management.    None.

Initial Reserves.    None.

Ongoing Reserves.    None. The lender may require, in its discretion, monthly reserves of one-twelfth of one-hundred ten percent of the annual amounts due for insurance premiums and taxes.

Current Mezzanine or Subordinate Indebtedness.    The Hartman Portfolio Loan will be divided into a “Pooled Senior Trust Component” having a Cut-off Date Balance of $56,514,846 and a “Non-Pooled Junior Trust Component” having a Cut-off Date Balance of $10,000,000.

Future Mezzanine or Subordinate Indebtedness Permitted.    None

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, TX	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,514,846 62.7% 1.34x 12.5%

Partial Release. At any time prior to two years before the Hartman Portfolio Loan maturity date, any one individual property may be released from the lien upon satisfaction of each of the following conditions, including but not limited to: (a) prior written notice specifying the release property and the date on which the partial prepayment of the Hartman Portfolio Loan is to be made; (b) payment to lender of the specified release price, which is 115% of the allocated loan amount for each property; (c) payment of the partial payment make-whole amount if the release occurs at least 90 days before the stated maturity date; (d) payment of all lender’s costs and expenses incurred in connection with the release; (e) the debt service coverage ratio for the loan after the release is equal to or greater than 1.90x; and (f) receipt of evidence reasonably satisfactory to lender that borrower is solvent and will not be rendered insolvent by the release of the property.

Substitution of Properties. None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, TX	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,514,846 62.7% 1.34x 12.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

180 Peachtree Street Northwest & 150 Carnegie Way Northwest Atlanta, GA 30303	Collateral Asset Summary 180 Peachtree Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,888,798 57.8% 1.62x 12.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

180 Peachtree Street Northwest & 150 Carnegie Way Northwest Atlanta, GA 30303	Collateral Asset Summary 180 Peachtree Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,888,798 57.8% 1.62x 12.4%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Office / Data Center
Sponsor:	Carter/Validus Operating Partnership, LP		Collateral:	Fee Simple / Leasehold
Borrower:	DC-180 Peachtree, LLC		Location:	Atlanta, GA
Original Balance:	$55,000,000		Year Built / Renovated:	1927 / 2000
Cut-off Date Balance:	$54,888,798		Total Sq. Ft.(3):	350,267
% by Initial UPB:	5.8%		Property Management:	Carter Validus Real Estate Management Services, LLC
Interest Rate:	5.93000%		Underwritten NOI:	$6,782,969
Payment Date:	6th of each month		Underwritten NCF:	$6,352,551
First Payment Date:	February 6, 2012		Appraised Value:	$95,000,000
Maturity Date:	January 6, 2022		Appraisal Date:	18-Nov-11
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(26), D(89), O(5)		TTM NOI:	$7,364,036 (T-12 August 31, 2011)
Lockbox / Cash Management:	Hard / In Place		2010 NOI:	$7,102,209 (December 31, 2010)
			2009 NOI:	$5,638,145 (December 31, 2009)
Reserves(1)			2008 NOI:	$4,742,280 (December 31, 2008)
	Initial	Monthly
Taxes:	$233,781	$51,234	Historical Occupancy
Insurance:	$29,971	$5,994	Current Occupancy:	100.0% (December 22, 2011)
Replacement:	$0	$10,763	2010 Occupancy:	99.2% (December 31, 2010)
TI/LC(2):	$313,289	Springing	2009 Occupancy:	99.2% (December 31, 2009)
Required Repairs:	$1,052,823	NAP	2008 Occupancy:	77.0% (December 31, 2008)
Ground Rent:	$0	$4,792	(1) See “Initial Reserves” herein and “Ongoing Reserves” herein.
Common Charges:	$0	Springing	(2) Initial Reserve represents the City of Atlanta rental payments collected at closing for months
			February through June 2012. See “City of Atlanta Reserve” herein.
Financial Information			(3) Total Sq. Ft. represents the total square feet of the fee simple interest in the office and data center
Cut-off Date Balance / Sq. Ft.:	$157		property located at 180 Peachtree Street Northwest. It excludes the 4-story garage adjacent to the
Balloon Balance / Sq. Ft.:	$133		180 Peachtree Street Northwest building and the leasehold interest in the 9-story garage located at 150
Cut-off Date LTV:	57.8%		Carnegie Way Northwest.
Balloon LTV:	49.0%
Underwritten NOI DSCR:	1.73x
Underwritten NCF DSCR:	1.62x
Underwritten NOI Debt Yield:	12.4%
Underwritten NCF Debt Yield:	11.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

180 Peachtree Street Northwest & 150 Carnegie Way Northwest Atlanta, GA 30303	Collateral Asset Summary 180 Peachtree Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,888,798 57.8% 1.62x 12.4%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Sq. Ft.	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Level 3 Communications	B-/Caa2/B-	158,073	45.1%	$24.46	57.5%	5/31/2021
Equinix	NR/Ba2/BB-	83,473	23.8%	$12.39	15.4%	11/30/2023
City of Atlanta	NR/Aa2/A	54,485	15.6%	$13.80	11.2%	6/30/2037
Stanley Beaman Sears	NR/NR/NR	24,728	7.1%	$18.68	6.9%	1/31/2016
Time Warner Telecom	NR/B2/BB-	17,704	5.1%	$26.82	7.1%	6/30/2016
Total Major Tenants		338,463	96.6%	$19.47	98.1%
Remaining Tenants		11,804	3.4%	$11.04	1.9%
Total Occupied Collateral		350,267	100.0%	$19.18	100.0%
Vacant		0	0.0%
Total		350,267	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	3	54,236	15.5%	54,236	15.5%	$19.67	15.9%	15.9%
2017	0	0	0.0%	54,236	15.5%	$0.00	0.0%	15.9%
2018	0	0	0.0%	54,236	15.5%	$0.00	0.0%	15.9%
2019	0	0	0.0%	54,236	15.5%	$0.00	0.0%	15.9%
2020	0	0	0.0%	54,236	15.5%	$0.00	0.0%	15.9%
2021	1	158,073	45.1%	212,309	60.6%	$24.46	57.5%	73.4%
2022	0	0	0.0%	212,309	60.6%	$0.00	0.0%	73.4%
Thereafter	2	137,958	39.4%	350,267	100.0%	$12.95	26.6%	100.0%
Vacant	NAP	0	0.0%	350,267	100.0%	NAP	NAP
Total / Wtd. Avg.	6	350,267	100.0%			$19.18	100.0%

The Loan.    The 180 Peachtree Street loan (the “180 Peachtree Street Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 350,267 square foot office and data center building located at 180 Peachtree Street Northwest, the adjacent parking lot located at 171 Carnegie Way Northwest and leasehold interest in the parking structure located at 150 Carnegie Way Northwest in Atlanta, Georgia (collectively, the “180 Peachtree Street Property”) with an original principal balance of $55.0 million. The 180 Peachtree Street Loan has a 10-year term and amortizes on a 30-year schedule. The 180 Peachtree Street Loan accrues interest at a fixed rate equal to 5.930% and has a Cut-off Date Balance of approximately $54.9 million. Loan proceeds along with approximately $43.3 million from the borrower were used to acquire the property for approximately $94.8 million. Based on the appraised value of $95.0 million as of November 18, 2011, the Cut-off Date LTV is 57.8%. The most recent prior financing of the 180 Peachtree Street Property was not included in a securitization.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

180 Peachtree Street Northwest & 150 Carnegie Way Northwest Atlanta, GA 30303	Collateral Asset Summary 180 Peachtree Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,888,798 57.8% 1.62x 12.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$55,000,000	55.9%	Acquisition of Property	$94,750,000	96.4%
Sponsor Equity	43,337,272	44.1%	Closing Costs	1,957,409	2.0%
			Reserves	1,629,863	1.6%
Total Sources	$98,337,272	100.0%	Total Uses	$98,337,272	100.0%

The Borrower / Sponsor.    The borrower, DC-180 Peachtree, LLC is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with at least two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Carter/Validus Operating Partnership, LP, whose sole general partner is Carter Validus Mission Critical REIT, Inc.

Carter Validus Mission Critical REIT, Inc. (the “REIT”) is a Maryland corporation that intends to invest primarily in income-producing commercial real estate with a focus on the data center and medical sectors, net leased to investment grade and other creditworthy tenants. The REIT is a subsidiary of Carter & Associates (“Carter”), which is a full service real estate firm with over 50 years of experience in development, acquisition, asset management and reposition. Carter provides specialized site selection, brokerage services and project management for large corporations, including AT&T, Atmos Energy and Global Payments. As of December 2010, Carter has developed or managed over 13.8 million square feet of data center space in 120 projects with over $590.0 million in projects under construction. Carter currently owns, manages or leases 25 million square feet of space in 15 states.

The Property.    The collateral consists of a 350,267 square foot office and data center building with a parking garage located at 180 Peachtree Street Northwest and an additional parking structure located at 150 Carnegie Way Northwest in Atlanta, Georgia. The 180 Peachtree Street Property is a 6-story building located at the corner of Peachtree and Ellis Streets in the downtown Atlanta submarket. The building consists of approximately 233,261 square feet leased to data center tenants, 25,602 square feet of leased rooftop space for placement of emergency generators and chillers, 79,213 square feet leased to office tenants and a 12,191 square foot fuel farm, which provides backup to the tenants’ generators in the event of an interruption in power supply. The adjacent parking structure at 150 Carnegie Way Northwest is partially subject to a ground lease that expires in 2055 with one 40-year extension option.

The 180 Peachtree Street Property was built in 1927 by R.H. Macy to house Davidson’s Department Store. It operated as Davidson’s for nearly 60 years until Federated Department Stores (“Federated”) changed the name to Macy’s in 1985. In 2000, Federated sold the 180 Peachtree Street Property to Taconic Investment Partners (“Taconic”). Taconic invested over $24.0 million in capital improvements into the building, which included converting the upper floors for telecom and data use. Taconic sold the building to Peachtree Carnegie LLC in 2007 and in December 2011, Carter/Validus Operating Partnership, LP acquired the 180 Peachtree Street Property.

The 180 Peachtree Street Property currently operates under a condominium structure consisting of two units, the retail unit (which includes the conference center) and the subject office unit, whereby the owners of the mortgaged 180 Peachtree Street Property control 65.5% of the votes with the remaining 34.5% controlled by the owners of the retail center and conference hall. In addition, the 180 Peachtree Street Property is served by two parking structures which are also part of the collateral. The 5-story annex garage has 153 spaces and is leased to Central Parking on a 10-year lease expiring in 2015. The main user for this garage is the Westin Hotel adjacent to the 180 Peachtree Street Property. The 9-story parking garage at 150 Carnegie Way Northwest, which is connected to the office and data center building by a pedestrian sky bridge, consists of 1,296 parking spaces, with 475 of these spaces leased to the retail center. The remaining spaces are under a management agreement with Midtown Lanier Parking, Inc. There are spaces allocated to data center tenants per lease with the balance of these spaces leased to contract users and public parking.

Environmental Matters.    The Phase I environmental report dated November 1, 2011 recommended the development and implementation of an Asbestos Operation and Maintenance Plan at the 180 Peachtree Street Property, which is already in place.

Major Tenants.

Level 3 Communications (158,073 sq. ft., 45.1% of NRA, 57.5% of GPR)
Level 3 Communications (“Level 3”) initially took space at the 180 Peachtree Property in 2000 and has invested approximately $55 million ($348 PSF) in equipment and improvements to its space. The tenant uses this space for colocation, fiber traffic and its own network. As the backup location for Level 3’s main office in Colorado, the 180 Peachtree Street Property is a critical facility for Level 3. The tenant has two 10-year options to extend its current lease.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

180 Peachtree Street Northwest & 150 Carnegie Way Northwest Atlanta, GA 30303	Collateral Asset Summary 180 Peachtree Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,888,798 57.8% 1.62x 12.4%

Equinix (83,473 sq. ft., 23.8% of NRA, 15.4% of GPR)
Equinix has been in occupancy in the 180 Peachtree Street Property since 2008 and has invested $65 million ($779 PSF) into its space and will have a total of $100 million ($1,198 PSF) invested once the space is fully built out. Equinix operates in North America, South America, Europe and Asia and facilitates interconnection and peering to enable companies to quickly and efficiently reach traffic sources and end-users, improving performance of online applications and content. The tenant uses the 180 Peachtree Street Property for colocation. Equinix has two data centers in the Atlanta area and 98 worldwide, with the 180 Peachtree Street Property representing the tenant’s main presence in Atlanta. Equinix has one 10-year or one 15-year option to extend its current lease.

City of Atlanta (54,485 sq. ft., 15.6% of NRA, 11.2% of GPR)
The City of Atlanta began its occupancy at the 180 Peachtree Street Property in 2007 with a 30-year lease. The City of Atlanta space is mission-critical for the city’s operations and houses the Atlanta 911 call center facility. This location is the only one of such use for the City of Atlanta. In the event of a disaster, this location can also serve as mission control for emergency response units.

The Market.    The 180 Peachtree Street Property is located within the downtown Atlanta submarket, with easy access to Interstate 75/85 and Interstate 20. Downtown Atlanta is home to an extensive mixture of hotels, entertainment and convention facilities including the Georgia Dome, World Congress Center, Phillips Arena and Fox Theater. The downtown area is also home to the Georgia Institute of Technology and Georgia State University. The greater Atlanta area tied for fourth with Minneapolis in the number of Fortune 500 & Fortune 1000 companies headquartered within city boundaries, behind New York City, Houston and Dallas. Several major national and international companies are headquartered in Atlanta or its suburbs, including 12 Fortune 500 companies. According to a 2009 Milken Institute report, the Atlanta-Sandy Springs-Marietta metropolitan statistical area is the nation’s 12th largest high-tech employment center, with an estimated 164,126 high-tech jobs. The same report ranked Atlanta first nationally in telecommunication employment.

Per the appraisal, the turbulence in the capital markets between 2008 and 2010 severely impacted data center construction and expansions and will constrain supply. According to a 2011 Tier1 Research report, the change in demand for multi-tenant data center space in Atlanta outpaced the change in supply by 2.0% in 2010 and 5.0% in 2011, and is projected to outpace supply by 7.0% in 2012 and 4.5% in 2013. Tier1 Research also estimates that multi-tenant data center utilization in Atlanta will increase from 82% in 2011 to 87% in 2012 and 91% in 2013. According to the appraisal, many enterprise and Fortune 100 companies who originally planned to build data centers are now seeking to lease turn-key data center space with smaller footprints. The appraiser states the “outsource model” will continue to be favorable in the coming years due to the high costs of construction associated with a data center, and predicts supply of data center space will continue to be constrained.

The appraisal categorizes the data center space at the 180 Peachtree Street Property as cold-shell space, warm-shell space and Legacy or 2nd generation space. Cold-shell space is considered to be shell space with no in-place connectivity. Warm-shell space is considered underdeveloped space with in-place power and connectivity. The space leased by the City of Atlanta and Equinix (collectively, 39.4% of NRA), which permits tenants to remove equipment from the premises at the end of their lease terms, is considered to be warm-shell data center space. The space occupied by Verizon and Level 3 (collectively, 48.5% of NRA) is considered 2nd generation space where the equipment reverts back to the landlord at the end of their leases. A summary of weighted average terms for comparable recent leases is presented below:

Data Center Market Rents(1)
Category	Lease Term	Annual Initial Rent PSF	Rent Abatement
Cold-Shell Data Center Space	15 years	$12.50	6 months
Warm-Shell Data Center Space	15 years	$20.00	6 months
2nd Generation Data Center Space	15 years	$33.48	6 months
  (1) Source: Appraisal

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

180 Peachtree Street Northwest & 150 Carnegie Way Northwest Atlanta, GA 30303	Collateral Asset Summary 180 Peachtree Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,888,798 57.8% 1.62x 12.4%

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	T-12 8/31/2011	U/W	U/W PSF
Base Rent(1)	$5,391,195	$6,372,046	$6,483,934	$6,932,543	$19.79
Value of Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$5,391,195	$6,372,046	$6,483,934	$6,932,543	$19.79
Total Recoveries	2,973,705	3,536,660	4,123,522	4,554,238	13.00
Total Other Income	789,638	1,323,589	1,366,358	1,514,198	4.32
Less: Vacancy(2)	0	0	0	(1,118,084)	(3.19)
Effective Gross Income	$9,154,538	$11,232,296	$11,973,814	$11,882,895	$33.93
Total Operating Expenses	3,516,392	4,130,087	4,609,778	5,099,926	14.56
Net Operating Income	$5,638,145	$7,102,209	$7,364,036	$6,782,969	$19.37
TI/LC	0	0	0	301,256	0.86
Capital Expenditures	23,750	73,344	0	129,162	0.37
Net Cash Flow	$5,614,396	$7,028,865	$7,364,036	$6,352,551	$18.14

(1)	U/W Base Rent includes $147,912 in contractual step rent through October 2012.
(2)	Underwritten vacancy of 8.6% of gross income.

Property Management.    The 180 Peachtree Street Property is managed by Carter Validus Real Estate Management Services, LLC, a borrower affiliate.

Lockbox / Cash Management.    The 180 Peachtree Street Loan is structured with a hard lockbox and in place cash management. Additionally, all excess cash will be swept into a lender-controlled account upon and during the continuance of an event of default, if the debt service coverage ratio is less than 1.25x on the last day of the calendar quarter until such time that the debt service coverage ratio is 1.30x for two consecutive quarters, or if the 2016 Cash Sweep or Level 3 Cash Sweep is occurring.

2016 Cash Sweep. A cash sweep will begin 12 months prior to the expiration of the earliest to expire of the Stanley Beaman Sears, Verizon and Time Warner leases in 2016. All excess cash flow will be swept to a 2016 rollover reserve to be used to fund qualified tenant improvement costs related to the roll of such 2016 rolling leases. The sweep will continue until $30 PSF for each of the 2016 roll leases has been deposited into the 2016 rollover reserve. In the event Stanley Beaman Sears, Verizon or Time Warner renew, the cash flow sweep will cease for the corresponding portion of the rolling NRA.

Level 3 Cash Sweep. A cash sweep will begin 18 months prior to the expiration of the Level 3 lease in 2021. All excess cash flow will be swept to a Level 3 rollover reserve to be used to fund qualified tenant improvement costs related to the roll of the Level 3 lease. The reserve is subject to a cap of $4,742,190 when combining (i) the TI/LC reserve and (ii) the Level 3 reserve. This sweep is waived if at least 30 days prior to commencement of the sweep, the borrower delivers a letter of credit that is satisfactory to lender. In the event that Level 3 renews its lease, the cash flow sweep will cease.

Initial Reserves.    At closing, the borrower deposited (i) $233,781 into a tax reserve account, (ii) $29,971 into an insurance reserve account, (iii) $313,289 into the TI/LC reserve account (which represents rents due under the City of Atlanta lease) and (iv) $1,052,823 into the required repairs reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) $51,234 into a monthly tax reserve account, (ii) $5,994 into a monthly insurance reserve account, (iii) $10,763 into a capital expenditure account and (iv) $4,792 into a ground rent reserve account. The TI/LC reserve is waived for the first 12 months of the loan term with monthly payments of $8,333 commencing thereafter, subject to a cap of $500,000. In addition, the City of Atlanta currently pays its full annual rent in July of each year. The total annual rent will be deposited into the City of Atlanta reserve each July and will be added to the rents disbursed on such monthly payment date in an amount equal to 1/12 of the annual payment. During a trigger period not initiated from a cash sweep period, the borrower is required to deposit into the common charges reserve account an amount equal to the monthly amount set forth in the approved annual budget for common charges.

Current Mezzanine or Subordinate Indebtedness.    None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

180 Peachtree Street Northwest & 150 Carnegie Way Northwest Atlanta, GA 30303	Collateral Asset Summary 180 Peachtree Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,888,798 57.8% 1.62x 12.4%

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Ground Lease.    The 180 Peachtree Street Property is subject to a long term ground lease on a portion of the adjacent parking garage at 150 Carnegie Way Northwest. The lessors on the ground lease are Dennie R. Peteet, Jr. and Dorothy Peteet Mitchell. The lease commenced in December 1960 and expires in December 31, 2055 with one renewal option for 40 years, extending the ground lease to December 31, 2095. The ground rent is currently $57,500 per year and increases $7,500 every ten years beginning in January 2021.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

180 Peachtree Street Northwest & 150 Carnegie Way Northwest Atlanta, GA 30303	Collateral Asset Summary 180 Peachtree Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,888,798 57.8% 1.62x 12.4%

180 Peachtree Street
180 Peachtree Street Northwest and 150 Carnegie Way Northwest
Atlanta, GA 30303
Atlanta
Downtown
Georgia Institute of Technology
Centennial Place
Centennial Hill
SoNo
Central Park
Fairlie-Poplar
Vine City
Castleberry Hill
Sweet Auburn
Aquatics Center
Bobby Dodd Stadium
The Varsity
AT&T Center
North Avenue
One Georgia Center
Crawford Long Hospital
Atlanta Contemporary Art Center
Coca Cola World Headquarters
Northyards Business Park
Civic Center
Atlanta Civic Center
W Hotel
Allen Plaza
New World of Coca Cola
Georgia Aquarium
SunTrust Plaza
Georgia Power
Atlanta Medical Center
Hyatt Regency
Marriott Marquis
Atlanta Hilton & Towers
PEACHTREE CENTER
Peachtree Center
Intl. Peach Mart
AmericasMart
Centennial Olympic Park
GEORGIA WORLD CONGRESS CENTER
Chamber of Commerce
Building A
Tabernacle/ Cotton Club
Westin Peachtree Plaza
191 Peachtree Tower
Ritz Carlton
Sheraton Atlanta
Georgia Pacific Center
Omni Hotel
CNN Center
Philips Arena
Georgia Dome
Georgia International Plaza
Dome/GWCC/ Philips/CNN
Centennial Tower
The Equitable
Rialto Center for the Arts
GA State University
Martin Luther King Jr. Natl. Historic Site
Atlanta Journal-Constitution Bldg.
Woodruff Park
Apex Museum
Hurt Plaza
Hurt Park
Sweet Auburn Curb Market
Five Points
Richard B. Russell Building
Sam Nunn Atlanta Federal Center
MLK Jr. Federal Bldg.
UNDERGROUND ATLANTA
Georgia State University
Grady Memorial Hospital
Selena Butler Park
Fulton County Gov't.
Fulton County Courthouse
Georgia State
King Memorial
State Capitol Building
City Hall
Greyhound Bus Terminal
Garnett
Oakland Cemetery
Rawson-Washington Park
Hartsfield-Jackson Atlanta Intl. Airport 8 miles
WEST LINE
EAST LINE
SOUTH LINE
NORTH LINE
marta
Tech Pkwy NW
Campbellton Rd SW
Atlantic Dr NW
Techwood Dr NW
Spring St NW
W Peachtree St NE
Marietta St NW
North Ave NW
Luckie St NW
Pine St NW
Gray St NW
Mills St NW
Ivan Allen Jr. Blvd
Jones Ave NW
Simpson St NW
Ralph McGill Blvd NE
Peachtree St NE
Baker St NE
Highland Ave NE
International Blvd NE
Ellis St NE
Irwin St NE
John Wesley Dobbs Ave
Auburn Ave NE
Edgewood Ave SE
Northside Dr NW
Mangum St NW
MLK Jr Dr
Mitchell St SW
Butler St NE
Hilliard St SE
Jackson St NE
Piedmont Ave SE
Decatur St SE
Spring St SW
Forsyth St SW
Walker St SW
MLK Jr Dr SW
Trinity Ave SW
Central Ave SW
Washington St SW
Bell St SE
Memorial Dr SW
MLK Jr Dr SE
Memorial Dr SE
Woodward Ave SE
Peters St SW
Whitehall St SW
Capitol Ave SE
Hill St SE
75
85
20
29
78
278
19
41
10
154
Marietta
Sandy Springs
Dunwoody
Mechanicsville
Doraville
Smyrna
Chamblee
Vinings
North Atlanta
Tucker
Mableton
North Druid Hills
Clarkston
North Decatur
Scottdale
Druid Hills
Decatur
Avondale Estates
Redan
Belvedere
Gresham Park
East Point
Hapeville
College Park
Forest Park
Hartsfield-Jackson Atlanta International Airport

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.32x 10.9%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.32x 10.9%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Portfolio of 6 Properties
Loan Purpose:	Refinance		Property Type:	Conventional Multifamily
Sponsor:	Tomas Rosenthal; Henri Schmidt; The JR Family Credit Shelter Trust, U/T/A Dated January 3, 1996; The TR Family Trust, U/T/A Dated December 26, 1995		Collateral:	Fee Simple
			Location:	Indianapolis, IN
			Year Built / Renovated:	1967-1981 / Various
			Total Units:	2,103
Borrower:	Riverwood Holdings LLC; Spyglass Holdings LLC; Villa Nova Holdings LLC; Westlake Properties LLC; Wind Drift Holdings LLC; Woods Edge Holdings LLC		Property Management(2):	Flaherty & Collins, Inc.; Buckingham Management, LLC
			Underwritten NOI:	$5,997,401
			Underwritten NCF:	$5,286,411
Original Balance:	$55,000,000		Appraised Value:	$83,090,000
Cut-off Date Balance:	$54,793,389		Appraisal Date:	October 2011
% by Initial UPB:	5.8%
Interest Rate:	6.1100%		Historical NOI
Payment Date:	6th of each month		TTM NOI:	$6,379,655 (T-12 September 30, 2011)
First Payment Date:	December 6, 2011		2010 NOI:	$6,125,553 (December 31, 2010)
Maturity Date:	November 6, 2021		2009 NOI:	$5,963,154 (December 31, 2009)
Amortization:	360 months		2008 NOI:	NAV
Additional Debt:	None
Call Protection:	L(28), D(88), O(4)		Historical Occupancy
Lockbox / Cash Management:	Springing Soft / Springing		Current Occupancy:	93.8% (September – October 2011)
			2010 Occupancy:	88.3% (December 31, 2010)
Reserves(1)			2009 Occupancy:	89.0% (December 31, 2009)
	Initial	Monthly	2008 Occupancy:	NAV
Taxes:	$92,291	$92,291	(1) See “Initial Reserves” herein and “Ongoing Reserves” herein.
Insurance:	$160,976	$26,829
(2) Flaherty & Collins, Inc. manages Westlake Apartments and Wind Drift Apartments, and Buckingham Management, LLC manages Woods Edge Apartments, Riverwood Apartments, Spyglass Apartments and Villa Nova Apartments.

Replacement:	$0	$59,312
Required Repairs:	$735,260	NAP

Financial Information
Cut-off Date Balance / Unit:		$26,055
Balloon Balance / Unit:		$22,253
Cut-off Date LTV:		65.9%
Balloon LTV:		56.3%
Underwritten NOI DSCR:		1.50x
Underwritten NCF DSCR:		1.32x
Underwritten NOI Debt Yield:		10.9%
Underwritten NCF Debt Yield:		9.6%

Property Name	Location	Units	Year Built / Renovated	Allocated Loan Amount	Appraised Value	Occupancy(1)
Westlake Apartments	Indianapolis, IN	1,381	1967-1976 / 2009-2011	$32,025,774	$45,100,000	93.6%
Woods Edge Apartments	Indianapolis, IN	190	1981 / NAP	7,360,361	10,490,000	98.9%
Wind Drift Apartments	Indianapolis, IN	166	1979 / NAP	5,511,655	7,870,000	92.8%
Riverwood Apartments	Indianapolis, IN	120	1977 / NAP	4,111,166	8,030,000	90.8%
Spyglass Apartments	Indianapolis, IN	120	1979 / 2009-2010	3,810,391	6,800,000	95.0%
Villa Nova Apartments	Indianapolis, IN	126	1972 / NAP	2,180,651	4,800,000	91.3%
Total / Wtd. Avg.		2,103		$55,000,000	$83,090,000	93.8%
(1)	Based on borrower rent rolls dated September – October 2011.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.32x 10.9%

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
Studio	232	11.0%	217	93.5%	454	$377	$0.83
1 Bedroom	741	35.2%	698	94.2%	625	$476	$0.76
2 Bedroom	1,012	48.1%	948	93.7%	946	$608	$0.64
3 Bedroom	118	5.6%	109	92.4%	1,300	$897	$0.69
Total / Wtd. Avg.	2,103	100.0%	1,972	93.8%	799	$539	$0.69
(1)	Based on borrower rent rolls dated September – October 2011.
(2)	Average Monthly Rental Rate does not include Section 8 units and is based on occupied units only.

The Loan. The Hampshire Multifamily Portfolio loan (the “Hampshire Multifamily Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in six multifamily apartment properties containing 2,103 units located in Indianapolis, Indiana (the “Hampshire Multifamily Portfolio Properties”) with an original principal balance of $55.0 million. The Hampshire Multifamily Portfolio Loan has a 10-year term and amortizes on a 30-year schedule. The Hampshire Multifamily Portfolio Loan accrues interest at a fixed rate equal to 6.110% and has a Cut-off Date Balance of approximately $54.8 million. Loan proceeds were used to retire existing debt of approximately $44.3 million, giving the borrower a cash-out of approximately $9.4 million. Based on the appraised value of approximately $83.1 million as of October 2011, the Cut-off Date LTV is 65.9% and the remaining implied equity is approximately $28.3 million. The most recent prior financing of the Hampshire Multifamily Portfolio Properties was not included in a securitization.

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
First Mortgage	$55,000,000	100.0%	Loan Payoff	$44,321,844	80.6%
			Reserves	988,527	1.8%
			Closing Costs	275,601	0.5%
			Borrower Cash Out	9,414,028	17.1%
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%
(1)
The sponsors initially acquired the Hampshire Multifamily Portfolio Properties in 2008 for a total of $44.5 million. Approximately $3.5 million ($1,662/Unit) of capital expenditures have been invested into the properties since acquisition.

The Borrower / Sponsor. Each of the borrowers, Riverwood Holdings LLC, Spyglass Holdings LLC, Villa Nova Holdings LLC, Westlake Properties LLC, Wind Drift Holdings LLC and Woods Edge Holdings LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with at least two independent directors in its organizational structure. The sponsors of the borrowers and the nonrecourse carve-out guarantors are Tomas Rosenthal, Henri Schmidt, The TR Family Trust, U/T/A Dated December 26, 1995 and The JR Family Credit Shelter Trust, U/T/A Dated January 3, 1996.

In 1988, Henri Schmidt co-founded Hampshire Properties with partner Tomas Rosenthal. For eleven years prior to co-founding Hampshire Properties, Tomas Rosenthal developed his real estate career at K&J Management in Brooklyn, New York, with positions involving lease negotiations, rehab and maintenance supervision and real estate project purchasing for the company. Since its inception, Hampshire Properties has been actively involved in the acquisition and management of multifamily and commercial projects across the United States and Canada. According to its website, Hampshire Properties’ current holdings are valued in excess of $500 million.

The Properties. The Hampshire Multifamily Portfolio Properties consist of six Class B and C multifamily properties located throughout the Indianapolis metropolitan statistical area, containing 2,103 units within 170 two- and three-story buildings. The Hampshire Multifamily Portfolio Properties were built between 1967 and 1981 with renovations and upgrades occurring at Westlake Apartments between 2009 and 2011 and Spyglass Apartments between 2009 and 2010. Overall, as of September-October 2011, the Hampshire Multifamily Portfolio Properties are 93.8% occupied. Spyglass Apartments has 25 Section 8 units (20.8% of total units), Woods Edge Apartments has one Section 8 unit (0.5% of total units), and Villa Nova Apartments has four Section 8 units (3.2% of total units).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.32x 10.9%

Westlake Apartments (1,381 units, 65.7% of total portfolio units) The Westlake Apartments property consists of 101 two-story buildings located approximately five miles west of the Indianapolis central business district. The Westlake Apartments property was developed in three phases in 1967, 1974 and 1976 and as of October 17, 2011 was 93.6% occupied. Since 2009, the Westlake Apartments property has undergone approximately $1.8 million in renovations ($1,303/Unit), which included exterior, floor, appliance and common area replacements and upgrades. The Westlake Apartments property benefits from access to the I-465 Beltway (less than 1 mile) which connects to two cross-country interstates, I-70 and I-74. Amenities at Westlake Apartments include a fitness center, laundry rooms, tennis and volleyball courts, a pool, a tanning salon, a business center and a daycare facility, among others. The daycare facility, Open Door School of Learning, is leased to a third party operator for $1,250 per month through July 2013. There are no subsidized housing units at the property.

Westlake Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
Studio	232	16.8%	217	93.5%	454	$377	$1.21
1 BR – 1 BA(3)	493	35.7%	457	92.7%	591	$451	$1.31
2 BR – 1 BA	472	34.2%	444	94.1%	825	$536	$1.55
2 BR – 1.5 BA	72	5.2%	68	94.4%	1,066	$656	$1.66
2 BR – 2 BA	72	5.2%	70	97.2%	1,134	$653	$1.77
2 BR – 2.5 BA	24	1.7%	21	87.5%	1,276	$699	$1.81
3 BR – 1.5 BA	16	1.2%	15	93.8%	1,200	$786	$1.53
Total / Wtd. Avg.	1,381	100.0%	1,292	93.6%	720	$497	$1.43
(1)	Based on the October 17, 2011 rent roll.
(2)	Average Monthly Rental Rate is based on occupied units only.
(3)	The 1 BR – 1 BA unit type includes the Open Door School of Learning space which pays $1,250 per month.

Woods Edge Apartments (190 units, 9.0% of total portfolio units) The Woods Edge Apartments property consists of 16 two- and three-story buildings built in 1981 and was 98.9% occupied as of October 6, 2011. The Woods Edge Apartments property is located in the Castleton submarket, is proximate to multiple retail centers and the nearby Community Hospital North and benefits from access to the I-465 Beltway (less than 1.5 miles). Woods Edge Apartments has undergone $496,805 ($2,615 per unit) in capital expenditures since acquisition, with the majority invested in property improvements and unit upgrades. Amenities at Woods Edge Apartments include a fitness center, laundry room, pool, tennis and volleyball courts and a playground, among others. Unit amenities include standard appliances, balconies and fireplaces in select units. The Woods Edge Apartment property has one Section 8 tenant.

Woods Edge Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
1 BR – 1 BA	96	50.5%	96	100.0%	671	$549	$0.82
2 BR – 1.5 BA	22	11.6%	21	95.5%	1,170	$770	$0.66
2 BR – 2 BA	56	29.5%	55	98.2%	974	$691	$0.71
3 BR – 2.5 BA	16	8.4%	16	100.0%	1,345	$972	$0.72
Total / Wtd. Avg.	190	100.0%	188	98.9%	875	$650	$0.76
(1)	Based on the October 6, 2011 rent roll.
(2)	Average Monthly Rental Rate does not include Section 8 unit (1 unit is 3BR – 2.5 BA) and is based on occupied units only.

Wind Drift Apartments (166 units, 7.9% of total portfolio units) The Wind Drift Apartments property consists of 12 two- and three-story buildings built in 1979 and was 92.8% occupied as of October 17, 2011. The Wind Drift Apartments property is located approximately seven miles northwest of the Indianapolis central business district and provides access to the I-465 Beltway, which is less than one mile away from the Wind Drift Apartments property. The Wind Drift Apartments property is convenient to retail development, employment centers and commercial support services, with a Target, Marsh Supermarket, Starbucks and other restaurants located in a shopping development approximately half a mile east of the property. Since acquisition, the sponsor has invested $351,320 ($2,116 per unit) in the property. Renovations included clubhouse improvements, such as the installation of tanning beds, a business center and improvements to a party room. Other amenities at the Wind Drift Apartments property include a fitness center, laundry rooms, a pool and a playground. Unit amenities include standard appliances, balconies and fireplaces. There are no subsidized housing units at the property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.32x 10.9%

Wind Drift Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
1 BR – 1 BA	72	43.4%	69	95.8%	671	$513	$1.30
2 BR – 1 BA	48	28.9%	44	91.7%	956	$650	$1.47
2 BR – 1.5 BA	24	14.5%	22	91.7%	1,170	$754	$1.54
3 BR – 2.5 BA	22	13.3%	19	86.4%	1,345	$891	$1.51
Total / Wtd. Avg.	166	100.0%	154	92.8%	915	$633	$1.41
(1)	Based on the October 17, 2011 rent roll.
(2)	Average Monthly Rental Rate is based on occupied units only.

Riverwood Apartments (120 units, 5.7% of total portfolio units) The Riverwood Apartments property consists of 18 two- and three-story buildings built in 1977, with occupancy of 90.8% as of September 26, 2011. The Riverwood Apartments property is located in the Castleton submarket, approximately 11 miles northeast from downtown Indianapolis and provides access to the I-465 Beltway, which is less than 1.5 miles from the Riverwood Apartments property. The submarket is home to the largest mall in the state of Indiana, the Castleton Square Mall, as well as the nearby Community Hospital North. Since acquisition, the sponsor has invested $218,525 ($1,821 per unit) in improvements to the Riverwood Apartments property, including exterior and recreational amenity improvements. Amenities at the Riverwood Apartments property include a club house, laundry room, pool, tennis and basketball courts and a playground. Unit amenities include standard appliances, balconies, and fireplaces in select units. There are no subsidized housing units at the property.

Riverwood Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
2 BR – 1.5 BA	80	66.7%	73	91.3%	1,024	$733	$1.40
3 BR – 2.5 BA	40	33.3%	36	90.0%	1,271	$890	$1.43
Total / Wtd. Avg.	120	100.0%	109	90.8%	1,106	$784	$1.41
(1)	Based on the September 26, 2011 rent roll.
(2)	Average Monthly Rental Rate is based on occupied units only.

Spyglass Apartments (120 units, 5.7% of total portfolio units) The Spyglass Apartments property consists of 13 two- and three-story buildings built in 1979 and renovated in 2009-2010, with occupancy of 95.0% as of October 6, 2011. The Spyglass Apartments property is located in the Far Northwest submarket, approximately 9 miles north of the Indianapolis central business district in an accessible and highly-trafficked area of Indianapolis with extensive retail facilities in the immediate vicinity, as well as the St. Vincent Indianapolis Hospital. Since acquisition, the sponsor has invested $197,428 ($1,645 per unit) in capital expenditures at the Spyglass Apartments property, primarily for land and common area improvements. Amenities at the Spyglass Apartments property include a club house, laundry room, pool, basketball, volleyball and tennis courts and a playground. Unit amenities include standard appliances, balconies, ceiling fans and fireplaces in select units. The Spyglass Apartments property currently has 25 Section 8 units.

Spyglass Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
1 BR – 1 BA	36	30.0%	34	94.4%	671	$484	$0.72
2 BR – 1.5 BA	28	23.3%	27	96.4%	1,170	$679	$0.58
2 BR – 2 BA	32	26.7%	30	93.8%	974	$658	$0.68
3 BR – 2.5 BA	24	20.0%	23	95.8%	1,345	NAV	NAV
Total / Wtd. Avg.	120	100.0%	114	95.0%	1,003	$598	$0.67
(1)	Based on the October 6, 2011 rent roll.
(2)	Average Monthly Rental Rate does not include Section 8 units (1 unit is 2 BR – 1.5 BA and 24 units are 3 BR – 2.5 BA) and is based on occupied units only.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.32x 10.9%

Villa Nova Apartments (126 units, 6.0% of total portfolio units) The Villa Nova Apartments property consists of 10 two-story buildings built in 1972 and as of October 6, 2011 was 91.3% occupied. The Villa Nova Apartments property is located in the Far Northwest submarket, approximately 12 miles from the Indianapolis central business district in an accessible and highly-trafficked area of Indianapolis with extensive retail facilities in the immediate vicinity, as well as the St. Vincent Indianapolis Hospital. Since acquisition, $390,785 ($3,101 per unit) in capital expenditures has been invested into the Villa Nova Apartments property, including both exterior and land improvements and appliance upgrades. Other amenities at the Villa Nova Apartments property include a club house, laundry room, pool, tennis courts and outdoor grills. Unit amenities include standard appliances, balconies and ceiling fans. The Villa Nova Apartments property currently has four Section 8 units.

Villa Nova Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
1 BR – 1 BA	44	34.9%	42	95.5%	792	$521	$0.66
2 BR – 1.5 BA	82	65.1%	73	89.0%	966	$576	$0.60
Total / Wtd. Avg.	126	100.0%	115	91.3%	905	$556	$0.62
(1)	Based on the October 6, 2011 rent roll.
(2)	Average Monthly Rental Rate does not include Section 8 units (1 unit is 1 BR – 1 BA and 3 units are 2 BR – 1.5 BA) and is based on occupied units only.

Environmental Matters. According to the Phase I environmental reports dated October 3, 2011, there were no recommendations for further action at the Hampshire Multifamily Portfolio Properties other than (a) with respect to all of the Hampshire Multifamily Portfolio Properties, the implementation of Operations and Maintenance (O&M) Plans for asbestos and (b) with respect to the Riverwood Apartments property, the implementation of an O&M plan for lead-based paint, all of which are in place at the properties.

The Market. The Hampshire Multifamily Portfolio Properties are all located in Indianapolis, Indiana. According to a September 2011 PPR report, population growth in Indianapolis is slightly above the national average and is expected to grow by 100,000 residents over the next five years. Indianapolis is also one of the most affordable cities in the nation to live or conduct business, with the cost of living approximately 12% below the national average.

Per the REIS Apartment Asset Advisor Q4 2011 report, the vacancy rate in the 110,200-unit Indianapolis apartment sector has fallen below its pre-recession level and continues to decrease. Class B/C Q4 2011 apartment vacancy for the Indianapolis metro area is 6.8%, down from 7.3% in Q3 2011 and 9.2% in Q4 2010.

Rents, which increased 2.6% in 2011 based on preliminary fourth quarter data, are projected to increase 3.0% in 2012, and have responded strongly to the rapid improvements in occupancy, having increased each quarter since Q4 2009. According to REIS, Q4 2011 asking rent for the overall Indianapolis metro is $696 per month, increasing 0.2% from the previous quarter.

West Indianapolis Submarket – Westlake Apartments The West Indianapolis submarket is located within 10 miles of Indianapolis’ central business district and Indianapolis International Airport. According to REIS, the average effective rent for the submarket in Q4 2011 was $571 per unit, up 2.9% from year-end 2010 levels and 4.2% from year-end 2009. Over the next five years, asking rent growth is expected to be above normal, with an expected increase of 4.7% by year-end 2016. The average physical vacancy rate for the West Indianapolis submarket during Q4 2011 was 7.5%, 3.2% lower than year-end 2010 and 5.5% lower than year-end 2009. Over the next four years, vacancies are expected to steadily decrease each year to approximately 3.8% in 2016.

Westlake Apartments - Competitive Set(1)
Property Name	Location	Year Built	Occupancy	Number of Units	Average Unit Size (Sq. Ft.)	Effective Average Rent Per Month
Westlake Apartments	Indianapolis, IN	1967-1976	93.6%	1,381	720	$503
Ashton Pointe	Indianapolis, IN	1968	95%	250	900	$689
Auburn Hills Apartments	Indianapolis, IN	2000	95%	160	981	$766
Port O’Call Apartments	Indianapolis, IN	1970	96%	587	884	$577
Forest Hills Apartments	Indianapolis, IN	1975	98%	420	790	$466
Chapel Hill Apartments	Indianapolis, IN	1968	93%	148	1,277	$660
(1)	Source: Appraisal

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.32x 10.9%

Near Northwest Submarket – Wind Drift Apartments Wind Drift Apartments is located within the Near Northwest submarket approximately 7 miles northwest of the Indianapolis central business district. The Near Northwest submarket is also home to the Indianapolis Motor Speedway, located to the south of the Wind Drift Apartments property. According to REIS, the average effective rent for the submarket in Q4 2011 was $597 per unit, up 1.7% from year-end 2010 levels and 4.0% from year-end 2009. Over the next five years, asking rent growth is expected to below normal, with an expected increase of 1.1% by year-end 2016. The average physical vacancy rate for the Near Northwest submarket during Q4 2011 was 5.5%, 1.0% lower than year-end 2010 and 3.5% lower than year-end 2009. Over the next four years, vacancies are expected to decrease to approximately 4.2% in 2016.

Wind Drift Apartments - Competitive Set(1)
Property Name	Location	Year Built	Occupancy	Number of Units	Average Unit Size (Sq. Ft.)	Effective Average Rent Per Month
Wind Drift Apartments	Indianapolis, IN	1979	92.8%	166	915	$638
Deercross Apartments	Indianapolis, IN	1979	93%	372	820	$603
Spinnaker Apartments	Indianapolis, IN	1987	92%	532	743	$603
Idlewood Apartments	Indianapolis, IN	1990	95%	320	808	$639
Bayhead Village	Indianapolis, IN	1978	89%	202	1,002	$624
Eagle Pointe Apartments	Indianapolis, IN	1987	93%	256	789	$657
(1)	Source: Appraisal

Far Northwest Submarket – Villa Nova Apartments and Spyglass Apartments The Far Northwest submarket is located approximately 9 miles from the Indianapolis central business district. The submarket offers numerous retail centers and a wide variety of other property types, including a new shopping center within walking distance of the two properties. According to REIS, the Q4 2011 physical vacancy rate for the Far Northwest Indianapolis submarket was 4.0%, down from 4.7% at year-end 2010 and 7.6% at year-end 2009. Over the next five years, asking rent growth is expected to be below average, with an expected increase of 3.0% by year-end 2016. The average effective rents for the submarket in Q4 2011 were $656 per unit, a 2.7% increase from year-end 2010 levels and a 5.3% increase from year-end 2009. Over the next four years, vacancies are expected to increase to 6.1% by 2016.

Villa Nova Apartments - Competitive Set(1)
Property Name	Location	Year Built	Occupancy	Number of Units	Average Unit Size (Sq. Ft.)	Effective Average Rent Per Month
Villa Nova Apartments	Indianapolis, IN	1972	91.3%	126	907	$564
Spyglass Apartments	Indianapolis, IN	1981	95%	120	1,003	$733
Carlton Apartments	Indianapolis, IN	1986	95%	701	707	$552
Villages of Bent Tree	Indianapolis, IN	1982	96%	616	868	$688
North Willow Apartments	Indianapolis, IN	1971	96%	130	1,198	$823
Reflections Apartments	Indianapolis, IN	1973	96%	582	789	$616
(1)	Source: Appraisal

Spyglass Apartments - Competitive Set(1)
Property Name	Location	Year Built	Occupancy	Number of Units	Average Unit Size (Sq. Ft.)	Effective Average Rent Per Month
Spyglass Apartments	Indianapolis, IN	1979	95.0%	120	1,003	$707
Carlton Apartments	Indianapolis, IN	1986	95%	701	707	$552
Dogwood Glen	Indianapolis, IN	1986	89%	160	580	$449
North Willow Apartments	Indianapolis, IN	1971	96%	130	1,198	$823
Pickwick Place	Indianapolis, IN	1976	96%	336	1,035	$696
Villa Nova Apartments	Indianapolis, IN	1972	91%	126	907	$538
(1)	Source: Appraisal

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.32x 10.9%

Castleton Submarket – Riverwood Apartments and Woods Edge Apartments The Castleton submarket is a heavily-commercialized region that lies 11 miles from downtown Indianapolis. According to REIS, average Q4 2011 effective rent for the Castleton submarket was $731 per unit, up 1.0% from year-end 2010 levels and 2.5% from year-end 2009. Over the next five years, asking rent growth is expected to be below average, with an expected increase of 2.7% by year-end 2016. Average physical vacancy for the submarket during Q4 2011 was 4.3%, 2.4% lower than the year-end 2010 vacancy rate and 4.8% lower than at year-end 2009. Through 2016, vacancies in the submarket are expected to decrease slightly to 3.9%.

Riverwood Apartments - Competitive Set(1)
Property Name	Location	Year Built	Occupancy	Number of Units	Average Unit Size (Sq. Ft.)	Effective Average Rent Per Month
Riverwood Apartments	Indianapolis, IN	1977	90.8%	120	1,106	$793
Woodbridge at Castleton	Indianapolis, IN	1980	93%	318	882	$689
Scandia	Indianapolis, IN	1979	94%	444	1,132	$758
Autumn Woods	Indianapolis, IN	1978	98%	424	959	$690
Core Riverbend	Indianapolis, IN	1982	93%	996	821	$664
Woods Edge Apartments	Indianapolis, IN	1981	99%	190	875	$653
(1)	Source: Appraisal

Woods Edge Apartments - Competitive Set(1)
Property Name	Location	Year Built	Occupancy	Number of Units	Average Unit Size (Sq. Ft.)	Effective Average Rent Per Month
Woods Edge Apartments	Indianapolis, IN	1981	98.9%	190	875	$653
Avery Point Apartments	Indianapolis, IN	1980	97%	512	912	$739
The Masters	Indianapolis, IN	1986	94%	400	880	$742
Autumn Woods Apartments	Indianapolis, IN	1978	98%	424	959	$690
Riverwood Apartments	Indianapolis, IN	1978	91%	120	1,106	$793
Woodbridge at Castleton	Indianapolis, IN	1980	93%	318	882	$689
(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	T-12 9/30/2011	U/W	U/W per Unit
Gross Potential Rent	$13,613,403	$13,869,758	$13,914,227	$13,982,318	$6,649
Total Recoveries	727,055	793,212	843,696	843,696	401
Total Other Income	691,498	698,496	805,892	804,037	382
Less: Vacancy & Credit Loss	(1,947,180)	(1,948,508)	(1,671,567)	(1,739,641)	(827)
Effective Gross Income	$13,084,777	$13,412,958	$13,892,248	$13,890,410	$6,605
Total Operating Expenses	7,121,623	7,287,406	7,512,594	7,893,009	3,753
Net Operating Income	$5,963,154	$6,125,553	$6,379,655	$5,997,401	$2,852
Capital Expenditures	0	0	0	710,990	338
Net Cash Flow	$5,963,154	$6,125,553	$6,379,655	$5,286,411	$2,514

Property Management. Westlake Apartments and Wind Drift Apartments are managed by Flaherty & Collins, Inc. Woods Edge Apartments, Riverwood Apartments, Spyglass Apartments and Villa Nova Apartments are managed by Buckingham Management, LLC. Neither management company is an affiliate of the borrower.

Lockbox / Cash Management. The Hampshire Multifamily Portfolio Loan is structured with a springing soft lockbox and springing cash management. If the debt service coverage ratio for the trailing 12-month period falls below 1.30x on the last day of any calendar quarter, all revenue from the property is required to be deposited by the borrower or manager into the clearing account within two business days of receipt until the debt service coverage ratio for the trailing 12-month period is at least 1.30x for two consecutive calendar quarters.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.32x 10.9%

Additionally, all revenue from the property will be swept from the clearing account on a daily basis into lender controlled cash management accounts, and all excess cash flow will be trapped (a) for so long as any event of default is continuing or (b) if the debt service coverage ratio for the trailing 12-month period is less than 1.20x on the last day of any calendar quarter, and continuing thereafter until the debt service coverage ratio for the trailing 12-month period is at least 1.25x for two consecutive calendar quarters.

Initial Reserves. At closing, the borrower deposited (i) $92,291 into a tax reserve account, (ii) $160,976 into an insurance reserve account and (iii) $735,260 into the required repairs reserve account, which represents 120% of the $612,717 in immediate repairs recommended in the engineering reports.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) $92,291 into a monthly tax reserve account, (ii) $26,829 into a monthly insurance reserve account and (iii) $59,312 into a capital expenditure account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. On any date after the defeasance period begins, in connection with the sale of one or more individual properties to a bona fide third party purchaser, the borrower may obtain the release of such property or properties, upon the satisfaction of certain conditions, including but not limited to the following: (i) the borrower must defease an amount of principal equal to the greater of (a) 100% of net sales proceeds for such property or properties, and (b) 125% of the allocated loan amount for such property or properties, (ii) after such release the LTV for the remaining properties is not more than the lesser of (a) the LTV percentage immediately preceding the release and (b) 66.2%, and (iii) the DSCR is not below the greater of (a) the DSCR immediately preceding the release and (b) 1.32x.

Substitution of Properties. None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.32x 10.9%

Hampshire Multifamily Portfolio
1 Westlake Apartments Indianapolis, IN
2 Woods Edge Apartments Indianapolis, IN
3 Wind Drift Apartments Indianapolis, IN
4 Riverwood Apartments Indianapolis, IN
5 Spyglass Apartments Indianapolis, IN
6 Villa Nova Apartments Indianapolis, IN
Indianapolis
BOONE COUNTY
HAMILTON COUNTY
MARION COUNTY
Zionsville
Carmel
Fishers
Williams Creek
Meridian Hills
Crows Nest
Rocky Ripple
Lawrence
Speedway
Eagle Creek Reservoir
Eagle Creek Park
Eagle Creek Airpark
Indianapolis Metropolitan Airfield
Indianapolis International Airport
Fort Harrison State Park
Butler University
Marian University
Indiana University-Purdue University at Indianapolis
University of Indianapolis
Indianapolis Motor Speedway
State Capitol
Downtown
Lucas Oil Stadium
Bankers Life Fieldhouse
Victory Field
Methodist Hospital
St. Vincent Hospital and Health Services
St. Vincent Women's Hospital
North Willows Commons
Fashion Mall at Keystone
Clearwater Crossing
Castleton Square Mall
Glendale Town Center
Lafayette Square Mall
Speedway Supercenter
Southern Plaza Shopping Center
Merchant's Square
Indiana School for the Deaf
Indiana State Fair Grounds
White River
White River State Park
Chicago
Lake Michigan
Fort Wayne
Cincinnati
Louisville
Lexington
Evansville
Dayton
Toledo
ILLINOIS
INDIANA
OHIO
MICHIGAN
KENTUCKY

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1080 Piper Lane Burlington, NC 27215	Collateral Asset Summary Alamance Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,454,122 69.4% 1.35x 10.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1080 Piper Lane Burlington, NC 27215	Collateral Asset Summary Alamance Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,454,122 69.4% 1.35x 10.2%

Mortgage Loan Information				Property Information
Loan Seller(1):	GLAC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Regional Mall
Sponsor:	CBL & Associates Properties, Inc.			Collateral:	Fee Simple
Borrower:	Alamance Crossing CMBS, LLC			Location:	Burlington, NC
Original Balance:	$50,800,000			Year Built / Renovated:	2006 / 2008
Cut-off Date Balance:	$50,454,122			Total Sq. Ft.:	684,498
% by Initial UPB:	5.4%			Total Collateral Sq. Ft.(4):	456,989
Interest Rate:	5.8300%			Property Management:	CBL & Associates Management, Inc.
Payment Date:	1st of each month
First Payment Date:	September 1, 2011			Underwritten NOI:	$5,169,275
Maturity Date:	July 1, 2021			Underwritten NCF:	$4,857,350
Amortization:	360 months			Appraised Value:	$72,670,000
Additional Debt:	None			Appraisal Date:	April 20, 2011
Call Protection:	L(31), D(83), O(5)
Lockbox / Cash Management:	Hard / Springing			Historical NOI
				TTM NOI:	$5,972,814 (T-12 November 30, 2011)
Reserves(2)				2010 NOI:	$5,988,307 (December 31, 2010)
	Initial	Monthly		2009 NOI:	$5,683,662 (December 31, 2009)
Taxes:	$334,788	$41,849		2008 NOI:	$3,802,792 (December 31, 2008)
Insurance:	$0	$0
Replacement:	$0	$4,199		Historical Occupancy(4)
TI/LC:	$0	$27,990		Current Occupancy:	84.3% (November 23, 2011)
				2010 Occupancy:	91.2% (December 31, 2010)
Financial Information				2009 Occupancy:	91.7% (December 31, 2009)
Cut-off Date Balance / Sq. Ft.(3):	$110			2008 Occupancy:	86.7% (December 31, 2008)
Balloon Balance / Sq. Ft.(3):	$94		(1)	In July 2011, Regions Bank originated the $50.8 million loan, which was then purchased by GLAC on the same day.
Cut-off Date LTV:	69.4%
Balloon LTV:	59.1%		(2)	See “Initial Reserves” herein and “Ongoing Reserves” herein.
Underwritten NOI DSCR:	1.44x		(3)	Based on the Total Collateral Sq. Ft. of 456,989.
Underwritten NCF DSCR:	1.35x		(4)	Excludes JCPenney (102,826 sq. ft.) and Dillard’s (124,683 sq. ft.), which are not part of the collateral.
Underwritten NOI Debt Yield:	10.2%
Underwritten NCF Debt Yield:	9.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1080 Piper Lane Burlington, NC 27215	Collateral Asset Summary Alamance Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,454,122 69.4% 1.35x 10.2%

Anchor and Major Tenant Summary
Anchor Tenants	Ratings Fitch/Moody’s/S&P(1)	Total Sq. Ft.	% of Total Sq. Ft.	Lease Expiration	Total Sales (000s)(2)	Sales PSF	Occupancy Cost (% of Sales)
Belk	NR/NR/NR	96,485	21.1%	10/16/2027	$12,600	$131	4.7%
Hobby Lobby	NR/NR/NR	52,500	11.5%	5/31/2024	NAP	NAP	NAP
Carousel Cinemas	NR/NR/NR	52,000	11.4%	6/30/2028	$5,254	$101	13.0%
Subtotal		200,985	44.0%			$120	7.6%

Non-Collateral Anchors
Dillard’s	BB/B2 /BB-	124,683	NAP	NAP	$15,000	$120	NAP
JCPenney	BBB-/NR/BB+	102,826	NAP	NAP	$7,400	$72	NAP
Subtotal		227,509	NAP			$98	NAP

Major In-Line Tenants
Barnes and Noble	NR/NR/NR	26,848	5.9%	7/31/2017	$4,364	$163	9.4%
Victoria’s Secret	BB+/Ba2/BB+	8,090	1.8%	1/31/2018	$2,087	$258	12.2%
Subtotal		34,938	7.6%			$185	10.0%

Other In-line Tenants		126,299	27.6%
Restaurants (3)		23,000	5.0%
Total Occupied Collateral		385,222	84.3%

Vacant		71,767	15.7%
Total(4)		456,989	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	Total Sales and Sales PSF for all tenants listed above are as of year-end 2011, except Belk, Dillard’s and JCPenney are as of year-end 2010.
(3)	Includes 12,200 sq. ft. of restaurant tenants that are on a ground lease.
(4)	Does not include non-collateral anchor tenants.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	8	18,270	4.0%	18,270	4.0%	$27.68	9.2%	9.2%
2013	3	9,640	2.1%	27,910	6.1%	$24.01	4.2%	13.4%
2014	2	10,529	2.3%	38,439	8.4%	$31.19	6.0%	19.3%
2015	0	0	0.0%	38,439	8.4%	$0.00	0.0%	19.3%
2016	1	4,064	0.9%	42,503	9.3%	$10.00	0.7%	20.1%
2017	7	42,955	9.4%	85,458	18.7%	$19.10	14.9%	34.9%
2018	12	53,987	11.8%	139,445	30.5%	$21.46	21.0%	56.0%
2019	5	17,792	3.9%	157,237	34.4%	$26.20	8.5%	64.4%
2020	1	6,000	1.3%	163,237	35.7%	$18.60	2.0%	66.5%
2021	0	0	0.0%	163,237	35.7%	$0.00	0.0%	66.5%
2022	2	9,300	2.0%	172,537	37.8%	$14.73	2.5%	68.9%
Thereafter	12	212,685	46.5%	385,222	84.3%	$8.05	31.1%	100.0%
Vacant	NAP	71,767	15.7%	456,989	100.0%	NAP	NAP
Total / Wtd. Avg.	53	456,989	100.0%			$14.31	100.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1080 Piper Lane Burlington, NC 27215	Collateral Asset Summary Alamance Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,454,122 69.4% 1.35x 10.2%

The Loan. The Alamance Crossing loan (the “Alamance Crossing Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 456,989 square foot Class A, regional mall and lifestyle center located at 1080 Piper Lane in Burlington, North Carolina (the “Alamance Crossing Property”) with an original principal balance of $50.8 million. The Alamance Crossing Loan has a 119-month term and amortizes on a 30-year schedule. The Alamance Crossing Loan accrues interest at a fixed rate equal to 5.8300% and has a Cut-off Date Balance of approximately $50.5 million. Loan proceeds were used to retire existing debt of approximately $52.0 million. Based on the appraised value of approximately $72.7 million as of April 20, 2011, the Cut-off Date LTV is 69.4%. The borrower developed the property in 2006 for a total cost of approximately $95.6 million and has remaining equity in excess of $44.8 million. The most recent prior financing of the Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$50,800,000	96.4%	Loan Payoff	$51,963,364	98.6%
Sponsor Equity	1,906,847	3.6%	Reserves	334,788	0.6%
			Closing Costs	408,695	0.8%

Total Sources	$52,706,847	100.0%	Total Uses	$52,706,847	100.0%

The Borrower / Sponsor. The borrower, Alamance Crossing CMBS, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is CBL & Associates Properties, Inc. (“CBL”).

Founded in 1978 and headquartered in Chattangooga, Tennessee, CBL is one of the largest mall REITs in the United States, with controlling interests in 76 regional malls/open-air centers, 30 associated centers, eight community centers and 14 office buildings; non-controlling interests in seven regional malls, four associated centers, four community centers and six office buildings. CBL’s properties are located in 26 states, primarily in the southeastern and midwestern United States. The company is a publicly traded REIT listed on the New York Stock Exchange under the symbol CBL. As of February 2012, CBL had an equity market capitalization of approximately $2.60 billion.

The Property. The Alamance Crossing Property is a 684,498 square foot Class A regional mall and lifestyle center, of which 456,989 square feet is collateral, located in Burlington, North Carolina. The Alamance Crossing Property is anchored by Dillard’s (non-owned), JCPenney (non-owned), Belk (ground lease), Hobby Lobby and Carousel Cinemas. The mall was developed in 2006 for a total cost of approximately $95.6 million. Since the completion of the Alamance Crossing Property, the sponsor has also developed the second phase of the property, Alamance West, for a total cost of approximately $20 million, which opened in Q4 2011, and is anchored by Kohl’s, BJ’s Wholesale Club, Inc. and Dick’s Sporting Goods.

Major in-line tenants at the mall include Barnes & Noble, Victoria’s Secret, American Eagle Outfitters, and The Children’s Place. The Alamance Crossing Property includes 39 in-line tenants and 4 restaurants. For the YE 2011, comparable in-line tenants (comparable tenants include those tenants with lease start dates greater than one year prior to sales reporting date) generated $31.3 million or $218 PSF in sales with occupancy costs of 15.0%.

Based on a rent roll dated November 23, 2011, the Alamance Crossing Property is 84.3% occupied (excluding non-collateral tenants).

Historical Sales PSF/Screen(1)
	2008		2009	2010	2011
Belk	$136		$125	$131	NAV
Carousel Cinemas(2)	$140,810	(3)	$326,179	$324,112	$328,353

In-Line Tenants(4)	NAV		$198	$219	$218

(1)	Historical Sales PSF is based on historical operating statements provided by the borrower.
(2)	Historical Sales per Screen for Carousel Cinemas is based on 16 screens.
(3)	Sales presented above for Carousel Cinemas tenant for 2008 are for a partial year, as the tenant’s lease commencement date is July 1, 2008.
(4)	In-Line Tenants sales for comparable in-line tenants only.

Environmental Matters. The Phase I environmental report dated May 9, 2011 recommended no further action at the Alamance Crossing Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1080 Piper Lane Burlington, NC 27215	Collateral Asset Summary Alamance Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,454,122 69.4% 1.35x 10.2%

The Market. The Alamance Crossing Property is located in Burlington, Alamance County, North Carolina. Burlington is located in the North Carolina Piedmont Triad, a region of North Carolina in the Piedmont that is comprised of 12 counties surrounding the cities of Greensboro, Winston-Salem, and High Point. The Piedmont Triad has an estimated population of roughly 1.7 million, making it the 30th largest Combined Statistical Area in the United States. The Alamance Crossing Property is located approximately 5 miles southwest of downtown Burlington and approximately 15 miles east of Greensboro’s central business district.

The mall is situated in the dominant retail node between Greensboro and Raleigh, NC just off of I-40/85, the major highway connecting the two cities. Nearby retailers include: Kohl's, BJ's Wholesale Club, Inc., and Dick’s Sporting Goods (at Alamance West); Target, Best Buy, Michael’s Stores, PetsMart, Old Navy, Ross Stores, Bed Bath & Beyond (at University Crossing); and a Walmart Supercenter, one mile east of the Alamance Crossing Property. It is approximately four miles south of Elon University, whose 575-acre campus houses 4,995 undergraduate students and 671 graduate students. There is also a new 283-bed regional hospital, Alamance Regional Medical Center, located on the south side of Interstate 85. The Alamance Crossing Property’s trade area spans a 10-mile radius and, as of 2010, had a population of 131,819 in 52,078 households with an average household income was $54,320. The area has grown at an annual compounded rate of 1.32% over the last ten years, and is projected to grow at a 1.24% rate over the next five years.

Per CoStar, the Alamance Crossing Property is located in the Alamance County retail market. As of year-end 2011, the Alamance County mall market had an inventory of 3.1 million square feet, with a vacancy rate of 7.2% and rental rates of $12.77 PSF NNN. Similarly, the overall Alamance County retail market had an inventory of 13.1 million square feet, with a vacancy rate of 5.9% and rental rates of $10.42 PSF NNN.

The primary competitive set consists of the Friendly Shopping Center (953,149 SF, 18 miles W), Shops at Friendly Center (307,419 SF, 18 miles W), and Tanger Factory Outlet (318,990 SF, 15 miles E). The primary competitive set totals approximately 1.6 million square feet and is located within a 20 mile radius from the property. The local competitive set comprises Burlington Mall (415,944 SF, 2 miles NE), University Crossing (233,746 SF, adjacent to the subject), and Huffman Mill Plaza (200,000 SF, 1 mile east). Due to their distance from the Alamance Crossing Property, Streets of Southpoint (1,326,000 SF, 32 miles SE) and Cameron Village (630,123 SF, 57 miles E) are considered secondary competitors, and are not presented in the table below.

Burlington Mall is the closest competitor to the Alamance Crossing Property, and has lost two of its three anchors (JCPenney and Belk) to the subject. Friendly Shopping Center and Shops at Friendly Center are adjacent one another. The former is an enclosed mall, while the latter is a lifestyle center, both are owned by CBL.

Competitive Set(1)
Name	Friendly Shopping Center	Shops at Friendly Center	Tanger Factory Outlets	Burlington Mall	University Crossing	Huffman Mill Plaza
Distance from Subject	18 miles	18 miles	15 miles	2 miles	Adjacent to subject	1 mile
Property Type	Regional Center	Lifestyle Center	Outlet Center	Regional Mall	Power Center	Community Center
Owner	CBL & Associates Properties, Inc.	CBL & Associates Properties, Inc.	NAV	NAV	NAV	NAV
Year Built / Renovated	1957 / 1996	2006-2008 / NAP	2010 / NAP	1969 / 2004	2005 / NAP	1988 / 1993
Size (Sq. Ft.)	953,149	307,419	318,990	415,944	233,746	200,000
Anchors / Major Tenants	Barnes & Noble, Belk, Grande Cinema, Macy’s, Sears	Harris Teeter, REI, DSW	Saks Fifth Avenue, J. Crew, Banana Republic, Polo Ralph Lauren, Gap	Sears	Target, Best Buy, Michael’s Stores, PetsMart, Old Navy, Ross Stores, Bed Bath & Beyond	WalMart Supercenter
(1)	Source: Appraisal

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1080 Piper Lane Burlington, NC 27215	Collateral Asset Summary Alamance Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,454,122 69.4% 1.35x 10.2%

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	T-12 11/30/2011	U/W	U/W PSF
Base Rent(1)	$5,453,670	$5,589,943	$5,646,857	$7,224,709	$15.81
Total Recoveries	1,870,173	1,794,157	1,832,009	1,884,447	4.12
Total Other Income	244,314	373,145	345,531	406,364	0.89
Less: Vacancy & Credit Loss(2)	(6,396)	(1,088)	0	(2,199,803)	(4.81)
Effective Gross Income	$7,561,761	$7,756,157	$7,824,397	$7,315,718	$16.01
Total Operating Expenses	1,878,099	1,767,850	1,851,582	2,146,443	4.70
Net Operating Income	$5,683,662	$5,988,307	$5,972,814	$5,169,275	$11.31
TI/LC	0	0	0	220,527	0.48
Capital Expenditures	0	0	0	91,398	0.20
Net Cash Flow	$5,683,662	$5,988,307	$5,972,814	$4,857,350	$10.63

(1)	U/W Base Rent includes value of vacant space.
(2)
U/W Vacancy and Credit Loss is 18.0%, with additional adjustments made to U/W rents, including mark downs to market levels and U/W rent reductions to meet certain sustainable occupancy cost thresholds.

Property Management. The Alamance Crossing Property is managed by CBL & Associates Management, Inc., an affiliate of CBL and the borrower. CBL & Associates Management, Inc. manages all of the properties that are owned by CBL.

Lockbox / Cash Management. The Alamance Crossing Loan is structured with a hard lockbox and springing cash management. The Alamance Crossing Loan provides for cash management upon the occurrence of (a) an event of default, (b) if the debt service coverage ratio for the trailing 12-month period is less than 1.10x on the last day of the calendar quarter, or (c) if the Barnes & Noble tenant becomes the subject of bankruptcy proceedings or goes dark at the Alamance Crossing Property. The Alamance Crossing Loan also provides for cash sweep upon the occurrence of (a) an event of default, (b) if the debt service coverage ratio for the trailing 12-month period is less than 1.10x on the last day of the calendar quarter, or (c) if the Barnes & Noble tenant becomes the subject of bankruptcy proceedings or goes dark at the Alamance Crossing Property.

Initial Reserves. At closing, the borrower deposited $334,788 into a tax reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) $41,849 into a monthly tax reserve account, (ii) $4,199 into a capital expenditure account and (iii) $27,990 into a TI/LC reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None

Partial Release. The borrower is permitted to obtain the release of a certain Release Parcel (as described in the Alamance Crossing Loan documents) provided, (i) the DSCR after release is not less than 1.10x and (ii) the LTV after release is not more than 69.0%. No underwritten cash flow or appraised value was assigned for such Release Parcel.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1080 Piper Lane Burlington, NC 27215	Collateral Asset Summary Alamance Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,454,122 69.4% 1.35x 10.2%

DICK'S
BJ's
KOHL'S
Dillard's
HOBBY LOBBY
CAROUSEL
belk
jcpenney
BARNES & NOBLE
Piper Lane
Boone Station Drive
Boone Station Drive
University Drive
I-85 / I-40
N
Borrower Owned
Anchor/Major
Non Anchor/In-line
Not Part of Collateral

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1080 Piper Lane Burlington, NC 27215	Collateral Asset Summary Alamance Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,454,122 69.4% 1.35x 10.2%

Alamance Crossing
1080 Piper Lane
Burlington, NC 27215
Ossipee
GUILFORD COUNTY
ALAMANCE COUNTY
Gibsonville
Elon
Elon College
Glen Raven
Burlington
Downtown Burlington
Graham
Alamance
Rhodes Stadium
Glen Raven Shopping Center
Burlington Amtrak Station
Alamance Country Club
Burlington City Park
Burlington Square Mall
Davidson Park
Alamance Regional Medical Center
Burlington-Alamance Regional Airport
Indian Valley Golf Course
Shamrock Golf Course
North Park
Lake Mackintosh
AMTRAK
Greensboro 15 miles
Raleigh 52 miles
Church St
Front St
Main St
Davis St
Mebane St
Chapel Hill Rd
University Dr
Grand Oaks Blvd
Huffman Mill Rd
Garden Rd
Boone Station Dr
Anthony Rd
Tucker St
Hanford Rd
Whites Kennel Rd
Maple Ave
Bellemont-Alamance Rd
Beaver Creek Rd
Springwood Church Rd
Steele St
Westbrook Ave
Cook Rd
Haggard Ave
Elon Bypass
Power Line Rd
Webb Ave
Flora Ave
Saddle Club Rd
Edgewood Ave
Old Glencoe Rd
Birch Bridge Rd
Durham St
Ossipee Rd
Greenwood Dr
Carolina Rd
Glencoe Rd
Lower Hopedale Rd
Sharpe Rd
Apple St
Rose St
Baldwin Rd
Beaumont Ave
Holt St
Lakeside Ave
E 6th St
Kilby St
Queen Ann St
Manning Ave
Shallowford Church Rd
Piedmont Ave
Amick Rd
Gibsonville-Ossipee Rd
Elon-Ossipee Rd
Martinsville
Danville
VIRGINIA
Roanoke Rapids
Reidsville
Henderson
Winston-Salem
Greensboro
Burlington
Durham
Wake Forest
Rocky Mount
Chapel Hill
High Point
Raleigh
Cary
Greenville
Huntersville
Kannapolis
Concord
Sanford
NORTH CAROLINA
Gastonia
Goldsboro
Charlotte
Pinehurst
Matthews
Southern Pines
Fayetteville
Rock Hill
Rockingham
Laurinburg
Jacksonville
SOUTH CAROLINA
Cheraw
Lumberton

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

835 East Imperial Highway and 1647 East Imperial Highway Brea, CA 92821	Collateral Asset Summary Brea Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,451,656 65.8% 1.22x 9.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

835 East Imperial Highway and 1647 East Imperial Highway Brea, CA 92821	Collateral Asset Summary Brea Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,451,656 65.8% 1.22x 9.6%

Mortgage Loan Information				Property Information
Loan Seller:	LCF			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Anchored Retail
Sponsor:	BOSC Realty Advisors LLC			Collateral:	Fee Simple / Leasehold
Borrower:	BPI Brea LLC			Location:	Brea, CA
Original Balance:	$43,500,000			Year Built / Renovated:	1976 / 1993-1994, 2008-2011
Cut-off Date Balance:	$43,451,656			Total Sq. Ft.:	165,337
% by Initial UPB:	4.6%			Property Management:	Coreland Companies
Interest Rate:	6.3220%			Underwritten NOI:	$4,161,126
Payment Date:	6th of each month			Underwritten NCF:	$3,943,614
First Payment Date:	March 6, 2012			Appraised Value:	$66,000,000
Maturity Date:	February 6, 2022			Appraisal Date:	December 7, 2011
Amortization:	360 months
Additional Debt:	None			Historical NOI
Call Protection:	L(25), D(91), O(4)			TTM NOI:	$3,117,192 (T-12 October 31, 2011)
Lockbox / Cash Management:	Hard / In Place			2010 NOI:	NAV
				2009 NOI:	NAV
Reserves(1)				2008 NOI:	NAV
	Initial	Monthly
Taxes:	$382,220	$76,444		Historical Occupancy
Insurance:	$63,199	$5,745		Current Occupancy(2):	98.0% (January 4, 2012)
Replacement:	$0	$2,756		2010 Occupancy:	NAV
TI/LC:	$81,158	$13,778		2009 Occupancy:	NAV
DXL – Casual Male Reserve:	$150,225	$0		2008 Occupancy:	NAV
DSW Reserve:	$522,500	$0	(1)	See “Initial Reserves” herein and “Ongoing Reserves” herein.
DXL – Casual Male Delivery Reserve:	$260,000	$0	(2)
Current Occupancy includes DXL – Casual Male Group andDSW, which have signed leases and are in the process of performing build out of their respective spaces. DXL – Casual Male Group is anticipated to receive their space in April 2012 and DSW is expected to receive their space by July 2012. Rent will commence for DSW three months after delivery and for DXL – Casual Male Group four months after delivery. Each such tenant has the right to terminate its lease if its space is not delivered by October 1, 2012, in the case of DSW, and June 1, 2012, in the case of DXL – Casual Male Group.

DSW Delivery Reserve:	$366,450	$0
Free Rent Holdback Reserve:	$300,429	$0
Build Out Reserve:	$1,099,351	$0
Loftus Channel Completion Reserve:	$60,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$263
Balloon Balance / Sq. Ft.:	$225
Cut-off Date LTV:	65.8%
Balloon LTV:	56.4%
Underwritten NOI DSCR:	1.28x
Underwritten NCF DSCR:	1.22x
Underwritten NOI Debt Yield:	9.6%
Underwritten NCF Debt Yield:	9.1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

835 East Imperial Highway and 1647 East Imperial Highway Brea, CA 92821	Collateral Asset Summary Brea Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,451,656 65.8% 1.22x 9.6%

				Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (sq. ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Tristone Cinemas	NR/NR/NR	18,450	11.2%	$9.59	4.1%	7/31/2020
Total Wines(2)	NR/NR/NR	18,013	10.9%	$16.00	6.7%	6/30/2020
DSW	NR/NR/NR	17,450	10.6%	$21.00	8.6%	8/31/2022(1)
Mother’s Market	NR/NR/NR	13,006	7.9%	$19.25	5.9%	8/31/2031
Lucille’s Smokehouse	NR/NR/NR	11,829	7.2%	$14.58	4.0%	3/30/2013
Total Major Tenants		78,748	47.6%	$15.93	29.3%
Non-Major Tenants		83,359	50.4%	$36.24	70.7%
Total Occupied Collateral		162,107	98.0%	$26.37	100.0%
Vacant		3,230	2.0%
Total / Wtd. Avg.		165,337	100.0%
(1)	The DSW lease includes a termination option after the 5th lease year (year ending 8/2017) if the gross sales do not exceed $4.0 million in year 5 of the lease term.
(2)
Total Wines has a right to rent abatement if the Borders space (vacant since September 16, 2011 but leased to DSW and DXL – Casual Male Group and in build-out phase) remains vacant for 270 consecutive days, and a termination right under its lease if the Borders space remains vacant for one year.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	1	11,829	7.2%	11,829	7.2%	$14.58	4.0%	4.0%
2014	1	7,500	4.5%	19,329	11.7%	$16.13	2.8%	6.9%
2015	4	8,061	4.9%	27,390	16.6%	$50.50	9.5%	16.4%
2016	6	10,933	6.6%	38,323	23.2%	$37.80	9.7%	26.1%
2017	1	4,000	2.4%	42,323	25.6%	$29.00	2.7%	28.8%
2018	0	0	0.0%	42,323	25.6%	$0.00	0.0%	28.8%
2019	1	1,365	0.8%	43,688	26.4%	$26.88	0.9%	29.6%
2020	6	54,655	33.1%	98,343	59.5%	$19.91	25.4%	55.1%
2021	6	13,549	8.2%	111,892	67.7%	$40.94	13.0%	68.0%
2022	2	27,450	16.6%	139,342	84.3%	$22.82	14.7%	82.7%
Thereafter	3	22,765	13.8%	162,107	98.0%	$32.49	17.3%	100.0%
Vacant	NAP	3,230	2.0%	165,337	100.0%	NAP	NAP
Total / Wtd. Avg.	31	165,337	100.0%			$26.37	100.0%

The Loan. The Brea Plaza Shopping Center Loan (the “Brea Plaza Shopping Center Loan”) is a fixed rate loan with an original principal balance of $43.5 million that is secured by the borrower’s fee simple and leasehold interest in the Brea Plaza Shopping Center, a 165,337 sq. ft. Class A, anchored retail shopping center located at the intersection of Imperial Highway and the Orange Freeway in Brea, California (the “Brea Plaza Shopping Center Property”). The Brea Plaza Shopping Center Loan has a 10-year term and amortizes on a 30-year schedule. The Brea Plaza Shopping Center Loan accrues interest at a fixed rate equal to 6.3220% and has a Cut-off Date Balance of approximately $43.5 million. Loan proceeds were used to retire existing debt of approximately $39.3 million, fund the purchase of the Jared Building Improvements and fund escrows for outstanding tenant build-out and free rent reserves. Based on the appraised value of $66.0 million as of December 7, 2011, the Cut-off Date LTV is 65.8% and the remaining implied equity is $22.5 million. The most recent prior financing of the Brea Plaza Shopping Center Property was not included in a securitization.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

835 East Imperial Highway and 1647 East Imperial Highway Brea, CA 92821	Collateral Asset Summary Brea Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,451,656 65.8% 1.22x 9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$43,500,000	99.9%	Loan Payoff	$39,300,000	90.3%
Borrower Equity	$40,000	0.1%	Prior Loan Reserves Refund	($2,756,839)	(6.3%)
			Loan Reserves	$3,285,531	7.5%
			Jared Building Purchase	$1,500,000	3.4%
			Deferred Development Costs	$1,098,014	2.5%
			Closing Costs	$1,113,293	2.6%
Total Sources	$43,540,000	100.0%	Total Uses	$43,540,000	100.0%

The Borrower / Sponsor. The borrower, BPI Brea LLC, is a single purpose Delaware limited liability company with two independent directors in its organizational structure. The sponsor of the borrower is BOSC Realty Advisors LLC and the nonrecourse carve-out guarantors are Najwa Nadhir, Ronald Shunia, and Nedal Denha. Affiliated entities of the sponsor have owned the Brea Plaza Shopping Center Property since 1992, and have renovated and redeveloped the Brea Plaza Shopping Center Property several times over the past 20 years. Affiliates of the sponsor have developed and/or leased over 1 million square feet of retail space representing several hundred million dollars in value, including retail properties in Texas, California and Florida, as well as retail and office properties in Michigan.

The Property. The Brea Plaza Shopping Center Property is located at the intersection of the Orange Freeway & Imperial Highway, Brea, California.The site consists of a 13.13‐acre irregular‐shaped parcel developed with 15 single‐story retail buildings with a total of 165,337 square feet of net rentable area. The Brea Plaza Shopping Center Property was originally constructed in 1976 and most recently renovated between 2008 and 2011 with ongoing renovations including the completion of an 8,400 sq. ft. outparcel tenanted by Jared Jewelers (6,000 sq. ft.), Pinkberry (1,141 sq. ft.) and one additional speculative retail tenant. Other recent renovations include the construction of buildings C, T and U, which total 24,461 sq. ft. and are currently leased to Mother’s Market (13,006 sq. ft.), AT&T Wireless (4,704 sq. ft.), Chick-Fil-A (3,759 sq. ft.), Bonny Bridal (2,277 sq. ft.) and Eyebrow Beauty (715 sq. ft.).

Environmental Matters. The Phase I environmental report dated December 12, 2011 recommended no further action at the Brea Plaza Shopping Center Property.

Major Tenants.

Tristone Cinemas (18,450 sq. ft., 11.2% of NRA, 4.1% of U/W Base Rent)
Tristone Cinemas, dba Brea Plaza 5 Cinemas, is a late run movie-theater featuring five screens with standard seating. Tristone Cinemas operates five theaters in southern California. It is noted that with regards to the Tristone Cinemas sales, as a late-run theater, the theater has significantly lower costs to show movies and sells tickets for lower prices than typical first-run theaters. The theater typically runs movies after two week runs at first-run theaters. Tristone currently operates five similar theaters in the market and has reportedly been profitable at all of its locations. Tristone provided a personal guarantee from its chief executive officer. Tristone Cinemas reported sales of $185,868 per screen for the T-12 period ending October 2011.

Total Wines (18,013 sq. ft., 10.9% of NRA, 6.7% of U/W Base Rent)
Total Wines is an American alcohol retailer founded in 1991 by David and Robert Trone through the opening of two wine stores in Delaware. In 1998, Total Wines purchased five Total Beverage stores from the Dart Group. Following the purchase, Total Wines grew slowly until 2002, when other executives were brought in from major retailers like BJ's, Hechinger, The Home Depot, Hecht's, and others; this allowed steady expansion thereafter. Total Wines currently has over 80 locations in 10 states (Delaware, Florida, New Jersey, North Carolina, South Carolina, Georgia, Arizona, California, Virginia, and Nevada). Total Wines has become one of the largest independent fine wine retailers in the United States and is among a select few of fine wine retailers who operate in multiple states. It is the leading non-supermarket seller of fine wine in the United States.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

835 East Imperial Highway and 1647 East Imperial Highway Brea, CA 92821	Collateral Asset Summary Brea Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,451,656 65.8% 1.22x 9.6%

DSW (17,450 sq. ft., 10.6% of NRA, 8.6% of U/W Base Rent)
DSW Inc. is a leading branded footwear and accessories retailer that offers a wide selection of brand name and designer dress, casual and athletic footwear and accessories for women, men and kids. As of January 10, 2012, DSW operated 326 stores in 40 states and 336 leased departments for other retailers in the United States. As of December 14, 2011, DSW (NYSE: DSW) was trading at $44.54 per share, with a market capitalization of $1.93 billion. For the trailing-nine month period ending October 31, 2011, DSW reported total revenues of $1.5 billion and operating income of $111.5 million. The tenant space for DSW is currently being built out by the borrower and is anticipated to be delivered to DSW in July 2012. DSW has the right to terminate its lease if the space is not delivered by October 1, 2012. Estimated funds to complete all of the landlord’s obligations under the lease, as well as one year of rent, have been reserved.

The Market. The Brea Plaza Shopping Center Property is located in the southern portion of the City of Brea. The City of Brea is within northern Orange County and is 35 miles south of Los Angeles and 90 miles north of San Diego. A real estate data company classifies the Brea Plaza Shopping Center Property in the North submarket of Orange County which contains 5,708,000 sq. ft., or 14.2% of the region’s inventory.

As of third quarter 2011, the overall vacancy rate for the region was 6.4%, according to a real estate data company. The North submarket of Orange County has an overall vacancy rate of 6.3%. The average asking rental rate for all types of space in the region is $30.58 PSF. The highest average asking rent of $40.63 PSF is being achieved in the Coastal submarket of Orange County. Conversely, the lowest rent is being achieved in the West submarket of Orange County at $23.75 PSF. The Brea Plaza Shopping Center Property’s North submarket has an average asking rental rate of $29.60 PSF.

Competitive Set(1)
Name	Brea Gateway Center	Brea Center	Morningside Plaza	Imperial Center East	Fullerton University Center	Fullerton Crossroads
Distance from Subject	0.5 miles	1.1 miles	1.4 miles	1.7 miles	2.0 miles	2.2 miles
Property Type	Community SC	Neighborhood SC	Neighborhood SC	Community SC	Community SC	Community SC
Year Built / Renovated	1994	1967	1992	1989	1975	1970 / 2005
Total Occupancy	99%	98%	95%	98%	100%	99%
Size (Sq. Ft.)	181,854	56,945	91,209	221,224	189,000	226,000
Anchors / Major Tenants	Ralph’s, Cost Plus World Market	Vons	Stater Brothers	Albertsons, TJ Maxx, Trader Joe’s	Target	Ralph’s, Kohl’s
(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	T-12 10/31/2011	U/W	U/W PSF
Base Rent(1)	$2,944,060	$4,275,387	$25.86
Value of Vacant Space	0	140,201	0.85
Gross Potential Rent	$2,944,060	$4,415,588	$26.71
Total Recoveries	879,230	1,695,992	10.26
Total Other Income	303,770	300,000	1.81
Less: Vacancy(2)	0	(320,579)	(1.94)
Effective Gross Income	$4,127,060	$6,091,001	$36.84
Total Operating Expenses	1,009,868	1,929,875	11.67
Net Operating Income	$3,117,192	$4,161,126	$25.17
TI/LC	0	184,445	1.12
Capital Expenditures	0	33,067	0.20
Net Cash Flow	$3,117,192	$3,943,614	$23.85
(1)	U/W Base Rent includes $24,253 in contractual step rent through November 2012.
(2)	U/W vacancy of 5.0% of gross income.

Property Management. The Brea Plaza Shopping Center Property is managed by Coreland Companies, which is not an affiliate of the borrower.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

835 East Imperial Highway and 1647 East Imperial Highway Brea, CA 92821	Collateral Asset Summary Brea Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,451,656 65.8% 1.22x 9.6%

Lockbox / Cash Management. The Brea Plaza Shopping Center Loan is structured with a hard lockbox and in place cash management.

Additionally, all excess cash will be swept into a lender controlled account (i) upon the occurrence of event of default under the Brea Plaza Shopping Center Loan or the management agreement, (ii) upon the occurrence of a borrower cooperation failure event, or (iii) if the debt service coverage ratio for the Brea Plaza Shopping Center Property is less than 1.05x on a trailing 12-month basis for any applicable period.

Initial Reserves. At closing, the borrower deposited (i) $382,220 into a tax reserve account, (ii) $63,199 into an insurance reserve account, (iii) $81,158 into the TI/LC reserve account, (iv) $60,000 into a Loftus Channel Completion Reserve for outstanding fees asserted by the Orange County Flood District to be owed with the development of the parking area over the flood channel along the eastern end of the Property, (v) $150,225 into a DXL – Casual Male TI/LC Reserve for TI/LC costs to be paid in connection with the DXL – Casual Male space, (vi) $522,500 into a DSW TI/LC Reserve for TI/LC costs to be paid in connection with the DSW space, (vii) $260,000 into a DXL – Casual Male Deliver Reserve to be released upon DXL – Casual Male taking occupancy and opening for business, (viii) $366,450 into a DSW Delivery Reserve to be released upon DSW taking occupancy and opening for business,(ix) $300,429 in a Free Rent Reserve for remaining free rent and, (x) $1,099,351 in a Build Out Reserve to cover build-out costs associated with the DSW and DXL – Casual Male spaces.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) $76,444 into a monthly tax reserve account, (ii) $5,745 into a monthly insurance reserve account, (iii) $2,756 into a capital expenditure account and (iv) $13,778 into a TI/LC reserve account. The TI/LC reserve is capped at $500,000, except during the last three years of the Brea Plaza Shopping Center Loan term.

Current Mezzanine or Subordinate Indebtedness. None

Future Mezzanine or Subordinate Indebtedness Permitted. None

Ground Lease. A portion of the parking area running to the benefit of the Brea Plaza Shopping Center Property (including the land currently improved with the drive-thru for Chick-Fil-A) is subject to a ground lease between borrower (as tenant) and Orange County Flood Control District (as landlord). This parking area was constructed above a flood channel running along the eastern portion of the Brea Plaza Shopping Center Property. The ground lease for the Loftus Channel Land carries a 30-year term (expiring October 31, 2040), with two 10-year extension options. The initial rent under the lease is $16,274 per month. Rent will increase every five years based upon increases in the Consumer Price Index for the initial term beginning on November 1, 2015, as well as the extension terms. Under the terms of the ground lease, certain construction costs (plus interest at the greater of (a) 10% or (b) average interest+2% per annum) associated with the development of the parking area above the flood channel are considered to be prepaid rent, and will offset such rent obligations during the initial 30-year term of the lease. Based upon estoppels received from Orange County, the above referenced construction costs are estimated (under what the related mortgage loan seller considers reasonable assumptions) to be sufficient to cover all rent payments during the initial 30-year term of the ground lease and, accordingly, no ground rent will be due during such term.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

835 East Imperial Highway and 1647 East Imperial Highway Brea, CA 92821	Collateral Asset Summary Brea Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,451,656 65.8% 1.22x 9.6%

Brea Plaza Shopping Center
835 East Imperial Highway and 1647 East Imperial Highway
Brea, CA 92821
Diamond Bar
Rowland Heights
Country Park
Chino Hills
Diamond Bar Blvd
LOS ANGELES COUNTY
Brea Blvd
Carbon Canyon Rd
Birch Street Promenade
Brea
Birch St
Carbon Canyon Regional Park
CHINO HILLS STATE PARK
Imperial Hwy
Brea Mall
Valencia Ave
Craig Regional Park
West Coyote Hills Nature Park
Harbor Blvd
State Coll. Blvd
Bastanchury Rd
Kraemer Blvd
Euclid St
St. Jude Medical Ctr.
Yorba Linda
Yorba Linda Blvd
Placentia Linda Hospital
Valencia Mesa Dr.
Fullerton
Orange Fwy
Cal. State University Fullerton
Placentia Ave
Placentia
ORANGE COUNTY
Fullerton College
Rose Dr
Richfield Rd
Lakeview Ave
Yorba Linda Lakebed Park
Kellogg Dr.
Chapman Ave
Commonwealth Ave
METROLINK
FULLERTON
Orangethorpe Ave
Raymond Ave
Acacia Ave
State College Blvd
Fullerton Metrocenter
Orange Fair Marketplace
La Palma Ave
ANAHEIM CANYON
Kaiser Permanente
Kaiser Permanente Orange Co. Medical Ctr.
Riverside Fwy
Miraloma Ave
La Palma Park and Stadium
Anaheim Memorial Medical Ctr.
Anaheim Blvd
East St
Santa Ana River
Anaheim Hills
Anaheim
Lincoln Ave
Broadway
Santa Ana St
Glassell St
Downtown Anaheim
The Village at Orange
Costa Mesa Fwy
Western Medical Ctr. Anaheim
Sunkist St
Ball Rd
Orange
Taft Ave
Villa Park
Disneyland
Santa Ana Fwy
Disney's California Adventure
Honda Center
Katella Ave
Collins Ave
ANAHEIM
Disneyland Convention Center
Angel Stadium
Orangewood Ave
Garden Grove
West St
Haster St
Chapman University
ORANGE
Tustin St
Chapman Ave
University of California Irvine Med. Ctr.
John Wayne Airport 9 miles
Santa Clarita
Victorville
SAN BERNARDINO COUNTY
Hesperia
LOS ANGELES COUNTY
ANGELES NATIONAL FOREST
SAN GABRIEL MTS.
SAN BERNARDINO NATIONAL FOREST
Burbank
Glendale
Pasadena
Glendora
Rancho Cucamonga
San Bernardino
Redlands
Los Angeles
El Monte
Pomona
Ontario
Santa Monica
Inglewood
Brea
Yorba Linda
Riverside
Moreno Valley
Corona
Torrance
Anaheim
Orange
RIVERSIDE COUNTY
Long Beach
Santa Ana
Irvine
Huntington Beach
Newport Beach
Pacific Ocean
ORANGE COUNTY
Temecula
San Clemente
SAN DIEGO COUNTY
Oceanside

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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Miami, FL	Collateral Asset Summary Rio Apartments and Treetop Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,462,582 65.4% 1.45x 11.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Miami, FL	Collateral Asset Summary Rio Apartments and Treetop Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,462,582 65.4% 1.45x 11.5%

Mortgage Loan Information			Property Information
Loan Seller:	LCF			Single Asset / Portfolio:	Two crossed single assets
Loan Purpose:	Refinance			Property Type:	Conventional Multifamily
Sponsor:	Belinda Meruelo			Collateral:	Fee Simple
Borrower:	Rio Apartments, Inc.; Residences at 107 Ave., Inc.			Location:	Miami, FL
				Year Built / Renovated:	1971,1974 / NAP
Original Balance(1):	$34,500,000			Total Units:	557
Cut-off Date Balance(1):	$34,462,582			Property Management:	Self-Managed
% by Initial UPB:	3.7%			Underwritten NOI:	$3,978,909
Interest Rate:	6.5000%			Underwritten NCF:	$3,783,959
Payment Date:	6th of each month			Appraised Value:	$52,700,000
First Payment Date:	March 6, 2012			Appraisal Date:	November 10, 2011
Maturity Date:	February 6, 2017
Amortization:	360 months			Historical NOI
Additional Debt:	None			TTM NOI:	$4,461,028 (T-12 November 30, 2011)
Call Protection:	YM1(59), O(1)			2010 NOI:	$3,496,226 (December 31, 2010)
Lockbox / Cash Management:	Soft / In Place			2009 NOI:	$3,741,858 (December 31, 2009)
				2008 NOI:	$3,114,394 (December 31, 2008)
Reserves(2)
	Initial	Monthly		Historical Occupancy
Taxes:	$162,720	$54,240		Current Occupancy:	97.8% (November 28, 2011)
Insurance:	$189,411	$36,324		2010 Occupancy:	95.1% (December 31, 2010)
Replacement:	$0	$16,246		2009 Occupancy:	93.9% (December 31, 2009)
Required Repairs:	$537,638	NAP		2008 Occupancy:	93.0% (December 31, 2008)
Debt Service Reserve:	$218,064	NAP	(1)	Aggregate balance of two cross-defaulted and cross-collateralized mortgage loans.
Security Deposit Reserve:	$485,370	$0	(2)	See “Initial Reserves” and “Ongoing Reserves” herein.

Financial Information
Cut-off Date Balance / Unit:	$61,872
Balloon Balance / Unit:	$58,322
Cut-off Date LTV:	65.4%
Balloon LTV:	61.6%
Underwritten NOI DSCR:	1.52x
Underwritten NCF DSCR:	1.45x
Underwritten NOI Debt Yield:	11.5%
Underwritten NCF Debt Yield:	11.0%

Property Name	Location	Units	Year Built / Renovated	Original Principal Balance	Appraised Value	Occupancy
Rio Apartments	Miami, FL	294	1971 / NAP	$18,500,000	$27,700,000	98.0%
Treetop Apartments	Miami, FL	263	1974 / NAP	$16,000,000	$25,000,000	97.7%
Total / Wtd. Average:		557		$34,500,000	$52,700,000	97.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Miami, FL	Collateral Asset Summary Rio Apartments and Treetop Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,462,582 65.4% 1.45x 11.5%

Unit Mix – Rio Apartments(1)
Unit Type	# of Units	% of Total	Sq. Ft.	Occupied Units	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate
1 Bed / 1 Bath	90	30.6%	58,950	89	655	$923
1 Bed / 1.5 Bath	95	32.3%	86,260	92	908	$1,114
2 Bed / 1 Bath	109	37.1%	99,190	107	910	$1,116
Total / Wtd. Avg.	294	100.0%	244,400	288	831	$1,056
(1)	Based on an appraiser utilized rent roll dated November 28, 2011.

Unit Mix – Treetop Apartments(1)
Unit Type	# of Units	% of Total	Sq. Ft.	Occupied Units	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate
1 Bed / 1 Bath	17	6.5%	13,141	17	773	$893
1 Bed / 1.5 Bath	140	53.2%	130,760	136	934	$990
2 Bed / 1 Bath	70	26.6%	68,460	68	978	$1,114
2 Bed / 1.5 Bath	36	13.7%	36,504	36	1,014	$1,140
Total / Wtd. Avg.	263	100.0%	248,865	257	946	$1,037
(1)	Based on an appraiser utilized rent roll dated November 28, 2011.

The Loans. The Rio Apartments and Treetop Apartments loans (the “Rio Apartments and Treetop Apartments Loans”) are cross collateralized/cross defaulted fixed rate loans with original principal balances of $18.5 million and $16.0 million, respectively, that are secured by the borrower’s fee simple interest in Rio Apartments, a 294 unit multifamily apartment complex located in Miami, Florida, and Treetop Apartments, a 263 unit multifamily apartment complex located in Miami, Florida (each a “Property” and, together, the “Rio Apartments and Treetop Apartments Properties”). The Rio Apartments and Treetop Apartments Loans have a 5-year term and amortize on a 30-year schedule. The Rio Apartments and Treetop Apartments Loans accrue interest at a fixed rate equal to 6.5000% and have a Cut-off Date balance of $18.48 million and $15.98 million, respectively. Loan proceeds were used to retire existing debt of approximately $21.75 million and fund reserves and closing costs of approximately $2.75 million, giving the borrower a cash-out of approximately $10 million. Based on the appraised value of $52.7 million as of November 10, 2011, the Cut-off Date LTV is 65.4%. The most recent prior financing of the Rio Apartments property was included in the BACM 2000-2 transaction. The most recent prior financing of the Treetop Apartments property was not included in a securitization.

Sources and Uses – Rio Apartments
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$18,500,000	100%	Loan Payoff	$11,211,284	60.6%
			Reserves	$1,054,693	5.7%
			Cash to Borrower	$5,577,765	30.2%
			Closing Costs	$656,258	3.5%
Total Sources	$18,500,000	100.0%	Total Uses	$18,500,000	100.0%

Sources and Uses – Treetop Apartments
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$16,000,000	100%	Loan Payoff	$10,540,035	65.9%
			Reserves	$538,509	3.4%
			Cash to Borrower	$4,424,660	27.6%
			Closing Costs	$496,796	3.1%
Total Sources	$16,000,000	100.0%	Total Uses	$16,000,000	100.0%

The Borrower / Sponsor. Each borrower is a Florida Sub-S Corporation with an independent director in its organizational structure. The sponsor of the borrowers and the nonrecourse carve-out guarantor is Belinda Meruelo. Ms. Meruelo is a long-time experienced and established real estate investor, developer, and property manager who has resided and been heavily active in the South Florida real estate market for the past thirty years. Her portfolio, which she has both developed and managed, consists of over 2,000 units. Ms. Meruelo has owned the Rio Apartments property since 1991 and the Treetop Apartments property since 1994.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Miami, FL	Collateral Asset Summary Rio Apartments and Treetop Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,462,582 65.4% 1.45x 11.5%

The Properties.

Rio Apartments – The Rio Apartments property is a Class B/C property located at 8801-8871 Fontainebleau Boulevard, Miami, Florida (the “Rio Apartments Property”). The site consists of a 9.23‐acre irregular‐shaped parcel developed with twelve garden-style multifamily apartment buildings ranging from two to five stories with a total of 294 units, all developed in 1971. The site is also improved with two swimming pools, a tennis court, a clubhouse building, laundry facility and 375 parking spaces. The sponsor accepts Section 8 housing credits for the Rio Apartments Property and approximately 50% of the income is from Section 8 tenants that are mostly senior citizens.

Treetop Apartments - The Treetop Apartments property is a Class B/C property located at 8532 SW 107th Avenue, Miami, Florida (the “Treetop Apartments Property”). The site consists of a 10.21‐acre irregular‐shaped parcel developed with nine two‐story multifamily garden style apartment buildings with a total of 263 units, all developed in 1974. The site is also improved with two swimming pools, a tennis court, clubhouse building, and seven laundry facilities. The sponsor accepts Section 8 housing credits for the Treetop Apartments Property and approximately 50% of the income is from Section 8 tenants that are mostly senior citizens.

Environmental Matters. The Phase I environmental report dated November 17, 2011 recommended the development and implementation of an Asbestos Operation and Maintenance Plan at the each Property. The Phase I environmental report for the Rio Apartments Property also noted that due to the Property’s age, the Property’s utility owned pad-mounted electrical transformers may contain polychlorinated biphenyls (“PCBs”). Overall the transformers appeared to be in good condition with the exception of dielectric fluid staining observed on the concrete pad of the transformer located on the eastern corner of Building 8851. In accordance with Section 761 of the Toxic Substance Control Act, the transformers’ owner, Florida Power & Light, is responsible for their maintenance and remediation in the event of a leak. The Phase I report recommends the utility company should be notified of the leaking transformers, the PCB content of the released dielectric fluid should be determined, the transformer should be either replaced or repaired and the areas exhibiting dielectric fluid staining be properly cleaned.

The Market. Both the Rio Apartments Property and the Treetop Apartments Property are located in Miami-Dade County, in the southeastern part of the state of Florida. Within the Miami-Dade County, the Rio Apartments Property is located in the portion of the Miami area that is in the Airport West submarket, and the Treetop Apartments Property is located in the portion of the Miami area that is in the Kendall West submarket. The county’s population makes up approximately half of the South Florida metropolitan area population. Miami-Dade County is part of the Miami-Fort Lauderdale-Pompano Beach-Homestead, Florida metropolitan statistical area. Miami-Dade County has an estimated 2011 population of 2,521,036, which represents an average annual 1.0% increase over the 2000 census of 2,253,362. Miami-Dade County added an average of 24,334 residents per year over the 2000-2011 period.

Airport West Submarket - The Airport West submarket contains an overall inventory of 14,266 units, of which 8,231 units or 58% are Class B/C units. Due to the mature nature of the market, limited new construction has occurred within the Rio Apartments Property’s submarket over the past few years and only one traditional apartment property is known to the related mortgage seller to be proposed at this time. The most recent new development was Cordoba which was a 224 unit apartment development completed in July 2010. Overall submarket vacancy (all classes of properties combined) is estimated at 5.8% as of 2011, which represents a modest decrease from a high mark of 6.5% in 2010. Class B/C vacancy is higher at 7.0%. The average effective rent for the overall submarket is $1,101 per unit, which represents an increase from the low mark of $1,054 per unit in 2009. Effective rents have increased an overall average of 4.5% since that time. The Class B/C asking rental rate is lower at $1,023 per unit and has also been moving upward since its low point of $988 per unit in 2009. Class B/C asking rents have increased an overall average of 3.5% since that time.

Kendall West Submarket - The Kendall West submarket contains an overall inventory of 4,416 units, of which 2,990 units or 68% are Class B/C units. Due to the mature nature of the market limited new construction has occurred within the Treetop Apartments Property submarket over the past few years and no traditional apartments are known to the related mortgage seller to be proposed at this time. The most recent new development was Cordoba which was a 224 unit apartment development completed in July 2010. Overall submarket vacancy (all classes of properties combined) is estimated at 3.6% as of 2011, which represents a modest decrease from a high mark of 5.5% in 2010. Class B/C vacancy is lower at 3.2%. The average effective rent for the overall submarket is $1,018 per unit, which represents an increase from the low mark of $971 per unit in 2009. Effective rents have increased an overall average of 4.8% since that time. The Class B/C asking rental rate is lower at $994 per unit and has also been moving upward since its low point of $941 per unit in 2009. Class B/C asking rents have increased an overall average of 5.6% since that time.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Miami, FL	Collateral Asset Summary Rio Apartments and Treetop Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,462,582 65.4% 1.45x 11.5%

Competitive Set (1) – Rio Apartments
Name	Blue Riviera	Fontainbleau Milton	Vista Verde at Westchester	Birchwood
Distance from Subject	1.4 mi	0.8 mi	3.3 mi	0.6 mi
Property Type	Garden style	High rise	Garden style	Garden style
Year Built / Renovated	1986	1992	1993	1972
Total Occupancy	100%	97%	94%	98%
Size (units)	310	1,351	306	330
(1)	Source: Appraisal

Competitive Set(1) – Treetop Apartments
Name	Nob Hill Apartments	Harbour Key	Wellington Manor	Sherwood West
Distance from Subject	1.4 mi	0.9 mi	0.5 mi	1.0 mi
Property Type	Garden style	Garden style	Garden style	Garden style
Year Built / Renovated	1969	1969	1968	1970
Total Occupancy	99%	97%	96%	92%
Size (units)	314	300	205	184
(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis – Rio Apartments
	2009	2010	T-12 11/30/2011	U/W	U/W per Unit
Gross Potential Rent	$3,251,254	$3,280,102	$3,342,920	$3,726,876	$12,676
Total Other Income	67,826	70,510	71,341	73,500	250
Less: Vacancy & Credit Loss	0	0	0	(186,344)	(634)
Effective Gross Income	$3,319,080	$3,350,612	$3,414,261	$3,614,032	$12,293
Total Operating Expenses	1,281,123	1,299,947	1,004,434	1,477,948	5,027
Net Operating Income	$2,037,957	$2,050,664	$2,409,827	$2,136,084	$7,266
Capital Expenditures	0	0	0	102,900	350
Net Cash Flow	$2,037,957	$2,050,664	$2,409,827	$2,033,184	$6,916

Cash Flow Analysis – Treetop Apartments
	2009	2010	T-12 11/30/2011	U/W	U/W per Unit
Gross Potential Rent	$2,636,006	$2,661,737	$2,828,348	$3,148,572	$11,972
Total Other Income	82,522	88,123	72,909	85,475	325
Less: Vacancy & Credit Loss	0	0	0	(157,429)	(599)
Effective Gross Income	$2,718,528	$2,749,860	$2,901,257	$3,076,618	$11,698
Total Operating Expenses	1,014,627	1,304,298	850,056	1,233,794	4,691
Net Operating Income	$1,703,901	$1,445,562	$2,051,201	$1,842,825	$7,007
Capital Expenditures	0	0	0	92,050	350
Net Cash Flow	$1,703,901	$1,445,562	$2,051,201	$1,750,775	$6,657

Property Management. The Rio Apartments Property and the Treetop Apartments Property are each self managed by the borrower.

Lockbox / Cash Management. The Rio Apartments and Treetop Apartments Loans are structured with a soft lockbox and in place cash management.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Miami, FL	Collateral Asset Summary Rio Apartments and Treetop Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,462,582 65.4% 1.45x 11.5%

Initial Reserves.

Rio Apartments - At closing, the borrower deposited (i) $85,369 into a tax reserve account, (ii) $174,957 into an insurance reserve account, (iii) $412,638 into the required repairs reserve account, (iv) $264,797 into the security deposit reserve account and (v) $116,933 into the debt service reserve account.

Treetop Apartments - At closing, the borrower deposited (i) $77,351 into a tax reserve account, (ii) $14,455 into an insurance reserve account, (iii) $125,000 into the required repairs reserve account, (iv) $220,573 into the security deposit reserve account and (v) $101,131 into the debt service reserve account.

Ongoing Reserves.

Rio Apartments - On a monthly basis, the borrower is required to deposit (i) $28,456 into a monthly tax reserve account, (ii) $21,870 into a monthly insurance reserve account and (iii) $8,575 into a replacement reserve account.

Treetop Apartments - On a monthly basis, the borrower is required to deposit (i) $25,784 into a monthly tax reserve account, (ii) $14,455 into a monthly insurance reserve account and (iii) $7,671 into a replacement reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. Each Property may be released, pursuant to the related cross-default, cross-collateralization and contribution agreement, provided that, among other things, (a) its corresponding loan is paid in full and such prepayment is (if prior to the open period) accompanied by a prepayment fee equal to the greater of (i) 1% of the amount prepaid or (ii) a yield maintenance premium; (b) the remaining loan is prepaid by 20% of the original principal balance of the fully prepaid loan and such prepayment (if prior to the open period) is accompanied by a prepayment fee equal to the greater of (i) 1% of the amount prepaid, or (ii) a yield maintenance premium, (c) the debt service coverage ratio (“DSCR”) for the remaining loan will be equal to or greater than the greater of (i) the combined DSCR of both loans as of origination and (ii) combined DSCR of both loans prior to the release; and (d) the loan-to-value ratio (“LTV”) for the remaining loan will be equal to or less than the lesser of (i) the combined LTV of both loans as of origination and (ii) combined LTV of both loans prior to the release.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Miami, FL	Collateral Asset Summary Rio Apartments and Treetop Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,462,582 65.4% 1.45x 11.5%

Rio Apartments
8801-8871 Fontainebleau Boulevard
Miami, FL 33172
Treetop Apartments
8532 SW 107th Avenue
Miami, FL 33173
Pompano Beach
Coral Springs
Tamarac
Sunrise
Fort Lauderdale
Alligator Alley
Plantation
Weston
Davie
Fort Lauderdale/ Hollywood Intl Airport
BROWARD COUNTY
THE EVERGLADES
Hollywood
Pembroke Pines
Miramar
Hallandale
Aventura
Miami Gardens
North Miami Beach
Miami Lakes
Opa-Locka
North Miami
MIAMI-DADE COUNTY
Medley
Hialeah
Hialeah Gardens
Atlantic Ocean
Doral
Miami International Airport
Miami
Miami Beach
Tamiami Trail
Westchester
Kendale Lakes
South Miami
Coral Gables
EVERGLADES NATIONAL PARK
Kendall
Pinecrest
Biscayne Bay
Richmond Heights
Palmetto Bay
South Miami Heights
Cutler Bay
Princeton
Amelia Earhart Park
NW 119th St
Westview Country Club
Westland Mall
W 49th St
E 49th St
Hialeah
Hialeah Gardens
West Little River
Hialeah Race Track
Hialeah Hospital
TRI-RAIL
NORTHSIDE
PALMETTO
MIAMI
METRORAIL
W 21st St
OKEECHOBEE
HIALEAH
Okeechobee Rd
Gladeview
DR MLK JR
NW 58th St
Miami Springs
Westward Dr
Brownsville
Hialeah Dr
NW 54th St
Miami Springs Golf Course
Curtiss Pkwy
BROWNSVILLE
EARLINGTON HEIGHTS
Palmetto Expwy
Doral
NW 36th St
Airport Expwy
Miami International Airport
Allapattah
Milan Dairy Rd
NW 82nd Ave
NW 72nd Ave
NW 21st St
Melreese Golf Course
Dolphin Mall
Miami International Mall
Carlos Albizu University
Florida's Turnpike
NW 12th St
Dolphin Expwy
NW 7th St
Flagler Dog Track
Little Havana
Fontainebleau Golf Course
Fontainebleau
Tamiami Canal Rd
Flagami
W Flagler St
Miami
Tamiami
Sweetwater
SW 8th St
Tamiami Trail
Florida International University
SW 16th St
West Miami
Alhambra Cir
Miracle Center
Tamiami Park
SW 24th St
SW 22nd St
Fair & Expo Center
Westchester
Westchester General Hospital
Miami Children's Hospital
Coral Gables
S Dixie Hwy
SW 32nd St
COCONUT GROVE
MIAMI-DADE COUNTY
Kendall Regional Medical Ctr.
SW 40th St
Bird Rd
Biltmore Golf Course
Village of Merrick Park
DOUGLAS ROAD
Streets of Mayfair
Miami-Dade County Tropical Park
Blue Rd
Doctors Hospital
SW 48th St
Kendale Lakes
SW 56th St
University of Miami
MIAMI METRORAIL
Poinciana Ave
UNIVERSITY
South Miami
Sunset
Don Shula Expwy
The Shops at Sunset Place
SOUTH MIAMI
Sunset Dr
SW 72nd St
Snapper Creek Expwy
SW 80th St
South Miami Hospital
Kendall Indian Hammocks Park
The Palms at Town and Country
Kendall Village
Dadeland Mall
DADELAND NORTH
SW 88th St
Ingraham Hwy
N Kendall Dr
DADELAND SOUTH
Dadeland Plaza
Baptist Hospital of Miami
Biscayne Bay
Matheson Hammock Park
Miami-Dade College
SW 104th St
Kendall
SW 112th St
Florida State Preservation Area
SW 120th St
Pinecrest
SW 127th Ave
SW 122nd Ave
SW 117th Ave
SW 97th Ave
SW 92nd Ave
SW 87th Ave
SW 77th Ave
SW 72nd Ave
SW 67th Ave
SW 57th Ave
SW 102nd Ave
SW 57th St
Granada Blvd
Le Jeune Rd
SW 37th Ave
SW 27th Ave
S Red Rd
Mayaida St

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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301 Fifth Avenue Pittsburgh, PA 15222	Collateral Asset Summary Piatt Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,500,000 74.3% 1.45x 10.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

301 Fifth Avenue Pittsburgh, PA 15222	Collateral Asset Summary Piatt Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,500,000 74.3% 1.45x 10.2%

Mortgage Loan Information		Property Information
Loan Seller:	GLAC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type:	Office / Retail
Sponsor:	Millcraft Investments, Inc.; Kathleen S.	Collateral:	Fee Simple
	Piatt Marital Trust; Jack B. Piatt	Location:	Pittsburgh, PA
	Family Trust No. 2; Lucas B. Piatt;	Year Built / Renovated:	1998 / 2006-2007
	Piatt Place NMTC Lender, LLC	Total Sq. Ft.:	222,155
Borrower:	Piatt Place Downtown Pittsburgh, L.P.	Property Management:	Millcraft Property Management
Original Balance:	$33,500,000		Services, LLC
Cut-off Date Balance:	$33,500,000	Underwritten NOI:	$3,404,707
% by Initial UPB:	3.6%	Underwritten NCF:	$3,309,898
Interest Rate:	5.5000%	Appraised Value(3):	$45,100,000
Payment Date:	6th of each month	Appraisal Date:	April 1, 2012
First Payment Date:	April 6, 2012
Maturity Date:	March 6, 2022	Historical NOI
Amortization:	Interest Only for first 24 months; 360 months thereafter	TTM 2011 NOI:	$2,167,925 (T-12 October 31, 2011)
Additional Debt(1):	$16,813,000 Subordinate Debt	TTM 2010 NOI:	$1,280,550 (T-12 October 31, 2010)
Call Protection:	L(24), YM1(89), O(7)	TTM 2009 NOI:	$224,192 (T-12 October 31, 2009)
Lockbox / Cash Management:	Hard / In Place	2008 NOI:	NAV

Reserves(2)			Historical Occupancy
	Initial	Monthly	Current Occupancy(3):	93.8% (February 1, 2012)
Taxes:	$0	Springing	2010 Occupancy:	87.0% (October 31, 2010)
Insurance:	$0	Springing	2009 Occupancy:	10.4% (October 31, 2009)
Replacement:	$3,132	$3,132	2008 Occupancy:	NAV
TI/LC:	$0	$0
Phoenix Reserve:	$1,250,000	$0	(1) The Piatt Place Property is encumbered by several subordinated financings structured as
			subordinate mortgages to qualify for certain tax credits under the New Markets Tax Credits
Financial Information			program. See “Description of the Mortgage Pool – Certain Terms and Conditions of the
Cut-off Date Balance / Sq. Ft.:	$151		Mortgage Loans – New Markets Tax Credits” in the Free Writing Prospectus.
Balloon Balance / Sq. Ft.:	$132		(2) See “Initial Reserves” and “Ongoing Reserves” herein.
Cut-off Date LTV:	74.3%		(3) Phoenix tenant has taken occupancy. University of Phoenix has signed a lease, and the
Balloon LTV:	65.1%		tenant’s space is currently being built-out. $1.25 million was escrowed upfront in a reserve
Underwritten NOI DSCR:	1.49x		account to cover the costs associated with the tenant build-out of the University of Phoenix space.
Underwritten NCF DSCR:	1.45x
Underwritten NOI Debt Yield:	10.2%
Underwritten NCF Debt Yield:	9.9%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

301 Fifth Avenue Pittsburgh, PA 15222	Collateral Asset Summary Piatt Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,500,000 74.3% 1.45x 10.2%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Commonwealth of PA - Department of General Services(2)	AA+/Aa1/AA	165,500	74.5%	$10.86	57.9%	12/31/2029
University of Phoenix	NR/NR/NR	15,182	6.8%	$24.21	11.8%	12/31/2018
The Capital Grille	BBB/Baa2/BBB	10,533	4.7%	$35.22	12.0%	8/31/2017
McCormick & Schmick	NR/NR/NR	8,918	4.0%	$36.00	10.3%	4/30/2018
Total Major Tenants		200,133	90.1%	$14.28	92.1%
Non-Major Tenants		8,322	3.7%	$29.50	7.9%
Total Occupied Collateral		208,455	93.8%	$14.88	100.0%
Vacant		13,700	6.2%
Total / Wtd. Avg.		222,155	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
The tenant currently occupies 165,500 sq. ft. or 74.5% of the NRA and has the obligation to add an additional 13,700 sq. ft. or 6.2% of the NRA commencing March 2012. % of Total U/W Base Rent does not include amounts attributable to such additional space.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	1	858	0.4%	858	0.4%	$27.04	0.7%	0.7%
2016	0	0	0.0%	858	0.4%	$0.00	0.0%	0.7%
2017	2	14,087	6.3%	14,945	6.7%	$35.90	16.3%	17.0%
2018	2	24,100	10.8%	39,045	17.6%	$28.58	22.2%	39.2%
2019	0	0	0.0%	39,045	17.6%	$0.00	0.0%	39.2%
2020	0	0	0.0%	39,045	17.6%	$0.00	0.0%	39.2%
2021	1	36	0.0%	39,081	17.6%	$280.00	0.3%	39.6%
2022	0	0	0.0%	39,081	17.6%	$0.00	0.0%	39.6%
Thereafter	2	169,374	76.2%	208,455	93.8%	$11.07	60.4%	100.0%
Vacant	NAP	13,700	6.2%	222,155	100.0%	NAP	NAP
Total / Wtd. Avg.	8	222,155	100.0%			$14.88	100.0%

The Loan. The Piatt Place loan (the “Piatt Place Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 222,155 square foot Class A, mixed use building located at 301 Fifth Avenue in Pittsburgh, PA (the “Piatt Place Property”) with an original principal balance of $33.5 million. The Piatt Place Loan has a 10-year term and amortizes on a 30-year schedule after an initial interest only period of 24 months. The Piatt Place Loan accrues interest at a fixed rate equal to 5.5000% and has a Cut-off Date Balance of $33.5 million. The proceeds of the Piatt Place Loan were used to, among other things, retire existing debt for approximately $30.1 million and fund an equity payout of $1.6 million to the borrower. Based on the appraised value of $45.1 million as of April 1, 2012 (assumes that the University of Phoenix tenant has taken occupancy), the Cut-off Date LTV is 74.3%. The most recent prior financing of the Piatt Place Property was not included in a securitization.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

301 Fifth Avenue Pittsburgh, PA 15222	Collateral Asset Summary Piatt Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,500,000 74.3% 1.45x 10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$33,500,000	100.0%	Loan Payoff	$30,063,476	89.7%
			Reserves	1,253,132	3.7%
			Closing Costs	595,047	1.8%
			Cash to Borrower	1,588,345	4.7%
Total Sources	$33,500,000	100.0%	Total Uses	$33,500,000	100.0%

The Borrower / Sponsor. The borrower, Piatt Place Downtown Pittsburgh, L.P., is a single purpose Pennsylvania limited partnership structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrower and the nonrecourse carve-out guarantors are Millcraft Investments, Inc.; Kathleen S. Piatt Marital Trust; Jack B. Piatt Family Trust No. 2; Lucas B. Piatt; and Piatt Place NMTC Lender, LLC.

Millcraft Industries Inc. (“Millcraft”), the parent of Millcraft Investments, Inc., is a Pittsburgh based real estate developer and management company with a fifty-year history of successfully creating and maintaining prominent large-scale office, retail and mixed used developments. Jack B. Piatt, founder and chairman of Millcraft, is a recognized industrialist in the Pittsburgh area and has extensive experience in the real estate development and management, industrial fabrication, and manufacturing of steel related products.

Millcraft controls 13 different developments, comprised of 726,608 square feet of office space, 310 hotel rooms, 65 condos (of which approximately 80% are sold) and a recently developed mixed use development comprised of residential units and a YMCA facility in downtown Pittsburgh.

The Property. The Piatt Place Property is centrally located in downtown Pittsburgh, Pennsylvania at the intersection of Fifth Avenue and Wood Street. Constructed in 1998, the Piatt Place Property was formerly a Lazarus Department Store, and was redeveloped to its current use as an office and retail building in 2006-2007. The Piatt Place Property is a Class A, mixed use retail, office and residential development consisting of approximately 42,955 square feet of 1st floor retail and 179,200 square feet of office space on the 2nd, 3rd and 4th floors. As a second phase, 65 condominium units were built on three (3) floors above the existing building, but are not collateral under the Piatt Place Loan.

Piatt Place Property is currently 93.8% leased and is expected to be 100% leased in March 2012. The largest tenant at the Piatt Place Property, Commonwealth of PA – Department of General Services (rated AA+/Aa1/AA by Fitch/Moody’s/S&P), currently occupies 165,500 sq. ft. or 74.5% of the NRA and has the obligation to add an additional 13,700 square feet or 6.2% of the NRA commencing March 2012. The tenant’s lease expires on December 31, 2029.

The second largest tenant at the Piatt Place Property is University of Phoenix, which has leased 15,182 square feet on the 1st floor retail space. University of Phoenix has executed a lease for this space as of January 1, 2012. $1.25 million was escrowed upfront in a reserve account to cover the costs associated with the tenant build-out of the University of Phoenix space. Upon the Commonwealth of PA – Department of General Services taking its additional space, and University of Phoenix occupying its leased space, the Piatt Place Property would be 100% occupied.

Other tenants at the Piatt Place Property include The Capital Grille (NYSE: DRI, rated BBB/Baa2/BBB by Fitch/Moody’s/S&P), McCormick & Schmick (NASDAQ: MSSR), TD Ameritrade (NASDAQ: AMTD, A-/Baa1/A- by Fitch/Moody’s/S&P), and Izzazu, Inc., a local luxury salon & spa. Overall, 87.0% of the Piatt Place Property’s NRA is currently leased by investment grade rated tenants (rated BBB-/Baa3/BBB- or better by Fitch/Moody’s/S&P).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

301 Fifth Avenue Pittsburgh, PA 15222	Collateral Asset Summary Piatt Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,500,000 74.3% 1.45x 10.2%

Environmental Matters. The Phase I environmental report dated December 15, 2011 recommended the development and implementation of an Asbestos Operation and Maintenance Plan at the Piatt Place Property, which is already in place.

Major Tenants.
Commonwealth of PA – Department of General Services (165,500 sq. ft., 74.5% of NRA, 57.9% of Annual U/W Base Rent, rated AA+/Aa1/AA by Fitch/Moody’s/S&P). Commonwealth of PA – Department of General Services’ lease commenced in February 2010 and occupies space on the 2nd, 3rd and 4th floors. The tenant received over $10.8 million in tenant improvements allowance at lease signing. The tenant currently occupies 165,500 square feet or 74.5% of the NRA and has the obligation to add an additional 13,700 square feet or 6.2% of the NRA commencing March 2012. The current lease has an expiration date of December 31, 2029 with a 5-year extension option and a 4-year extension option.

The Department of General Services (“DGS”) is one of the largest operating agencies in Pennsylvania state government. With approximately 1,266 employees, DGS oversees procurement of goods and services, manages non-highway capital projects and is responsible for numerous core operations of state government, including management of the vehicle fleet, the Capitol Police force, state buildings and facilities. DGS also serves as the state’s real estate agent and insurance broker.

The Commonwealth of PA – Department of General Services has the right to terminate its lease should the Commonwealth of Pennsylvania’s budget not include funds appropriated for the payment of the scheduled rental payments for any office space of similar size in the city of Pittsburgh. However, under such scenario, the tenant is required to reimburse the borrower for any unamortized TI/LC costs, as listed in the tenant’s lease, to the extent that the Commonwealth of Pennsylvania has appropriated funds for this penalty. At loan closing, this penalty was in excess of $13.3 million, and reduces to over $8.0 million at loan maturity.

University of Phoenix (15,182 sq. ft., 6.8% of NRA, 11.8% of Annual U/W Base Rent). University of Phoenix has executed a lease for 15,182 square feet on the 1st floor retail space, and the tenant’s space is currently being built out. $1.25 million was escrowed upfront in a reserve account (the “Phoenix Reserve Fund”) to cover the costs associated with the tenant build-out of the University of Phoenix space.

University of Phoenix is a subsidiary of Apollo Group, which was founded in 1973 in response to a gradual shift in higher education demographics from a student population dominated by youth to one in which approximately half the students are adults and over 80 percent of whom work full-time. Today, Apollo Group, Inc., through its subsidiaries, University of Phoenix, Apollo Global, College for Financial Planning, and Institute for Professional Development, has established itself as a recognized provider of higher education programs for working adults by focusing on servicing the needs of the working adult. Apollo Group’s 2010 revenue was $4.9 billion with a net income of $553 million, with a $6.4 billion market cap.

The University of Phoenix tenant has a termination provision at the end of the sixtieth month of the lease provided that it reimburses the borrower for any unamortized TI/LC costs. The projected TI/LC costs are approximately $1.1 million. The University of Phoenix also has the right to Go-Dark at any time during the lease so long as it continues to comply, in all respects, with the obligations outlined under the lease, including tenant’s required work, rental and expense reimbursement payments, insurance requirements, etc. Tenant will also be required to cause the space to appear as though it were occupied and actively engaged in business.

The Market. The Piatt Place Property is located in Allegheny County, Pennsylvania, which is part of the Pittsburgh Metropolitan Statistical Area (“Pittsburgh MSA”). The Pittsburgh MSA includes Allegheny, Beaver, Butler, Fayette, Washington, and Westmoreland Counties. The region is located within a 500 mile radius of 26 metropolitan areas with populations exceeding one million people, 48% of all U.S. businesses, 63% of the national industrial output, and 53% of the U.S. buying income. The City of Pittsburgh is considered to be the focal point of the region and the center for finance, government, and cultural activities. Pittsburgh was rated “America’s Most Livable City” by Places Rated Almanac in the publication’s 25th Anniversary issue in 2007.

Office Market. Per CoStar, the Piatt Place Property is located in the Central Business District submarket of the Pittsburgh Office Market. As of yearend 2011, the Pittsburgh Office Market had a total inventory of approximately 124.1 million square feet, with a vacancy rate of 8.6%, and rent rate of $18.80/SF Gross. For the same period, the Central Business District submarket had a total inventory of approximately 31.8 million square feet with a vacancy rate of 10.3% and rental rate of $20.40/SF Gross. In addition, for the same period, the Central Business District submarket had a total Class A inventory of approximately 18.0 million square feet with a vacancy rate of 8.0% and rental rate of $22.58/SF Gross.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

301 Fifth Avenue Pittsburgh, PA 15222	Collateral Asset Summary Piatt Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,500,000 74.3% 1.45x 10.2%

Competitive Set(1)
Name	US Steel Building	K&L Gates Centre	Six PPG	One PPG	EQT Tower	11 Stanwix Street
Distance from Subject	< 1 mile	< 1 mile	< 1 mile	< 1 mile	< 1 mile	< 1 mile
Property Type	Office	Office	Office	Office	Office	Office
Year Built / Renovated	1971	1968	1983	1983	1987	1970
Total Occupancy	93%	87%	85%	78%	95%	92%
Size (Sq. Ft.)	2,336,272	637,698	306,439	899,823	615,942	432,238
Anchors / Major Tenants	UPMC	K&L Gates	PPG	PPG	EQT	First Niagara
(1)	Source: Appraisal

Retail Market. Per CoStar, the Piatt Place Property is located in the Central Business District submarket of the Pittsburgh Retail Market. As of year-end 2011, the Pittsburgh Retail Market had a total inventory of approximately 134.0 million square feet, with a vacancy rate of 5.1%, and rent rate of $12.24/SF NNN. For the same period, the Central Business District submarket had a total inventory of approximately 4.3 million square feet with a vacancy rate of 4.5% and rental rate of $16.20/SF NNN.

Cash Flow Analysis.

Cash Flow Analysis
	10/31/2009	10/31/2010	10/31/2011	U/W	U/W PSF
Base Rent(1)	$1,018,729	$3,185,724	$4,393,584	$3,251,322	$14.64
Value of Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$1,018,729	$3,185,724	$4,393,584	$3,251,322	$14.64
Total Recoveries(2)	0	0	0	2,491,513	11.22
Total Other Income	0	0	0	50,000	0.23
Less: Vacancy(3)	0	0	0	(214,808)	(0.97)
Effective Gross Income	$1,018,729	$3,185,724	$4,393,584	$5,578,027	$25.11
Total Operating Expenses	794,537	1,905,174	2,225,659	2,173,320	9.78
Net Operating Income	$224,192	$1,280,550	$2,167,925	$3,404,707	$15.33
TI/LC	46,665	165,267	196,478	50,378	0.23
Capital Expenditures	0	0	0	44,431	0.20
Net Cash Flow	$177,527	$1,115,283	$1,971,447	$3,309,898	$14.90
(1)	U/W Base Rent assumes that the University of Phoenix tenant has commenced rent payments.
(2)	Historic operating statements do not adequately breakout reimbursement income. Recoveries have been modeled individually through an analysis of each individual lease.
(3)
Underwritten Vacancy is 3.7% of Gross Potential Rent, Total Recoveries and Other Income, based on an underwritten vacancy of 2.0% for the Commonwealth of Pennsylvania – Department of General Services, and 8.4% for all other tenants, which is in line with the submarket vacancy.

Property Management. The Piatt Place Property is managed by Millcraft Property Management Services, LLC, a borrower affiliate.

Lockbox / Cash Management. The Piatt Place Loan is structured with a hard lockbox and in place cash management. All excess cash will be swept into a lender controlled account upon any of the following events: (i) an event of default, (ii) the Borrower, Manager or The Commonwealth of Pennsylvania should file any insolvency or reorganization case or proceeding or any proceedings related to bankruptcy, (iii) the debt service coverage ratio for the trailing 12-month period is less than 1.20x, (iv) the debt yield for any trailing 3-month period is less than 9.0%, or (v) the "Put" is not exercised pursuant to both (a) that certain Option Agreement dated December 14, 2007, by and among U. S. Bancorp Community Investment Corporation (“USB”), Investment Management I, LLC and Piatt Holdings, L. P., and (b) that certain Option Agreement, dated May 20, 2009, by and between USB and Piatt Place Holdings, L. P.

Initial Reserves. At closing, the borrower deposited $1,250,000 into the Phoenix Reserve Fund to cover the costs associated with the tenant build-out of the University of Phoenix space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

301 Fifth Avenue Pittsburgh, PA 15222	Collateral Asset Summary Piatt Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,500,000 74.3% 1.45x 10.2%

Ongoing Reserves. On a monthly basis, the borrower is required to deposit $3,132 into a replacement reserve account.

On each payment date, the borrower will be required to deposit 1/12th of the estimated annual taxes and other related charges that the lender estimates will be payable in the next ensuing 12 months, and 1/12th of the estimated insurance premiums lender estimates will payable for renewal coverage. Such requirement will be waived, provided (a) no event of default has occurred and is continuing, (b) no cash sweep period exists, (c) the borrower delivers proof reasonably satisfactory to lender that all insurance premiums and taxes and other related charges have been paid at least ten (10) days prior to the date upon which such required payments are delinquent.

Current Mezzanine or Subordinate Indebtedness. The Piatt Place Property is encumbered by several subordinated financings structured as subordinate mortgages to qualify for certain tax credits under the New Markets Tax Credits program. See “Description of the Mortgage Pool – Certain Terms and Conditions of the Mortgage Loans – New Markets Tax Credits” in the free writing prospectus. The total amount of outstanding subordinate debt is $16,813,000.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

301 Fifth Avenue Pittsburgh, PA 15222	Collateral Asset Summary Piatt Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,500,000 74.3% 1.45x 10.2%

Piatt Place
301 Fifth Avenue
Pittsburgh, PA 15222
Pittsburgh
Central Northside
North Shore
South Shore
Strip District
Southside Flats
Mt. Washington
Allegheny River
Ohio River
Monongahela River
Allegheny Commons West Park
North Park
East Park
National Aviary
Allegheny General Hospital
Carnegie Library of Pittsburgh/ Hazlett Theater
Children's Museum of Pittsburgh
Allegheny Center
Community College of Allegheny County
Andy Warhol Museum
Allegheny Landing Park
PNC Park
Heinz Field
Roberto Clemente Memorial Park
Western PA Sports Museum
David Lawrence Convention Center
Cliffside Parklet
William S. Moorhead Federal Bldg
Penn Station
Benedum Center
Heinz Hall
Gulf Tower
FBI Building
Centre City Tower
EQT Plaza
Gateway Center
Fifth Avenue Place
2 PNC Plaza
K&L Gates Center
Koppers Tower
1 PNC Plaza
3 PNC Plaza
US Steel Tower
Point State Park
Fort Pitt Museum
Pittsburgh State Office Building
Mellon Sq. Park
525 William Penn Place
Steel Plaza
Mellon Green
Mellon Arena
Pittsburgh Post-Gazette
BNY Mellon Ctr.
Chatham Center
Consol Energy Center
11 Stanwix Street
PPG Place
Allegheny Co. Courthouse
Oxford Centre
City Hall
Duquesne University
UPMC Mercy Hospital
Trib Total Media Amphitheatre at Station Square
Pittsburgh Intl. Airport 17 miles
Mt. Washington Overlook
Grandview Overlook
Grandview Park
Station Square
Monongahela Incline
Lower Station
Upper Station
First Avenue
Subway
Fort Pitt Bridge
Fort Duquesne Bridge
Roberto Clemente Bridge
7th Street Bridge
9th Street Bridge
Smithfield Street Bridge
Liberty Bridge
10th Street Bridge
Penn Lincoln Pkwy
279
579
376
65
22
30
380
885
New Brighton
Fernway
Fox Run
Butler County
Warrendale
Allegheny County
Aliquippa
Economy
Franklin Park
Tarentum
Ambridge
McCandless
Lower Burrell
Beaver County
Sewickley
Coraopolis
West View
Fox Chapel
New Kensington
Pittsburgh International Airport
Penn Hills
Plum
McKees Rocks
Wilkinsburg
Monroeville
Noblestown
Carnegie
North Braddock
Baldwin
Mt. Lebanon
Duquesne
Washington County
White Oak
Upper St. Clair
Bethel Park
West Mifflin
McKeesport
Clairton
Canonsburg
McMurray
Jefferson Hills
Westmoreland County
New Eagle
Pennsylvania Tpke

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Susquehanna Valley Mall Drive Selinsgrove, PA 17870	Collateral Asset Summary Susquehanna Valley Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,895,902 64.9% 1.94x 15.8%

Mortgage Loan Information			Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Regional Mall
Sponsor:	Alma O. Cohen; Edwin Lakin; Albert Boscov; Mid-Island Properties, Inc.			Collateral:	Fee Simple
Borrower:	Susquehanna Valley Mall Associates, L.P.			Location:	Selinsgrove, PA
Original Balance:	$27,950,000			Year Built / Renovated:	1977 / 1998
Cut-off Date Balance:	$27,895,902			Total Sq. Ft.:	744,790
% by Initial UPB:	3.0%			Total Collateral Sq. Ft.(5):	628,063
Interest Rate:	6.1580%			Property Management:	PREIT-Rubin, Inc.
Payment Date:	6th of each month			Underwritten NOI:	$4,398,476
First Payment Date:	February 6, 2012			Underwritten NCF:	$3,964,818
Maturity Date:	January 6, 2022			Appraised Value:	$43,000,000
Amortization:	360 months			Appraisal Date:	October 8, 2011
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)		Historical NOI
Lockbox / Cash Management(1):	Hard / Springing			TTM NOI:	$4,132,081 (T-12 August 31, 2011)
				2010 NOI:	$4,042,399 (December 31, 2010)
Reserves				2009 NOI:	$4,551,774 (December 31, 2009)
	Initial	Monthly		2008 NOI:	$5,133,826 (December 31, 2008)
Taxes:	$238,948	$89,218
Insurance:	$132,776	$12,071	Historical Occupancy(6)
Replacement:	$0	$18,842		Current Occupancy(4)(5):	94.7% (December 31, 2011)
TI/LC(2):	$0	$31,250		2010 Occupancy:	96.1% (December 31, 2010)
Required Repairs	$55,375	NAP		2009 Occupancy:	95.1% (December 31, 2009)
Accretive Leasing(3):	$1,075,000	$0		2008 Occupancy:	96.1% (December 31, 2008)
			(1)
Cash management will be triggered upon (i) an event of default, (ii) DSCR less than 1.20x, (iii) a “Partial Lease Sweep Period”, commencing 12 months prior to the end of any anchor tenant lease, or (iv) a “Full Lease Sweep Period”, commencing when any anchor tenant vacates the premises, terminates or cancels its lease, or discontinues its business, provided that either (a) non-anchor tenant occupancy is less than 85% or (b) remaining DSCR is less than either (x) 1.45x if there is less than $500,000 in the TI/LC account, or (y) 1.35x if there is $500,000 or more in the TI/LC account.

Financial Information
Cut-off Date Balance / Sq. Ft.(4):	$44
Balloon Balance / Sq. Ft.(4):	$38
Cut-off Date LTV:	64.9%
Balloon LTV:	55.4%		(2)
Beginning in year 3 of the loan term, so long as no Partial or Full Lease Sweep Period is in effect and Bon-Ton and Weis Markets have exercised their extension options, the TI/LC reserve is subject to a cap of $750,000.

Underwritten NOI DSCR:	2.15x		(3)
The Accretive Leasing reserve will be used for TI/LCs on vacant space or to enable short term leases to be converted into permanent leases. Funds will be released provided: (i) in-line occupancy is at least 85%, (ii) annualized in-line sales for reporting tenants are at least $240 PSF, (iii) the debt yield exceeds 11.0% and
(iv) the lease for the proposed tenant is not less than $10 PSF for at least four years and otherwise provides for terms comparable to existing local market rates.

Underwritten NCF DSCR:	1.94x
Underwritten NOI Debt Yield:	15.8%
Underwritten NCF Debt Yield:	14.2%
			(4)	Based on Total Collateral Sq. Ft. of 628,063.
			(5)
Excludes Applebee’s (4,738 sq. ft.), Friendly’s (3,950 sq. ft.), Sears (106,206 sq. ft.) and Taco Bell (1,833 sq. ft.), all of which own their improvements. Including these tenants, overall mall occupancy is 95.5%.

			(6)	Historical occupancy is based on the total mall square footage of 744,790.

TRANSACTION HIGHLIGHTS
▪
Stable Tenancy. Susquehanna Valley Mall is 94.7% leased (based on Total Collateral Sq. Ft.) to approximately 69 tenants, with three of the five largest tenants having been in place since the late 1970s. Occupancy has remained steady, averaging 95.8% since 2007 and the mall has an overall occupancy cost as of August 2011 of 5.9%, with in-line tenants having an occupancy cost of 9.3%.

▪
Experienced Sponsorship. The sponsors are well capitalized, with a combined net worth in excess of $164 million, and contributed approximately $2.54 million of fresh equity as part of the loan refinancing. In addition, the property manager is a subsidiary of Pennsylvania Real Estate Investment Trust (“PREIT”), one of the first equity REITs in the United States.  PREIT is headquartered in Philadelphia, Pennsylvania and has a primary investment focus on retail shopping malls.  PREIT’s portfolio consists of 49 retail properties in 13 states, totaling over 34 million square feet.

▪
Environmental Insurance.  In connection with the existence of certain underground hydraulic lifts located on the property, the Borrower obtained a $2 million Zurich Lender Environmental Collateral Protection Policy that expires 2 years after the term of the loan. The policy premiums have been paid in full.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6205-6477 Pats Ranch Road Mira Loma, CA 91752	Collateral Asset Summary Vernola Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,561,921 53.8% 1.83x 13.0%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Anchored Retail
Sponsor:	Vestar Development Co.; Rockwood V REIT,		Collateral:	Fee Simple
	Inc.; Equity One, Inc.		Location:	Mira Loma, CA
Borrower:	Vernola Marketplace, LLC		Year Built / Renovated:	2007 / NAP
Original Balance:	$23,750,000		Total Sq. Ft.:	210,963
Cut-off Date Balance:	$23,561,921		Property Management:	Vestar Properties, Inc.
% by Initial UPB:	2.5%		Underwritten NOI:	$3,068,823
Interest Rate:	5.1070%		Underwritten NCF:	$2,836,941
Payment Date:	6th of each month		“As-Is” Appraised Value:	$43,800,000
First Payment Date:	September 6, 2011		“As-Is” Appraisal Date:	25-Jun-11
Maturity Date:	August 6, 2021		“As Stabilized” Appraised Value(5):	$44,800,000
Amortization:	360 Months		“As Stabilized” Appraisal Date(5):	December 25, 2012
Additional Debt(1):	Future Mezzanine
Call Protection:	L(11), YM1(105), O(4)		Historical NOI
Lockbox / Cash Management:	Hard / In Place		TTM NOI:	$3,017,293 (YTD October 31, 2011 Ann.)
			2010 NOI:	$3,195,868 (December 31, 2010)
Reserves			2009 NOI:	$3,628,225 (December 31, 2009)
	Initial	Monthly	2008 NOI:	$3,807,037 (December 31, 2008)
Taxes:	$140,947	$46,947
Insurance(2):	$0	Springing	Historical Occupancy(4)
Replacement(3):	$0	$4,396	Current Occupancy:	82.9% (October 31, 2011)
TI/LC:	$46,309	$14,928	2010 Occupancy:	81.9% (December 31, 2010)
			2009 Occupancy:	76.9% (December 31, 2009)
Financial Information			2008 Occupancy:	81.4% (December 31, 2008)
Cut-off Date Balance / Sq. Ft.:	$112		(1) Future mezzanine debt is permitted provided, among other things, the combined LTV is not greater than
Balloon Balance / Sq. Ft.:	$93		65%, the combined DSCR is not less than 1.50x and the combined debt yield is not less than 10.8%.
Cut-off Date LTV:	53.8%		(2) If an acceptable blanket policy is not in place, monthly deposits equal to 1/12 of
Balloon LTV:	44.7%		the annual insurance premium are required.
Underwritten NOI DSCR:	1.98x		(3) Replacement reserve cap of $158,250.
Underwritten NCF DSCR:	1.83x		(4) Historical Occupancy excludes Lowe’s Home Improvement Warehouse (“Lowe’s”), which is a shadow
Underwritten NOI Debt Yield:	13.0%		anchor and not collateral for the loan. Including Lowe’s, the shopping center is 90.6% occupied. In addition,
Underwritten NCF Debt Yield:	12.0%		occupancy includes Michael’s Stores (“Michael’s”), which lease contains a prohibition against selling or
			leasing space to a gym/health club. This covenant was breached when the borrower entered into a lease with
			Fitness 19 in March 2010. Michael’s lease provides that, after certain time periods, it may reduce its rent or
			terminate its lease after providing notice of the violation to the landlord. Michael’s has not notified the
			landlord of the breach or of any intention to exercise remedies under its lease. Michael’s reported 2010 sales
			of $144 PSF and an occupancy cost ratio of 15.4%.
			(5) “As Stabilized” LTV is 52.6% assuming a stabilized occupancy of 94.0%.

TRANSACTION HIGHLIGHTS
▪
Credit Tenants. The tenant mix consists of approximately 30 tenants, with 29.1% of the center’s Total Sq. Ft. occupied by investment grade tenants that include Bed Bath & Beyond (NR/NR/BBB+ by Fitch/Moody’s/S&P), Ross Stores (NR/NR/BBB+ by Fitch/Moody’s/S&P) and H&R Block (NR/NR/BBB by Fitch/Moody’s/S&P).

▪
Experienced Sponsorship. Vestar Development Co., Rockwood V REIT, Inc. and Equity One, Inc. collectively have a net worth of approximately $1.7 billion and liquidity of approximately $39 million. As of September 30, 2011, the Equity One, Inc. portfolio comprised 199 properties totaling approximately 20.7 million square feet, including 176 shopping centers. Since the acquisition in December 2010, the sponsors have executed three new leases with Five Guys Burgers, Subway, and Health Source.

▪	Strong Credit Metrics. The Vernola Marketplace loan has a 53.8% Cut-off Date LTV, 1.83x Underwritten NCF DSCR and a 13.0% Underwritten NOI Debt Yield.
▪	Location. The Vernola Marketplace property has frontage along the Interstate 15 Freeway at a major off ramp with good visibility and access. Interstate 15 averages 158,000 cars per day.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Houston, TX and Bedford Park, IL	Collateral Asset Summary GRM Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,967,806 65.6% 1.39x 11.9%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Portfolio of 2 Properties
Loan Purpose:	Refinance		Property Type:	Warehouse / Distribution Industrial
Sponsor:	Moishe Mana		Collateral:	Fee Simple
Borrower:	Bedford Park Holdings, LLC; Harwin		Location(3):	Texas and Illinois
	Holdings, LLC		Year Built / Renovated:	1971 / 2009 and 2005 / NAP
Original Balance:	$20,000,000		Total Sq. Ft.:	607,633
Cut-off Date Balance:	$19,967,806		Property Management:	M Management, Inc.
% by Initial UPB:	2.1%		Underwritten NOI:	$2,384,849
Interest Rate:	6.0000%		Underwritten NCF:	$2,142,310
Payment Date:	6th of each month		Appraised Value(4):	$30,440,000
First Payment Date:	March 6, 2012		Appraisal Date:	November 2011
Maturity Date:	February 6, 2022
Amortization:	300 months		Historical NOI(5)
Additional Debt:	None		TTM NOI:	NAV
Call Protection(1):	L(25), D(91), O(4)		2010 NOI:	NAV
Lockbox / Cash Management:	Hard / In Place		2009 NOI:	NAV
			2008 NOI:	NAV
Reserves
	Initial	Monthly	Historical Occupancy(5)
Taxes:	$153,852	$59,000	Current Occupancy:	100.0% (January 19, 2012)
Insurance(2):	$0	Springing	2010 Occupancy:	NAV
Replacement:	$0	$7,595	2009 Occupancy:	NAV
			2008 Occupancy:	NAV
Financial Information
Cut-off Date Balance / Sq. Ft.:	$33		(1) Partial defeasance is permitted, subject to the payment of 125% of the allocated loan amount for
Balloon Balance / Sq. Ft.:	$25		such property and the satisfaction of DSCR, LTV and Debt Yield tests on the remaining property.
Cut-off Date LTV:	65.6%		(2) If an acceptable blanket insurance policy is not in place, monthly deposits equal to 1/12 of the annual
Balloon LTV:	50.9%		insurance premium are required.
Underwritten NOI DSCR:	1.54x		(3) The properties are located at 10310 Harwin Drive in Houston, Texas (the “Harwin Drive Property”) and
Underwritten NCF DSCR:	1.39x		7123 West 65th Street in Bedford Park, Illinois (the “Bedford Park Property”).
Underwritten NOI Debt Yield:	11.9%		(4) The appraisals also reported a “Go Dark” value totaling $23,570,000.
Underwritten NCF Debt Yield:	10.7%		(5) The Bedford Park Property was acquired in 2010 and the Harwin Drive Property was acquired in 2011;
			historical NOI and occupancy was not made available by the previous owner.

TRANSACTION HIGHLIGHTS
▪
Portfolio Lease Guarantees. The lease of GRM Information Management of Chicago, LLC (“GRM Chicago”), which comprises 100.0% of the NRA at the Bedford Park Property and the lease of GRM Document Storage, LLC (“GRM Texas”), which comprises 55.6% of the NRA at the Harwin Drive Property, are guaranteed by the loan sponsor, Moishe Mana. If GRM Chicago or GRM Texas fails to pay its contractual rent in any month, the sponsor is required to deposit such rent shortfall directly into the lockbox prior to the next monthly payment. Iron Mountain occupies the remaining 44.4% of NRA at the Harwin Drive Property. In the event Iron Mountain does not renew its lease when it expires in 2016, GRM Texas is obligated to execute a lease for the entirety of the space vacated by Iron Mountain on the same terms as the then-current GRM Texas lease.

▪
Experienced Sponsorship. Moishe Mana founded GRM Information Management Services, Inc. (“GRM”), the parent company of GRM Chicago and GRM Texas, in 1987. In addition, Mr. Mana has developed several businesses, including, M Management, Inc. (the property manager of the portfolio). Mr. Mana has reported net worth of $87.9 million and liquidity of $2.2 million as of May 2011. The sponsor has put approximately $5.6 million into the two properties for tenant improvements and capital expenditures to build out space for the document storage business.

▪
Tenancy. GRM provides information and records management solutions worldwide with approximately 400 employees, and leases 77.2% of the portfolio NRA. GRM has been at the Bedford Park Property since the sponsor acquired it in April 2010 and the Harwin Drive Property since the sponsor acquired it in August 2011. Iron Mountain is one of the world’s largest records storage and information management companies, assisting more than 140,000 organizations in 39 countries on five continents with storing, protecting and managing information. Iron Mountain has been in occupancy at the Harwin Drive Property since 1995, and exercised a five-year extension option in October 2011 which extended the expiration date of the lease to June 30, 2016. In addition, Iron Mountain has invested over $5.0 million into its space at the Harwin Drive Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Sharonville, OH Indianapolis, IN Marion, OH	Collateral Asset Summary Evergreen Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,964,976 66.8% 1.38x 10.5%

Mortgage Loan Information			Property Information
Loan Seller:	LCF		Single Asset / Portfolio:	Portfolio of 3 Properties(2)
Loan Purpose:	Refinance		Property Type:	Manufactured Housing Community
Sponsor(1):	Ross H. Partrich		Collateral:	Fee Simple
Borrower:	Vance Associates, LLC; Yorktowne Associates, LLC; Pondarosa Associates, LLC		Location:	Ohio – 2 properties Indiana – 1 property
Original Balance:	$17,500,000		Year Built / Renovated:	1965,1970 / NAP
Cut-off Date Balance(2):	$16,964,976		Total Pads:	595
% by Initial UPB:	1.8%		Property Management:	Newbury Management Company
Interest Rate:	6.0490%		Underwritten NOI:	$1,785,964
Payment Date:	6th of each month		Underwritten NCF:	$1,748,891
First Payment Date:	January 6, 2012		Appraised Value:	$25,400,000
Maturity Date:	December 6, 2021		Appraisal Date:	October 11, 2011
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection(3):	L(27), D(90), O(3)		TTM NOI:	$1,776,372 (T-12 September 30, 2011)
Lockbox / Cash Management(4):	Soft / Springing		2010 NOI:	$1,702,429 (December 31, 2010)
			2009 NOI:	$1,735,953 (December 31, 2009)
Reserves			2008 NOI:	$1,605,636 (December 31, 2008)
	Initial	Monthly
Taxes:	$95,144	$20,484	Historical Occupancy
Insurance:	$8,990	$4,495	Current Occupancy:	84.9% (November 1, 2011)
Replacement:	$0	$3,099	2010 Occupancy:	89.3% (December 31, 2010)
Yorktowne Deficiency Reserve:	$47,814	$0	2009 Occupancy:	89.5% (December 31, 2009)
Evergreen Monitoring Reserve:	$45,000	$0	2008 Occupancy:	89.3% (December 31, 2008)
Well Closure Reserve:	$3,750	$0	(1) The Evergreen Portfolio sponsor is the sponsor under three other mortgage loans in the mortgage
Yorktowne Remediation Reserve:	$352,186	$0	pool (Holiday Village, Eagle Crest MHC and Boulevard Estates MHC).
Required Repairs:	$53,565	NAP	(2) A portion of the Environmental Reserve in an amount equal to $483,618 was applied to prepay
			the loan upon completion of certain recommended environmental work at the Pondarosa MHP
Financial Information			property.
Cut-off Date Balance / Pad:	$28,513		(3) Release of any individual property through partial defeasance is permitted after the lockout date
Balloon Balance / Pad:	$23,499		provided that, among other things, (i) DSCR of the remaining properties is equal to or greater
Cut-off Date LTV:	66.8%		than both (a) DSCR of all individual properties at origination and (b) DSCR of all individual
Balloon LTV:	55.0%		properties prior to such partial defeasance; (ii) LTV of the remaining properties is equal to or less
Underwritten NOI DSCR:	1.41x		than both (a) LTV of all individual properties at origination and (b) LTV of all individual properties
Underwritten NCF DSCR:	1.38x		prior to such partial defeasance; and (iii) defeasance of a principal amount equal to 125% of the
Underwritten NOI Debt Yield:	10.5%		allocated loan amount for the individual property to be released.
Underwritten NCF Debt Yield:	10.3%		(4) Cash management will spring upon the occurrence of any of the following (i) the occurrence of an
			event of default under the loan or the property management agreement, (ii) the trailing 12 month
			DSCR falling to 1.05x or below for three consecutive calendar quarters, or (iii) September 6,
			2021. Borrower is permitted to cure a sweep event caused by an event described in clause (ii)
			above two times during the term of the loan by the property achieving a trailing 12 month DSCR
			in excess of 1.15x for three consecutive calendar quarters.

TRANSACTION HIGHLIGHTS
▪
Experienced Sponsorship / Management. Ross H. Partrich currently owns, operates and manages 124 properties with 28,771 housing units and sites in 20 states. Newbury Management Company (established 1988) manages all of these units and acts as a third party manager at 31 properties located in eight states comprised of approximately 8,000 sites. Newbury Management Company’s institutional clients include Fortress Investment Group, Midland Loan Services, CW Capital, Natixis, Berkadia and JER Partners.

▪
Locations. The three properties are located in two different states and three different metropolitan statistical areas. The portfolio has diversified exposure to three local area economies, all of which have different employment and economic drivers. Indianapolis (Pondarosa MHP) is the capital  of Indiana with government and healthcare as major contributors to the local economy. The Marion, Ohio (Vance MHP) economic drivers include industrial production and transportation and the Sharonville, Ohio (Yorktowne MHP) economic drivers include retail and healthcare.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

25 Matheson Street Healdsburg, CA 95448	Collateral Asset Summary Healdsburg Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,883,352 66.2% 1.46x 13.4%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Full Service Hospitality
Sponsor:	Merritt Sher; Pamela Sher		Collateral:	Fee Simple
Borrower:	HH Healdsburg Investment Group,		Location:	Healdsburg, CA
	LLC		Year Built / Renovated:	2001 / NAP
Original Balance:	$17,000,000		Total Rooms:	55
Cut-off Date Balance:	$16,883,352		Property Management:	Piazza Hotel Management, LLC
% by Initial UPB:	1.8%		Underwritten NOI:	$2,261,915
Interest Rate:	6.3500%		Underwritten NCF:	$1,853,788
Payment Date:	6th of each month		Appraised Value:	$25,500,000
First Payment Date:	August 6, 2011		Appraisal Date:	April 13, 2011
Maturity Date:	July 6, 2016
Amortization:	360 months		Historical NOI
Additional Debt:	None		TTM NOI:	$2,206,115 (T-12 October 31,2011)
Call Protection:	L(32), D(24), O(4)		2010 NOI:	$2,179,193 (December 31, 2010)
Lockbox / Cash Management(1):	Hard / Springing		2009 NOI:	$1,631,717 (December 31, 2009)
			2008 NOI:	$2,325,474 (December 31, 2008)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$102,031	$17,005	Current Occupancy:	70.2% (October 31, 2011)
Insurance:	$3,893	$3,893	2010 Occupancy:	70.9% (December 31, 2010)
Replacement(2):	$0	1/12 of 2.0% of Gross Revenue	2009 Occupancy:	71.1% (December 31, 2009)
Required Repairs:	$16,133	NAP	2008 Occupancy:	79.7% (December 31, 2008)
Seasonality Reserve(3):	$250,000	Excess Cash Flow	(1) Cash management will be triggered upon (i) an event of default or (ii) if the DSCR is less than 1.15x
			on the last calendar day of the quarter, and will cease when, with respect to clause (i) the event of
Financial Information			default has been cured and such cure has been accepted by Lender and, with respect to clause (ii)
Cut-off Date Balance / Room:	$306,970		when the DSCR has been at least 1.15x for two consecutive calendar quarter ends, as reasonably
Balloon Balance / Room:	$290,537		determined by Lender.
Cut-off Date LTV:	66.2%		(2) Monthly Replacement Reserves are required to be 1/12 of 2.0% of the prior year Gross Revenues,
Balloon LTV:	62.7%		increasing by 0.5% on each August payment date (beginning August 2012) until reaching 4.0%, and
Underwritten NOI DSCR:	1.78x		remaining 4.0% thereafter.
Underwritten NCF DSCR:	1.46x		(3) Excess cash flow is required to be deposited into the Seasonality Reserve, not exceeding
Underwritten NOI Debt Yield:	13.4%		$150,000 per month and subject to a cap of $700,000 inclusive of the initial Seasonality Reserve
Underwritten NCF Debt Yield:	11.0%		amount. The balance as of the February 2012 payment date was $396,520.

TRANSACTION HIGHLIGHTS
▪
Unique Property and Location.  The Healdsburg Hotel is surrounded by local shops, restaurants and wineries, and is across the street from Healdsburg Town Plaza, a venue for weekly concerts that draw large local crowds. The hotel benefits from a variety of tourist and leisure attractions in the area and is located in a built-out area, minimizing the potential for future competitive projects.

▪
High Quality Collateral.  The Healdsburg Hotel was completed in 2001 and the sponsors have since invested $851,002 ($15,473 per room) in upgrades and renovations including improvements to the guestrooms, spa, meeting spaces, restaurants and lounges. The full serve restaurant is operated under chef Charlie Palmer.

▪
Experienced Sponsorship.  The sponsors have extensive experience in the real estate and hospitality industries. Merritt Sher has been a board member, real estate consultant and early stage investor for several national retail companies and was the founder of Terranomics Retail Services, a retail real estate brokerage which specialized in tenant representation, project leasing and institutional property management.

▪	Performance. October 31, 2011 occupancy is 70.2%, ADR is $341.96 and RevPAR is $239.93.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1445 North Montebello Boulevard Montebello, CA 90640	Collateral Asset Summary Montebello Town Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,978,416 31.2% 2.97x 20.1%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Anchored Retail
Sponsor(1):	Kimco Income Operating Partnership, L.P.			Collateral:	Fee Simple
				Location:	Montebello, CA
Borrower:	KIR Montebello, L.P.			Year Built / Renovated:	1992 / NAP
Original Balance:	$16,000,000			Total Sq. Ft.:	251,489
Cut-off Date Balance:	$15,978,416			Property Management:	KRC Property Management I, Inc.
% by Initial UPB:	1.7%			Underwritten NOI:	$3,219,000
Interest Rate:	4.9560%			Underwritten NCF:	$3,046,942
Payment Date:	6th of each month			Appraised Value:	$51,190,000
First Payment Date:	March 6, 2012			Appraisal Date:	January 4, 2012
Maturity Date:	February 6, 2022
Amortization:	360 months			Historical NOI
Additional Debt:	None			2011 NOI:	$3,339,657 (December 31, 2011)
Call Protection:	L(25), D(91), O(4)			2010 NOI:	$3,201,101 (December 31, 2010)
Lockbox / Cash Management(2):	Springing Hard / Springing			2009 NOI:	$3,195,362 (December 31, 2009)
				2008 NOI:	$3,181,560 (December 31, 2008)
Reserves(3)
	Initial	Monthly		Historical Occupancy
Taxes:	$0	Springing		Current Occupancy:	98.5% (February 2, 2012)
Insurance:	$0	Springing		2010 Occupancy:	98.5% (December 31, 2010)
				2009 Occupancy:	97.3% (December 31, 2009)
Financial Information				2008 Occupancy:	99.3% (December 31, 2008)
Cut-off Date Balance / Sq. Ft.:	$64		(1)	The Montebello Town Square sponsor is affiliated with the sponsor under two other mortgage loans in the mortgage pool (Rancho Penasquitos Towne Center I and Rancho Penasquitos Towne Center II).
Balloon Balance / Sq. Ft.:	$52
Cut-off Date LTV:	31.2%		(2)	A hard lockbox with cash management will be triggered upon an event of default or if the debt service coverage ratio is less than 1.20x on the last day of the calendar quarter.
Balloon LTV:	25.7%		(3)	During the continuance of an event of default or if the debt service coverage ratio is less than 1.20x on the last day of the calendar quarter, the borrower will be required to deposit (i) 1/12 of the annual tax payment into the tax reserve and (ii) 1/12 of the annual insurance premiums into the insurance reserve.
Underwritten NOI DSCR:	3.14x
Underwritten NCF DSCR:	2.97x
Underwritten NOI Debt Yield:	20.1%
Underwritten NCF Debt Yield:	19.1%

TRANSACTION HIGHLIGHTS
▪
Stable Tenancy. Montebello Town Square is 98.5% leased as of February 2, 2012. The majority of tenants (86.8% of NRA) have been at the property since 1992, including Petco, which renewed its lease in December 2011 for 10 years.  Additionally, for tenants that report sales (60.8% of NRA), 2010 total sales PSF were $151.51 with an occupancy cost of 11.7%. AMC Theatres reported 2010 sales of $418,078 per screen.

▪
Experienced Sponsorship. Kimco Income Operating Partnership, L.P. (“KIOP”) is closely related to Kimco Realty Corporation (NYSE: KIM), a publicly traded REIT that owns and operates one of North America’s largest portfolios of neighborhood and community shopping centers. As of December 31 2011, Kimco Realty Corporation owned interest in 946 shopping centers comprising 138 million square feet across 44 states, Puerto Rico, Canada, New Mexico and South America. As of December 31, 2011, KIOP reported $1.26 billion in assets with $16.9 million in liquidity. The sponsor initially acquired the Property in 2000 for $25.14 million and has since spent approximately $600,000 in tenant and building improvements.

▪
Strong Credit Metrics. The loan exhibits an Underwritten NOI Debt Yield of 20.1% and Underwritten NCF DSCR of 2.97x. Based on the appraised value of $51.19 million ($204 PSF), the Cut-off Date LTV is 31.2% and the borrower’s implied equity is approximately $35.2 million.

▪
Strong Market. The Southeast Los Angeles submarket consists of approximately 17.3 million square feet of retail inventory, with a Q4 2011 vacancy rate of 4.7%. Vacancy has averaged 4.7% over the past five years, with no new inventory added in the last year and only one retail project of approximately 3,750 square feet under construction that will be added in the near term.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2205 Veterans Boulevard Del Rio, TX 78840	Collateral Asset Summary Plaza del Sol	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,732,025 66.0% 1.44x 11.9%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Regional Mall
Sponsor:	Herbert L. Levine; Elliott Aintabi			Collateral:	Fee Simple
Borrower:	Plaza-Al, LLC			Location:	Del Rio, TX
Original Balance:	$15,750,000			Year Built / Renovated:	1977 / NAP
Cut-off Date Balance:	$15,732,025			Total Sq. Ft.:	260,538
% by Initial UPB:	1.7%			Property Management:	Levcor, Inc.
Interest Rate:	6.1300%			Underwritten NOI:	$1,874,038
Payment Date:	6th of each month			Underwritten NCF:	$1,656,476
First Payment Date:	March 6, 2012			Appraised Value:	$23,850,000
Maturity Date:	February 6, 2022			Appraisal Date:	December 1, 2011
Amortization:	360 months
Additional Debt:	None			Historical NOI
Call Protection:	L(25), D(91), O(4)			TTM NOI:	$1,573,994 (T-12 October 31, 2011)
Lockbox / Cash Management(1):	Springing Hard / Springing			2010 NOI:	$1,369,444 (December 31, 2010)
				2009 NOI:	$1,378,946 (December 31, 2009)
Reserves				2008 NOI:	$1,488,947 (December 31, 2008)
	Initial	Monthly
Taxes:	$18,062	$18,062		Historical Occupancy
Insurance(2):	$0	Springing		Current Occupancy:	99.6% (December 1, 2011)
Replacement:	$0	$6,905		2010 Occupancy:	84.1% (December 31, 2010)
TI/LC(3):	$0	$11,317		2009 Occupancy:	83.9% (December 31, 2009)
Required Repairs:	$93,875	NAP		2008 Occupancy:	84.6% (December 31, 2008)
			(1)
A hard lockbox with cash management will be triggered upon (i) an event of default, (ii) if the DSCR is less than 1.20x on the last day of a calendar quarter, or (iii) the commencement of a JCPenney or Cinemark Trigger Period, which will occur upon (a) the date that is twelve months prior to the tenant’s lease expiration date, (b) the early termination or cancellation of the tenant’s lease, (c) if the tenant goes dark at the property, or (d) if there is a bankruptcy or insolvency proceeding of the tenant or its parent entity. The JCPenney Sweep Account is subject to a cap of $287,000 and the Cinemark Sweep Account is subject to a cap of $248,000.

Financial Information
Cut-off Date Balance / Sq. Ft.:	$60
Balloon Balance / Sq. Ft.:	$51
Cut-off Date LTV:	66.0%
Balloon LTV:	56.2%		(2)	If an acceptable blanket policy is not in place, monthly deposits equal to 1/12 of the annual insurance premiums are required.
Underwritten NOI DSCR:	1.63x		(3)	TI/LC reserves subject to a cap of $400,000.
Underwritten NCF DSCR:	1.44x
Underwritten NOI Debt Yield:	11.9%
Underwritten NCF Debt Yield:	10.5%

TRANSACTION HIGHLIGHTS
▪
Historical Sales.  Sales PSF for reporting anchor tenants has increased from an average of $137 PSF in 2009 to $141 PSF in 2010 and $145 PSF for the trailing twelve months. For reporting in-line tenants, sales PSF have increased from an average of $169 in 2009 to $181 in 2010 and $194 for the trailing twelve months. Tenant sales were reported on a trailing twelve month basis as of August, September or October 2011. 70.8% of in-line tenants report sales.

▪
National Retailer Presence.  The Plaza del Sol property currently operates with a strong national tenant presence, with 18 national tenants comprising 88.5% of total square feet. National anchor tenants have demonstrated strong retention, with a weighted average lease term of 18.2 years.

▪
Recent Leasing.  Since acquisition by the current sponsorship in 2010, 9 new leases totaling 47,002 square feet have been signed, of which 41,136 square feet have been leased to three national tenants – Marshall’s, The Children’s Place and Kirkland’s.

▪
Experienced Sponsorship.  Sponsor Herbert L. Levine, who also serves as president of the property manager, Levcor, Inc., has been involved with the development, leasing and management of over 15 million square feet of retail centers and office buildings, with a focus on the Texas market and the repositioning of under-performing properties. Elliott Aintabi is chairman and CEO of the Jesta Group, which acquires, develops and manages real estate in North America and Europe.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

701 South Dobson Road Mesa, AZ 85202	Collateral Asset Summary Holiday Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,454,232 49.9% 1.78x 12.7%

Mortgage Loan Information				Property Information
Loan Seller:	LCF			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Manufactured Housing Community
Sponsor(1):	Ross H. Partrich			Collateral:	Fee Simple
Borrower:	Holiday MHC Limited Partnership			Location:	Mesa, AZ
Original Balance:	$15,500,000			Year Built / Renovated:	1963 / NAP
Cut-off Date Balance:	$15,454,232			Total Pads(3):	495
% by Initial UPB:	1.6%			Property Management:	Newbury Management Company
Interest Rate:	5.8020%			Underwritten NOI:	$1,969,500
Payment Date:	6th of each month			Underwritten NCF:	$1,944,750
First Payment Date:	January 6, 2012			Appraised Value:	$31,000,000
Maturity Date:	December 6, 2021			Appraisal Date:	October 25, 2011
Amortization:	360 months
Additional Debt:	None			Historical NOI
Call Protection:	L(27), D(90), O(3)			TTM NOI:	$1,934,069 (T-12 October 31, 2011)
Lockbox / Cash Management(2):	Soft / Springing			2010 NOI:	$1,880,636 (December 31, 2010)
				2009 NOI:	$1,916,457 (December 31, 2009)
Reserves				2008 NOI:	$1,802,398 (December 31, 2008)
Taxes:	$38,224	$7,645
Insurance:	$8,926	$2,975		Historical Occupancy
Replacement:	$0	$2,063		Current Occupancy:	88.3% (November 1, 2011)
Required Repairs:	$5,013	NAP		2010 Occupancy:	91.0% (December 31, 2010)
				2009 Occupancy:	93.0% (December 31, 2009)
Financial Information				2008 Occupancy:	NAV
Cut-off Date Balance / Pad(3):	$31,221		(1)	The Holiday Village sponsor is the sponsor under three other mortgage loans in the mortgage pool (Evergreen Portfolio, Eagle Crest MHC and Boulevard Estates MHC).
Balloon Balance / Pad(3):	$26,404
Cut-off Date LTV:	49.9%		(2)
Cash management will be triggered upon (i) an event of default under the loan or the management agreement, (ii) the DSCR based on the trailing twelve month period is 1.05x or less for three consecutive calendar quarters, or (iii) reaching September 6, 2021. The borrower is permitted to cure a sweep event caused by an event described in clause (ii) above twice during the loan term, by the property achieving a trailing twelve month DSCR in excess of 1.20x for three consecutive calendar quarters.

Balloon LTV:	42.2%
Underwritten NOI DSCR:	1.80x
Underwritten NCF DSCR:	1.78x
Underwritten NOI Debt Yield:	12.7%		(3)	In addition to the 495 home sites, there are also 83 RV sites located at the property. Cut-off Date Balance / Pad and Balloon Balance / Pad are based on the 495 home sites only.
Underwritten NCF Debt Yield:	12.6%

TRANSACTION HIGHLIGHTS
▪
Experienced Sponsorship / Management. Ross H. Partrich currently owns, operates and manages 124 properties with 28,771 housing units and sites in 20 states. Newbury Management Company (established 1988) manages all of these units and acts as a third party manager at 31 properties located in 8 states comprised of approximately 8,000 sites. Newbury Management Company’s institutional clients include Fortress Investment Group, Midland Loan Services, CW Capital, Natixis, Berkadia and JER Partners.

▪
Location. The Holiday Village property is located in Mesa, Arizona. Mesa is the third most populous city in Arizona. The 2010 median household income for the metropolitan statistical area was 11.5% higher than the national average, while the Cost of Living Index is 98.3% of the national average.

▪
Strong Credit Metrics and Performance. The Holiday Village loan has a 49.9% Cut-off Date LTV based on the appraised value of $31.0 million as of October 25, 2011, a 1.78x Underwritten NCF DSCR and an Underwritten NOI Debt Yield of 12.7%.

▪	Consistent Rental Collections. The annual collections have varied minimally from $2,161,073 in 2008 to $2,241,484 as of T-12 October 2011.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

830-1140 Biddle Road Medford, OR 97504	Collateral Asset Summary Bear Creek Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,381,462 67.8% 1.35x 10.8%

Mortgage Loan Information				Property Information
Loan Seller:	GLAC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Anchored Retail
Sponsor:	Flamey Damian; Egla Damian			Collateral:	Fee Simple
Borrower:	Bear Creek Ventures, LLC			Location:	Medford, OR
Original Balance:	$15,400,000			Year Built / Renovated:	1977 / 2010
Cut-off Date Balance:	$15,381,462			Total Sq. Ft.:	189,953
% by Initial UPB:	1.6%			Property Management:	Self-Managed
Interest Rate:	5.7500%			Underwritten NOI:	$1,656,950
Payment Date:	6th of each month			Underwritten NCF:	$1,453,825
First Payment Date:	March 6, 2012			Appraised Value:	$22,700,000
Maturity Date:	February 6, 2022			Appraisal Date:	November 2, 2011
Amortization:	360 months
Additional Debt:	None			Historical NOI
Call Protection:	L(25), D(91), O(4)			TTM NOI:	$1,600,538 (T-12 November 30, 2011)
Lockbox / Cash Management:	None			2010 NOI:	$1,551,654 (December 31, 2010)
				2009 NOI:	$1,470,759 (December 31, 2009)
Reserves				2008 NOI:	NAV
	Initial	Monthly
Taxes:	$22,417	$22,417		Historical Occupancy
Insurance:	$5,042	$1,260		Current Occupancy:	92.9% (January 1, 2012)
Replacement(1):	$80,000	Springing		2010 Occupancy:	88.0% (December 31, 2010)
TI/LC(2):	$250,000	Springing		2009 Occupancy:	87.0% (December 31, 2009)
				2008 Occupancy:	NAV
Financial Information			(1)
Any time the balance of the replacement reserve account falls below $80,000, the borrower will be required to make monthly deposits in the amount of $ 2,374, until such time the balance of the replacement reserve account is equal to $80,000.

Cut-off Date Balance / Sq. Ft.:	$81
Balloon Balance / Sq. Ft.:	$68		(2)
Any time the balance of the TI/LC reserve account falls below $250,000, the borrower will be required to make monthly deposits in the amount of $7,915, until such time the balance of the replacement reserve escrow account is equal to $250,000.

Cut-off Date LTV:	67.8%
Balloon LTV:	57.1%
Underwritten NOI DSCR:	1.54x
Underwritten NCF DSCR:	1.35x
Underwritten NOI Debt Yield:	10.8%
Underwritten NCF Debt Yield:	9.5%

TRANSACTION HIGHLIGHTS
▪
Strong Location/Market. The Bear Creek Plaza property is well-located within the central retail corridor of Medford, Oregon and has excellent frontage and visibility along Biddle Road and Interstate 5 (traffic count in excess of 50,000 vehicles per day). Per the appraisal, the Medford retail inventory was over 4.6 million square feet with a 4.8% vacancy rate as of Q3 2011. There was no additional inventory delivered in Q3 2011 and no new deliveries are expected in the next year.

▪
Tenant Mix/Granular Rent Roll. Bear Creek Plaza benefits from a diverse tenant mix, with a variety of local and national tenants. In addition, no single tenant occupies more than 15.8% of the NRA, or 12.7% of GPR. Thirteen tenants occupying over 66.6% of the NRA and contributing 55.7% of the GPR have been at the Bear Creek Plaza property for over 10 years, of which 6 tenants occupying 25.3% of the NRA and contributing 20.7% of the GPR have been at the Bear Creek Plaza property for over 25 years.

▪
Equity. The borrower under the Bear Creek Plaza loan acquired the Bear Creek Plaza property in 2007 for approximately $19.25 million, and has made over $1.4 million in capital improvements. The borrower has approximately $5.8 million or 27.8% remaining equity in the property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

200 West Second Street Winston-Salem, NC 27101	Collateral Asset Summary BB&T Headquarters Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,328,964 44.0% 2.29x 17.2%

Mortgage Loan Information				Property Information
Loan Seller:	LCF			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition			Property Type:	CBD Office
Sponsor:	Inland Private Capital Corporation			Collateral:	Fee Simple
Borrower:	Winston-Salem Office DST			Location:	Winston-Salem, NC
Original Balance:	$15,360,750			Year Built / Renovated:	1987 / 2001-2003
Cut-off Date Balance:	$15,328,964			Total Sq. Ft.:	239,854
% by Initial UPB:	1.6%			Property Management:	Inland Continental Property Management Corp.
Interest Rate(1):	5.8080%			Underwritten NOI:	$2,640,873
Payment Date:	6th of each month			Underwritten NCF:	$2,478,662
First Payment Date:	February 6, 2012			Appraised Value:	$34,800,000
Anticipated Repayment Date(1):	January 6, 2022			Appraisal Date:	November 9, 2011
Amortization(1):	360 months
Additional Debt(2):	$8,933,996 Mezzanine Loan			Historical NOI
Call Protection:	L(26), YM1(90), O(4)			2011 NOI:	$2,241,670 (YTD September 30, 2011 Ann.)
Lockbox / Cash Management:	Hard / In Place			2010 NOI:	$2,920,391 (December 31, 2010)
				2009 NOI:	$3,016,439 (December 31, 2009)
Reserves				2008 NOI:	$2,847,913 (December 31, 2008)
	Initial	Monthly
Taxes:	$91,889	$30,630		Historical Occupancy
Insurance:	$0	Springing		Current Occupancy:	100.0% (December 1, 2011)
Replacement(3):	$750,000	See Footnote		2010 Occupancy:	100.0% (December 31, 2010)
TI/LC:	$206,430	$0		2009 Occupancy:	100.0% (December 31, 2009)
				2008 Occupancy:	100.0% (December 31, 2008)
Financial Information			(1)
The loan is structured with an anticipated repayment date (“ARD”) of January
6, 2022 and a final maturity date of January 6, 2037. In the event that the loan is not paid off on or before the ARD, the borrower will be required to make monthly payments of principal based on a 15-year amortization schedule and the loan will accrue interest at an increased interest rate equal to the initial interest rate plus 2%; provided that payment of the interest accrued at the additional two percentage points will be deferred until payment in full of the principal balance of the loan and will, to the extent permitted by applicable law, accrue interest at the initial interest rate plus 2%. Additionally, from and after the ARD, all excess cash flow will be used to pay down the loan.
LCF funded a $10,250,000 mezzanine loan secured by the unsold passive equity interests in the borrower, which has since been paid down to
$8,933,996. The mezzanine loan has a term of one-year and initially bears interest at a rate of 10.0000% per annum and is interest-only throughout the term. If the mezzanine loan is not repaid in full by April 6, 2012, the interest rate will increase to 14.0000% per annum. In addition, if the mezzanine loan is not repaid in full by July 6, 2012, all excess cash flow will be swept and used to pay down the mezzanine loan.

	Mortgage Loan	Total Debt(4)
Cut-off Date Balance / Sq. Ft.:	$64	$101
Balloon Balance / Sq. Ft.:	$54	$91
Cut-off Date LTV:	44.0%	69.7%
ARD LTV(1):	37.2%	62.9%
Underwritten NOI DSCR:	2.44x	1.33x	(2)
Underwritten NCF DSCR:	2.29x	1.25x
Underwritten NOI Debt Yield:	17.2%	10.9%
Underwritten NCF Debt Yield:	16.2%	10.2%

			(3)	Replacement reserves per annum are: 2013 – $50,000, 2014 –$125,000, 2015 - $175,000, 2016 – $275,000, 2017 – $150,000, 2018 – $300,000, and 2019 through 2021 – $450,000 .
			(4)	Total Debt includes the BB&T Headquarters Building mortgage loan and the $8,933,996 mezzanine loan.

TRANSACTION HIGHLIGHTS
▪
Tenancy. The BB&T Headquarters Building is primarily leased to and is the corporate headquarters for Branch Banking and Trust Company (“BB&T”) (rated A-/A2/A+ by S&P/Moody’s/Fitch) (91.4% of NRA/ 93.5% of UW Total Rent). BB&T has been a tenant at the property since 2001 and recently extended its lease through March 2023 with fixed rent steps of $0.40 PSF every year, throughout the base term of the lease.

•
Strong Credit Metrics. The BB&T Headquarters Building loan has a 43.1% Loan to Cost and a 44.0% Cut-off Date LTV. There is minimal rollover during the term as only 8.6% of the square footage at the property expires prior to ARD.

•
Location. The BB&T Headquarters Building is strategically located within 2 blocks of freeway access to I-40 Business Loop (I-40 BUS W/US-158 W/US-421 N/N Carolina 150 W), the major east west freeway through Winston-Salem connecting Winston-Salem with Greensboro. Location provides visibility and direct freeway access to all major thoroughfares that traverse the “Piedmont Triad” area.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

ANNEX C

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered COMM 2012-LC4, Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-M, Class B and Class C Certificates will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.  Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.  Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants.  As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants.  Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants.  Secondary market trading between Participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.  When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.  Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  Payment will then be made by the respective depositary to the Participant’s account against delivery of the book-entry certificates.  After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be.  The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.  However, interest on the book-entry certificates would accrue from the value date.  Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant.  The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement.  In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant’s account against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period.  If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

●
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

●
borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

●
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding.  A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

(a)         from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

(b)         from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

(c)         from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the Internal Revenue Service providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

(d)         from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

(i)       if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(A)     stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(B)     certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(1)    certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(2)    providing any other information, certifications, or statements that may be required by the Internal Revenue Service Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(C)     if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(1)    stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(2)    certifying that the nonqualified intermediary is not acting for its own account,

(3)    certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(4)    providing any other information, certifications or statements that may be required by the Internal Revenue Service Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

(e)     from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations.  These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.  Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

●	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

●	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

●	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders.  Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

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ANNEX D

DECREMENT TABLES

Percentages of the Initial Certificate Balance
of the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
March 2013	79%	79%	79%	79%	79%
March 2014	58%	58%	58%	58%	58%
March 2015	34%	34%	34%	34%	34%
March 2016	8%	8%	8%	8%	8%
March 2017	0%	0%	0%	0%	0%
March 2018	0%	0%	0%	0%	0%
March 2019	0%	0%	0%	0%	0%
March 2020	0%	0%	0%	0%	0%
March 2021	0%	0%	0%	0%	0%
March 2022	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.29	2.29	2.29	2.28	2.28

Percentages of the Initial Certificate Balance
of the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
March 2013	100%	100%	100%	100%	100%
March 2014	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	0%	0%	0%	0%	0%
March 2018	0%	0%	0%	0%	0%
March 2019	0%	0%	0%	0%	0%
March 2020	0%	0%	0%	0%	0%
March 2021	0%	0%	0%	0%	0%
March 2022	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.64	4.63	4.63	4.62	4.54

Percentages of the Initial Certificate Balance
of the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
March 2013	100%	100%	100%	100%	100%
March 2014	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	89%	89%	89%	89%	89%
March 2019	27%	27%	27%	27%	27%
March 2020	15%	15%	15%	15%	15%
March 2021	3%	2%	1%	0%	0%
March 2022	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.86	6.85	6.85	6.84	6.77

Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
March 2013	100%	100%	100%	100%	100%
March 2014	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	90%
March 2022	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.60	9.58	9.56	9.52	9.34

Percentages of the Initial Certificate Balance
of the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
March 2013	100%	100%	100%	100%	100%
March 2014	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.82	9.81	9.81	9.81	9.56

Percentages of the Initial Certificate Balance
of the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
March 2013	100%	100%	100%	100%	100%
March 2014	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.89	9.89	9.87	9.82	9.64

Percentages of the Initial Certificate Balance
of the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
March 2013	100%	100%	100%	100%	100%
March 2014	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.89	9.89	9.89	9.89	9.64

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX E

PRICE/YIELD TABLES

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

E-1

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

E-2

ANNEX F

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Each Mortgage Loan Seller will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex G to this free writing prospectus.  Capitalized terms used but not otherwise defined in this Annex F will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)           Payment Record.  No Mortgage Loan is 30 days or more delinquent in payment of principal and interest (without giving effect to any applicable grace period in the related Note) and no Mortgage Loan has been 30 days or more (without giving effect to any applicable grace period in the related Note) past due.

(2)           Fixed Rate Loan.  Each Mortgage Loan (exclusive of any default interest, late charges or prepayment premiums) is a fixed rate mortgage loan with a term to maturity, at origination or as of the most recent modification, as set forth in the Mortgage Loan Schedule.

(3)           Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan set forth on the Mortgage Loan Schedule is true and correct in all material respects as of the Cut-off Date.

(4)           Ownership of Mortgage Loan.  At the time of the assignment of the Mortgage Loans to the Purchaser, the Mortgage Loan Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, any subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Purchaser free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, any subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

(5)           Borrower; Bankruptcy.  In respect of each Mortgage Loan, as of the origination date and, to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, (A) in reliance on public documents or certified copies of the incorporation or partnership or other entity documents, as applicable, delivered in connection with the origination of such Mortgage Loan, the related Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico and (B) the related Borrower is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(6)           Mortgage Lien; Assignment of Leases.  Each Mortgage Loan is secured by the related Mortgage which establishes and creates a valid and subsisting first priority lien on the related Mortgaged Property, or leasehold interest therein, comprising real estate, free and clear of any liens, claims, encumbrances, participation interests, pledges, charges or security interests subject only to Permitted Encumbrances.  Such Mortgage, together with any separate security agreement, UCC Financing Statement or similar agreement, if any, establishes and creates a first priority security interest in favor of the Mortgage Loan Seller in all personal property owned by the Borrower that is used in, and is reasonably necessary to, the operation of the related Mortgaged Property and, to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement under the Uniform Commercial Code as in effect in the relevant jurisdiction, the proceeds arising from the Mortgaged Property and other collateral securing such Mortgage Loan, subject only to Permitted Encumbrances.  There exists with respect to such Mortgaged Property an assignment of leases and rents provision, either as part of the related Mortgage or as a separate document or instrument, which establishes and creates a first priority security interest in and to leases and rents arising in respect of the related Mortgaged Property, subject only to Permitted Encumbrances.  To the Mortgage Loan Seller’s knowledge, no Person other than the related Borrower and the mortgagee own any interest in any payments due under the related leases.  The related Mortgage or such assignment of leases and rents provision provides for the appointment of a receiver for rents or allows the holder of the related Mortgage to enter into possession of the related Mortgaged Property to collect rent or provides for rents to be paid directly to the holder of the related Mortgage in the event of a default beyond applicable notice and grace periods, if any, under the related Loan Documents.  As of the origination date, there were, and, to the Mortgage Loan Seller’s knowledge as of the Closing Date, there are, no mechanics’ or other similar liens or claims which have been filed for work, labor or materials affecting the related Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those that are bonded or escrowed for or which are insured against pursuant to the applicable Title Insurance Policy (as defined below) and except for Permitted Encumbrances.  No Mortgaged Property secures any mortgage loan not represented on the Mortgage Loan Schedule.  No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan, other than a Mortgage Loan listed on the Mortgage Loan Schedule.  No Mortgage Loan is secured by property that is not a Mortgaged Property.  Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rent, operating revenues or other personal property to the extent that possession or control of such items or actions other than the recordation of the Mortgage or the Assignment of Leases, Rents and Profits or the filing of UCC Financing Statements are required in order to effect such perfection.

(7)           Title.  The related Borrower under each Mortgage Loan has good and indefeasible fee simple or, if representation (25) hereof is applicable to such Mortgage Loan, leasehold title to the related Mortgaged Property comprising real estate, subject to Permitted Encumbrances, if any.

(8)           Title Insurance.  The Mortgage Loan Seller has received an American Land Title Association (ALTA) lender’s title insurance policy or a comparable form of lender’s title insurance policy (or escrow instructions binding on the Title Insurer (as defined below) and irrevocably obligating the Title Insurer to issue such title insurance policy or a title policy commitment or pro-forma “marked up” at the closing of the related Mortgage Loan and countersigned or otherwise approved by the Title Insurer or its authorized agent) as adopted in the applicable jurisdiction (the “Title Insurance Policy”), which was issued by a nationally recognized title insurance company (the “Title Insurer”) qualified to do business in the jurisdiction where the applicable Mortgaged Property is located (unless such jurisdiction is the State of Iowa), covering the portion of each Mortgaged Property comprised of real estate and insuring that the related Mortgage is a valid first lien in the original principal amount of the related Mortgage Loan on the Borrower’s fee simple interest (or, if applicable, leasehold interest) in such Mortgaged Property comprised of real estate, subject only to Permitted Encumbrances.  Such Title Insurance Policy was issued in connection with the origination of the related Mortgage Loan. No claims have been made under such Title Insurance Policy.  Such Title Insurance Policy is in full force and effect and all premiums thereon have been paid and will provide that the insured includes the owner of the Mortgage Loan and its successors and/or assigns. No holder of the related Mortgage has done, by act or omission, anything that would, and the

Mortgage Loan Seller has no actual knowledge of any other circumstance that would, impair the coverage under such Title Insurance Policy.  Such Title Insurance Policy contains no exception regarding the encroachment upon any material easements of any material permanent improvements located at the Mortgaged Property for which the grantee of such easement has the ability to force removal of such improvement, or such Title Insurance Policy affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available) against losses caused by forced removal of any material permanent improvements on the related Mortgaged Property that encroach upon any material easements.

(9)             Valid Assignment.  The related Assignment of Mortgage and the related assignment of the Assignment of Leases, Rents and Profits executed in connection with each Mortgage, if any, have been recorded in the applicable jurisdiction (or, if not recorded, have been submitted for recording or are in recordable form (but for the insertion of the name and address of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller)) and constitute the legal, valid and binding assignment of such Mortgage and the related Assignment of Leases, Rents and Profits from the Mortgage Loan Seller to the Purchaser.  The endorsement of the related Note by the Mortgage Loan Seller constitutes the legal, valid, binding and enforceable (except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) assignment of such Note, and together with such Assignment of Mortgage and the related assignment of Assignment of Leases, Rents and Profits, legally and validly conveys all right, title and interest in such Mortgage Loan and Loan Documents to the Purchaser.

(10)           Nonrecourse.  The Loan Documents for each Mortgage Loan provide that such Mortgage Loan is non-recourse to the related parties thereto except that the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii)  material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Loan Documents.

(11)           Mortgage Provisions.  The Loan Documents for each Mortgage Loan contain enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the related Borrower which would interfere with such right of foreclosure except any statutory right of redemption or as may be limited by anti-deficiency or one form of action laws or by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(12)           Enforceability.  Each of the related Notes and Mortgages are the legal, valid and binding obligations of the related Borrower named on the Mortgage Loan Schedule and each of the other related Loan Documents is the legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as such enforcement may be limited by anti-deficiency or one form of action laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions of such Loan Documents are or may be unenforceable in whole or in part under applicable state or federal laws, but the inclusion of such provisions does not render any of the Loan Documents invalid as a whole, and such Loan Documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby.

(13)           Modifications.  Neither the terms of the Mortgage Loans nor the related Loan Documents have been altered, impaired, modified or waived in any material respect, except prior to the Cut-off Date by written instrument duly submitted for recordation, to the extent required, and as specifically set forth in the related Mortgage File and posted on the website or otherwise made available to the Controlling Class Representative, and no such alterations, impairments, modifications, or waivers have been completed or consented to after the Cut-off Date.

(14)           Deed of Trust.  With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or may be substituted in accordance with applicable law, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Borrower and fees paid in connection with the release of the related Mortgaged Property or related security for such Mortgage Loan following payment of such Mortgage Loan in full.

(15)           Releases. Except by a written instrument that has been delivered to the Purchaser as a part of the related Mortgage File with respect to any immaterial releases of the Mortgaged Property, no Mortgage Loan has been satisfied, canceled, subordinated, released or rescinded, in whole or in part, and the related Borrower has not been released, in whole or in part, from its obligations under any related Loan Document.

(16)           No Offset.  Except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, neither the Mortgage Loan nor any of the related Loan Documents is subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any such Loan Documents, or the exercise (in compliance with procedures permitted under applicable law) of any right thereunder, render any Loan Documents subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury (subject to anti-deficiency or one form of action laws and to bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)), and no such right of rescission, set-off, abatement, diminution, valid counterclaim or defense has been asserted with respect thereto.

(17)           No Material Default.  As of the Closing Date, there is no payment default, after giving effect to any applicable notice and/or grace period, and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, there is no other material default under any of the related Loan Documents, after giving effect to any applicable notice and/or grace period; no such material default or breach has been waived by the Mortgage Loan Seller or on its behalf or, to the Mortgage Loan Seller’s knowledge, by the Mortgage Loan Seller’s predecessors in interest with respect to the Mortgage Loans; and, to the Mortgage Loan Seller’s actual knowledge, no event has occurred which, with the passing of time or giving of notice would constitute a material default or breach; provided, however, that the representations and warranties set forth in this sentence do not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of any subject matter otherwise covered by any other representation or warranty made hereunder by the Mortgage Loan Seller.  No Mortgage Loan has been accelerated and no foreclosure proceeding or power of sale proceeding has been initiated under the terms of the related Loan Documents.  The Mortgage Loan Seller has not waived any material claims against the related Borrower under any non-recourse exceptions contained in the Note.

(18)           No Future Advances.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date (except for certain amounts that were fully disbursed by the mortgagee, but were escrowed pursuant to the terms of the related Loan Documents) and there are no future advances required to be made by the mortgagee under any of the related Loan Documents.  Any requirements under the related Loan Documents regarding the completion of any on-site or off-site improvements and to disbursements of any escrow funds therefor have been or are being complied with or such escrow funds are still being held.  The Mortgage Loan Seller has not, nor, to the Mortgage Loan Seller’s knowledge, have any of its agents or predecessors in interest with respect to the Mortgage Loan, in respect of payments due on the related Note or Mortgage, directly or indirectly, advanced funds or induced, solicited or knowingly received any advance of funds by a party other than the Borrower other than (a) interest accruing on such Mortgage Loan from the date of such disbursement of such Mortgage Loan to the date which preceded by thirty (30) days the first payment date under the related Note and (b) application and commitment fees, escrow funds, points and reimbursements for fees and expenses, incurred in connection with the origination and funding of the Mortgage Loan.

(19)           No Equity Interest.  No Mortgage Loan has capitalized interest included in its principal balance, and no Mortgage Loan provides for any shared appreciation rights or other equity participation therein and no contingent or additional interest contingent on cash flow or negative amortization is due thereon.

(20)           Compliance.  The terms of the Loan Documents evidencing such Mortgage Loan comply in all material respects with all applicable local, state and federal laws and regulations, and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

(21)           Licenses and Permits.  To the Mortgage Loan Seller’s knowledge and except for any legal nonconformity contemplated by representation (40) hereof, as of the date of origination of the Mortgage Loan, the related Mortgaged Property was, and to the Mortgage Loan Seller’s actual knowledge and except for any legal nonconformity contemplated by representation (40) hereof, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to such Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with all restrictive covenants of record applicable to such Mortgaged Property or applicable zoning laws is insured by the Title Insurance Policy, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan.

(22)           Taxes and Assessments.  All (a) taxes, water charges, sewer charges, or other similar outstanding governmental charges and assessments which became due and owing prior to the Closing Date in respect of the related Mortgaged Property (excluding any related personal property) and, if left unpaid, would be, or might become, a lien on such Mortgaged Property having priority over the related Mortgage and (b) insurance premiums or ground rents which became due and owing prior to the Closing Date in respect of the related Mortgaged Property (excluding any related personal property), have, in each case, been paid, or if disputed, or if such amounts are not delinquent prior to the Closing Date, an escrow of funds in an amount sufficient (together with escrow payments required to be made prior to delinquency) to cover such taxes, charges, and assessments and any late charges due in connection therewith has been established.  As of the date of origination, the related Mortgaged Property consisted of one or more separate and complete tax parcels.  For purposes of this representation and warranty, the items identified herein shall not be considered due and owing until the date on which interest or penalties would be first payable thereon.

(23)           Encroachments.  To the Mortgage Loan Seller’s knowledge based on surveys or the Title Insurance Policy, (i) none of the material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan lies outside the boundaries and building restriction lines of such Mortgaged Property, except to the extent they are legally nonconforming as contemplated by representation (40) below, and (ii) no improvements on adjoining properties encroach upon such Mortgaged Property, except in the case of either (i) or (ii) for (a) immaterial encroachments which do not materially adversely affect the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of such Mortgaged Property or (b) encroachments affirmatively covered by the related Title Insurance Policy.  With respect to each Mortgage Loan, the property legally described in the survey, if any, obtained for the related Mortgaged Property for purposes of the origination thereof is the same as the property legally described in the Mortgage.

(24)       Property Condition.

(a)           Except with respect to repairs estimated to cost less than $10,000 in the aggregate, as of the date of the applicable engineering report (which was performed within 12 months prior to the Cut-off Date) related to the Mortgaged Property and, to Mortgage Loan Seller’s knowledge as of the Closing Date, (i) the related Mortgaged Property is in good repair, free and clear of any damage that would materially adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use and operation of the Mortgaged Property as it was being used or operated as of the origination date, or (ii) an escrow (or escrows) in an amount consistent with the standard utilized by the Mortgage Loan Seller with respect to similar loans it holds for its own account have been established, which escrows will in any and all events be not less than 100% of the estimated cost of the required repairs. Since the origination date, to the Mortgage Loan Seller’s knowledge, such Mortgaged Property has not been damaged by fire, wind or other casualty or physical condition that would materially and adversely affect its value as security for the related Mortgage Loan (including, without limitation, any soil erosion or subsidence or geological condition), which damage has not been fully repaired or fully insured, or for which escrows in an amount consistent with the standard utilized by the Mortgage Loan Seller with respect to loans it holds for its own account have not been established.

(b)           As of the origination date of such Mortgage Loan and, to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, there are no proceedings pending or, to the Mortgage Loan Seller’s actual knowledge, threatened, for the partial or total condemnation of the relevant Mortgaged Property; provided, that solely for purposes of this representation (24(ii)), the Mortgage Loan Seller’s actual knowledge shall include the actual knowledge of any servicer that has serviced the Mortgage Loan on behalf of the Mortgage Loan Seller as derived from the servicer by the Mortgage Loan Seller based on a level of inquiry that is customary for sellers of conduit loans in the commercial real estate industry.

(25)       Ground Leases.  For each Mortgage Loan identified on the Mortgage Loan Schedule as being secured in whole or in part by a leasehold estate (a “Ground Lease”) (except with respect to any Mortgage Loan also secured by the related fee interest in the Mortgaged Property), the related Ground Lease satisfies the following conditions:

(a)           such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease or other agreement received by the originator of the Mortgage Loan from the ground lessor, provides that the interest of the lessee thereunder may be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially and adversely affect the security provided by the Mortgage; as of the date of origination of the Mortgage Loan, there was no material change of record in the terms of such Ground Lease with the exception of written instruments which are part of the related Mortgage File and Mortgage Loan Seller has no knowledge of any material change in the terms of such Ground Lease since the recordation of the related Mortgage, with the exception of written instruments which are part of the related Mortgage File;

(b)           such Ground Lease or such other agreement received by the originator of the Mortgage Loan from the ground lessor is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee interest and Permitted Encumbrances, and such Ground Lease or such other agreement received by the originator of the Mortgage Loan from the ground lessor is, and shall remain, prior to any mortgage or other lien upon the related fee interest (other than the Permitted Encumbrances) unless a nondisturbance agreement is obtained from the holder of any mortgage on the fee interest which is assignable to or for the benefit of the related lessee and the mortgagee under the Mortgage Loan;

(c)           such Ground Lease or other agreement provides that upon foreclosure of the related Mortgage or assignment of the Borrower’s interest in such Ground Lease in lieu thereof, the mortgagee under such Mortgage is entitled to become the owner of such interest upon notice to, but without the consent of, the lessor thereunder and, in the event that such mortgagee (or any of its successors and assigns under the Mortgage) becomes the owner of such interest, such interest is further assignable by such mortgagee (or any of its successors and assigns under the Mortgage) upon notice to such lessor, but without a need to obtain the consent of such lessor;

(d)           such Ground Lease is in full force and effect and no default of tenant or ground lessor was in existence at origination, or to the Mortgage Loan Seller’s knowledge, is in existence as of the Closing Date, under such Ground Lease, nor at origination was, or to the Mortgage Loan Seller’s knowledge, is there any condition which, but for the passage of time or the giving of notice, would result in a default under the terms of such Ground Lease; either such Ground Lease or a separate agreement contains the ground lessor’s covenant that it shall not amend, modify, cancel or terminate such Ground Lease without the prior written consent of the mortgagee under such Mortgage and any amendment, modification, cancellation or termination of the Ground Lease without the prior written consent of the related mortgagee, or its successors or assigns is not binding on such mortgagee, or its successor or assigns;

(e)           such Ground Lease or other agreement requires the lessor thereunder to give written notice of any material default by the lessee to the mortgagee under the related Mortgage, provided that such mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease; and such Ground Lease or other agreement provides that no such notice of default and no termination of the Ground Lease in connection with such notice of default shall be effective against such mortgagee unless such notice of default has been given to such mortgagee and any related Ground Lease or other agreement contains the ground lessor’s covenant that it will give to the related mortgagee, or its successors or assigns, any notices it sends to the Borrower;

(f)            either (i) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan or (ii) such Ground Lease or other agreement provides that (A) the mortgagee under the related Mortgage is permitted a reasonable opportunity to cure any default under such Ground Lease which is curable, including reasonable time to gain possession of the interest of the lessee under the Ground Lease, after the receipt of notice of any such default before the lessor thereunder may terminate such Ground Lease; (B) in the case of any such default which is not curable by such mortgagee, or in the event of the bankruptcy or insolvency of the lessee under such Ground Lease, such mortgagee has the right, following termination of the existing Ground Lease or rejection thereof by a bankruptcy trustee or similar party, to enter into a new ground lease with the lessor on substantially the same terms as the existing Ground Lease; and (C) all rights of the Borrower under such Ground Lease (insofar as it relates to the Ground Lease) may be exercised by or on behalf of such mortgagee under the related Mortgage upon foreclosure or assignment in lieu of foreclosure;

(g)           such Ground Lease has an original term (or an original term plus one or more optional renewal terms that under all circumstances may be exercised, and will be enforceable, by the mortgagee or its assignee) which extends not less than 20 years beyond the stated maturity date of the related Mortgage Loan;

(h)           under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such Mortgage or a financially responsible institution acting as trustee appointed by it, or consented to by it, or by the lessor having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment in whole or in part of the outstanding principal balance of such Mortgage Loan, together with any accrued and unpaid interest thereon; and

(i)           such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by the Mortgage Loan Seller; such Ground Lease contains a covenant (or applicable laws provide) that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of such Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

(26)       Environmental Matters.  Except for those Mortgage Loans set forth on an exhibit to the related Mortgage Loan Purchase Agreement for which a lender’s environmental insurance policy was obtained in lieu of an Environmental Site Assessment, an Environmental Site Assessment relating to each Mortgaged Property prepared no earlier than 12 months prior to the Closing Date was obtained and reviewed by the Mortgage Loan Seller in connection with the origination of such Mortgage Loan, and a copy is included in the Servicing File.

(a)           Such Environmental Site Assessment does not identify, and the Mortgage Loan Seller has no actual knowledge of, any adverse circumstances or conditions with respect to or affecting the Mortgaged Property that would constitute or result in a material violation of any Environmental Laws, except for such circumstances or conditions (i) which are covered by environmental insurance policies (as set forth on an exhibit to the related Mortgage Loan Purchase Agreement) maintained with respect to the Mortgaged Property, or (ii) as to which, if any expenditure greater than 5% of the outstanding principal balance of such Mortgage Loan is required in order to achieve or maintain compliance in all material respects with any Environmental Laws, adequate sums, equal to at least 125% of the estimate of the total amount of such expenditures as set forth in the Environmental Site Assessment, were reserved in connection with the origination of the Mortgage Loan, and as to which the related Borrower has covenanted to perform the actions necessary to achieve or maintain compliance in all material respects with any Environmental Laws, or (iii) as to which the related Borrower or one of its affiliates is currently taking or required to take such actions (which may be the implementation of an operations and maintenance plan), if any, as recommended by the Environmental Site Assessment or required by the applicable governmental authority, or (iv) as to which a responsible party not related to the Borrower with assets reasonably estimated by the Mortgage Loan Seller at the time of origination to be sufficient to effect all necessary or required remediation identified in a notice or other action from the applicable governmental authority is currently taking or required to take such actions, if any, with respect to such regulatory authority’s order or directive, or (v) which, if recommended in the Environmental Site Assessment, were investigated further and, based upon such additional investigation, as to which an environmental consultant recommended no further investigation or remediation, or (vi) as to which a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or an indemnity to the related Borrower or to the mortgagee to cover the costs of any required investigation, testing, monitoring or remediation, or (vii) as to which the related Borrower or other responsible party obtained a “No Further Action” letter or other evidence reasonably acceptable to a prudent commercial mortgage lender that applicable federal, state, or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, or (viii) which would not require substantial cleanup, remedial action or other extraordinary response under any Environmental Laws reasonably estimated to cost in excess of 5% of the outstanding principal balance of such Mortgage Loan.

(b)           To the Mortgage Loan Seller’s actual knowledge and in reliance upon the Environmental Site Assessment, except for any Hazardous Materials being handled in accordance with applicable Environmental Laws and except for any Hazardous Materials present at such Mortgaged Property for which, to the extent that an Environmental Site Assessment recommends remediation or other action, (A) there is either (i) environmental insurance with respect to such Mortgaged Property (as set forth on an exhibit to the related Mortgage Loan Purchase Agreement) or (ii) an amount in an escrow account pledged as security for such Mortgage Loan under the relevant Loan Documents equal to no less than 125% of the amount estimated in such Environmental Site Assessment as sufficient to pay the cost of such remediation or other action in accordance with such Environmental Site Assessment or (B) one of the statements set forth in representation (26)(i) above is true, (1) such Mortgaged Property is not being used for the treatment or disposal of Hazardous Materials; (2) no Hazardous Materials are being used or stored or generated for off-site disposal or otherwise present at such Mortgaged Property other than Hazardous Materials of such types and in such quantities as are customarily used or stored or generated for off-site disposal or otherwise present in or at properties of the relevant property type; and (3) such Mortgaged Property is not subject to any environmental hazard (including, without limitation, any situation involving Hazardous Materials) which under the Environmental Laws would have to be eliminated before the sale of, or which could otherwise reasonably be expected to adversely affect in more than a de minimis manner the value or marketability of, such Mortgaged Property.

(c)           The related Mortgage or other Loan Documents contain covenants on the part of the related Borrower requiring its compliance with any present or future federal, state and local Environmental Laws and regulations in connection with the Mortgaged Property.  The related Borrower (or an affiliate thereof) has agreed to indemnify, defend and hold the Mortgage Loan Seller, and its successors and assigns, harmless from and against any and all losses, liabilities, damages, penalties, fines, expenses and claims of whatever kind or nature (including attorneys’ fees and costs) imposed upon or incurred by or asserted against any such party resulting from a breach of the environmental representations, warranties or covenants given by the related Borrower in connection with such Mortgage Loan.

(d)           Each of the Mortgage Loans covered by a lender’s environmental insurance policy obtained in lieu of an Environmental Site Assessment (“In Lieu of Policy”) is identified on an exhibit to the related Mortgage Loan Purchase Agreement and has a term ending no sooner than the date which is two years after the maturity date of the related Mortgage Loan, is non-cancelable by the insurer during such term and the premium for such policy has been paid in full.  All environmental assessments or updates that were in the possession of the Mortgage Loan Seller and that relate to a Mortgaged Property identified on an exhibit to the related Mortgage Loan Purchase Agreement as being insured by an In Lieu of Policy have been delivered to or disclosed to the In Lieu of Policy carrier issuing such policy prior to the issuance of such policy.

(27)       Insurance.  As of the date of origination of the related Mortgage Loan, and, as of the Closing Date, the Mortgaged Property is covered by insurance policies providing the coverage described below and the Loan Documents permit the mortgagee to require the coverage described below.  All premiums with respect to the insurance policies insuring each Mortgaged Property have been paid in a timely manner or escrowed to the extent required by the Loan Documents, and the Mortgage Loan Seller has not received (1) any notice of non-payment of premiums that has not been cured in a timely manner by the related Borrower or (2) any notice of cancellation or termination of such insurance policies.  The relevant Servicing File contains the insurance policy required for such Mortgage Loan or a certificate of insurance for such insurance policy.  Each Mortgage or Loan Agreement requires that the related Mortgaged Property and all improvements thereon are covered by insurance policies providing (a) coverage in an amount at least equal to the lesser of full replacement cost of such Mortgaged Property and the outstanding principal balance of the related Mortgage Loan (subject to customary deductibles) for losses sustained by fire and for losses or damages from other risks and hazards covered by a standard extended coverage insurance policy providing “special form” coverage in an amount sufficient to prevent the Borrower from being deemed a co-insurer and to provide coverage on a full replacement cost basis of such Mortgaged Property (in some cases, full replacement excludes excavations, underground utilities, foundations and footings) with an agreed amount endorsement to avoid application of any coinsurance provision; such policy contains a standard mortgagee clause naming the mortgagee and its successor in interest as additional insureds or loss payee, as applicable; and such policy contains no provisions for a deduction for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements; (b) business interruption or rental loss insurance in an amount at least equal to (i) 12 months of operations or (ii) in some cases all rents and other amounts customarily insured under this type of insurance of the Mortgaged Property; (c) flood insurance, if any portion of the improvements, exclusive of a parking lot, on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency, with respect to certain Mortgage Loans, or the Secretary of Housing and Urban Development, with respect to other Mortgage Loans, as having special flood hazards, to the extent flood insurance is available; (d) workers’ compensation, if required by law; and (e) comprehensive general liability insurance in an amount not less than $1 million.  All such insurance policies referred to in the prior sentence that are currently in place contain clauses providing they are not terminable and may not be terminated without thirty (30) days prior written notice to the mortgagee (except where applicable law requires a shorter period or except for nonpayment of premiums, in which case not less than ten (10) days prior written notice to the mortgagee is required).  In addition, each Mortgage and/or Loan Agreement permits the related mortgagee to make premium payments to prevent the cancellation of such insurance policies with respect to the Mortgaged Property and shall entitle such mortgagee to reimbursement therefor.  Any insurance proceeds in respect of a casualty loss or taking will be applied either to the repair or restoration of all or part of the related Mortgaged Property or the payment of the outstanding principal balance of the related Mortgage Loan together with any accrued interest thereon.  If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan, and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property.  The related Mortgaged Property is insured by an insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan and having a claims-paying or financial strength rating of at least “A-:V” from A.M. Best Company or “A-” (or the equivalent) from Standard & Poor’s Ratings Services, Fitch, Inc. or Moody’s Investors Service, Inc.  An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake.  In such instance, the PML was based on a 450 or 475 year return period, an exposure period of 50 years and a 10% probability of exceedance.  If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance for such Mortgaged Property was obtained from an insurer rated at least “A-:V” by A.M. Best Company or “A-” (or the equivalent) from Standard & Poor’s Ratings Services, Fitch, Inc. or Moody’s Investors Service, Inc.  To the Mortgage Loan Seller’s actual knowledge, the insurer issuing each of the foregoing insurance policies is qualified to write insurance in the jurisdiction where the related Mortgaged Property is located.

(28)           Escrows.  All amounts required to be deposited by each Borrower at origination under the related Loan Documents have been deposited or have been withheld from the related Mortgage Loan proceeds at origination and there are no deficiencies with regard thereto.  All escrow deposits and payments required by the terms of each Mortgage Loan are in the possession, or under the control of the Mortgage Loan Seller (except to the extent they have been disbursed for their intended purposes), and all amounts required to be deposited by the applicable Borrower under the related Loan Documents have been deposited, and there are no deficiencies with regard thereto (subject to any applicable notice and cure period).  All of the Mortgage Loan Seller’s interest in such escrows and deposits will be conveyed by the Mortgage Loan Seller to the Purchaser hereunder.

(29)           Litigation.  To the Mortgage Loan Seller’s knowledge, with respect to each Mortgage Loan, as of the date of origination of such Mortgage Loan, and, to the Mortgage Loan Seller’s actual knowledge, with respect to each Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Borrower under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Borrower or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Borrower and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Mortgage Loan Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Borrower.

(30)           Servicing.  The servicing and collection practices used by Mortgage Loan Seller in respect of each Mortgage Loan have been in all material respect legal, proper and prudent, in accordance with customary commercial mortgage servicing practices.

(31)           Inspection.  The originator of the Mortgage Loan or the Mortgage Loan Seller has inspected or caused to be inspected each related Mortgaged Property within the 12 months prior to the Closing Date.

(32)           Financial Reporting.  The Loan Documents require the Borrower to provide the holder of the Mortgage Loan with at least the following: annual operating statements, financial statements and, except for Mortgage Loans for which the related Mortgaged Property is leased to a single tenant or is a multifamily or similar property, rent rolls.

(33)           Related Borrowers.  No two or more Mortgage Loans representing, in the aggregate, more than 5% of the aggregate outstanding principal amount of all the Mortgage Loans included in the Trust Fund have the same Borrower or, to the Mortgage Loan Seller’s knowledge, are to Borrowers which are entities controlled by one another or under common control.

(34)           Single Purpose Entity.  Each Borrower with respect to a Mortgage Loan with a principal balance as of the Cut-off Date in excess of $15,000,000 included in the Trust Fund is an entity whose organizational documents or related Loan Documents provide that it is, and at least so long as the Mortgage Loan is outstanding will continue to be, a Single Purpose Entity.  For this purpose, “Single Purpose Entity” shall mean a Person, other than an individual, whose organizational documents or related Loan Documents provide that it shall engage solely in the business of owning and operating the Mortgaged Property and which does not engage in any business unrelated to such property and the financing thereof, does not have any assets other than those related to its interest in the Mortgaged Property or the financing thereof or any indebtedness other than as permitted by the related Mortgage or the other Loan Documents, and the organizational documents of which require that it have its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person.

(35)           REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages) and, accordingly, (A) the gross proceeds of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either:  (a) such Mortgage Loan is secured by an interest in real property (including land, buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the principal balance of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the unpaid principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

(36)           Due-on-Sale or Encumbrance.  Each of the Mortgage Loans contains a “due-on-sale” clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the holder of the Mortgage Loan, the property subject to the Mortgage, or any controlling interest therein, is directly or indirectly transferred or sold (except that it may provide for transfers by devise, descent or operation of law upon the death of a member, manager, general partner or shareholder of a Borrower and that it may provide for transfers subject to the Mortgage Loan holder’s approval of transferee, transfers of worn out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality, transfers of leases entered into in accordance with the Loan Documents, transfers to affiliates, transfers to family members for estate planning purposes, transfers among existing members, partners or shareholders in Borrowers or transfers of passive interests so long as the key principals or general partner retains control).  The Loan Documents contain a “due-on-encumbrance” clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if the property subject to the Mortgage or any controlling interest in the Borrower is further pledged or encumbered, unless the prior written consent of the holder of the Mortgage Loan is obtained (except that it may provide for assignments subject to the Mortgage Loan holder’s approval of transferee, transfers to affiliates or transfers of passive interests so long as the key principals or general partner retains control).  The Mortgage or Note requires the Borrower to pay all reasonable out-of-pocket fees and expenses associated with securing the consent or approval of the holder of the Mortgage for a waiver of a “due-on-sale” or “due-on-encumbrance” clause or a defeasance provision.

(37)           Defeasance.  Each Mortgage Loan containing provisions for defeasance of mortgage collateral provides that defeasance may not occur any earlier than two years after the Closing Date, and further requires or provides that: (i) the replacement collateral consist of U.S. “government securities,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), in an amount sufficient to make all scheduled payments under the Note when due (up to the maturity date for the related Mortgage Loan or the date on which the Borrower may prepay the related Mortgage Loan without payment of any prepayment penalty); (ii) the Mortgage Loan may be assumed by a Single Purpose Entity approved by the holder of the Mortgage Loan; (iii) counsel provide an opinion that the trustee has a perfected security interest in the collateral prior to any other claim or interest; and (iv) the related Borrower must deliver, or cause delivery of, such other documents and certifications as the mortgagee may reasonably require which may include, without limitation, (A) a certification that the purpose of the defeasance is to facilitate the disposition of the mortgaged real property or any other customary commercial transaction and not to be part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages and (B) a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Note when due.  Each Mortgage Loan containing provisions for defeasance provides that, in addition to any cost associated with defeasance, the related Borrower shall pay, as of the date the mortgage collateral is defeased, all scheduled and accrued interest and principal due as well as an amount sufficient to defease in full the Mortgage Loan (except as contemplated in representation (38) hereof).  In addition, if the related Mortgage Loan permits defeasance, then the Loan Documents provide that the related Borrower shall (x) pay all reasonable fees associated with the defeasance of the Mortgage Loan and all other reasonable expenses associated with the defeasance, or (y) provide all opinions required under the related Loan Documents, and in the case of any Mortgage Loan with an outstanding principal balance as of the Cut-off Date of $40,000,000 or greater, (a) a REMIC opinion and (b) a No Downgrade Confirmation.

(38)           Release of Property.  The terms of the related Loan Documents do not permit the release of any portion of the Mortgaged Property from the lien of the Mortgage except in compliance with REMIC Provisions and only (i) in consideration of payment in full (or in certain cases in which partial prepayment is permitted, in an amount equal to no less than 125% of the Allocated Loan Amount) therefor, (ii) in connection with the substitution of all or a portion of the Mortgaged Property in exchange for delivery of U.S. “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), in a defeasance meeting the requirements of representation (37) hereof, provided that in the case of a partial defeasance, the portion of the principal balance of the Mortgage Loan secured by the defeasance collateral is not less than 125% of the Allocated Loan Amount, (iii) where such portion to be released was not considered material for purposes of underwriting the Mortgage Loan or the appraisal obtained at origination of the Mortgage Loan and such release was contemplated at origination, (iv) conditioned on the satisfaction of certain underwriting and other requirements, including payment of a release price in an amount equal to not less than 125% of the Allocated Loan Amount for such Mortgaged Property or the portion thereof to be released or (v) as set forth on an exhibit to the related Mortgage Loan Purchase Agreement, in connection with the substitution of a replacement property in compliance with REMIC Provisions; provided that, in the case of clauses (i), (iii) and (iv), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal amount of the Mortgage Loan outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions, unless the Borrower delivers an opinion of counsel to the effect that the failure to make that payment will not cause any REMIC that holds the Mortgage Loan to cease to be a REMIC.

(39)           Commercial Property.  Each Mortgaged Property is owned by the related Borrower, except for Mortgaged Properties which are secured in whole or in a part by a Ground Lease and for out-parcels, and is used and occupied for commercial or multifamily residential purposes in accordance with applicable law.

(40)           Casualty.  In the event of casualty or destruction of the Mortgaged Property, any non-conformity with applicable zoning laws as of the origination date will not prohibit the Mortgaged Property from being restored or repaired in all material respects, to the use or structure at the time of such casualty, except for restrictions on its use or rebuildability for which (i) law and ordinance insurance coverage has been obtained in amounts consistent with the standards utilized by the Mortgage Loan Seller or (ii) the Title Insurance Policy insures against such non-conformity.  For purposes of the foregoing sentence, it is understood that any change to the use or structure of the Mortgaged Property which materially and adversely affects the related Borrower’s ability to timely make payments on the related Mortgage Loan shall be deemed to be a material change to such use or structure.

(41)           Capital Contribution; Construction.  Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contributions to the related Borrower under the Mortgage Loan.  The Mortgage Loan was not originated for the sole purpose of financing the construction of incomplete improvements on the related Mortgaged Property.

(42)           No Fraud.  No court of competent jurisdiction will determine in a final decree that fraud with respect to the Mortgage Loans has taken place on the part of the Mortgage Loan Seller or, to the Mortgage Loan Seller’s actual knowledge, on the part of any originator, in connection with the origination of such Mortgage Loan.

(43)           Grace Periods.  If the related Mortgage or other Loan Documents provide for a grace period for delinquent Monthly Payments, such grace period is no longer than ten (10) days from the applicable payment date.

(44)           Access.  The following statements are true with respect to the related Mortgaged Property:  (a) the Mortgaged Property is located on or adjacent to a dedicated road or has access to an irrevocable easement permitting ingress and egress and (b) the Mortgaged Property is served by public or private utilities, water and sewer (or septic facilities)  appropriate for the current use of the Mortgaged Property.

(45)           Terrorism Insurance.  None of the Loan Documents contain any provision that expressly excuses the related borrower from obtaining and maintaining insurance coverage for acts of terrorism or, in circumstances where terrorism insurance is not expressly required, the mortgagee is not prohibited from requesting that the related borrower maintain such insurance, in each case, to the extent such insurance coverage is generally available for like properties in such jurisdictions at commercially reasonable rates.  Each Mortgaged Property is insured by a “standard extended coverage” casualty insurance policy that does not contain an express exclusion for (or, alternatively, is covered by a separate policy that insures against property damage resulting from) acts of terrorism.

(46)           Appraisal.  An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan, and such appraisal contained a statement, or was accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan  was originated.

(47)           Condemnation.  In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by the United States, a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower is required to pay down the principal balance of the Mortgage Loan in an amount required by the REMIC Provisions, and such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration), the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan, unless the Borrower delivers an opinion of counsel to the effect that the failure to make that payment will not cause any REMIC that holds the Mortgage Loan to cease to be a REMIC.

(48)           Release of Cross-Collateralization.  In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

Other.  For purposes of these representations and warranties, the term “to the Mortgage Loan Seller’s knowledge” shall mean that no officer, employee or agent of the Mortgage Loan Seller responsible for the underwriting, origination or sale of the Mortgage Loans or of any servicer responsible for servicing the Mortgage Loan on behalf of the Mortgage Loan Seller, believes that a given representation or warranty is not true or is inaccurate based upon the Mortgage Loan Seller’s reasonable inquiry, and that during the course of such inquiry, no such officer, employee or agent of the Mortgage Loan Seller has obtained any actual knowledge of any facts or circumstances that would cause such Person to believe that such representation or warranty was inaccurate.  Furthermore, all information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the Mortgage Loan Seller’s knowledge.  For purposes of these representations and warranties, the term “to the Mortgage Loan Seller’s actual knowledge” shall mean that an officer, employee or agent of the Mortgage Loan Seller responsible for the underwriting, origination and sale of the Mortgage Loans does not actually know of any facts or circumstances that would cause such Person to believe that such representation or warranty was inaccurate.

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ANNEX G

EXCEPTIONS TO MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

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ANNEX G-1

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
GERMAN AMERICAN CAPITAL CORPORATION MORTGAGE LOANS

Annex A ID#	Mortgage Loan	Representation		Exception
4	Hartman Portfolio	(6)	Mortgage Lien; Assignment of Leases

The 3100 Timmons Lane property is subject to two mechanic’s liens in the amounts of $9,478.72 and $5,033.63, by DG Medina Construction LLC and Hermes Commercial Contractors, Ltd., respectively.

The Tower Pavilion property is subject to (i) a mechanic’s lien in the amount of $21,308.15 by OGH Services, Inc. and (ii) a fixture filing financing statement.

The Park Central property is subject to a mechanic’s lien in the amount of $12,791.90 by Stehlik, Inc.

The North Central Plaza property is subject to a mechanic’s lien in the amount of $11,256.70 by Fast-Trak Construction, Inc.

The Westheimer Central Plaza property is subject to a mechanic’s lien in the amount of $21,308.15 by OGH Services, Inc.

1	Square One Mall	(10)	Nonrecourse

Recourse for misapplication or misappropriation of rents, insurance proceeds or condemnation awards is limited to the misapplication or conversion (by or on behalf of the Borrower or any affiliate of the Borrower) of any insurance proceeds paid by reason of any loss, damage or destruction to the Mortgaged Property, any awards or other amounts received in connection with the condemnation of all or a portion of the Mortgaged Property, any rents paid more than one month in advance or lease termination payments not applied in accordance with the terms of the Loan Documents, or any rents following the occurrence and during the continuance of an Event of Default (as such term is defined in the related Mortgage Loan Agreement).

Recourse for material physical waste is limited to any intentional physical waste of the Mortgaged Property by the Borrower or any affiliate of the Borrower.

4	Hartman Portfolio	(13)	Modifications	A post-closing letter regarding the clearing of mechanics liens was added to the related Mortgage File after the Cut-off Date.
6	Hampshire Multifamily Portfolio	(13)	Modifications

The Side Letter Agreement, dated February 23, 2012, between German American Capital Corporation and Riverwood Holdings LLC, Spyglass Holdings LLC, Villa Nova Holdings LLC, Westlake Properties LLC, Wind Drift Holdings LLC, and Woods Edge Holdings LLC was added to the related Mortgage File on the aforementioned date.

18	Plaza del Sol	(13)	Modifications

The First Amendment to Declaration of Easements, Covenants, Conditions and Restrictions, dated February 15, 2012, between Plaza-AL, LLC, a Delaware limited liability company, and PDS-AL, Ltd, a Texas limited partnership, was added to the related Mortgage File on the aforementioned date.

G-1-1

Annex A ID#	Mortgage Loan	Representation		Exception
4	Hartman Portfolio	(21)	Licenses and Permits

Property zoning reports provided on May 6, 2011 for the Northbelt Atrium I and Northbelt Atrium II properties disclosed multiple outstanding fire code violations found by the Harris County Fire Marshall.

6	Hampshire Multifamily Portfolio	(21)	Licenses and Permits

The Villa Nova Apartments property is deficient by a total of 17 parking spaces. The loan agreement contains a covenant to restripe the parking upon lender request or if ever required by any governmental or quasi-governmental authority and the recourse carveout guaranty and loan agreement include a recourse carve out for any losses of the lender caused by the non-conformity.

1	Square One Mall	(24)	Property Condition	The engineering report recommended immediate repairs estimated to cost approximately $34,179. The borrower did not reserve any funds for these repairs.
4.08	Hartman Portfolio – Park Central	(24)	Property Condition
State of Texas v. Hartman Income REIT Operating Partnership (“Hartman”) involved a condemnation proceeding to take a 15 foot strip of parking lot at Park Central to widen the Lyndon B. Johnson Freeway. The borrower has indicated that agreed judgment for Hartman was granted.

17	Montebello Town Square	(24)	Property Condition	The engineering report recommended immediate repairs estimated to cost approximately $12,000. The borrower did not reserve any funds for these repairs.
12	Susquehanna Valley Mall	(26)	Environmental Matters

A Phase II environmental assessment was recommended with respect to certain underground hydraulic lifts located on the Mortgaged Property. The Borrower obtained a Zurich Lender Environmental Collateral Protection Policy for lender in an amount equal to $2 million dollars (an amount less than the loan balance) and expiring 12 years from the loan origination date (2 years after the term of the loan). The policy premiums have been paid in full.

22	Rancho Penasquitos Towne Center I	(26)	Environmental Matters

A Phase I environmental site assessment was obtained by lender that recommended a Phase II assessment. Lender obtained an environmental policy in lieu of a Phase II environmental site assessment. The policy is in an amount equal to $2 million dollars (an amount less than the loan balance) and expires 12 years from the loan origination date (2 years after the term of the loan).

24	Rancho Penasquitos Towne Center II	(26)	Environmental Matters

A Phase I environmental site assessment was obtained by lender that recommended a Phase II assessment. Lender obtained an environmental policy in lieu of a Phase II environmental site assessment. The policy is in an amount equal to $2 million dollars (an amount less than the loan balance) and expires 12 years from the loan origination date (2 years after the term of the loan).

4	Hartman Portfolio	(29)	Litigation

Fort Bend County v. Hartman Income REIT Operating Partnership, LP involves a suit over 2009 property taxes for Mission Centre in the amount of $26,656.67. According to the borrower, the case is set for trial on April 10, 2012.

Wendy Clark-Levy v. Hartman Income REIT, Inc. involves a discrimination claim filed with the Equal Employment Opportunity Commission (EEOC) by a former employee, alleging sex, age and religious discrimination. The employee is seeking approximately $275,000 in damages against Hartman Income REIT for wrongful termination. She

G-1-2

Annex A ID#	Mortgage Loan	Representation		Exception

also filed a discrimination suit in state district court on the same ground seeking unspecified damages.  According to the borrower, the case is set for trial on April 16, 2012.

Consolidated Electrical Distributors, Inc. v. Hartman Income REIT Operating Partnership, LP involves a suit filed on July 11, 2011 to foreclose a lien that was filed by a supplier who was not paid by the electrical contractor (Hartman paid the contractor, but he did not pay his supplier).  According to the borrower, the Plaintiff has offered to release its lien, waive its claim for court costs and attorney fees and assign its claim against the contractor if Hartman will pay the $12,162.63 balance on the account. Hartman is offering to pay $6,100 (the amount of retainage that Hartman withheld from the contractor) and the Plaintiff has tentatively agreed to accept the retainage.

Ace American Insurance Company v. Hartman Income REIT, Inc., et al. involves an insurance subrogation claim by the workers compensation carrier of former Hartman tenant, Baker Hughes. The Plaintiff seeks to recover workers compensation benefits paid out to one of Baker Hughes’ employees as result of a slip and fall at the Atrium I property.  According to the borrower, Hartman has forwarded the suit to its liability insurance carrier.

Patrick Bowman v. Hartman Income REIT, Inc., involves a dispute with a tenant over reletting fees.  According to the borrower, the tenant filed suit to remove the entry from his credit report and Hartman filed a countersuit for $1,246.11 on February 2, 2012.

Banowsky & Levine, P.C. v. Allen R. Hartman involved a breach of contract claim filed on November 8, 2010.  According to the borrower, the case settled but has been left open until the Defendant makes the final installment payment around April 1, 2012.

ISF Security Group Incorporated v. Allen R. Hartman involved a breach of contract claim filed on July 1, 2009.  According to the borrower, the case was settled and dismissed shortly after it was filed.

Emmons & Jackson v. Hartman, Allen R. involved a sworn account suit filed on March 12, 2007.  According to the borrower, the case closed in 2007.

17 22 24	Montebello Town Square Rancho Penasquitos Towne Center I Rancho Penasquitos Towne Center II	(33)	Related Borrowers	These mortgage loans, with an aggregate original principal balance of $41,565,000 have affiliated borrowers.
1	Square One Mall	(36) Due-on-Sale or Encumbrance

The Loan Agreement gives the Borrower, without lender consent, the right to sell the Mortgaged Property, or greater than 50% of the aggregate interests in Borrower in one or a series of related transactions, to one or more “Qualified Transferees”(as such term is defined in the related Mortgage Loan documents), subject to the satisfaction of certain requirements set forth in the Loan Documents.

Additionally, the Loan Agreement permits the following transfer without lender consent:

(i) the transfer of limited partnership interests or any profits or proceeds relating to limited partnership interests or the creation or issuance of new limited partnership interests in

G-1-3

Annex A ID#	Mortgage Loan	Representation	Exception

Simon Property Group, L.P., a Delaware limited partnership (“SPG LP”) to any person;

(ii) the transfer or restructuring of the ownership interests in Mayflower REIT LLC (“Mayflower REIT”) so long as the economic ownership interests in Mayflower REIT continue to be owned directly or indirectly by any of the Key Principals and controlled by such Key Principal; and

(iii) Key Principals may pledge, hypothecate or assign Key Principal’s indirect interest in Borrower in connection with a corporate-level financing securing all or substantially all of Key Principal’s assets to an institutional lender(s) including to an institutional lender as administrative agent for other lenders provided not less than 50% of the corporate-level financing is held by Institutional lenders, it being the agreement of the parties that this clause is not intended to prevent Key Principal from incurring unsecured indebtedness and/or the granting of a negative pledge (that is not secured by a lien) in connection with such Indebtedness.

5 6 12 13 14 16 22 24 39

180 Peachtree Street

Hampshire Multifamily
Portfolio

Susquehanna Valley Mall

Vernola Marketplace

GRM Portfolio

Healdsburg Hotel

Rancho Penasquitos Towne Center I

Rancho Penasquitos Towne Center II

Addison Place North
		(36) Due-on-Sale or Encumbrance	The Loan Documents permit the transfer of publicly traded shares in any indirect equity owner of the Borrower without the consent of lender.
17	Montebello Town Square	(36) Due-on-Sale or Encumbrance

Kimco Income Operating Partnership, L.P. (“KIOP”) is the non-recourse guarantor under the Mortgage Loan and owns 100% of the direct or indirect ownership interests in the Borrower.

The Loan Documents permit (1) the transfer of publicly traded shares in any indirect equity owner of the Borrower without the consent of lender and (2) any public offerings of shares of Kimco Income REIT (“KIR”, which owns a 0.00766% general partnership interest in KIOP) or any transfer of direct or indirect interests  in KIR without lender’s consent, so long as following any such public offering or transfer, (A) Kimco Realty Corporation (“KRC”, which owns a 45% limited partnership interest in KIOP)  owns at least 10% of the direct or indirect ownership interests in KIOP and Materially Influences (as defined in the Loan Documents) KIOP, (B) KRC owns at least 10% of the direct or indirect ownership interests in Borrower, controls day-to-day operations of the Mortgaged Property and Materially Influences the Borrower and (C) the Master Management Agreement among KIR, KIOP, and KRC is in effect at the time of such public offering or transfer and remains in effect throughout the term of the Mortgage Loan.

G-1-4

Annex A ID#	Mortgage Loan	Representation		Exception
	All GACC Defeasance Loans	(37)	Defeasance

The Loan Agreement does not require certification that the purpose of the defeasance is to facilitate  the  disposition of the mortgaged real property or any other customary commercial transaction and not to be part of an arrangement to collateralize a  REMIC offering with obligations that are not real estate mortgages.

4	Hartman Portfolio	(38)	Release of Property

The Deed of Trust provides for a partial release of an individual property on a date that is prior to two years before the scheduled maturity date, subject to certain conditions, including payment of a predetermined partial release price, at an amount generally equal 115% to the allocated loan amount for each property.

12	Susquehanna Valley Mall	(39)	Commercial Property	A portion of the Mortgaged Property is undeveloped land used for farming.
4.11 4.10 4.02	Hartman Portfolio –Tower Pavilion Hartman Portfolio –11811 North Freeway Hartman Portfolio –The Preserve	(40)	Casualty

The Tower Pavilion property is considered legal non-conforming as to setbacks, extending approximately 6 feet into the required setback for a local street.

The 11811 North Freeway property is considered legal non-conforming as to setbacks, extending approximately 20 feet into the required setback for a major thoroughfare.

The Preserve property is considered legal non-conforming as to parking, with a deficit of 238 spaces to current code.

Reconstruction of these Mortgaged Properties must be compliant with code in the event that the estimated cost to rebuild damaged portion of any of these Mortgaged Properties exceeds 75% of the estimated replacement cost of the entire building, exclusive of the replacement cost of the building foundation.  Law and Ordinance Insurance was not obtained at these Mortgaged Properties.

1	Square One Mall	(45)	Terrorism Insurance

The Loan Agreement provides that to the extent that the related policy contains an exclusion for acts of terrorism, the Borrower is required to obtain, to the extent available, a stand-alone policy that provides the same coverage, so long as the deductible does not exceed $5,000,000.

13	Vernola Marketplace	(45)	Terrorism Insurance	The Loan Documents provide that the Borrower will not be required to pay any insurance premiums solely with respect to terrorism coverage in excess of an annual premium amount of $50,000.
16	Healdsburg Hotel	(45)	Terrorism Insurance	The Loan Documents provide that the Borrower will not be required to pay any insurance premiums solely with respect to terrorism coverage in excess of an annual premium amount of $40,000.

G-1-5

ANNEX G-2

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
LADDER CAPITAL FINANCE LLC

Annex A ID#	Mortgage Loan	Representation	Exception
21	BB&T Headquarters Building	(2) Fixed Rate Loan

The subject Mortgage Loan provides that subsequent to the occurrence of a specified anticipated repayment date, the rate at which interest accrues would increase, with payment of the additional interest to be deferred.

2	Union Square Retail	(6) Mortgage Lien; Assignment of Leases

(a)  The related borrower is the owner of two (2) subsidiaries (the “USR Borrower Subsidiaries”), which are the owners of sub-leasehold interests created pursuant to two (2) sublease agreements between each USR Borrower Subsidiary, as tenant, and the related borrower, as landlord (“USR Sublease Agreements”). The collateral for the subject Mortgage Loan does not include any lien or security interest in the USR Borrower Subsidiaries’ sub-leasehold interest or the leases and rents under any of the sub-subleases entered into between either USR Borrower Subsidiary, as landlord, and a tenant (the “USR Sub-Subleases”). The USR Borrower Subsidiaries’ sublease agreements are not subordinate to the mortgage lender’s mortgage lien.

(b)  The collateral for the Mortgage Loan includes a first priority security interest in the related borrower’s equity interests in the USR Borrower Subsidiaries, which equity interests have been pledged to the mortgage lender pursuant to two pledge and security agreements.  The mortgage lender may not sell the pledged interests at a private or public UCC or foreclosure sale until the date that is one hundred eighty (180) days after the occurrence of an event of default under the subject Mortgage Loan.

(c)  Pursuant to the requirements of the ground lease creating the related borrower’s leasehold estate in the related Mortgaged Property (the “USR Ground Lease”), the related mortgage includes provisions (i) making the related mortgage expressly subject and subordinate to the USR Ground Lease, (ii) whereby the mortgage lender expressly waives all rights and options to retain and apply proceeds of any insurance or the proceeds of any condemnation award toward payment of the sum secured by the related mortgage to the extent such proceeds are either (x) payable to the ground lessor in accordance with the provisions of the USR Ground Lease or (y) required to be used for the repair or restoration of the leased premises in accordance with the provisions of the USR Ground Lease, and (iii) whereby the mortgage lender expressly agrees that (x) no subtenant shall be named or joined as a party defendant or otherwise in any suit, action or proceeding to enforce any rights granted to the mortgage lender under the related mortgage, and (y) the possession of each subtenant shall not be disturbed or evicted, and its sublease, the leasehold estate created thereby and its rights thereunder shall not be terminated or otherwise adversely affected as a result of any foreclosure of the related mortgage, or any sale pursuant to any such foreclosure or the delivery of a deed in lieu of foreclosure, or other acquisition of the related borrower’s interest in the USR Ground Lease pursuant to the enforcement of the

G-2-1

Annex A ID#	Mortgage Loan	Representation		Exception

mortgage lender’s remedies.

(d)  The plaintiffs in the USR Current Litigation (as defined and summarily described in the exception with respect to Union Square Retail for Representation and Warranty No. 29 titled “Litigation”) have alleged certain defaults, and events that amount to defaults, under the USR Ground Lease.  If the USR Current Litigation was determined adversely to the defendants, then the USR Ground Lease may be subject to termination, subject to the rights of the tenant and mortgage lender under the USR Ground Lease.

21	BB&T Headquarters Building	(6) Mortgage Lien; Assignment of Leases		Branch Banking and Trust Company, the largest tenant, has a right of first offer to purchase the property if the landlord determines in good faith to offer the property for sale.
23	Johnstown Galleria - Ground Lease	(6) Mortgage Lien; Assignment of Leases		The ground tenant at the related Mortgaged Property has a right of first offer to purchase such Mortgaged Property in connection with the sale of such Mortgaged Property under certain circumstances.
41	Alrig Portfolio	(6) Mortgage Lien; Assignment of Leases

With respect to one of the related Mortgaged Properties, the condominium documents granted a right of first refusal and a right of first option in favor of the original developer of the condominium project with respect to the sale by a unit owner of its unit. However such rights of the developer may have lapsed.

2	Union Square Retail	(7)	Title	Same exceptions as for Representation and Warranty No. 6 titled “Mortgage Lien; Assignment of Leases.”
2 23 41	Union Square Retail Johnstown Galleria – Ground Lease Alrig Portfolio	(8)	Title Insurance	Same exceptions as for Representation and Warranty No. 6 titled “Mortgage Lien; Assignment of Leases.”
21	BB&T Headquarters Building	(8)	Title Insurance	Branch Banking and Trust Company, the largest tenant, has a right of first offer to purchase the property if the landlord determines in good faith to offer the property for sale.
2	Union Square Retail	(10)	Nonrecourse

The subject Mortgage Loan is fully recourse to the related borrower. The subject Mortgage Loan is also fully recourse to The Related Companies, L.P., a New York limited partnership (“USR Guarantor”), except in instances where USR Guarantor can demonstrate that the related borrower is incapable of complying with its obligations under the mortgage loan documents solely as a result of bona-fide defaults by tenants (other than the USR Borrower Subsidiaries under their respective USR Sublease Agreements) or other events which are not attributable to the related borrower’s breach of the loan documents, acts or omissions of the USR Borrower Subsidiaries that would have constituted breaches of the loan documents had they each been a party to the loan documents, or failure of the related borrower or the USR Borrower Subsidiaries to operate the property in a manner consistent with that of a prudent owner intending to repay the subject Mortgage Loan in a good faith manner. However, the exceptions to USR Guarantor’s liability noted in the preceding sentence do not apply and USR Guarantor is   fully liable in the event of (1) termination of the USR Ground Lease arising

G-2-2

Annex A ID#	Mortgage Loan	Representation		Exception

out of USR Ground Lease defaults that are the subject of the USR Current Litigation, (2) termination of the Citibank, N.A. or Nordstrom Rack USR Sub-Sublease  due to ground lease defaults that are the subject of the USR Current Litigation, (3) sale, assignment, transfer, encumbrance or incurrence of indebtedness by either of the USR Borrower Subsidiaries, (4) voluntary bankruptcy of the related borrower or either of the USR Borrower Subsidiaries, (5) involuntary bankruptcy of the related borrower or either of the USR Borrower Subsidiaries filed by an affiliate, officer, director or any representative which controls the related borrower or either of the USR Borrower Subsidiaries, (6) mortgage lender, by agreeing not to exercise cure rights with respect to the USR Ground Lease defaults, is deprived of the practical ability to (i) cure USR Ground Lease defaults, (ii) receive a new ground lease or (iii) exercise any other material right available to a leasehold mortgagee under the USR Ground Lease, and the USR Ground Lease is thereafter terminated, or (7) if the mortgage lender shall for any reason fail to be a “Recognized Mortgagee” (as such term is defined in the USR Ground Lease); provided, however, this clause (7) shall not apply in the event the mortgage lender receives written confirmation from the ground lessor under the USR Ground Lease in form reasonably acceptable to mortgage lender confirming that mortgage lender is a “Recognized Mortgagee” under the USR Ground Lease.  In addition, USR Guarantor has agreed to be liable for lender’s losses incurred as a result of (1) the related Borrower’s failure to comply with its obligation to indemnify the mortgage lender for losses in connection with any claim or lawsuit with Citibank, N.A. or Nordstrom Rack in connection with any USR Ground Lease defaults that are the subject of the USR Current Litigation or arise out of the USR Current Litigation, (2) any alterations to any improvements if the cost of those alterations exceeds $5,000,000, (3) any misapplication or misappropriation by the related borrower or its affiliates of insurance proceeds, condemnation awards, rents or other gross revenues, or (4) if the mortgage lender, by agreeing not exercise cure rights with respect to USR Ground Lease defaults, is deprived of the practical ability to (i) cure USR Ground Lease defaults, (ii) receive a new ground lease or (iii) exercise any other material right available to a leasehold mortgagee under the USR Ground Lease.

3	Puerto Rico Retail Portfolio	(10)	Nonrecourse	With respect to waste, the non-recourse carve-out consists of: material physical waste that is caused by intentional acts or intentional omissions of the related borrower.
9 10	Rio Apartments Treetop Apartments	(10)	Nonrecourse

With respect to each such Mortgage Loan, as of the closing thereof, although the foreclosure action with respect to a prior loan that had a maturity date default was settled by virtue of the payoff of the existing loan, the court proceedings relating to the foreclosure and receivership put in place by the paid-off mortgage lender were still technically open as a matter of record.  The subject Mortgage Loan is fully recourse to the related borrower and guarantor until all such trailing matters are officially cleared.

15 19 28	Evergreen Portfolio Holiday Village Eagle Crest MHC	(10)	Nonrecourse

With respect to “misapplication or misappropriation of rents, insurance proceeds or condemnation awards”, the non-recourse carve-out instead consists of the following (all of the capitalized terms in this paragraph that are not defined herein have the meanings ascribed to them in the

G-2-3

Annex A ID#	Mortgage Loan	Representation		Exception
33	Boulevard Estates MHC
related loan agreement):  the misapplication (no reference to misappropriation) in violation of the related loan agreement or the other related loan documents or conversion by the related borrower of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to any portion of the related Mortgaged Property, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the related Mortgaged Property, (C) any Gross Revenues (including security deposits, advance deposits or any other deposits, but excluding Rents), or (D) after an event of default (which if non-monetary, is either known by the related borrower or is the subject of written notice from the mortgage lender to the related borrower), any Rents that are not either deposited with the mortgage lender or applied to the commercially reasonable out of pocket third party costs and expenses of the related Mortgaged Property as they become due or payable (which such costs and expenses shall not include payments to the property manager).

With respect to waste, the non-recourse carve-out consists of:  intentional physical waste.

23	Johnstown Galleria – Ground Lease	(10)	Nonrecourse	With respect to waste, the non-recourse carve-out consists of: material physical waste only if due to action of the related borrower or its principals.
26	BJ’s Wholesale Pittsfield	(10)	Nonrecourse	The stated non-recourse carve-outs are full recourse obligations of the borrower but there is no separate guarantor.
2	Union Square Retail	(11)	Mortgage Provisions

(a)  The collateral for the subject Mortgage Loan does not include any lien or security interest in the USR Borrower Subsidiaries’ sub-leasehold interest or the leases and rents under any of the USR Sub-Subleases. The USR Borrower Subsidiaries’ sublease agreements are not subordinate to mortgage lender’s mortgage lien.

(b)  The collateral for the Mortgage Loan includes a first priority security interest in the related borrower’s equity interests in the USR Borrower Subsidiaries, which equity interests have been pledged to the mortgage lender pursuant to two pledge and security agreements.  The mortgage lender may not sell the pledged interests at a private or public UCC or foreclosure sale until the date that is one hundred eighty (180) days after the occurrence of an event of default under the subject Mortgage Loan.

(c)  Pursuant to the requirements of the USR Ground Lease, the related mortgage includes provisions pursuant to which the mortgage lender expressly agreed that (x) no subtenant shall be named or joined as a party defendant or otherwise in any suit, action or proceeding to enforce any rights granted to the mortgage lender under the related mortgage, and (y) the possession of each subtenant shall not be disturbed or evicted, and its sublease, the leasehold estate created thereby and its rights thereunder shall not be terminated or otherwise adversely affected as a result of any foreclosure of the related mortgage, or any sale pursuant to any such foreclosure or the delivery of a deed in lieu of foreclosure, or other acquisition of the related borrower’s interest in the USR Ground Lease pursuant to the enforcement of the mortgage lender’s remedies.

G-2-4

Annex A ID#	Mortgage Loan	Representation		Exception
	Some or all Mortgage Loans with deeds of trust	(14)	Deed of Trust	Trustee’s fees must be reasonable.
2	Union Square Retail	(17)	No Material Default

The plaintiffs in the USR Current Litigation have alleged certain defaults, and certain events that amount to defaults, under the USR Ground Lease.  If the USR Current Litigation is determined adversely to the defendants, then there would be one or more material defaults under the subject Mortgage Loan.  In addition, no ground lessor estoppel was obtained, and therefore the related borrower’s representations cannot be independently verified.  The failure of any such representation to be true would be a material default under the related mortgage loan documents.

43	Fox Hunt Apartments	(17)	No Material Default

The related borrower was required to obtain renewal policies in October 2011 that satisfied all terrorism covenants.  The related originator waived the related borrower’s failure to do so through February 23, 2011, on which date the renewal policies with the requisite terrorism coverage were obtained.

2	Union Square Retail	(21)	Licenses and Permits

With respect to compliance with “restrictive covenants of record applicable to the Mortgaged Property,” the plaintiffs in the USR Current Litigation have asserted claims that certain uses by Nordstrom Rack, Citibank, N.A. and Duane Reed (tenants under USR Sub-Subleases) are prohibited under the USR Ground Lease and/or defendant’s consent to such uses amounted to a breach of the USR Ground Lease.  If the court finds in favor of the plaintiffs on such claims, the related borrower would be in violation of the use restrictions under the USR Ground Lease and/or the applicable USR Sublease Agreement.

15 19 28 33 34 43	Evergreen Portfolio Holiday Village Eagle Crest MHC Boulevard Estates MHC Northcross & Victoria Fox Hunt Apartments	(21)	Licenses and Permits	Same exceptions as for Representation and Warranty No. 40 titled “Casualty.”
30	Hickory Glen Apartments	(21)	Licenses and Permits

The related Mortgaged Property as currently striped is deficient by 16 spaces which are needed for compliance. There is sufficient room on the related Mortgaged Property for the spaces to be added.  A reserve for re-striping and a loss recourse event for parking deficiencies were included in the related loan documents.  A zoning endorsement was obtained.

2	Union Square Retail	(22)	Taxes and Assessments

The plaintiffs in the USR Current Litigation have asserted claims that the related borrower has failed to pay rents due under the USR Ground Lease.  If the court finds in favor of the plaintiffs on any such claims, then the related borrower shall have failed to pay ground rents that are currently due.

28 34	Eagle Crest MHC Northcross & Victoria	(23)	Encroachments	Same exceptions as for Representation and Warranty No. 40 titled “Casualty.”

G-2-5

Annex A ID#	Mortgage Loan	Representation		Exception
23	Johnstown Galleria – Ground Lease	(24)	Property Condition	No engineering report was obtained.
43	Fox Hunt Apartments	(24)	Property Condition	There is no reserve to address treatments for termite infestation.
2	Union Square Retail	(25)	Ground Lease

(a) The USR Ground Lease includes certain required economic conditions for subleases that would affect the use of the related Mortgaged Property and impose restrictions on subletting, which conditions include: (i) sublease base rent must be at least 95% of the then fair market value; (ii) any base rent increases must be within the range of what is customary in Manhattan; (iii) subleases cannot provide for any decrease in the rate of sublease base rent, other than those based on abatements, concessions, credit or offset or a decrease upon renewal, but not less than 92.5% of the fair market value; (iv) subleases must contain provisions for work letters and work allowances, within the range of what is customary in Manhattan; and (v) the economic provisions of any sublease cannot be intentionally structured to understate any determination of rate of base rent under the USR Ground Lease.

(b)  The plaintiffs in the USR Current Litigation have alleged various defaults, and events that amount to defaults, under the USR Ground Lease.  If the court finds for the plaintiffs in connection with any such claims, then there would be one or more defaults under the USR Ground Lease and the ground lessors could seek to terminate the USR Ground Lease.

(c)  No ground lessor estoppel was obtained.

(d)  A modification of the USR Ground Lease may be made without the prior written consent of the “Recognized Mortgagee;” however, such modification is not effective as to any Recognized Mortgagee, unless expressly consented to in writing by such Recognized Mortgagee.

(e)  The ground lessors may terminate the USR Ground Lease (i) if the mortgage lender failed to cure ground lease defaults in accordance with mortgagee protection provisions in the USR Ground Lease and (ii) following a non-monetary event of default if lessor believes in good faith that (x) the mortgagee was not adequately pursuing cure of the related non-monetary event of default or (y) termination of the ground lease was in the best in interest of lessor, in either case of (x) or (y), however, the ground lease requires the lessor to enter into a new lease with the mortgage lender upon termination of the USR Ground Lease.

(f)  The USR Ground Lease does not expressly provide that “no notice of termination shall be effective against mortgagee” unless notice has been given to such mortgagee. The USR Ground Lease, however, requires ground lessor to provide notice to mortgagee of ground lease defaults prior to ground lessor terminating the USR Ground Lease.

(g)  New lease rights apply only in the case of (i) a rejection of the ground lease in a bankruptcy of the related borrower, unless the ground lease has otherwise been terminated as a result of mortgagee’s failure to cure a default under such ground lease, and (ii) a termination of the ground lease by the lessor following a non-monetary

G-2-6

Annex A ID#	Mortgage Loan	Representation		Exception

event of default based on lessor’s good faith belief that (x) the mortgagee was not adequately pursuing cure of the related non-monetary event of default or (y) termination of the ground lease was in the best in interest of lessor.

(h)  The terms of the USR Ground Lease generally require net insurance proceeds and condemnation awards to be deposited with a “Depository” meeting certain qualifications and applied to the cost of restoration, and the mortgage loan documents generally allow for the application of such net proceeds to restoration as and when required by the USR Ground Lease. It is possible that a securitization trust may not qualify as a Depository, although the related borrower is required to appoint the mortgage lender to the extent the mortgage lender does qualify as a Depository under the USR Ground Lease, and any Depositary appointed by the related borrower shall otherwise be subject to the mortgage lender’s approval not to be unreasonably withheld, conditioned or delayed.

(i)  The USR Ground Lease requires any leasehold mortgagee to waive its right to retain and apply proceeds of any insurance or the proceeds of any condemnation award toward payment of the sum secured by the related Mortgage to the extent such proceeds are either (x) payable to the ground lessor in accordance with the provisions of the USR Ground Lease or (y) required to be used for the repair and restoration of the leased premises in accordance with the provisions of the USR Ground Lease.

(j)  The ground lessors are only required to enter into SNDAs in favor of subtenants and only if the related sublease satisfies certain criteria in the USR Ground Lease, including the economic conditions for subleases discussed in (a) above.

(k)  The ground lessors are not expressly prohibited under the USR Ground Lease or under applicable law from disturbing the possession/quiet enjoyment of a subtenant if there is a default under the USR Ground Lease even though such subtenant may not be in default under its sublease.

8	Brea Plaza Shopping Center	(25)	Ground Lease

The ground lessor shall endeavor to, but shall not be obligated to, give the mortgage lender a copy of each notice of default or breach under the lease sent to borrower.  However, ground lessor shall not terminate the ground lease due to a default or breach of the ground lease on the part of borrower without first giving lender notice and the right to cure such default or breach.

2	Union Square Retail	(26)	Environmental Matters

The related borrower and Guarantor (collectively, “Indemnitors”) have given an environmental indemnity to the mortgage lender. Pursuant to the environmental indemnity, the liability of the Indemnitors terminates three (3) years after the later to occur of (i) delivery of a Phase I environmental report or (ii) the date on which the subject Mortgage Loan has been repaid.

	All Mortgage Loans	(27)	Insurance

Except with respect to Mortgage Loans where terrorism insurance is not required as discussed elsewhere in this Annex G-2, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the borrower must obtain and maintain terrorism coverage to cover such exclusions from a

G-2-7

Annex A ID#	Mortgage Loan	Representation		Exception

Qualified Carrier (as defined in the related loan agreement) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the borrower shall obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

2	Union Square Retail	(27)	Insurance

The USR Ground Lease requires any leasehold mortgagee to waive its right to retain and apply proceeds of any insurance or the proceeds of any condemnation award toward payment of the sum secured by the related Mortgage to the extent such proceeds are either (x) payable to the ground lessor in accordance with the provisions of the USR Ground Lease or (y) required to be used for the repair and restoration of the leased premises in accordance with the provisions of the USR Ground Lease.

Further, the terms of the USR Ground Lease and the reciprocal easement and operating agreement with respect to the related Mortgaged Property and adjacent property  (“REOA”) generally require net insurance proceeds and condemnation awards to be deposited with a “Depository” meeting certain qualifications and applied to the cost of restoration, and the mortgage loan documents generally allow for the application of such net proceeds to restoration as and when required by the USR Ground Lease and the REOA. It is possible that a securitization trust may not qualify as a Depository, although the related borrower is required to appoint mortgage lender to the extent mortgage lender does qualify as a Depository under the REOA and the USR Ground Lease, and any Depositary appointed by Borrower shall otherwise be subject to mortgage lender’s approval not be unreasonably withheld, conditioned or delayed.

23	Johnstown Galleria – Ground Lease	(27)	Insurance

The insurance under the ground lease will govern; provided that, if ground tenant does not continue to maintain business income coverage or terrorism coverage in the form required by the loan documents, borrower must obtain such coverage; and provided, further, that certain of the sub-tenants are permitted to self-insure.  Policies are not required to nor do they name lender as loss payee. The related borrower has a terrorism insurance premium cap of $30,000.

25 27	Southwood Manor MHC Penland Park MHC	(27)	Insurance	No seismic reports were obtained because of the nature of the related Mortgaged Property.
26	BJ’s Wholesale Pittsfield	(27)	Insurance

The insurance under the lease of the sole tenant will govern; provided that the sole tenant will be permitted to self-insure under certain circumstances. The requirement for terrorism insurance has been waived.

2	Union Square Retail	(29)	Litigation

There is currently pending with respect to the USR Ground Lease that certain litigation (the “USR Current Litigation”) commenced by First Sterling Corporation and West Realty Co., LLC, the lessors under the USR Ground Lease, against the related borrower, the USR Borrower Subsidiaries and other defendants in the Supreme Court of the State of New York, New York County, bearing Index No. 600868/2010.  The plaintiffs in the USR Current Litigation have asserted, among others, claims that (x) the related borrower failed to obtain the plaintiff’s consent prior to terminating or modifying the USR Sublease Agreements to avoid obligations to pay the plaintiffs increased ground

G-2-8

Annex A ID#	Mortgage Loan	Representation		Exception

rent under the USR Ground Lease, (y) the ground lessors are owed additional rent under the USR Ground Lease (amount not quantified), and (z) certain uses by Nordstrom Rack, Citibank, N.A. and Duane Reade (tenants under the USR Sub-Subleases) are prohibited under the USR Ground Lease and/or the defendant’s consent to such uses amounted to a breach of the USR Ground Lease.  In a recent ruling, the court granted the defendants’ motion to dismiss certain of the above claims, and denied it with respect to others.  The court’s ruling is appealable.

15 19 28 33	Evergreen Portfolio Holiday Village Eagle Crest MHC Boulevard Estates MHC	(33)	Related Borrowers	The four mortgage loans have affiliated borrowers.
9 10	Rio Apartments Treetop Apartments	(33)	Related Borrowers	These two mortgage loans have affiliated borrowers.
25 27	Southwood Manor MHC Penland Park MHC	(33)	Related Borrowers	These two mortgage loans have affiliated borrowers.
2	Union Square Retail	(34)	Single Purpose Entity

The related borrower’s purpose is limited to owning and operating the (i) Mortgaged Property and (ii) the USR Borrower Subsidiaries, which are the owners of sub-leasehold interests created pursuant to the USR Sublease Agreements between each USR Borrower Subsidiary, as tenant, and the related borrower, as landlord.

9 10	Rio Apartments Treetop Apartments	(34)	Single Purpose Entity

With respect to each such Mortgage Loan, the related borrower entity is the payee under a revolving promissory note from its sole shareholder and guarantor of the subject Mortgage Loan, pursuant to which certain amounts distributed to such shareholder are treated as loans as opposed to distributions on the books and records of those parties. The note is an asset of the related borrower but is a technical exception to the single purpose nature of the borrower.

	All Mortgage Loans	(36) Due-on-Sale or Encumbrance

Any pledge of a direct or indirect equity interest in the related borrower would be permitted if the transfer of such equity interest to the pledgee would be a permitted transfer under the terms of Representation and Warranty 36 or as contemplated by any other exception to Representation and Warranty 36 set forth herein.

The mortgage lender’s consent may not be unreasonably withheld in connection with a borrower’s request to waive a due-on-sale clause.

	All Mortgage Loans as to which a principal or other equity owner of the related borrower is a publicly traded company	(36) Due-on-Sale or Encumbrance

Transfers and pledges of stock listed on nationally recognized stock exchanges, as well as transfers and pledges of stock and other equity interests that are publicly traded, are permitted.  Mergers and other business combinations involving a publicly traded company are permitted.

2	Union Square Retail	(36) Due-on-Sale or Encumbrance		The mortgage loan documents permit, among other things, the following transfers: (1) Transfers of the related Mortgaged Property, not more

G-2-9

Annex A ID#	Mortgage Loan	Representation		Exception

than 2 times during the mortgage loan term, in connection with a loan assumption upon satisfaction of criteria more particularly set forth in the mortgage loan documents, provided that the transferee in connection with any such transfer must either be (a) a person reasonably acceptable to the mortgage lender or (b) a person (i) controlled by State Teachers Retirement System of Ohio (“STRSO”), the current holder of the 51% membership interest in the related borrower, and (ii) in which STRSO owns directly or indirectly at least 20% of the beneficial ownership interests.

(2) Transfers of any direct or indirect interests in STRSO.

(3) Transfers of any direct or indirect interests in URS Guarantor, so long as URS Guarantor shall at all times either constitute a “qualified transferee” (under the related loan documents) or shall be owned and controlled by a “qualified transferee” (under the related loan documents).

26	BJ’s Wholesale Pittsfield	(36) Due-on-Sale or Encumbrance

The loan documents permit, without lender’s consent, certain transfers and pledges of direct and indirect interests in the related borrower to, and to entities under the control of, Ladder Capital Finance Holdings LLLP, a successor thereto and persons or entities satisfying the criteria set forth in the loan documents.

30	Hickory Glen Apartments	(36) Due-on-Sale or Encumbrance		Borrower does not have to reimburse lender for costs and expenses in excess of $10,000, exclusive of rating agency fees.
	All Mortgage Loans	(37)	Defeasance

“U.S. Obligations” shall mean securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption or (ii) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(i), as amended, which (a) will not result in a reduction, downgrade or withdrawal of the ratings for the securities or any class thereof issued in connection with a securitization, (b) are then outstanding, and (c) are then being generally accepted by the rating agencies without any reduction, downgrade or withdrawal of the ratings for the securities or any class thereof issued in connection with a securitization.

3	Puerto Rico Retail Portfolio	(38)	Release of Property

An unimproved portion of one of the four related Mortgaged Properties may be released upon satisfaction of certain conditions, including the payment of a release price equal to the greater of (i) $660,000 and (ii) the gross sales proceeds realized from the sale of the parcel less actual out-of-pocket costs paid to unaffiliated third parties (which costs are capped at 6% of the gross sales proceeds).

9 10	Rio Apartments Treetop Apartments	(38)	Release of Property

Either such Mortgage Loan may be fully prepaid and the related borrower may obtain a release of the corresponding Mortgaged Property, provided that, among other things, the other such Mortgage Loan is paid down by 20% of the fully prepaid Mortgage Loan.

15	Evergreen Portfolio	(40)	Casualty	Vance Mortgaged Property: This property is “legal non-conforming” for zoning purposes because, among other things: (a) the use is only permitted by Zoning

G-2-10

Annex A ID#	Mortgage Loan	Representation		Exception

Commission approval; and (b) complete deficiency with respect to parking as there is only street parking available for each unit and no driveway or paved spaces for any of the units.

Yorktowne Mortgaged Property:  This property is “legal non-conforming” for zoning purposes because, among other things:  (a) mobile home parks are not a permitted use within the current R2-C zoning district; (b) self-storage facilities are not permitted uses within the “LB” District; and (c) parking is deficient in the “LB” District by 12 spaces.

Pondarosa Mortgaged Property:  This property is “legal non-conforming” for zoning purposes because, among other things:  (a) building separation between the sales office and dwelling units is deficient 7 feet; (b) building separation between the dwelling units is deficient by 18 feet; (c) building separation between dwelling units and accessory structures is deficient 10 feet; and (d) no off-street parking exists for each mobile home lot (deficient 2 per lot for 288 total)).

19	Holiday Village	(40)	Casualty

The related Mortgaged Property is “legal non-conforming” due to its use. The use of a manufactured home park is only permitted in the RM-4 district as part of a planned area development. According to the zoning report, because the non-conforming issue is use, the Abandonment of Nonconforming Uses (Section 11-36-4) applies to the property as a whole. Individual units can be replaced if destroyed but if the use, as a mobile home park, ceases for one year or more, then it could only be re-established with Planned Unit Development approval.

28	Eagle Crest MHC	(40)	Casualty

This related Mortgaged Property is “legal non-conforming” with respect to setbacks and building separation.  The non-conformities include:  (a) several units encroach into the required 25 foot setback from any Park Street by up to 20 feet and several units encroach into the required 100 foot setback from abutting property by up to 70 feet per survey, (there is a total of 54 units that encroach setbacks); and (b) several units appear to encroach into the minimum 20 foot separation from any other mobile home (the zoning report used aerial photos to make this determination).

33	Boulevard Estates MHC	(40)	Casualty

The related Mortgaged Property is legal non-conforming for zoning purposes because, among other things:  (a) the individual mobile home site areas being deficient to the minimum required 3,500 square feet; (b) the existing units per acre exceed the maximum allowed of 10 units per acre; and (c) indeterminate as to the floor area ratio. If the existing floor area ratio exceeds 0.5, then it would be considered legal non-conforming.

34	Northcross & Victoria	(40)	Casualty

Victoria Mortgaged Property:  The legal non-conforming aspect is with respect to the building encroaching 5 feet into the required side yard and 10 feet into the required rear yard.  There are no provisions relating to non-conforming structures in the City of Victoria’s municipal code, but the Development Coordinator confirmed that if anything were to happen to the property, it would have to be re-built to what is required today.

43	Fox Hunt Apartments	(40)	Casualty	The related Mortgaged Property is legal non-conforming for zoning purposes because, among other things: (1) The density requirement is exceeded by 78 dwelling

G-2-11

Annex A ID#	Mortgage Loan	Representation		Exception
				units; and
				(2) The minimum number of required parking spaces is 500 and there are currently only 401.
	All Mortgage Loans	(45)	Terrorism Insurance	Same exceptions as for Representation and Warranty No. 27 titled “Insurance”.

G-2-12

ANNEX G-3

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
GUGGENHEIM LIFE AND ANNUITY COMPANY

Annex A ID#	Mortgage Loan	Representation		Exception
11	Piatt Place	(6) Mortgage Lien; Assignment of Leases

The Mortgaged Property is subject to three preexisting mortgages, all of which are (1) not represented in the Mortgage Loan Schedule, (2) subject to a subordination and standstill agreement with Mortgage Loan Seller which subordinates the liens of the other mortgages to Mortgage Loan Seller’s lien, and (3) cross-defaulted with the Mortgage Loan.  Mortgage Loan Seller has obtained title insurance which insured that Mortgage Loan Seller’s lien is a first priority lien.

7	Alamance Crossing	(36) Due-on-Sale or Encumbrance

The Loan Documents provide that transfers of direct and indirect equity interests in Mortgagor shall be permitted subject to certain standard conditions, including, without limitation: (i) no Event of Default may be continuing, (ii) after giving effect to such transfer, not less than 51% of the equity interests in Mortgagor shall be owned, directly or indirectly, by a qualified equityholder, (iii) a qualified equityholder shall control Mortgagor, and (iv) in certain circumstances, a new non-consolidation opinion must be provided. Additionally, the sale, transfer, pledge, conveyance or issuance of shares of stock in CBL & Associates Properties, Inc., a Delaware corporation (“CBL”) shall be permitted so long as CBL is a publicly traded entity whose shares of common stock are listed on the New York Stock Exchange or another nationally or internationally recognized stock exchange; and the sale, transfer, pledge, conveyance or issuance of limited partnership interests (but not general partnership interests) in CBL & Associates Properties, Inc., a Delaware corporation (“CBLLP”) shall be permitted so long as: (A) CBL Holdings I, Inc., a Delaware corporation (“CBHI”) remains the sole general partner of CBLLP; (B) CBL remains the sole shareholder of CBHI; and (C) CBL Controls CBLLP.

42	Wood Forest Apartments	(36) Due-on-Sale or Encumbrance

Lender’s consent is not required in connection with transfers (other than any mortgages, pledges or encumbrances, which shall require the prior written consent of lender), of not more than forty-nine  percent of the stock, the limited partnership interests or non-managing membership interests in a restricted party, as defined in the Loan Documents; provided, however, no such transfer shall result in the change of control in a restricted party.

In addition, at all times, Ralph Yaney, Lucile Yaney and Larisa Storozhenko in the aggregate must continue to control the Borrower, guarantor and any affiliated manager and own, directly or indirectly, at least a fifty-one percent  legal and beneficial interest in the Borrower, guarantor and any affiliated manager.

7 20 32	Alamance Crossing Bear Creek Plaza Staybridge Suites SeaWorld	(38)	Defeasance

The Loan Agreement does not require certification that the purpose of the defeasance is to facilitate  the  disposition of the mortgaged real property or any other customary commercial transaction and no to be part of an arrangement to collateralize a  REMIC offering with

G-3-1

Annex A ID#	Mortgage Loan	Representation		Exception
37 40 42	Marina Towers Hotel Provincial Wood Forest Apartments			obligations that are not real estate mortgages.
40	Hotel Provincial	(7) (40)	Title Commercial Property

In addition to the hotel property, the Mortgaged Property includes an adjacent condominium unit owned by Bryan V. Dupepe Sr. (one of the guarantors for the Mortgage Loan and a principal of the Borrower) and Patricia Dupepe (collectively, the “Unit Owners”), which is used as a kitchen for the restaurant located in the hotel. The Unit Owners have given a mortgage on the unit to lender and made a variety of representations and covenants in the Loan Documents with respect to the unit, but they are not technically considered Borrowers under the Mortgage Loan, so any representation being made regarding ownership of the Mortgaged Property by the Borrower should also include the Unit Owners.

7	Alamance Crossing	(46)	Terrorism Insurance	The Loan Agreement provides for a cap on the premium for terrorism insurance equal to two times the annual insurance premium as of the Mortgage Loan closing date.

G-3-2

Deutsche Mortgage & Asset Receiving Corporation,
Depositor

Commercial Mortgage Pass-Through Certiﬁcates,
(Issuable in Series By Separate Issuing Entities)

Deutsche Mortgage & Asset Receiving Corporation will periodically offer commercial mortgage pass-through certiﬁcates in separate series. We will offer the certiﬁcates through this prospectus and a separate prospectus supplement for each series. Each series of certiﬁcates will represent in the aggregate the entire beneﬁcial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

•	various types of multifamily or commercial mortgage loans,

•	mortgage participations, pass-through certiﬁcates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

•	combination of the assets described above.

The offered certiﬁcates will not represent an interest in or an obligation of us, any of our affiliates, Deutsche Bank AG or any of its affiliates. If so speciﬁed in the related prospectus supplement, the offered certiﬁcates or the assets of the related trust fund may be insured or guaranteed by an entity speciﬁed therein. Otherwise, neither the offered certiﬁcates nor the assets of the related trust fund will be guaranteed or insured by us or any of our afﬁliates or by any governmental agency of instrumentality, or any other person.

If speciﬁed in the related prospectus supplement, the trust fund for a series of certiﬁcates may include credit support effected through subordination of one or more classes of certiﬁcates to other classes, cross-support provisions, overcollateralization, letters of credit, loan insurance policies, certiﬁcate insurance policies, guarantees, surety bonds, reserve funds or a combination of the foregoing, and may also include guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certiﬁcates of a series will evidence beneﬁcial ownership interests in the trust fund. We may divide the certiﬁcates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. Structural credit enhancement will generally be provided for the respective classes of offered certiﬁcates through the subordination of more junior classes of offered and/or non-offered certiﬁcates. Accordingly, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certiﬁcates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should review the information appearing on page 11 in this prospectus under the caption “Risk Factors” and under the caption “risk factors” in the related prospectus supplement before purchasing any offered certiﬁcate.

We may offer the offered certiﬁcates of any series through one or more different methods, including offerings through underwriters, as described under “Method of Distribution” in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certiﬁcates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certiﬁcates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certiﬁcates will not be listed on any securities exchange.

The date of this prospectus is February 28, 2012

Important Notice About Information In This Prospectus
And The Accompanying Prospectus Supplement

Information about the certiﬁcates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certiﬁcates offered to you; and (b) the accompanying prospectus supplement, which describes the speciﬁc terms of the series of certiﬁcates offered to you. Investors reviewing this prospectus should also carefully review the information in the related prospectus supplement in order to determine the speciﬁc terms of each offering.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation. You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

Incorporation of Certain Information By Reference and Available Information

With respect to any series of certiﬁcates offered by this prospectus, there are incorporated herein by reference all documents and reports (other than Annual Reports on Form 10-K) ﬁled by or on behalf of Deutsche Mortgage & Asset Corporation with respect to the related trust fund prior to the termination of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that relate speciﬁcally to such series of certiﬁcates. Deutsche Mortgage & Asset Receiving Corporation will provide without charge to any beneﬁcial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certiﬁcates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certiﬁcates, other than the exhibits to such documents (unless such exhibits are speciﬁcally incorporated by reference in such documents). Requests for this information should be directed in writing to the Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention: Secretary, or by telephone at (212) 250-2500.

Deutsche Mortgage & Asset Receiving Corporation has ﬁled with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certiﬁcates. This prospectus and the prospectus supplement relating to each series of offered certiﬁcates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. In addition, Deutsche Mortgage & Asset Receiving Corporation will ﬁle or cause to be ﬁled with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

You can read and copy any document ﬁled by Deutsche Mortgage Asset & Receiving Corporation at prescribed rates at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such material can also be obtained electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Web site (http://www.sec.gov).

ii

SUMMARY OF PROSPECTUS	1
RISK FACTORS	11
The Lack of Liquidity May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates and May Have an Adverse Effect on the Market Value of Your Offered Certiﬁcates	11
The Trust Fund’s Assets May Be Insufﬁcient To Allow For Payment In Full On Your Certiﬁcates	12
Any Credit Support for Your Offered Certiﬁcates May Be Insufﬁcient to Protect You Against All Potential Losses	12
Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans which May Be Highly Unpredictable	13
Prepayments May Reduce The Average Life or the Yield of Your Certiﬁcates	14
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	15
Ratings Do Not Guaranty Payment	16
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	16
Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates	17
The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy	26
Risks Related to Terrorist Attacks and Military Conflict	27
Some Certiﬁcates May Not Be Appropriate for ERISA Plans	28
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	28
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	28
Certain Federal Tax Considerations Regarding Original Issue Discount	29
Bankruptcy Proceedings Entail Certain Risks	29
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	30
Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool	30
Termination of the Trust Fund Could Affect the Yield on Your Offered Certiﬁcates	30
Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions	31
THE SPONSOR	31
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	32
THE DEPOSITOR	32
DESCRIPTION OF THE TRUST FUNDS	32
General	32
Mortgage Loans	34
MBS	39
Certiﬁcate Accounts	40
Credit Support	40
Cash Flow Agreements	41
YIELD AND MATURITY CONSIDERATIONS	41
General	41
Pass-Through Rate	41
Payment Delays	42
Certain Shortfalls in Collections of Interest	42
Yield and Prepayment Considerations	42
Weighted Average Life and Maturity	44
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	45
DESCRIPTION OF THE CERTIFICATES	47
General	47
Distributions	48
Distributions of Interest on the Certiﬁcates	48
Distributions of Principal of the Certiﬁcates	50

iii

Distributions on the Certiﬁcates in Respect of Prepayment Premiums or in Respect of Equity Participations	50
Allocation of Losses and Shortfalls	50
Advances	51
Reports to Certiﬁcateholders	52
Voting Rights	53
Termination	53
Book-Entry Registration and Deﬁnitive Certiﬁcates	54
DESCRIPTION OF THE POOLING AGREEMENTS	55
General	55
Assignment of Mortgage Loans; Repurchases	56
Representations and Warranties; Repurchases	57
Collection and Other Servicing Procedures	58
Primary Servicers and Sub-Servicers	60
Certiﬁcate Account	60
Modiﬁcations, Waivers and Amendments of Mortgage Loans	63
Realization upon Defaulted Mortgage Loans	63
Hazard Insurance Policies	65
Due-on-Sale and Due-on-Encumbrance Provisions	66
Servicing Compensation and Payment of Expenses	66
Evidence as to Compliance	67
Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor	67
Events of Default	68
Rights upon Event of Default	69
Amendment	70
List of Certiﬁcateholders	71
The Trustee	71
Duties of the Trustee	71
Certain Matters Regarding the Trustee	71
Resignation and Removal of the Trustee	72
Additional Parties to the Agreements	72
DESCRIPTION OF CREDIT SUPPORT	72
General	72
Subordinate Certiﬁcates	73
Cross-Support Provisions	73
Overcollateralization	73
Letter of Credit	73
Insurance or Guarantees with Respect to Mortgage Loans	74
Certiﬁcate Insurance and Surety Bonds	74
Reserve Funds	74
Credit Support with Respect to MBS	74
CASH FLOW AND DERIVATIVES AGREEMENTS	75
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	75
General	75
Types of Mortgage Instruments	75
Leases and Rents	76
Personalty	76
Foreclosure	76
Bankruptcy Laws	80
Environmental Considerations	84
Due-on-Sale and Due-on-Encumbrance Provisions	86
Junior Liens; Rights of Holders of Senior Liens	86
Subordinate Financing	87
Default Interest and Limitations on Prepayments	87
Applicability of Usury Laws	87

iv

Certain Laws and Regulations	87
Americans with Disabilities Act	88
Servicemembers Civil Relief Act	88
Forfeitures in Drug and RICO Proceedings	88
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	89
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES	89
General	89
Status of REMIC Certiﬁcates	90
Qualiﬁcation as a REMIC	90
Taxation of Regular Certiﬁcates	92
Taxation of Residual Certiﬁcates	99
Taxes that May Be Imposed on the REMIC Pool	107
Liquidation of the REMIC Pool	108
Administrative Matters	108
Limitations on Deduction of Certain Expenses	108
Taxation of Certain Foreign Investors	109
Backup Withholding	110
Reporting Requirements	110
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE	111
Standard Certiﬁcates	111
Stripped Certiﬁcates	114
Reporting Requirements and Backup Withholding	117
Taxation of Certain Foreign Investors	118
STATE, LOCAL AND OTHER TAX CONSEQUENCES	118
CERTAIN ERISA CONSIDERATIONS	118
General	118
Plan Asset Regulations	119
Prohibited Transaction Exemptions	120
Tax Exempt Investors	122
LEGAL INVESTMENT	123
USE OF PROCEEDS	124
METHOD OF DISTRIBUTION	125
LEGAL MATTERS	126
FINANCIAL INFORMATION	126
RATING	126
INDEX OF DEFINED TERMS	127

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SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certiﬁcates, read this entire document and the accompanying prospectus supplement carefully.

Securities Offered
Mortgage pass-through certiﬁcates, issuable in series. Each series of certiﬁcates will represent beneﬁcial ownership in a trust fund. Each trust fund will own a segregated pool of certain mortgage assets, described below under “—The Mortgage Assets.”

Relevant Parties

Who We Are
Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. See “The Depositor.” Our principal ofﬁces are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500.

Issuing Entity
The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and speciﬁed in the related prospectus supplement.

Trustee	The trustee for each series of certiﬁcates will be named in the related prospectus supplement. See “Description of the Pooling Agreements—The Trustee.”

Master Servicer
If a trust fund includes mortgage loans, then each master servicer, for the corresponding series of certiﬁcates will be named in the related prospectus supplement. Certain of the duties of the master servicer may be performed by one or more primary servicers or sub-servicers. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Special Servicer
If a trust fund includes mortgage loans, then each special servicer for the corresponding series of certiﬁcates will be named, or the circumstances under which a special servicer may be appointed will be described, in the related prospectus supplement. See “Description of the Pooling Agreements—Collection and Other Servicing Procedures.”

MBS Administrator	If a trust fund includes mortgage-backed securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement.

REMIC Administrator
The person responsible for the various tax-related administration duties for a series of certiﬁcates as to which one or more REMIC elections have been made, will be named in the related prospectus supplement. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Other Parties
If so speciﬁed in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other speciﬁed duties with respect to the

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certiﬁcates, (ii) a certiﬁcate registrar, which will maintain the register of certiﬁcates and perform certain duties with respect to certiﬁcate transfer, (iii) an authenticating agent, which will countersign the certiﬁcates on behalf of the trustee and/or (iv) a ﬁscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsors
The sponsor or sponsors for each series of certiﬁcates will be named in the related prospectus supplement. The sponsor or sponsors will initiate the issuance of a series of certiﬁcates and will sell mortgage loans to the depositor. If speciﬁed in the related prospectus supplement, the sponsor or co-sponsor may be German American Capital Corporation, an afﬁliate of the depositor.

Sellers
The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an afﬁliate of Deutsch Mortgage & Asset Receiving Corporation, the depositor. The depositor will purchase the mortgage loans or other assets from the seller or sellers, on or before the issuance of the related series of certiﬁcates.

Originators
If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Mortgage Assets	The mortgage assets will be the primary assets of any trust fund. The mortgage assets with respect to each series of certiﬁcates will, in general, consist:

	•	various types of multifamily (which include manufactured housing community) or commercial mortgage loans,

	•	mortgage participations, pass-through certiﬁcates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

	•	a combination of the assets described above.

If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction.  The mortgage loans will not be guaranteed or insured by us or any of our afﬁliates or, unless the related prospectus supplement speciﬁes otherwise, by any governmental agency or instrumentality or by any other person. If the related prospectus supplement so provides, some mortgage loans may be delinquent as of the date the related trust fund is formed.

If the related prospectus supplement so provides, a mortgage loan:

•
may provide for no accrual of interest or for accrual of interest at an interest rate that is ﬁxed over its term, that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a ﬁxed interest rate, or from a ﬁxed to an adjustable rate,

2

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reﬂect the occurrence of certain events, and may permit negative amortization,

	●	may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,

	●	may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments,

	●	may provide for defeasance of the mortgage loan, and

	●	may provide for payments of principal, interest or both, on regular due dates or at such other interval as is speciﬁed in the related prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. We will not originate any mortgage loans. Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See “Description of the Trust Funds—Mortgage Loans.”

If any mortgage loan, or group of related mortgage loans, constitutes a 10% or greater concentration of credit risk, ﬁnancial statements or other ﬁnancial information with respect to the related mortgaged property or mortgaged properties will be included in the related Prospectus Supplement. See “Description of the Trust Funds—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements.”

If the related prospectus supplement so speciﬁes, the mortgage assets with respect to a series of certiﬁcates may also include, or consist of, mortgage participations, mortgage pass-through certiﬁcates and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See “Description of the Trust Funds—MBS.”

Information About The Certiﬁcates

The Certiﬁcates
Each series of certiﬁcates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement speciﬁed in the related prospectus supplement and will represent in the aggregate the entire beneﬁcial ownership interest in the related trust fund.

The certiﬁcates of each series may consist of one or more classes of certiﬁcates that, among other things:

	●	are senior or subordinate to one or more other classes of certiﬁcates in entitlement to certain distributions on the certiﬁcates;

	●	are entitled to distributions of principal with disproportionate, nominal or no distributions of interest;

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	●	are entitled to distributions of interest, with disproportionate nominal or no distributions of principal;

	●	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates of such series;

●
provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	●	provide for distributions of principal to be made, subject to available funds, based on a speciﬁed principal payment schedule or other methodology;

	●	provide for distributions based solely or primarily on speciﬁed mortgage assets or a speciﬁed group of mortgage assets; or

	●	provide for distribution based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums, yield maintenance payments or equity participations.

If so speciﬁed in the related prospectus supplement, a series of certiﬁcates may include one or more “controlled amortization classes,” which will entitle the holders thereof to receive principal distributions according to a speciﬁed principal payment schedule. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certiﬁcates” and “—Prepayments May Reduce the Yield on Your Certiﬁcates.”

If the related prospectus supplement so provides, a class of certiﬁcates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

The certiﬁcates will not be guaranteed or insured by us or any of our afﬁliates, by any governmental agency or instrumentality or by any other person or entity, unless the related prospectus supplement speciﬁes otherwise. See “Risk Factors—Limited Assets.”

Distributions of Interest on the Certiﬁcates
Each class of certiﬁcates, other than certain classes of principal-only certiﬁcates and certain classes of residual certiﬁcates, will accrue interest on its certiﬁcate balance or, in the case of certain classes of interest-only certiﬁcates, on a notional amount, based on a ﬁxed, floating, variable or adjustable interest rate.  Common indices used for determining floating interest rates include one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate

4

charged by banks for short-term loans to their most creditworthy customers).

The related prospectus supplement will specify the certiﬁcate balance, notional amount and/or pass-through rate (or, in the case of a variable or adjustable pass-through rate, the method for determining such rate), as applicable, for each class of offered certiﬁcates.

Distributions of interest with respect to one or more classes of certiﬁcates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates, and interest accrued with respect to a class of such certiﬁcates prior to the occurrence of such an event will either be added to the certiﬁcate balance thereof or otherwise deferred as described in the related prospectus supplement. Distributions of interest with respect to one or more classes of certiﬁcates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certiﬁcates” and “—Prepayments May Reduce the Yield on Your Certiﬁcates,” “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” and “Description of the Certiﬁcates—Distributions of Interest on the Certiﬁcates.”

Distributions of Principal of the Certiﬁcates
Each class of certiﬁcates of each series (other than certain classes of interest-only certiﬁcates and certain classes of residual certiﬁcates) will have a certiﬁcate balance. The certiﬁcate balance of a class of certiﬁcates outstanding from time to time will represent the maximum amount that you are then entitled to receive in respect of principal from future cash ﬂow on the assets in the related trust fund. As described in each prospectus supplement, distributions of principal with respect to the related series of certiﬁcates will be made on each distribution date to the holders of the class or classes of certiﬁcates of such series until the certiﬁcate balances of such certiﬁcates have been reduced to zero.

As described in each prospectus supplement, distributions of principal with respect to one or more classes of certiﬁcates:

•
may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	•	may not commence until the occurrence of certain events, such as the retirement of one or more other classes or certiﬁcates of the same series; or

	•	may be made, subject to certain limitations, based on a speciﬁed principal payment schedule.

Unless the related prospectus supplement provides otherwise, distributions of principal of any class of offered certiﬁcates will be made on a pro rata basis among all of the certiﬁcates of such class. See “Description of the Certiﬁcates—Distributions of Principal of the Certiﬁcates.”

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Credit Support and Cash Flow Agreements
Partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certiﬁcates of the related series in the form of subordination of one or more other classes of certiﬁcates of such series or by one or more other types of credit support, which may include:

	●	a letter of credit,

	●	a loan insurance policy,

	●	a certiﬁcate insurance policy,

	●	a guarantee,

	●	cross-support provisions,

	●	a surety bond,

	●	a reserve fund, or

	●	a combination of the items described above.

In addition, a trust fund may include:

	●	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a speciﬁed rate; or

●
interest rate exchange agreements, interest rate cap or ﬂoor agreements to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates or to alter the payment characteristics of the cash ﬂows from a trust fund.

The related prospectus supplement for a series of offered certiﬁcates will provide certain relevant information regarding any applicable credit support or cash ﬂow agreement. See “Risk Factors—Any Credit Support For Your Offered Certiﬁcates May Be Insufﬁcient to Protect You Against All Potential Losses,” “Description of the Trust Funds—Credit Support” and “—Cash Flow Agreements” and “Description of Credit Support.”

Advances
If the related prospectus supplement so provides, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other speciﬁed person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on mortgage loans included in the related trust fund or for property protection expenses. Any such advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries in respect of such mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. See “Description of the Certiﬁcates—Advances.” Any entity making advances may be entitled to receive interest on such advances, which will be payable from amounts in the related trust fund. See “Description of the Certiﬁcates—Advances.”

6

If a trust fund includes mortgage participations, pass-through certiﬁcates or mortgage-backed securities, the related prospectus supplement will describe any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related indenture or similar agreement.

Optional Termination
If the related prospectus supplement so provides, a series of certiﬁcates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties speciﬁed in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If the related prospectus supplement so provides, upon the reduction of the certiﬁcate balance of a speciﬁed class or classes of certiﬁcates by a speciﬁed percentage or amount or upon a speciﬁed date, a party speciﬁed in such prospectus supplement may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufﬁcient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. If any class of certiﬁcates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certiﬁcates will include the word “callable.” See “Description of the Certiﬁcates—Termination” in this prospectus.

Repurchases and Substitutions of Mortgage Assets; Acquisition of Additional Mortgage Assets
If and to the extent described in the related prospectus supplement, Deutsch Mortgage & Asset Receiving Corporation, a mortgage asset seller or another speciﬁed person or entity may make or assign to or for the beneﬁt of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria speciﬁed in the related prospectus supplement or to reimburse the related trust fund for any related losses. See “Description of the Pooling Agreements—Assignment of Mortgage Loans—Repurchases” and  “—Representations and Warranties—Repurchases” herein.

In addition, if so speciﬁed in the related prospectus supplement, if a mortgage loan backing a series of certiﬁcates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so speciﬁed in the related prospectus supplement, a special servicer or other speciﬁed party for a trust fund may be obligated to sell a mortgage asset that is in default. See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” herein.

7

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certiﬁcates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period speciﬁed in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufﬁcient to make up the entire shortfall within that speciﬁed period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certiﬁcates, as described in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certiﬁcates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, certain characteristics of such prefunding or revolving period.  No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.  See “Description of the Trust Funds—General” herein.

Registration of Book-Entry Certiﬁcates
If the related prospectus supplement so provides, one or more classes of the offered certiﬁcates will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry certiﬁcates will be initially represented by one or more global certiﬁcates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certiﬁcates will be entitled to receive deﬁnitive certiﬁcates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certiﬁcates—Book-Entry Registration and Deﬁnitive Certiﬁcates.”

8

Certain Federal Income Tax Consequences	The Certiﬁcates of each series will constitute or evidence ownership of either:

•
“regular interests” and “residual interests” in a trust fund, or a designated portion thereof, treated as “real estate mortgage investment conduit” under Sections 860A through 860G of the Internal Revenue Code of 1986, or

	•	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986.

You should consult your tax advisor concerning the speciﬁc tax consequences to you of the purchase, ownership and disposition of the offered certiﬁcates and you should review “Certain Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

ERISA Considerations
If you are a ﬁduciary of any employee beneﬁt plan or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, you should review with your legal advisor whether the purchase or holding of offered certiﬁcates could give rise to a transaction that is prohibited or is not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986. See “Certain ERISA Considerations” in this prospectus and “ERISA Considerations” in the related prospectus supplement.

Legal Investment
Your offered certiﬁcates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the Offered Certiﬁcates and should consult your legal advisor to determine the suitability and consequences of the purchase, ownership, and sale of the offered certiﬁcates. See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating
At their respective dates of issuance, each class of offered certiﬁcates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See “Rating” in this prospectus and in the related prospectus supplement.

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RISK FACTORS

In considering an investment in the offered certiﬁcates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading “Risk Factors” in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are inﬂuenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be inﬂuenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

 The Lack of Liquidity May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates and May Have an Adverse Effect on the Market Value of Your Offered Certiﬁcates

Your offered certiﬁcates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certiﬁcates for an indeﬁnite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certiﬁcates. Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certiﬁcates are subject to early retirement only under certain speciﬁed circumstances described in this prospectus and in the related prospectus supplement. See “Description of the Certiﬁcates—Termination.”

The Lack of a Secondary Market May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates. We cannot assure you that a secondary market for your offered certiﬁcates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certiﬁcates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certiﬁcates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certiﬁcates will not be listed on any securities exchange.

The Limited Nature of Ongoing Information May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates. The primary source of ongoing information regarding your offered certiﬁcates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading “Description of the Certiﬁcates—Reports to Certiﬁcateholders.” We cannot assure you that any additional ongoing information regarding your offered certiﬁcates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certiﬁcates.

The Market Value of Your Offered Certiﬁcates May Be Adversely Affected by Factors Unrelated to the Offered Certificates or the Underlying Assets. Even if a secondary market does develop for your offered certiﬁcates, the market value of your certiﬁcates will be affected by several factors, including:

•
the perceived liquidity of your offered certiﬁcates, anticipated cash ﬂow of your offered certiﬁcates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

•	prevailing interest rates.

The price payable at any given time in respect of your offered certiﬁcates may be extremely sensitive to small ﬂuctuations in prevailing interest rates. However, an upward or downward movement in current interest rates may not result in an equal but opposite movement in the market value of the offered certificates.  Accordingly, if you decide to sell your offered certiﬁcates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certiﬁcates will be generally available on an ongoing basis.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

11

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

•
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

•
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

•
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events that may be completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Trust Fund’s Assets May Be Insufﬁcient To Allow For Payment In Full On Your Certiﬁcates

Unless the related prospectus supplement speciﬁes otherwise, neither your offered certiﬁcates nor the mortgage assets will be guaranteed or insured by us or any of our afﬁliates, by any governmental agency or instrumentality or by any other person or entity. In addition, your offered certiﬁcate will not represent a claim against or security interest in the trust fund for any other series. Furthermore, any advances made by a master servicer or other party with respect to the mortgage loans underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates. Accordingly, if the related trust fund has insufﬁcient assets to make payments on your offered certiﬁcates, no other assets will be available for payment of the deﬁciency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certiﬁcate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certiﬁcates. If the related series of certiﬁcates includes one or more classes of subordinate certiﬁcates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne ﬁrst by one or more classes of the subordinate certiﬁcates, and, thereafter, by the remaining classes of certiﬁcates in the priority and manner and subject to the limitations speciﬁed in such prospectus supplement.

Any Credit Support for Your Offered Certiﬁcates May Be Insufﬁcient to Protect You Against All Potential Losses

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series. If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of  certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things:

•	the payment priorities of the respective classes of the certificates of the same series,

•	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the related trust.

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Credit Support May Not Cover All Types of Losses. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certiﬁcates.

Disproportionate Beneﬁts May Be Given to Certain Classes and Series. A series of certiﬁcates may include one or more classes of senior and subordinate certiﬁcates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certiﬁcates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certiﬁcates of a series are made in a speciﬁed order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certiﬁcates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certiﬁcates.

The Amount of Credit Support Will Be Limited. The amount of any applicable credit support supporting one or more classes of offered certiﬁcates, including the subordination of one or more other classes of certiﬁcates, will be determined on the basis of criteria established by each rating agency rating such classes of certiﬁcates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See “Description of the Certiﬁcates—Allocation of Losses and Shortfalls” and “Description of Credit Support.” If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses  on the Underlying Mortgage Loans which May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

Changes in Pool Composition Will Change the Nature of Your Investment. The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time. If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes. In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates will depend on payments, defaults and losses on the underlying mortgage loans and may vary materially and adversely from your expectations due to:

•	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

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•	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments May Reduce The Average Life or the Yield of Your Certiﬁcates

Prepayments May Reduce The Average Life of Your Certificates. As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certiﬁcates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certiﬁcates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certiﬁcates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is inﬂuenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall signiﬁcantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise signiﬁcantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certiﬁcates could occur signiﬁcantly earlier or later, and the average life thereof could be signiﬁcantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certiﬁcates will depend on the terms and provisions of your offered certiﬁcates. Your offered certiﬁcates may provide that your offered certiﬁcates are entitled:

•	to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

•	to a disproportionately large share of such prepayments, or

•	to a disproportionately small share of such prepayments.

If your certiﬁcates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certiﬁcates will be retired at an earlier date. If your certiﬁcates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certiﬁcates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certiﬁcates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

A series of certiﬁcates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a speciﬁed principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certiﬁcates, a controlled amortization class will generally provide a relatively stable cash ﬂow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the speciﬁc principal payment schedule for such certiﬁcates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certiﬁcates. In general, and as more speciﬁcally described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the

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related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Prepayments May Reduce the Yield on Your Certiﬁcates. Your offered certiﬁcates may be offered at a premium or discount. If you purchased your offered certificates at a premium or discount, the yield on your offered certiﬁcates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certiﬁcate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certiﬁcates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). See “Yield and Maturity Considerations.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

•	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code, and

•	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

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Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of your offered certiﬁcates will reﬂect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related trust fund. There can be no assurance that the methodologies applied by the rating agencies are accurate or that you will receive all payments to which you are entitled.

The amount, type and nature of credit support, if any, provided with respect to your certiﬁcates will be determined on the basis of criteria established by each rating agency rating your certiﬁcates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reﬂect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certiﬁcates may be insufﬁcient to fully protect you from losses on the related mortgage asset pool. See “Description of Credit Support” and “Rating.”

If one or more of the rating agencies downgrade certificates of a series, your certificates will decrease in value. Because neither we nor the issuing entity, the trustee, the master servicer, the special servicer, any originator, any seller or any other party to the related pooling and servicing agreement have any obligation to maintain a rating on a class of certificates, you will have no recourse if your certificates decrease in value.  In addition, pursuant to Rule 17g-5 of the Securities Exchange Act of 1934, as amended, an issuer, underwriter or sponsor that retains a rating agency is required make all information provided to the retained rating agency available to non-retained rating agencies who can issue their own ratings of the certificates, which may be higher or lower than the ratings issued by the retained rating agencies.  If a non-retained rating agency issues a rating for one or more classes of certificates that is lower than the ratings issued by the retained rating agencies it may have an adverse effect on the value of such certificates.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary signiﬁcantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certiﬁcates independently from the performance of mortgage loans underlying any other series of offered certiﬁcates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or ofﬁce buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of the subject mortgage pool or any other pools of mortgage loans originated by the same sponsor.

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Therefore, investors should evaluate an offering of certificates on the basis of the information set forth in the related prospectus supplement with respect to the related mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance. Mortgage loans secured by multifamily or commercial properties may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans secured by an owner-occupied single-family property. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans.” Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than single-family loans. In many cases, the borrowers under the mortgage loans will be entities that are restricted from owning property other than the related mortgaged property. In most cases, the borrowers will not have any significant assets other than the property and related leases, which will be pledged to the trustee. Therefore, payments on the mortgage loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by lessees and the successful operation of the property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.

Commercial and multifamily real estate can be affected signiﬁcantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash ﬂow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modiﬁcations to properties, and rent control laws may limit rent collections in the case of multifamily properties.

A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of signiﬁcant tenants. Accordingly, a decline in the ﬁnancial condition of the borrower or a signiﬁcant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Risks Generally Incident to Interests in Real Property May Adversely Affect the Value of a Mortgaged Property.  The value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

•	changes in general or local economic conditions and/or speciﬁc industry segments;

•	declines in real estate values;

•	declines in rental or occupancy rates;

•	increases in interest rates, real estate tax rates and other operating expenses;

•	changes in governmental rules, regulations and ﬁscal policies, including environmental legislation;

•	natural disasters such as earthquakes, hurricanes, ﬂoods, eruptions or other acts of God;

•	civil disturbances such as riots; and

•	other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

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Risks Associated with the Type and Use of a Mortgaged Property May Affect its Value.  Certain considerations may be presented by the type and use of a particular mortgaged property. For instance:

•	Mortgaged properties that operate as hospitals and nursing homes are subject to signiﬁcant governmental regulation of the ownership, operation, maintenance and ﬁnancing of health care institutions;

•
Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements;

•
The demand for hotel and motel properties is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses;

•
The demand for hotel and motel properties may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, construction of additional highways and other factors;

•
The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufﬁcient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building;

•
Mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association and specific local laws that relate to condominiums;

•	Mortgaged properties that are multifamily properties may be subject to rent control or other tenant protective laws, which could impact the future cash ﬂows of those properties;

•
Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low and conversion to alternative uses would generally require substantial capital expenditures; and

•	Self-storage properties may have heightened environmental risk due to tenant privacy and inability of the borrower to readily access each unit.

Competition May Adversely Affect the Performance of a Mortgaged Property.  The leasing of real estate is highly competitive. Other commercial or multifamily properties of the same type located in the area in which a mortgaged property is located will compete with the mortgaged property to attract residents and/or customers. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all owners and developers of comparable types of real estate in the area in which the mortgaged property is located. Those owners or developers could have lower rentals rates, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail signiﬁcant risk. During such renovation, refurbishment or expansion, the related borrower may need to keep space unoccupied, thereby decreasing cashflow or, such renovation or expansion may impair or impede access to the mortgaged property. There can be no assurance that such renovation, refurbishment or expansion will be adequate to maintain the property’s competitiveness. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted by tenants at each mortgaged property may face competition from other industries and industry segments. Moreover, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require signiﬁcant capital expenditures to effect any conversion to an alternative use.

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The Operation of Commercial Properties is Dependent upon Successful Management. The successful operation of a commercial property depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of the improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to tenants under long-term leases. We make no representation as to the skills of any present or future property managers. Nor can we assure you that the property managers will be in a financial condition to fulfill their management responsibilities.

Maintaining a Property in Good Condition is Expensive. The failure to maintain a property may materially impair the property’s ability to generate cash flow. In addition to general maintenance, over time, a property may require renovation and capital improvements to remain competitive. The cost of necessary maintenance, renovation and/or capital improvements may be substantial. There can be no assurance that an income-producing property will generate sufficient cash flow to cover these increased costs while still satisfying debt service requirements.

The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse. Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the speciﬁc real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufﬁcient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Anti-Deﬁciency Legislation.”

Tenant Bankruptcy May Adversely Affect Payment On Your Certificates. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim). In addition, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or the earlier repossession or surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease. Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the Bankruptcy Code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

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If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in the related prospectus supplement) would be considered a “shopping center” by a court considering the question.

Cross-Collateralization Arrangements May Be Challenged as Unenforceable. The mortgage asset pool may include groups of mortgage loans that are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash ﬂows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufﬁcient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

•	was insolvent or was rendered insolvent by such obligation or transfer,

•	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

•	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that

•
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

•
the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal beneﬁt of the other borrower.

If the lien is avoided, the lender would lose the beneﬁts afforded by such lien.

The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Mortgage Loans With Balloon Payments Have a Greater Risk of Default. Certain of the mortgage loans may be non-amortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower’s ability to reﬁnance the loan or sell the mortgaged property. The ability of the borrower to reﬁnance the loan or sell the property will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial or multifamily real estate projects;

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•	the fair market value and condition of the related mortgaged property;

•	prevailing interest rates;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s ﬁnancial condition;

•	the operating history and occupancy level of the related mortgaged property;

•	changes in zoning or tax laws;

•	with respect to multifamily mortgage loans, reductions in government assistance/rent subsidy programs or changes in rent control laws;

•	with respect to hospitals, nursing homes and other healthcare facilities, changes in Medicaid and Medicare reimbursement rates;

•	changes in competition in the relevant area;

•	changes in rental rates in the relevant area;

•	changes in governmental regulation and ﬁscal policy;

•	prevailing general and regional economic conditions;

•	the state of the ﬁxed income and mortgage markets; and

•	the availability of credit for multifamily rental or commercial properties.

Neither we nor any of our afﬁliates or any other seller or its affiliates will be obligated to reﬁnance any mortgage loan underlying your offered certiﬁcates. We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the related maturity date.

The related master servicer or special servicer may, subject to limits set forth in the related pooling agreement, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.” The related master servicer or special servicer is only required to determine that any such extension or modiﬁcation is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificates.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower. Some or all of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents.”

Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as Unenforceable. Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the

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maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

•	the exercise of those remedies would be inequitable or unjust; or

•	the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents May Be Limited by State Law. Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property. The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions. Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) have the right to dispossess the tenant upon foreclosure of the mortgaged property.  If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

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If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited. Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises “as is” in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non conformities.

Restrictive Covenants in a Deed or Lease May Reduce the Value of the Mortgaged Property.   Certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited. The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the federal bankruptcy code to treat such lease as terminated by the rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

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Some of the ground leases relating to the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certiﬁcates. Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

The trust may attempt to reduce its potential exposure to cleanup costs by —

•	establishing reserves for cleanup costs when they can be anticipated and estimated; or

•	designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s property, if agents or employees of the lender have participated in the management or operations of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

Lack of Insurance Coverage Exposes You to the Risk of Certain Special Hazard Losses. Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of ﬁre and extended coverage policy covers physical damage to or destruction of the improvements of a property by ﬁre, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions speciﬁed in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things —

•	war;

•	revolution;

•	terrorism;

•	nuclear, biological or chemical materials;

•	governmental actions;

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•	ﬂoods and other water-related causes;

•	earth movement, including earthquakes, landslides and mudﬂows;

•	wet or dry rot;

•	vermin; and

•	domestic animals.

Unless the related mortgage loan documents speciﬁcally require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certiﬁcates. See “Description of the Pooling Agreements—Hazard Insurance Policies.”

Even if the type of loss is covered, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

•
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

•
in certain cases, particularly where land values are high, the insurable value (at the time of loan origination) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

•
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

•	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

•
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

Geographic Concentration Within a Trust Fund Exposes Investors to Greater Risk of Default and Loss. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and real estate markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and real estate market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, wildfires, hurricanes, ﬂoods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certiﬁcates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Litigation Arising Out Of Ordinary Business May Adversely Affect Payment On Your Certificates. There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

Compliance With The Americans With Disabilities Act Of 1990 May Be Expensive And May Adversely Affect Payment On Your Certificates. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying

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with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness and create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity.” The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

•	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	entities or individuals that have liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or creditors of a general partner or managing member of a borrower (whether an individual or corporate entity) will not initiate a bankruptcy or similar proceeding against the borrower or against such general partner or managing member (whether an individual or corporate entity) of the borrower.

The organizational documents of a borrower may (usually in the case of larger mortgage loans) also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower's parent entities and such parent entities' other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the recent bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders' motions to dismiss the special purpose entity subsidiaries' cases as bad faith filings. In denying the motions, the bankruptcy court stated

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that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders' interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the United States Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor's basis for filing. In the court's view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent's reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus.

Risks Related to Terrorist Attacks and Military Conflict

Risks to the Financial Markets Relating to Terrorist Attacks. On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts. The terrorist attacks in 2001 on the World Trade Center and the Pentagon, as well as a number of reported thwarted planned attacks, suggest the possibility that large public areas such as shopping centers or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail property traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

Attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and Afghanistan may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments.

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Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Some Certiﬁcates May Not Be Appropriate for ERISA Plans

Generally, ERISA applies to investments made by employee beneﬁt plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you should consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of your offered certiﬁcates. See “Certain ERISA Considerations.”

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

On September 15, 2009, the IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

In addition, final regulations and related guidance were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The final regulations and related guidance permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations and related guidance). These regulations and related guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates in the related series.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

If you hold certain classes of certiﬁcates that constitute a residual interest in a “real estate mortgage investment conduit,” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates.” Accordingly, under certain circumstances, if you hold residual certiﬁcates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certiﬁcates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion” income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certiﬁcates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certiﬁcates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certiﬁcates, the taxable income arising in a given year on a class of residual certiﬁcates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash ﬂow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certiﬁcates may be signiﬁcantly less than that of a corporate bond or stripped instrument having similar cash ﬂow characteristics or may be negative.

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Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certiﬁcates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local taxes with respect to original issue discount. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certiﬁcates.”

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the ﬁling of a petition in bankruptcy by or against a borrower will stay the pending sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action and deficiency judgment proceedings.

In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court may also —

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter a mortgage loan’s repayment schedule.

Moreover, the ﬁling of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the senior lien where that has the effect of foreclosing out the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to ﬁnancing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the ability of the trustee, on behalf of the certificateholders, to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may signiﬁcantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of  a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

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As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure.”

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If the related prospectus supplement so provides, one or more classes of your offered certiﬁcates will be issued as book-entry certiﬁcates. Each class of book-entry certiﬁcates will be initially represented by one or more certiﬁcates registered in the name of a nominee for The Depository Trust Company, or DTC. Transactions in book-entry certiﬁcates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

•
The liquidity of book-entry certiﬁcates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certiﬁcates for which they cannot obtain physical certiﬁcates.

•
Your ability to pledge certiﬁcates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certiﬁcates, may be limited due to lack of a physical security representing the certiﬁcates.

•
Your access to information regarding the certiﬁcates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

•
You may experience some delay in receiving distributions of interest and principal on your certiﬁcates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certiﬁcates—Book-Entry Registration and Deﬁnitive Certiﬁcates.”

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

The trust fund may include mortgage loans that are past due. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certiﬁcates may not cover all losses related to such delinquent mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certiﬁcates. See “Description of the Trust Funds—Mortgage Loans—General.”

Termination of the Trust Fund Could Affect the Yield on Your Offered Certiﬁcates

The related prospectus supplement may provide that, upon the reduction of the certiﬁcate balance of a speciﬁed class or classes of certiﬁcates by a speciﬁed percentage or amount or upon a speciﬁed date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufﬁcient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a speciﬁed percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount

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less than the certiﬁcate balance of, and accrued unpaid interest on, your offered certiﬁcates. See “Description of the Certiﬁcates—Termination” in this prospectus. See “Description of the Certiﬁcates—Termination.”

Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions

The underwritten net cash flow used in determining the debt service coverage ratio for a particular mortgage loan reflects assumptions and subjective judgments made by the mortgage loan sellers or originators. For instance, in determining underwritten net cash flow, vacant space may be assumed to be occupied and space due to expire may be assumed to have been re-let, in each case at market rates that exceed current rent collected at the property. In addition, underwritten net cash flow may be based on anticipated cash flow from assumed future rents on a future date.

The underwritten net cash flow for any particular mortgaged property shown in the related prospectus supplement may be higher (and sometimes materially higher) than the annual net cash flow for the property based on historical operating statements. No representation is made that the underwritten net cash flow for any particular mortgaged property set forth in the related prospectus supplement is predictive of future net cash flows. In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers or originators and should not be used as a substitute for, and may vary substantially from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged real property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity. The debt service coverage ratios set forth in the related prospectus supplement for the mortgage loans and the mortgaged properties may also vary substantially from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

Similarly, the appraised value used in determining the loan-to-value ratio for a particular mortgage loan may be based on a future stabilized value, which value is based on future performance at a particular property. For instance, in determining a stabilized value, the appraiser or originator may assume increased value due to anticipated completion of construction at the property. No representation is made that the assumptions made by the appraiser or originator are accurate or that the conditions to stabilization will be completed.

Each originator of commercial and multifamily mortgage loans has its own underwriting criteria, and no assurance can be given that adjustments or calculations made by one originator would be made by other originators. Each investor should review the assumptions discussed in the related prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow and debt service coverage and in making other calculations with respect to the underlying mortgage loans. See “Description of the Trust Funds—Default and Loss Considerations with Respect to the Mortgage Loans.”

THE SPONSOR

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. It is anticipated that German American Capital Corporation (“GACC”), a Maryland corporation formed in 1971, will be a sponsor or co-sponsor for each series. Any other co-sponsor will be set forth in the related prospectus supplement.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters and an affiliate of the Depositor. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

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GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis. Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by GACC’s wholly-owned subsidiary, Deutsche Bank Mortgage Capital, LLC (“DBMC”). Just subsequent to origination conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage-backed securities (“CMBS”) securitization.

GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire Mortgage, Inc. (“DBBM”) is one of the leading originators and seller-servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program. DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

THE DEPOSITOR

The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certiﬁcates evidencing interest in such trusts and selling or otherwise distributing such certiﬁcates. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by DB U.S. Financial Markets Holding Corporation. See “The Depositor” in the prospectus supplement.

None of the depositor or any of its respective affiliates will insure or guarantee distributions on the certiﬁcates of any series.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

•	various types of multifamily (which include manufactured housing community) or commercial mortgage loans,

•	mortgage participations, pass-through certiﬁcates or other mortgage-backed securities (“MBS”) that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

•	a combination of mortgage loans and MBS.

Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. If so speciﬁed in the related prospectus supplement, the mortgage assets may be insured or guaranteed by an entity speciﬁed therein. Otherwise, the mortgage assets will not be guaranteed or insured by the depositor or any of its afﬁliates, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “—Mortgage Loans,” unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

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Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certiﬁcates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period speciﬁed in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufﬁcient to make up the entire shortfall within that speciﬁed period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certiﬁcates, as described in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certiﬁcates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things:

•	the term or duration of the prefunding period or revolving period;

•	for prefunding periods, the amount of proceeds to be deposited in the prefunding account;

•	for revolving periods, the maximum amount or additional assets that may be acquired during the revolving period, if applicable;

•	the percentage of the asset pool and any class or series of securities represented by the prefunding account or the revolving account, if applicable;

•
any triggers or events that will trigger limits on or terminate the prefunding or revolving period and the effects of such triggers, including, for revolving periods, the operation of the revolving period and amortization period;

•
when and how new pool assets may be acquired during the prefunding or revolving period, and if, or when and how pool assets can be removed or substituted and any limits on the amount, type or speed with which pool assets may be acquired, substituted or removed;

•
the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding or revolving period, including a description of any differences from the criteria used to select the current asset pool;

•
which party has the authority to add, remove or substitute assets from the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets and whether there will be any independent verification of such exercise of authority or determinations;

•	any requirements to add or remove minimum amounts of pool assets and any effects of not meeting those requirements;

•
if applicable, the procedures or standards for the temporary investment of funds in a prefunding or revolving account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

•	the circumstances under which funds in a prefunding account or revolving account will be returned to investors or otherwise disposed of; and

•	whether, and if so, how investors will be notified of changes in the asset pool.

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No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.

Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create ﬁrst or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

•
residential properties consisting of ﬁve or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and manufactured housing communities; and

•
commercial properties consisting of ofﬁce buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), unimproved land and other income-generating commercial properties.

The multifamily properties may include mixed commercial, residential structures and apartment buildings owned by private cooperative housing corporations and manufactured housing communities. Each mortgage will create a ﬁrst priority mortgage lien on a fee estate or leasehold estate in a mortgaged property; provided that if the related prospectus supplement so speciﬁes, the mortgage may create a junior lien. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then the term of any such leasehold will exceed the term of the mortgage note by at least ten years or such other period as may be speciﬁed in the related prospectus supplement. The mortgaged properties will be located in any one of the ﬁfty states of the United States or the District of Columbia, or in any territories or possessions of the United States, including Puerto Rico or Guam; provided, that if so speciﬁed in the related prospectus supplement, the mortgaged properties may be located in other locations or countries, provided that not more than 10% of the aggregate principal balance of the related mortgage loans will be secured by mortgaged properties located in such other locations or countries. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an afﬁliate of the depositor.  Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so provided in the related prospectus supplement, mortgage assets for a series of certiﬁcates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied ﬁrst to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisﬁed in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufﬁcient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufﬁcient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufﬁcient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certiﬁcates of the related series) bear

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•	the risk of delay in distributions while a deﬁciency judgment against the borrower is obtained, and

•
the risk of loss if the deﬁciency judgment is not obtained and satisﬁed. Moreover, deﬁciency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so speciﬁed in the related prospectus supplement, the mortgage assets for a particular series of certiﬁcates may include mortgage loans that are delinquent as of the date such certiﬁcates are issued; provided, however that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the date of issuance of the related series. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise deﬁned in the related prospectus supplement, the “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of

•	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

•	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

Unless otherwise deﬁned in the related prospectus supplement, “Net Operating Income” means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

The Net Operating Income of a mortgaged property will generally ﬂuctuate over time and may or may not be sufﬁcient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, ofﬁce buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the  ﬁnancial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

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Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and ﬁscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”). However, the existence of such “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise deﬁned in the related prospectus supplement, the “Loan-to-Value Ratio” of a mortgage loan at any given time is the ratio (expressed as a percentage) of

•	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

•	the Value of the related mortgaged property.

The “Value” of a mortgaged property will be its fair market value as determined by either (i) an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan or (ii) another method speciﬁed in the related prospectus supplement. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus

•	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

•	the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certiﬁcates may be less than the Value determined at loan origination, and will likely continue to ﬂuctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

•	the market comparison method (recent resale value of comparable properties at the date of the appraisal),

•	the cost replacement method (the cost of replacing the property at such date),

•	the income capitalization method (a projection of value based upon the property’s projected net cash ﬂow), or

•	upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to ﬁnd truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide signiﬁcantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by  the related mortgaged property is insufﬁcient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reﬂect such and a liquidation loss may occur.

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While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance,” “—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” and “—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions.”

Payment Provisions of the Mortgage Loans. All of the mortgage loans will

•	have had original terms to maturity of not more than 40 years and

•	provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

A mortgage loan

•
may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is ﬁxed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a ﬁxed interest rate or from a ﬁxed to an adjustable interest rate,

•
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reﬂect the occurrence of certain events, and may permit negative amortization,

•	may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

•
may prohibit over its term or for a certain period prepayments (the period of such prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance payment (a “Prepayment Premium”) in connection with certain prepayments, or permit defeasance, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or proﬁts realized from the operation or disposition of such mortgaged property or the beneﬁt, if any, resulting from the reﬁnancing of the mortgage loan (any such provision, an “Equity Participation”), as described in the related prospectus supplement.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reﬂected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.

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Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

•	the type or types of property that provide security for repayment of the mortgage loans,

•	the earliest and latest origination date and maturity date (or other “anticipated repayment date”) of the mortgage loans,

•
the original and remaining terms to maturity (or other “anticipated repayment date”) of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity (or other “anticipated repayment date”) of the mortgage loans,

•	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

•	the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

•
with respect to mortgage loans with adjustable interest rates (“ARM Loans”), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a speciﬁed margin, and/or subject to a cap or ﬂoor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be speciﬁed in the related prospectus supplement and will be an index reﬂecting interest paid on a debt, and will not be a commodities or securities index,

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

•	the geographic distribution of the mortgaged properties on a state-by-state (or other jurisdiction) basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

If any mortgage loan, or group of related mortgage loans, constitutes a 10% or greater concentration of credit risk, ﬁnancial statements or other ﬁnancial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certiﬁcates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to  maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special

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servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include

•
private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certiﬁcates or other mortgage-backed securities or

•
certiﬁcates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”),

provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein or have such other characteristics speciﬁed in the related prospectus supplement.

Each MBS included in a mortgage asset pool either will have been previously registered under the Securities Act of 1933, as amended, or each of the following will have been satisﬁed with respect to the MBS: (1) neither the issuer of the MBS nor any of its afﬁliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its afﬁliates is an afﬁliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”). The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will be parties to the MBS Agreement, generally together with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certiﬁcates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates speciﬁed in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person speciﬁed in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances speciﬁed in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certiﬁcates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certiﬁcates that evidence interests in MBS will specify:

•	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,

•	the original and remaining term(s) to stated maturity of the MBS, if applicable,

•	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

•	the payment characteristics of the MBS,

39

•	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

•	a description of the related credit support, if any,

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

•	if the MBS Issuer is required to ﬁle reports under the Securities Exchange Act of 1934, as amended, how to locate such reports of the MBS Issuer,

•	the market price of the MBS and the basis on which the market price was determined,

•
the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements,” and

•	the characteristics of any cash ﬂow agreements that relate to the MBS.

If speciﬁed in the prospectus supplement for a series of certiﬁcates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

The depositor will provide the same information regarding the MBS in any trust fund in its reports ﬁled under the Securities Exchange Act of 1934 with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Certiﬁcate Accounts

Each trust fund will include one or more accounts (collectively, the “Certiﬁcate Account”) established and maintained on behalf of the certiﬁcateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See “Description of the Pooling Agreements—Certiﬁcate Account.”

Credit Support

If so provided in the prospectus supplement for a series of certiﬁcates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certiﬁcates of such series in the form of subordination of one or more other classes of certiﬁcates of such series or by one or more other types of credit support, which may include

•	a letter of credit,

•	a loan insurance policy,

•	a certiﬁcate insurance policy,

•	a guarantee,

•	a surety bond,

●	cross-support provisions,

40

•	a reserve fund,

•	or any combination thereof (any such coverage with respect to the certiﬁcate of any series, “Credit Support”).

The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certiﬁcates. See “Risk Factors—Any Credit Support For Your Offered Certiﬁcates May Be Insufﬁcient” and “Description of Credit Support.”

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certiﬁcates, the related trust fund may include

•	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a speciﬁed rate,

•	interest rate exchange agreements, or

•	interest rate cap or ﬂoor agreements,

each of which is designed to reduce the effects of interest rate ﬂuctuations on the mortgage assets on one or more classes of certiﬁcates or alter the payment characteristics of the cash ﬂows from the trust fund (any such agreement, a “Cash Flow Agreement”).

The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certiﬁcate will depend on the price paid by the certiﬁcateholder, the pass-through rate of the certiﬁcate and the amount and timing of distributions on the certiﬁcate. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certiﬁcates.” The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certiﬁcates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certiﬁcates of the related series.

Pass-Through Rate

The certiﬁcates of any class within a series may have a ﬁxed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certiﬁcates will specify

•
the pass-through rate for each class of offered certiﬁcates of such series or, in the case of a class of offered certiﬁcates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

•	the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certiﬁcates,

41

•	and whether the distributions of interest on the offered certiﬁcates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certiﬁcates, a period of time will elapse between the date upon which payments on the mortgage loans in the related Trust Fund are due and the distribution date on which such payments are passed through to certiﬁcateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certiﬁcateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certiﬁcates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A “Due Period” will be a speciﬁed time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a speciﬁed date (the “Determination Date”) or otherwise advanced by the related master servicer, special servicer or other speciﬁed person, be distributed to the holders of the certiﬁcates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certiﬁcateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certiﬁcates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certiﬁcates, the yield thereon will be adversely affected. The prospectus supplement for each series of certiﬁcates will describe the manner in which any such shortfalls will be allocated among the classes of such certiﬁcates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certiﬁcate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certiﬁcate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

The extent to which the yield to maturity of a class of offered certiﬁcates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certiﬁcates (or, in the case of a class of interest-only certiﬁcates, result in the reduction of the Notional Amount thereof). If you purchase any offered certiﬁcates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certiﬁcates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certiﬁcate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certiﬁcates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

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In general, the Notional Amount of a class of interest-only certiﬁcates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the Certiﬁcate Balances of one or more of the other classes of certiﬁcates of the same series. Accordingly, the yield on such interest-only certiﬁcates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certiﬁcate Balances of such classes of certiﬁcates, as the case may be.

Consistent with the foregoing, if a class of certiﬁcates of any series consists of interest-only certiﬁcates or principal-only certiﬁcates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certiﬁcates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certiﬁcates. If the offered certiﬁcates of a series include any such certiﬁcates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certiﬁcates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

•	the availability of mortgage credit,

•	the relative economic vitality of the area in which the mortgaged properties are located,

•	the quality of management of the mortgaged properties,

•	the servicing of the mortgage loans, and

•	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or reﬁnancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to reﬁnance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to reﬁnance for purposes of either

•	converting to a ﬁxed rate loan and thereby “locking in” such rate or

•	taking advantage of a different index, margin or rate cap or ﬂoor on another adjustable rate mortgage loan.

Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash ﬂow

43

needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation beneﬁts. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certiﬁcates of such series. Weighted average life generally refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certiﬁcates of any series will be inﬂuenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the ﬁrst month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certiﬁcates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certiﬁcates of such series with a Certiﬁcate Balance, and the percentage of the initial Certiﬁcate Balance of each such class that would be outstanding on speciﬁed Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates speciﬁed in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certiﬁcates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certiﬁcates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund.  If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, a planned amortization class has a “prepayment collar,” that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates.  That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.  Distributions of principal on a planned amortization

44

class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans.  If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.  A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule.  A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates.  In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow.  Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to reﬁnance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modiﬁcation that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certiﬁcates and thereby extend the weighted average life of such certiﬁcates and, if such certiﬁcates were purchased at a discount, reduce the yield thereon.

Negative Amortization. The weighted average life of a class of certiﬁcates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certiﬁcates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certiﬁcates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certiﬁcates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certiﬁcate Balance thereof. In addition, an

45

ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reﬂected in a slower rate of amortization for one or more classes of certiﬁcates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certiﬁcates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an ARM Loan that

•	limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

•	provides that its scheduled payment will adjust less frequently than its interest rate or

•	provides for constant scheduled payments notwithstanding adjustments to its interest rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certiﬁcates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certiﬁcate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

•	whether such offered certiﬁcate was purchased at a premium or a discount and

•
the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certiﬁcate (or, in the case of a interest-only certiﬁcate, delay or accelerate the reduction of the notional amount thereof). See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certiﬁcates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certiﬁcates of the related series.

Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certiﬁcates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certiﬁcates that is required to bear the effects thereof.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certiﬁcates of the related series in the priority and manner, and subject to the limitations, speciﬁed in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

•	a reduction in the entitlements to interest and/or the Certiﬁcate Balances of one or more such classes of certiﬁcates and/or

•	establishing a priority of payments among such classes of certiﬁcates.

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The yield to maturity on a class of subordinate certiﬁcates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certiﬁcate Amortization. One or more classes of certiﬁcates of any series may provide for distributions of principal thereof from

•	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certiﬁcates,

•	Excess Funds, or

•	any other amounts described in the related prospectus supplement.

Unless otherwise deﬁned in the related prospectus supplement, “Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certiﬁcates of any series on any distribution date that represent

•	interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certiﬁcates of such series, or

•	prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certiﬁcates out of the sources described in the preceding paragraph would shorten the weighted average life of such certiﬁcates and, if such certiﬁcates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certiﬁcates out of such sources is likely to have any material effect on the rate at which such certiﬁcates are amortized and the consequent yield with respect thereto.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certiﬁcates will represent the entire beneﬁcial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

If the related prospectus supplement so provides, a class of certiﬁcates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certiﬁcates may have a Certiﬁcate Balance on which it accrues interest at a ﬁxed, ﬂoating (which may be based on “LIBOR”, “CMT”, “COFI”, “MTA” or “Prime Rate”, as described under “—Distributions of Interest on the Certificates” below), variable or adjustable rate. Such class of Certiﬁcates may also have certain characteristics attributable to interest-only certiﬁcates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different ﬁxed, ﬂoating, variable or adjustable rate. In addition, a class of certiﬁcates may accrue interest on one portion of its Certiﬁcate Balance at one ﬁxed, ﬂoating, variable or adjustable rate and on another portion of its Certiﬁcate Balance at a different ﬁxed, ﬂoating, variable or adjustable rate.

Each class of offered certiﬁcates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certiﬁcates or Residual Certiﬁcates, notional amounts or percentage interests, speciﬁed in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certiﬁcates may be issued in fully registered, deﬁnitive form (such Certiﬁcates, “Deﬁnitive Certiﬁcates”) or may be offered in book-entry format (such Certiﬁcates, “Book-Entry Certiﬁcates”) through the facilities of DTC. The offered certiﬁcates of each series (if issued as Deﬁnitive Certiﬁcates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location speciﬁed in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certiﬁcates will be transferred on the book-entry records of DTC and its participating organizations.

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If so speciﬁed in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, if they are participants in DTC.

Distributions

Distributions on the certiﬁcates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. The “Available Distribution Amount” for any series of certiﬁcates and any distribution date generally will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certiﬁcates of such series on such date. The particular components of the Available Distribution Amount for any series or class and distribution date will be more speciﬁcally described in the related prospectus supplement. If so speciﬁed in the related prospectus supplement, distributions for one or more classes of certiﬁcates may be based solely or primarily on speciﬁed mortgage assets or a speciﬁed group of mortgage assets in the trust fund.

Distributions on the certiﬁcates of each series (other than the ﬁnal distribution in retirement of any such certiﬁcate) will be made to the persons in whose names such certiﬁcates are registered (which in the case of a series of Book-Entry Certiﬁcates may be the related depository) at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (or such other record date as may be speciﬁed in the related prospectus supplement) (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date (the “Determination Date”) speciﬁed in the related prospectus supplement. All distributions with respect to each class of certiﬁcates on each distribution date will be allocated pro rata among the outstanding certiﬁcates in such class in proportion to the respective Percentage Interests evidenced thereby or in such other distribution priority as may be speciﬁed in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certiﬁcateholder at a bank or other entity having appropriate facilities therefor, if such certiﬁcateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date speciﬁed in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certiﬁcateholder holds certiﬁcates in the requisite amount or denomination speciﬁed therein), or by check mailed to the address of such certiﬁcateholder as it appears on the Certiﬁcate Register; provided, however, that the ﬁnal distribution in retirement of any class of certiﬁcates (whether Deﬁnitive Certiﬁcates or Book-Entry Certiﬁcates) will be made only upon presentation and surrender of such certiﬁcates at the location speciﬁed in the notice to Certiﬁcateholders of such ﬁnal distribution. The undivided percentage interest (the “Percentage Interest”) represented by an offered certiﬁcate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certiﬁcate by the initial Certiﬁcate Balance or Notional Amount of such class.

Distributions of Interest on the Certiﬁcates

Each class of certiﬁcates of each series (other than certain classes of principal-only certiﬁcates and certain classes of Residual Certiﬁcates that have no pass-through rate) may have a different pass-through rate, which in each case may be ﬁxed, ﬂoating, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a ﬂoating, variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certiﬁcates. Such interest rates may include, without limitation, a rate based on a speciﬁed portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certiﬁcates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates.  Such interest rates may also be based on indices, including one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers). Any interest rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

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If so speciﬁed in the related prospectus supplement, an interest rate exchange agreement may be used to permit issuance of a series or class of certiﬁcates that accrues interest on a different basis than the underlying assets; for example, one or more classes of ﬂoating rate certiﬁcates may be issued from a trust fund that contains ﬁxed rate assets, or one or more classes of ﬁxed rate certiﬁcates may be issued from a trust fund that contains ﬂoating rate assets, by using an interest rate exchange agreement to alter the payment characteristics of such assets.

The related prospectus supplement will specify whether interest on the certiﬁcates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months, on an actual/360 basis or on another basis.

Distributions of interest with respect to one or more classes of certiﬁcates (collectively, “Accrual Certiﬁcates”) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates, and interest accrued with respect to a class of Accrual Certiﬁcates prior to the occurrence of such an event will either be added to the Certiﬁcate Balance thereof or otherwise deferred as described in the related prospectus supplement.

Distributions of interest in respect of any class of certiﬁcates (other than a class of Accrual Certiﬁcates, and other than any class of principal-only certiﬁcates or Residual Certiﬁcates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certiﬁcate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certiﬁcates, the amount of Accrued Certiﬁcate Interest otherwise distributable on such class will be added to the Certiﬁcate Balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

With respect to each class of certiﬁcates (other than certain classes of interest-only certiﬁcates and certain classes of Residual Certiﬁcates), the “Accrued Certiﬁcate Interest” for each distribution date will be equal to interest at the applicable pass-through rate accrued for a speciﬁed period (generally the most recently ended calendar month) on the outstanding Certiﬁcate Balance of such class of certiﬁcates immediately prior to such distribution date.

The Accrued Certiﬁcate Interest for each distribution date on a class of interest-only certiﬁcates generally will be similarly calculated except that it will accrue on a Notional Amount that is either

•	based on the principal balances of some or all of the mortgage assets (or portions thereof) in the related trust fund or

•
equal to the Certiﬁcate Balances (or one or more portions thereof) of one or more other classes of certiﬁcates of the same series. Reference to a Notional Amount with respect to a class of interest-only certiﬁcates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal or

•	such other formula as may be speciﬁed in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, the amount of Accrued Certiﬁcate Interest that is otherwise distributable on (or, in the case of Accrual Certiﬁcates, that may otherwise be added to the Certiﬁcate Balance of) one or more classes of the certiﬁcates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest,” exceed the amount of any sums that are applied to offset the amount of such shortfalls, or may be applied to cover interest shortfalls on other Classes of Certiﬁcates. The particular manner in which such shortfalls will be allocated among some or all of the classes of certiﬁcates of that series will be speciﬁed in the related prospectus supplement.

The related prospectus supplement will also describe the extent to which the amount of Accrued Certiﬁcate Interest that is otherwise distributable on (or, in the case of Accrual Certiﬁcates, that may otherwise be added to the Certiﬁcate Balance of) a class of offered certiﬁcates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so speciﬁed in the related prospectus supplement, any reduction in the amount of Accrued Certiﬁcate Interest otherwise distributable on a class of certiﬁcates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certiﬁcate

49

Balance of such class. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certiﬁcates” and “—Prepayments May Reduce the Yield on Your Certiﬁcates” and “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest.”

Distributions of Principal of the Certiﬁcates

Each class of certiﬁcates of each series (other than certain classes of interest-only certiﬁcates and certain classes of Residual Certiﬁcates) will have an initial stated principal amount (a “Certiﬁcate Balance”), which, at any time, will equal the then maximum amount that the holders of certiﬁcates of such class will be entitled to receive as principal out of the future cash ﬂow on the mortgage assets and other assets included in the related trust fund. The outstanding Certiﬁcate Balance of a class of certiﬁcates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certiﬁcate Balance of a class of certiﬁcates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certiﬁcates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certiﬁcate Interest in respect thereof (reduced as described above). The initial aggregate Certiﬁcate Balance of all classes of a series of certiﬁcates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a speciﬁed date (the “Cut-off Date”), after application of scheduled payments due on or before such date, whether or not received. The initial Certiﬁcate Balance of each class of a series of certiﬁcates will be speciﬁed in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certiﬁcates will be made on each distribution date to the holders of the class or classes of certiﬁcates of such series entitled thereto until the Certiﬁcate Balances of such certiﬁcates have been reduced to zero. Distributions of principal with respect to one or more classes of certiﬁcates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certiﬁcates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. In addition, distributions of principal on one or more classes of Certiﬁcates may be made solely or primarily from distributions of principal on speciﬁed mortgage assets or a speciﬁed group of mortgage assets in the trust fund.

Distributions of principal with respect to one or more classes of certiﬁcates (each such class, a “Controlled Amortization Class”) may be made, subject to available funds, based on a speciﬁed principal payment schedule. Distributions of principal with respect to one or more other classes of certiﬁcates (each such class, a “Companion Class”) may be contingent on the speciﬁed principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certiﬁcates will be made on a pro rata basis among all of the certiﬁcates of such class, or in such other distribution priority as may be speciﬁed in the related prospectus supplement.

Distributions on the Certiﬁcates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certiﬁcates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its afﬁliates or by any other speciﬁed person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certiﬁcates of the related series in the priority and manner, and subject to the limitations,

50

speciﬁed in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

•	a reduction in the entitlements to interest and/or the Certiﬁcate Balances of one or more such classes of certiﬁcates and/or

•	establishing a priority of payments among such classes of certiﬁcates. See “Description of Credit Support.”

Advances

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other speciﬁed person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certiﬁcate Account that are not part of the Available Distribution Amount for the related series of certiﬁcates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

In addition, if so speciﬁed in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items speciﬁed in the related prospectus supplement.

Advances are intended to maintain a regular ﬂow of scheduled interest and principal payments to holders of the class or classes of certiﬁcates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a speciﬁc entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, “Related Proceeds”) and such other speciﬁc sources as may be identiﬁed in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certiﬁcates, if so identiﬁed, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certiﬁcates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another speciﬁcally identiﬁed source (any such advance, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certiﬁcate Account prior to any distributions being made to the related series of certiﬁcateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certiﬁcate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certiﬁcate Account on or prior to any future distribution date to the extent that funds in such Certiﬁcate Account on such distribution date are less than payments required to be made to the related series of certiﬁcateholders on such date. If so speciﬁed in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a speciﬁed period during which such advances are outstanding at the rate speciﬁed in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certiﬁcateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certiﬁcates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

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Reports to Certiﬁcateholders

On each distribution date, together with the distribution to the holders of each class of the offered certiﬁcates of a series, a master servicer, Manager or Trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement (a “Distribution Date Statement”) that, generally, will set forth, among other things, in each case to the extent applicable:

(i)              the amount of such distribution to holders of such class of offered certiﬁcates that was applied to reduce the Certiﬁcate Balance thereof;

(ii)              the amount of such distribution to holders of such class of offered certiﬁcates that was applied to pay Accrued Certiﬁcate Interest;

(iii)              the amount, if any, of such distribution to holders of such class of offered certiﬁcates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

(iv)              the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certiﬁcates are entitled;

(v)               if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

(vi)              if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

(vii)              information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

(viii)              if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

(ix)                if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

(x)              the Certiﬁcate Balance or Notional Amount, as the case may be, of such class of certiﬁcates at the close of business on such distribution date, separately identifying any reduction in such Certiﬁcate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certiﬁcate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certiﬁcate Balance of a class of Accrual Certiﬁcates, if any, in the event that Accrued Certiﬁcate Interest has been added to such balance;

(xi)                if such class of offered certiﬁcates has a ﬂoating, variable or adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

(xii)              the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

(xiii)              if the related trust fund includes one or more instruments of Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

(xiv)             the amount of Credit Support being afforded by any classes of subordinate certiﬁcates.

In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per speciﬁed denomination of the relevant class of offered certiﬁcates or as a percentage. The

52

prospectus supplement for each series of certiﬁcates may describe additional information to be included in reports to the holders of the offered certiﬁcates of such series.

Within a reasonable period of time after the end of each calendar year, the master servicer, MBS Administrator or trustee for a series of certiﬁcates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certiﬁcate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certiﬁcateholder. Such obligation will be deemed to have been satisﬁed to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, “—Book-Entry Registration and Deﬁnitive Certiﬁcates” below.

If the trust fund for a series of certiﬁcates includes MBS, the ability of the related master servicer, MBS Administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-speciﬁc information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certiﬁcates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBS in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

Voting Rights

The voting rights evidenced by each series of certiﬁcates (as to such series, the “Voting Rights”) will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certiﬁcateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise speciﬁed in the related prospectus supplement. See “Description of the Pooling Agreements—Amendment.” The holders of speciﬁed amounts of certiﬁcates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC Administrator. See “Description of the Pooling Agreements—Events of Default,”  “—Rights Upon Event of Default” and “—Resignation and Removal of the Trustee.”

Termination

The obligations created by the Pooling Agreement for each series of certiﬁcates will terminate following

•	the ﬁnal payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

•	the payment (or provision for payment) to the certiﬁcateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

Written notice of termination of a Pooling Agreement will be given to each certiﬁcateholder of the related series, and the ﬁnal distribution will be made only upon presentation and surrender of the certiﬁcates of such series at the location to be speciﬁed in the notice of termination.

If so speciﬁed in the related prospectus supplement, a series of certiﬁcates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties speciﬁed therein, under the circumstances and in the manner set forth therein, including without limitation by acquisition of the mortgage loans for cash or in exchange for the certiﬁcates.

In addition, if so provided in the related prospectus supplement upon the reduction of the Certiﬁcate Balance of a speciﬁed class or classes of certiﬁcates by a speciﬁed percentage or amount or upon a speciﬁed date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufﬁcient portion of such mortgage assets to retire such class or classes, under the  circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which

53

such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the Certiﬁcateholders of one or more classes of certiﬁcates may receive an amount less than the Certiﬁcate Balance of, and accrued unpaid interest on, their certiﬁcates.

If any class of certiﬁcates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certiﬁcates will include the word “callable.”

Book-Entry Registration and Deﬁnitive Certiﬁcates

If so provided in the prospectus supplement for a series of certiﬁcates, one or more classes of the offered certiﬁcates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certiﬁcates registered in the name of The Depository Trust Company (“DTC”) or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, if they are participants in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certiﬁcates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on ﬁle with the Commission.

Purchases of Book-Entry Certiﬁcates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage ﬁrm, bank, thrift institution or other ﬁnancial intermediary (each, a “Financial Intermediary”) that maintains the beneﬁcial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such certiﬁcates will be recorded on the records of DTC (or of a participating ﬁrm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneﬁcial owner’s Financial Intermediary is not a DTC Participant). Therefore, the beneﬁcial owner must rely on the foregoing procedures to evidence its beneﬁcial ownership of such certiﬁcates. The beneﬁcial ownership interest of the owner of a Book-Entry Certiﬁcate (a “Certiﬁcate Owner”) may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

DTC has no knowledge of the actual Certiﬁcate Owners; DTC’s records reﬂect only the identity of the DTC Participants to whose accounts such certiﬁcates are credited, which may or may not be the Certiﬁcate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certiﬁcate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certiﬁcates will be made to DTC. DTC’s practice is to credit DTC Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certiﬁcate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS Administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certiﬁcate Owners may receive payments after the related Distribution Date.

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The only “certiﬁcateholder” (as such term is used in the related Pooling Agreement) of Book-Entry Certiﬁcates will be the nominee of DTC (or another depository speciﬁed in the related prospectus supplement), and the Certiﬁcate Owners will not be recognized as certiﬁcateholders under the Pooling Agreement. Certiﬁcate Owners will be permitted to exercise the rights of certiﬁcateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certiﬁcateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certiﬁcates are credited. DTC may take conﬂicting actions with respect to the Book-Entry Certiﬁcates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such certiﬁcates.

Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certiﬁcate Owners, the ability of a Certiﬁcate Owner to pledge its interest in Book-Entry Certiﬁcates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certiﬁcates, may be limited due to the lack of a physical certiﬁcate evidencing such interest.

Generally, Certiﬁcates initially issued in book-entry form will be issued as Deﬁnitive Certiﬁcates to Certiﬁcate Owners or their nominees, rather than to DTC or its nominee, only if

•
the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certiﬁcates and the depositor is unable to locate a qualiﬁed successor or

•
the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certiﬁcates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Deﬁnitive Certiﬁcates. Upon surrender by DTC of the certiﬁcate or certiﬁcates representing a class of Book-Entry Certiﬁcates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certiﬁcate Owners identiﬁed in such instructions the Deﬁnitive Certiﬁcates to which they are entitled, and thereafter the holders of such Deﬁnitive Certiﬁcates will be recognized as “Certiﬁcateholders” under and within the meaning of the related Pooling Agreement.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certiﬁcates of each series will be issued pursuant to a pooling and servicing agreement or other agreement speciﬁed in the related prospectus supplement (in any case, a “Pooling Agreement”). In general, the parties to a Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS Administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certiﬁcates of a series are issued will be identiﬁed in the related prospectus supplement. If so speciﬁed in the related prospectus supplement, the mortgage asset seller or an afﬁliate thereof may perform the functions of master servicer, special servicer, MBS Administrator or REMIC administrator. If so speciﬁed in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any afﬁliate thereof may own certiﬁcates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certiﬁcates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been ﬁled as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certiﬁcates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certiﬁcates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certiﬁcates will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are

55

subject to, and are qualiﬁed in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certiﬁcates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certiﬁcates without charge upon written request of a holder of a certiﬁcate of such series addressed to it at its principal executive ofﬁces speciﬁed herein under “The Depositor.”

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certiﬁcates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, except to the extent otherwise described in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certiﬁcates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identiﬁed in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

•	the address of the related mortgaged property and type of such property;

•	the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

•	the original and remaining term to maturity;

•	the amortization term; and

•	the original and outstanding principal balance.

In addition, except as may be otherwise speciﬁed in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

•	the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

•	the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording ofﬁce),

•
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording ofﬁce), and,

•	if applicable, any riders or modiﬁcations to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording ofﬁce, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording

56

indicated thereon after receipt thereof from the public recording ofﬁce. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Except as may be otherwise speciﬁed in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording ofﬁce, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

The trustee (or a custodian appointed by the trustee) for a series of certiﬁcates will be required to review the mortgage loan documents delivered to it within a speciﬁed period of days after receipt thereof, and the trustee (or such custodian) will hold such documents in trust for the beneﬁt of the certiﬁcateholders of such series. Unless otherwise speciﬁed in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certiﬁcateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a speciﬁed number of days after receipt of such notice, then, except as otherwise speciﬁed below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be speciﬁed in the related prospectus supplement (in any event, the “Purchase Price”). If so provided in the prospectus supplement for a series of certiﬁcates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a speciﬁed period after initial issuance of such series of certiﬁcates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy speciﬁed in the related prospectus supplement. This repurchase or substitution obligation or other speciﬁed remedy will constitute the sole remedy to holders of the certiﬁcates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certiﬁcates will be set forth in the related prospectus supplement.

Representations and Warranties; Repurchases

Generally, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the “Warranting Party”) covering, by way of example:

•	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling Agreement;

•	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

•	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

57

•	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an afﬁliate of the mortgage asset seller, the depositor or an afﬁliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identiﬁed in the related prospectus supplement.

Generally the Pooling Agreements will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certiﬁcateholders of the related series. If such Warranting Party cannot cure such breach within a speciﬁed period following the date on which it was notiﬁed of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certiﬁcates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a speciﬁed period after initial issuance of such series of certiﬁcates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy speciﬁed in the related prospectus supplement. This repurchase or substitution obligation or other speciﬁed remedy will constitute the sole remedy available to holders of the certiﬁcates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certiﬁcates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certiﬁcates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be speciﬁed in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the beneﬁt of the related certiﬁcateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund and in accordance with such other requirements as may be speciﬁed in the related prospectus supplement. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, generally the master servicer and the special servicer will each be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan; provided that, if so speciﬁed in the related prospectus supplement such right may be given to another party, including a class of certiﬁcateholders.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising

58

foreclosures; negotiating modiﬁcations; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent in respect of a speciﬁed number of scheduled payments;

•
mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a speciﬁed number of days; and

•	REO Properties.

If so speciﬁed in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Generally when the circumstances (as set forth in the related prospectus supplement) no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so speciﬁed, performing property inspections and evaluating ﬁnancial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so speciﬁed, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certiﬁcateholders with respect to such mortgage loan. Generally the master servicer will be responsible for ﬁling and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See “Description of Credit Support.”

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufﬁcient to service the mortgage debt, or may reﬂect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

•	monitor any mortgage loan that is in default,

•	evaluate whether the causes of the default can be corrected over a reasonable period without signiﬁcant impairment of the value of the related mortgaged property,

•	initiate corrective action in cooperation with the Mortgagor if cure is likely,

•	inspect the related mortgaged property and

•	take such other actions as it deems necessary and appropriate.

A signiﬁcant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certiﬁcateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the

59

mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor ﬁles a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

Primary Servicers and Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, generally such master servicer or special servicer will remain obligated under the related Pooling Agreement. Generally each primary servicing agreement or sub-servicing agreement between a master servicer and a primary servicer or sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of primary servicers or sub-servicers retained by it and will have the right to remove a primary servicer or sub-servicer retained by it upon speciﬁed events of default consistent with those of the master servicer or special servicer under the related Pooling Agreement. Generally, a master servicer or special servicer will be solely liable for all fees owed by it to any primary servicer or sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling Agreement is sufﬁcient to pay such fees; however, if so provided in the related prospectus supplement such fees may be payable directly from the trust fund. Each primary servicer and sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See “—Certiﬁcate Account” and “—Servicing Compensation and Payment of Expenses.”

Certiﬁcate Account

General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certiﬁcate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certiﬁcates of the related series. A Certiﬁcate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certiﬁcates of the related series (“Permitted Investments”). Such Permitted Investments include

•	federal funds,

•	uncertiﬁcated certiﬁcates of deposit,

•	time deposits,

•	bankers’ acceptances and repurchase agreements,

•	certain United States dollar-denominated commercial paper, and

•	units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

Any interest or other income earned on funds in a Certiﬁcate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation or to such other party speciﬁed in the prospectus supplement

60

for the related trust. A Certiﬁcate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an afﬁliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies, a Certiﬁcate Account may contain funds relating to more than one series of mortgage pass-through certiﬁcates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits. Generally, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certiﬁcate Account (or such sub-account thereof or other account as may be speciﬁed in the related prospectus supplement) for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

(1)         all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)         all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

(3)         all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) (“Insurance Proceeds” and “Condemnation Proceeds,” respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, “Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(4)         any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certiﬁcates;

(5)         any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

(6)         any amounts paid under any Cash Flow Agreement;

(7)         all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other speciﬁed person as described under “—Assignment of mortgage loans; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans,” and all proceeds of any mortgage asset purchased as described under “Description of the Certiﬁcates—Termination; Retirement of Certiﬁcates”;

(8)         to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another speciﬁed person, any payments on account of modiﬁcation or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

(9)         all payments required to be deposited in the Certiﬁcate Account with respect to any deductible clause in any blanket insurance policy as described under “—Hazard Insurance Policies”;

(10)         any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the beneﬁt of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certiﬁcate Account; and

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(11)         any other amounts received on or in respect of the mortgage loans required to be deposited in the Certiﬁcate Account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals. A master servicer, trustee or special servicer generally may make withdrawals from the Certiﬁcate Account for each trust fund that includes mortgage loans for any of the following purposes:

(1)         to make distributions to the certiﬁcateholders on each distribution date;

(2)         to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

(3)         to reimburse the master servicer, the special servicer or any other speciﬁed person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certiﬁcates of the related series;

(4)         if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other speciﬁed person interest accrued on the advances and servicing expenses described in clause (3) above incurred by it while such remain outstanding and unreimbursed;

(5)         to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization Upon Defaulted Mortgage Loans”;

(6)         to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor” and “—Certain Matters Regarding the Trustee”;

(7)         if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of Credit Support;

(8)         if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

(9)         to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certiﬁcate Account as additional compensation;

(10)         to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other speciﬁed person;

(11)         if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to

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the extent described under “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes that May Be Imposed on the REMIC Pool;”

(12)         to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the beneﬁt of certiﬁcateholders;

(13)         to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

(14)         to clear and terminate the Certiﬁcate Account upon the termination of the trust fund.

Modiﬁcations, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard and the REMIC Provisions or grantor trust provisions, as applicable; provided that, unless otherwise set forth in the related prospectus supplement, the modiﬁcation, waiver or amendment

•	will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

•
will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

•	will not adversely affect the coverage under any applicable instrument of Credit Support.

Except to the extent another standard is speciﬁed in the prospectus supplement, the special servicer also may agree to any other modiﬁcation, waiver or amendment if, in its judgment,

•	a material default on the mortgage loan has occurred or a payment default is imminent,

•	such modiﬁcation, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

•	such modiﬁcation, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred or, in the special servicer’s judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Generally, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the beneﬁt of the related series of certiﬁcateholders, or any other speciﬁed person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(i)              such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

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(ii)              the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be speciﬁed in the related prospectus supplement), any mortgage loan as to which a speciﬁed number of scheduled payments are delinquent or the balloon payment is delinquent, or if so speciﬁed in the related prospectus supplement, as to which certain other defaults exist. In addition, a mortgage loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so speciﬁed in the related prospectus supplement, a special servicer or other speciﬁed party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certiﬁcate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so speciﬁed in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the “IRS”) grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certiﬁcate is outstanding or (iii) another period is permitted pursuant to applicable law. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Generally, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Code Section 860G(c)(2), with respect to such property; provided that the related prospectus supplement may specify circumstances in which these requirements may be waived. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certiﬁcateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certiﬁcates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufﬁcient to restore fully the damaged property, neither the special servicer nor the master servicer will be

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required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

•
that such restoration will increase the proceeds to certiﬁcateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and

•	that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

Except to the extent speciﬁed in the related prospectus supplement, each Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Such coverage generally will be required to be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certiﬁcate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certiﬁcate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

In general, the standard form of ﬁre and extended coverage policy covers physical damage to or destruction of the improvements of the property by ﬁre, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions speciﬁed in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, ﬂoods and other water-related causes, earth movement (including earthquakes, landslides and mudﬂows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage speciﬁcally requires, or permits the holder thereof to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a speciﬁed percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this speciﬁed percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of

•	the replacement cost of the improvements less physical depreciation and

•	such proportion of the loss as the amount of insurance carried bears to the speciﬁed percentage of the full replacement cost of such improvements.

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Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer (or special servicer) will generally determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures, subject to any additional procedures that may be set forth in the related prospectus supplement, which may include obtaining the consent of one or more classes of subordinate certiﬁcates thereto. Generally, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Certain Legal Aspects of mortgage loans—Due-on-Sale and Due-on-Encumbrance.”

Servicing Compensation and Payment of Expenses

A portion of the master servicer’s primary servicing compensation with respect to a series of certiﬁcates will come from the periodic payment to it of a speciﬁed portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. A master servicer’s compensation may also come from investment income on certain accounts maintained by it on behalf of the trust fund or from certain fees paid by the borrowers. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certiﬁcates may consist of any or all of the following components:

•
a speciﬁed portion of the interest payments on each mortgage loan serviced by it, or if so speciﬁed in the related prospectus supplement, on each mortgage loan in the related trust fund, whether or not serviced by it;

•	an additional speciﬁed portion of the interest payments on each mortgage loan then currently serviced by it; and

•
subject to any speciﬁed limitations, a ﬁxed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a speciﬁed portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modiﬁcation fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certiﬁcate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certiﬁcateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate speciﬁed therein, may be required to be borne by the trust fund.

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  Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date speciﬁed in the applicable pooling and servicing agreement, an officer’s certiﬁcate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulﬁlled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulﬁll any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. 229.1122) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identiﬁed by the party; and

•
a statement that a registered public accounting ﬁrm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting ﬁrm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Generally, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

•
the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written conﬁrmation from each applicable rating agency that such resignation and appointment will not have an adverse effect on the rating assigned by such rating agency to any class of certiﬁcates of such series or

•
a determination that such obligations are no longer permissible under applicable law or are in material conﬂict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement.

The master servicer and special servicer for each trust fund will be required to maintain a ﬁdelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

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Generally, the Pooling Agreements will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certiﬁcateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Generally, the Pooling Agreements will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemniﬁcation by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certiﬁcates.

However, such indemniﬁcation will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certiﬁcateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certiﬁcateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certiﬁcate Account therefor.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

Generally, the Pooling Agreements will provide that a REMIC administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

“Events of Default” under the related Pooling Agreement generally will include, without limitation,

•
any failure by the master servicer to distribute or cause to be distributed to the certiﬁcateholders of such series, or to remit to the trustee for distribution to such certiﬁcateholders, any amount required to be so distributed or remitted, which failure continues unremedied for ﬁve days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer by any other party to the related Pooling Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series;

•
any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for ﬁve days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights of such series;

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•
any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series;

•
any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series; and

•
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be speciﬁed in the related prospectus supplement. When a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity generally will constitute an Event of Default in each capacity; however, the related prospectus supplement may provide that an Event of Default will only constitute an Event of Default of such entity in the capacity in which the related default occurred.

Rights upon Event of Default

If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certiﬁcateholders of the related series entitled to not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so speciﬁes, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Generally, if the trustee is unwilling or unable so to act, it may (or, at the written request of certiﬁcateholders of the related series entitled to not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement (or meets such other standards as may be speciﬁed in the related prospectus supplement). Pending such appointment, the trustee will be obligated to act in such capacity. Generally the Pooling Agreements will require the terminated master servicer or special servicer to pay the costs of transferring the mortgage ﬁles and appointing a successor.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under “—Resignation and Removal of the Trustee” below.

No certiﬁcateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certiﬁcates of any class evidencing not less than 25% of the aggregate

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Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certiﬁcates covered by such Pooling Agreement, unless such certiﬁcateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Generally, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certiﬁcates covered by such pooling agreement,

•	to cure any ambiguity,

•	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

•
to change the timing and/or nature of deposits in the Certiﬁcate Account, provided that (A) such change would not adversely affect in any material respect the interests of any certiﬁcateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certiﬁcates, as evidenced by a letter from each applicable rating agency,

•
if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualiﬁcation of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualiﬁcation or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certiﬁcates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certiﬁcates, provided that the depositor has determined that the then-current ratings of the classes of the certiﬁcates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certiﬁcates to a non-permitted transferee (See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax Related Restrictions on Transfer of Residual Certiﬁcates” herein),

•
to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certiﬁcateholder,

•	to amend speciﬁed provisions that are not material to holders of any class of certiﬁcates offered hereunder,

•	for such other purposes as may be speciﬁed in the related prospectus supplement.

The pooling agreement may also be amended by the parties thereto with the consent of the holders of certiﬁcates of each class affected thereby evidencing, in each case, not less than 662⁄3% (or such other percentage speciﬁed in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certiﬁcates covered by such pooling agreement, except that no such amendment may

•
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certiﬁcate of any class without the consent of the holder of such certiﬁcate or

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•
reduce the aforesaid percentage of certiﬁcates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certiﬁcates of such class covered by such pooling agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having ﬁrst received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other speciﬁed person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certiﬁcateholders

Unless otherwise speciﬁed in the related prospectus supplement, upon written request of three or more certiﬁcateholders of record made for purposes of communicating with other holders of certiﬁcates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other speciﬁed person will afford such certiﬁcateholders access during normal business hours to the most recent list of certiﬁcateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certiﬁcateholders’ request, then such person, if not the registrar for such series of certiﬁcates, will be required to request from such registrar a current list and to afford such requesting certiﬁcateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its afﬁliates and with any master servicer, special servicer or REMIC administrator and its afﬁliates.

Duties of the Trustee

The trustee for each series of certiﬁcates will make no representation as to the validity or sufficiency of the related Pooling Agreement (other than as to its being a valid obligation of such trustee), such certiﬁcates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certiﬁcates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certiﬁcates will be required to perform only those duties speciﬁcally required under the related Pooling Agreement. However, upon receipt of any of the various certiﬁcates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other speciﬁed person or may be required to be borne by the related trust fund.

Generally, the trustee for each series of certiﬁcates will be entitled to indemniﬁcation, from amounts held in the Certiﬁcate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemniﬁcation will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

Generally, the trustee for each series of certiﬁcates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or

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attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certiﬁcates of the applicable series evidencing not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

Additional Parties to the Agreements

If so speciﬁed in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other speciﬁed duties with respect to the certiﬁcates, (ii) a certiﬁcate registrar, which will maintain the register of certiﬁcates and perform certain duties with respect to certiﬁcate transfer, (iii) an authenticating agent, which will countersign the certiﬁcates on behalf of the trustee and/or (iv) a ﬁscal agent, which will be required to make advances if the trustee fails to do so when required.

DESCRIPTION OF CREDIT SUPPORT

General

Credit Support may be provided with respect to one or more classes of the certiﬁcates of any series or with respect to the related mortgage assets. Credit Support may be in the form of

•	the subordination of one or more classes of certiﬁcates,

•	cross-support provisions,

•	overcollateralization,

•	a letter of credit,

•	a loan insurance policy,

•	a certiﬁcate insurance policy,

•	a guarantee,

•	a surety bond,

•	a reserve fund,

•	or any combination thereof (any such coverage with respect to the certiﬁcate of any series, “Credit Support”).

The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certiﬁcateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or

72

shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certiﬁcateholders will bear their allocable share of deﬁciencies.

If Credit Support is provided with respect to one or more classes of certiﬁcates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

•	the nature and amount of coverage under such Credit Support,

•	any conditions to payment thereunder not otherwise described herein,

•	the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

•
the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See “Risk Factors—Credit Support Limitations.”

Subordinate Certiﬁcates

If so speciﬁed in the related prospectus supplement, one or more classes of certiﬁcates of a series may be subordinate certiﬁcates. To the extent speciﬁed in the related prospectus supplement, the rights of the holders of subordinate certiﬁcates to receive distributions from the Certiﬁcate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certiﬁcates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certiﬁcates in a series and the circumstances under which such subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certiﬁcates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on senior certiﬁcates evidencing interests in one group of mortgage assets prior to distributions on subordinate certiﬁcates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of loans in a trust fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, the excess cash will be available to offset principal losses and delinquencies on any class of certificates of the related series.  To the extent such excess cash is not used to offset such principal losses and delinquencies, after the principal balances of one or more senior classes of certificates have been paid in full, such excess cash will be paid to one or more classes of certificates as specified in the prospectus supplement.

Letter of Credit

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other ﬁnancial institution speciﬁed in such prospectus supplement (the “Letter of Credit Bank”). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate ﬁxed dollar

73

amount, net of unreimbursed payments thereunder, generally equal to a percentage speciﬁed in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate certiﬁcate balance of one or more classes of certiﬁcates. If so speciﬁed in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certiﬁcates will expire at the earlier of the date speciﬁed in the related prospectus supplement or the termination of the trust fund.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certiﬁcates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Certiﬁcate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certiﬁcates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner speciﬁed in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts speciﬁed in such prospectus supplement. If so speciﬁed in the related prospectus supplement, the reserve fund for a series may also be funded over time by a speciﬁed amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent speciﬁed in the related prospectus supplement if so speciﬁed in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent speciﬁed in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certiﬁcates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto.

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CASH FLOW AND DERIVATIVES AGREEMENTS

If so speciﬁed in the prospectus supplement for a series of certiﬁcates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a speciﬁed rate. If so speciﬁed in the prospectus supplement for a series of certiﬁcates, the related trust fund may include interest rate exchange agreements or interest rate cap or ﬂoor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certiﬁcates to ﬂuctuations in interest rates and to situations where interest rates become higher or lower than speciﬁed thresholds, and may also be used to alter the payment characteristics of the cash ﬂows from a trust fund. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a ﬂoating rate interest payment obligation, to the extent that the rate payable at any time exceeds a speciﬁed cap. Generally, an interest rate ﬂoor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a ﬂoating rate interest payment obligation are payable at a rate which is less than a speciﬁed ﬂoor. The speciﬁc provisions of these types of agreements will be described in the related prospectus supplement.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reﬂect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualiﬁed in their entirety by reference to the applicable laws of those jurisdictions. See “Description of the Trust Funds—Mortgage Loans.” If a signiﬁcant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording ofﬁce. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneﬁciary (the lender) for whose beneﬁt the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the beneﬁt of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is

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the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneﬁciary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”); in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must ﬁle ﬁnancing statements in order to perfect its security interest in the room revenues and must ﬁle continuation statements, generally every ﬁve years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room revenues was not perfected or the requisite UCC ﬁlings were allowed to lapse. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws.”

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest therein, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC ﬁlings were allowed to lapse.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

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Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C. §§ 101-1532) (the “Bankruptcy Code”) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent

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“fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse.”) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain of the property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption

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right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deﬁciency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied ﬁrst to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however,

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 generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay of section 362(a) of the Bankruptcy Code.

Under sections 363(b) and (f) of the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances, despite the provisions of the related mortgage or other security agreement to the contrary, sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case,  that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid.  Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the

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lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable  rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents.  Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre petition or post petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto” clauses could limit the ability of the Trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay an Trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization" for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole. In addition, the Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would

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have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, such lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a Borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that section 365(e) of the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions set forth therein, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages calculated under section 502(b)(6) of the Bankruptcy Code, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, pursuant to section 365(h) of the Bankruptcy Code, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). Under section 365(h)(1)(D), the term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and the Trustee may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A mortgagee could lose its security unless the mortgagee holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the

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1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of such amendments to the Bankruptcy Code granting leasehold mortgagees the right to succeed to the position of a leasehold mortgagor (the 1994 amendments added section 365(h)(1)(D) to the Code). Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under section 363(f) of the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to section 363(e) of the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to section 363(f) of the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on

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their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described herein with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrower that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as

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discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.” This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law

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causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose signiﬁcant compliance costs on a borrower. Such costs may jeopardize the borrower’s ability to meet its loan obligations or decrease the re-sale value of the collateral.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certiﬁcateholders.

To reduce the likelihood of such a loss, except to the extent otherwise speciﬁed in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.”

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certiﬁcates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect signiﬁcant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certiﬁcates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See “Description of the Trust Funds—Mortgage Loans—General.”

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Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses

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for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See “Risk Factors—Commercial and Multifamily Mortgage Loans are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates.”

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notiﬁcation by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certiﬁcates, and would not be covered by advances or any form of Credit Support provided in connection with such certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Inﬂuenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets

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used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certiﬁcates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reﬂects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certiﬁcates.

For purposes of this discussion:

•	references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

•
where the applicable prospectus supplement provides for a ﬁxed retained yield with respect to the mortgage loans underlying a series of certiﬁcates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller. References to a “holder” or “certiﬁcateholder” in this discussion generally mean the beneﬁcial owner of a certiﬁcate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

With respect to a particular series of certiﬁcates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a “REMIC”) within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, certiﬁcates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certiﬁcates” and will consist of one or more classes of “Regular Certiﬁcates” and one class of “Residual Certiﬁcates” in the case of each REMIC Pool. Qualiﬁcation as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certiﬁcates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, has advised the depositor that in the ﬁrm’s opinion, assuming:

•	the making of proper elections;

•	compliance with the Pooling Agreement and other related documents and no amendments thereof;

•	the accuracy of all representations made with respect to the mortgage loans; and

•	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

In such case, the Regular Certiﬁcates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certiﬁcates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement

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for each series of certiﬁcates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to each such REMIC Pool. If so speciﬁed in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certiﬁcates as to Which No REMIC Election Is Made.”

Status of REMIC Certiﬁcates

REMIC Certiﬁcates held by a domestic building and loan association will constitute a “regular or residual interest in a REMIC within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certiﬁcates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certiﬁcates and income with respect to Residual Certiﬁcates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certiﬁcates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certiﬁcates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certiﬁcates will be “qualiﬁed mortgages” for another REMIC for purposes of Code Section 860G(a)(3).  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualiﬁcation as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulﬁll an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certiﬁcates) and at all times thereafter, may consist of assets other than “qualiﬁed mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualiﬁed assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualiﬁed assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualiﬁed organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See “Taxation of Residual Certiﬁcates—Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Disqualiﬁed Organizations.”

A qualiﬁed mortgage is any obligation that is principally secured by an interest in real property and that (i) is transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, (ii) is purchased by the REMIC Pool within a three-month period thereafter, or (iii) represents an increase in the loan advanced to the obligor under its original terms, in either of the last two cases pursuant to a ﬁxed price contract in effect on the Startup Day. Qualiﬁed mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certiﬁcates of beneﬁcial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

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•
the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

•
substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modiﬁed other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the ﬁrst bullet point of the preceding sentence as of the date of the last such modiﬁcation or at closing. A qualiﬁed mortgage includes a qualiﬁed replacement mortgage, which is any obligation that would have been treated as a qualiﬁed mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

•	in exchange for any qualiﬁed mortgage within a three-month period thereafter; or

•	in exchange for a “defective obligation” within a two-year period thereafter.

A “defective obligation” includes:

•	a mortgage in default or as to which default is reasonably foreseeable;

•	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

•	a mortgage that was fraudulently procured by the mortgagor; and

•	a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

A mortgage loan that is “defective” as described in the fourth bullet point in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualiﬁed mortgage after such 90-day period.

Permitted investments include cash ﬂow investments, qualiﬁed reserve assets, and foreclosure property. A cash ﬂow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualiﬁed mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualiﬁed reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualiﬁed mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualiﬁed mortgages pursuant to their terms. The reserve fund will be disqualiﬁed if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualiﬁed mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualiﬁed mortgage; provided the depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

•	one or more classes of regular interests; or

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•	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with ﬁxed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a speciﬁed principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a ﬁxed rate or a qualiﬁed variable rate, or consist of a speciﬁed, nonvarying portion of the interest payments on qualiﬁed mortgages. Such a speciﬁed portion may consist of a ﬁxed number of basis points, a ﬁxed percentage of the total interest, or a ﬁxed or qualiﬁed variable or inverse variable rate on some or all of the qualiﬁed mortgages minus a different ﬁxed or qualiﬁed variable rate. The speciﬁed principal amount of a regular interest that provides for interest payments consisting of a speciﬁed, nonvarying portion of interest payments on qualiﬁed mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualiﬁed mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certiﬁcates of a series will constitute one or more classes of regular interests, and the Residual Certiﬁcates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certiﬁcates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualiﬁcation of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisﬁed.

Taxation of Regular Certiﬁcates

General

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certiﬁcate will be treated as ordinary income to a holder of the Regular Certiﬁcate (the “Regular Certiﬁcateholder”) as they accrue, and principal payments on a Regular Certiﬁcate will be treated as a return of capital to the extent of the Regular Certiﬁcateholder’s basis in the Regular Certiﬁcate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certiﬁcateholders must use the accrual method of accounting with regard to Regular Certiﬁcates, regardless of the method of accounting otherwise used by such Regular Certiﬁcateholders.

Original Issue Discount

Accrual Certiﬁcates, interest only certiﬁcates and principal-only certiﬁcates will be, and other Classes of Regular Certiﬁcates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certiﬁcates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certiﬁcateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certiﬁcates. To the extent such issues are not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed

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by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certiﬁcates.

Each Regular Certiﬁcate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certiﬁcateholder’s income. The total amount of original issue discount on a Regular Certiﬁcate is the excess of the “stated redemption price at maturity” of the Regular Certiﬁcate over its “issue price.” The issue price of a class of Regular Certiﬁcates offered pursuant to this Prospectus generally is the ﬁrst price at which a substantial amount of Regular Certiﬁcates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certiﬁcate also includes the amount paid by an initial Regular Certiﬁcateholder for accrued interest that relates to a period prior to the issue date of the Regular Certiﬁcate, unless the Regular Certiﬁcateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the ﬁrst distribution date. The stated redemption price at maturity of a Regular Certiﬁcate always includes the original principal amount of the Regular Certiﬁcate, but generally will not include distributions of stated interest if such interest distributions constitute “qualiﬁed stated interest.” Under the OID Regulations, qualiﬁed stated interest generally means interest payable at a single ﬁxed rate or a qualiﬁed variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certiﬁcate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certiﬁcate, it is possible that no interest on any class of Regular Certiﬁcates will be treated as qualiﬁed stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certiﬁcates as qualiﬁed stated interest. Distributions of interest on an Accrual Certiﬁcate, or on other Regular Certiﬁcates with respect to which deferred interest will accrue, will not constitute qualiﬁed stated interest, in which case the stated redemption price at maturity of such Regular Certiﬁcates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualiﬁed stated interest. Where the interval between the issue date and the ﬁrst distribution date on a Regular Certiﬁcate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certiﬁcate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certiﬁcate multiplied by the weighted average maturity of the Regular Certiﬁcate. For this purpose, the weighted average maturity of the Regular Certiﬁcate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certiﬁcate and the denominator of which is the stated redemption price at maturity of the Regular Certiﬁcate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certiﬁcates. The Prepayment Assumption with respect to a series of Regular Certiﬁcates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certiﬁcate is held as a capital asset. However, under the OID Regulations, Regular Certiﬁcateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “Election to Treat All Interest Under the Constant Yield Method.”

A Regular Certiﬁcateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as deﬁned below, of the original issue discount on the Regular Certiﬁcate accrued during an accrual period for each day on which it holds the Regular Certiﬁcate, including the date of purchase but excluding the date

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of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certiﬁcate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certiﬁcate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

•
the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certiﬁcate as of the end of that accrual period that are included in the Regular Certiﬁcate’s stated redemption price at maturity and (b) the distributions made on the Regular Certiﬁcate during the accrual period that are included in the Regular Certiﬁcate’s stated redemption price at maturity; over

•	the adjusted issue price of the Regular Certiﬁcate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

•	the yield to maturity of the Regular Certiﬁcate at the issue date;

•	events (including actual prepayments) that have occurred prior to the end of the accrual period; and

•	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certiﬁcate at the beginning of any accrual period equals the issue price of the Regular Certiﬁcate, increased by the aggregate amount of original issue discount with respect to the Regular Certiﬁcate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certiﬁcate’s stated redemption price at maturity that were made on the Regular Certiﬁcate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certiﬁcateholder generally will increase to take into account prepayments on the Regular Certiﬁcates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certiﬁcates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certiﬁcates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certiﬁcates.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certiﬁcates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certiﬁcateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certiﬁcateholders would be required to accrue interest from the issue date to the ﬁrst record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certiﬁcates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certiﬁcate issued after the date the ﬁnal regulations are published in the Federal Register.

Acquisition Premium

A purchaser of a Regular Certiﬁcate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certiﬁcate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to

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treat all such acquisition premium under the constant yield method, as described below under the heading “Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Certiﬁcates

Regular Certiﬁcates may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

•	the issue price does not exceed the original principal balance by more than a specified amount; and

•	the interest compounds or is payable at least annually at current values of

(a)      one or more “qualified floating rates,”

(b)      a single fixed rate and one or more qualified floating rates,

(c)      a single “objective rate,” or

(d)      a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35.  The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate.  A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates.  However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC.

Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certiﬁcates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certiﬁcate bearing a variable rate of interest will accrue in the manner described above under “Original Issue Discount” with the yield to maturity and future payments on such Regular Certiﬁcate generally to be determined by assuming that interest will be payable for the life of the Regular Certiﬁcate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise speciﬁed in the applicable prospectus

95

supplement, the depositor intends to treat such variable interest as qualiﬁed stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualiﬁed stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable ﬁnal regulations, the depositor intends to treat Regular Certiﬁcates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having ﬁxed or adjustable rates, as having qualiﬁed stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on such Regular Certiﬁcates for purposes of accruing original issue discount will be a hypothetical ﬁxed rate based on the ﬁxed rates, in the case of ﬁxed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of teaser rates, will be deemed to be in effect beginning with the period in which the ﬁrst weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reﬂect the actual Pass-Through Rate on the Regular Certiﬁcates.

Deferred Interest

Under the OID Regulations, all interest on a Regular Certiﬁcate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certiﬁcates may constitute income to the holders of such Regular Certiﬁcates prior to the time distributions of cash with respect to such Deferred Interest are made.

Market Discount

A purchaser of a Regular Certiﬁcate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certiﬁcate (exclusive of accrued qualified stated interest):

•	is exceeded by the then-current principal amount of the Regular Certiﬁcate; or

•	in the case of a Regular Certiﬁcate having original issue discount, is exceeded by the adjusted issue price of such Regular Certiﬁcate at the time of purchase.

Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certiﬁcate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

•	on the basis of a constant interest rate; or

•
in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certiﬁcate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certiﬁcate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certiﬁcate over the interest distributable thereon. The deferred portion of such interest expense in

96

any taxable year generally will not exceed the accrued market discount on the Regular Certiﬁcate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certiﬁcate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certiﬁcateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certiﬁcateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Certiﬁcate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certiﬁcate multiplied by the weighted average maturity of the Regular Certiﬁcate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certiﬁcate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certiﬁcateholder holds such Regular Certiﬁcate as a “capital asset” within the meaning of Code Section 1221, the Regular Certiﬁcateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certiﬁcates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certiﬁcates, although it is unclear whether the alternatives to the constant yield method described above under “Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certiﬁcate rather than as a separate deduction item. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certiﬁcate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualiﬁed stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

•
“interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

•	the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in

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which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Regular Certiﬁcates

If a Regular Certiﬁcateholder sells or exchanges a Regular Certiﬁcate, the Regular Certiﬁcateholder will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and its adjusted basis in the Regular Certiﬁcate. The adjusted basis of a Regular Certiﬁcate generally will equal the cost of the Regular Certiﬁcate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certiﬁcate and reduced by amounts included in the stated redemption price at maturity of the Regular Certiﬁcate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certiﬁcate realized by an investor who holds the Regular Certiﬁcate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certiﬁcate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income as follows:

•
if a Regular Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction;

•	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

•
to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certiﬁcate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certiﬁcate.

In addition, gain or loss recognized from the sale of a Regular Certiﬁcate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certiﬁcates will be required to report income with respect to Regular Certiﬁcates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certiﬁcates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certiﬁcate may have income, or may incur a diminution in cash ﬂow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certiﬁcates that are corporations or that otherwise hold the Regular Certiﬁcates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certiﬁcates becoming wholly or partially worthless, and that, in general, holders of Regular Certiﬁcates that are not corporations and do not hold the Regular Certiﬁcates in connection with a trade or business will be allowed to deduct as a short-term capital loss any

98

loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certiﬁcates becoming wholly worthless. Although the matter is not free from doubt, noncorporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below a holder’s basis in the Regular Certificates.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired.  The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.  Notwithstanding the foregoing, it is not clear whether holders of interest-only certificates are entitled to any deduction under Code Section 166 for bad debt losses.  Holders of Regular Certiﬁcates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certiﬁcates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certiﬁcates.

Taxation of Residual Certiﬁcates

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certiﬁcates (“Residual Certiﬁcateholders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certiﬁcateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certiﬁcateholders in proportion to their respective holdings of Residual Certiﬁcates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

•	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

•	all bad loans will be deductible as business bad debts; and

•	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certiﬁcates, plus income on reinvestment of cash ﬂows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certiﬁcates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certiﬁcates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certiﬁcateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certiﬁcates of any class of the related series outstanding.

The taxable income recognized by a Residual Certiﬁcateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certiﬁcates or income from amortization of issue premium on the Regular Certiﬁcates, on the other hand. In the event that an interest in the mortgage loans is

99

acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certiﬁcateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

•	the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certiﬁcates; and

•
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certiﬁcates on account of any unaccrued original issue discount relating to those Regular Certiﬁcates.

When there is more than one class of Regular Certiﬁcates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certiﬁcates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certiﬁcates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certiﬁcates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certiﬁcates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certiﬁcates, whereas to the extent that the REMIC Pool includes ﬁxed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certiﬁcateholders must have sufﬁcient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “Limitations on Offset or Exemption of REMIC Income” The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certiﬁcates, may have a signiﬁcant adverse effect upon the Residual Certiﬁcateholder’s after-tax rate of return.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certiﬁcateholder is limited to the adjusted basis of the Residual Certiﬁcate as of the close of the quarter (or time of disposition of the Residual Certiﬁcate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certiﬁcate is the amount paid for such Residual Certiﬁcate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certiﬁcateholder and will be decreased (but not below zero), ﬁrst, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certiﬁcateholder. Any loss that is disallowed on account of this limitation may be carried over indeﬁnitely with respect to the Residual Certiﬁcateholder as to whom such loss was disallowed and may be used by such Residual Certiﬁcateholder only to offset any income generated by the same REMIC Pool.

A Residual Certiﬁcateholder will not be permitted to amortize directly the cost of its Residual Certiﬁcate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.  That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.  However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certiﬁcate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash ﬂows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

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•
in the same amounts and over the same period that the taxpayer uses for ﬁnancial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

•
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

If the holder of a noneconomic residual interest sells or otherwise disposes of the noneconomic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certiﬁcates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certiﬁcateholder (other than an original holder) in the Residual Certiﬁcate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certiﬁcateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See “Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “Sale or Exchange of a Residual Certiﬁcate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of speciﬁc items of income and expense are subject to differing interpretations. The depositor makes no representation as to the speciﬁc method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certiﬁcates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certiﬁcateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certiﬁcates as described above under “Taxation of Regular Certiﬁcates—Original Issue Discount” and “—Variable Rate Regular Certiﬁcates,” without regard to the de minimis rule described therein, and “—Premium.”

Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certiﬁcates as described above under “Taxation of Regular Certiﬁcates—Deferred Interest.”

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Startup Day, in the case of a retained class).  In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described above under “Taxation of Regular Certiﬁcates—Market Discount.”

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a

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manner analogous to the discussion above under “Taxation of Regular Certiﬁcates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the ﬁnal payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certiﬁcateholder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certiﬁcate over the daily accruals for such quarterly period of:

•	120% of the long-term applicable Federal rate that would have applied to the Residual Certiﬁcate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by;

•	the adjusted issue price of such Residual Certiﬁcate at the beginning of such quarterly period.

For this purpose, the adjusted issue price of a Residual Certiﬁcate at the beginning of a quarter is the issue price of the Residual Certiﬁcate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certiﬁcate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certiﬁcates diminishes and all such taxable income will be so treated if the adjusted issue price of the Residual Certificate is zero.

The portion of a Residual Certiﬁcateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certiﬁcateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certiﬁcateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certiﬁcateholder’s excess inclusions will be treated as unrelated business taxable income of such Residual Certiﬁcateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as deﬁned below under “Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “Taxation of Certain Foreign Investors—Residual Certiﬁcates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certiﬁcate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certiﬁcateholder. First, alternative minimum taxable income for a Residual Certiﬁcateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certiﬁcateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

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Tax-Related Restrictions on Transfer of Residual Certiﬁcates

Disqualiﬁed Organizations. If any legal or beneﬁcial interest in a Residual Certiﬁcate is transferred to a Disqualiﬁed Organization (as defined below), a tax would be imposed in an amount equal to the product of:

•	the present value of the total anticipated excess inclusions with respect to such Residual Certiﬁcate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certiﬁcate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualiﬁed Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certiﬁcate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualiﬁed Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.  The tax may also be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certiﬁcate during a taxable year and a Disqualiﬁed Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

•	the amount of excess inclusions on the Residual Certiﬁcate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualiﬁed Organization; and

•	the highest marginal federal corporate income tax rate.

Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualiﬁed Organization or stating such holder’s taxpayer identiﬁcation number and, during the period such person is the record holder of the Residual Certiﬁcate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Certiﬁcate, all interests in the electing large partnership are treated as held by Disqualiﬁed Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes:

•
“Disqualiﬁed Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511;

•
“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as

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may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity); and

•
an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simpliﬁed reporting provisions under the Code.

The Pooling Agreement with respect to a series of certiﬁcates will provide that no legal or beneﬁcial interest in a Residual Certiﬁcate may be transferred unless:

•
the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identiﬁcation number and stating that such transferee is the beneﬁcial owner of the Residual Certiﬁcate, is not a Disqualiﬁed Organization and is not purchasing such Residual Certiﬁcates on behalf of a Disqualiﬁed Organization (i.e., as a broker, nominee or middleman thereof); and

•	the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certiﬁcate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certiﬁcateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests. The REMIC Regulations disregard certain transfers of Residual Certiﬁcates, in which case the transferor continues to be treated as the owner of the Residual Certiﬁcates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as deﬁned below) to a Residual Certiﬁcateholder (other than a Residual Certiﬁcateholder who is not a U.S. Person, as deﬁned below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a signiﬁcant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer:

•
the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

•
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufﬁcient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualiﬁed Organizations.” The REMIC Regulations explain that a signiﬁcant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  Under the REMIC Regulations, a safe harbor is provided if:

•
the transferor conducted, at the time of the transfer, a reasonable investigation of the ﬁnancial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no signiﬁcant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

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•
the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash ﬂows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

•
the transferee represents that it will not cause income from the Residual Certiﬁcate to be attributable to a foreign permanent establishment or ﬁxed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person (as defined below); and

•	either the “formula test” or the “assets test” (each described below) is satisfied.

The Pooling Agreement with respect to each series of certiﬁcates will require the transferee of a Residual Certiﬁcate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading “Disqualiﬁed Organizations.” The transferor must have no actual knowledge or reason to know that such statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

(i)              the present value of any consideration given to the transferee to acquire the interest;

(ii)             the present value of the expected future distributions on the interest; and

(iii)            the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax speciﬁed in Code Section 11(b)(1) (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of such transfer and the compounding period used by the transferee.

The assets test is satisfied if:

(i)              the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding ﬁscal years);

(ii)             the transferee must agree in writing that it will transfer the Residual Certiﬁcate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)            the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certiﬁcate will not be paid by the transferee.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certiﬁcate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (a “Non-U.S. Person”), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certiﬁcate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufﬁcient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certiﬁcate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

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Unless otherwise stated in the prospectus supplement relating to a series of certiﬁcates, a Residual Certiﬁcate may not be purchased by or transferred to any person that is not a U.S. Person or a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a “U.S. Person”. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for U.S. tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons if such election has been made).

In addition, under temporary and ﬁnal Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certiﬁcate to a U.S. Person treated as a partnership for federal income tax purposes, any beneﬁcial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) not a U.S. Person.

Sale or Exchange of a Residual Certiﬁcate

Upon the sale or exchange of a Residual Certiﬁcate, the Residual Certiﬁcateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “Taxation of Residual Certiﬁcates—Basis and Losses”) of such Residual Certiﬁcateholder in such Residual Certiﬁcate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certiﬁcateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certiﬁcate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certiﬁcateholder’s Residual Certiﬁcate, in which case, if the Residual Certiﬁcateholder has an adjusted basis in such Residual Certiﬁcateholder’s Residual Certiﬁcate remaining when its interest in the REMIC Pool terminates, and if such Residual Certiﬁcateholder holds such Residual Certiﬁcate as a capital asset under Code Section 1221, then such Residual Certiﬁcateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certiﬁcate will be treated as ordinary income (i) if a Residual Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certiﬁcate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certiﬁcates where the seller of the Residual Certiﬁcate, during the period beginning six months before the sale or disposition of the Residual Certiﬁcate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certiﬁcate.

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Mark to Market Regulations

The IRS has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certiﬁcate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certiﬁcateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

•
the disposition of a qualiﬁed mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualiﬁed mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualiﬁed mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualiﬁed (complete) liquidation;

•	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

•	the receipt of compensation for services; or

•	the receipt of gain from disposition of cash ﬂow investments other than pursuant to a qualiﬁed liquidation.

Notwithstanding the ﬁrst or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certiﬁcates as a result of a default on qualiﬁed mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certiﬁcates is outstanding). The REMIC Regulations indicate that the modiﬁcation of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

•	during the three months following the Startup Day;

•	made to a qualiﬁed reserve fund by a Residual Certiﬁcateholder;

•	in the nature of a guarantee;

•	made to facilitate a qualiﬁed liquidation or clean-up call; and

•	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with

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the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s ﬁnal tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certiﬁcates and Residual Certiﬁcateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to ﬁle federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certiﬁcateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a uniﬁed administrative proceeding. The Residual Certiﬁcateholder owning the largest percentage interest in the Residual Certiﬁcates will be obligated to act as “tax matters person,” as deﬁned in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certiﬁcateholder will be deemed, by acceptance of such Residual Certiﬁcates, to have agreed:

•	to the appointment of the tax matters person as provided in the preceding sentence; and

•	to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

•	3% of the excess, if any, of adjusted gross income over a threshold amount; or

•	80% of the amount of itemized deductions otherwise allowable for such year.

Under current law, the applicable limitation has been reduced to zero for taxable years beginning in 2010, but under current law, will be fully reinstated for the taxable year beginning in 2013 and thereafter. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certiﬁcates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be

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subject to signiﬁcant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certiﬁcates in the case of a REMIC Pool that would not qualify as a ﬁxed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certiﬁcates, as well as holders of Residual Certiﬁcates, where such Regular Certiﬁcates are issued in a manner that is similar to pass-through certiﬁcates in a ﬁxed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certiﬁcateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certiﬁcates and Residual Certiﬁcates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certiﬁcates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certiﬁcates that are issued in a single class or otherwise consistently with ﬁxed investment trust status or in excess of cash distributions for the related period on Residual Certiﬁcates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certiﬁcates.

Taxation of Certain Foreign Investors

Regular Certiﬁcates

Interest, including original issue discount, distributable to Regular Certiﬁcateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

•
is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

•
provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneﬁcial owner and stating, among other things, that the beneﬁcial owner of the Regular Certiﬁcate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the beneﬁts of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certiﬁcate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classiﬁed as the beneﬁcial owner of the Regular Certiﬁcate; and Form W-8IMY, with supporting documentation as speciﬁed in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identiﬁcation number, the country under the laws of which it is created, and certiﬁcation that it is not acting for its own account. A “qualiﬁed intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneﬁcial owner’s certiﬁcation. A non-“qualiﬁed intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneﬁcial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneﬁcial owner of a Regular Certiﬁcate. A “qualiﬁed intermediary” is generally a foreign ﬁnancial institution or clearing organization or a non-U.S. branch or ofﬁce of a U.S. ﬁnancial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the Regular Certiﬁcate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates.

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Prepayment Premiums distributable to Regular Certiﬁcateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the speciﬁc tax consequences to them of owning a Regular Certiﬁcate.

Residual Certiﬁcates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certiﬁcateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certiﬁcateholders may qualify as “portfolio interest,” subject to the conditions described in “Regular Certiﬁcates” above, but only to the extent that:

•	the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

•
the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certiﬁcate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).

Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certiﬁcateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “Taxation of Residual Certiﬁcates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Certiﬁcateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certiﬁcate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential”, and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the speciﬁc tax consequences to them of owning Residual Certiﬁcates.

Backup Withholding

Distributions made on the Regular Certiﬁcates, and proceeds from the sale of the Regular Certiﬁcates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28% (which rate is scheduled to increase to 31% after 2012) on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certiﬁcateholder is a U.S. Person and provides Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certiﬁcates would be refunded by the IRS or allowed as a credit against the Regular Certiﬁcateholder’s federal income tax liability.  Final Treasury Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding.  Information reporting requirements may apply regardless of whether withholding is required.  Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certiﬁcates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certiﬁcates or beneﬁcial owners who own Regular Certiﬁcates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certiﬁcates (including corporations, non-calendar year taxpayers,

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securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certiﬁcates. Holders through nominees must request such information from the nominee.

IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certiﬁcateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certiﬁcateholders, furnished annually, if applicable, to holders of Regular Certiﬁcates, and ﬁled annually with the IRS concerning Code Section 67 expenses (see “Limitations on Deduction of Certain Expenses” above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certiﬁcateholders, furnished annually to holders of Regular Certiﬁcates, and ﬁled annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualiﬁed asset tests described above under “Status of REMIC Certiﬁcates.”

FEDERAL INCOME TAX CONSEQUENCES
FOR CERTIFICATES AS TO WHICH NO
REMIC ELECTION IS MADE

Standard Certiﬁcates

General

In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certiﬁcates that are not designated as “Stripped Certiﬁcates,” as described below, as a REMIC (Certiﬁcates of such a series hereinafter referred to as “Standard Certiﬁcates”), in the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, the trust fund will be classiﬁed as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no ﬁxed retained yield with respect to the mortgage loans underlying the Standard Certiﬁcates, the holder of each such Standard Certiﬁcate (a “Standard Certiﬁcateholder”) in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certiﬁcate and will be considered the beneﬁcial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Certiﬁcate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certiﬁcate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certiﬁcateholder’s method of accounting. A Standard Certiﬁcateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certiﬁcates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. Under current law, the applicable limitation has been reduced to zero for taxable years beginning in 2010, but under current law, will be fully reinstated for the taxable year beginning in 2013 and thereafter. As a result, such investors holding Standard Certiﬁcates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certiﬁcates with respect to interest at the pass-through rate on such Standard Certiﬁcates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such

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investors to be subject to signiﬁcant additional tax liability. Moreover, where there is ﬁxed retained yield with respect to the mortgage loans underlying a series of Standard Certiﬁcates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “Stripped Certiﬁcates” and “Recharacterization of Servicing Fees,” respectively.

Tax Status

Standard Certiﬁcates will have the following status for federal income tax purposes:

1.      A Standard Certiﬁcate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certiﬁcate is of the type described in such section of the Code.

2.      A Standard Certiﬁcate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualiﬁed assets, and interest income on such assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.      A Standard Certiﬁcate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualiﬁed mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certiﬁcateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certiﬁcates or thereafter.

Premium. The treatment of premium incurred upon the purchase of a Standard Certiﬁcate will be determined generally as described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Residual Certiﬁcates—Treatment of Certain Items of REMIC Income and Expense—Premium.”

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certiﬁcateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certiﬁcateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

Market Discount. Standard Certiﬁcateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined

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and will be reported as ordinary income generally in the manner described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Market Discount,” except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certiﬁcateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certiﬁcate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “—Stripped Certiﬁcates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certiﬁcates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certiﬁcateholders would still be treated as owners of beneﬁcial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a ﬁxed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any signiﬁcant effect upon the timing or amount of income reported by a Standard Certiﬁcateholder, except that the income reported by a cash method holder may be slightly accelerated. See “Stripped Certiﬁcates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certiﬁcates

Upon sale or exchange of a Standard Certiﬁcate, a Standard Certiﬁcateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certiﬁcate. In general, the aggregate adjusted basis will equal the Standard Certiﬁcateholder’s cost for the Standard Certiﬁcate, increased by the amount of any income previously reported with respect to the Standard Certiﬁcate and decreased by the amount of any losses previously reported with respect to the Standard Certiﬁcate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain ﬁnancial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certiﬁcate was held as a capital asset. However, gain on the sale of a Standard Certiﬁcate will be treated as ordinary income:

•
if a Standard Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer

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entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

•	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certiﬁcates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certiﬁcates that are subject to those rules will be referred to as “Stripped Certiﬁcates.” Stripped Certiﬁcates include interest-only certiﬁcates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certiﬁcates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certiﬁcates will be subject to those rules if:

•
the depositor or any of its afﬁliates retains (for its own account or for purposes of resale), in the form of ﬁxed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

•
the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “Standard Certiﬁcates—Recharacterization of Servicing Fees” above); and

•	certiﬁcates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certiﬁcate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certiﬁcate’s allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under “Standard Certiﬁcates—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to Stripped Certiﬁcateholders, the servicing fees will be allocated to the Stripped Certiﬁcates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certiﬁcates for the related period or periods. The holder of a Stripped Certiﬁcate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “Standard Certiﬁcates—General,” subject to the limitation described therein. Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certiﬁcates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certiﬁcates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

•
the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i); and

•
unless otherwise speciﬁed in the related prospectus supplement, each Stripped Certiﬁcate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

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This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certiﬁcates arguably should be made in one of the ways described below under “Taxation of Stripped Certiﬁcates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certiﬁcate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certiﬁcate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certiﬁcate would be treated as qualiﬁed stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.  Further, these ﬁnal regulations provide that the purchaser of such a Stripped Certiﬁcate will be required to account for any discount as market discount rather than original issue discount if either:

•	the initial discount with respect to the Stripped Certiﬁcate was treated as zero under the de minimis rule; or

•	no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

Any such market discount would be reportable as described under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certiﬁcates

No speciﬁc legal authority exists as to whether the character of the Stripped Certiﬁcates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped Certiﬁcates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certiﬁcates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

Taxation of Stripped Certiﬁcates

Original Issue Discount. Except as described above under “General,” each Stripped Certiﬁcate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certiﬁcate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certiﬁcate (referred to in this discussion as a “Stripped Certiﬁcateholder”) in any taxable year likely will be computed generally as described above under “Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Original Issue Discount” and “—Variable Rate Regular Certiﬁcates.” However, with the apparent exception of a Stripped Certiﬁcate qualifying as a market discount obligation, as described above under “General,” the issue price of a Stripped Certiﬁcate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualiﬁed stated interest to be made on the Stripped Certiﬁcate to such Stripped Certiﬁcateholder, presumably under the Prepayment Assumption.

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If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certiﬁcateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certiﬁcateholder’s Stripped Certiﬁcate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certiﬁcate. If the certiﬁcate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certiﬁcate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certiﬁcateholder will not recover its investment. However, if the certiﬁcate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certiﬁcate should be able to recognize a loss equal to the portion of the adjusted issue price of the certiﬁcate that is allocable to the mortgage loan or MBS. Holders of Stripped Certiﬁcates are urged to consult with their own tax advisors regarding the proper treatment of these certiﬁcates for federal income tax purposes.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certiﬁcates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certiﬁcates. However, if ﬁnal regulations dealing with contingent interest with respect to the Stripped Certiﬁcates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certiﬁcates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certiﬁcates.

In light of the application of Code Section 1286, a beneﬁcial owner of a Stripped Certiﬁcate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certiﬁcates, which information will be based on pricing information as of the closing date, will largely fail to reﬂect the accurate accruals of original issue discount for these certiﬁcates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certiﬁcate generally will be different than that reported to holders and the IRS.  Prospective investors should consult your own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certiﬁcates. Sale or exchange of a Stripped Certiﬁcate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certiﬁcateholder’s adjusted basis in such Stripped Certiﬁcate, as described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Sale or Exchange of Regular Certiﬁcates.” It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certiﬁcate-holder other than an original Stripped Certiﬁcateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certiﬁcates. Where an investor purchases more than one class of Stripped Certiﬁcates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certiﬁcates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certiﬁcates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certiﬁcateholder may be treated as the owner of:

•
one installment obligation consisting of such Stripped Certiﬁcate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certiﬁcate’s pro rata share of the payments attributable to interest on each mortgage loan;

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•	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

•
a separate installment obligation for each mortgage loan, representing the Stripped Certiﬁcate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certiﬁcates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certiﬁcate, or classes of Stripped Certiﬁcates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certiﬁcates and the resultant differing treatment of income recognition, Stripped Certiﬁcateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certiﬁcates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certiﬁcateholder or Stripped Certiﬁcateholder at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certiﬁcateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certiﬁcates held by persons other than certiﬁcateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certiﬁcateholder, other than an original certiﬁcateholder that purchased at the issue price. In particular, in the case of Stripped Certiﬁcates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certiﬁcates. The trustee will also ﬁle such original issue discount information with the IRS. If a certiﬁcateholder fails to supply an accurate taxpayer identiﬁcation number or if the Secretary of the Treasury determines that a certiﬁcateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% (which rate is scheduled to increase to 31% after 2012) backup withholding may be required in respect of any reportable payments, as described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Backup Withholding.”

Final Treasury Regulations establish a reporting framework for interests in “widely held ﬁxed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneﬁcial owner. A widely-held ﬁxed investment trust is deﬁned as an arrangement classiﬁed as an “investment trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary-market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder. The same requirements would be imposed on middlemen holding certificates on behalf of holders. Under certain circumstances, the trustee may report under the safe harbor for widely held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

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These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15th of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a corticated evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certiﬁcateholder or Stripped Certiﬁcateholder on the sale or exchange of such a certiﬁcate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certiﬁcation requirements, described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Certain Foreign Investors—Regular Certiﬁcates.”

STATE, LOCAL AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Certain Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certiﬁcates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certiﬁcates.

CERTAIN ERISA CONSIDERATIONS

General

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), impose certain ﬁduciary requirements and prohibited transaction restrictions on employee pension and welfare beneﬁt plans subject to ERISA (“ERISA Plans”) and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualiﬁed retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, “Tax Favored Plans”).

Certain employee beneﬁt plans, such as governmental plans (as deﬁned in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as deﬁned in Section 3(33) of ERISA) (collectively with ERISA Plans and Tax Favored Plans, “Plans”) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in offered certiﬁcates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law (“Similar Law”). Any such plan which is qualiﬁed and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on ﬁduciaries of ERISA Plans certain general ﬁduciary requirements, including those of investment prudence and diversiﬁcation and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. In addition, Section 406 of ERISA and Section 4975 of

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the Code prohibit a broad range of transactions involving assets of a Tax Favored Plan and persons (“Parties in Interest” within the meaning of ERISA and “disqualiﬁed persons” within the meaning of the Code; collectively, “Parties in Interest”) who have certain speciﬁed relationships to the Tax Favored Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor (“DOL”) and participants, beneﬁciaries and ﬁduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of ﬁduciary responsibility under ERISA, a 20% civil penalty may be imposed on the ﬁduciary or other person participating in the breach.

Plan Asset Regulations

Certain transactions involving the trust fund, including a Plan’s investment in offered certiﬁcates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (the “Plan Asset Regulations”) deﬁnes the term “Plan Assets” for purposes of applying the general ﬁduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Tax Favored Plan acquires an equity interest in an entity, the Tax Favored Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “beneﬁt plan investors” (i.e., Tax Favored Plans and entities which are deemed to hold plan assets by virtue of a Tax Favored Plan’s investment in such entities) is not “signiﬁcant,” both as deﬁned therein. For this purpose, in general, equity participation by beneﬁt plan investors will be “signiﬁcant” on any date if 25% or more of the value of any class of equity interests in the entity is held by beneﬁt plan investors. Equity participation in a trust fund will be signiﬁcant on any date if immediately after the most recent acquisition of any certiﬁcate, 25% or more of any class of certiﬁcates is held by beneﬁt plan investors.

The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain afﬁliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of certiﬁcates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA, the Code or Similar Law, unless some statutory, regulatory or administrative exemption is available. Certiﬁcates acquired by a Plan may be assets of that Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Plan that acquires certiﬁcates. Special caution should be exercised before Plan Assets are used to acquire a certiﬁcate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an afﬁliate thereof either:

•	has investment discretion with respect to the investment of Plan Assets; or

•
has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a ﬁduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain afﬁliates thereof may be deemed to be a Plan “ﬁduciary” and thus subject to the ﬁduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other

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assets included in a trust fund constitute Plan Assets, the purchase of certiﬁcates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

The Plan Asset Regulations provide that where a Plan acquires a “guaranteed governmental mortgage pool certiﬁcate,” the Plan’s assets include such certiﬁcate but do not solely by reason of the Plan’s holdings of such certiﬁcate include any of the mortgages underlying such certiﬁcate. The Plan Asset Regulations include in the deﬁnition of a “guaranteed governmental mortgage pool certiﬁcate” FHLMC Certiﬁcates, GNMA Certiﬁcates, FNMA Certiﬁcates and FAMC Certiﬁcates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certiﬁcates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certiﬁcates” within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certiﬁcates.

Prohibited Transaction Exemptions

The DOL granted an individual exemption, DOL Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2007-5 (the “Exemption”), to Deutsche Bank Securities, Inc. (“DBSI”) which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certiﬁcates underwritten by an Underwriter (as hereinafter deﬁned), provided that certain conditions set forth in the Exemption are satisﬁed. For purposes of this Section “Certain ERISA Considerations,” the term “Underwriter” shall include (a) DBNY and DBSI, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DBSI and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certiﬁcates.

The Exemption sets forth ﬁve general conditions which must be satisﬁed for the Exemption to apply. The conditions are as follows:

ﬁrst, the acquisition of certiﬁcates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

second, the certiﬁcates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, Moody’s Investors Service, Inc., Fitch, Inc., DBRS Limited or DBRS, Inc. (collectively, the “Exemption Rating Agencies”);

third, the trustee cannot be an afﬁliate of any member of the Restricted Group, other than an Underwriter; the “Restricted Group” consists of any Underwriter, the depositor, the trustee, the master servicer, any sub-servicer, any party that is considered a “sponsor” within the meaning of the Exemption and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certiﬁcates;

fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certiﬁcates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related Pooling Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

ﬁfth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as deﬁned in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

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The Exemption also requires that the trust fund meet the following requirements:

•	the trust fund must consist solely of assets of the type that have been included in other investment pools;

•
certiﬁcates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of certiﬁcates by or on behalf of a Plan or with Plan Assets; and

•
certiﬁcates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of certiﬁcates by or on behalf of a Plan or with Plan Assets.

A ﬁduciary of a Plan or any person investing Plan Assets intending to purchase a certiﬁcate must make its own determination that the conditions set forth above will be satisﬁed with respect to such certiﬁcate.

If the general conditions of the Exemption are satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certiﬁcates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certiﬁcate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certiﬁcates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain speciﬁc conditions of the Exemption are also satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

•
the direct or indirect sale, exchange or transfer of certiﬁcates in the initial issuance of certiﬁcates between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certiﬁcates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an afﬁliate of such a person;

•	the direct or indirect acquisition or disposition in the secondary market of certiﬁcates by a Plan; and

•	the holding of certiﬁcates by a Plan or with Plan Assets.

Further, if certain speciﬁc conditions of the Exemption are satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the speciﬁc conditions of the Exemption required for this purpose will be satisﬁed with respect to the Certiﬁcates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisﬁed.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain speciﬁed relationships to such a person) solely as a result of the Plan’s ownership of certiﬁcates.

Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain certiﬁcates, such as Residual Certiﬁcates or any certiﬁcates (“ERISA Restricted Certiﬁcates”) which are not rated in one of the four highest generic rating categories by at least

121

one of the Exemption Rating Agencies, transfers of such certiﬁcates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certiﬁcates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Agreement.

In lieu of such opinion of counsel with respect to ERISA Restricted Certiﬁcates, the transferee may provide a certiﬁcation substantially to the effect that the purchase of ERISA Restricted Certiﬁcates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Pooling Agreement and the following conditions are satisﬁed:

•	the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certiﬁcates is an “insurance company general account” (as such term is deﬁned in PTCE 95-60); and

•	the conditions set forth in Sections I and III of PTCE 95-60 have been satisﬁed; and

•
there is no Plan with respect to which the amount of such general account’s reserves and for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any “afﬁliate” thereof, as deﬁned in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certiﬁcates.

The purchaser or any transferee of any interest in an ERISA Restricted Certiﬁcate or Residual Certiﬁcate that is not a deﬁnitive certiﬁcate, by the act of purchasing such certiﬁcate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certiﬁcate or interest therein on behalf of, as named ﬁduciary of, as trustee of, or with assets of a Plan. The ERISA Restricted Certiﬁcates and Residual Certiﬁcates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the certiﬁcates or, even if all the conditions speciﬁed therein were satisﬁed, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their speciﬁc circumstances prior to making an investment in the certiﬁcates. Neither the depositor, the trustee, the master servicer nor any of their respective afﬁliates will make any representation to the effect that the certiﬁcates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certiﬁcates are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a certiﬁcate (other than an ERISA Restricted Certiﬁcate or Residual Certiﬁcate), a ﬁduciary of a Plan should itself conﬁrm that (a) all the speciﬁc and general conditions set forth in the Exemption would be satisﬁed and (b) the certiﬁcate constitutes a “certiﬁcate” for purposes of the Exemption. In addition, a Plan ﬁduciary should consider its general ﬁduciary obligations under ERISA in determining whether to purchase a certiﬁcate on behalf of a Plan. Finally, a Plan ﬁduciary should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certiﬁcates described herein.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a “Tax Exempt Investor”) nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” (“UBTI”) within the meaning of Section 512 of the Code. All “excess inclusions” of a REMIC allocated to a Residual Certiﬁcate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See “Certain Federal Income Tax Consequences Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Residual Certiﬁcates—Limitations on Offset or Exemption of REMIC Income.”

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LEGAL INVESTMENT

If so speciﬁed in the related prospectus supplement, certain classes of certiﬁcates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certiﬁcates that qualify as “mortgage related securities” will be those that:

•	are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and

•	are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators speciﬁed in SMMEA and secured by ﬁrst liens on real estate.

The appropriate characterization of those certiﬁcates not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Certiﬁcates”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certiﬁcates, may be subject to signiﬁcant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certiﬁcates constitute legal investments for them.

Those classes of certiﬁcates qualifying as “mortgage related securities,” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the deﬁnition of “mortgage related security” to include, in relevant part, certiﬁcates satisfying the rating and qualiﬁed originator requirements for “mortgage related securities, “ but evidencing interests in a trust fund consisting, in whole or in part, of ﬁrst liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, speciﬁcally referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of certiﬁcates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in certiﬁcates qualifying as “mortgage related securities” only to the extent provided in such legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, a rule of the Ofﬁce of the Comptroller of the Currency (the “OCC”), codified at 12 C.F.R. Section 1.3(e)(1), authorizes national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” which are deﬁned in 12 C.F.R. Section 1.2(m) to include certain “residential mortgage-related securities” and  “commercial mortgage-related securities.” As so deﬁned, “residential mortgage-related security” and “commercial mortgage-related security” mean, in relevant part, “mortgage related security” within the meaning of SMMEA, provided that, in the case of a “commercial mortgage-related security,” it “represents ownership of a promissory

123

note or certiﬁcate of interest or participation that is directly secured by a ﬁrst lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.” In the absence of any rule or administrative interpretation by the OCC deﬁning the term “numerous obligors,” no representation is made as to whether any class of offered certiﬁcates will qualify as “commercial mortgage-related securities, “ and thus as “Type IV securities,” for investment by national banks. The National Credit Union Administration (the “NCUA”) has adopted rules, codiﬁed at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities, (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while “RegFlex credit unions” may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(a)(9). The Ofﬁce of Thrift Supervision (the “OTS”) has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the certiﬁcates.

All depository institutions considering an investment in the certiﬁcates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation, the OTS and the NCUA. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any certiﬁcates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any certiﬁcates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certiﬁcates as “mortgage related securities,” no representations are made as to the proper characterization of the certiﬁcates for legal investment purposes, ﬁnancial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certiﬁcates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or ﬁnancial institution regulatory characteristics of the certiﬁcates) may adversely affect the liquidity of the certiﬁcates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certiﬁcates constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certiﬁcates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certiﬁcates from time to time, but the timing and amount of offerings of certiﬁcates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

124

METHOD OF DISTRIBUTION

The certiﬁcates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

The depositor intends that offered certiﬁcates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certiﬁcates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.      By negotiated ﬁrm commitment or best efforts underwriting and public offering by one or more underwriters speciﬁed in the related prospectus supplement;

2.      By placements by the depositor with institutional investors through dealers; and

3.      By direct placements by the depositor with institutional investors.

In addition, if speciﬁed in the related prospectus supplement, the offered certiﬁcates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certiﬁcates.

If underwriters are used in a sale of any offered certiﬁcates (other than in connection with an underwriting on a best efforts basis), such certiﬁcates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at ﬁxed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certiﬁcates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certiﬁcates, underwriters may receive compensation from the depositor or from purchasers of the offered certiﬁcates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certiﬁcates may be deemed to be underwriters in connection with such certiﬁcates, and any discounts or commissions received by them from the depositor and any proﬁt on the resale of offered certiﬁcates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certiﬁcates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certiﬁcates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certiﬁcates of such series.

The depositor anticipates that the offered certiﬁcates will be sold primarily to institutional investors. Purchasers of offered certiﬁcates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certiﬁcates. Holders of offered certiﬁcates should consult with their legal advisors in this regard prior to any such reoffer or sale.

All or part of any class of offered certiﬁcates may be acquired by the depositor or by an afﬁliate of the depositor in a secondary market transaction or from an afﬁliate. Such offered certiﬁcates may then be included in a trust fund, the beneﬁcial ownership of which will be evidenced by one or more classes of mortgage-backed certiﬁcates, including subsequent series of certiﬁcates offered pursuant to this prospectus and a prospectus supplement.

125

As to any series of certiﬁcates, only those classes rated in an investment grade rating category by any nationally recognized rating agency will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by the Underwriter in connection with offers and sales related to market-making transactions in the offered certiﬁcates with respect to which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

LEGAL MATTERS

Certain legal matters in connection with the certiﬁcates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or such other ﬁrm as may be speciﬁed in the related prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certiﬁcates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certiﬁcates. Accordingly, no ﬁnancial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement. The depositor has determined that its ﬁnancial statements will not be material to the offering of any offered certiﬁcates.

RATING

It is a condition to the issuance of any class of offered certiﬁcates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized rating agency.

Other credit rating agencies that have not been engaged to rate any class of offered certificates may issue unsolicited credit ratings on one or more classes of offered certificates.

Ratings on mortgage pass-through certiﬁcates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certiﬁcates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certiﬁcates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certiﬁcateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certiﬁcates do not address the price of such certiﬁcates or the suitability of such certiﬁcates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

126

INDEX OF DEFINED TERMS

1		E
1986 Act	92	electing large partnership	103, 104
1998 Policy Statement	124	Equity Participation	37
A		ERISA	118
Accrual Certiﬁcates	49	ERISA Plans	118
Accrued Certiﬁcate Interest	49	ERISA Restricted Certiﬁcates	121
Act	85	Events of Default	68
ADA	88	Excess Funds	47
afﬁliate	122	excess servicing	113
ARM Loans	38	Exemption	120
Available Distribution Amount	48	Exemption Rating Agencies	120
B		F
Bankruptcy Code	77	FAMC	39
Book-Entry Certiﬁcates	47	FHLMC	39
C		Financial Intermediary	54
Cash Flow Agreement	41	FNMA	39
Certiﬁcate Account	40	G
Certiﬁcate Balance	50	GACC	31
Certiﬁcate Owner	54	Garn Act	86
CMBS	32	GNMA	39
Code	89	I
Companion Class	50	Insurance Proceeds	61
Controlled Amortization Class	50	IRS	64, 89
CPR	44	L
Credit Support	41, 72	Letter of Credit Bank	73
Cut-off Date	50	Liquidation Proceeds	61
D		Loan-to-Value Ratio	36
DBBM	32	Lock-out Date	37
DBMC	32	Lock-out Period	37
DBSI	120	M
Debt Service Coverage Ratio	35	MBS	32
Deﬁnitive Certiﬁcates	47	MBS Agreement	39
Determination Date	42, 48	MBS Issuer	39
Disqualiﬁed Organization	103	MBS Servicer	39
Distribution Date Statement	52	MBS Trustee	39
DOL	119	N
DTC	54	NCUA	124
DTC Participants	54	Net Leases	36
Due Period	42	Net Operating Income	35
due-on-sale	78, 86	Nonrecoverable Advance	51
		Non-SMMEA Certiﬁcates	123

127

O		S
OCC	123	Similar Law	118
OID Regulations	92	SMMEA	123
OTS	124	SPA	44
P		Standard Certiﬁcateholder	111

Parties in Interest	119	Standard Certiﬁcates	111
Pass-Through Entity	103	Stripped Certiﬁcateholder	115
Percentage Interest	48	Stripped Certiﬁcates	111, 112
Permitted Investments	60	Stripped Certiﬁcates.	114
Plan Asset Regulations	119	T
Plan Assets	119	Tax Exempt Investor	122
Plans	118	Tax Favored Plans	118
Pooling Agreement	55	Title V	87
Prepayment Assumption	93	Treasury	89
Prepayment Interest Shortfall	42	U
Prepayment Premium	37	UBTI	122
Purchase Price	57	UCC	76
R		Underwriter	120
Record Date	48	V
Regular Certiﬁcateholder	92	Value	36
Regular Certiﬁcates	89, 110	Voting Rights	53
Related Proceeds	51	W
Relief Act	88	Warranting Party	57
REMIC	89, 90
REMIC Certiﬁcates	89
REMIC Pool	90
REMIC Regulations	89
REO Property	59
Residual Certiﬁcateholders	99

128

This CD-ROM relates to the free writing prospectus in regard to the COMM 2012-LC4, Commercial Mortgage Pass-Through Certificates.  This CD-ROM should be reviewed only in conjunction with the entire free writing prospectus.  This CD-ROM does not contain all relevant information relating to the underlying Mortgage Loans.  Such information is described elsewhere in the free writing prospectus.  Any information contained in this CD-ROM will be more fully described elsewhere in the free writing prospectus.  The information in this CD ROM should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, a prospective investor shall receive and should carefully review the free writing prospectus.

“COMM 2012-LC4 Annex A-1.xls” is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain asset-level information shown in Annex A-1, as well as certain Mortgage Loan and Mortgaged Property information shown in Annex A-1.  This spreadsheet can be put on a user-specified hard drive or network drive.  Open this file as you would normally open any spreadsheet in Microsoft Excel.  After the file is opened, a disclaimer will be displayed.  READ THE DISCLAIMER CAREFULLY.  NOTHING IN THIS CD-ROM SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

*           Microsoft is a registered trademark of Microsoft Corporation.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this free writing prospectus. You must not rely on any unauthorized information or representations. This free writing prospectus and the accompanying prospectus is an offer to sell only the offered certificates, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this free writing prospectus is current only as of its date.

$829,492,000 (Approximate)

Deutsche Bank Securities

Ladder Capital Securities

Guggenheim Securities

Morgan Stanley

RBS

COMM 2012-LC4

Commercial Mortgage
Pass-Through Certificates

FREE WRITING
PROSPECTUS

March    , 2012

Free writing prospectus

EXECUTIVE SUMMARY				xii
SUMMARY				1
RISK FACTORS				33
RISKS RELATED TO THE MORTGAGE LOANS				37
RISKS RELATED TO CONFLICTS OF INTEREST				89
RISKS RELATED TO THE OFFERED CERTIFICATES				96
THE SPONSORS, MORTGAGE LOAN SELLERS AND
ORIGINATORS				109
THE DEPOSITOR				132
THE ISSUING ENTITY				132
THE SERVICERS				134
THE TRUSTEE				141
THE CERTIFICATE ADMINISTRATOR AND
CUSTODIAN				144
PAYING AGENT, CERTIFICATE REGISTRAR,
CUSTODIAN AND AUTHENTICATING AGENT				146
THE OPERATING ADVISOR				147
CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS				147
DESCRIPTION OF THE MORTGAGE POOL				148
DESCRIPTION OF THE OFFERED CERTIFICATES				182
YIELD AND MATURITY CONSIDERATIONS				210
THE POOLING AND SERVICING AGREEMENT				216
CERTAIN FEDERAL INCOME TAX CONSEQUENCES				270
CERTAIN STATE AND LOCAL TAX CONSIDERATIONS				273
ERISA CONSIDERATIONS				273
LEGAL INVESTMENT				275
LEGAL MATTERS				276
RATINGS				276
LEGAL ASPECTS OF MORTGAGE LOANS IN
CALIFORNIA, MASSACHUSETTS, TEXAS, NEW
YORK AND PUERTO RICO				277
INDEX OF DEFINED TERMS				281

ANNEX A-1	–	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS		A-1-1
ANNEX A-2	–	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES		A-2-1
ANNEX B	–	DESCRIPTION OF THE TOP 20 MORTGAGE LOANS OR GROUPS OF CROSS- COLLATERALIZED MORTGAGE LOANS		B-1
ANNEX C	–	GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES		C-1
ANNEX D	–	DECREMENT TABLES		D 1
ANNEX E	–	PRICE/YIELD TABLES		E 1
ANNEX F	–	MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES		F-1
ANNEX G	–	EXCEPTIONS TO MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES		G-1
		G-1:	GERMAN AMERICAN CAPITAL CORPORATION
		G-2:	LADDER CAPITAL FINANCE LLC
		G-3:	GUGGENHEIM LIFE AND ANNUITY COMPANY